   As filed with the Securities and Exchange Commission on June 4, 1999

                                                Registration No. 333-75623
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                --------------

                       GREEN TREE FINANCIAL CORPORATION
            (Exact name of registrant as specified in its charter)

                                --------------
               Delaware                              41-1807858
    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or organization)

                             1100 Landmark Towers
                             345 St. Peter Street
                       Saint Paul, Minnesota 55102-1639
                                (612) 293-3400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                               Joel H. Gottesman
                             1100 Landmark Towers
                             345 St. Peter Street
                       Saint Paul, Minnesota 55102-1639
                                (612) 293-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

           Charles F. Sawyer                      Jeffrey J. Murphy
         Dorsey & Whitney LLP                  Thacher Proffitt & Wood
        220 South Sixth Street                 Two World Trade Center
     Minneapolis, Minnesota 55402             New York, New York 10048

                                --------------

  Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

  Pursuant to Rule 429, the Prospectuses contained in this Registration Statement also relate to and constitute Post-Effective Amendment No. 2 to Registration Statement No. 333-63305, which became effective on October 14, 1998.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                        GREEN TREE FINANCIAL CORPORATION

            Certificates for Home Improvement and Home Equity Loans
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                                EXPLANATORY NOTE

  This Registration Statement includes seven different Base Prospectuses, with an accompanying form of Prospectus Supplement, describing different combinations of assets or transaction structures that might be employed by the
Registrant:

Base No. 1Home Equity Loans, REMIC

      The assets of the related Trust would consist of home equity loans. Each such home equity loan would constitute a "qualified mortgage" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured to qualify as a "real estate mortgage investment conduit"("REMIC") under the Internal Revenue Code, and would issue certificates constituting "regular interests" in the REMIC.

Base No. 2 High-LTV Home Equity Loans , Owner Trust

      The assets of the related Trust would consist of home equity loans. For various reasons, which may include a loan-to-value ratio in excess of 125%, Green Tree is unable to represent that such home equity loans constitute "qualified mortgages" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured as an "owner trust," issuing notes pursuant to an indenture representing indebtedness of the Trust, and possibly issuing certificates representing beneficial interests in the Trust.

Base No. 3 Secured Home Improvement and Home Equity Loans, REMIC

      The assets of the related Trust would consist of home improvement loans and home equity loans. Each such home improvement loan and each such home equity loan would constitute a "qualified mortgage" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured to qualify as a REMIC under the Internal Revenue Code, and would issue certificates constituting "regular interests" in the REMIC.

Base No. 4 Secured Home Improvement Loans, REMIC

      The assets of the related Trust would consist of home improvement loans. Each such home improvement loan would constitute a "qualified mortgage" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured to qualify as a REMIC under the Internal Revenue Code, and would issue certificates constituting "regular interests" in the REMIC.

Base No. 5 Unsecured Home Improvement Loans and High-LTV Home Equity Loans ,
 Owner Trust

      The assets of the related Trust would consist of home improvement loans and home equity loans. For various reasons, which may include the lack of a mortgage on the related improved real estate or a loan-to-value ratio of such loan in excess of 125%, Green Tree is unable to represent that such home improvement loans and home equity loans constitute "qualified mortgages" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured as an "owner trust," issuing notes pursuant to an indenture representing indebtedness of the Trust, and possibly issuing certificates representing beneficial interests in the Trust.

Base No. 6 Unsecured Home Improvement Loans , Grantor Trust

      The assets of the related Trust would consist of home improvement loans. For various reasons, which may include the lack of a mortgage on the related improved real estate or a loan-to-value ratio of such loan in excess of 125%, Green Tree is unable to represent that such home improvement loans constitute "qualified mortgages" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured to qualify as a "grantor trust" under the Internal Revenue Code, and would issue certificates representing beneficial interests in the Trust.

Base No. 7 Unsecured Home Improvement Loans , Owner Trust

      The assets of the related Trust would consist of home improvement loans. For various reasons, which may include the lack of a mortgage on the related improved real estate or a loan-to-value ratio of such loan in excess of 125%, Green Tree is unable to represent that such home improvement loans constitute "qualified mortgages" for purposes of the REMIC provisions of the Internal Revenue Code. The Trust would be structured as an "owner trust," issuing notes pursuant to an indenture representing indebtedness of the Trust, and possibly issuing certificates representing beneficial interests in the Trust.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information contained in this prospectus supplement is not complete and   +
+may be changed. We may not sell these securities until the registration       +
+statement filed with the Securities and Exchange Commission is effective. + +This prospectus supplement is not an offer to sell these securities, and it + +is not soliciting an offer to buy these securities in any state where the +
+offer or sale is not permitted.                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS SUPPLEMENT                        Prospectus Supplement to Base No. 1

(To prospectus dated June  , 1999)

                          $             (Approximate)

GREEN TREE

                              Seller and Servicer

                       Certificates for Home Equity Loans

                               Series 1999-

                                  ----------

  The certificates will consist of 15 classes, but we are offering only the classes listed below now:

                           Approximate    C Pass-Through                 Underwriting Proceeds to
Class                    Principal Amount      Rate      Price to Public   Discount     Company
-----                    ---------------- -------------- --------------- ------------ -----------
A-1A ARM................   $
A-1B ARM................   $
A-1.....................   $
A-2.....................   $
A-3.....................   $
A-4.....................   $
A-5.....................   $
A-6 IO..................   $
M-1.....................   $
M-2.....................   $
B-1.....................   $
B-2A....................   $
Total...................   $

-----





(1) Or the weighted average of the rates on the loans, if less.

  Consider carefully the risk factors beginning on page S-13 in this prospectus supplement.

                                  ----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.


  These certificates will be delivered on or about      , 1999.

  The underwriters named below will offer these securities to the public at the offering price listed on this cover page and they will receive the discount listed above. See "Underwriting" on page S-98 in this prospectus supplement and on page 63 in the prospectus.

                                  ----------

                                 [Underwriters]

            The date of this prospectus supplement is       , 1999.

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                          Page
                                                                          ----
Summary of the Terms of the Certificates.................................  S-4
Risk Factors............................................................. S-13
Structure of the Transaction............................................. S-16
Use of Proceeds.......................................................... S-17
The Loans................................................................ S-17
Yield and Prepayment Considerations...................................... S-41
Green Tree Financial Corporation......................................... S-53
Description of the Certificates.......................................... S-55
Description of the Class B-2 Limited Guaranty............................ S-90
Certain Federal Income Tax Consequences.................................. S-91
ERISA Considerations..................................................... S-92
Underwriting............................................................. S-98
Legal Matters............................................................ S-99
Annex I..................................................................  A-1
                                   Prospectus

Important Notice about Information Presented in this Prospectus and the
 Accompanying Prospectus Supplement......................................    2
The Trust................................................................    3
Use of Proceeds..........................................................    8
Green Tree Financial Corporation.........................................    9
Yield Considerations.....................................................   10
Maturity and Prepayment Considerations...................................   11
Description of the Certificates..........................................   12
Servicing................................................................   21
Certain Legal Aspects of the Loans; Repurchase Obligations...............   24
ERISA Considerations.....................................................   36
Certain Federal Income Tax Consequences..................................   39
Legal Investment Considerations..........................................   62
Ratings..................................................................   63
Underwriting.............................................................   63
Legal Matters............................................................   65
Experts..................................................................   65
Glossary.................................................................   66

  You should rely only on the information contained in this prospectus. Green Tree and the underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Green Tree and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

  This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation, about our home equity lending business, and about any series of certificates for home equity loans that we may wish to sell. This prospectus supplement contains more detailed information about the specific terms of this series of certificates. If the description of the terms of your certificate varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

  If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Green Tree or an underwriter by asking for it.

  No prospectus regarding these certificates has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These certificates may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or
(2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase certificates or offering certificates for purchase, to any person in the United Kingdom who (1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or
(2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

  This summary highlights selected information regarding the certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the certificates, read this entire prospectus supplement and the accompanying prospectus. In particular, we will refer throughout this summary to sections of this prospectus supplement or the prospectus, or both, which will contain more complete descriptions of the matters summarized. All these references will be to sections of this prospectus supplement only unless we note otherwise.

  The    classes of certificates, Series 1999- , listed on the table below will represent interests in a trust. The trust will own a pool of home equity loans.

                                  Pass-Through     Approximate      S&P   Fitch
Class                                 Rate     Principal Amount(1) Rating Rating
-----                             ------------ ------------------- ------ ------
A-1A ARM.........................                 $
A-1B ARM.........................
A-1..............................
A-2..............................
A-3..............................
A-4..............................
A-5..............................
A-6 IO...........................
M-1..............................
M-2..............................
B-1..............................
B-2A.............................
B-2..............................

--------
(1) May vary plus or minus 5%.



(2) Interest on the class A-6 IO certificates will be based on a notional
    principal amount. That notional principal amount will equal $           ,
    or the Class A principal balance, if less, for the first 24 months and will equal zero thereafter.

  We will not issue or sell the certificates unless S&P and Fitch assign each class at least the rating listing above.


  The ratings on each class of certificates by S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The rating of each class of certificates by Fitch addresses the likelihood of the receipt of certificateholders of all distributions to which such certificateholders are entitled. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

  The ratings of the Class B-2 certificates are based in part on an assessment of Green Tree's ability to make payments under the Class B-2 limited guaranty. Any reduction in the rating of Green Tree's debt securities may result in a similar reduction in the ratings of the Class B-2 certificates.

  Only some classes of the certificates are being offered under this prospectus supplement and prospectus, and they are identified on the cover page of this prospectus supplement. Green Tree, or one of its affiliates, will initially retain the Class B-2 Certificates.

Seller and Servicer.........
                              Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Trustee.....................  U.S. Bank Trust National Association, St. Paul,
                              Minnesota.

Payment Date................
                              The fifteenth day of each month, or if that day is not a business day, the next succeeding business day. The first payment date will be on
                                  15, 1999.

Record Date.................

                              The business day just before the payment date.




Distributions on the
Certificates................

                              Distributions on the certificates on any payment date will be made primarily from amounts collected on the home equity loans during the prior calendar month. On each payment date, the trustee will apply the amount available to make distributions of principal and interest on the certificates in the following order of priority:

                                ^  Class A interest;

                                ^  Class M-1 interest;

                                ^  Class M-2 interest;

                                ^  Class B-1 interest;

                                ^  Class A-1A ARM and Class A-1B ARM principal;

                                ^ Class A principal (other than the Class A-6 IO certificates);

                                ^  Class M-1 principal;

                                ^  Class M-2 principal;

                                ^  Class B-1 principal;

                                ^  Class B-2A interest;

                                ^  Class B-2A principal;

                                ^  Class B-2 interest;

                                ^  Class B-2 principal; and

                                ^  Class B-2A additional principal.

                              This prospectus supplement summarizes in the next 3 pages the amounts of interest and principal to be paid on each payment date. In each case, the payments will be made only to the extent the amount available, after making any payments with a higher priority, is sufficient. See "Description of the Certificates--Payments on Loans."

A. Interest on the Class A,
   Class M-1, Class M-2 and
   Class B-1 Certificates...

                              Interest will be payable first to each class of Class A certificates concurrently, then to the Class M-1 certificates, then to the Class M-2 certificates, and then to the Class B-1 certificates. See "Description of the Certificates--Distributions on Certificates" and "--Losses on Liquidated Loans."

B. Principal on the Class
   A, Class M and Class B-1
   Certificates ............

                              The portion of the amount available applied to the payment of principal on the Class A, Class M and Class B-1 certificates on each payment date will be based on the scheduled amounts of principal due on the home equity loans. Any principal payable will initially be paid only on the Class A Certificates. Principal will be paid first to the Class A-1 certificates until all certificates of that class have been retired, and after that to each successive Class A certificates. Beginning with the payment date
                              occuring in    , the trustee will then apply any
                              remaining amount available to pay principal to the Class M-1 and Class M-2 certificates and the Class B-1 certificates. See "Description of the Certificates--Distributions on Certificates."

C. Class B-2A Interest......
                              The remaining amount available will be used to pay interest on the Class B-2A certificates.

D. Class B-2A Principal.....

                              In general, principal will not be payable on the Class B-2A certificates until the B-1 certificates have been retired. After that has occurred, the Class B-2 certificates will be entitled to receive a portion of the principal to be paid on each payment date.

E. Class B-2 Interest.......
                              Any remaining amount available will be used to pay interest on the Class B-2 certificates.

F. Class B-2 Principal......

                              In general, principal will not be payable on the Class B-2 certificates until the B-1 certificates have been retired. After that has occurred, the Class B-2 certificates will be entitled to receive a portion of the principal to be paid on each payment date.

G. Class B-2 Limited
   Guaranty.................

                              We will guarantee payment of interest and principal on the Class B-2 certificates. See "Description of the Class B-2 Limited Guaranty" for a complete description of our obligation under the Class B-2 Limited Guaranty.

H. Additional Class B-2A
   Principal................
                              After paying the amounts of interest and principal due on the certificates described above, the trustee will apply 50% of the remaining amount available, if any, to the payment of principal on the Class B-2A certificates.

Home Equity Loans...........
                              The pool will include two types of home equity loans: fixed-rate home equity loans and adjustable rate home equity loans.

A. Fixed-Rate Home Equity
   Loans....................

                              This prospectus supplement provides information regarding only a portion of the fixed-rate home equity loans to be included in the pool on the closing date. These initial loans represent about
                                % of all the fixed-rate home equity loans. We
                              will transfer additional loans to the trust on the closing date, and will transfer the remaining fixed-rate home equity loans to the trust within 90 days after the closing date.

                              With respect to the fixed-rate home equity loans as of the cut-off date:

                                . all are secured by a lien on the related real property;

                                .  the related properties are located in
                                   states and the District of Columbia;

                                .  there are       loans;

                                .  the contract rates range from     % to
                                        %, with a weighted average of      %;

                                .  the weighted average term to schedule
                                   maturity, as of their dates of origination, was months;

                                .  the weighted average term to scheduled
                                   maturity, as of the cut-off date, was
                                   months;

                                .       are balloon loans and the rest provide
                                   for level monthly payments for the duration of the loan;

                                .  the weighted average contract rate on the
                                   balloon loans was    ;

                                .  the balloon loans had a weighted average
                                   term to scheduled maturity, as of their
                                   dates of origination, of months; and a
                                   weighted average to maturity as of the cut-
                                   off date of   months; and

                                .  the latest scheduled maturity date was in ,
                                       .

                              See "The Loans--Fixed Rate Loans," which includes the permissible characteristics or the other loans that we will transfer to the trust on the closing date or later.

B. Adjustable Rate Home
   Equity Loans.............

                              This prospectus supplement provides information regarding a portion of the adjustable rate home
                              equity loans, representing about     % of all the
                              adjustable rate home equity loans. We will transfer another portion of the adjustable rate home equity loans to the trust on the closing date, and will transfer the remaining adjustable rate home equity loans to the trust within 90 days after the closing date.

                              For purposes of calculating the amount of principal payable on each payment date on the Class A-1A ARM and Class A-1B ARM certificates, the adjustable rate loans have been divided into group I and group II. This prospectus supplement provides information regarding the initial group I adjustable rate loans and the initial group II adjustable rate loans.

1. Group I.............
                              With respect to the group I loans, as of the cut-off date:

                                . all are secured by a lien on the related real property;

                                .  the related properties are located in
                                   states and the District of Columbia;

                                .  there are    loans;

                                .  each loan accrues interest at a fixed rate
                                   for no more than      months, and after that
                                   the interest rate adjusts annually or
                                   semiannually to equal the sum of the six-month LIBOR or one year treasury index and the gross margin specified in the loan;

                                .  the weighted average term to scheduled
                                   maturity, as of their dates of origination,
                                   was      months, and

                                .  the weighted average term to scheduled
                                   maturity, as of the cut-off date, was
                                   months.

2. Group II ................
                              With respect to the group II loans, as of the cut-off date:

                                . all are secured by a lien on the related real property;

                                .  the related properties are located in
                                   states and the District of Columbia;

                                .  there are    loans;

                                .  each loan accrues interest at a fixed rate
                                   for no more than      months, and thereafter
                                   the interest rate adjusts annually or
                                   semiannually to equal the sum of the six-month LIBOR or one year treasury index and the gross margin specified in the that loan;

                                .  the weighted average term to scheduled
                                   maturity, as of their dates of origination,
                                   was      months, and

                                .  the weighted average term to scheduled
                                   maturity, as of the cut-off date, was
                                   months.

Pre-Funding Account.........
                              If the aggregate principal balance of the loans transferred by Green Tree to the trust on the closing date is less that the aggregate original principal balance of the pool of certificates, that difference will be deposited by the trustee in a pre-funding account, and those funds will be used to purchase
                              loans from time to time until    , 1999. If those
                              funds are not completely used by    , 1999, the
                              only remaining funds will be distributed as
                              principal on the Class A-1 certificates and on
                              the A-1B ARM certificates on the   , 1999 payment
                              date.

Advances....................

                              The servicer will to make advances each month of any scheduled payments on the loans that were due but not received during the prior due period, but it will be entitled to reimbursement for any advance. See "Description of the certificates-- Advances" in this prospectus supplement and in the prospectus.

Repurchase or Substitution
Obligations.................

                              We will make representations and warranties about the loans when we transfer them to the trust. If a representation or warranty is breached in a way that materially and adversely affects the interests of the certificateholders, then we must, within 90 days, either (1) cure the breach or (2) repurchase the defective loans. During the first two years after the closing date, we may substitute other loans instead of repurchasing defective loans. See "Description of the certificates--Conveyance of Loans" in this prospectus supplement and in the prospectus.

Repurchase Options..........

                              After the scheduled principal balance of the loans is less than 10% of the aggregate principal balance of the certificates on the closing date, we will have the option to purchase all of the outstanding loans. See "Description of the certificates--Repurchase Option" in this prospectus supplement and in the prospectus.



Tax Status.................

                              In the opinion of Green Tree's counsel, for federal income tax purposes the trust will consist of two segregated asset pools--a master REMIC and a subsidiary REMIC--and each will be treated as a separate REMIC. Each class of certificates will constitute regular interests in the master REMIC and generally will be treated as debt instruments of the trust for federal income tax purposes. A holder of a certificate will be required to include as income all interest paid on the certificates, including any original issue discount, under the accrual method of accounting, even if the holder usually uses the cash method of accounting. The Class A-6 IO certificates will be considered to have been issued with original issue discount. See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for a more detailed description of the tax status of the certificates.

ERISA Considerations........

                              Subject to the conditions described under "ERISA Considerations," employee benefit plans that are subject to the ERISA may purchase Class A certificates. An employee benefit plan may not purchase any other class of certificates, unless it satisfies the conditions described under "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment
Considerations..............

                              The certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because a number of the loans are not secured by first liens on the related real estate. This means that many institutions that have the legal authority to invest in mortgage related securities may not be legally authorized to invest in the certificates. You should consult with your own legal advisor to decide whether and how much you may legally invest in the certificates.

Reports to Holders of the
Certificates...........

                              We will provide to the holders of the
                              certificates monthly and annual reports about the certificates and the trust. See "Description of the Certificates--Reports to Certificateholders" in the prospectus.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase certificates.

A substantial number of the liens on improved real estate securing the loans will be junior to other liens on that real estate.

  Because the liens are junior, the rights of the trust (and consequently the holders of certificates of the related series), as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the loan to be sold upon default of the mortgagor or trustor. This extinguishes the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. For a more complete description of the risks associated with junior mortgage liens, see "Certain Legal Aspects of the Loans--Repurchase Obligations."

  We expect a substantial portion of the loans included in a loan pool to have loan-to-value ratios of 90% or more, based on the total of the outstanding principal balances of all senior mortgages or deeds of trust and of the loan an the one hand, and the value of the home, on the other. For a more complete description, see "Green Tree Financial Corporation--Loan Origination." An overall decline in the residential real estate market, the general condition of a property securing a loan or other factors could adversely affect the value of the property securing a loan. As a result, the remaining balance of that loan, together with that of any senior liens on the related property, could equal or exceed the value of the property.

A secondary market for the certificates may not develop.

  We cannot assure to you that a secondary market will develop for the certificates of any series, or, if a secondary market does develop, that it will provide the holders of any of the certificates with liquidity of investment. We also cannot assure to you that if a secondary market does develop, that it will continue to exist for the term of any series of certificates.

The assignment to the trust will not be recorded.

  We will not record the assignment to the trustee of the mortgage or deed of trust securing any loan, because of the expense and administrative inconvenience involved. In some states, in the absence of a recordation, the assignment to the related trustee of the mortgage or deed of trust securing a loan may not be effective against creditors of or purchasers from us or our trustee in bankruptcy.

Bankruptcy proceedings could delay distributions on the certificates.

  We intend that each transfer of loans to the related trust fund will constitute a sale, rather than a pledge of the loans to secure indebtedness. However, if we were to become a debtor under the federal bankruptcy code, it is possible that our creditor or trustee in bankruptcy may argue that the sale of the loans by us was a pledge of the loans rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the certificates.

The historical delinquency experience with home equity loans may not be an accurate prediction of the performance of the loans in the pool.

  If you purchase a certificate, the return on your investment will depend largely on the performance of the loans constituting the underlying pool. We have disclosed our historical delinquency experience with home equity loans under "The Loans" in this prospectus supplement, but the historical experience may not be an accurate prediction of the performance of the home equity loans constituting the pool for several reasons.

     . Our historical experience with home equity loans is limited: we began purchasing and servicing them in January 1996. If our historical experience were longer, or involved a larger number of home equity loans, the data might well be substantially different, and some investors might consider the data a better predictor of the performance of the pool.

     . Historical experience with the performance of one pool of loans is never a completely reliable predictor of the future performance of another pool of loans.

     . The information incorporates some home equity loans that are not of the type to be included in the pool, and therefore the information presented is not necessarily indicative of our delinquency experience with home equity loans similar to the home equity loans comprising the pool.

You must not assume that the pool will experience delinquencies and losses identical to the historical data presented here.

Many of the loans are balloon loans.

  Approximately % of the loans are balloon loans. These loans require equal monthly payments, consisting of principal and interest, based on a stated amortization schedule, and a single payment of the remaining principal balance of the loan at maturity. The remainder of the loans require substantially equal monthly payments that are, if timely paid, sufficient to amortize fully the principal balance of the loan on or before its maturity date. The balloon loans may present a higher risk of default than the fully-amortizing loans, because the balloon loan borrowers are required to make a larger payment at maturity. If you purchase a certificate, the return on your investment will depend largely on the performance of the loans constituting the pool. If a substantial number of the balloon loans default, causing higher than expected defaults and losses on the pool, you may suffer a loss on your investment.

Some loans in the pool will be subject to the Home Ownership and Equity Protection Act of 1994.

  The Home Protection Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or up-front fees and charges. A violation of these provisions of the Home Protection Act can affect the enforceability of the related loan, and it subjects any assignee of the loan, such as the trust, to all the claims and defenses that the consumer could assert against the creditor, including the right to rescind the loan. If you purchase a certificate, the return on your investment will depend largely on the performance of the loans constituting the pool. If we are found to have violated provisions of the Home Protection Act with respect to any loan that is subject to the Home Protection Act, the trust may be unable to collect on that loan. We would, however, be obligated to repurchase that loan, because of the breach of its representation warranty.

This prospectus supplement describes only a portion of the loans.

  The additional loans and the subsequent loans that we deliver after the closing date will have characteristics that differ somewhat from the initial loans described in this prospectus supplement. However, each of the additional loans and subsequent loans must satisfy the eligibility criteria described under "Description of the Certificates--Conveyance of Loans" and "--Conveyance of Subsequent Loans and Pre-Funding Account" in this prospectus supplement. We will file current reports on Form 8-K following the purchase of additional loans and subsequent loans by the trust and following the termination of the funding period. The 8-K will include the same type of information regarding the subsequent loans that is included in this prospectus supplement with respect to the initial loans.

Other rating agencies could provide unsolicited ratings on the certificates that could be lower than the requested ratings.

  Although we have not requested a rating of the certificates from any rating agencies other than S&P and Fitch, other rating agencies may rate the certificates. These ratings could be higher or lower than the ratings S&P and Fitch initially give to the certificates. There is a risk that a lower rating of your certificate from another rating agency could reduce the market value or liquidity of your certificate.

                          STRUCTURE OF THE TRANSACTION

  On or about the closing date,      , 1999, Green Tree will establish the
trust pursuant to a pooling and servicing agreement to be dated as of      ,
1999 between Green Tree, as seller and servicer, and the trustee.

  The Class A-1A ARM, Class A-1B ARM, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 IO, Class M-1, Class M-2, Class B-1, Class B-2A and Class B-2 certificates will be issued by the trust, which will consist primarily of the loans, including all rights to receive payments due on the
loans after (1) the cut-off date,     , 1999 for each loan other than the
subsequent loans, and (2) for each subsequent loan, the date on which the loan is purchased by the trust, liens on the related real estate and amounts held for the trust in the certificate account. The trust will also issue several other classes of more subordinated certificates, which are not being offered here.

  Payments and recoveries in respect of principal and interest on the loans will be paid into a certificate account maintained at an eligible institution, initially U.S. Bank National Association, Minneapolis, Minnesota, in the name of the trust, no later than one business day after receipt. Payments on deposit in the certificate account and constituting the amount available will be applied on the fifteenth day of each month or, if that day is not a business day, the next succeeding business day, to make the distributions to the certificateholders as of the immediately preceding record date and to pay certain monthly fees to the servicer as compensation for its servicing of the loans.

  The servicer will be obligated to advance for each payment date any scheduled payments on the loans that were due but not received during the prior due period. The servicer will be entitled to reimbursement of an advance from funds available in the certificate account. The servicer will not be required to make any advance to the extent that it does not expect to recoup the advance from subsequent funds available therefor in the certificate account. If the servicer fails to make any advance required under the pooling and servicing agreement, the trustee is obligated, subject to certain conditions, to make the advance.

  Following the transfer of the loans from Green Tree to the trust, the obligations of Green Tree are limited to:

  (1)  its obligations as servicer to service the loans;

  (2) certain representations and warranties in the pooling and servicing agreement as described under "Description of the Certificates-- Conveyance of Loans"; and

  (3)  certain indemnities.

Green Tree is obligated under the pooling and servicing agreement to repurchase at the repurchase price, or, at its option, to substitute another loan on the first payment date which is more than 90 days after it becomes aware, or it receives written notice from the trustee, of any breach of any such representation and warranty that materially and adversely affects the certificateholders' interest in that loan if such breach has not been cured prior to that date.

Green Tree also has certain obligations to repurchase loans and to indemnify the trustee and certificateholders with respect to other matters.

                                USE OF PROCEEDS

  Green Tree will use the net proceeds received from the sale of the certificates for working capital and general corporate purposes, including building a portfolio of home equity loans, providing warehouse financing for the purchase of loans and other costs of maintaining these loans until they are pooled and sold to other investors.

                                   THE LOANS

Fixed-Rate Loans

  This prospectus supplement contains information regarding the initial fixed-
rate loans, which will represent approximately     % of all fixed-rate loans,
and which consist of closed-end home equity loans originated through     ,
1999. The information for each initial fixed-rate loan is as of the cut-off date for the loan. The trust may purchase additional fixed-rate loans on the closing date and may purchase subsequent fixed-rate loans for a period of up to 90 days after that. See "Description of the Certificates--Conveyance of Subsequent Loans and Pre-Funding Account" below.

  The initial fixed-rate loans have an aggregate principal balance of
$           . Each fixed-rate loan is a closed-end home equity loan originated by Green Tree or by a company-approved correspondent lender and purchased by Green Tree. Each fixed-rate loan is secured by a lien on the related real estate.

  Green Tree will make certain representations and warranties in the pooling and servicing agreement, including that

  (1) each fixed-rate loan is fully amortizing and provides for level monthly payments over the term of the loan, computed on the simple interest method, except for the balloon loans and the step-up rate loans;

  (2) each initial fixed-rate loan has its last scheduled payment due no later than February 6, 2029; and

  (3)  each fixed-rate loan is secured by a lien on the related real estate.

The fixed-rate loans will be originated or acquired by Green Tree in the ordinary course of Green Tree's business. A detailed listing of the initial fixed-rate loans is appended to the pooling and servicing agreement.
See "Description of the Certificates" in this prospectus supplement and in the prospectus. Each of the initial fixed-rate loans has a loan rate of at least
   % per annum and not more than     % and the weighted average of the loan
rates of the initial fixed-rate loans as of the cut-off date is     %. As of
the cut-off date, the initial fixed-rate loans had remaining maturities of at
least    months but not more than     months and original maturities of at
least    months but not more than     months. The initial fixed-rate loans had
a weighted average term to scheduled maturity, as of origination,
of     months, and a weighted average term to scheduled maturity, as of the
cut-off date, of     months. The average principal balance per initial fixed-
rate loan as of the cut-off date was $        and the principal balances on the
initial fixed-rate loans as of the cut-off date ranged from $       to
$        . The balloon loans included in the initial fixed-rate loans consisted
of      closed-end home equity loans and have a principal balance as of the
cut-off date of $          . The weighted average of the loan rates of such
balloon loans as of the cut-off date was     %, and such balloon loans had a
weighted average term to scheduled maturity, as of origination, of     months,
and a weighted average term to scheduled maturity, as of the cut-off date, of months. The initial fixed-rate loans arise from loans relating to real
property located in    states and the District of Columbia. By principal
balance as of the cut-off date, approximately     % of the initial fixed-rate
loans were secured by real property located in California,     % in Ohio,     %
in Michigan and    % in North Carolina. No other state represented 5% or more of the cut-off date pool principal balance of the initial fixed-rate loans.

  The table below describes additional characteristics of the initial fixed-rate loans as of the cut-off date.

  Geographical Distribution of Mortgaged Properties--Initial Fixed-Rate Loans

                                        % of Initial                           % of Initial
                                      Fixed-Rate Loans                       Fixed-Rate Loans
                          Number of     by Number of    Aggregate Principal   by Outstanding
                         Loans as of      Loans as      Balance Outstanding Principal Balance
                         Cut-off Date  of Cut-off Date  as of Cut-off Date  as of Cut-off Date
                         ------------ ----------------- ------------------- ------------------
Alabama.................                         %        $                             %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                            -----          ------         ---------------         ------
    Total...............                   100.00%        $                       100.00%
                            =====          ======         ===============         ======

                 Years of Origination--Initial Fixed-Rate Loans

                                                                 % of Initial Fixed-
                                                                    Rate Loans by
                                            Aggregate Principal Outstanding Principal
                          Number of Loans   Balance Outstanding     Balance as of
Year of Origination      as of Cut-off Date as of Cut-off Date      Cut-off Date
-------------------      ------------------ ------------------- ---------------------
1995....................                                                     %
1996....................
1997....................
1998....................
1999....................
                               -----          --------------           ------
    Total...............                                               100.00%
                               =====          ==============           ======

        Distribution of Original Loan Amounts--Initial Fixed-Rate Loans

                                                                  % of Initial Fixed-
                                                                     Rate Loans by
                                             Aggregate Principal Outstanding Principal
 Original Loan Amount      Number of Loans   Balance Outstanding     Balance as of
 (in Dollars)             as of Cut-off Date as of Cut-off Date      Cut-off Date
 --------------------     ------------------ ------------------- ---------------------
 Less than $10,000.......                                                     %
 $ 10,000 to $ 19,999....
 $ 20,000 to $ 29,999....
 $ 30,000 to $ 39,999....
 $ 40,000 to $ 49,999....
 $ 50,000 to $ 59,999....
 $ 60,000 to $ 69,999....
 $ 70,000 to $ 79,999....
 $ 80,000 to $ 89,999....
 $ 90,000 to $ 99,999....
 $100,000 to $109,999....
 $110,000 to $119,999....
 $120,000 to $129,999....
 $130,000 to $139,999....
 $140,000 to $149,999....
 $150,000 to $159,999....
 $160,000 to $169,999....
 $170,000 to $179,999....
 $180,000 to $189,999....
 $190,000 to $199,999....
 $200,000 to $209,999....
 $210,000 to $219,999....
 Greater than $220,000...
                                -----          --------------           ------
     Total...............                                               100.00%
                                =====          ==============           ======

                      Loan Rates--Initial Fixed-Rate Loans

                                                                    % of Initial Fixed-Rate
                                                                           Loans by
                                                Aggregate Principal  Outstanding Principal
                              Number of Loans   Balance Outstanding      Balance as of
Range of Loans by Loan Rate  as of Cut-off Date as of Cut-off Date       Cut-off Date
---------------------------  ------------------ ------------------- -----------------------
Less than 7.000%...........                       $                               %
 7.001 to  8.000%..........
 8.001 to  9.000%..........
 9.001 to 10.000%..........
10.001 to 11.000%..........
11.001 to 12.000%..........
12.001 to 13.000%..........
13.001 to 14.000%..........
14.001 to 15.000%..........
15.001 to 16.000%..........
16.001 to 17.000%..........
Greater than 17.000%.......
                                   -----          ---------------           ------
    Total..................                       $                         100.00%
                                   =====          ===============           ======

             Remaining Months to Maturity--Initial Fixed-Rate Loans

                                                                % of Initial Fixed-Rate
                                                                       Loans by
  Months Remaining to                       Aggregate Principal  Outstanding Principal
   Scheduled Maturity     Number of Loans   Balance Outstanding      Balance as of
   As of Cut-off Date    as of Cut-off Date as of Cut-off Date       Cut-off Date
  -------------------    ------------------ ------------------- -----------------------
Fewer than 31...........                      $                              *
 31 to  60..............                                                      %
 61 to  90..............
 91 to 120..............
121 to 150..............
151 to 180..............
181 to 210..............
211 to 240..............
241 to 270..............
271 to 300..............
301 to 330..............
331 to 360..............
                               -----          ---------------           ------
    Total...............                      $                         100.00%
                               =====          ===============           ======

--------

*Indicates an amount greater than zero but less than 0.005% of the aggregate principal balance of the Initial Fixed-Rate loans.

                    Lien Position--Initial Fixed-Rate Loans

                                                        % of Initial Fixed-Rate
                                                               Loans by
                                    Aggregate Principal  Outstanding Principal
                  Number of Loans   Balance Outstanding      Balance as of
                 as of Cut-off Date as of Cut-off Date       Cut-off Date
                 ------------------ ------------------- -----------------------
First...........                      $                               %
Second..........
Third...........
                       -----          ---------------           ------
    Total.......                      $                         100.00%
                       =====          ===============           ======

                 Loan-to-Value Ratio--Initial Fixed-Rate Loans

                                                                % of Initial Fixed-Rate
                                                                       Loans by
                                            Aggregate Principal  Outstanding Principal
                          Number of Loans   Balance Outstanding      Balance as of
Loan-to-Value Ratio      as of Cut-off Date as of Cut-off Date       Cut-off Date
-------------------      ------------------ ------------------- -----------------------
Less than 10.0001%......                                                      %
10.0001 to 20.0000%.....
20.0001 to 30.0000%.....
30.0001 to 40.0000%.....
40.0001 to 50.0000%.....
50.0001 to 60.0000%.....
60.0001 to 70.0000%.....
70.0001 to 80.0000%.....
80.0001 to 90.0000%.....
Greater than 90.0000%...
                               -----            -----------             ------
    Total...............                             $                  100.00%
                               =====            ===========             ======

Adjustable Rate Loans

  This prospectus supplement contains information regarding the initial
adjustable rate loans, which will represent approximately   % of all adjustable
rate loans, and which consist of closed-end loans originated through      . The
information for each initial adjustable rate loan is as of the cut-off date for the loan. Under the pooling and servicing agreement, the trust may purchase additional adjustable rate loans on the closing date and may purchase
subsequent adjustable rate loans for a period of up to   days after that. See
"Description of the Certificates--Conveyance of Subsequent Loans and Pre-Funding Account" below.

  Each adjustable rate loan is a closed-end loan originated by Green Tree or by a company-approved correspondent lender and purchased by Green Tree. Each adjustable rate loan is secured by a lien on the related real estate.

  The initial adjustable rate loans have loan rates subject to semiannual adjustment after an initial period of up to 36 months on the day of the month specified in the adjustable rate loan, to equal the sum of:

    (1) the six-month LIBOR index; and

  (2) a fixed percentage amount specified in the related adjustable rate loan.

The loan rates will not increase on any adjustment date by more than 2% per year. All of the initial adjustable rate loans further provide that the loan rate will in no event be more than the fixed percentage set forth in the adjustable rate loan. Each initial adjustable rate loan provides that in no event will the loan rate be less than a specified lifetime interest rate floor.

  At the time of the first payment due on an initial adjustable rate loan after each related adjustment date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of that adjustable rate loan over its remaining term, and pay interest at the loan rate as so adjusted. All of the initial adjustable rate loans were originated with a loan rate less than the sum of:

  (1) the six-month LIBOR index at the time the initial loan rate was established, and

  (2) the gross margin.

  The six-month LIBOR index is an annual rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks, as published in The Wall Street Journal and as most recently available as of the date specified in the related adjustable rate loan.

  Green Tree will make certain representations and warranties, including that:

  (1) each adjustable rate loan is fully amortizing and provides for monthly payments, except, in the case of a balloon loan, for the final monthly payment, over the term of such loan, computed on the simple interest method;

  (2) each adjustable rate loan has its last scheduled payment due no later than May 2028; and

  (3) each adjustable rate loan is secured by a lien on the related real estate.

The adjustable rate loans will be originated or acquired by Green Tree in the ordinary course of business. A detailed listing of the adjustable rate loans will be attached to the pooling and servicing agreement. See "Description of the Certificates" in this prospectus supplement and in the prospectus.

  For purposes of calculating the amount of principal payable on each payment date on the Class A-1A ARM and Class A-1B ARM certificates, the adjustable rate loans have been divided into group I and group II. This prospectus supplement provides information regarding the initial group I adjustable rate loans and the initial group II adjustable rate loans.

Group I Adjustable Rate Loans

  On the cut-off date, the initial group I adjustable rate loans had loan rates
ranging from   % to   % and a weighted average loan rate of   %. On the cut-off
date, the weighted average maximum loan rate of the initial group I adjustable
rate loans was   %, with maximum loan rates that range from  % to   %. On the
cut-off date, the initial group I adjustable rate loans had a weighted average
gross margin of   % and gross
margins ranging from   % to   %. On the cut-off date, the initial group I
adjustable rate loans had remaining maturities of at least   months but not
more than   months and original maturities of at least   months but not more
than   months. The initial group I adjustable rate loans had a weighted average
term to scheduled maturity, as of origination, of   months, and a weighted
average term to scheduled maturity of   months. The average principal balance
per initial group I adjustable rate loan was $    and the principal balances on
the initial group I adjustable rate loans ranged from $    to $   . The initial
group I adjustable rate loans arise from loans relating to real property
located in   states and the District of Columbia. By principal balance,
approximately   % of the initial group I adjustable rate loans were secured by
real property located in California,   % in Maryland,   % in Ohio,   % in
Washington,   % in Colorado and   % in Florida. No other state represented   %
or more of the aggregate cut-off date principal balance of the initial group I adjustable rate loans.

  The table below describes additional characteristics of the initial group I adjustable rate loans.

 Geographical Distribution of Mortgaged Properties--Initial Group I Adjustable
                                   Rate Loans

                                                                                 % of Initial
                                             % of Initial                          Group I
                                                Group I                           Adjustable
                                              Adjustable                          Rate Loans
                                              Rate Loans    Aggregate Principal by Outstanding
                                             by Number of         Balance         Principal
                          Number of Loans      Loans as      Outstanding as of  Balance as of
                         as of Cut-off Date of Cut-off Date    Cut-off Date      Cut-off Date
                         ------------------ --------------- ------------------- --------------
Alabama.................                              %       $                           %
Arizona.................
California..............
Colorado................
Delaware................
District Of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Nebraska................
Nevada..................
New Hampshire...........
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
                                ---             ------        --------------        ------
    Total...............                        100.00%       $                     100.00%
                                ===             ======        ==============        ======

          Years of Origination--Initial Group I Adjustable Rate Loans

                                                                % of Initial Group I
                                                                   Adjustable Rate
                                                                      Loans by
                                            Aggregate Principal Outstanding Principal
                          Number of Loans   Balance Outstanding     Balance as of
Year of Origination      as of Cut-off Date as of Cut-off Date      Cut-off Date
-------------------      ------------------ ------------------- ---------------------
1997....................                      $                              %
1998....................
1999....................
                                ---           --------------           ------
    Total...............                      $                        100.00%
                                ===           ==============           ======

  Distribution of Original Loan Amounts--Initial Group I Adjustable Rate Loans

                                                                    % of Initial
                                                                 Group I Adjustable
                                                                        Rate
                                                                      Loans by
                                            Aggregate Principal Outstanding Principal
  Original Loan Amount    Number of Loans   Balance Outstanding     Balance as of
      (in Dollars)       as of Cut-off Date as of Cut-off Date      Cut-off Date
  --------------------   ------------------ ------------------- ---------------------
Less than$ 30,000.......                       $                             %
$ 30,000 to $ 39,999....
$ 40,000 to $ 49,999....
$ 50,000 to $ 59,999....
$ 60,000 to $ 69,999....
$ 70,000 to $ 79,999....
$ 80,000 to $ 89,999....
$ 90,000 to $ 99,999....
$100,000 to $109,999....
$110,000 to $119,999....
$120,000 to $129,999....
$130,000 to $139,999....
$140,000 to $149,999....
$150,000 to $159,999....
$160,000 to $169,999....
$170,000 to $179,999....
$180,000 to $189,999....
$190,000 to $199,999....
$200,000 to $249,999....
$250,000 to $299,999....
Greater than $299,999...
                                ---            -------------           ------
    Total...............                                   $           100.00%
                                ===            =============           ======

           Current Loan Rates--Initial Group I Adjustable Rate Loans

                                                                   % of Initial Group I
                                            Aggregate Principal  Adjustable Rate Loans by
   Range of Loans by      Number of Loans   Balance Outstanding   Outstanding Principal
       Loan Rate         as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
   -----------------     ------------------ ------------------- --------------------------
Less than 7.000.........                      $                                 %
 7.001 to 8.000.........
 8.001 to 9.000.........
 9.001 to 0.000.........
10.001 to 1.000.........
11.001 to 2.000.........
12.001 to 3.000.........
13.001 to 3.250.........
                                ---           --------------              ------
    Total...............                              $                   100.00%
                                ===           ==============              ======

      Remaining Months to Maturity--Initial Group I Adjustable Rate Loans

                                                                   % of Initial Group I
  Months Remaining to                       Aggregate Principal  Adjustable Rate Loans by
   Scheduled Maturity     Number of Loans   Balance Outstanding   Outstanding Principal
   As of Cut-off Date    as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
  -------------------    ------------------ ------------------- --------------------------
331 to 360..............                      $                           100.00%
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

              Lien Position--Initial Group I Adjustable Rate Loans

                                                                   % of Initial Group I
                                            Aggregate Principal  Adjustable Rate Loans by
                          Number of Loans   Balance Outstanding   Outstanding Principal
                         as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
                         ------------------ ------------------- --------------------------
First Lien Position.....                      $                           100.00%
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

           Loan-to-Value Ratio--Initial Group I Adjustable Rate Loans

                                                                   % of Initial Group I
                                            Aggregate Principal  Adjustable Rate Loans by
                          Number of Loans   Balance Outstanding   Outstanding Principal
Loan-to-Value Ratio      as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-------------------      ------------------ ------------------- --------------------------
20.01 to 30.00..........                      $                                 %
30.01 to 40.00..........
40.01 to 50.00..........
50.01 to 60.00..........
60.01 to 70.00..........
70.01 to 80.00..........
80.01 to 90.00..........
Over 90.00..............
                                ---           --------------              ------
    Total...............                             $                    100.00%
                                ===           ==============              ======

      Month of Next Rate Adjustment--Initial Group I Adjustable Rate Loans

                                                                         % of Initial Group I
                                                  Aggregate Principal   Adjustable Rate Loans
                                Number of Loans   Balance Outstanding  by Outstanding Principal
Month of Next Rate Adjustment  as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-----------------------------  ------------------ ------------------- --------------------------
February 1999...............                        $                                 %
March 1999..................
April 1999..................
May 1999....................
June 1999...................
September 1999..............
October 1999................
December 1999...............
January 2000................
February 2000...............
March 2000..................
April 2000..................
May 2000....................
June 2000...................
July 2000...................
August 2000.................
September 2000..............
October 2000................
November 2000...............
December 2000...............
January 2001................
February 2001...............
June 2001...................
July 2001...................
August 2001.................
September 2001..............
October 2001................
November 2001...............
December 2001...............
January 2002................
                                      ---           --------------              ------
    Total...................                              $                     100.00%
                                      ===           ==============              ======

      Distribution of Gross Margin--Initial Group I Adjustable Rate Loans

                                                                   % of Initial Group I
                                            Aggregate Principal   Adjustable Rate Loans
                          Number of Loans   Balance Outstanding  by Outstanding Principal
Gross Margin             as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
------------             ------------------ ------------------- --------------------------
Less than 4.499%........                      $
4.500 to 4.749%.........
4.750 to 4.999%.........
5.000 to 5.249%.........
5.250 to 5.499%.........
5.500 to 5.749%.........
5.750 to 5.999%.........
6.000 to 6.249%.........
6.250 to 6.499%.........
6.500 to 6.749%.........
6.750 to 6.999%.........
7.000 to 7.249%.........
7.250 to 7.499%.........
7.500 to 7.749%.........
7.750 to 7.999%.........
8.000 to 8.249%.........
8.250 to 8.499%.........
8.500 to 8.749%.........
8.750 to 8.999%.........
9.000 to 9.249%.........
9.250 to 9.499%.........
9.500 to 9.749%.........
Greater than 9.750%.....
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

           Maximum Loan Rates--Initial Group I Adjustable Rate Loans

                                                               % of Initial Group I
                                                              Adjustable Rate Loans
                         Number of Loans Aggregate Principal by Outstanding Principal
                          as of Cut-off  Balance Outstanding      Balance as of
Maximum Loan Rates            Date       as of Cut-off Date        Cut-off Date
------------------       --------------- ------------------- ------------------------
Less than 13.000%.......                   $                                %
13.000 to 13.249%.......
13.250 to 13.499%.......
13.500 to 13.749%.......
13.750 to 13.999%.......
14.000 to 14.249%.......
14.250 to 14.499%.......
14.500 to 14.749%.......
14.750 to 14.999%.......
15.000 to 15.249%.......
15.250 to 15.499%.......
15.500 to 15.749%.......
15.750 to 15.999%.......
16.000 to 16.249%.......
16.250 to 16.499%.......
16.500 to 16.749%.......
16.750 to 16.999%.......
17.000 to 17.249%.......
17.250 to 17.499%.......
17.500 to 17.749%.......
17.750 to 17.999%.......
18.000 to 18.249%.......
18.250 to 18.499%.......
18.500 to 18.749%.......
18.750 to 18.999%.......
19.000 to 19.249%.......
19.250 to 19.499%.......
Greater than 19.500%....
                               ---         --------------             ------
    Total...............                   $                          100.00%
                               ===         ==============             ======

           Minimum Loan Rates--Initial Group I Adjustable Rate Loans

                                                                 % of
                                                           Initial Group I
                                                           Adjustable Rate
                        Number of                               Loans
                          Loans    Aggregate Principal by Outstanding Principal
                        as of Cut- Balance Outstanding      Balance as of
Minimum Loan Rates       off Date  as of Cut-off Date        Cut-off Date
------------------      ---------- ------------------- ------------------------
 Less than 7.250%......              $                                %
 7.250 to  7.499%......
 7.500 to  7.749%......
 7.750 to  7.999%......
 8.000 to  8.249%......
 8.250 to  8.499%......
 8.500 to  8.749%......
 8.750 to  8.999%......
 9.000 to  9.249%......
 9.250 to  9.499%......
 9.500 to  9.749%......
 9.750 to  9.999%......
10.000 to 10.249%......
10.250 to 10.499%......
10.500 to 10.749%......
10.750 to 10.999%......
11.000 to 11.249%......
11.250 to 11.499%......
11.500 to 11.749%......
11.750 to 11.999%......
12.000 to 12.249%......
12.250 to 12.499%......
Greater than 12.750%...
                           ---       --------------             ------
  Total................              $                          100.00%
                           ===       ==============             ======

Group II Adjustable Rate Loans

  On the cut-off date, the initial group II adjustable rate loans had loan
rates ranging from   % to   % and a weighted average loan rate of   %. The
weighted average maximum loan rate of the initial group II adjustable rate
loans was   %, with maximum loan rates that range from   % to   %. As of the
cut-off date, the initial group II adjustable rate loans had a weighted average
gross margin of   % and gross margins ranging from   % to   %. The initial
group II adjustable rate loans had remaining maturities of at least    months
but not more than    months and original maturities of at least    months but
not more than    months. The initial group II adjustable rate loans had a
weighted average term to scheduled maturity, at origination, of    months, and
a weighted average term to scheduled maturity, on the cut-off date, of months. The average principal balance per initial group II adjustable rate loan
was $     and the principal balances on the initial group II adjustable rate
loans ranged from $     to $    . The initial group II adjustable rate loans
arise from loans relating to real property located in   states and the District
of Columbia. By principal balance as of the cut-off date, approximately   % of
the initial group II adjustable rate loans were secured
by real property located in California,   % in Maryland,   % in Ohio,   % in
Washington,   % in Colorado and   % in Florida. No other state represented   %
or more of the aggregate cut-off date principal balance of the initial group II adjustable rate loans.

  The table below describes additional characteristics of the initial group II adjustable rate loans.

 Geographical Distribution of Mortgaged Properties--Initial Group II Adjustable
                                   Rate Loans

                                                                                 % of Initial
                                             % of Initial                          Group II
                                               Group II                           Adjustable
                                              Adjustable                          Rate Loans
                                              Rate Loans    Aggregate Principal by Outstanding
                                             by Number of         Balance         Principal
                          Number of Loans      Loans as      Outstanding as of  Balance as of
                         as of Cut-off Date of Cut-off Date    Cut-off Date      Cut-off Date
                         ------------------ --------------- ------------------- --------------
Alabama.................                              %       $                           %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District Of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maryland................
Massachusetts...........
Michigan................
Mississippi.............
Missouri................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
Tennessee...............
Texas...................
Utah....................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                                ---             ------        --------------        ------
    Total...............                        100.00%       $                     100.00%
                                ===             ======        ==============        ======

          Years of Origination--Initial Group II Adjustable Rate Loans

                                                                % of Initial Group II
                                                                   Adjustable Rate
                                                                      Loans by
                                            Aggregate Principal Outstanding Principal
                          Number of Loans   Balance Outstanding     Balance as of
Year of Origination      as of Cut-off Date as of Cut-off Date      Cut-off Date
-------------------      ------------------ ------------------- ---------------------
1997....................                      $                              %
1998....................
1999....................
                                ---           ---------------          ------
    Total...............                      $                        100.00%
                                ===           ===============          ======

 Distribution of Original Loan Amounts--Initial Group II Adjustable Rate Loans

                                                                % of Initial Group II
                                                                   Adjustable Rate
                                                                      Loans by
                                            Aggregate Principal Outstanding Principal
  Original Loan Amount    Number of Loans   Balance Outstanding     Balance as of
      (in Dollars)       as of Cut-off Date as of Cut-off Date      Cut-off Date
  --------------------   ------------------ ------------------- ---------------------
Less than$ 30,000.......                      $                              %
$ 30,000 to $ 39,999....
$ 40,000 to $ 49,999....
$ 50,000 to $ 59,999....
$ 60,000 to $ 69,999....
$ 70,000 to $ 79,999....
$ 80,000 to $ 89,999....
$ 90,000 to $ 99,999....
$100,000 to $109,999....
$110,000 to $119,999....
$120,000 to $129,999....
$130,000 to $139,999....
$140,000 to $149,999....
$150,000 to $159,999....
$160,000 to $169,999....
$170,000 to $179,999....
$180,000 to $189,999....
$190,000 to $199,999....
$200,000 to $209,999....
$210,000 to $219,999....
Greater than $220,000...
                                ---           --------------           ------
    Total...............                      $                        100.00%
                                ===           ==============           ======

           Current Loan Rates--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
                                            Aggregate Principal  Adjustable Rate Loans by
   Range of Loans by      Number of Loans   Balance Outstanding   Outstanding Principal
       Loan Rate         as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
   -----------------     ------------------ ------------------- --------------------------
Less than 7.000.........                      $                                 %
7.001--8.000............
8.001--9.000............
9.001--10.000...........
10.001--11.000..........
11.001--12.000..........
12.001--13.000..........
Over 13.000.............
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

      Remaining Months to Maturity--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
  Months Remaining to                       Aggregate Principal  Adjustable Rate Loans by
   Scheduled Maturity     Number of Loans   Balance Outstanding   Outstanding Principal
   As of Cut-off Date    as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
  -------------------    ------------------ ------------------- --------------------------
331--360................                      $                           100.00%
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

             Lien Position--Initial Group II Adjustable Rate Loans

                                                       % of Initial Group II
                                 Aggregate Principal  Adjustable Rate Loans by
               Number of Loans   Balance Outstanding   Outstanding Principal
              as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
              ------------------ ------------------- --------------------------
First........                      $                           100.00%
                     ---           --------------              ------
    Total....                      $                           100.00%
                     ===           ==============              ======

          Loan-to-Value Ratio--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
                                            Aggregate Principal  Adjustable Rate Loans by
                          Number of Loans   Balance Outstanding   Outstanding Principal
Loan-to-Value Ratio      as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-------------------      ------------------ ------------------- --------------------------
10.01--20.00............                      $                                 %
20.01--30.00............
30.01--40.00............
40.01--50.00............
50.01--60.00............
60.01--70.00............
70.01--80.00............
80.01--90.00............
Greater than 90.00......
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

     Month of Next Rate Adjustment--Initial Group II Adjustable Rate Loans

                                                                        % of Initial Group II
                                                  Aggregate Principal   Adjustable Rate Loans
                                Number of Loans   Balance Outstanding  by Outstanding Principal
Month of Next Rate Adjustment  as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
-----------------------------  ------------------ ------------------- --------------------------
January 1999................                        $                                 %
February 1999...............
March 1999..................
April 1999..................
May 1999....................
June 1999...................
September 1999..............
October 1999................
December 1999...............
January 2000................
February 2000...............
March 2000..................
April 2000..................
May 2000....................
June 2000...................
July 2000...................
August 2000.................
September 2000..............
October 2000................
November 2000...............
December 2000...............
January 2001................
February 2001...............
June 2001...................
July 2001...................
August 2001.................
September 2001..............
October 2001................
November 2001...............
December 2001...............
                                      ---           --------------              ------
    Total...................                        $                           100.00%
                                      ===           ==============              ======

      Distribution of Gross Margin--Initial Group II Adjustable Rate Loans

                                                                  % of Initial Group II
                                            Aggregate Principal   Adjustable Rate Loans
                          Number of Loans   Balance Outstanding  by Outstanding Principal
Gross Margin             as of Cut-off Date as of Cut-off Date  Balance as of Cut-off Date
------------             ------------------ ------------------- --------------------------
Less than 4.750%........                      $                                 %
4.750 to 4.999%.........
5.000 to 5.249%.........
5.250 to 5.499%.........
5.500 to 5.749%.........
5.750 to 5.999%.........
6.000 to 6.249%.........
6.250 to 6.499%.........
6.500 to 6.749%.........
6.750 to 6.999%.........
7.000 to 7.249%.........
7.250 to 7.499%.........
7.500 to 7.749%.........
7.750 to 7.999%.........
8.000 to 8.249%.........
8.250 to 8.499%.........
8.500 to 8.749%.........
8.750 to 8.999%.........
9.000 to 9.249%.........
9.250 to 9.499%.........
9.500 to 9.749%.........
Greater than 9.749%.....
                                ---           --------------              ------
    Total...............                      $                           100.00%
                                ===           ==============              ======

           Maximum Loan Rates--Initial Group II Adjustable Rate Loans

                                                              % of Initial Group II
                                                              Adjustable Rate Loans
                         Number of Loans Aggregate Principal by Outstanding Principal
                          as of Cut-off  Balance Outstanding      Balance as of
Maximum Loan Rates            Date       as of Cut-off Date        Cut-off Date
------------------       --------------- ------------------- ------------------------
Less than 13.000%.......                   $                                %
13.000 to 13.249%.......
13.250 to 13.499%.......
13.500 to 13.749%.......
13.750 to 13.999%.......
14.000 to 14.249%.......
14.250 to 14.499%.......
14.500 to 14.749%.......
14.750 to 14.999%.......
15.000 to 15.249%.......
15.250 to 15.499%.......
15.500 to 15.749%.......
15.750 to 15.999%.......
16.000 to 16.249%.......
16.250 to 16.499%.......
16.500 to 16.749%.......
16.750 to 16.999%.......
17.000 to 17.249%.......
17.250 to 17.499%.......
17.500 to 17.749%.......
17.750 to 17.999%.......
18.000 to 18.249%.......
18.250 to 18.499%.......
18.500 to 18.749%.......
18.750 to 18.999%.......
19.000 to 19.249%.......
19.250 to 19.499%.......
19.500 to 19.749%.......
19.750 to 19.999%.......
Greater than 19.999%....
                               ---         --------------             ------
    Total...............                   $                          100.00%
                               ===         ==============             ======

           Minimum Loan Rates--Initial Group II Adjustable Rate Loans

                                                                 % of
                                                           Initial Group II
                                                           Adjustable Rate
                        Number of                               Loans
                          Loans    Aggregate Principal by Outstanding Principal
                        as of Cut- Balance Outstanding      Balance as of
Minimum Loan Rates       off Date  as of Cut-off Date        Cut-off Date
------------------      ---------- ------------------- ------------------------
 Less than 7.250%......              $                                %
 7.250 to  7.499%......
 7.500 to  7.749%......
 7.750 to  7.999%......
 8.000 to  8.249%......
 8.250 to  8.499%......
 8.500 to  8.749%......
 8.750 to  8.999%......
 9.000 to  9.249%......
 9.250 to  9.499%......
 9.500 to  9.749%......
 9.750 to  9.999%......
10.000 to 10.249%......
10.250 to 10.499%......
10.500 to 10.749%......
10.750 to 10.999%......
11.000 to 11.249%......
11.250 to 11.499%......
11.500 to 11.749%......
11.750 to 11.999%......
12.000 to 12.249%......
12.250 to 12.499%......
12.500 to 12.749%......
Greater than 12.750%...
                           ---       ---------------            ------
  Total................              $                          100.00%
                           ===       ===============            ======

Delinquency Information

  The following table shows information relating to Green Tree's delinquency experience with respect to all home equity loans serviced by Green Tree. Not all of these home equity loans are of the type to be included in the loan pool and so the information presented does not necessarily indicate Green Tree's delinquency experience with respect to home equity loans similar to the loans in the loan pool. In addition, Green Tree began originating, purchasing and servicing home equity loans in January 1996, and as a result has no significant experience with respect to the performance of these kinds of loans. Moreover, because all such home equity loans have been recently originated, it is likely that this experience does not indicate the delinquency experience to be expected from a more seasoned portfolio.

                             Delinquency Experience

                                                              At December 31,
                                                              -----------------
                                                                1998     1997
                                                              --------  -------
Number of loans Outstanding(1)...............................  114,399   65,355
Number of loans Delinquent(2)(3)
  30-59 Days.................................................    2,390    1,141
  60-89 Days.................................................      670      283
  90 Days or More............................................      801      411
                                                              --------  -------
Total loans Delinquent.......................................    3,861    1,835
Delinquencies as a Percent of loans Outstanding(4)...........     3.38%    2.81%

--------
(1)Excludes defaulted loans not yet liquidated.

(2)A loan is considered delinquent by Green Tree if any payment of $25 or more is past-due 30 days or more.

(3)The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month. These tables do not include as delinquent the home equity loans of obligors who have entered bankruptcy proceedings, provided that those obligors are current under their bankruptcy payment plan.
(4)By number of loans.

Because of Green Tree's limited historical experience with respect to the performance of home equity loans, no information has been included here with respect to Green Tree's loan loss or liquidation experience with respect to home equity loans.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield to maturity of any certificate will depend on the price paid by the certificateholder and will be sensitive to the rate and timing of principal payments on the loans, which may fluctuate significantly from time to time. The loans generally may be prepaid in full or in part at any time.

  Higher than expected principal prepayments will increase the yield on certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the loans represented by those certificates and will decrease the yield on certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the loans represented by those certificates. Green Tree has no significant experience with respect to the rate of principal prepayments on home equity loans. Because the loans have scheduled due dates throughout the calendar month, prepayments on the loans would affect the amount of funds available to make distributions on the certificates on any payment date only if a substantial portion of the loans prepaid prior to their due dates in the preceding month, while very few loans prepaid after their due dates in the preceding month. In addition, liquidations of defaulted loans or the servicer's exercise of its option to repurchase the entire remaining pool of loans will affect the timing of principal distributions on the certificates. Green Tree has the option of substituting new loans for those loans in the loan pool which
are prepaid in full prior to      , 1999. See "Description of the
Certificates--Conveyance of Loans." There is no assurance that Green Tree will exercise its option to make any such substitutions nor, should it desire to exercise such option, that loans meeting the eligibility criteria will be available. To the extent any such substitutions are made, the impact on the loan pool and the certificates of what would otherwise have constituted a principal prepayment will be averted.

  The Class A-1B ARM certificates and the Class A-1 certificates will be prepaid in part on the first payment date after the funding period in the event that any pre-funded amount remains in the pre-funding account on such payment date after the purchase by the trust of the subsequent loans. Any amounts remaining which had been allocated to the purchase of subsequent adjustable rate loans will be paid to the Class A-1B ARM certificateholders and any amounts remaining which had been allocated to the purchase of subsequent fixed-rate loans will be paid to the Class A-1 certificateholders. Green Tree believes that the principal amount of subsequent loans to be purchased by the trust will require the application of substantially all of the pre-funded amount. It is unlikely, however, that the aggregate principal amount of subsequent loans purchased by the trust will be identical to the pre-funded amount, and that consequently, Class A-1B ARM certificateholders and Class A-1 certificateholders will receive some prepayment of principal.

  Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model. The Constant Prepayment Rate ("CPR") model assumes that the outstanding principal balance of a pool of loans prepays each month at a specified constant annual rate. The certificates were priced using a prepayment assumption of, with respect to the fixed-rate loans, 125% of the applicable prepayment assumption, and with respect to the adjustable rate loans, 30% of CPR. There can be no assurance that the loans will prepay at the applicable rate, and it is unlikely that prepayments or liquidations of the loans will occur at any constant rate.

  The amount of interest to which the certificateholders of any class are entitled on any payment date will be the product of the related pass-through rate and, in the absence of any liquidation loss principal amount adjustment, the principal balance of such class, or in the case of the Class A-6 IO certificates, the notional principal amount, immediately following the preceding payment date. Interest on each class of certificates, other than the Class A-1A ARM and the Class A-1B ARM certificates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class A-1A ARM and the Class A-1B ARM certificates will be computed on the basis of actual days elapsed in a 360-day year. Certificateholders will receive payments in respect of principal on each payment date to the extent that funds available in the certificate account are sufficient, in the priority described under "Description of the Certificates--Distributions on Certificates." As required by state laws, interest paid by obligors on the loans is computed according to the simple interest method.

  The final scheduled payment date on the initial loan with the latest maturity
is in      .

Weighted Average Life of the Certificates

  The following information is given solely to illustrate the effect of prepayments of the related loans on the weighted average life of each class of certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the loans.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the certificates will be influenced by the rate at which principal on the related loans is paid. Principal payments on loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes repayments and liquidations due to default or other dispositions of the loans).

  The rate of principal payments on pools of home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their loans. Other factors affecting prepayment of loans include:

  .  changes in obligors' housing needs,

  .  job transfers,

  .  unemployment, and

  .  obligors' net equity in their homes.

In the case of home equity loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on these loans, the loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such loans. Conversely, if prevailing interest rates rise above the interest rates on such home equity loans, the rate of prepayment would be expected to decrease.

  The percentages and weighted average lives in the following tables were determined assuming that:

  (1) scheduled interest and principal payments on the loans are received in a timely manner and prepayments are made at the indicated percentages of the model;

  (2) the servicer exercises its option to repurchase the loans, as described under "Description of the Certificates--Repurchase Option;"

  (3) the aggregate principal balance of the initial loans as of the cut-off
      date is $      and these loans have the characteristics described
      under "The Loans--Fixed-Rate Loans" and "The Loans--Adjustable Rate
      Loans;"

  (4) the initial fixed-rate loans will, as of the cut-off date, be grouped into ten pools having the additional characteristics described below under "Assumed Initial Fixed-Rate Loan Characteristics" and the additional and subsequent fixed-rate loans will, as of the cut-off date, be grouped into ten pools having the additional characteristics described below under "Assumed Additional and Subsequent Fixed-Rate Loan Characteristics;"

  (5) the initial group I adjustable rate loans will, as of the cut-off date, be grouped into four pools having the additional characteristics described below under "Assumed Initial Group I Adjustable Rate Loan Characteristics" and the additional and subsequent group I adjustable rate loans will, as of the cut-off date, be grouped into four pools having the additional characteristics described below under "Assumed Additional and Subsequent Group I Adjustable Rate Loan Characteristics;"

  (6) the initial group I adjustable rate loans will, as of the cut-off date, be grouped into four pools having the additional characteristics described below under "Assumed Initial Group I Adjustable Rate Loan Characteristics" and the additional and subsequent group I adjustable rate loans will, as of the cut-off date, be grouped into four pools having the additional characteristics described below under "Assumed Additional and Subsequent Group I Adjustable Rate Loan Characteristics;"

  (7) each class of the certificates, other than the Class A-6 IO certificates, has an original principal balance as shown on the cover page of this prospectus supplement;

  (8) the rate for one-month LIBOR is    %;

  (9) the subsequent loans will have their first scheduled payment date in ;

  (10) no interest shortfalls will arise in connection with prepayments in full of the loans;

  (11) no delinquencies or losses are experienced on the loans;

  (12) distributions are made on the certificates on the 15th day of each
       month, commencing in     15, 1999; and

  (13) the certificates are issued on     , 1999. No representation is made
       that the loans will not experience delinquencies or losses.

  Prepayments on home equity loans are commonly measured relative to a prepayment standard or model. Two different models are used in this prospectus supplement, one for the adjustable rate loans and the other for the fixed-rate loans. Reference in this prospectus supplement to a prepayment assumption refers to the appropriate model, depending upon whether the reference is to the adjustable rate loans or the fixed-rate loans.

  The percentages and weighted average life information for the Class A-1A ARM certificates and the Class A-1B ARM certificates in the following tables are based on a CPR model that assumes that the outstanding principal balance of the group I adjustable rate loans and the group II adjustable rate loans will prepay at the percentages of CPR outline of the prepayment scenarios table below.

  The prepayment assumption used for the fixed-rate loans represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. The 100% prepayment assumption assumes a constant prepayment of 4% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 1.45% (precisely, 16/11%) per year in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such loans, the 100% prepayment assumption assumes a constant prepayment rate of 20% per annum each month.

  It is not likely that the loans will prepay at any constant percentage of the prepayment assumption or of the CPR to maturity or that all of the loans will prepay at the same rate.

  You are urged to make your investment decisions on a basis that includes our determination as to anticipated prepayment rates under a variety of the assumptions discussed here.

                              Prepayment Scenarios

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Adjustable Rate loans
 (1)....................
Fixed-Rate loans (2)....

--------
(1) As a CPR percentage.

(2) As a percentage of the prepayment assumption.

                Assumed Initial Fixed-Rate Loan Characteristics

                                         Weighted      Weighted    Balloon Loan
                    Cut-off  Weighted    Average        Average      Weighted
                   Date Pool Average  Remaining Term Original Term   Average
                   Principal   Loan    to Maturity    to Maturity  Amortization
Pool                Balance    Rate      (months)      (months)        Term
----               --------- -------- -------------- ------------- ------------
1. ...............    $          %
2. ...............
3. ...............
4. ...............
5. ...............
6. ...............
7. ...............
8. ...............
9. ...............
10. ..............

       Assumed Additional and Subsequent Fixed-Rate Loan Characteristics

                                         Weighted      Weighted    Balloon Loan
                    Cut-off  Weighted    Average        Average      Weighted
                   Date Pool Average  Remaining Term Original Term   Average
                   Principal   Loan    to Maturity    to Maturity  Amortization
Pool                Balance    Rate      (months)      (months)        Term
----               --------- -------- -------------- ------------- ------------
 1. ..............    $          %
 2. ..............
 3. ..............
 4. ..............
 5. ..............
 6. ..............
 7. ..............
 8. ..............
 9. ..............
10. ..............

          Assumed Initial Group I Adjustable Rate Loan Characteristics

                                            Weighted  Weighted
                                             Average  Average
                          Cut-off  Weighted Remaining Original Weighted
                         Date Pool Average   Term to  Term to  Average                      Month(s)
                         Principal   Loan   Maturity  Maturity  Gross   Life Life  Periodic to Rate
Pool                      Balance    Rate   (months)  (months)  Margin  Cap  Floor   Cap     Change
----                     --------- -------- --------- -------- -------- ---- ----- -------- --------
1. .....................    $          %                           %      %     %      %
2. .....................
3. .....................
4. .....................

         Assumed Initial Group II Adjustable Rate Loan Characteristics

                                            Weighted  Weighted
                                             Average  Average
                          Cut-off  Weighted Remaining Original Weighted
                         Date Pool Average   Term to  Term to  Average                      Month(s)
                         Principal   Loan   Maturity  Maturity  Gross   Life Life  Periodic to Rate
Pool                      Balance    Rate   (months)  (months)  Margin  Cap  Floor   Cap     Change
----                     --------- -------- --------- -------- -------- ---- ----- -------- --------
1. .....................    $          %                           %      %     %      %
2. .....................
3. .....................
4. .....................

 Assumed Additional and Subsequent Group I Adjustable Rate Loan Characteristics

                                            Weighted  Weighted
                                             Average  Average
                          Cut-off  Weighted Remaining Original Weighted
                         Date Pool Average   Term to  Term to  Average                      Month(s)
                         Principal   Loan   Maturity  Maturity  Gross   Life Life  Periodic to Rate
Pool                      Balance    Rate   (months)  (months)  Margin  Cap  Floor   Cap     Change
----                     --------- -------- --------- -------- -------- ---- ----- -------- --------
1. .....................    $          %                           %      %     %      %
2. .....................
3. .....................
4. .....................

Assumed Additional and Subsequent Group II Adjustable Rate Loan Characteristics

                                            Weighted  Weighted
                                             Average  Average
                          Cut-off  Weighted Remaining Original Weighted
                         Date Pool Average   Term to  Term to  Average                      Month(s)
                         Principal   Loan   Maturity  Maturity  Gross   Life Life  Periodic to Rate
Pool                      Balance    Rate   (months)  (months)  Margin  Cap  Floor   Cap     Change
----                     --------- -------- --------- -------- -------- ---- ----- -------- --------
1. .....................    $          %                           %      %     %      %
2. .....................
3. .....................
4. .....................

  Based on these assumptions, the following tables indicate the projected weighted average lives of each class of certificates, and outline the percentages of the original principal balance of each class that would be outstanding after each of the dates shown, under the indicated prepayment scenarios.

  The weighted average life of a class of certificates is determined by (a) multiplying the amount of cash distributions in reduction of the principal balance of such certificate by the number of years from the date of issuance of such certificate to the stated payment date, (b) adding the results, and (c) dividing the sum by the initial principal balance of such certificate.

       Percentage of the Original Principal Balance of the Class A-1A ARM
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
Weighted Average Life
 (years)................

       Percentage of the Original Principal Balance of the Class A-1B ARM
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
April 15, 2006..........
April 15, 2007..........
April 15, 2008..........
April 15, 2009..........
April 15, 2010..........
Weighted Average Life
 (years)................

         Percentage of the Original Principal Balance of the Class A-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
Weighted Average Life
 (years)................

 Percentage of the Original Principal Balance of the Class A-2 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
Weighted Average Life
 (years)................

 Percentage of the Original Principal Balance of the Class A-3 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
Weighted Average Life
 (years)................

 Percentage of the Original Principal Balance of the Class A-4 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
April 15, 2006..........
April 15, 2007..........
Weighted Average Life
 (years)................

 Percentage of the Original Principal Balance of the Class A-5 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
April 15, 2006..........
April 15, 2007..........
April 15, 2008..........
April 15, 2009..........
Weighted Average Life
 (years)................

         Percentage of the Original Principal Balance of the Class M-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
April 15, 2006..........
April 15, 2007..........
April 15, 2008..........
April 15, 2009..........
April 15, 2010..........
April 15, 2011..........
Weighted Average Life
 (years)................

 Percentage of the Original Principal Balance of the Class M-2 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
April 15, 2006..........
April 15, 2007..........
April 15, 2008..........
April 15, 2009..........
April 15, 2010..........
April 15, 2011..........
Weighted Average Life
 (years)................

         Percentage of the Original Principal Balance of the Class B-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
April 15, 2006..........
April 15, 2007..........
April 15, 2008..........
Weighted Average Life
 (years)................

         Percentage of the Original Principal Balance of the Class B-2A
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
April 15, 2006..........
April 15, 2007..........
April 15, 2008..........
April 15, 2009..........
April 15, 2010..........
April 15, 2011..........
Weighted Average Life
 (years)................

         Percentage of the Original Principal Balance of the Class B-2
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
April 15, 2000..........
April 15, 2001..........
April 15, 2002..........
April 15, 2003..........
April 15, 2004..........
April 15, 2005..........
April 15, 2006..........
April 15, 2007..........
April 15, 2008..........
April 15, 2009..........
April 15, 2010..........
April 15, 2011..........
Weighted Average Life
 (years)................

                        GREEN TREE FINANCIAL CORPORATION

General

  The following information supplements, and if inconsistent supersedes, the information in the prospectus under the heading "Green Tree Financial Corporation."

  Green Tree is a Delaware corporation which, on December 31, 1998, had stockholders' equity of approximately $2.2 billion. Green Tree purchases, pools, sells and services conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. Green Tree is the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of Green Tree. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, Green Tree serves all 50 states. Green Tree began financing home equity loans in January 1996. Green Tree also purchases, pools and services installment sales contracts for various consumer products. Green Tree's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Green Tree's quarterly and annual reports, which are incorporated by reference in this prospectus supplement and in the prospectus, are available from Green Tree upon written request.

Ratio of Earnings to Fixed Charges for Green Tree

  The table below shows Green Tree's ratios of earnings to fixed charges for
the past five years [and the    months ended      , 1999.] For the purposes of
compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                                        Months
                                                                      Ended
                                          Year Ended December 31,
                                          ------------------------ -----------
                                          1994 1995 1996 1997 1998    1999
                                          ---- ---- ---- ---- ---- -----------
Ratio of Earnings (Losses) to Fixed
 Charges................................. 7.98 7.90 5.44 3.94 .62*

--------

* For 1998, adjusted earnings were $83.4 million less than fixed charges. Adjusted earnings for 1998 included an impairment charge of $549.4 million and nonrecurring charges of $108.0 million related to the merger of Green Tree with Conseco, Inc.

Recent Developments


We have been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by our stockholders as purported class actions on behalf of persons or entities who purchased common stock or traded in options during the alleged class periods. In addition to the company, some of our current and former officers and directors are named as defendants in one or more of the lawsuits. The lawsuits have been consolidated into two complaints, one relating to an alleged class of purchasers of our common stock and the other relating to an alleged class of traders in options for our common stock. In addition to these two complaints, a separate non-class action lawsuit containing similar allegations was also filed. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that we and the other defendants violated federal securities laws by making false and misleading statements about our current state and our future prospects particularly about prepayment assumptions and performance of some of our loan portfolios, which allegedly rendered our financial statements false and misleading. We believe that the lawsuits are without merit and intend to defend the lawsuits vigorously.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent, supersedes the information in the prospectus under "Description of the Certificates."

  The certificates will be issued pursuant to the pooling and servicing agreement between Green Tree, as seller and servicer, and the trustee. A copy of the execution form of the pooling and servicing agreement will be filed in a current report on Form 8-K with the SEC after the initial issuance of the certificates. The following summary describes the material provisions of the pooling and servicing agreement, reference to which is made for a complete recital of its terms.

General

  The certificates will be issued in fully registered, certificated form only in denominations of $1,000 or any integral multiple of $1,000. The certificates initially will be represented by certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members. See "--Registration of the Certificates" below. The trust consists primarily of the loans and the rights, benefits, obligations and proceeds, including liens on the related real estate, amounts held in the certificate account and the Class B-2 limited guaranty of Green Tree for the benefit of the Class B-2 certificateholders.

  Distributions on the certificates will be made by the paying agent on each payment date to persons in whose names the certificates are registered as of the business day immediately preceding such payment date. See "--Registration of the Certificates" below. The first payment date for the certificates will be in April 1999. Payments will be made by check mailed to the certificateholder at the address appearing on the certificate register, except that a certificateholder who holds an aggregate percentage interest of at least 5% of a class of certificates may request payment by wire transfer. Final payments will be made only upon tender of the certificates to the trustee for cancellation.

Conveyance of Loans

  On the closing date, Green Tree will establish the trust and transfer, assign, set over and otherwise convey to the trust all right, title and interest of Green Tree in the initial and additional loans, including all principal and interest received on or with respect to such loans, other than receipts of principal and interest due on such loans before the cut-off date. The pooling and servicing agreement permits the trust to purchase up to
approximately $     aggregate principal balance of subsequent loans on or
within 90 days after the closing date on one or more closing dates. See "-- Conveyance of Subsequent Loans and Pre-Funding Account" below.

  On behalf of the trust, as the issuer of the certificates, the trustee, concurrently with each conveyance, will execute and deliver the certificates to or upon the order of Green Tree. The loans will be described on a list delivered to the trustee and certified by a duly authorized officer of Green Tree. This list will include the amount of monthly payments due on each loan as of the date of issuance of the certificates, the loan rate on each loan and the maturity date of each loan. The list will be attached as an exhibit to the pooling and servicing agreement and will be available for inspection by any certificateholder at the principal office of Green Tree. Before the conveyance of the loans to the trust, Green Tree will have completed a review of all the loan files, confirming the accuracy of each item on the list of loans delivered to the trustee. Any loan discovered not to agree with such list in a manner that is materially adverse to the interests of the certificateholders will be repurchased by Green Tree, or, if the discrepancy relates to the unpaid principal balance of a loan, Green Tree may deposit cash in the certificate account in an amount sufficient to offset such discrepancy.

  The trustee will maintain possession of the loans and any other documents contained in the loan files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the loans to the trustee, and Green Tree's accounting records and computer systems will also reflect the conveyance and assignment.

  Dorsey & Whitney LLP, counsel to Green Tree, will give an opinion to the trustee that the transfer of the loans from Green Tree to the trust would, in the event Green Tree became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the loans from Green Tree to the trust were treated as a pledge to secure borrowings by Green Tree, the distribution of proceeds of the loans to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the loans if the proceeds of such sale could satisfy the amount of the debt deemed owed by Green Tree, or the bankruptcy trustee could substitute other collateral in lieu of the loans to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if Green Tree were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Green Tree will make certain representations and warranties in the pooling and servicing agreement with respect to each loan, including that:

  (1) for each loan other than the subsequent loans, as of the applicable cut-off date, the most recent scheduled payment was made or was not delinquent more than 59 days;

  (2) for each subsequent loan, as of the respective subsequent cut-off date, the most recent scheduled payment was made or was not delinquent more than 59 days;

  (3) no provision of a loan has been waived, altered or modified in any respect, except by instruments or documents included in the loan file and reflected on the list of loans delivered to the trustee;

  (4) each loan is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally;

  (5) no loan is subject to any right of rescission, set-off, counterclaim or defense;

  (6) each loan was originated by a home equity lender in the ordinary course of its business or was originated by Green Tree directly;

  (7) no loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the loan or an interest on the loan unlawful;

  (8) each loan complies with all requirements of law;

  (9) no loan has been satisfied, subordinated to a lower lien ranking than its original position or rescinded;

  (10) each loan creates a valid and perfected lien on the related real estate;

  (11) all parties to each loan had full legal capacity to execute such loan;

  (12) no loan has been sold, conveyed and assigned or pledged to any other person and Green Tree has good and marketable title to each loan free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such loan to the trustee;

  (13) as of the cut-off date there was no default, breach, violation or event permitting acceleration under any loan, except for payment delinquencies permitted by (1) and (2) above, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such loan, and Green Tree has not waived any of the foregoing;

  (14) each loan is a fully-amortizing loan and provides for level monthly payments based on its applicable loan rate, except, in the case of a balloon loan, for the final monthly payment, over the term of such loan;

  (15) each loan contains customary and enforceable provisions such as to render the rights and remedies of the holder adequate for realization against the collateral;

  (16) the description of each loan set forth in the list delivered to the trustee is true and correct;

  (17) there is only one original of each loan;

  (18) each loan was originated or purchased in accordance with Green Tree's then-current underwriting guidelines; and

  (19) each loan is a qualified mortgage under section 860G(a)(3) of the Internal Revenue Code.

  Green Tree will also make certain representations and warranties with respect to the loans in the aggregate, including that:

  (1) each loan, other than the adjustable rate loans, has a contractual
      rate of interest of at least   %;

  (2) no loan had a remaining term to maturity at origination of more than 360 months;

  (3) no more than 1% of the loans, by principal balance as of the cut-off date, were secured by properties located in an area with the same zip code;

  (4) no more than 5.0% of the loans, by principal balance as of the cut-off date, were originated by any one lender; and

  (5) no adverse selection procedures were employed in selecting the loans from Green Tree's portfolio. Green Tree will make certain additional representations and warranties with respect to the subsequent loans. See "--Conveyance of Subsequent Loans and Pre-Funding Account" below.

  Under the terms of the pooling and servicing agreement, and subject to Green Tree's option to effect a substitution as described in the next paragraph, Green Tree has agreed to repurchase, at the repurchase price, any loan that is materially and adversely affected by a breach of a representation and warranty with respect to such loan made in the pooling and servicing agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the servicer or the trustee. The repurchase price, with respect to any loan to be so repurchased or with respect to a liquidated loan, means the outstanding principal balance of such loan, without giving effect to any advances made by the servicer or the trustee, plus interest on such loan at the pass-through rate from the end of the due period with respect to which the obligor last made a scheduled payment through the date of such repurchase or liquidation. This repurchase obligation constitutes the sole remedy available to the trust and the certificateholders for a breach of a representation or warranty, but not with respect to any other breach by Green Tree of its obligations.

  Instead of repurchasing a loan as specified in the preceding paragraph, during the two-year period following the closing date, Green Tree may, at its option, substitute an eligible substitute loan for the loan that it is otherwise obligated to repurchase. An eligible substitute loan is a loan that satisfies, as of the date of its substitution, the representations and warranties specified in article III of the pooling and servicing agreement, has a scheduled principal balance that is not greater than the scheduled principal balance of the replaced loan, has a loan rate that is at least equal to the loan rate of the replaced loan and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the replaced loan. Green Tree will be required to deposit in the certificate account cash in the amount, if any, by which the scheduled principal balance of the replaced loan exceeds the scheduled principal balance of the loan being substituted. The deposit will be deemed to be a partial principal prepayment.

  Green Tree may, at its option, substitute new loans for loans which are
prepaid in full prior to      , 1999. Any such substitute loans shall
constitute eligible substitute loans and must be substituted prior to the determination date immediately following the calendar month in which the prepayment was received by the servicer. In the event the aggregate amount of principal received in respect of loans prepaid in full in a given calendar month exceeds the aggregate of the scheduled principal balances of eligible substitute loans substituted therefor, such excess shall be distributed to certificateholders on the related payment date as a prepayment of principal. Notwithstanding the foregoing, there is no assurance that Green Tree will opt to make any such substitutions nor, should it desire to exercise such option, that eligible substitute loans will be available therefor.

Conveyance of Subsequent Loans and Pre-Funding Account

  A pre-funding account will be established by the trustee and funded by Green
Tree with a pre-funded amount of up to approximately $     on the closing date
to provide the trust with sufficient funds to purchase subsequent loans. The pre-funding account will be used to purchase subsequent loans during the period from the closing date until the earliest of:

  (1) the date on which the amount on deposit in the pre-funding account is less than $10,000;

  (2) 90 days after the closing date, or

  (3) the date on which an event of termination occurs under the pooling and servicing agreement.

The pre-funded amount will be reduced during the funding period by the amount used to purchase subsequent loans in accordance with the pooling and servicing agreement.

  Under the pooling and servicing agreement, the trust will be obligated to purchase subsequent loans from Green Tree during the funding period, subject to their availability. In connection with the purchase of subsequent loans on such dates of transfer, the trust will be required to pay to Green Tree from amounts on deposit in the pre-funding account a cash purchase price of 100% of the principal balance. Green Tree will designate the subsequent transfer date as the cut-off date with respect to the related subsequent loans purchased on that date. The amount paid from the pre-funding account on each subsequent transfer date will not include accrued interest on the related subsequent loans. Following each subsequent transfer date, the aggregate principal balance of the subsequent loans will increase by an amount equal to the aggregate principal balance of the loans so purchased and the amount in the pre-funding account will decrease accordingly.

  Any pre-funded amount remaining after the end of the funding period will be applied on the next payment date to prepay principal on the Class A-1B ARM certificates and the Class A-1 certificates. Any amounts remaining which had been allocated to the purchase of subsequent adjustable rate loans will be paid to the Class A-1B ARM certificateholders and any amounts remaining which had been allocated to the purchase of subsequent fixed-rate loans will be paid to the Class A-1 certificateholders. Although no assurance can be given, Green Tree anticipates that the principal amount of the related subsequent loans purchased by the trust will require the application of substantially all of the related pre-funded amount and that there should be no material amount of principal prepaid to the Class A-1B ARM certificateholders or the Class A-1 certificateholders from the pre-funding account. However, it is unlikely that Green Tree will be able to deliver subsequent loans with an aggregate principal balance identical to the remaining pre-funded amount.

  Any conveyance of subsequent loans on a subsequent transfer date is subject to certain conditions including:

  (1) each subsequent loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the pooling and servicing agreement;

  (2) Green Tree may not select subsequent loans in a manner that it believes is adverse to the interests of the certificateholders;

  (3) as of the respective subsequent cut-off date the subsequent loans must satisfy the following criteria:

     (a) no subsequent loan may be more than 59 days contractually delinquent as of the related subsequent cut-off date;

     (b) the remaining stated term to maturity of each subsequent loan may not exceed 360 months;

     (c) each subsequent loan must have been underwritten in accordance with Green Tree's standard underwriting criteria;

     (d) as a result of the purchase of the subsequent loans, the weighted average loan to value ratio of the loan pool will not be more than 200 basis points more than such ratio with respect to the initial loans;

     (e) as a result of the purchase of the subsequent loans, the Class A certificates will not receive from S&P or Fitch a lower credit rating than the rating assigned at the initial issuance of such certificates; and

     (f) an independent accountant will provide a letter stating whether or not the characteristics of the subsequent loans conform to the characteristics described in this prospectus supplement.

Payments on Loans

  The servicer, on behalf of the trust, will establish and maintain a certificate account in an eligible account at a depository institution with trust powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the FDIC, whose short-term deposits have been rated A-1 by S&P and F-1 by Fitch or whose unsecured long-term debt has been rated in one of the two highest rating categories by S&P and Fitch, and which is subject to supervision and examination by federal or state authorities. "Eligible account" means any account which is:

  (1) an account maintained with an eligible institution;

  (2) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

  (3) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or

  (4) an account that will not cause S&P or Fitch to downgrade or withdraw its then-current rating assigned to the certificates, as evidenced in writing by S&P and Fitch.

The servicer may authorize the trustee to invest the funds in the certificate account in eligible investments that will mature not later than the business day preceding the applicable monthly payment date. Eligible investments include:

     . obligations of the United States backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks;

     . any other demand or time deposit or certificate of deposit fully insured by the FDIC;

     .   investments in certain money-market funds;

     . certain repurchase agreements of United States government securities with eligible commercial banks;

     . securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least "AA" from S&P and Fitch not in excess of 10% of amounts in the certificate account at the time of such investment; and

     . commercial paper assigned a rating of at least A-1+ by S&P and at least F-1+ by Fitch. Any losses on such investments will be deducted from other investment earnings or from other funds in the certificate account.

  All payments from obligors on the loans, including principal prepayments and advance payments from obligors not constituting principal prepayments, shall be paid into the certificate account no later than one business day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on loans, which are retained by the servicer as part of its servicing fees and are not paid into the certificate account and except for certain proceeds from liquidated loans which are used to reimburse the servicer for customary out-of-pocket liquidation expenses. See "Description of the Certificates--Servicing Compensation and Payment of Expenses." In addition, all payments under FHA Insurance received by the servicer, any advances by the servicer or the trustee as described under "Description of the Certificates--Advances," and amounts paid by Green Tree for loans repurchased, or upon substitution for a loan otherwise required to be repurchased, as a result of a breach of representations or warranties, as described under "Description of the Certificates--Conveyance of Loans," will be paid into the certificate account.

  On the second business day preceding each payment date, the servicer will determine the amount available and the amount of funds necessary to make all payments to be made on the next payment date from the certificate account. Not later than one business day after this determination date, Green Tree will deposit in the certificate account the repurchase price of any loans required to be repurchased on such payment date, or any amounts required to be deposited upon substitution for any loan otherwise required to be repurchased on that payment date, as a result of a breach of representations and warranties.

  On each payment date the trustee will withdraw the amount available from the certificate account and make the following payments, in the following order of priority:

  (1) if neither Green Tree nor any wholly owned subsidiary of Green Tree is the servicer, to pay the monthly servicing fee to the servicer;

  (2) to pay interest and principal on the certificates, in the manner and the order of priority described below;

  (3) if Green Tree or any wholly owned subsidiary of Green Tree is the servicer, to pay the monthly servicing fee to the servicer;

  (4) to pay any Class B-2A additional principal distribution amount, as described under "--Distributions on Certificates--Class B-2A Principal" below;

  (5) to reimburse the servicer or the trustee, as applicable, for any unreimbursed advances with respect to the loans made in respect of current or prior payment dates;

  (6) to reimburse the holder of the Class C certificates for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the trust as a REMIC or otherwise;

  (7) to reimburse Green Tree for any prior unreimbursed Class B-2 guaranty payments;

  (8) to pay the Class B-3I distribution amount on the Class B-3I certificates; and

  (9) to pay any remaining amounts to the holder of the Class C certificates.

  The scheduled principal balance of a loan with respect to any payment date is its principal balance as of the scheduled payment date in the calendar month preceding that payment date as specified in its amortization schedule, after giving effect to any previous partial principal prepayments and to the scheduled payment due on such due date, but without giving effect to any delinquency in payment or adjustments due to bankruptcy or similar proceedings. The pool scheduled principal balance as of any payment date is the aggregate of the scheduled principal balances of loans comprising the loan pool that were outstanding during the preceding due period. A liquidated loan is a defaulted loan as to which all amounts that the servicer expects to recover on account of such loan have been received.

Distributions on Certificates

  On each payment date, distributions on the certificates in respect of the amount available will be made to:

  .   the holders of the Class A certificates,

  .   the Class M certificates and

  .   the Class B certificates, in the manner described below.

Distributions of interest and principal on the certificates will be made primarily from amounts available in respect of the loans.

  Interest on the Class A, Class M-1, Class M-2 and Class B-1 Certificates.

  Interest will be distributable:

  .   first to each class of Class A certificates concurrently,

  .   then to the Class M-1 certificates,

  .   then to the Class M-2 certificates and

  .   then to the Class B-1 certificates.

Interest on the outstanding Class A principal balance, or, in the case of the Class A-6 IO certificates, on the notional principal amount, Class M-1 adjusted principal balance, Class M-2 adjusted principal balance and Class B-1 adjusted
principal balance, will accrue at the related pass-through rate from     ,
1999, or from the most recent payment date on which interest has been paid, to but excluding the following payment date. Interest on each class of Class A certificates, other than the Class A-1A ARM and Class A-1B ARM certificates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class A-1A ARM and Class A-1B ARM certificates will be computed on the basis of actual days elapsed in a 360-day year. The principal balance of a class of certificates, other than the Class A-6 IO certificates, which has no principal balance, as of any payment date is the original principal balance of that class less all principal amounts previously distributed to the class. The Class M-1 adjusted principal balance as of any payment date is the Class M-1 principal balance less any Class M-1 liquidation loss amount, described below under "Losses on Liquidated Loans." The Class M-2 adjusted principal balance as of any payment date is the Class M-2 principal balance less any Class M-2 liquidation loss amount described below under "Losses on Liquidated Loans." The Class B-1 adjusted principal balance as of any payment date is the Class B-1 principal balance less any Class B-1 liquidation loss amount (described below under "Losses on Liquidated Loans").

  The Class A-1A ARM pass-through rate is a floating rate equal to the lesser of one-month LIBOR plus the Class A-1A pass-through margin or the available funds pass-through rate, but in no case more than 14%. The Class A-1A pass-through margin will equal % per year on each payment date on which the pool scheduled principal balance is 10% or more of the cut-off date pool principal balance, and % per year on each payment date on which the pool scheduled principal balance is less than 10% of the cut-off date pool principal balance. The Class A-1B ARM pass-through rate is a floating rate equal to the lesser of one-month LIBOR plus the Class A-1B pass-through margin or the available funds pass-through rate, but in no case more than 14%. The Class A-1B pass-through margin will equal % per year on each payment date on which the pool scheduled principal balance is 10% or more of the cut-off date pool principal balance, and % per year on each payment date on which the pool scheduled principal balance is less than 10% of the cut-off date pool principal balance. The available funds pass-through rate for any payment date will be a rate per year equal to the weighted average of the expense adjusted loan rates on the then outstanding adjustable rate loans. The expense adjusted loan rate on any adjustable rate loan is equal to the then applicable loan rate, minus the expense fee rate. The expense fee rate is 0.50%. One-month LIBOR with respect to any monthly interest period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to such monthly interest period. For a description of the method used to calculate one-month
LIBOR, see "Calculation of One-Month LIBOR" on page    of this prospectus
supplement.

  Interest will be calculated on the Class HE: A-6 IO certificates on each payment date based on the notional principal amount, which for the first 24 payment dates is equal to $120,000,000 (or the Class A principal balance for such payment date, if less), and after that will equal zero. The notional principal amount provides a basis for calculating interest payments only, and does not represent the right to receive any distributions of principal.

  In the event that, on a particular payment date, the amount available is not sufficient to make a full distribution of interest to the holders of a class of Class A certificates, Class M-1 certificates, Class M-2 certificates or Class B-1 certificates, after payment of interest on each class of certificates that is senior to that class of certificates, the Class A certificates being treated as a single class for this purpose, the amount of interest to be distributed in respect of such class will be allocated among the outstanding certificates of such class pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next payment date. Any such amount so carried forward will bear interest at the applicable pass-through rate, to the extent legally permissible.

  Principal on the Class A, Class M-1, Class M-2 and Class B-1 Certificates.

  The Class A, Class M-1, Class M-2 and Class B-1 certificates will receive distributions of principal in the order of priority described below, after payment of all interest then accrued on the Class A principal balance, Class A-6 IO notional principal amount, Class M-1 adjusted principal balance, Class M-2 adjusted principal balance and Class B-1 adjusted principal balance. The Class A-6 IO certificates do not receive distributions of principal.

  Holders of the Class A-1A ARM certificates and the Class A-1B ARM certificates will be entitled to receive as payments of principal in an amount equal to the group I ARM formula principal distribution amount and the group II ARM formula principal distribution amount, respectively. The group I ARM formula principal distribution amount on or before the payment date on which the Class A-1A ARM certificates have been paid in full will generally be equal to the lesser of (A) the Class A-1A ARM principal balance or (B) the sum of the following:

  (1) all scheduled payments of principal due on each outstanding group I adjustable rate loan during the related due period;

  (2) the scheduled principal balance of each group I adjustable rate loan which, during the related due period, was purchased by Green Tree under the pooling and servicing agreement on account of certain breaches of its representations and warranties;

  (3) the scheduled principal balance of each group I adjustable rate loan that became a liquidated loan during the related due period;

  (4) all partial principal prepayments applied and principal prepayments in full received on each group I adjustable rate loan during the related due period; and

  (5) on any payment date which is on or after the payment date on which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates have been paid in full, a pro rata portion (based on the Class A-1A ARM principal balance versus the Class A-1B ARM principal balance) of (a) the senior percentage times the sum of the amounts described in clause (A) of the definition of the formula principal distribution amount less (b) the amount, if any, to be distributed in payment of principal on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates on such payment date.

  The group II ARM formula principal distribution amount on or before the payment date on which the Class A-1B ARM certificates have been paid in full will generally be equal to the lesser of (A) the Class A-1B ARM principal balance or (B) the sum of the following:

  (1) all scheduled payments of principal due on each outstanding group II adjustable rate loan during the related due period;

  (2) the scheduled principal balance of each group II adjustable rate loan which, during the related due period, was purchased by Green Tree pursuant to the pooling and servicing agreement on account of certain breaches of its representations and warranties;

  (3) the scheduled principal balance of each group II adjustable rate loan that became a liquidated loan during the related due period;

  (4) all partial principal prepayments applied and principal prepayments in full received on each group II adjustable rate loan during the related due period; and

  (5) on any payment date which is on or after the payment date on which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates have been paid in full, a pro rata portion (based on the Class A-1B ARM principal balance versus the Class A-1A ARM principal balance) of
      (a) the senior percentage times the sum of the amounts described in clause (A) of the definition of the formula principal distribution amount less (b) the amount, if any, to be distributed in payment of principal on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates on that payment date.


  Holders of the Class A certificates, other than the Class A-1A ARM certificates, the Class A-1B ARM certificates and the Class A-6 IO certificates, the Class M-1 certificates, the Class M-2 certificates and the Class B-1 certificates will be entitled to receive, as payments of principal, an amount equal to the senior percentage or the Class B percentage, as applicable, of a formula principal distribution amount, which is (A) the sum of:

  (1) all scheduled payments of principal due on each outstanding loan during the related due period,

  (2) the scheduled principal balance of each loan which, during the related due period, was purchased by Green Tree pursuant to the pooling and servicing agreement on account of certain breaches of its representations and warranties,

  (3) all partial principal prepayments applied and all principal prepayments in full received during the related due period in respect of loans,

  (4) the scheduled principal balance of each loan that became a liquidated loan during the related due period and

  (5) any amount described in clauses (1) through (4) above that was not previously distributed because of an insufficient amount of funds available in the certificate account if the payment date occurs on or after the payment date on which the Class B-2 principal balance has been reduced to zero, or such amount was not covered by a Class B-2 guaranty payment and corresponding reduction in the Class B-2 principal balance, minus the sum of those portions of the Group I ARM formula principal distribution amount and the Group II ARM formula principal distribution amount described above.

When the principal balance of a class of certificates is reduced to zero, no further distributions of principal will be made to the holders of that class.

  The senior percentage for any payment date prior to the Class B cross-over date (as described below), and for any payment date on or after the Class B cross-over date on which any Class B principal distribution test (as described below) has not been satisfied, will equal 100%. On each payment date on or after the Class B cross-over date, if each Class B principal distribution test has been satisfied on such payment date, the senior percentage will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class A principal balance, excluding the Class A-1A ARM principal balance and the Class A-1B ARM principal balance, and the Class M principal balance for that payment date and the denominator of which is the pool scheduled principal balance of the loans, excluding the adjustable rate loans, for the immediately preceding payment date.

  The pool scheduled principal balance as of any payment date is the aggregate of the scheduled principal balances of loans that were outstanding during the preceding due period. A "liquidated loan" is a defaulted loan as to which all amounts that the servicer expects to recover on account of such loan have been received.

  The senior percentage of the formula principal distribution amount will be distributed, to the extent of the amount available, after payment of all interest then accrued on the Class A principal balance, Class A-6 IO notional principal amount, Class M-1 adjusted principal balance, Class M-2 adjusted principal balance and Class B-1 adjusted principal balance, as follows:

  (1) that portion, if any, of the senior percentage of the formula principal distribution amount equal to the Class A-5 lockout pro rata distribution amount will be distributed to the Class A-5 certificateholders; and

  (2) the remainder of the senior percentage of the formula principal distribution amount will be distributed in the following order:

     . first, to the Class A-1 certificateholders until the Class A-1 principal balance has been reduced to zero,

     . then to the Class A-2 certificateholders until the Class A-2 principal balance has been reduced to zero,

     . then to the Class A-3 certificateholders until the Class A-3 principal balance has been reduced to zero,

     . then to the Class A-4 certificateholders until the Class A-4 principal balance has been reduced to zero,

     . then to the Class A-5 certificateholders until the Class A-5 principal balance has been reduced to zero,

     . then to the Class M-1 certificateholders until the Class M-1 principal balance has been reduced to zero and

     . then to the Class M-2 certificateholders until the Class M-2 principal balance has been reduced to zero.

  The Class A-5 lockout pro rata distribution amount, as to any payment date, is an amount equal to the lesser of:

  (a) the product of (1) the Class A-5 lockout percentage, and (2) the product of (A) a fraction, the numerator of which is the Class A-5 principal balance immediately preceding that payment date and the denominator of which is the Class A principal balance (excluding the Class A-1A ARM principal balance and the Class A-1B ARM principal balance) immediately preceding such payment date, and (B) the senior percentage of the formula principal distribution amount for such payment date, and

  (b) the Class A-5 principal balance immediately preceding such payment date.

  The Class A-5 lockout percentage, as to any payment date occurring during the periods set forth below, is the percentage designated as such as follows:

                                                                  Class A-5
   Period (dates inclusive)                                   Lockout Percentage
   ------------------------                                   ------------------
   April 1999 through March 2001.............................          0%
   April 2001 through March 2003.............................         20%
   April 2003 through March 2004.............................         80%
   April 2004 through March 2005.............................        100%
   April 2005 and thereafter.................................        300%

  Payments of principal on the Class B-l certificates will not commence until the Class B cross-over date, and will be made on that payment date and each subsequent payment date only if each Class B principal distribution test is satisfied on such payment date (unless the Class A principal balance and the Class M principal balance have been reduced to zero). The Class B cross-over date will be the earlier of:

  (1) the payment date on which the Class M-2 principal balance is reduced to zero and

  (2) the first payment date on or after the payment date in April 2002 on which the fraction, expressed as a percentage, the numerator of which is the Class B principal balance as of that payment date and the denominator of which is the pool scheduled principal balance as of the immediately preceding payment date, is equal to or greater than 15.3%.

  On each payment date on or after the Class B cross-over date and prior to the payment date on which the Class A principal balance and the Class M principal balance have been reduced to zero, holders of Class B certificates will be entitled to distributions of principal only if each of the following tests is satisfied on such payment date:

  (1) the average of the sixty-day delinquency ratio (as defined in the pooling and servicing agreement) as of such payment date and the prior two payment dates must not exceed 10%;

  (2) the average of the thirty-day delinquency ratio (as defined in the pooling and servicing agreement) as of such payment date and the prior two payment dates must not exceed 12%;

  (3) the cumulative realized loss ratio (as defined in the pooling and servicing agreement) as of such payment date must not exceed 7.5%;

  (4) the current realized loss ratio (as defined in the pooling and servicing agreement) as of such payment date must not exceed 2.0%; and

  (5) (a) the sum of the Class B principal balance plus the amount by which the aggregate certificate principal balance exceeds the pool scheduled principal balance as of the immediately preceeding payment date, divided by (b) the pool scheduled principal balance as of the immediately preceding payment date, must be equal to or greater than 15.3%.

  On each payment date on which the Class B certificates are eligible to receive distributions of principal, the Class B percentage of the formula principal distribution amount will be paid to the Class B-1 certificateholders to the extent of the amount available, after payment of all interest then accrued on the Class A principal balance, Class A-6 IO notional principal amount, Class M-1 adjusted principal balance, Class M-2 adjusted principal balance and Class B-1 adjusted principal balance and all principal then due on the Class A certificates and Class M certificates, until the Class B-l principal balance has been reduced to zero.

  The Class B percentage for any payment date will be equal to 100% minus the senior percentage. The Class B percentage for each payment date after the Class A principal balance and the Class M principal balance have been reduced to zero will be equal to 100%.

  Notwithstanding the foregoing, on any payment date as to which there is a Class A liquidation loss principal amount, the remaining amount available, after payment of all interest then accrued on the Class A principal balance, Class A-6 IO notional principal amount, Class M-1 adjusted principal balance, Class M-2 adjusted principal balance and Class B-1 adjusted principal balance, will be distributed pro rata to each class of Class A certificates based on the principal balance of each class. In no event will such amount exceed the principal balance of any such class. The Class A liquidation loss principal amount is the amount, if any, by which the pool scheduled principal balance plus the pre-funded amount is less than the Class A principal balance.

  If, as to any payment date, the remaining amount available, after payment of all interest then accrued on the Class A principal balance, Class A-6 IO notional principal amount, Class M-1 adjusted principal balance, Class M-2 adjusted principal balance and Class B-1 adjusted principal balance, is less than the sum of the group I ARM formula principal distribution amount, the group II ARM formula principal distribution amount and the senior percentage of the formula principal distribution amount the amounts to be distributed to the Class A-1A ARM certificateholders and Class A-1B ARM certificateholders, on the one hand, and the remaining Class A certificateholders, Class M-1 certificateholders and Class M-2 certificateholders, on the other, will be allocated pro rata based upon the respective portions of the amount available that would have been distributed to the Class A, Class M-1 and Class M-2 certificateholders, as described above, had the remaining amount available been sufficient.

  Class B-2A Interest

  Interest on the outstanding Class B-2A adjusted principal balance will accrue
from       , 1999, or from the most recent payment date on which interest has been paid, to but excluding the following payment date, and will be computed on the basis of a 360-day year composed of twelve 30-day months.

  To the extent of the remaining amount available, if any, for a payment date after payment of all interest and principal then payable on the Class A, Class M and Class B-1 certificates, interest will be paid to the Class B-2A certificateholders on that payment date at the Class B-2A pass-through rate on the then outstanding Class B-2A adjusted principal balance. The Class B-2A pass-through rate is shown on the cover of this prospectus supplement. The Class B-2A adjusted principal balance as of any payment date is the Class B-2A principal balance less any Class B-2A liquidation loss amount, described below under "Losses on Liquidated Loans."

  If on a particular payment date, the remaining amount available is not sufficient to make a full distribution of interest to the Class B-2A certificateholders, the amount of the deficiency will be carried forward as an amount that the Class B-2A certificateholders are entitled to receive on the next payment date. Any amount so carried forward will bear interest at the Class B-2A pass-through rate, to the extent legally permissible.

  Class B-2A Principal

  Except for payment of any Class B-2A additional principal distribution amount, as described below, payment of principal on the Class B-2A certificates will not commence until the payment date on which the Class B-1 principal balance has been reduced to zero, and will be made on that payment date and each payment date thereafter only if each Class B principal distribution test is satisfied on that payment date, unless the Class A principal balance and the Class M principal balance have been reduced to zero. On any such payment date, the Class B percentage of the formula principal distribution amount will be distributed from the amount available after payment of all interest and principal on the Class A and Class M certificates and all interest on the Class B-2A certificates, to the Class B-2A certificateholders until the Class B-2A principal balance has been reduced to zero.

  The Class B-2A certificateholders will also be entitled to receive additional distributions in respect of principal on each payment date to the extent there is any amount available remaining after payment of all interest and principal on the Class A, Class M and Class B certificates and the monthly servicing fee to the servicer for such payment date. The Class

B-2A additional principal distribution amount for any payment date will be equal to the lesser of

    (1) one-half of such remaining amount available, and

    (2) the amount necessary to reduce the Class B-2A principal balance to zero, after taking into account any distributions to made pursuant to the preceding paragraph.

  Class B-2 Interest.

  Interest on the outstanding Class B-2 principal balance will accrue from , 1999, or from the most recent payment date on which interest has been paid, to but excluding the following payment date, and will be computed on the basis of a 360-day year of twelve 30-day months.

  If there is any remaining amount available for a payment date after payment of all interest and (except for any Class B-2A additional principal distribution amount) principal then payable on the Class A, Class M-1, Class M-2, Class B-1 and Class B-2A certificates, and there is Class B-2 guaranty payment, if any, for that date, interest will be paid to the Class B-2 certificateholders on that payment date at the Class B-2 pass-through rate on the then outstanding Class B-2 principal balance. The Class B-2 pass-through
rate is   %, subject to a maximum rate equal to the weighted average of the loan rates on the loans. The Class B-2 principal balance is the original Class B-2 principal balance less all amounts previously distributed to the Class B-2 certificateholders in respect of principal, including any Class B-2 guaranty payments.

  In the event that, on a particular payment date, the remaining amount available plus any amounts actually paid under the Class B-2 limited guaranty are not sufficient to make a full distribution of interest to the Class B-2 certificateholders, the amount of the deficiency will be carried forward as an amount that the Class B-2 certificateholders are entitled to receive on the next payment date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class B-2 pass-through rate.

  Class B-2 Principal.

  Except for payments of the Class B-2 liquidation loss principal amount, payments of principal on the Class B-2 certificates will not commence until the payment date on which the Class B-1 and the Class B-2A principal balances have been reduced to zero (the "Class B-1 and B-2A Cross-over Date"), and will be made on that payment date and each payment date after that only if each Class B principal distribution test is satisfied on that payment date, unless the Class A principal balance and the Class M principal balance have been reduced to zero. On any such payment date, the Class B percentage of the formula principal distribution amount will be distributed, from any remaining amount available, after payment of all interest and principal then due on the Class A and Class M certificates, and any amounts actually paid under the Class B-2 limited guaranty, in each case after payment of interest on the Class B-2 certificates, to the Class B-2 certificateholders until the Class B-2 principal balance has been reduced to zero.

  On each payment date, the Class B-2 certificateholders will be entitled to receive, pursuant to the Class B-2 limited guaranty, the Class B-2 liquidation loss principal amount until the Class B-2 principal balance has been reduced to zero.

Calculation of One-Month LIBOR

  The London Interbank Offered Rate or LIBOR with respect to any monthly interest period will be established by the calculation agent appointed by the trust and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to such monthly interest period. Telerate Page 3750 means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be designated by the calculation agent as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" means a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR determination date the offered rate does not appear on Telerate Page 3750, the calculation agent will request each of the reference banks to provide the calculation agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on that date. If at least two reference banks provide the calculation agent with offered quotations, LIBOR on that date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on that date fewer than two of the reference banks provide the calculation agent with offered quotations, LIBOR on such date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in the City of New York selected by the calculation agent are quoting as of 11:00 A.M., New York City time, on that date to leading European banks for United States dollar deposits for one month; provided, however, that if the banks are not quoting as described above, LIBOR for that date will be LIBOR applicable to the monthly interest period immediately preceding the monthly interest period. Notwithstanding the foregoing, however, LIBOR for a payment date shall not be based on LIBOR for the prior payment date for three consecutive payment dates. If, under the priorities described above, LIBOR for a payment date would be based on LIBOR for the previous payment date for the second consecutive payment date, the calculation agent shall select an alternative comparable index over which the calculation agent has no control used for determining one-month Eurodollar lending rates that is calculated and published by an independent third party. The calculation agent will initially be the trustee.

Subordination of Class M Certificates and Class B Certificates

  The rights of the holders of the Class M certificates and Class B certificates to receive distributions with respect to the loans, as well as any other amounts constituting amount available, will be subordinated to the rights of the holders of the Class A certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A certificates of the full amount of their scheduled monthly payments of interest and principal and to afford those holders protection against losses on liquidated loans.

  A portion of the protection afforded to the holders of the Class A certificates by means of the subordination of the Class M and Class B certificates will be accomplished by the preferential right of the Class A certificateholders to receive on any payment date the amount of interest due on the Class A certificates, including any interest due on a prior payment date but not received, prior to any distribution being made on a payment date in respect of interest on the Class M and Class B certificates. After that, any remaining amount available will be applied to the payment of interest due on the Class M-1 adjusted principal balance, then interest due on the Class M-2 adjusted principal balance and then interest due on the Class B-1 adjusted principal balance.

  After payment of all interest accrued on the Class A principal balance, Class A-6 IO notional principal amount, Class M-1 adjusted principal balance, Class M-2 adjusted principal balance and Class B-1 adjusted principal balance, any remaining amount available will be distributed in the following order of priority:

  . first, the senior percentage or the Class B percentage, as applicable, of the formula principal distribution amount will be distributed to the Class A, Class M and Class B-1 certificateholders in the order of priority described under "Principal on the Class A, Class M-1, Class M-2 and Class B-1 certificates";

  . second, any unpaid Class M-1 liquidation loss interest amount, as described below under "Losses on Liquidated Loans," will be distributed to the Class M-1 certificateholders;

  . third, any unpaid Class M-2 liquidation loss interest amount, as described below under "Losses on Liquidated Loans," will be distributed to the Class M-2 certificateholders; and,

  . fourth, any unpaid Class B-1 liquidation loss interest amount, as described below under "Losses on Liquidated Loans," will be distributed to the Class B-1 certificateholders.

  The rights of the holders of the Class B-2A certificates to receive distributions with respect to the loans and other amounts in the certificate account will be subordinated to such rights of the holders of the Class A certificates, Class M certificates and Class B-1 certificates. Thus, the Class B-2A certificateholders will be entitled to distributions of interest and principal on the Class B-2A certificates only after distributions of all interest and principal then payable on the Class A, Class M and Class B-1 certificates.

  If a Class B-2 liquidation loss amount is realized for any payment date and Green Tree fails to pay that amount pursuant to its Class B-2 limited guaranty, the Class B-2 certificateholders may incur losses on their investment in the Class B-2 certificates to the extent such losses are not made up from future payments on the loans or the Class B-2 limited guaranty.

Losses on Liquidated Loans

  The distribution of principal to the Class A certificateholders is intended to include the senior percentage of the scheduled principal balance of each loan, other than the adjustable rate loans, that became a liquidated loan during the preceding due period and the scheduled principal balance of each adjustable rate loan that became a liquidated loan during the preceding due period. If the net liquidation proceeds from such liquidated loan are less than the scheduled principal balance of such liquidated loans plus accrued and unpaid interest thereon, the deficiency will, in effect, be absorbed by

  .  the Class C certificateholder,

  .  then the Class B-3I certificateholder,

  . then the monthly servicing fee otherwise payable to the servicer (so long as Green Tree or any wholly owned subsidiary of Green Tree is the servicer),

  .  then the Class B-2 certificateholders,

  .  then the Class B-2A certificateholders,

  .  then the Class B-1 certificateholders,

  .  then the Class M-2 certificateholders and

  . then the Class M-1 certificateholders, since a portion of the amount available equal to such deficiency and otherwise distributable to them will be paid to the Class A certificateholders.

Likewise, to the extent the Class M-1 certificateholders, the Class M-2 certificateholders or the Class B-1 certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of certificates with a lower payment priority.

  In the event the amount available for any payment date is insufficient to distribute the full formula principal distribution amount for that payment date to the certificateholders, the aggregate outstanding principal balance of the certificates will decline on that payment date by an amount less than the decline in the pool scheduled principal balance for that payment date. Because of the Class B-2A additional principal that will be paid on each payment date, assuming that the amount available is sufficient, it is unlikely that distributions of principal on one or more payment dates of less than the formula principal distribution amount for the payment dates would result in the aggregate outstanding principal balance of the certificates being greater than the pool scheduled principal balance. Nevertheless, severe losses and delinquencies on the loan pool will create this kind of a deficiency. In this event, the amount of the deficiency (the "Liquidation Loss Amount") would be allocated first to the Class B-2 certificates (the "Class B-2 Liquidation Loss Amount"), and Green Tree would be obligated to pay the amount of the Class B-2 Liquidation Loss Amount to the Class B-2 certificateholders pursuant to the Class B-2 limited guaranty. If on any payment date the sum of the Class A principal balance, the Class M-1 principal balance, the Class M-2 principal balance, the Class B-1 principal balance and the Class B-2A principal balance, were equal to the pool scheduled principal balance, no further liquidation loss amounts could be allocated to the Class B-2 certificates and any further liquidation loss amounts would be allocated to reduce the Class B-2A adjusted principal balance (a "Class B-2A Liquidation Loss

Amount"). If the Class B-2A adjusted principal balance were reduced to zero, no further liquidation loss amounts would be allocated to the Class B 2-A certificates and any further liquidation loss amounts realized would be allocated to reduce the Class B-1 adjusted principal balance (a "Class B-1 Liquidation Loss Amount"). If the Class B-1 adjusted principal balance were reduced to zero, any further liquidation loss amounts realized would be allocated to reduce the Class M-2 adjusted principal balance (a "Class M-2 Liquidation Loss Amount"). If the Class M-2 adjusted principal balance were reduced to zero, any further liquidation loss amounts realized would be allocated to reduce the Class M-1 adjusted principal balance (a "Class M-1 Liquidation Loss Amount"). Any such liquidation loss amounts would be reduced on subsequent payment dates to the extent that the amount available on such payment dates is sufficient to permit the distribution of principal due, but not paid, on the certificates on prior payment dates. In the event the adjusted principal balance of the Class M-1, Class M-2, Class B-2A or Class B-1 certificates were reduced by a liquidation loss amount, interest accruing on that class would be calculated on the reduced adjusted principal balance of that class. The interest accruing on that class's liquidation loss amount each month (such class's "Liquidation Loss Interest Amount"), plus interest at the applicable certificate rate on any liquidation loss interest amount due on a prior payment date but not paid, would be paid to the certificateholders of that class from the amount available, after distributions of principal on all Class A, Class M, Class B-1 and Class B-2A certificates (other than Class B-2A Additional Principal), in the order of priority described above under "Subordination of Class M and Class B Certificates."

  If the amount available is not sufficient to cover the entire amount distributable to the Class A certificateholders, the Class M-1 certificateholders or the Class M-2 certificateholders on a particular payment date, then the senior percentage on future payment dates may be increased and the Class B percentage on future payment dates may be reduced as a result of such deficiency.

  But for the effect of the subordination of the Class M-2, Class B and Class C certificates and the related monthly servicing fee otherwise payable to the servicer with respect to the loans, the Class M-1 certificateholders will absorb all losses on each liquidated loan in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

  But for the effect of the subordination of the Class B and Class C certificates and the related monthly servicing fee otherwise payable to the servicer with respect to the loans, the Class M-2 certificateholders will absorb all losses on each liquidated loan in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

  But for the effect of the subordination of the Class B-3I, Class B-2, Class B-2A and Class C certificates and the related monthly servicing fee otherwise payable to the servicer with respect to the loans, the Class B-1 certificateholders will absorb all losses on each liquidated loan in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

  But for the effect of the subordination of the Class B-3I, Class B-2 and Class C certificates and the related monthly servicing fee otherwise payable to the servicer with respect to the loans, the Class B-2A certificateholders will absorb all losses on each liquidated loan in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

  But for the payments under the Class B-2 limited guaranty described below and the subordination of the Class B-3I and Class C certificates and the related monthly servicing fee otherwise payable to the servicer with respect to the loans, the Class B-2 certificateholders will absorb all losses on each Liquidated loan in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

Advances

  To the extent that collections on a loan in any due period are less than the scheduled payment due, the servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The servicer will be obligated to advance a delinquent payment on a loan only to the extent that the servicer, in its sole discretion, expects to recoup that advance from subsequent funds available in the certificate account.

  If the servicer fails to make an advance required under the pooling and servicing agreement, the trustee will be obligated to deposit the amount of that advance in the certificate account on the payment date. The trustee will not, however, be obligated to deposit any of this amount if (1) the trustee does not expect to recoup the advance from subsequent funds available in the certificate account, or (2) the trustee determines that it is not legally able to make the advance.

Reports to Certificateholders

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class A certificateholder, a statement on the related payment date that shows:

  (a) the amount of such distribution to holders of each class of Class A certificates allocable to interest (separately identifying any unpaid interest shortfall included);

  (b) the amount of such distribution to holders of each class of Class A certificates allocable to principal (separately identifying (1) the aggregate amount of any principal prepayments included and (2) that portion of any such distribution to Class A-5 certificateholders constituting the Class A-5 lockout pro rata distribution amount);

  (c) the amount, if any, by which the Class A formula distribution amount exceeds the Class A distribution amount for such payment date;

  (d) the principal balance of each class of Class A certificates and the notional principal amount for the Class A-6 IO certificates after giving effect to the distribution of principal on such payment date;

  (e) the senior percentage and the Class A-5 lockout percentage for such payment date;

  (f) the pool scheduled principal balance for such payment date;

  (g) the pool factor (a percentage derived from a fraction the numerator of which is the sum of the Class A principal balance, the Class M principal balance and the Class B principal balance and the denominator of which is the cut-off date pool principal balance plus the amount in the pre-funding account); and

  (h) the number and aggregate principal balance of loans delinquent (1) 30-59 days and (2) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class A certificate with a 1% percentage interest or per $1,000 denomination of Class A certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class A certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class M-1 certificateholder, a statement in respect of the related payment date setting forth, among other things:

  (a) the amount of such distribution to holders of the Class M-1 certificates allocable to interest (separately identifying any unpaid interest shortfall included);

  (b) the amount of such distribution to holders of the Class M-1 certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments included);

  (c) the amount, if any, by which the Class M-1 formula distribution amount exceeds the Class M-1 remaining amount available for such payment date;

  (d) the principal balance of the Class M-1 certificates after giving effect to the distribution of principal on such payment date;

  (e) any unpaid interest on any Class M-1 liquidation loss principal amounts, after giving effect to payments of such interest on such payment date;

  (f) the senior percentage for such payment date;

  (g) the pool scheduled principal balance for such payment date;

  (h) the pool factor; and

  (i) the number and aggregate principal balance of loans delinquent (1) 30-59 days and (2) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-1 certificate with a 1% percentage interest or per $1,000 denomination of Class M-1 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class M-1 certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class M-2 certificateholder, a statement in respect of the related payment date setting forth, among other things:

  (a) the amount of such distribution to holders of the Class M-2 certificates allocable to interest (separately identifying any unpaid interest shortfall included);

  (b) the amount of such distribution to holders of the Class M-2 certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments included);

  (c) the amount, if any, by which the Class M-2 formula distribution amount exceeds the Class M-2 remaining amount available for such payment date;

  (d) the principal balance of the Class M-2 certificates after giving effect to the distribution of principal on such payment date;

  (e) any unpaid interest on any Class M-2 liquidation loss principal amounts, after giving effect to payments of such interest on such payment date;

  (f) the senior percentage for such payment date;

  (g) the pool scheduled principal balance for such payment date;

  (h) the pool factor; and

  (i) the number and aggregate principal balance of loans delinquent (1) 30-59 days and (2) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class M-2 certificate with a 1% percentage interest or per $1,000 denomination of Class M-2 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class M-2 certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class B-2 certificateholder, a statement in respect of the related payment date setting forth, among other things:

  (a) the amount of such distribution to holders of the Class B-1 certificates allocable to interest (separately identifying any unpaid interest shortfall included);

  (b) the amount of such distribution to holders of the Class B-1 certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments included);

  (c) the amount, if any, by which the Class B-1 formula distribution amount exceeds the Class B-1 remaining amount available for such payment date;

  (d) the principal balance of the Class B-1 certificates after giving effect to the distribution of principal on such payment date;

  (e) any unpaid interest on any Class B-1 liquidation loss principal amounts, after giving effect to payments of such interest on such payment date;

  (f) the Class B percentage for such payment date;

  (g) the pool scheduled principal balance for such payment date;

  (h) the pool factor; and

  (i) the number and aggregate principal balance of loans delinquent (1) 30-59 days and (2) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class B-1 certificate with a 1% percentage interest or per $1,000 denomination of Class B-1 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class B-1 certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class B-2A certificateholder, a statement in respect of the related payment date setting forth, among other things:

  (a) the amount of such distribution to holders of the Class B-2A certificates allocable to interest (separately identifying any unpaid interest shortfall included and (2) that portion of any such distribution constituting the Class B-2A additional principal distribution amount);

  (b) the amount of such distribution to holders of the Class B-2A certificates allocable to principal (separately identifying (1) the aggregate amount of any principal prepayments included);

  (c) the amount, if any, by which the Class B-2A formula distribution amount exceeds the Class B-2A remaining amount available for such payment date;

  (d) the principal balance of the Class B-2A certificates after giving effect to the distribution of principal on such payment date;

  (e) any unpaid interest on any Class B-2A liquidation loss principal amounts, after giving effect to payments of such interest on such payment date;

  (f) the Class B percentage for such payment date;

  (g) the pool scheduled principal balance for such payment date;

  (h) the pool factor; and

  (i) the number and aggregate principal balance of loans delinquent (1) 30-59 days and (2) 60 or more days.

Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class B-2A certificate with a 1% percentage interest or per $1,000 denomination of Class B-2A certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class B-2A certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class B-2 certificateholder, a statement in respect of the related payment date setting forth, among other things:

  (a) the amount of such distribution to holders of Class B-2 certificates allocable to interest;

  (b) the amount of such distribution to holders of Class B-2 certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments included);

  (c) the amount, if any, by which the sum of the Class B-2 formula distribution amount and the Class B-2 liquidation loss principal amount, if any, exceeds the Class B-2 distribution amount for such payment date;

  (d) the Class B-2 liquidation loss principal amount, if any, for such payment date;

  (e) any unpaid interest on any Class B-2 liquidation loss principal amounts, after giving effect to payments of such interest on such payment date;

  (f) the Class B-2 guaranty payment, if any, for such payment date;

  (g) the Class B-2 principal balance after giving effect to the distribution of principal on such payment date;

  (h) the Class B percentage for such payment date;

  (i) the pool scheduled principal balance for such payment date;

  (j) the pool factor; and

  (k) the number and aggregate principal balance of loans delinquent (1) 30-59 days and (2) 60 or more days.

Information furnished pursuant to clauses (a) through (c) and clause (g) will be expressed as dollar amounts for a Class B-2 certificate with a 1% percentage interest or per $1,000 denomination of Class B-2 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class B-2 certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

Repurchase Option

  The pooling and servicing agreement provides that at any time that the pool scheduled principal balance is less than 10% of the cut-off date pool principal balance, the servicer will have the option to repurchase, on 30 days' prior written notice to the trustee, all outstanding loans (other than any Loan as to which title to the underlying property has been assigned) at a price sufficient to pay the aggregate certificate principal balance plus the monthly interest due on all certificates on the payment date occurring in the month following the date of repurchase. Such amount will be distributed on such payment date.

Collection and Other Servicing Procedures

  The servicer will manage, administer, service and make collections on the loans, exercising the degree of skill and care consistent with the highest degree of skill and care that the servicer exercises with respect to similar loans serviced by the servicer. The servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties. Green Tree does, however, as a matter of its own policy, monitor proof of hazard insurance coverage and require that it be named as an additional loss payee on all first lien secured loans and generally on junior lien secured loans with amounts financed of over $20,000.

Servicing Compensation and Payment of Expenses

  The servicer will receive a monthly servicing fee for each due period for servicing the loans equal to one-twelfth of the product of .75% and the remaining pool scheduled principal balance plus the related pre-funded amount, if any.

  The monthly servicing fee provides compensation for customary third-party servicing activities to be performed by the servicer for the trust, for additional administrative services performed by the servicer on behalf of the trust and for expenses paid by the servicer on behalf of the trust. The servicer is also entitled to reimbursement out of the liquidation proceeds of a liquidated loan for customary out-of-pocket liquidation expenses incurred by it.

  Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each loan. Administrative services performed by the servicer on behalf of the trust include selecting and packaging the loans, calculating distributions to certificateholders and providing related data processing and reporting services for certificateholders and on behalf of the trustee. Expenses incurred in connection with the servicing of the loans and paid by the servicer from its servicing fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of loans or foreclosure on collateral relating thereto, payment of trustee's fees, and payment of expenses incurred in connection with distributions and reports to certificateholders.

Evidence as to Compliance

  The pooling and servicing agreement provides for delivery to the trustee of a monthly report by the servicer no later than one business day following the determination date, setting forth the information described under "Reports to Certificateholders" above. Each report to the trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of such report and stating that the servicer has not defaulted in the performance of its obligations under the pooling and servicing agreement. On or before May 1 of each year, beginning in 2000, the servicer will deliver to the trustee a report of PricerwaterhouseCoopers LLP, or another nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of loans serviced by the servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the pooling and servicing agreement, except for any exceptions set forth in such report.

  The pooling and servicing agreement provides that the servicer shall furnish to the trustee such reasonably pertinent underlying data as can be generated by the servicer's existing data processing system without undue modification or expense.

  The pooling and servicing agreement provides that a certificateholder holding certificates representing at least 5% of the aggregate certificate principal balance will have the same rights of inspection as the trustee and may upon written request to the servicer receive copies of all reports provided to the trustee.

Transferability

  The certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the Code. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Certain Matters Relating to Green Tree

  The pooling and servicing agreement provides that Green Tree may not resign from its obligations and duties as servicer thereunder, except upon a determination that Green Tree's performance of such duties is no longer permissible under the pooling and servicing agreement or applicable law, and prohibits Green Tree from extending credit to any certificateholder for the purchase of a certificate, purchasing certificates in any agency or trustee capacity or lending money to the trust. Green Tree can be removed as servicer only pursuant to an event of termination as discussed below.

Events of Termination

  An event of termination under the pooling and servicing agreement will occur if:

  (1) the servicer fails to make any payment or deposit required under the pooling and servicing agreement (including an advance) and such failure continues for four business days;

  (2) the servicer fails to observe or perform in any material respect any other covenant or agreement in the pooling and servicing agreement which continues unremedied for thirty days;

  (3) the servicer conveys, assigns or delegates its duties or rights under the pooling and servicing agreement, except as specifically permitted under the pooling and servicing agreement, or attempts to make such a conveyance, assignment or delegation;

  (4) a court having jurisdiction in the premises enters a decree or order for relief in respect of the servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs;

  (5) the servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing;

  (6) the servicer fails to be an eligible servicer; or

  (7) the servicer's seller-servicer loan with GNMA is terminated. The servicer will be required under the pooling and servicing agreement to give the trustee and the certificateholders notice of an event of termination promptly upon the occurrence of such event.

Rights Upon an Event of Termination

  If an event of termination has occurred and is continuing, either the trustee or holders of certificates representing 25% or more of the aggregate certificate principal balance may terminate all of the servicer's management, administrative, servicing and collection functions under the pooling and servicing agreement. Upon such termination, the trustee or its designee will succeed to all the responsibilities, duties and liabilities of Green Tree as servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that neither the trustee nor any successor servicer will assume any accrued obligation of the prior servicer or any obligation of Green Tree to repurchase loans for breaches of representations and warranties, and the trustee will not be liable for any acts or omissions of the servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by the servicer of any of its representations and warranties contained in the pooling and servicing agreement or any related document or agreement. Notwithstanding such termination, the servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner Green Tree's obligation to repurchase certain loans for breaches of representations or warranties under the pooling and servicing agreement. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an eligible servicer to act as successor to the servicer under the pooling and servicing agreement. The trustee and such successor may agree upon the servicing compensation to be paid (after receiving comparable bids from other eligible servicers), which may not be greater than the monthly servicing fee payable to Green Tree as servicer under the pooling and servicing agreement without the consent of all of the certificateholders.

Termination of the Agreement

  The pooling and servicing agreement will terminate on the earlier of (a) the payment date on which the pool scheduled principal balance is reduced to zero; or (b) the payment date occurring in the month following the servicer's repurchase of the loans as described under "Description of the Certificates-- Repurchase Option." However, Green Tree's representations, warranties and indemnities will survive any termination of the pooling and servicing agreement.

Amendment; Waiver

  The pooling and servicing agreement may be amended by agreement of the trustee, the servicer and Green Tree at any time without the consent of the certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the pooling and servicing agreement, upon receipt of an opinion of counsel to the servicer that such amendment will not adversely affect in any material respect the interests of any certificateholder.

  The pooling and servicing agreement may also be amended from time to time by the trustee, the servicer and Green Tree with the consent of holders of certificates representing 66 2/3% or more of the aggregate certificate principal balance, and holders of certificates representing 51% or more of the aggregate certificate principal balance may vote to waive any event of termination, provided that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on loans or distributions which are required to be made on any certificate, or (b) reduce the aggregate amount of certificates required for any amendment of the pooling and servicing agreement, without the unanimous consent of the certificateholders.

  The trustee is required under the pooling and servicing agreement to furnish certificateholders with notice promptly upon execution of any amendment to the pooling and servicing agreement.

Indemnification

  The pooling and servicing agreement provides that Green Tree will defend and indemnify the trust, the trustee and the certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation:

  (a) arising out of or resulting from the use or ownership by Green Tree or any affiliate thereof of any real estate securing a loan;

  (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the loans to the trust (but not including any federal, state or other tax arising out of the creation of the trust and the issuance of the certificates); and

  (c)  with respect to certain other tax matters.

  The pooling and servicing agreement also provides that the servicer will defend and indemnify the trust, the trustee and the certificateholders (which indemnification will survive any removal of the servicer) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by Green Tree as servicer with respect to any loan.

Duties and Immunities of the Trustee

  The trustee will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the certificates or any loan, loan file or related documents, and will not be accountable for the use or application by Green Tree of any funds paid to Green Tree in consideration of the conveyance of the loans, or deposited into the certificate account by the servicer. If no event of termination has occurred, the trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform to the requirements of the pooling and servicing agreement.

  Under the pooling and servicing agreement the servicer will agree:

    (1) to pay to the trustee from time to time reasonable compensation for all services rendered by it;

    (2) to reimburse the trustee upon its request for all reasonable expenses, disbursements and advances incurred by the trustee in accordance with any provision of the pooling and servicing agreement, including reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

    (3) to indemnify the trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

  The trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the pooling and servicing agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

  The pooling and servicing agreement also provides that the trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the certificate registrar and transfer agent in respect of the certificates to the pooling and servicing agreement may be served. On the date of this prospectus supplement the trustee's office for these purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101. The trustee will promptly give written notice to Green Tree, the servicer and the certificateholders of any change of address.

The Trustee

  U.S. Bank Trust National Association has its corporate trust offices at 180 East Fifth Street, St. Paul, Minnesota 55101.

  The trustee may resign from its duties under the pooling and servicing agreement at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. In such circumstances, the servicer will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Registration of the Certificates

  The certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of DTC. The interests of beneficial owners of the certificates will be represented by book entries on the records of the participating members of DTC. Definitive certificates will be available only under the limited circumstances described herein. Holders of the certificates may hold through DTC (in the United States), CEDEL or Euroclear in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  CEDEL and Euroclear will hold omnibus positions in the certificates on behalf of the CEDEL participants and the Euroclear participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  The beneficial owners of certificates who are not participants but desire to purchase, sell or otherwise transfer ownership of the certificates may do so only through participants (unless and until definitive certificates, are issued). In addition, certificate owners will receive all distributions of principal of, and interest on, the certificates from the trustee through DTC and participants. certificate owners will not receive or be entitled to receive certificates representing their respective interests in the certificates, except under the limited circumstances described below.

  Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee as certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC.

  While certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the certificates and is required to receive and transmit distributions of principal of, and interest on, the certificates. Participants with whom certificate owners have accounts with respect to certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, the rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

  Definitive certificates will be issued in registered form to certificate owners, or their nominees, rather than to DTC, only if (1) DTC or Green Tree advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the certificates and Green Tree or the trustee is unable to locate a qualified successor or (2) Green Tree at its sole option advises the trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of definitive certificates to certificate owners, such certificates will be transferable directly and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

  DTC has advised Green Tree that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more participants to whose DTC accounts the certificates are credited. DTC has advised Green Tree that DTC will take this action with respect to any fractional interest of the certificates only at the direction of and on behalf of such participants beneficially owning a corresponding fractional interest of the certificates. DTC may take actions, at the direction of the participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

  Issuance of certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the certificates in the secondary market and the ability of certificate owners to pledge them. In addition, since distributions on the certificates will be made by the trustee to DTC and DTC will credit such distributions to the accounts of its participants, with the participants further crediting such distributions to the accounts of indirect participants or certificate owners, certificate owners may experience delays in the receipt of such distributions.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL participants and Euroclear participants may not deliver instructions directly to the depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL participant or Euroclear participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant or a Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations, which are called CEDEL participants, and facilitates the clearance and settlement of securities transactions between CEDEL participants through electronic book-entry changes in accounts of CEDEL participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary

Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under loan with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

  The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

  Distributions with respect to certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this prospectus supplement.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                 DESCRIPTION OF THE CLASS B-2 LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Class B-2 certificates and liquidation losses and delinquencies on the loans, Green Tree will provide a guaranty against losses that would otherwise be borne by the Class B-2 certificates. Each payment required to be made under the Class B-2 limited guaranty is a Class B-2 guaranty payment. Before to the Class B-1 and B-2A cross-over date, and on any payment date on or after the Class B-1 and B-2A cross-over date on which the Class B principal distribution test is not satisfied, the Class B-2 guaranty payment will equal the amount, by which:

  (1) the sum of (a) the Class B-2 formula distribution amount for that payment date (which will be equal to accrued and unpaid interest on the Class B-2 certificates) and (b) the Class B-2 liquidation loss principal amount, for the payment date exceeds:

  (2) the Class B-2 distribution amount for such payment date. The Class B-2 liquidation loss principal amount for any payment date equals the amount by which the aggregate certificate principal balance exceeds the pool scheduled principal balance for such payment date, but in no event greater than the Class B-2 principal balance. The Class B-2 liquidation loss principal amount is, in substance, the amount of delinquencies and losses experienced on the loans during the related due period that was not absorbed by the Class B-3I and Class C certificates and the related monthly servicing fee otherwise payable to Green Tree (so long as Green Tree or any wholly owned subsidiary of Green Tree is the servicer) with respect to the loans. On each payment date on or after the Class B-1 and B-2A cross-over date, if the Class B principal distribution test is satisfied on such payment date, the Class B-2 guaranty payment will equal the amount, by which:

     (a) the sum of (i) the Class B-2 formula distribution amount for that payment date (which will include both interest and principal) and
         (ii) the Class B-2 principal liquidation loss amount, if any, for such payment date exceeds;

     (b) the Class B-2 distribution amount for the payment date.

  The Class B-2 Limited Guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other credit enhancement arrangement. The Class B-2 limited guaranty will not benefit in any way, or result in any payment to, the Class A-1A ARM, Class A-1B ARM, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 IO, Class M-1, Class M-2, Class B-1 or Class B-2A certificateholders.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Upon the issuance of the certificates, [Company Counsel], counsel to Green Tree, will deliver its opinion that, assuming that two separate elections are made to treat segregated portions of the assets of the trust as master and subsidiary REMICs, and further assuming ongoing compliance with the terms of the pooling and servicing agreement, the master REMIC and the subsidiary REMIC will each qualify as a REMIC, the subsidiary REMIC regular interests, which are not being offered hereunder, will be treated as regular interests in the subsidiary REMIC, and each class of certificates will be treated as regular interests in the master REMIC for federal income tax purposes. The Class C subsidiary certificate, which is not being offered here, will constitute the sole class of residual interests in the subsidiary REMIC, and the Class C master certificate, which is not being offered here, will constitute the sole class of residual interests in the master REMIC.

  Other than the Class A-6 IO certificates, the certificates will not be issued with original issue discount for federal income tax purposes. Although the tax treatment is not entirely certain, the Class A-6 IO certificates will be treated as having been issued with original issue discount for federal income tax purposes equal to the excess of all expected payments of interest on these certificates over their issue price. The prepayment assumption that will be used to determine the rate of accrual of original issue discount, market discount and premium, if any, will be based on the assumption that the loans will prepay at a rate equal to 125% of the applicable prepayment assumption as to the fixed-rate loans and 30% CPR as to the adjustable rate loans. Although unclear, a holder of a Class A-6 IO certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such certificateholder would be entitled if there were no further prepayments of the loans.

  Certificates held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will represent interests in loans secured by an interest in real property and real estate assets for purposes of Sections 7701(a)(19)(C) and 856(c)(4)(A) of the IRS code, respectively, in the same proportion that the assets in the master REMIC consist of qualifying assets under these sections. Interest paid with respect to certificates held by a real estate investment trust will be considered to be interest on obligations secured by mortgages on real property or on interests in real property for purposes of Section 856(c)(3) of the IRS code to the extent that such certificates are treated as real estate assets under Section 856(c)(4)(A) of the IRS code.

  For further information regarding federal income tax consequences of investing in the certificates, see "Certain Federal Income Tax Consequences-- REMIC Series" in the prospectus.

                              ERISA CONSIDERATIONS

  The following information supplements, and if inconsistent, supersedes the information in the prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended, imposes certain restrictions on employee benefit plans that are subject to ERISA and on persons who are fiduciaries with respect to these plans. Employee benefit plans that are governmental plans, as defined in section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the Class A certificates without regard to the ERISA restrictions described in this section, subject to applicable provisions of other federal and state laws. However, any governmental or church plan which is qualified under section 401(a) of the IRS code and exempt from taxation under section 501(a) of the IRS code is subject to the prohibited transaction rules described in section 503 of the IRS code.

  The U.S. Department of Labor has granted an administrative exemption to Lehman Brothers Inc. (Prohibited Transaction Exemption No. 91-14, 56 Fed. Reg. 7413 (1991)), from certain of the prohibited transaction rules of ERISA and the IRS code. They provide an exemption from certain of the prohibited transaction rules of ERISA and the IRS code with respect to the initial purchase, the holding and the subsequent resale by plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the exemption. The receivables covered by the exemption include home equity loans such as the loans in the loan pool. The exemption will apply to the acquisition, holding, and resale of the Class A certificates by a plan, provided that specified conditions are met, including those described in the paragraph below.

  Among the conditions which must be satisfied for the exemption to apply to the Class A certificates are the following:

  (1) the acquisition of the Class A certificates by a plan is on terms, including the price for the Class A certificates, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

  (2) the rights and interests evidenced by the Class A certificates acquired by the plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

  (3) the Class A certificates acquired by the plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Fitch, Duff & Phelps Credit Rating Co. or Moody's Investors Service, Inc.;

  (4) the trustee is not an affiliate of any other member of the restricted group, as defined below;

  (5) the sum of all payments made to the underwriters in connection with the distribution of the Class A certificates represents not more than reasonable compensation for underwriting the Class A certificates, as applicable. The sum of all payments made to and retained by Green Tree pursuant to the sale of the loans to the trust represents not more than the fair market value of such loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

  (6) The plan investing in the Class A certificates is an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

  On July 21, 1997, the DOL published in the Federal Register an amendment to the exemption, which extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

  (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed 25%;

  (2) all additional Obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an exemption rating agency;

  (3) the transfer of the additional Obligations to the trust during the pre-funding period must not result in the certificates to be covered by the exemption receiving a lower credit rating from an exemption rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust;

  (4) solely as a result of the use of pre-funding period, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date;

  (5) in order to insure that the characteristics of the additional Obligations are substantially similar to the original Obligations which were transferred to the trust fund:

     . the characteristics of the additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

     . an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each exemption rating agency rating the certificates, the related underwriter and the related prospectus or trustee) stating whether or not the characteristics of the additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date;

  (6) the period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

  (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments;

  (8) the related prospectus or prospectus supplement must describe:

     . any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

     .   the duration of the period of pre-funding;

     . the percentage and/or dollar amount of the pre-funding limit for the trust; and

     . that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal;

  (9) the related pooling and servicing agreement must describe these permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional Obligations.

  Moreover, the exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements,

     . in the case of the acquisition of Class A certificates in connection with the initial issuance, at least fifty percent (50%) of the Class A certificates, as applicable, are acquired by persons independent of the restricted group,

     . the plan's investment in Class A certificates does not exceed twenty-five percent (25%) of all of the Class A certificates, as applicable, outstanding at the time of the acquisition and

     . immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The exemption does not apply to plans sponsored by Green Tree, the underwriters, the trustee, the servicer, any obligor with respect to loans included in the trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust or any affiliate of such parties.


  In its prefatory comments to the amendment as proposed by DOL (62 Fed. Reg. 28502), the DOL stated its interpretive position that a transaction which satisfied the conditions of the exemption, but did not satisfy the conditions of the amendment as proposed, could nevertheless qualify for exemptive relief if it included a pre-funding account that was used only to acquire assets that are specifically identified by the sponsor or originator as of the closing date, but transferred to the trust after the closing date for administrative or other reasons. Although the pre-funding account may not satisfy the conditions of the amendment in that the pre-funding account may exceed 25% of the total principal amount of the related certificates, funds in the pre-funding account in excess of such 25% threshold will be used by the trust solely to purchase subsequent home equity loans in accordance with the pooling and servicing agreement from a fixed pool of loans that will have been specifically identified prior to the closing date. It is expected that all of the loans in such fixed pool, except for those which are determined not to meet the criteria for purchase set forth in the pooling and servicing agreement, will be acquired using the pre-funding account. Accordingly, Green Tree believes that the existence of the pre-funding account should not cause the Exemption to be inapplicable.

  Green Tree believes that the exemption will apply to the acquisition and holding of Class A certificates sold by the underwriters and by plans and that all conditions of the exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, no obligor with respect to loans included in the trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the trust. Any Plan fiduciary who proposes to cause a plan to purchase Class A certificates should consult with its own counsel with respect to the potential consequences under ERISA and the IRS code of the plan's acquisition and ownership of the Class A certificates. Assets of a plan or individual retirement account should not be invested in the Class A certificates unless it is clear that the assets of the trust will not be plan assets or unless it is clear that the exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the prospectus.

  In addition to the exemption, some or all of the transactions involving the purchase, holding and resale of certificates that might otherwise constitute prohibited transactions under ERISA or the IRS code might qualify for relief from the prohibited transaction rules and related taxes and penalties under certain class exemptions granted by the DOL, including Prohibited Transaction Class Exemption ("PTCE") 83-1, which exempts certain transactions involving employee benefit plans and mortgage pool investment trusts, PTCE 86-128, which exempts certain transactions involving employee benefit plans and certain broker-dealers, PTCE 90-1, which exempts certain transactions involving employee benefit plans and insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving employee benefit plans and bank collective investment funds and PTCE 96-23, which exempts certain transactions involving employee benefit plans and in-house asset managers. There also may be other exemptions applicable to a particular transaction involving the trust. A plan that intends to acquire any class of the certificates should consult with its own counsel regarding whether such investment would cause a prohibited transaction to occur and whether the terms and conditions of an applicable class exemption may be satisfied.

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the IRS code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the IRS code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published proposed regulations on December 22, 1997 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the proposed 401(c) Regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the IRS code on the basis of a claim that the assets of an insurance company general account constitute plan assets, unless (1) as otherwise provided by the Secretary of Labor in the proposed 401(c) Regulations to prevent avoidance of the regulations or (2) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the proposed 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the certificates after the date which is 18 months after the date on which the proposed 401(c) Regulations become final.

  No transfer of any class of certificates other than the Class A certificates will be permitted to be made to a plan unless the plan, at its expense, delivers to the trustee and Green Tree an opinion of counsel, in form satisfactory to the trustee and Green Tree, to the effect that the purchase or holding of any other class of certificates by the plan will not result in the assets of the trust being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA and the IRS code and will not subject the trustee, Green

Tree or the servicer to any obligation or liability in addition to those undertaken in the pooling and servicing agreement. Unless this opinion is delivered, each person acquiring such a certificate will be deemed to represent to the trustee, Green Tree and the servicer either (1) the person is neither a plan, nor acting on behalf of a plan, subject to ERISA or to Section 4975 of the IRS code or (2) that the purchase and holding of the certificate by the plan will not result in the assets of the trust being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA and the IRS code and will not subject the trustee, Green Tree or the servicer to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

                                  UNDERWRITING

  The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase from Green Tree the respective principal amounts of the certificates set forth opposite their names below.

                            Principal      Principal     Principal    Principal    Principal    Principal
                            Amount of      Amount of     Amount of    Amount of    Amount of    Amount of
                          Class A-1A ARM Class A-1B ARM  Class A-1    Class A-2    Class A-3    Class A-4
  Underwriter              Certificates   Certificates  Certificates Certificates Certificates Certificates
  -----------             -------------- -------------- ------------ ------------ ------------ ------------
Merrill Lynch, Pierce,
       Fenner & Smith
       Incorporated.....    $              $             $            $            $            $
Chase Securities Inc. ..
Credit Suisse First
 Boston.................
First Union Capital
 Markets................
Lehman Brothers Inc. ...
                            ---------      ---------     ---------    ---------    ---------    ---------
  Totals................    $              $             $            $            $            $
                            =========      =========     =========    =========    =========    =========

                           Principal    Percentage   Principal    Principal    Principal    Principle
                           Amount of   Interest of   Amount of    Amount of    Amount of    Amount of
                           Class A-5   Class A-6 IO  Class M-1    Class M-2    Class B-1    Class B-2A
  Underwriter             Certificates Certificates Certificates Certificates Certificates Certificates
  -----------             ------------ ------------ ------------ ------------ ------------ ------------
Merrill Lynch, Pierce,
       Fenner & Smith
       Incorporated.....   $                 %       $            $            $            $
Chase Securities Inc. ..
Credit Suisse First
 Boston.................
First Union Capital
 Markets................
Lehman Brothers Inc.....
                           ---------       ---       ---------    ---------    ---------    ---------
  Totals................   $               100%      $            $            $            $
                           =========       ===       =========    =========    =========    =========

  In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions in the agreement, to purchase all of the certificates offered here if any such certificates are purchased. In the event of a default by the underwriters, the underwriting agreement provides that, in certain circumstances, the underwriting agreement may be terminated.

  Green Tree has been advised by the underwriters that they propose initially to offer the certificates to the public at the respective offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of the respective amounts shown in the table below (expressed as a percentage of the relative certificate principal balance). The underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts listed in the table below to other dealers.

                                              Selling   Reallowance
        Class                                Concession  Discount
        -----                                ---------- -----------
        A-1A ARM............................      %           %
        A-1B ARM............................      %           %
        A-1.................................      %           %
        A-2.................................      %           %
        A-3.................................      %           %
        A-4.................................      %           %
        A-5.................................      %           %
        A-6 IO..............................      %           %
        M-1.................................      %           %

                                              Selling   Reallowance
        Class                                Concession  Discount
        -----                                ---------- -----------
        M-2.................................      %           %
        B-1.................................      %           %
        B-2A................................      %           %

  Neither Green Tree nor any of the underwriters makes any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the certificates. In addition, neither Green Tree nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Until the distribution of the certificates is completed, rules of the SEC may limit the ability of the underwriters and some selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the certificates. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the certificates. In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be without these purchases.

  The underwriting pooling and servicing agreement provides that Green Tree will indemnify the underwriters against liabilities, including liabilities under the Securities Act of 1933 or contribute to payments the underwriters may be required to make in respect thereof.

  Green Tree has agreed that for a period of 30 days from the date of this prospectus supplement it will not offer or sell publicly any other home improvement loan or home equity loan pass-through certificates without the consent of the underwriters.

  Each underwriter or one of its affiliates has from time to time provided warehouse and other financing to Green Tree.

                                 LEGAL MATTERS

  The validity of the certificates will be passed upon for Green Tree and the trust by [Company Counsel], [St. Paul and] Minneapolis, Minnesota, and for the underwriters by Thacher Proffitt & Wood, New York, New York. The material federal income tax consequences of the certificates will be passed upon for Green Tree by [Company Counsel].

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information contained in this prospectus is not complete and may be       +
+changed. We may not sell these securities until the registration statement    +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus is not an offer to sell these securities, and it is not soliciting + +an offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                                           Base Prospectus No. 1
                                                               Home Equity Loans

             Green Tree Financial Corporation, Seller and Servicer
                       Certificates for Home Equity Loans
                              (Issuable In Series)

  We are offering certificates for home equity loans under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of certificates offered. Green Tree Financial Corporation will form a trust for each series, and the trust will issue the certificates of that series. The certificates of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of certificates within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of certificates. In addition, a series of certificates may include one or more classes which on the one hand are subordinated to one or more classes of certificates, while on the other hand are senior to one or more classes of certificates. The rate of principal and interest payment on the certificates of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home equity loans.

                                  -----------

  The certificates will represent obligations of the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

  This prospectus may not be used to consummate sales of any certificates unless accompanied by the prospectus supplement relating to that series.

                         Prospectus dated       , 1999.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the certificates in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and (2) the prospectus supplement for to the particular terms of your series of certificates.

  If the terms of your certificates varies between this prospectus and the prospectus supplement, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

                                 THE TRUST

General

  Certificates evidencing interests in pools of home equity loans may be issued from time to time in series under a separate pooling and servicing agreement between Green Tree, as seller and servicer, and the trustee.

  The certificates of each series may be issued in one or more classes or subclasses as and on the terms specified in the related prospectus supplement, each of which will evidence the interest specified in the related prospectus in the loan pool and other property held in a trust fund for the benefit of certificateholders. Each trust will include:

  .  a loan pool;

  . the amounts held from time to time in a trust certificate account maintained by the trustee under a pooling and servicing agreement;

  . any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of certificates for home equity loans; and

  .  other property as specified in the related prospectus supplement.

  Each certificate will evidence the interest specified in the prospectus supplement in one trust fund, containing one loan pool comprised of loans having the aggregate principal balance as of the specified day of the month of the creation of the pool specified in the prospectus supplement. Holders of certificates of a series will have interests only in that loan pool and will have no interest in the loan pool created for any other series of certificates. If specified in the related prospectus supplement, the trust fund may include funds on deposit in a pre-funding account which would be used to purchase subsequent loans from Green Tree during the pre-funding period specified in the related prospectus supplement. The related prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  Except as otherwise specified in the related prospectus supplement, all of the loans will have been originated by Green Tree in the ordinary course of its business. Specific information respecting the loans included in each trust fund will be provided in the related prospectus supplement and, if not contained in the related prospectus supplement, in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the certificates. A copy of the pooling and servicing agreement for each series of certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to that series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

The Loan Pools

  Except as otherwise specified in the related prospectus supplement, the loan pool will consist of the loans, originated by Green Tree on an individual basis in the ordinary course of business. All loans will be secured by the related real estate. Except as otherwise specified in the related prospectus supplement, the loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

  For each series of certificates, we will assign the loans constituting the loan pool to the trustee named in the prospectus supplement. We will service the loans as servicer under the pooling and servicing agreement. See "Description of the Certificates--Servicing." Unless otherwise specified in the related prospectus supplement, the loan documents will be held by the trustee or a custodian on its behalf.

  Each loan pool will be composed of loans bearing interest at the loan rates specified in the prospectus supplement. Unless we specify otherwise in the related prospectus supplement, each registered holder of a certificate will be entitled to receive periodic distributions, which will be monthly unless we specify otherwise in the related prospectus supplement, of all or a portion of principal on the underlying loans or interest on the principal balance of the certificate, or on some other principal balance unrelated to that of the certificate, at the pass-through rate, or both. The prospectus supplement will list the rate at which interest will be paid to certificateholders of each class of a given series. The pass-through rate may be fixed, variable or adjustable, as specified in the related prospectus supplement.

  The related prospectus supplement will specify for the loans contained in the related loan pool:

  .  the range of the dates of origination of the loans;

  .  the range of the loan rates and the weighted average loan rate;

  . the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the cut-off date;

  . the aggregate principal balance of the loans included in the loan pool as of the cut-off date;

  . the weighted average and range of scheduled terms to maturity as of origination and as of the cut-off date;

  . the range of original maturities of the loans and the last maturity date of any loan; and

  .  the geographic location of improved real estate securing the loans.

If the trust fund includes a pre-funding account, the related prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  We will make representations and warranties as to the types and geographical distribution of the loans included in a loan pool and as to the accuracy in all material respects of information furnished to the trustee for each loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a loan, we will be obligated to cure the breach in all material respects, or to repurchase or substitute for the loan as described below under "Description of the Certificates--Repurchase Option." This repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us. See "Description of the Certificates--Conveyance of Loans."

Conveyance of Loans

  We will transfer to the trustee all of our right, title and interest in the loans, including all principal and interest received on or with respect to the loans, except receipts of principal and interest due on the loans before the cut-off date. On behalf of the trust, as the issuer of the related series of certificates, the trustee, concurrently with the conveyance, will execute and deliver the certificates to the order of Green Tree. The loans will be as described on a list attached to the pooling and servicing agreement. This list will include the amount of monthly payments due on each loan as of the date of issuance of the certificates, the loan rate on each loan and the maturity date of each loan. This list will be available for inspection by any certificateholder at the principal executive office of the servicer. Before the conveyance of the loans to the trust, our internal audit department will complete a review of all of the loan files confirming the accuracy of the list of loans delivered to the trustee. Any loan discovered not to agree with that list in a manner that is materially adverse to the interests of the certificateholders will be repurchased or substituted for by us, or, if the discrepancy relates to the unpaid principal balance of a loan, we may deposit cash in the separate certificate account maintained at an eligible institution in the name of the trustee in an amount sufficient to offset the discrepancy. If the trust fund includes a pre-funding account, the related prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  Unless otherwise specified in the related prospectus supplement, the trustee or its custodian will maintain possession of the loans and any other documents contained in the loan files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the loans to the trustee, and our accounting records and computer systems will also reflect this sale and assignment.

  Our counsel will render an opinion to the trustee that the transfer of the loans from us to the related trust fund would, if we became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the loans from us to the trust fund were treated as a pledge to secure borrowings by us, the distribution of proceeds of the loans to the trust fund might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of the proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the loans if the proceeds of the sale could satisfy the amount of the debt deemed owed by us, or the bankruptcy trustee could substitute other collateral in lieu of the loans to secure the debt, or the debt could be subject to adjustment by the bankruptcy trustee if Green Tree were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related prospectus supplement, we will make representations and warranties in the pooling and servicing agreement for each loan as of the related closing date, including that:

  . as of the cut-off date the most recent scheduled payment was made or was not delinquent more than 59 days;

  . no provision of a loan has been waived, altered or modified in any respect, except by instruments or documents included in the loan file and reflected on the list of loans delivered to the trustee;

  . each loan is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors rights generally;

  . no loan is subject to any right of rescission, set-off, counterclaim or defense;

  . each loan was originated by a home equity lender in the ordinary course of the lender's business and assigned to us or was originated by us directly;

  . no loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the loan or an interest in the loan to the trustee under the pooling and servicing agreement or the certificates unlawful;

  .  each loan complies with all requirements of law;

  . no loan has been satisfied, subordinated to a lower lien ranking than its original position, if any, or rescinded;

  . each loan creates a valid and perfected lien on the related improved real estate;

  .  all parties to each loan had full legal capacity to execute the loan;

  . no loan has been sold, conveyed and assigned or pledged to any other person and Green Tree has good and marketable title to each loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer the loan to the trustee;

  . as of the cut-off date there was no default, breach, violation or event permitting acceleration under any loan, except for payment delinquencies permitted by the first clause, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under the loan, and we have not waived any of the foregoing;

  . each loan is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of the loan;

  . each loan contains customary and enforceable provisions such as to render the rights and remedies of the holder adequate for realization against the collateral;

  . the description of each loan appearing in the list delivered to the trustee is true and correct;

  .  there is only one original of each loan; and

  . each loan was originated or purchased in accordance with our then-current underwriting guidelines.

  Under the terms of the pooling and servicing agreement, if we become aware of a breach of any representation or warranty that materially adversely affects the trust fund's interest in any loan or receives written notice of a breach from the trustee or the servicer, then we will be obligated either to cure the breach or to repurchase or, if so provided in the related prospectus supplement, substitute for the affected loan, in each case under the conditions further described in this prospectus and in the prospectus supplement. This repurchase obligation will constitute the sole remedy available to the trust fund and the certificateholders for a breach of a representation or warranty under the pooling and servicing agreement relating to the loans, but not for any other breach by us of our obligations under the pooling and servicing agreement. If a prohibited transaction tax under the REMIC provisions of the IRS code is incurred in connection with the repurchase, distributions otherwise payable to residual certificateholders will be applied to pay the tax. We will be required to pay the amount of the tax that is not funded out of the distributions.

  The repurchase price of a loan at any time means the outstanding principal amount of the loan, without giving effect to any advances made by the servicer or the trustee, plus interest at the applicable pass-through rate on the loan from the end of the due period for which the obligor last made a payment, without giving effect to any advances made by the servicer or the trustee, through the end of the immediately preceding due period.

Payments on Loans

  Each certificate account will be a trust account established by the servicer as to each series of certificates in the name of the trustee:

  (1) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated within the two highest rating categories, or other rating category as will not adversely affect the ratings assigned to the certificates, by each rating agency rating the certificates of that series; or

  (2)  with the trust department of a national bank; or

  (3) in an account or accounts the deposits in which are fully insured by the FDIC; or

  (4) in an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC, the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the certificateholders have a claim for the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the certificate account is maintained; or

  (5) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant certificates.

The collateral eligible to secure amounts in the certificate account is limited to United States government securities and other high-quality investments specified in the applicable pooling and servicing agreement. A certificate account may be maintained as an interest-bearing account, or the funds held in the account may be invested pending each succeeding payment date in eligible investments.

  Unless otherwise specified in the related prospectus supplement, the servicer will deposit in the certificate account on a daily basis all proceeds and collections received or made by it subsequent to the cut-off date, including scheduled payments of principal and interest due after the cut-off date but received by the servicer on or before the cut-off date, including:

  . all obligor payments on account of principal, including principal prepayments, on the loans;

  .  all obligor payments on account of interest on the loans;

  . all amounts received and retained for the liquidation of defaulted loans, net of liquidation expenses;

  . any advances made as described under "Advances" below and other amounts required under the pooling and servicing agreement to be deposited in the certificate account;

  . all amounts received from any credit enhancement provided on a series of certificates; and

  . all proceeds of any loan or property acquired in respect thereof repurchased by the servicer or us, as described under "Conveyance of Loans" above or under "Repurchase Option" below.

                                USE OF PROCEEDS

  Unless we specify otherwise in the related prospectus supplement, substantially all of the net proceeds to be received from the sale of each series of certificates will be used by us for general corporate purposes, including the origination or acquisition of additional home equity loans, costs of carrying the loans until sale of the related certificates and to pay other expenses connected with pooling the loans and issuing the certificates.

                        GREEN TREE FINANCIAL CORPORATION

General

  Certificates evidencing interests in pools of home equity loans may be issued from time to time in series under a separate pooling and servicing agreement between us, as seller and servicer, and the trustee.

  Green Tree is a Delaware corporation which, as of December 31, 1998, had stockholders' equity of approximately $2.2 billion. We purchase, pool, sell and service conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. We are the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of Green Tree. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, Green Tree serves all 50 states. We began financing home equity loans in January 1996. We also purchase, pool and service installment sales contracts for various consumer products. Our principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Green Tree's quarterly and annual reports are available from Green Tree upon written request.

  The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference the following documents into this prospectus and the prospectus supplement:

  . Green Tree Financial Corporation's annual report on Form 10K for the year ended December 31, 1998.

  . Green Tree Financial Corporation's quarterly report on Form 10Q for the quarter ended March 31, 1999.

  We will provide you, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, exhibits to those documents. Please direct your requests for copies to John Dolphin, Vice President and Director of Investor Relations, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (651) 293-3400.

  All documents filed by the servicer, on behalf of any trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the certificates issued by that trust, will be incorporated by reference into this prospectus.

  Federal securities law requires the filing of information with the SEC, including annual, quarterly and special reports (including those referred to above as being incorporated by reference) and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy these reports and other information at the following regional offices of the
SEC:

        New York Regional Office          Chicago Regional Office

        Seven World Trade Center          Citicorp Center

        Suite 1300                        500 West Madison Street,
                                          Suite 1400

        New York, NY 10048                Chicago, IL 60661

Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

Loan Origination

  Green Tree has originated closed-end home equity loans since January 1996. As of December 31, 1998, we had approximately $7,302,696,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, we market our home equity lending directly to consumers using a variety of marketing techniques. We also review and re-underwrite loan applications forwarded by correspondent lenders.

  Our credit approval process analyzes both the equity position of the requested loan, including both the priority of the lien and the combined loan-to-value ratio, and the applicant's creditworthiness; to the extent the requested loan would have a less or more favorable equity position, the creditworthiness of the borrower must be stronger, or may be weaker. The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

                              YIELD CONSIDERATIONS

  The pass-through rates and the weighted average and range of contractual rates of interest of the loans, as of the related cut-off date, relating to each series of certificates are listed in the related prospectus supplement.

  The prospectus supplement for each series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of certificates which we may offer, such as interest only certificates, principal only certificates, and fast pay/slow pay certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying loans. If so stated in the related prospectus supplement, the yield on some types of certificates which we may offer could change and may be negative under some prepayment rate scenarios. Accordingly, some types of certificates may not be legal or appropriate investments for financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations" in this prospectus and in the prospectus supplement. In addition, the timing of changes in the rate of prepayment on the loans included in a loan pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on loans occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless otherwise described in an applicable prospectus supplement, all of the loans will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Loans generally may be prepaid in full or in part without penalty. Green Tree has no significant experience with the rate of principal prepayments on home equity loans. Because the loans have scheduled due dates throughout the calendar month, and because, unless otherwise specified in the related prospectus supplement, all principal prepayments will be passed through to certificateholders of the related series on the payment date following the due period in which the principal prepayment occurred, prepayments on the loans would affect the amount of funds available to make distributions on the certificates on any payment date only if a substantial portion of the loans prepaid before their respective due dates in a particular month, thus paying less than 30 days' interest for that due period, while very few loans prepaid after their respective due dates in that month. In addition, liquidations of defaulted loans or the servicer's or Green Tree's exercise of its option to repurchase the entire remaining pool of loans will affect the timing of principal distributions on the certificates of a series. See "Description of the Certificates--Repurchase Option."

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be described in the prospectus supplement for a series of certificates. Although the related prospectus supplement will specify the prepayment assumptions used to price any series of certificates, we cannot assure you that the loans will prepay at that rate, and it is unlikely that prepayments or liquidations of the loans will occur at any constant rate.

  See "Description of the Certificates--Repurchase Option" for a description of Green Tree's or the servicer's option to repurchase the loans comprising part of a trust fund when the aggregate outstanding principal balance of the loans is less than a specified percentage of the initial aggregate outstanding principal balance of the loans as of the related cut-off date. See also "The Trust Fund--The Loan Pools" for a description of Green Tree's obligations to repurchase a loan in case of a breach of a representation or warranty for that loan.

                        DESCRIPTION OF THE CERTIFICATES

  Each series of certificates will be issued under a pooling and servicing agreement to be entered into among Green Tree, as seller and servicer, and the trustee named in the related prospectus supplement, and other parties as are described in the applicable prospectus supplement. The following summaries describe provisions expected to be common to each pooling and servicing agreement and the related certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related pooling and servicing agreement and its description in the related prospectus supplement. The provisions of the form of pooling and servicing agreement filed as an exhibit to the registration statement of which this prospectus is a part that we do not describe in this prospectus may differ from the provisions of any actual pooling and servicing agreement. The material differences will be described in the related prospectus supplement. Capitalized terms used in this prospectus and not otherwise defined shall have the meanings assigned to them in the form of pooling and servicing agreement filed as an exhibit to the registration statement.

  Each series of certificates will have been rated in the rating category by the rating agency or agencies specified in the related prospectus supplement.

General

  The certificates may be issued in one or more classes. If the certificates of a series are issued in more than one class, the certificates of all or less than all of such classes may be sold under this prospectus, and there may be separate prospectus supplements relating to one or more of the classes sold. When we refer to the prospectus supplement relating to a series comprised of more than one class it should be understood to refer to each of the prospectus supplements relating to the classes sold under this prospectus. When we refer to the certificates of a class it should be understood to refer to the certificates of a class within a series or all of the certificates of a single-class series, as the context may require.

  The certificates of each series will be issued in fully registered form only and will represent the interests specified in the related prospectus supplement in a separate trust fund created under the related pooling and servicing agreement. The trust fund will be held by the trustee for the benefit of the certificateholders. Except as otherwise specified in the related prospectus supplement, the certificates will be freely transferable and exchangeable at the corporate trust office of the trustee at the address listed in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each loan pool may be evidenced by one or more classes of certificates, each representing the interest in the loan pool specified in the related prospectus supplement. Each series of certificates may include one or more classes of subordinated certificates which are subordinated in right of distribution to one or more other classes of senior certificates, as provided in the related prospectus supplement. A series that are both senior and subordinate are mezzanine certificates which are subordinated to one or more classes of certificates and are senior to one or more classes of certificates. The prospectus supplement for a series of mezzanine certificates will describe the extent to which they are subordinated, which may include a formula for determining the subordinated amount or for determining the allocation of the amount available for distribution among senior certificates and subordinated certificates, the allocation of losses among the classes of subordinated certificates, the period or periods of subordination, any minimum subordinated amount and any distributions or payments which will not be affected by the subordination. The protection afforded to the senior certificateholders from the subordination feature described above will be effected by the preferential right of the certificateholders to receive current distributions from the loan pool. If a series of certificates contains more than one class of subordinated certificates, losses will be allocated among the classes in the manner described in the prospectus supplement. If so specified in the applicable prospectus supplement, mezzanine certificates or other classes of subordinated certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered under this prospectus and the prospectus supplement.

  If specified in a prospectus supplement, a series of certificates may include one or more classes which:

  (1) are entitled to receive distributions only in respect of principal, interest or any combination of the two, or in specified proportions of the payments; and/or

  (2) are entitled to receive distributions of principal before or after specified principal distributions have been made on one or more other classes within a series or on a planned amortization schedule or targeted amortization schedule or upon the occurrence of other specified events.

The prospectus supplement will list the pass-through rate at which interest will be paid to certificateholders of each class of a given series. The pass-through rate may be fixed, variable or adjustable, as specified in the related prospectus supplement.

  The related prospectus supplement will specify the minimum denomination or initial principal amount of loans evidenced by a single certificate of each class of certificates of a series.

  Distributions of principal and interest on the certificates will be made on the payment dates listed in the related prospectus supplement to the persons in whose names the certificates are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register, or, as described in the related prospectus supplement, by wire transfer, except that the final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the final distribution notice to certificateholders.

Global Certificates

  The certificates of a class may be issued in whole or in part in the form of one or more global certificates that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary identified in the related prospectus supplement. The description of the certificates contained in this prospectus assumes that the certificates will be issued in definitive form.

  Global certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a certificate in definitive form, a global certificate may not be transferred except as a whole by the depositary for the global certificate to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary.

  The specific terms of the depositary arrangement for any certificates of a class will be described in the related prospectus supplement. It is anticipated that the following provisions described in this subsection will apply to all depositary arrangements:

  Upon the issuance of a global certificate, the depositary for the global certificate will credit, on its book-entry registration and transfer system, the respective denominations of the certificates represented by the global certificate to the accounts of institutions that have accounts with the depositary. Ownership of beneficial interests in a global certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global certificate or by participants or persons that hold through participants. The laws of some states require that purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global certificate.

  So long as the depositary for a global certificate, or its nominee, is the owner of the global certificate, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the certificates represented by the global certificate for all purposes under the pooling and servicing agreement relating to those certificates. Except as described in the paragraph below, owners of beneficial interests in a global certificate will not be entitled to have certificates of the series represented by a global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificates of that series in definitive form and will not be considered the owners or holders under the pooling and servicing agreement governing those certificates.

  Distributions or payments on certificates registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner for the holder of the global certificate representing the certificates. In addition, all reports required under the applicable pooling and servicing agreement to be made to certificateholders, as described below under "Reports to Certificateholders," will be delivered to the depositary or its nominee, as the case may be. Green Tree, the servicer, the trustee, or any agent, including any applicable certificate registrar or paying agent, will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  Green Tree expects that the depositary for certificates of a class, upon receipt of any distribution or payment on a global certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the global certificate as shown on the records of the depositary. Green Tree also expects that payments by participants to owners of beneficial interests in the global certificate held through participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in street name, and will be the responsibility of the participants.

  If a depositary for certificates of a class is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by or on behalf of Green Tree within the time period specified in the pooling and servicing agreement, Green Tree will cause to be issued certificates of that class in definitive form in exchange for the related global certificate or certificates. In addition, Green Tree may at any time and in its sole discretion determine not to have any certificates of a class represented by one or more global certificates and, if this occurs, will cause to be issued certificates of that class in definitive form in exchange for the related global certificate or certificates. Further, if Green Tree so specifies that the certificates of a class, an owner of a beneficial interest in a global certificate representing certificates of that Class may, on terms acceptable to Green Tree and the depositary for the global certificate, receive certificates of that class in definitive form. In any such instance, an owner of a beneficial interest in a global certificate will be entitled to physical delivery in definitive form of certificates of the class represented by the global certificate equal in denominations to the beneficial interest and to have the certificates registered in its name.

Distributions on Certificates

  Except as otherwise provided in the related prospectus supplement, on each payment date for a series of certificates, the trustee will withdraw from the applicable certificate account and distribute to the certificateholders of that series of record on the preceding record date an amount equal to the amount available for that payment date. Unless otherwise specified in the applicable prospectus supplement, the amount available for a payment date is an amount equal to the aggregate of all amounts on deposit in the certificate account as of the seventh business day following the end of the related due period, or another date as may be specified in the related prospectus supplement except:

  (1) all payments on the loans that were due on or before the cut-off date;

  (2) all payments or collections received after the due period preceding the month in which the payment date occurs;

  (3) all scheduled payments of principal and interest due on a date or dates subsequent to the due period preceding the determination date;

  (4) amounts representing reimbursement for advances, these reimbursement being limited, if so specified in the related prospectus supplement, to amounts received on particular loans as late collections of principal or interest as to which the servicer has made an unreimbursed advance; and

  (5)  amounts representing reimbursement for any unpaid servicing fee.

In the case of a series of certificates which includes only one class, the amount available for distribution on each payment date will be distributed pro rata to the holders of the certificates. In the case of any other series of certificates, the amount available for each payment date will be allocated and distributed to holders of the certificates of the Series according to the method and in the order of priority specified in the applicable prospectus supplement. We refer to the amount of principal and interest specified in the related prospectus supplement to be distributed to certificateholders as the certificate distribution amount.

  Within the time specified in the pooling and servicing agreement and described in the related prospectus supplement, the servicer will furnish a statement to the trustee listing the amount to be distributed on the related payment date on account of principal and interest, stated separately, and a statement listing information about the loans.

Example of Distributions

  The following is an example of the flow of funds as it would relate to a hypothetical series of certificates issued, and with a cut-off date occurring, in March 1999. All weekdays are assumed to be business days. The initial principal balance of the loan pool will be the aggregate principal balance of the loans at the close of business on the cut-off date, after deducting principal payments due on or before that date, which, together with corresponding interest payments, are not part of the loan pool and will not be passed through to certificateholders. Scheduled payments and principal prepayments may be received at any time during the due period and will be deposited in the certificate account by the servicer for distribution to certificateholders. When a loan is prepaid in full, interest on the amount prepaid is collected from the obligor only to the date of payment. Distributions on April 15 will be made to certificateholders of record at the close of business on the last business day of March, which is the month immediately preceding the month of distribution. On April 9 (the seventh business day following the end of the prior due period), the servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the servicer may advance funds to cover any delinquencies, in which event the distribution to certificateholders on April 15 will include the full amounts of principal and interest due during March. The servicer will also calculate any changes in the relative interests evidenced by the senior certificates and the subordinated certificates in the trust fund. On April 15, the amounts determined on April 9 will be distributed to certificateholders.

March 1............................................. Cut-off date.
March 1-31.......................................... Due period. Servicer receives scheduled payments
                                                     on the loans and any
                                                     principal prepayments made
                                                     by obligors and applicable
                                                     interest thereon.
March 29............................................ Record date.
April 9............................................. Determination date.
                                                     Distribution amount
                                                     determined.
April 15............................................ Payment date.

  Succeeding months follow the pattern of the due period through the payment date. The flow of funds with respect to any series of certificates may differ from the above example, as specified in the related prospectus supplement.

Reports to Certificateholders

  The trustee will forward to each certificateholder on each payment date, or as soon thereafter as is practicable, as specified in the related prospectus supplement, a statement listing the following information:

  (1) the amount of distribution which constitutes monthly principal, specifying the amounts constituting scheduled payments by obligors, principal prepayments on the loans, and other payments on the loans;

  (2)  the amount of distribution which constitutes monthly interest;

  (3) the remaining principal balance represented by the certificateholder's interest;

  (4)  the amount of fees payable out of the trust fund;

  (5) the pool factor (a percentage derived from a fraction the numerator of which is the remaining principal balance of the certificates and the denominator of which is the initial principal amount of the certificates) immediately before and immediately after the payment date;

  (6) the number and aggregate principal balance of loans delinquent (a) 31-59 days, (b) 60-89 and (c) 90 or more days;

  (7) the number of loans liquidated during the due period ending immediately before the payment date;

  (8) other customary factual information as is necessary to enable certificateholders to prepare their tax returns; and

  (9) other customary factual information available to the servicer without unreasonable expense as is necessary to enable certificateholders to comply with regulatory requirements.

Advances

  Unless otherwise specified in the related prospectus supplement, to the extent that collections on a loan in any due period are less than the scheduled payment due, the servicer will be obligated to make an advance of the uncollected portion of the scheduled payment. The servicer will be obligated to advance a delinquent payment on a loan only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections on the loan or from liquidation proceeds of the loans. The servicer will deposit any advances in the certificate account no later than one business day before the following payment date. The servicer will be entitled to recoup its advances on a loan from subsequent payments by or on behalf of the obligor and from liquidation proceeds, including any foreclosure resale proceeds of the loan, and will release its right to reimbursements in conjunction with the purchase of the loan by Green Tree for breach of representations and warranties. If the servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the obligor or from liquidation proceeds, including any foreclosure resale proceeds of the loan, the servicer will be entitled to reimbursement from payments on other loans or from other funds available.

  Unless otherwise specified in the related prospectus supplement, if the servicer fails to make an advance required under the pooling and servicing agreement, the trustee will be obligated to deposit the amount of the advance in the certificate account on the payment date. The trustee will not, however, be obligated to deposit any amount if:

  (1) the trustee does not expect to recoup the advance from subsequent collections on the loan or from any liquidation proceeds; or

  (2) the trustee determines that it is not legally able to make the advance.

Indemnification

  The pooling and servicing agreement requires Green Tree to defend and indemnify the trust fund, the trustee, including any agent of the trustee, and the certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation:

  (1) arising out of or resulting from the use or ownership by Green Tree or the servicer or any of its affiliates of any real estate related to a loan; and

  (2) for any taxes which may at any time be asserted for, and as of the date of, the conveyance of the loans to the trust fund, but not including any federal, state or other tax arising out of the creation of the trust fund and the issuance of the certificates.

  The pooling and servicing agreement also requires the servicer, in its duties as servicer of the loans, to defend and indemnify the trust fund, the trustee and the certificateholders, which indemnification will survive any removal of the servicer as servicer of the loans, against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, for any action taken by the servicer on any loan while it was the servicer.

Repurchase Option

  Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will provide that on any payment date on which the pool scheduled principal balance is less than 10% of the cut-off date pool principal balance, Green Tree or the servicer will have the option to repurchase, on 30 days' prior written notice to the trustee, all outstanding loans in the related loan pool at a price equal to the greatest of

  (1) the principal balance of the loans on the prior payment date plus 30 days' accrued interest at the applicable pass-through rate and any delinquent payments of interest, plus the fair market value, as determined by the servicer, of any acquired properties,

  (2)  the fair market value of all of the assets of the trust fund, and

  (3) an amount equal to the aggregate certificate principal balance of the related certificates plus interest on the certificates payable on and before the payment date occurring in the month following the repurchase, less amounts on deposit in the certificate account and available to pay the principal and interest.

The price will be paid on the payment date on which the purchase occurs to the certificateholders of record on the last business day of the immediately preceding due period in immediately available funds against the trustee's delivery of the loans and any acquired properties to the servicer. The distribution of the purchase price to certificateholders will be in lieu of any other distribution to be made on the payment date on the related loans.

Amendment

  Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement may be amended by Green Tree, the servicer and the trustee without the consent of the certificateholders:

  .  to cure any ambiguity; or

  . to correct or supplement any provision in the agreement that may be inconsistent with another provision; or

  . if an election has been made for a particular series of certificates to treat the trust fund as a REMIC within the meaning of Section 860D(a) of the IRS code, to maintain the REMIC status of the trust fund and to avoid the imposition of certain taxes on the REMIC; or

  . to make any other provisions on matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions, provided that the action will not adversely affect in any material respect the interests of the certificateholders of the related series.

Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement may also be amended by Green Tree, the servicer and the trustee with the consent of the certificateholders, other than holders of residual certificates, representing 66 2/3% or more of the aggregate certificate principal balance of a series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment that reduces in any manner the amount of, or delays the timing of, any payment received on loans which are required to be distributed on any certificate may be effective without the consent of the holders of each certificate.

Termination of the Agreement

  The obligations created by each pooling and servicing agreement will terminate, after distribution of all monthly principal and monthly interest then due to certificateholders, on the earlier of (1) the payment date next succeeding the later of the final payment or other liquidation of the last loan or the disposition of all property acquired upon foreclosure of any loan; or
(2) the payment date on which Green Tree or the servicer repurchases the loans as described under "Description of the Certificates--Repurchase Option." However, Green Tree's representations, warranties and indemnities will survive any termination of the pooling and servicing agreement.

The Trustee

  The prospectus supplement for a series of certificates will specify the trustee under the related pooling and servicing agreement. The trustee may have customary commercial banking relationships with Green Tree or its affiliates and the servicer or its affiliates.

  The trustee may resign at any time, in which event Green Tree will be obligated to appoint a successor trustee. Green Tree may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

  The trustee will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the certificates or any loan, loan file or related documents, and will not be accountable for the use or application by Green Tree of any funds paid to Green Tree, as seller, in consideration of the conveyance of the loans, or deposited into or withdrawn from the certificate account by the servicer. If no event of termination has occurred, the trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform as to form to the requirements of the pooling and servicing agreement. Whether or not an event of termination has occurred, the trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.

  Under the pooling and servicing agreement, the servicer agrees to pay to the trustee on each payment date:

  . reasonable compensation for all services rendered by it under the agreement, which compensation shall not be limited by any provision of law regarding the compensation of a trustee of an express trust; and

  . reimbursement for all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with any provision of the pooling and servicing agreement, including reasonable compensation and the expenses and disbursements of its agents and counsel, except any expense, disbursement or advance as may be attributable to the trustee's negligence or bad faith.

Green Tree has agreed to indemnify the trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust fund and the trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the trustee's powers or duties.

                                 SERVICING

  Under the pooling and servicing agreement, the servicer will service and administer the loans assigned to the trustee as described below in this section. The servicer will perform diligently all services and duties specified in each pooling and servicing agreement, in the same manner as prudent lending institutions of mortgage loans of the same type as the loans in those jurisdictions where the related real properties are located or as otherwise specified in the pooling and servicing agreement. The duties to be performed by the servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of loans.

  The servicer will make reasonable efforts to collect all payments called for under the loans and, consistent with the pooling and servicing agreement, will follow the collection procedures as it follows for mortgage loans serviced by it that are comparable to the loans.

  Evidence as to Compliance. Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to deliver to the trustee a monthly report before each payment date, describing information about the loan pool and the certificates of the series as is specified in the related prospectus supplement. Each report to the trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of the report and stating that the servicer has not defaulted in the performance of its obligations under the pooling and servicing agreement. On or before May 1 of each year, the servicer will deliver to the trustee a report of a nationally recognized accounting firm stating that the firm has examined documents and records relating to the servicing of home equity loans serviced by the servicer under pooling and servicing agreements similar to the pooling and servicing agreement and stating that, on the basis of those procedures, the servicing has been conducted in compliance with the pooling and servicing agreement, except for any exceptions described in the report.

  About the Servicer. The servicer may not resign from its obligations and duties under a pooling and servicing agreement except upon a determination that its duties under the pooling and servicing agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. The servicer can only be removed as servicer upon the occurrence of an event of termination as discussed below under "--Events of Termination."

  The servicer shall keep in force throughout the term of the pooling and servicing agreement:

  . a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the pooling and servicing agreement; and

  .  a fidelity bond.

The policy or policies and the fidelity bond shall be in the form and amount as is generally customary among persons which service a portfolio of home equity loans having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the loans, the servicer will receive servicing fees which include a monthly servicing fee, which Green Tree may assign, for each due period, paid on the next succeeding payment date, equal to 1/12th of the product of the annual servicing fee rate described in the applicable prospectus supplement and the pool scheduled principal balance for that payment date. As long as Green Tree is the servicer, the trustee will pay Green Tree its monthly servicing fee from any monies remaining after the certificateholders have received all payments of principal and interest for the payment date.

  The monthly servicing fee provides compensation for customary third-party servicing activities to be performed by the servicer for the trust fund, for additional administrative services performed by the servicer on behalf of the trust fund and for expenses paid by the servicer on behalf of the trust fund.

  Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records for each loan. Administrative services performed by the servicer on behalf of the trust fund include selecting and packaging the loans, calculating distributions to certificateholders and providing related data processing and reporting services for certificateholders and on behalf of the trustee. Expenses incurred in servicing of the loans and paid by Green Tree from its monthly servicing fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in the enforcement of loans or foreclosure on collateral relating thereto, payment of trustee's fees, and payment of expenses incurred in distributions and reports to certificateholders, except that the servicer shall be reimbursed out of the liquidation proceeds of a liquidated loan for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related prospectus supplement, events of termination under each pooling and servicing agreement will occur if:

  . the servicer fails to make any payment or deposit required under the pooling and servicing agreement, including an advance, and the failure continues for four business days;

  . the servicer fails to observe or perform in any material respect any other covenant or agreement in the pooling and servicing agreement which continues unremedied for 30 days;

  . the servicer conveys, assigns or delegates its duties or rights under the pooling and servicing agreement, except as specifically permitted under the pooling and servicing agreement, or attempts to make such a conveyance, assignment or delegation;

  . a court having jurisdiction in the premises enters a decree or order for relief in respect of the servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator, or similar official, of the servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs;

  . the servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing;

  .  the servicer fails to be an eligible servicer; or

  . if Green Tree is the servicer, Green Tree's servicing rights under its master seller-servicer contract with GNMA are terminated.

The servicer will be required under the pooling and servicing agreement to give the trustee and the certificateholders notice of an event of termination promptly upon the occurrence of the event.

  Rights Upon Event of Termination. Except as otherwise specified in the related prospectus supplement, so long as an event of termination remains unremedied, the trustee may, and at the written direction of certificateholders representing 25% or more of the aggregate certificate principal balance of a series shall, terminate all of the rights and obligations of the servicer under the related pooling and servicing agreement and in and to the loans, and the proceeds of the loans, at which time, subject to applicable law regarding the trustee's ability to make advances, the trustee or a successor servicer under the pooling and servicing agreement will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that neither the trustee nor any successor servicer will assume any obligation of Green Tree to repurchase loans for breaches of representations or warranties, and the trustee and a successor servicer will not be liable for any acts or omissions of the prior servicer occurring before a transfer of the servicer's servicing and related functions or for any breach by the servicer of any of its obligations contained in the pooling and servicing agreement. Notwithstanding the termination, the servicer shall be entitled to payment of amounts payable to it before the termination, for services rendered before the termination. No termination will affect in any manner Green Tree's obligation to repurchase loans for breaches of representations or warranties under the pooling and servicing agreement. If the trustee is obligated to succeed the servicer but is unwilling or unable to do so, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer. Pending appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the servicer under the pooling and servicing agreement.

  The trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any of the holders of certificates, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.

           CERTAIN LEGAL ASPECTS OF THE LOANS; REPURCHASE OBLIGATIONS

  As a result of Green Tree's conveyance and assignment of a pool of loans to a trust fund, the certificateholders of the series, as the beneficial owners of the trust fund, will succeed collectively to all of the rights thereunder, including the right to receive payment on the loans. The following discussion contains summaries of legal aspects of home equity loans secured by residential properties which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real estate securing the loans may be situated or which may govern any loan. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

Mortgages and Deeds of Trust

  The loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, such as the payment of the indebtedness secured. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases for deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to the instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

Subordinate Mortgages; Rights of Senior Mortgagees or Beneficiaries

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the loans in any loan pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related trust fund, and therefore the certificateholders, as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure the default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although Green Tree generally does not cure defaults under a senior mortgage or deed of trust, it is Green Tree's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in Green Tree's best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of Green Tree, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a future advance clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an obligatory or optional advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a credit limit amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. If the mortgagor or trustor fails to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

Subordinate Financing

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Foreclosure

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action establishes a waiver, or fraud, bad faith, oppressive or unconscionable conduct and warrants a court of equity to refuse affirmative relief to the mortgagee. In some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, before a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, before the sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Some states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner before the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Some state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from the sale may be reduced by the receipt of any mortgage insurance proceeds.

  A second or third mortgagee may not foreclose on the property securing a second or first mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages before or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, for those loans which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related trust with respect to its acquisition, by foreclosure or otherwise, and disposition of real property securing a loan, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the certificateholders.

Second or Third Mortgages

  The loans may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the certificateholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the loan. See "-- Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay the costs of the action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale under a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised before foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

  Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies on the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, under the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default of a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the property had yet occurred, before the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The IRS code provides priority to federal tax liens over the lien of the mortgage or deed of trust. The bankruptcy code also provides priority to tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Consumer Protection Laws with respect to Loans

  Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994, which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some loans included in a loan pool may be subject to these provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of these regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The holder-in-due-course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and related lenders and assignees, to transfer the contract free of notice of claims by the debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a loan; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trust fund against the obligor. The Home Protection Act provides that assignees of high-interest, non-purchase money mortgage loans, which may include some home equity loans, are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

Enforceability of Certain Provisions

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In some states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the pooling and servicing agreement, late charges, to the extent permitted by law and not waived by Green Tree, will be retained by Green Tree as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

Due-on-Sale Clauses

  All of the home equity loan documents will contain due-on-sale clauses unless the prospectus supplement indicates otherwise. These clauses permit the servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982, which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans, including the home equity loans made after the effective date of the Garn-St. Germain Act are enforceable within limitations as described in the Garn-St. Germain Act and its regulations.

  By virtue of the Garn-St. Germain Act, the servicer generally may be permitted to accelerate any home equity loan which contains a "due-on-sale" clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including:

  . the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase;

  . a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property;

  . a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property;

  . the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that the lien or encumbrance is not created under a contract for deed;

  . a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; and

  . other transfers as described in the Garn-St. Germain Act and its regulations.

As a result, a lesser number of loans which contain due-on-sale clauses may extend to full maturity than earlier experience would indicate for single-family mortgage loans. However, we cannot predict the extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the home equity loans.

  The inability to enforce a due-on-sale clause may result in home equity loans bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the loans and the number of loans which may be outstanding until maturity.

Environmental Legislation

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, ("CERCLA"), and under some states' laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and then become owners of collateral property, courts are inconsistent as to whether ownership renders the secured creditor exemption unavailable. Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates in some circumstances if these cleanup costs were incurred. Moreover, some states by statute impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, Green Tree has not made and will not make these evaluations before the origination of the home equity loans. Neither Green Tree nor any replacement servicer will be required by any pooling and servicing agreement to undertake any evaluations before foreclosure or accepting a deed-in-lieu of foreclosure. Green Tree does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, Green Tree will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any loan which goes into default, there may be delays in payment on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders.

Repurchase Obligations

  Green Tree will represent and warrant under each pooling and servicing agreement that each loan complies with all requirements of law. Accordingly, if any obligor has a claim against the related trust fund for violation of any law and such claim materially adversely affects the trust fund's interest in a loan, such violation would constitute a breach of a representation and warranty under the pooling and servicing agreement and would create an obligation to repurchase such loan unless the breach is cured. See "Description of the Certificates--Conveyance of Loans."

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974 imposes requirements on employee benefit plans subject to ERISA and on persons who are fiduciaries with respect to such plans. Generally, ERISA applies to investments made by such plans. Among other requirements, ERISA mandates that the assets of plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those plans. ERISA also imposes duties on persons who are fiduciaries of the plans. Under ERISA, and subject to exemptions not relevant to this offering, any person who exercises any authority or control over the management or disposition of the assets of a plan is considered to be a fiduciary of the plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of plans be invested and managed for the exclusive benefit of plan participants and beneficiaries, a determination by the plan fiduciary that any such investment is permitted under the governing plan instruments and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and certain church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA. Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described above and in the paragraphs below, subject to the provisions of applicable state law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules provided in Section 503 of the IRS code.

  In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the IRS code, prohibit a broad range of transactions involving plan assets and persons having specified relationships to a plan. These transactions are treated as prohibited transactions under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the IRS code. An investment in the certificates by a plan might constitute prohibited transactions under the foregoing provisions unless an administrative exemption applies. In addition, if an investing plan's assets were deemed to include an interest in the assets of the loan pool and not merely an interest in the certificates, transactions occurring in the operation of the loan pool might constitute prohibited transactions unless an administrative exemption applies. Some exemptions which may be applicable to the acquisition and holding of the certificates or to the servicing and operation of the loan pool are noted in the paragraphs below.

  The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-
101) concerning the definition of what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan makes an equity investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. However, the regulation provides that, generally, the assets of a corporation or partnership in which a plan invests will not be deemed for purposes of ERISA to be assets of such plan if the equity interest acquired by the investing plan is a publicly-offered security. A publicly-offered security, as defined under the regulation, is a security that is widely held, freely transferable, and registered under the Securities Exchange Act of 1934. The certificates are not expected to be publicly-offered securities under the terms of this regulation.

  Relief from the prohibited transaction rules of Section 406 and 407 of ERISA (and from the prohibited transaction excise tax provisions of Section 4975 of the IRS code) may be found under the provisions of specific statutory or administrative exemptive relief authorized under Section 408 of ERISA. In Prohibited Transaction Exemption 83-1, which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of mortgage pool pass-through certificates in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between plans and parties in interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by plans. If the general conditions of PTE 83-1 are satisfied, investments by a plan in certificates that represent interests in a mortgage pool consisting of single family loans will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with parties in interest who are not fiduciaries) if the plan purchases such certificates at no more than fair market value, and will be exempt from the prohibitions of Section 406(b)(1) and (2) of ERISA (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25 percent of such certificates, and at least 50 percent of all such certificates are purchased by persons independent of the pool sponsor or pool trustee. However, PTE 83-1 does not provide an exemption for transactions involving subordinate certificates or for certificates representing an interest in conditional sales contracts and installment sales or loan agreements secured by housing like the loans.

  We cannot assure you that any of the exceptions provided in the regulation described in the paragraph above, PTE 83-1 or any other administrative exemption under ERISA, will apply to the purchase of certificates offered under this prospectus, and, as a result, an investing plan's assets could be considered to include an undivided interest in the home equity loans and any other assets held in the loan pool. If the assets of a contract pool are considered assets of an investing plan, Green Tree, the servicer, the trustee and other persons, in providing services on the contracts, may be considered fiduciaries to the plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the IRS code for transactions involving those assets unless a statutory or administrative exemption applies.

  Any plan fiduciary considering the purchase of a certificate should consult with its counsel about the potential applicability of ERISA and the IRS code to the investment. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

  PTE 95-60 exempts from ERISA's prohibited transaction rules transactions engaged in by insurance company general accounts in which an employee benefit plan has an interest if specified conditions are met. Additional exemptive relief is provided for plans to engage in transactions with persons who provide services to insurance company general accounts. PTE 95-60 also permits transactions relating to the origination and operation of asset pool investment trusts in which an insurance company general account has an interest as the result of the acquisition of certificates issued by the trust.

  PTE 95-60 will provide an exemption for transactions involving certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of PTE 95-60. The receivables covered by PTE 95-60 include home equity loans secured by either first or second mortgages in single-family, residential property.The exemption offered by PTE 95-60 is conditioned upon compliance with the requirements of one of several underwriter exemptions, other than compliance with the requirements that the certificates acquired by the general account not be subordinated and receive a rating that is in one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch.

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the IRS code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the IRS code, for transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL published proposed regulations on December 22, 1997 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person will be subject to liability under
Part 4 of Title I of ERISA and Section 4975 of the IRS code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless:

  (1) as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations; or

  (2) an action is brought by the Secretary of Labor for breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel about the applicability of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

  The following is a general discussion of the federal income tax consequences relating to the purchase, ownership, and disposition of the certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991, all of which are subject to change, including retroactive changes, or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the certificates.

  Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the certificates will depend upon whether an election is made to treat the trust fund or a segregated portion thereof evidenced by a particular series or sub-series of certificates as a REMIC within the meaning of Section 860D(a) of the IRS code. The prospectus supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with series for which a REMIC election is made and then with series for which a REMIC election is not made.

REMIC Series

  For each series of certificates for which a REMIC election is made, at the initial issuance of the certificates in that series the counsel to Green Tree identified in the applicable prospectus supplement will have advised Green Tree that in its opinion, assuming ongoing compliance with the applicable pooling and servicing agreement, the trust fund will qualify as a REMIC and the certificates in that series REMIC certificates will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the IRS code regular certificates or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the IRS code residual certificates.

  Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with requirements and the following discussion assumes that these requirements will be satisfied by the trust fund so long as there are any REMIC certificates outstanding. Substantially all of the assets of the REMIC must consist of qualified mortgages and permitted investments as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests startup day and at all times thereafter. The term qualified mortgage means any obligation, including a participation or certificate of beneficial ownership in such obligation, which is principally secured by an interest in real property that is transferred to the REMIC on the startup day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the startup day under a fixed price contract in effect on the startup day. The REMIC regulations provide that a home equity loan is principally secured by an interest in real property if the fair market value of the real property securing the loan is at least equal to either (1) 80% of the issue price (generally, the principal balance) of the loan at the time it was originated or
(2) 80% of the adjusted issue price (the then-outstanding principal balance, with adjustments) of the loan at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a home equity loan is principally secured by an interest in real property if substantially all of the proceeds of the loan were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the loan (other than the personal liability of the obligor). A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the startup day or to replace a defective mortgage within two years of the startup day.

  Permitted investments consist of:

  . temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC cash-flow investments;

  . amounts, such as a reserve fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain contingencies qualified reserve assets; and

  . property acquired as a result of foreclosure of defaulted qualified mortgages foreclosure property.

A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless the sale is necessary to prevent a default in payment of principal or interest on regular certificates. In accordance with Section 860G(a)(7) of the IRS code, a reserve fund must be promptly and appropriately reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that the property is not held for more than two years.

  The IRS code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income disqualified organizations, not hold residual interests in the REMIC. Consequently, it is expected that in the case of any trust fund for which a REMIC election is made the transfer, sale, or other disposition of a residual certificate to a disqualified organization will be prohibited and the ability of a residual certificate to be transferred will be conditioned on the trustee's receipt of a certificate or other document representing that the proposed transferee is not a disqualified organization. The transferor of a residual certificate must not, as of the time of the transfer, have actual knowledge that the representation is false. The IRS code further requires that reasonable arrangements must be made to enable a REMIC to provide the IRS and other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the IRS code if, in spite of the steps taken to prevent disqualified organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

  If the trust fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the trust fund will not be treated as a REMIC for the year during which the failure occurs and thereafter unless the IRS determines, in its discretion, that the failure was inadvertent (in which case, the IRS may require any adjustments which it deems appropriate). If the ownership interests in the assets of the trust fund consist of multiple classes, failure to treat the trust fund as a REMIC may cause the trust fund to be treated as an association taxable as a corporation. This treatment could result in income of the trust fund being subject to corporate tax in the hands of the trust fund and in a reduced amount being available for distribution to certificateholders as a result of the payment of the taxes.

  Two-Tier REMIC Structures. For certain series of certificates, two separate elections may be made to treat segregated portions of the assets of a single trust fund as REMICs for federal income tax purposes a subsidiary REMIC and a master REMIC. Upon the issuance of any series of certificates, counsel will have advised Green Tree, as described above, that at the initial issuance of the certificates, the subsidiary REMIC and the master REMIC will each qualify as a REMIC for federal income tax purposes, and that the certificates in the series will be treated either as regular certificates or residual certificates of the appropriate REMIC. Only REMIC certificates issued by the master REMIC will be offered under this prospectus. Solely for the purpose of determining whether the regular certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

  Taxation of Regular Interests. Regular certificates will be treated as new debt instruments issued by the REMIC on the startup day. If a regular certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the

REMIC's qualified mortgages, the stated principal amount for that regular certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a regular certificate will be taxable as ordinary income. Holders of regular certificates that would otherwise report income under a cash method of accounting will be required to report income on such regular certificates under the accrual method. Under temporary treasury regulations, if a trust fund, with respect to which a REMIC election is made, is considered to be a single-class REMIC, a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by Green Tree, will be allocated as a separate item of gross income and as a separate item of expense to those regular certificateholders that are pass-through interest holders. Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary treasury regulations. Generally, a pass-through interest holder refers to individuals, trusts and estates, certain other pass-through entities beneficially owned by one or more individuals, trusts or estates, and regulated investment companies. Such an individual, estate, trust or pass-through entity that holds a regular certificate in such a REMIC will be allowed to deduct the foregoing separate item of expense under Section 212 of the IRS code only to the extent that, in the aggregate and combined with other itemized deductions, it exceeds 2% of the adjusted gross income of the holder. In addition, Section 68 of the IRS code provides that the amount of itemized deductions (including those provided for in Section 212 of the IRS code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the IRS code ($126,600 for 1999, in the case of a joint return) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. Furthermore, in determining the alternative minimum taxable income of such an individual, trust, estate or pass-through entity that is a holder of a regular certificate in such a REMIC, no deduction will be allowed for the holder's allocable portion of the foregoing expenses, even though an amount equal to the total of the expenses will be included in the holder's gross income for alternative minimum tax purposes. Unless otherwise stated in the prospectus supplement, the foregoing expenses will not be allocated to holders of a regular certificate in a REMIC. If the foregoing limitations apply, some holders of regular certificates in single-class REMICs may not be entitled to deduct all or any part of the foregoing expenses. Accordingly, regular certificates in such a single class-REMIC may not be appropriate investments for individuals, trusts, estates or pass-through entities beneficially owned by one or more individuals, trusts or estates. Prospective investors should carefully consult with their own tax advisors prior to making an investment in any regular certificates.

  Tax Status of REMIC Certificates. In general, (1) regular certificates held by a thrift institution taxed as a domestic building and loan association within the meaning of Section 7701(a)(19) of the IRS code will constitute a regular interest in a REMIC within the meaning of Section 7701(a)(19)(C)(xi) of the IRS code; and (2) regular certificates held by a real estate investment trust will constitute real estate assets within the meaning of Section 856(c)(5)(A) of the IRS code and interest will be considered interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the IRS code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing sections of the IRS code (including assets described in Section 7701(a)(19)(C) of the IRS code), then the regular certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Furthermore, interest paid on certificates held by a real estate investment trust will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of Section 856(c)(3)(B) of the IRS code to the same extent that the certificates themselves are treated as real estate assets. Regular certificates held by a regulated investment company or a real estate investment trust will not constitute government securities within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the IRS code, respectively. In addition, the REMIC regulations provide that payments on loans held and reinvested pending distribution to certificateholders will be considered to be real estate assets within the meaning of Section 856(c)(5)(A) of the IRS code. Entities affected by the foregoing provisions of the IRS code that are considering the purchase of certificates should consult their own tax advisors regarding these provisions.

  Original Issue Discount. Regular certificates may be issued with original issue discount. Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the IRS code and the Treasury regulations issued thereunder in January 1994 (the "OID Regulations"). The discussion here is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the IRS code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the regular certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been issued. Nonetheless, the IRS code requires that a prepayment assumption be used for the underlying assets of a REMIC in computing the accrual of original issue discount on regular certificates, and that regular adjustments be made in the amount and the rate of accrual to reflect differences between the actual prepayment rate and the prepayment assumption. Although regulations have not been issued concerning the use of a prepayment assumption, the legislative history associated with the Tax Reform Act of 1986 indicates that these regulations are to provide that the prepayment assumption used for a regular certificate must be the same as that used in pricing the initial offering of the regular certificate. The prepayment assumption used in reporting original issue discount for each series of regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, no representation is made hereby nor can there be any assurance that the underlying assets of a REMIC will in fact prepay at a rate conforming to the prepayment assumption or at any other rate. Certificateholders also should be aware that the OID regulations do not address certain issues relevant to, or are not applicable to, prepayable securities such as the regular certificates.

  In general, in the hands of the original holder of a regular certificate, original issue discount, if any, is the difference between the stated redemption price at maturity of the regular certificate and its issue price. The original issue discount with respect to a regular certificate will be considered to be zero if it is less than .25% of the regular certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of the regular certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity. Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the regular certificates. As described above, it appears that the prepayment assumption will be required to be used in determining the weighted average maturity of the regular certificates. In the absence of authority to the contrary, Green Tree expects to apply the de minimis rule applicable to installment obligations by using the prepayment assumption.

  Generally, the original holder of a regular certificate that includes a de minimis amount of original issue discount, other than de minimis original issue discount attributable to a so-called teaser interest rate or initial interest rate holiday, includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that regular certificate. Any de minimis amount of original issue discount includable in income by a holder of a regular certificate is generally treated as a capital gain if the regular certificate is a capital asset in the hands of the holder. Under to the OID Regulations, a holder of a regular certificate that uses the accrual method of tax accounting or that acquired such regular certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a regular certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

  The stated redemption price at maturity of a regular certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than qualified stated interest. Under the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest, or, under certain circumstances, a variable rate tied to an objective index, during the entire term of the regular certificate, including short periods). Under the OID Regulations, interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. It is possible that interest payable on regular certificates may not be considered to be unconditionally payable under the OID Regulations because regular certificateholders may not have default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the regular certificates. Until further guidance is issued, however, the REMIC will treat the interest on regular certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on Regular certificates, including rates based upon the weighted average interest rate of a loan pool, may not be treated as qualified stated interest. In this case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the regular certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on regular certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, Green Tree expects to determine the stated redemption price at maturity of a regular certificate by assuming that the anticipated rate of prepayment for all loans will occur in such a manner that the initial pass-through rate for a certificate will not change. Accordingly, interest at the initial pass-through rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the IRS code. In general, the issue price of a regular certificate is the first price at which a substantial amount of the regular certificates of that class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a regular certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a regular certificate generally includes that pre-issuance accrued interest.

  If the regular certificates are determined to be issued with original issue discount, a holder of a regular certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a regular certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the IRS code and the OID Regulations. Under this section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a regular certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the prepayment assumption.

  The amount of original issue discount includable in income by a holder of a regular certificate is the sum of the daily portions of the original issue discount for each day during the taxable year on which the holder held the regular certificate. The daily portions of original issue discount are determined by allocating to each day in any accrual period a pro rata portion of the excess, if any, of the sum of (1) the present value of all remaining payments to be made on the regular certificate as of the close of the accrual period and (2) the payments during the accrual period of amounts included in the stated redemption price of the regular certificate over the adjusted issue price of the regular certificate at the beginning of the accrual period. Generally, the accrual period for the regular certificates corresponds to the intervals at which amounts are paid or compounded with respect to such regular certificate, beginning with their date of issuance and ending with the maturity date. The adjusted issue price of a regular certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The IRS code requires the present value of the remaining payments to be determined on the bases of:

  . the original yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period;

  . events, including actual prepayments, which have occurred before the close of the accrual period; and

  . the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

The effect of this method is to increase the portions of original issue discount that a regular certificateholder must include in income to take into account prepayments with respect to the loans held by the trust fund that occur at a rate that exceeds the prepayment assumption and to decrease, but not below zero for any period, the portions of original issue discount that a regular certificateholder must include in income to take into account prepayments on the loans that occur at a rate that is slower than the prepayment assumption. Although original issue discount will be reported to regular certificateholders based on the prepayment assumption, no representation is made to regular certificateholders that the loans will be prepaid at that rate or at any other rate.

  A subsequent purchaser of a regular certificate will also be required to include in the purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to the regular certificate, unless the price paid equals or exceeds the regular certificate's remaining stated redemption price. If the price paid exceeds the regular certificate's adjusted issue price, but does not equal or exceed the remaining stated redemption price of the regular certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula listed in Section 1272(a)(7)(B) of the IRS code. Under this provision, the daily portions of original issue discount which must be included in gross income will be reduced by an amount equal to such daily portion multiplied by the fraction obtained by dividing (1) the excess of the purchase price therefor over the regular certificate's adjusted issue price by (2) the aggregate original issue discount remaining to be accrued with respect to such regular certificate.

  Green Tree believes that the holder of a regular certificate determined to be issued with more than de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations regarding several issues concerning the computation of original issue discount for obligations such as the regular certificates.

  Adjustable Rate Regular Certificates. Regular certificates may bear interest at an adjustable rate. Under the OID Regulations, if an adjustable rate regular certificate provides for qualified stated interest payments computed on the basis of qualified floating rates or objective rates, then any original issue discount on a regular certificate may be computed and accrued under the same methodology that applies to regular certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." If adjustable rate regular certificates are issued, the related prospectus supplement will describe the manner in which the original issue discount rules may be applied and the method to be used in preparing information returns to the holders of such adjustable rate regular certificates and to the IRS.

  For purposes of applying the original issue discount provisions of the IRS code, all or a portion of the interest payable on adjustable rate regular certificate may not be treated as qualified stated interest in certain circumstances, including the following:

  . if the adjustable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the regular certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the regular certificate determined without such floor or ceiling;

  . if it is reasonably expected that the average value of the adjustable rate during the first half of the term of the regular certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the regular certificate; or

  .  if interest is not payable in all circumstances.

In these situations, as well as others, it is unclear under the OID Regulations whether these interest payments constitute qualified stated interest payments, or must be treated as part of a regular certificate's stated redemption price at maturity resulting in original issue discount.

  Market Discount. Regular certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the IRS code. A purchaser of a regular certificate who purchases the regular certificate at a market discount, such as, a discount from its adjusted issue price as described in the paragraph above, will be required to recognize accrued market discount as ordinary income as payments of principal are received on the regular certificate or upon the sale or exchange of the regular certificate. In general, the holder of a regular certificate may elect to treat market discount as accruing either (1) under a constant yield method that is similar to the method for the accrual of original issue discount or (2) under a ratable accrual method (under which the market discount is treated as accruing in equal daily installments during the period the regular certificate is held by the purchaser), in each case computed taking into account the prepayment assumption. Because the regulations referred to above have not been issued, we cannot predict what effect, if any, these regulations, when issued, might have on the tax treatment of a regular certificate purchased at a discount in the secondary market.

  The IRS code provides that the market discount in respect of a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such regular certificate and that portion of the discount allocable to the distribution would be reported as income when the distribution occurs or is due.

  The IRS code further provides that any principal payment on a regular certificate acquired with market discount or any gain on disposition of the regular certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized for subsequent payments on the Regular certificate is to be reduced by the amount previously treated as ordinary income.

  In general, limitations imposed by the IRS code that are intended to match deductions with the taxation of income will require a holder of a regular certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such regular certificate. Alternatively, a holder of a regular certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a regular certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Premium. A holder of a regular certificate who holds the regular certificate as a capital asset and who purchased the regular certificate at a cost greater than its stated redemption price at maturity will be considered to have purchased the regular certificate at a premium. In general, the regular certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A regular certificateholder's tax basis in the regular certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the prepayment assumption should be taken into account in determining the term of a regular certificate for this purpose. Amortizable bond premium with respect to a regular certificate will be treated as an offset to interest income on the regular certificate, and a certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived with respect to the regular certificate for that year. Any election to deduct amortizable bond premium will apply to all debt instruments, other than instruments the interest on which is excludable from gross income, held by the certificateholder at the beginning of the first taxable year to which the election applies or acquired after that, and may be revoked only with the consent of the IRS. Bond premium on a regular certificate held by a certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the regular certificate. Certificateholders who pay a premium for a regular certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

  Realized Losses. Holders of a regular certificate acquired in connection with a trade or business should be allowed to deduct as ordinary losses any losses sustained during a taxable year in which the regular certificates become wholly or partially worthless as a result of one or more realized losses on the underlying assets of the REMIC. However, it appears that a noncorporate holder of a regular certificate that does not acquire such certificate in connection with a trade or business may not be entitled to deduct a loss until the holder's certificate becomes wholly worthless, which may not occur until its outstanding principal balance has been reduced to zero. Any loss may be characterized as a short-term capital loss.

  At present, the law is unclear with respect to the timing and character of any loss which may be realized by a holder of a regular certificate. Such a holder may be required to accrue interest and original issue discount on a regular certificate without giving effect to any defaults or deficiencies on the underlying assets of the REMIC until the holder can establish that the losses will not be recoverable under any circumstances. As a result, the holder of a regular certificate may be required to report taxable income in excess of the amount of economic income actually accruing to the benefit of the holder in a particular period. It is expected, however, that the holder of a regular certificate would eventually recognize a loss or reduction in income attributable to the income when the loss is, in fact, realized for federal income tax purposes.

  Gain or Loss on Disposition. If a regular certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income for the regular certificate and reduced, but not below zero, by any payments on the regular certificate previously received or accrued by the seller, other than qualified stated interest payments, and any amortizable premium. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other taxable disposition of a regular certificate will be capital gain if the regular certificate is held as a capital asset.

  Gain from the disposition of a regular certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount or market discount, will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includable in the holder's income if the yield on the regular certificate had equaled 110% of the applicable federal rate determined as of the beginning of the holder's holding period, over (2) the amount of ordinary income actually recognized by the holder on the Regular certificate.

  Taxation of Residual Interests. Generally, the daily portions of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of residual certificates, and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual holders in proportion to their respective holdings of residual certificates in the REMIC on that day.

  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that:

  (1) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply;

  (2)  all bad loans will be deductible as business bad debts; and

  (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the loans, plus any cancellation of indebtedness income due to realized losses on regular certificates and income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the regular certificates, bad debt losses with respect to the underlying assets of a REMIC, servicing fees on the loans, other administrative expenses of a REMIC, and amortization of premium, if any, on the loans.

  The taxable income recognized by a residual holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium on the loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates, on the other hand. In the event that an interest in the loans is acquired by a REMIC at a discount, and one or more of the loans is prepaid, the residual holder may recognize taxable income without being entitled to receive a corresponding cash distribution because:

  (1) the prepayment may be used in whole or in part to make distributions on regular certificates; and

  (2) the discount on the loans which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those regular certificates.

When there is more than one class of regular certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates, when distributions are being made in respect of earlier classes of regular certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of regular certificates, may increase over time as distributions are made on the lower yielding classes of regular certificates, whereas interest income with respect to any given loan will remain constant over time as a percentage of the outstanding principal amount of that loan, assuming it bears interest at a fixed rate. Consequently, residual holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of excess inclusions below under "REMIC Series-- Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual holder's after-tax rate of return.

  The amount of any net loss of a REMIC that may be taken into account by the residual holder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for such residual certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the residual holder and decreased, but not below zero, by the amount of loss of the REMIC reportable by the residual holder. A cash distribution from the REMIC also will reduce such adjusted basis, but not below zero. Any loss that is disallowed on account of this limitation may be carried over indefinitely by the residual holder for whom such loss was disallowed and may be used by such residual holder only to offset any income generated by the same REMIC.

  If a residual certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC regulations indicates that, while existing tax rules do not accommodate such concepts, the IRS is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, Green Tree does not intend to treat a class of residual certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  Further, to the extent that the initial adjusted basis of a residual holder, other than an original holder, in the residual certificate is in excess of the corresponding portion of the REMIC's basis in the loans, the residual holder will not recover such excess basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

  Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner, and subject to the same uncertainties, as original issue discount income on regular certificates as described above under "REMIC Series--Original Issue Discount" and "--Adjustable Rate Regular Certificates," without regard to the de minimis rule.

  The REMIC will have market discount income in respect of the loans if, in general, the basis of the REMIC in the loans is exceeded by their unpaid principal balances. The REMIC's basis in such loans is generally the fair market value of the loans immediately after their transfer to the REMIC, which will equal the aggregate issue prices of the REMIC certificates which are sold to investors and the estimated fair market value of any classes of certificates which are retained. In respect of the loans that have market discount to which IRS code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series-- Market Discount."

  Generally, if the basis of a REMIC in the loans exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such loans at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the loans is the fair market value of the loans immediately after the transfer thereof to the REMIC. Generally, a REMIC that holds a loan as a capital asset will elect to amortize premium on the loans under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

  Limitations on Offset or Exemption of REMIC Income. All or a portion of the REMIC taxable income includable in determining the federal income tax liability of a residual holder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for such quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the residual certificate (if it were a debt instrument) on the startup day under Section 1274(d) of the IRS code, multiplied by (2) the adjusted issue price of the residual certificate at the beginning of the quarterly period. For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such residual certificate before the beginning of such quarterly period.

  The portion of a residual holder's REMIC taxable income consisting of the excess inclusions will be subject to federal income tax in all events and may not be offset by other deductions on such residual holder's tax return, including net operating loss carry forwards. Further, if the residual holder is an organization subject to the tax on unrelated business income imposed by
Section 511 of the IRS code, the residual holder's excess inclusions will be treated as unrelated business taxable income of such residual holder for purposes of Section 511. In addition, if the residual holder is not a U.S. person, such residual holder's excess inclusions generally would be ineligible for exemption from or reduction in the rate of United States withholding tax. Finally, if a real estate investment trust or regulated investment company owns a residual certificate, a portion, allocated under Treasury Regulations yet to be issued, of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders and would constitute unrelated business taxable income for tax-exempt shareholders.

  Furthermore, for purposes of the alternative minimum tax, (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

  Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series--Qualification as a REMIC," an interest in a residual certificate may not be transferred to a disqualified organization. If any legal or beneficial interest in a residual certificate is, nonetheless, transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to such residual certificate for periods after the transfer, and
(2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable federal rate under
Section 1274(d) of the IRS code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the residual certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a residual certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the disqualified organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

  In addition, if a pass-through entity has excess inclusion income with respect to a residual certificate during a taxable year and a disqualified organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the residual certificate that are allocable to the interest in the pass-through entity during the period the interest is held by the disqualified organization, and (2) the highest marginal federal income tax rate imposed on corporations. This tax would be deductible from the ordinary gross income of the pass-through entity for the taxable year. The pass-through entity would not be liable for the tax if it has received an affidavit from such record holder that it is not a disqualified organization and, during the period the person is the record holder of the residual certificate, the pass-through entity does not have actual knowledge that the affidavit is false.

  A pass-through entity means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

  Noneconomic Residual Interests. The REMIC regulations would disregard certain transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC regulations, a transfer of a noneconomic residual interest to a residual holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

  . the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future; and

  . the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

The pooling and servicing agreement with respect to each series of REMIC certificates will require the transferee of a residual certificate to certify to the statements in the second clause of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

  Mark-to-Market Rules. On December 24, 1996, the IRS released final mark-to-market regulations relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this mark-to-market requirement, a residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a residual certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to residual certificates.

  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a residual certificate, the residual holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of the residual holder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a residual holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that distribution date. This income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a residual holder's residual certificate, in which case, if the residual holder has an adjusted basis in his residual certificate remaining when his interest in the REMIC terminates, and if he holds such residual certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Except as provided in treasury regulations, the wash sale rules of IRS code
Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of IRS code Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool that is economically comparable to a residual certificate.

  Certain Other Taxes on the REMIC. The REMIC provisions of the IRS code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. These transactions are:

  . any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC;

  . the receipt of income from assets other than qualified mortgages and permitted investments;

  .  the receipt of compensation for services; and

  .  the receipt of gain from the dispositions of cash flow investments.

The REMIC regulations provide that the modification of the terms of a loan occasioned by default or a reasonably foreseeable default of the loan, the assumption of the loan, the waiver of a due-on-sale clause or the conversion of an interest rate by an obligor pursuant to the terms of a convertible adjustable-rate loan will not be treated as a disposition of the loan. In the event that a REMIC holds convertible ARM loans which are convertible at the option of the obligor into fixed-rate, fully amortizing, level payment loans, a sale of such loans by the REMIC under a purchase agreement or other contract with Green Tree or other party, if and when the obligor elects to so convert the terms of the loan, will not result in a prohibited transaction for the REMIC. The IRS code also imposes a 100% tax on contributions to a REMIC made after the startup day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the startup day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The IRS code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will incur a significant amount of such taxes or any material amount of state or local income or franchise taxes. However, if any such taxes are imposed on a REMIC they will be paid by Green Tree or the trustee, if due to the breach of Green Tree's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or in other cases, such taxes shall be borne by the related trust fund resulting in a reduction in amounts otherwise payable to holders of the related regular or residual certificates.

  Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of regular or residual certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a foreign holder is a certificateholder who holds a regular certificate and who is not:

  (1)  a citizen or resident of the United States;

  (2) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof;

  (3) an estate the income of which is includible in gross income for United States tax purposes regardless of its source; or

  (4)  a trust if:

     . a court within the United States is able to exercise primary supervision over the administration of the trust; and

     . one or more United States trustees have authority to control all substantial decisions of the trust.

Unless the interest on a regular certificate is effectively connected with the conduct by the foreign holder of a trade or business within the United States, the foreign holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a regular certificate (subject to possible backup withholding of tax, discussed below). To qualify for this tax exemption, the foreign holder will be required to provide periodically a statement signed under penalties of perjury certifying that the foreign holder meets the requirements for treatment as a foreign holder and providing the foreign holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a foreign holder that owns both regular certificates and residual certificates. If the interest on a regular certificate is effectively connected with the conduct by a foreign holder of a trade or business within the United States, then the foreign holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign holders should consult their own tax advisors regarding the specific tax consequences of their owning a regular certificate.

  Any gain recognized by a foreign holder upon a sale, retirement or other taxable disposition of a regular certificate generally will not be subject to United States federal income tax unless either:

  (1) the foreign holder is a nonresident alien individual who holds the regular certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a tax home in the United States; or

  (2) the gain is effectively connected with the conduct by the foreign holder of a trade or business within the United States.

  It appears that a regular certificate will not be included in the estate of a foreign holder and will not be subject to United States estate taxes. However, foreign holders should consult their own tax advisors regarding estate tax consequences.

  Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to foreign holders will be prohibited by the related pooling and servicing agreement.

  Backup Withholding. Under certain circumstances, a REMIC certificateholder may be subject to backup withholding at a 31% rate. Backup withholding may apply to a REMIC certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his social security number or other taxpayer identification number to the trustee. Backup withholding may apply, under certain circumstances, to a REMIC certificateholder who is a foreign person if the REMIC certificateholder fails to provide the trustee or the REMIC certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC certificate. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a certificate.

  Reporting Requirements and Tax Administration. Green Tree will report annually to the IRS, holders of record of the regular certificates that are not excepted from the reporting requirements and, to the extent required by the IRS code, other interested parties, information with respect to the interest paid or accrued on the regular certificates, original issue discount, if any, accruing on the regular certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the regular certificates.

  The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a residual certificateholder must be designated as the REMIC's tax matters person. The tax matters person, generally, has responsibility for overseeing and providing notice to the other residual certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related prospectus supplement, Green Tree will be designated as tax matters person for each REMIC, and in conjunction with the trustee will act as the agent of the residual certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

Non-REMIC Series

  Tax Status of the Trust Fund. In the case of a trust fund evidenced by a series of certificates, or a segregated portion of them, with respect to which a REMIC election is not made, counsel will, unless otherwise specified in the related prospectus supplement, have advised Green Tree that, in their opinion, each loan pool and the arrangement to be administered by Green Tree under which the trustee will hold and Green Tree will be obligated to service the loans and pursuant to which these non-REMIC certificates will be issued to non-REMIC certificateholders will not be classified as an association taxable as a corporation or a taxable mortgage pool, within the meaning of IRS code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the IRS code. In such event, each non-REMIC certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the loan pool in which its certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the loans included therein. The following discussion assumes the trust fund will be so classified as a grantor trust.

  Tax Status of Non-REMIC Certificates. In general:

  . certificates held by a domestic building and loan association within the meaning of Section 7701(a)(19) of the IRS code may be considered to represent loans secured by an interest in real property within the meaning of Section 7701(a)(19)(C)(v) of the IRS code; and

  . certificates held by a real estate investment trust may constitute real estate assets within the meaning of Section 856(c)(5)(A) of the IRS code and interest on them may be considered interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the IRS code.

See the discussions of the IRS code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related prospectus supplement for a discussion of the treatment of non-REMIC certificates and loans under these IRS code sections and should, in addition, consult with their own tax advisors with respect to these matters.

  Tax Treatment of Non-REMIC Certificates. Subject to the discussion below of the stripped bond rules of the IRS code, non-REMIC certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the loans comprising such loan pool, including interest, market or original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by Green Tree, and any gain upon disposition of such loans. A disposition includes scheduled or prepaid collections with respect to the loans, as well as the sale or exchange of a non-REMIC certificate. Subject to the discussion below of certain limitations on itemized deductions, non-REMIC certificateholders will be entitled under
Section 162 or 212 of the IRS code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by Green Tree. An individual, an estate, or a trust that holds a non-REMIC certificate either directly or through a pass-through entity will be allowed to deduct these expenses under
Section 212 of the IRS code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the IRS code provides that the amount of itemized deductions (including those provided for in Section 212 of the IRS code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the IRS code ($126,600 for 1999, in the case of a joint return) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of an individual, trust, estate or pass-through entity that is a holder of a non-REMIC certificate, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. To the extent that a non-REMIC certificateholder is not permitted to deduct servicing fees allocable to a non-REMIC certificate, the taxable income of the non-REMIC certificateholder attributable to that non-REMIC certificate will exceed the net cash distributions related to such income. Non-REMIC certificateholders may deduct any loss on disposition of the loans to the extent permitted under the IRS code.

  To the extent that any of the loans comprising a loan pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such loans prior to receipt of cash related to such discount. See the discussion above under "REMIC Series-- Original Issue Discount." Similarly, IRS code provisions concerning market discount and amortizable premium will apply to the loans comprising a loan pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium." However, it is unclear whether a prepayment assumption should be used in accruing or amortizing any such discount or premium.

  Stripped Non-REMIC Certificates. Some classes of non-REMIC certificates may be subject to the stripped bond rules of Section 1286 of the IRS code and for purposes of this discussion will be referred to as stripped certificates. In general, a stripped certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a loan from ownership of the right to receive some or all of the related interest payments. Non-REMIC certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

  .  if any servicing compensation is deemed to exceed a reasonable amount;

  . if Green Tree or any other party retains a retained yield with respect to the loans comprising a loan pool;

  . if two or more classes of non-REMIC certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the loans; or

  . if non-REMIC certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each stripped certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a stripped certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the IRS code, the issue price of a stripped certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the stripped certificate whether or not denominated as interest. The amount of original issue discount with respect to a stripped certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a stripped certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either
(1) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (2) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the loans. See "REMIC Series--Market Discount" above.

  Although the OID Regulations suggest that a prepayment assumption is not to be used in computing the yield on the underlying assets of a trust fund with respect to which a REMIC election is not made, the IRS code appears to require that such a prepayment assumption be used in computing yield with respect to stripped certificates. In the absence of authority to the contrary, Green Tree intends to base information reports and returns to the IRS and the holders of stripped certificates taking into account an appropriate prepayment assumption. Holders of stripped certificates should refer to the related prospectus supplement to determine whether and in what manner the original issue discount rules will apply thereto.

  When an investor purchases more than one class of stripped certificates it is currently unclear whether for federal income tax purposes such classes of stripped certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the IRS may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a stripped certificate may be treated as the owner of:

    (1) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each loan; or

    (2) a separate installment obligation for each loan representing the stripped certificate's pro rata share of principal and/or interest payments to be made with respect thereto.

As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

  The servicing compensation to be received by Green Tree and the fee for credit enhancement, if any, may be questioned by the IRS for certificates or loans as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by Green Tree or other party in a portion of the interest payments to be made pursuant to the loans. In this event, a certificate might be treated as a stripped certificate subject to the stripped bond rules of Section 1286 of the IRS code and the original issue discount provisions rather than to the market discount and premium rules.

  Gain or Loss on Disposition. Upon sale or exchange of a non-REMIC certificate, a non-REMIC certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the loans represented by the non-REMIC certificate. Generally, the aggregate adjusted basis will equal the non-REMIC certificateholder's cost for the non-REMIC certificate increased by the amount of any previously reported income or gain with respect to the non-REMIC certificate and decreased by the amount of any losses previously reported with respect to the non-REMIC certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the non-REMIC certificate was held as a capital asset.

  Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a non-REMIC certificateholder who is a foreign holder will be treated as portfolio interest and therefore will be exempt from the 30% withholding tax. Such non-REMIC certificateholder will be entitled to receive interest payments and original issue discount on the non-REMIC certificates free of United States federal income tax, but only to the extent the loans were originated after July 18, 1984 and provided that such non-REMIC certificateholder periodically provides the trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such non-REMIC certificateholder is not a United States person and providing the name and address of such non-REMIC certificateholder. For additional information concerning interest or original issue discount paid by Green Tree to a foreign holder and the treatment of a sale or exchange of a non-REMIC certificate by a foreign holder, which will generally have the same tax consequences as the sale of a regular certificate, see the discussion above under "REMIC Series-- Taxation of Certain Foreign Investors."

  Tax Administration and Reporting. Green Tree will furnish to each non-REMIC certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, Green Tree will furnish, within a reasonable time after the end of each calendar year, to each non-REMIC certificateholder who was a certificateholder at any time during such year, information regarding the amount of servicing compensation received by Green Tree and any sub-servicer and such other customary factual information as Green Tree deems necessary or desirable to enable certificateholders to prepare their tax returns. Reports will be made annually to the IRS and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the non-REMIC certificates.

Other Tax Consequences

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable prospectus supplement, any certificates offered under this prospectus are not expected to constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because there will be a substantial number of loans that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the certificates.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors.

                                    RATINGS

  Before the issuance of any class of certificates sold under this prospectus, they must be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any series of certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  Green Tree may sell certificates of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place certificates directly to other purchasers or through agents. Green Tree intends that certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of such methods.

  The distribution of the certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the prospectus supplement relating to a series of certificates, Green Tree or any of its affiliate may purchase some or all of one or more classes of certificates of such series from the underwriter or underwriters at a price specified in the prospectus supplement. The purchaser may then from time to time offer and sell some or all of such certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such certificates or through broker-dealers acting as agent or principal or both. This kind of offering may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the certificates, underwriters may receive compensation from Green Tree or from purchasers of certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the certificates of a series to or through dealers and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the certificates of a series may be deemed to be underwriters, and any discounts or commissions received by them from Green Tree and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Any such underwriters or agents will be identified, and any such compensation received from Green Tree will be described in the prospectus supplement.

  Under agreements which may be entered into by Green Tree, underwriters and agents who participate in the distribution of the certificates may be entitled to indemnification by Green Tree against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the prospectus supplement, Green Tree will authorize underwriters or other persons acting as Green Tree's agents to solicit offers by certain institutions to purchase the certificates from Green Tree pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases these institutions must be approved by Green Tree. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such certificates. The underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

  The underwriters may, from time to time, buy and sell certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the certificates. These types of transactions may include stabilizing, the purchase of certificates to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

  Certain of the underwriters and their associates may engage in transactions with and perform services for Green Tree in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the certificates will be passed upon for Green Tree by the counsel to Green Tree identified in the applicable prospectus supplement.

                                    EXPERTS

  The consolidated financial statements of Green Tree as of December 31, 1998 and for the year ended December 31, 1998, incorporated by reference in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Green Tree as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 are incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference in this prospectus, and upon the authority of KPMG Peat Marwick LLP as experts in accounting and auditing.

                                    GLOSSARY

Below are abbreviated definitions of terms used in this prospectus and the prospectus supplement. The pooling and servicing agreement may contain a more complete definition of some of the terms defined here and reference should be made to the pooling and servicing agreement for a more complete definition of all such terms.

"Adjustable Rate Certificates" means certificates which evidence the right to receive distributions of income at a variable payment rate.

"Advances" means the advances made by a servicer (including from advances made by a sub-servicer) on any payment date pursuant to a pooling and servicing agreement.


"Amount Available" means, for each series of certificates, amounts on deposit in the certificate account on a Determination Date.

"Certificate Distribution Amount" means the amount of principal and interest specified in the related prospectus supplement to be distributed to certificateholders.

"Compound Interest Certificates" means certificates on which interest may accrue but not be paid for the period described in the related prospectus supplement.


"Cut-off Date" means the date specified in the related prospectus supplement as the date from which principal and interest payments on the contracts are included in the trust.

"Determination Date" means, unless otherwise specified in the related prospectus supplement, the third business day immediately preceding the related payment date.

"Due Period" means, unless otherwise provided in a related prospectus supplement, with respect to any payment date, the period from and including the 15th day of the second month preceding the payment date, to and including the 14th day of the month immediately preceding the payment date.

"Eligible Investments" means one or more of the investments specified in the pooling and servicing agreement in which moneys in the certificate account and certain other accounts are permitted to be invested.

"Formula Principal Distribution Amount" means the sum of:

  (1) all scheduled payments of principal due on each outstanding contract during the related due period, after adjustments for previous partial principal prepayments and after any adjustments to a contract's amortization schedule as a result of a bankruptcy or a similar proceeding involving the related obligor,

  (2) the Scheduled Principal Balance of each contract which, during the month preceding the related due period, was purchased by Green Tree under the pooling and servicing agreement on account of breaches of its representations and warranties,

  (3) all partial principal prepayments applied and all principal prepayments in full received during the related due period,

  (4) the Scheduled Principal Balance of each contract that became a liquidated contract during the related due period, plus the amount of any reduction in the outstanding principal balance of a contract during the related due period ordered as the result of a bankruptcy or similar proceeding involving the related obligor,

  (5) without repeating the above, all collections in respect of principal on the contracts received during the due period in which the payment date occurs up to and including the third business day prior to such payment date, but in no event later than the 25th day of the month before the payment rate, minus

  (6) with respect to all payment dates other than the payment date in 1999, the amount included in the formula principal distribution amount for the preceding payment date by virtue of clause (5) above, plus

  (7) with respect to the payment date in     2000, any amount, by which the
      Class A-1 principal balance as of the payment date exceeds the sum on the payment date of the amounts described in clause (1) through (6) above; minus

  (8) with respect to the payment date in    2000, any amount, distributed
      in respect of principal on the Class A-1 certificates on the payment
      date in    2000 under clause (7) above.


"Liquidation Proceeds" means cash including insurance proceeds received in connection with the repossession of a manufactured home.

"Monthly Payment" means the scheduled monthly payment of principal and interest on a contract.

"Net Liquidated Proceeds" means all amounts received and retained for the liquidation of defaulted contracts, net of liquidation expenses.

"Participants means institutions that have accounts with the depositary.

"Pool Scheduled Principal Balance" means, as of any payment date, the aggregate of the Scheduled Principal Balances of contracts outstanding at the end of the related due period.

"Replaced loan" means an Eligible Substitute loan substituted for a manufactured housing contract which Green Tree is otherwise obligated to repurchase under the pooling and servicing agreement.

"Repurchase Price" means the remaining principal amount outstanding on a manufactured housing contract on the date of repurchase plus accrued and unpaid interest at its contract rate to the date of the repurchase.


"Scheduled Principal Balance" means, as of any payment date, the "Scheduled Principal Balance" of a contract as of any payment date is the unpaid principal balance of the contract as specified in the amortization schedule at the time relating to the contract as of the due date in the related due period, after giving effect to any previous partial prepayments and to the payment of principal due on the due date and irrespective of any delinquency in payment on the contract.

"Senior Distribution Amount" means, for a series of certificates having Subordinated Certificates, as of each payment date and for each class of Senior Certificates, the amount due the holders of that class of Senior Certificates.

"Senior Percentage" means, for a series of certificates having Subordinated Certificates, the percentage specified in the related prospectus supplement.

"Subordinated Percentage" means, for a series of certificates having Subordinated Certificates, the percentage specified in the related prospectus supplement.

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For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information contained in this prospectus supplement is not complete and   +
+may be changed. We may not sell these securities until the registration       +
+statement filed with the Securities and Exchange Commission is effective. + +This prospectus supplement is not an offer to sell these securities, and it + +is not soliciting an offer to buy these securities in any state where the +
+offer or sale is not permitted.                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                             Prospectus Supplement to Base No. 2
PROSPECTUS SUPPLEMENT

(To prospectus dated June  , 1999)

                              $      (Approximate)

GREEN TREE

                              Seller and Servicer

                      Green Tree Home Equity Trust 1999-
                       Loan-Backed Notes and Certificates

                                  ----------

  The securities will consist of     classes, but we are offering only the
classes listed below now:

                             Approximate     Interest                    Underwriting Proceeds to
Class                    Principal Amount(1)   Rate   Price to Public(2)   Discount     Company
-----                    ------------------- -------- ------------------ ------------ ------------
A-1 Notes...............     $                    %              %                 %             %
A-2 Notes...............     $                    %              %                 %             %
A-3 Notes...............     $                    %              %                 %             %
A-4 Notes...............     $                    %              %                 %             %
Total...................     $                                            $           $

-----
(1) May vary plus or minus 5%.
(2) Plus any accrued interest beginning on      , 1999.

  Consider carefully the risk factors beginning on page S-13 in this prospectus supplement.

                                  ----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.


  The notes will be delivered through the same-day funds settlement system of
the Depository Trust Company on or about      , 1999.

  The underwriters named below will offer the notes to the public at the offering price listed on this cover page and they will receive the discount listed above. See "Underwriting" on page S- in this prospectus supplement and
on page   in the prospectus.

                                  ----------

                                 [Underwriters]

             The date of this prospectus supplement is      , 1999

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                          Page
                                                                          ----
Summary of the Terms of the Notes........................................  S-4
Risk Factors............................................................. S-12
The Trust................................................................ S-14
The Trust Property....................................................... S-15
The Loan Pool............................................................ S-16
Green Tree Financial Corporation......................................... S-22
Yield and Prepayment Considerations...................................... S-22
Description of the Notes................................................. S-25
Description of the Counterparty.......................................... S-34
Description of the Certificates.......................................... S-34
Description of the Trust Documents and Indenture......................... S-37
Certain Federal and State Income Tax Consequences........................ S-42
ERISA Considerations..................................................... S-43
Underwriting............................................................. S-45
Legal Matters............................................................ S-46
Annex I..................................................................  A-1

                                   Prospectus
Important Notice About Information Presented in This Prospectus and the
 Accompanying Prospectus Supplement......................................    2
The Trusts...............................................................    3
Green Tree Financial Corporation.........................................    5
Yield Considerations.....................................................    7
Maturity and Prepayment Considerations...................................    8
Pool Factor..............................................................    9
Use of Proceeds..........................................................    9
The Notes................................................................   10
The Certificates.........................................................   16
Certain Information Regarding the Securities.............................   18
Description of the Trust Documents.......................................   22
Certain Legal Aspects of the Loans; Repurchase Obligations...............   36
Certain Federal Income Tax Consequences..................................   48
Certain State Income Tax Consequences....................................   57
ERISA Considerations.....................................................   57
Legal Investment Considerations..........................................   61
Ratings..................................................................   61
Underwriting.............................................................   61
Legal Matters............................................................   63
Experts..................................................................   63
Glossary.................................................................   64

  You should rely only on the information contained in this prospectus. We and the underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

  This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about ourselves, about our home equity lending business, and about any series of certificates or notes for home equity loans that we may wish to sell. This prospectus supplement contains more detailed information about the specific terms of this series of notes. If the description of the terms of your notes varies between this prospectus supplement and this prospectus, you should rely on the information in this prospectus supplement.

  If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Green Tree or an underwriter by asking for it.

  No prospectus regarding these notes has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These notes may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or (2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase notes or offering notes for purchase, to any person in the United Kingdom who
(1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or (2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                       SUMMARY OF THE TERMS OF THE NOTES

  This summary highlights selected information regarding the notes, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the notes, read this entire prospectus supplement and the accompanying prospectus. In particular, we will refer throughout this summary to sections of this prospectus supplement or the prospectus, or both, which will contain more complete descriptions of the matters summarized. All these references will be to sections of this prospectus supplement only unless we note otherwise.

  Green Tree Home Improvement Trust 1999- will issue the classes of securities listed in the table below.

                                    Interest     Approximate      Moody's  S&P
Class                                 Rate   Principal Amount (1) Rating  Rating
-----                               -------- -------------------- ------- ------
A-1 Notes..........................       %          $
A-2 Notes..........................
A-3 Notes..........................
A-4 Notes..........................

--------
(1)May vary plus or minus 5%.

  We will not issue or sell the notes unless S&P and Fitch assign each class at least the rating listed above. The rating of each class of notes by Moody's and S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

  None of the certificates are being offered under this prospectus supplement and prospectus. We are offering the notes listed in the table above. We, or one of our affiliates, will initially retain the certificates.

Issuer .....................
                              Green Tree Home Improvement and Home Equity Loan Trust 1999- , a Delaware business trust.

Seller and Servicer.........  Green Tree Financial Corporation, 1100 Landmark
                              Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Indenture Trustee...........
                              [Indenture Trustee], not in its individual capacity but solely as trustee under the trust indenture.

Owner Trustee...............  [Owner Trustee], not in its individual capacity but solely as owner trustee under the trust agreement.

Payment Date................
                              The fifteenth day of each month (or, if that
                              fifteenth day is not a business day, the next
                              succeeding business day) beginning on     15,
                              1999.

Record Date.................  The business day just before the related payment
                              date, beginning in     1999.

Distributions on Notes......

                              Distributions on the notes on any payment date will be made primarily from amounts collected on the home equity loans during the prior calendar month. This is the amount available for distribution. On each payment date, the indenture trustee will apply the amount available, less certain fees to the note insurer and servicer, if other than us, to make distributions of principal and interest on the notes in the following order of priority:

                                ^  The Class A-1 interest;

                                ^  The Class A-1 principal;

                                ^  The Class A-2 interest;

                                ^  The Class A-2 principal;

                                ^  The Class A-3 interest;

                                ^  The Class A-3 principal;

                                ^  The Class A-4 interest; and

                                ^  The Class A-4 principal;

                              This prospectus supplement summarizes in the next 3 pages the amounts of interest and principal to be paid on each payment date. In each case, the payments will be made only to the extent the amount available, after making any payments with a higher priority, is sufficient. See "Description of the notes--Payments on Loans" for a detailed description of the amounts that will constitute the amount available for any payment date.

A. Class A-1 Interest ......  We will pay interest on the Class A-1 notes that has accrued from the previous distribution date. If there are not enough funds available to pay interest on the Class A- notes, we will carry the shortfall forward and add it to the amount of interest payable on the next distribution date.

B. Class A-1 Principal......

                              We will pay the Class A-1 noteholders principal on each distribution date in an amount equal to approximately % of a formula principal distribution amount plus any unpaid shortfall of principal, if any, from a previous distribution date. See "Description of the Trust Documents and Indenture--Distributions."

C. Class A-2 Interest.......  We will pay interest on the Class A-2 notes that has accrued from the previous distribution date. We will pay interest on the Class A-2 notes from funds available after we pay interest on the previous class of notes. If there are not enough funds available to pay interest on the Class A-2 notes, we will carry the shortfall forward and add it to the amount of interest payable on the next distribution date.

D. Class A-2 Principal......

                              We will pay the Class A-2 noteholders principal on each distribution date in an amount equal to approximately % of a formula principal distribution amount plus any unpaid shortfall of principal, if any, from a previous distribution date. See "Description of the trust Documents and Indenture--Distributions."

E. Class A-3 Interest.......  We will pay interest on the Class A-3 notes that has accrued from the previous distribution date. We will pay interest on the Class A-3 notes from funds available after we pay interest on the previous classes of notes. If there are not enough funds available to pay interest on the Class A-3 notes, we will carry the shortfall forward and add it to the amount of interest payable on the next distribution date.

F. Class A-3 Principal .....
                              We will pay the Class A-3 noteholders principal on each distribution date in an amount equal to approximately % of a formula principal distribution amount plus any unpaid shortfall of principal, if any, from a previous distribution date. See "Description of the trust Documents and Indenture--Distributions."

G. Class A-4 Interest.......
                              We will pay interest on the Class A-4 notes that has accrued from the previous distribution date. We will pay interest on the Class A-4 notes from funds available after we pay interest on the previous classes of notes. If there are not enough funds available to pay interest on the Class A-4 notes, we will carry the shortfall forward and add it to the amount of interest payable on the next distribution date.

H. Class A-4 Principal......

                              We will pay the Class A-4 noteholders principal on each distribution date in an amount equal to approximately % of a formula principal distribution amount plus any unpaid shortfall of principal, if any, from a previous distribution date. See "Description of the Trust Documents and Indenture--Distributions."

Interest Rate Cap
Agreement...................  The Class A-1 noteholders will have the benefit
                              of an interest rate cap agreement, dated      ,
                              1999 between the trust and [counterparty]. Under the interest rate cap agreement, [counterparty] will make a payment to the trust on each distribution date, to the extent that the Class A-1 rate exceeds 10%, pursuant to a pre-set formula. See "Description of the Notes--Interest Rate Cap Agreement" and "Description of the Counterparty."

Spread Account..............
                              The Class A-2, Class A-3 and Class A-4
                              noteholders will have the benefit of a separate sub-account for each class contained in a spread account. The indenture trustee will hold the spread account. On any distribution date, if there are not enough funds to distribute interest on the Class A-2, Class A-3 or Class A-4 notes, the indenture trustee will withdraw the amount of the deficiency from the applicable sub-account for distribution to the applicable class of notes.

                              On the closing date, the amount on deposit in the Class A-2, Class A-3 and Class A-4 sub-accounts will be zero. On each distribution date, the indenture trustee will deposit all funds remaining in the collection account, after distribution of all interest and principal on the notes first to the Class A-2 sub-account, then to the Class A-3 sub-account and then to the Class A-4 sub account, until the amount on deposit in
                              each of the sub-accounts equals $     , $
                              and $         . If the indenture trustee
                              withdraws funds from any sub-account, that sub-account will be replenished as provided in the sale and servicing agreement and the indenture. The spread account will be included in the property of the trust. See "Description of the Notes--The Spread Account."

Reserve Account.............
                              Noteholders will have the benefit of a reserve account. The indenture trustee will hold the reserve account. On any distribution date, if the funds in the note distribution account are insufficient to make full payment of interest or principal payable on a class of notes, the indenture trustee will withdraw the amount of the deficiency from the reserve account and deposit that amount in the note distribution account for distribution to the applicable class of notes.

                              On the closing date, the amount on deposit in the reserve account will be zero. On each distribution date, the indenture trustee will deposit into the reserve account all funds remaining in the collection account, after distribution of all interest and principal payable on the notes, all interest payable on the certificates and all deposits in the spread account, until the amount in the reserve account
                              equals      % of the pool scheduled principal
                              balance. If the reserve account is drawn upon, it will be replenished to the extent provided in the sale and servicing agreement and the indenture. The reserve account will be included in the trust property. See "Description of the Notes--The Reserve Account."

Terms of the Certificates...  Below are the principal terms of the certificates:

A. Distributions............

                              Certificateholders will be entitled to receive on
                              each distribution date commencing in       1999,
                              their distributable amount. See "Description of the Trust Documents and Indenture."

B. Pass-Through Rate........       % per year payable monthly at one-twelfth
                              the annual rate calculated on the basis of a 360-day year consisting of twelve 30- day months.

C. Interest.................
                              On each distribution date, the owner trustee will distribute to the certificateholders accrued interest at the pass-through rate on the outstanding certificate principal
                              balance. Interest will accrue from      , 1999 or
                              from the most recent distribution date up to but excluding the following distribution date. The certificate principal balance on any distribution date will be the original certificate principal balance minus all principal amounts previously distributed to the certificateholders and minus any unreimbursed liquidation losses absorbed by the certificates.

                              If there are not enough funds available to make a full distribution of interest on the certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next distribution date. Any amount carried forward will bear interest at the pass-through rate, to the extent legally permissible. See "Description of the Certificates."

D. Principal................

                              We will not pay principal on the certificates until we have paid off all of the notes in full. On each distribution date after we have paid off the notes, we will pay principal on the certificates for that distribution date, plus any unpaid shortfall from prior distribution dates.

E. Limited Guarantee........
                              To mitigate the effect of the subordination of the certificates and the effect of liquidation losses on the loans, we will entitle the certificateholders to receive on each distribution date an amount equal to the guaranty payment, if any, under our limited guaranty. The guaranty payment for any distribution date will equal the difference between the certificateholders' distributable amount and the remaining funds available in the collection account after payment of all interest and principal on the notes and the deposit in any sub-account of the spread account or the reserve account of any amounts previously withdrawn and not previously replenished. The certificateholders' distributable amount equals the unpaid and accrued interest on the certificates, plus on each distribution date after the notes are paid off, principal in an amount equal to the formula principal distribution amount for that distribution date plus any unpaid Certificate principal shortfall for that distribution date and plus any unreimbursed certificate principal liquidation loss.

                              The limited guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other enhancement arrangement. The rating assigned to the certificates may be affected by the rating of our debt securities.

F. Optional Prepayment......

                              If we exercise our option to purchase the loans under the sale and servicing agreement, the certificateholders will receive an amount equal to the principal amount together with accrued interest and the certificates will be retired. See "Description of the Certificates--Optional Prepayment."

Collection Account;
Priority of Payments........

                              Except under the conditions described in this prospectus or as otherwise acceptable to the rating agencies, the servicer will be required to remit payments received on the loans within one business day to an account in the name of the indenture trustee. This account is the collection account. On each distribution date, the servicer will instruct the indenture trustee to withdraw funds on deposit in the collection account and to apply those funds as follows:

                                ^ if we are the servicer, to pay the monthly servicing fee,

                                ^ reimbursement of any advance made that were recovered during the prior monthly period,

                                ^ the noteholders' interest and principal and any amounts previously withdrawn from any sub-account of the spread account or the reserve account,

                                ^  the certificateholders' interest and
                                   principal after the notes have been paid in full,

                                ^ amounts necessary to fully fund the Class A-2, Class A-3 and Class A-4 sub-accounts of the spread account,

                                ^  the amount necessary to fully fund the
                                   reserve account and

                                ^ any remaining amount to us as the monthly servicing and guaranty fee.

Pre-Funding Account.........

                              On the closing date, we will deposit money in the pre-funding account to provide the trust with sufficient funds to purchase the subsequent loans. The pre-funded amount will initially equal
                              the difference between $         and the
                              aggregate principal balance as of the cutoff date of the initial loans. The pre-funding account will be included in the trust's property. Any reimbursement income earned on amounts on deposit in the pre-funding account will be taxable to Green Tree. See "Yield and Prepayment Considerations" and "Description of the Trust Documents and Indenture--Accounts."

Tax Status..................
                              In the opinion of our counsel, for federal and Minnesota income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation and neither the trust nor any portion of the trust will constitute a taxable mortgage pool taxable as a corporation. Each noteholder, by the acceptance of a note, will agree to treat the notes as debt. Each certificateholder, by the acceptance of a certificate, will agree to treat the trust as a partnership in which the certificateholders are partners for federal income tax purposes. See "Certain Federal Income Tax Consequences."

ERISA Considerations........

                              If the notes are considered to be indebtedness without substantial equity features under a regulation issued by the United States Department of Labor, the acquisition or holding of notes by or on behalf of a benefit plan will not cause the assets of the trust to become plan assets, which generally prevents the application of certain prohibited transaction rules of the Employee Retirement Income Security Act of 1974, and the Internal Revenue Code of 1986, that otherwise would possibly be applicable. We believe that the notes should be treated as indebtedness without substantial equity features for purposes of these regulations. You may not acquire the certificates if you are an employee benefit plan, individual retirement account or Keogh Plan subject to either Title I of ERISA or the IRS code. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase the securities.

Because the liens are junior, a substantial number of the liens on improved real estate securing the loans will be junior to other liens on that real estate.

  The rights of the trust as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the loan to be sold upon default of the mortgagor or trustor. This extinguishes the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. See "Certain Legal Aspects of the Loans-- Repurchase Obligations."

  We expect a substantial portion of the loans included in a loan pool to have loan-to-value ratios of 90% or more, based on the total of the outstanding principal balances of all senior mortgages or deeds of trust and the loan on the one hand, and the value of the home, on the other. An overall decline in the residential real estate market, the general condition of a property securing a loan or other factors could adversely affect the value of the property securing a loan. As a result, the remaining balance of that loan, together with that of any senior liens on the related property, could equal or exceed the value of the property. See "Green Tree Financial Corporation--Loan Origination."

A secondary market for the securities may not develop.

  We cannot assure to you that a secondary market will develop for the securities of any series, or, if a secondary market does develop, that it will provide the holders of any of the securities with liquidity of investment. We also cannot assure to you that if a secondary market does develop, that it will continue to exist for the term of any series of securities.

  In addition, issuance of certificates and notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of certificates or notes in the secondary market and the ability of the certificate owners or note owners to pledge them. In addition, since distributions on the certificates and the notes will be made by the trustee or the indenture trustee to DTC and DTC will credit such distributions to the accounts of its participants, with the participants further crediting such distributions to the accounts of indirect participants or certificate owners or note owners, certificate owners and note owners may experience delays in the receipt of such distributions.

The loans may be prepaid before their scheduled maturity.

  Full or partial prepayments on the loans will reduce the weighted average life of the securities. Obligors may prepay their loans without penalty. Prepayments may result from payments by obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by us as a result of certain uncured breaches of the warranties, purchases by the servicer as a result of certain uncured breaches of the covenants made by it in the sale and servicing agreement, or us or the servicer exercising our option to purchase all of the remaining loans.

  Unless we specify otherwise in this prospectus supplement, the amounts paid to securityholders in respect of principal on any distribution date will include all prepayments on the loans during the corresponding due periods. The owners of notes and the owners of certificates will bear all reinvestment risk resulting from the timing of payments of principal on the securities.

Bankruptcy proceedings could delay distributions on the securities.

  We intend that each transfer of loans to the trust fund will constitute a sale, rather than a pledge of the loans to secure indebtedness. However, if we were to become a debtor under the federal bankruptcy code, it is possible that our creditor or trustee in bankruptcy may argue that the sale of the loans was a pledge of the loans rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the notes and certificates.

The Class A-2, Class A-3 and Class A-4 notes will be subordinate.

  Each class of notes will be subordinate for payment of interest and principal to the holders of the class of notes with a prior numeric designation. The certificates will be subordinate in priority of payment of interest and principal to the notes. We will not pay principal on the certificates until the outstanding principal amounts of all of the notes have been paid.

  You must rely upon payments on the loans for payment of your interest and principal. The trust will not have any significant assets or sources of funds other than the loans, the spread account, the reserve account, the interest rate cap payments and our limited guaranty.

We have limited delinquency, loan loss and repossession experience.

  We have limited underwriting and servicing experience with home equity loans similar to the loans under this transaction. Although we have calculated our delinquency and net loss experience with respect to our servicing portfolio of home equity loans, we cannot assure you that the information presented will reflect actual experience with respect to the loans. In addition, we cannot assure you that the future delinquency, loan loss or repossession experience of the trust will be better or worse than our own experience. See "The Loan Pool-- Delinquency, Loan Loss and Repossession Information."

The real estate securing the loans may be inadequate security.

  As of the cutoff date, approximately      % of the cutoff date principal
balance represented loans which were either unsecured or secured by subordinate liens on the applicable real estate. As a result, the real estate securing a loan is not likely to provide adequate security if it becomes necessary to realize upon the collateral. Even if the real estate securing a given loan provides adequate security, we could encounter substantial delays in connection with the liquidation of that loan. This would result in current shortfalls in distributions to the holders of the certificates. In addition, liquidation expenses relating to the any liquidated loan will reduce the proceeds otherwise available for payment to the holders of the certificates. In the event that any real estate securing a loan fails to provide adequate security, any losses in connection with that loan will be borne by the holders of the certificates.

The loans are located primarily in          .

  As of the cutoff date, obligors on approximately     % of the initial loans
were located in         . Accordingly, adverse economic conditions or other
factors particularly affecting this state could adversely affect the delinquency, loan loss or repossession experience of the trust with respect to the loans.

Other rating agencies could provide unsolicited ratings on the notes that could be lower than the requested ratings.

  Although we have not requested a rating of the notes from any rating agencies other than Moody's & S&P, other rating agencies may rate the notes. These ratings could be higher or lower than the ratings Moody's & S&P initially give to the notes. There is a risk that a lower rating of your note from another rating agency could reduce the market value or liquidity of your note.

                                   THE TRUST

  The following information supplements and if inconsistent, supersedes the information contained in the prospectus. You should consider, in addition to the information below, the information under "The Trusts" in the accompanying prospectus.

General

  Green Tree Home Equity Loan Trust 1999- is a business trust formed under the laws of the State of Delaware under the trust agreement for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than:

  (1) acquiring, holding and managing the loans and the other assets of the trust and proceeds therefrom,

  (2) issuing the notes and the certificates,

  (3) making payments on the notes and the certificates and

  (4) engaging in other activities that are necessary, suitable or convenient to accomplish the above.

The trust will initially be capitalized with equity equal to approximately
$     from the sale of the certificates to third party investors that are expected to be unaffiliated with Green Tree or its affiliates. The equity of the trust, together with the proceeds of the initial sale of the notes, will be used by the trust to purchase the loans from Green Tree under the sale and servicing agreement.

  The trust's principal offices are in     , Delaware, at the address listed
below under "--The Owner Trustee."

Capitalization of the Trust

  The following table illustrates the capitalization of the trust as of the cutoff date, as if the issuance and sale of the notes and certificates had taken place on that date:

      Class A-1 Notes.............................................. $
      Class A-2 Notes..............................................
      Class A-3 Notes..............................................
      Class A-4 Notes..............................................
      Certificates.................................................
                                                                    ------------
        Total...................................................... $
                                                                    ============

The Owner Trustee

  [Name of Owner Trustee] is the owner trustee under the trust agreement. [Owner trustee] is a Delaware banking corporation and its principal offices are
located at                ,      , Delaware      . The owner trustee will
perform limited administrative functions under the trust agreement, including making distributions from the certificate distribution account. The owner trustee's liability in connection with the issuance and sale of the certificates and the notes is limited solely to the express obligations of the owner trustee as described in the trust agreement.

                               THE TRUST PROPERTY

  The trust property will include, among other things:

  (1) the loans;

  (2) all rights to receive payments due on the loans on or after the cutoff date, excluding certain insurance premiums, late fees and other servicing charges;

  (3) amounts as from time to time may be held in the collection account, the spread account, the reserve account, the pre-funding account and any other accounts established and maintained by the servicer under the sale and servicing agreement;

  (4) an assignment of the mortgages on the real estate securing the home equity loans; and

  (5) all other rights under the trust documents.

See "The Loans" and "Description of the Trust Documents--Collections" in the accompanying prospectus.

  Each certificate will represent a fractional undivided interest in the trust property. Under the indenture, the trust will grant a security interest in the trust property in favor of the indenture trustee for the noteholders. Any proceeds of the security interest in the trust property would be distributed according to the indenture, as described under "Description of the Trust Documents and Indenture--Distributions."

  [Indenture trustee] or a custodian on its behalf will hold the loan files which include each original loan, as well as copies of documents and instruments relating to such loan and evidencing the mortgage, if any, on the real property. In order to protect the trust's ownership interest in the loans, us will file a UCC-1 financing statement in Minnesota and Delaware to give notice of the trust's ownership of the loans and the trust property.

                               THE LOAN POOL

General

  This prospectus supplement contains information regarding the initial loans,
which were originated through          and will be transferred to the trust on
the closing date. The information for each loan is as of the cutoff date for such loan. The loans had an aggregate principal balance as of the cutoff date
of $     . The sale and servicing agreement provides that the initial loans will be purchased by the trust on the closing date and that the subsequent loans will be purchased by the trust from time to time during the pre-funding period.

  We will purchase all of the loans from dealers and correspondent lenders who regularly originate and sell the loans to us, or will be originated by us directly. Substantially all of the home equity loans have loan-to-value ratios equal to or greater than 125%. A significant portion of the home equity loans were purchased by us from an independent financing company. We believe that the underwriting standards employed by this independent financing company are similar to the standards used by ourselves.

Certain Other Characteristics

  The loans:

  (1) had a remaining maturity, as of the cutoff date, of at least
      months, but not more than     months,

  (2) had an original maturity of at least    months, but not more than
      months,

  (3) had an original principal balance of at least $         and not more
      than $    ,

  (4) had a remaining principal balance as of the cutoff date of at least
      $       and not more than $    .

  The home equity loans have a principal balance as of the cutoff date of
approximately $     . The home equity loans were originated between      and
    .

               Geographic Concentration of Home Equity Loans

                          Number of
                         Loans as of Percent of Number Principal Balance Percent of Cutoff Date
       State (1)         Cutoff Date     of Loans      as of Cutoff Date   Principal Balance
       ---------         ----------- ----------------- ----------------- ----------------------
Alabama.................                        %       $                              %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                            -----         ------        ---------------          ------
  Total.................                  100.00%       $                        100.00%
                            =====         ======        ===============          ======

--------

(1)Based on the address of the obligor set forth in Green Tree's records.

        Distribution of Original Loan Amounts of Home Equity Loans

                                                Aggregate
                                                Principal
                                                 Balance      % of Loan Pool
                                               Outstanding    by Outstanding
                            Number of Loans   as of Cutoff   Principal Balance
   Original Loan Amount    as of Cutoff Date      Date       as of Cutoff Date
   --------------------    ----------------- --------------- -----------------
Less than $10,000.........                   $                          %
Between $10,000 and
 $19,999..................
Between $20,000 and
 $29,999..................
Between $30,000 and
 $39,999..................
Between $40,000 and
 $49,999..................
Between $50,000 and
 $59,999..................
Between $60,000 and
 $69,999..................
Between $70,000 and
 $79,999..................
Between $80,000 and
 $89,999..................
Between $90,000 and
 $99,999..................
Between $100,000 and
 $109,999.................
Between $110,000 and
 $119,999.................
Between $120,000 and
 $129,999.................
Between $130,000 and
 $139,999.................
Between $140,000 and
 $149,999.................
Between $150,000 and
 $159,999.................
Between $160,000 and
 $169,999.................
Between $170,000 and
 $179,999.................
Between $180,000 and
 $189,999.................
Between $190,000 and
 $199,999.................
Between $200,000 and
 $249,999.................
Between $250,000 and
 $299,999.................
Over $300,000.............
                                 -----       ---------------      ------
  Total...................                   $                    100.00%
                                 =====       ===============      ======

                 Year of Origination of Home Equity Loans

                                                  Aggregate      % of Loan Pool
                                              Principal Balance  by Outstanding
  Year of                    Number of Loans     Outstanding    Principal Balance
 Oiginationr                as of Cutoff Date as of Cutoff Date as of Cutoff Date
-----------                 ----------------- ----------------- -----------------
   1989....................                     $                          %
   1990....................
   1991....................
   1992....................
   1993....................
   1994....................
   1995....................
   1996....................
   1997....................
                                 ------         -------------        ------
     Total.................                     $                    100.00%
                                 ======         =============        ======

                    Lien Position of Home Equity Loans

                                                                                     %
                                              % of                             Loan Pool by
                                            Number of  Aggregate Principal Outstanding Principal
                          Number of Loans  Loans as of Balance Outstanding     Balance as of
                         as of Cutoff Date Cutoff Date  as of Cutoff Date       Cutoff Date
                         ----------------- ----------- ------------------- ---------------------
First...................                           %      $                             %
Second..................
Third...................
                               -----         ------       -------------           ------
    Total...............                     100.00%      $                       100.00%
                               =====         ======       =============           ======

                          Home Equity Loan Rates

                                                Aggregate Principal     % of Loan Pool by
                               Number of Loans  Balance Outstanding   Outstanding Principal
         Loan Rate            as of Cutoff Date  as of Cutoff Date  Balance as of Cutoff Date
         ---------            ----------------- ------------------- -------------------------
Less than 9.00%...........                         $                               %
 9.01% to 10.00%..........
10.01% to 11.00%..........
11.01% to 12.00%..........
12.01% to 13.00%..........
13.01% to 14.00%..........
14.01% to 15.00%..........
15.01% to 16.00%..........
16.01% to 17.00%..........
Over 17.00%...............
                                    -----          -------------             ------
  Total...................                         $                         100.00%
                                    =====          =============             ======

               Remaining Months to Maturity of Home Equity Loans

                                                Aggregate Principal     % of Loan Pool by
                               Number of Loans  Balance Outstanding   Outstanding Principal
Remaining Months to Maturity  as of Cutoff Date  as of Cutoff Date  Balance as of Cutoff Date
----------------------------  ----------------- ------------------- -------------------------
Fewer than 31.............                         $                               %
 31 to  60................
 61 to  90................
 91 to 120................
121 to 150................
151 to 180................
181 to 210................
211 to 240................
241-270...................
271-300...................
301-330...................
331-360...................
                                    -----          -------------             ------
  Total...................                         $                         100.00%
                                    =====          =============             ======

                    Lien Position of Home Equity Loans

                                        % of
                           Number of Home Equity
                             Loans      Loans                           % of
                             as of      as of    Aggregate Principal Cutoff Date
                            Cut-off     Cut-     Balance Outstanding  Principal
      Lien Position          Date     off Date   as of Cut-off Date    Balance
      -------------        --------- ----------- ------------------- -----------
First.....................                   %      $                        %
Second....................
Third.....................
Fourth....................
                             -----     ------       -------------      ------
  Total...................             100.00%      $                  100.00%
                             =====     ======       =============      ======

                        GREEN TREE FINANCIAL CORPORATION

  The following information supplements, and if inconsistent supersedes, the information in the prospectus under the heading "Green Tree Financial Corporation."

  No delinquency, loan loss or liquidation information has been included for home equity loans, because we have only limited historical experience with the performance of these loans, and we do not currently compile separate delinquency, loan loss and liquidation information on home equity loans with high loan-to-value ratios such as the home equity loans.

Recent Developments

  We have been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by our stockholders as purported class actions on behalf of persons or entities who purchased common stock or traded in options during the alleged class periods. In addition to the company, some of our current and former officers and directors are named as defendants in one or more of the lawsuits. The lawsuits have been consolidated into two complaints, one relating to an alleged class of purchasers of our common stock and the other relating to an alleged class of traders in options for our common stock. In addition to these two complaints, a separate non-class action lawsuit containing similar allegations was also filed. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that we and the other defendants violated federal securities laws by making false and misleading statements about our current state and our future prospects particularly about prepayment assumptions and performance of some of our loan portfolios, which allegedly rendered our financial statements false and misleading. We believe that the lawsuits are without merit and intend to defend the lawsuits vigorously.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The following information supplements the information in the prospectus under the heading "Yield and Prepayment Considerations."

  The servicer and Green Tree each has the option to purchase from the trust all remaining loans, which will effect early redemption of the notes and early retirement of the certificates, on any distribution date when the scheduled principal balance of the loans in the pool is 10% or less of the cutoff date pool principal balance. See "Description of the Trust Documents--Termination" in the prospectus.

  The Class A-1, Class A-2, Class A-3 and Class A-4 notes will be prepaid in part on the first distribution date after the pre-funding period, in no event
later than     , 1999, to the extent of any pre-funded amount remaining in the pre-funding account on that distribution date. Green Tree believes that substantially all of the pre-funded amount will be used to acquire the subsequent loans. It is unlikely, however, that the aggregate principal amount of subsequent loans purchased by the trust will be identical to the pre-funded amount, and that consequently, Class A-1, Class A-2, Class A-3 and Class A-4 noteholders will receive a prepayment of principal, in accordance with their applicable percentage of the formula principal distribution amount.

  Principal prepayments on the home equity loans will result in accelerating principal payments on the notes. The rate of principal payments on pools of home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their loans. Other factors affecting prepayment of home equity loans and home improvement contacts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. Since home equity loans are not generally viewed by borrowers as permanent financing, the home equity loans may experience a higher rate of prepayments than traditional mortgage loans. In addition, if prevailing interest rates fall significantly below the interest rates on the loans, the loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the loans. Conversely, if prevailing interest rates rise above the interest rates on the loans, the rate of prepayment would be expected to decrease.

Weighted Average Life of the Notes and the Certificates

  The following information is given solely to illustrate the effect of prepayments on the loans on the weighted average life of the notes and the certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the loans.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the notes and the certificates will be influenced by the rate at which principal on the loans is paid. Principal payments on the loans may be in the form of scheduled amortization or prepayments, including, for this purpose, liquidations due to default.

  The base case prepayment model is our management's best estimate of the prepayment rates that may be experienced on the loans. Because we began originating and servicing home equity loans only recently, these estimates are based in part on industry experience with similar loans and loans rather than our experience. There can be no assurance that the loans will experience prepayments at such projected rates or in the manner assumed by the prepayment model used for that type of loan, or that the loans in the aggregate will experience prepayments similar to the overall prepayment rate or in the manner projected in the base case.

  The model used in this prospectus supplement is the constant prepayment rate ("CPR"). The CPR represents an assumed constant rate of prepayment each month, expressed as a per year percentage of the outstanding principal balance of the home equity loans. The base case prepayment rate used with respect to the home equity loans included in the trust, for purposes of the following tables, was
   % CPR.

  As used in the following tables, the columns headed   %,   %,    %,    % and
   % assume that prepayments on the loans are made at base case prepayment
rates of   %,   %,    %,    % and    %. For example,   % base case prepayment
rate and    % base case prepayment rate mean that home equity loans have been
assumed to have a prepayment rate equal to     % CPR and     % CPR. CPR DOES
NOT PURPORT TO BE AN HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF LOANS, INCLUDING THE LOANS.



                            [PREPAYMENT TABLES HERE]

                            DESCRIPTION OF THE NOTES

  The following information supplements and, if inconsistent, supersedes the information contained in the accompanying prospectus under "The Notes," "Certain Information Regarding the Securities," and "Description of the Trust Documents."


General

  The notes will be issued under to the terms of the indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the indenture, as executed, will be filed with the commission following the issuance of the securities. The following summary describes certain terms of the notes and the indenture. The summary is not complete and is subject to all the provisions of the notes and the indenture. The following summary also supplements the description of the general terms and provisions of the notes of any given series and the indenture described in the accompanying prospectus.
[Indenture trustee], a national banking association headquartered in [   ],
will be the indenture trustee.

Distributions

  Noteholders will be entitled to receive on each distribution date commencing
in     1999, to the extent that funds are available, the noteholders'
distributable amount. Distributions on the notes will be made from funds available:

  .   first to the holders of the Class A-1 notes,

  .   then to the holders of the Class A-2 notes,

  .   then to the holders of the Class A-3 notes and

  .   then to the holders of the Class A-4 notes,

in the manner and order of priority described below.

Class A-1 Interest

  Interest on the outstanding Class A-1 principal balance will accrue from
      , , or from the most recent distribution date, to but excluding the following distribution date, at the Class A-1 rate for that monthly interest period. The Class A-1 principal balance as of any distribution date will be the original Class A-1 principal balance minus all principal amounts previously distributed to the Class A-1 noteholders.

  Interest will be paid on the Class A-1 notes to the extent of funds available on such distribution date. In the event the funds available are not sufficient to make a full distribution of interest on the Class A-1 notes, the funds available will be applied pro rata to the Class A-1 notes based on the amount payable to the class and the amount of the shortfall will be carried forward and added to the amount of interest payable on the next distribution date. Any amount carried forward will bear interest at the Class A-1 rate, to the extent legally permissible.

Class A-1 Principal

  To the extent of funds available after payment of all interest payable on the Class A-1 notes, the Class A-1 noteholders will be entitled to receive on each distribution date as payment of principal equal to the sum of approximately
     % of the formula principal distribution amount for such distribution date plus the unpaid Class A-1 principal shortfall, if any, for such distribution date. In the event the funds available are not sufficient to make a full distribution of principal on the Class A-1 notes, the funds available will be applied pro rata to the Class A-1 notes based on the amount payable to such class.

  The formula principal distribution amount with respect to any distribution date will generally be equal to the sum of the following amounts for the monthly period, in each case computed in accordance with the method specified in each home equity loan:

  (1) all scheduled payments of principal due on each outstanding home equity loan during the monthly period,

  (2) all partial principal prepayments applied and all principal prepayments in full received during the monthly period for each home equity loan,

  (3) the scheduled principal balance of each home equity loan that became a liquidated loan during the monthly period,

  (4) the scheduled principal balance of each home equity loan which, during the monthly period, was purchased by Green Tree as a result of a breach of a representation as warranty or by the servicer because of an uncured breach of a covenant under the sale and servicing agreement, and

  (5) with respect to the distribution date in     1999, any remaining
      amounts on deposit in the pre-funding account.

The formula principal distribution amount for the distribution date in       ,
will be the sum of the note principal balance and the certificate principal balance. A liquidated loan means any defaulted loan as to which the servicer has determined that all amounts which it expects to recover from or on account of the loan through the date of disposition of the real property have been recovered or any defaulted loan in respect of which the real property has been realized upon and disposed of and the proceeds of such disposition have been received. The unpaid Class A-1 principal shortfall for any distribution date will equal any amount required to be paid for principal on the Class A-1 notes on any prior distribution date but not paid on any intervening distribution date.

Class A-2 Interest

  Interest on the outstanding Class A-2 principal balance will accrue from    ,
  , or from the most recent distribution date, to but excluding the following distribution date, at the Class A-2 rate for the monthly interest period. The Class A-2 principal balance as of any distribution date will be the original Class A-2 principal balance minus all amounts previously distributed to the Class A-2 noteholders in respect of principal, and minus any unreimbursed Class A-2 principal liquidation loss, described further in the following pages under "--Losses on Liquidated Loans".

  Interest will be paid on the Class A-2 notes to the extent of funds available on that distribution date, after payment of all interest and principal then payable on the Class A-1 notes. In the event the remaining funds available are not sufficient to make a full distribution of interest on the Class A-2 notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next distribution date. Any amount so carried forward will bear interest at the Class A-2 rate, to the extent legally permissible.

Class A-2 Principal

  Class A-2 noteholders will be entitled to receive on each distribution date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-1 notes and after payment of all interest payable on the Class A-2 notes, the sum of approximately % of the formula principal distribution amount for such distribution date, plus any unpaid Class A-2 principal shortfall for such distribution date.

  The unpaid Class A-2 principal shortfall for any distribution date will equal any amount required to be paid for principal on the Class A-2 notes on any prior distribution date but not paid on any intervening distribution date, less any unreimbursed Class A-2 principal liquidation loss.

Class A-3 Interest

  Interest on the outstanding Class A-3 principal balance will accrue from
     ,     , or from the most recent distribution date, to but excluding the following distribution date, at the Class A-3 rate for the monthly interest period. The Class A-3 principal balance as of any distribution date will be the original Class A-3 principal balance minus all amounts previously distributed to the Class A-3 noteholders for principal, and minus any unreimbursed Class A-3 principal liquidation loss, described further in the following pages under "--Losses on Liquidated Loans.

  Interest will be paid on the Class A-3 notes to the extent of funds available on that distribution date, after payment of all interest and principal then payable on the Class A-2 notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-3 notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next distribution date. Any amount so carried forward will bear interest at the Class A-3 rate, to the extent legally permissible.

Class A-3 Principal

  Class A-3 noteholders will be entitled to receive on each distribution date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-2 notes and after payment of all interest payable on the Class A-3 notes, the sum of approximately % of the formula principal distribution amount for that distribution date, plus any unpaid Class A-3 principal shortfall, for the distribution date.

  The unpaid Class A-3 principal shortfall for any distribution date will equal any amount required to be paid for principal on the Class A-3 notes on any prior distribution date but not paid on any intervening distribution date, less any unreimbursed Class A-3 principal liquidation loss.

Class A-4 Interest

  Interest on the outstanding Class A-4 principal balance will accrue from
    ,   , or from the most recent distribution date, to but excluding the following distribution date, at the Class A-4 rate for the monthly interest period. The Class A-4 principal balance as of any distribution date will be the original Class A-4 principal balance minus all amounts previously distributed to the Class A-4 noteholders for principal, and minus any unreimbursed Class A-4 principal liquidation loss, described further in the following pages under "--Losses on Liquidated Loans".

  Interest will be paid on the Class A-4 notes to the extent of funds available on the distribution date, after payment of all interest and principal then payable on the Class A-3 notes. In the event such remaining funds available are not sufficient to make a full distribution of interest on the Class A-4 notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next distribution date. Any amount so carried forward will bear interest at the Class A-4 rate, to the extent legally permissible.

Class A-4 Principal

  Class A-4 noteholders will be entitled to receive on each distribution date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-3 notes and after payment of all interest payable on the Class A-4 notes, the sum of approximately % of the formula principal distribution amount for that distribution date, plus any unpaid Class A-4 principal shortfall for such distribution date.

  The unpaid Class A-4 principal shortfall for any distribution date will equal any amount required to be paid in respect of principal on the Class A-4 notes on any prior distribution date but not paid on any intervening distribution date, less any unreimbursed Class A-4 principal liquidation loss.

Optional Redemption

  The notes will be redeemed in whole, but not in part, on any distribution date on which we exercise our option to purchase the loans. We may purchase the loans when the pool scheduled principal balance has declined to 10% or less of the cutoff date pool principal balance, as described in the accompanying prospectus under "Description of the Trust Documents--Termination." The pool scheduled principal balance is the aggregate scheduled principal balance of all outstanding loans during a monthly period. A redemption will effect early retirement of the notes. The redemption price will be equal to the unpaid principal amount of the notes redeemed plus accrued and unpaid interest thereon.

Mandatory Prepayments

  The Class A-1, Class A-2, Class A-3 and Class A-4 notes will be prepaid in part on the first distribution date after the pre-funding period, in no event
later than     , 1999, to the extent of any pre-funded amount remaining in the pre-funding account on that distribution date. We believe that substantially all of the pre-funded amount will be used to acquire the subsequent loans. It is unlikely, however, that the aggregate principal amount of subsequent loans purchased by the trust will be identical to the pre-funded amount, and that consequently, Class A-1, Class A-2, Class A-3 and Class A-4 noteholders will receive a prepayment of principal, according to their applicable percentage of the formula principal distribution amount.

The Interest Rate Cap Agreement

  Class A-1 noteholders will have the benefit of the interest rate cap agreement between the trust and the counterparty. Under to the interest rate cap agreement, the counterparty will make the interest rate cap payment to the trust on each distribution date to the extent that the Class A-1 rate exceeds 10%, in an amount equal to the amount obtained by multiplying the Class A-1 principal balance by the product of

  (1)  the maximum of

     (a)  the excess of the Class A-1 rate over 10% or

     (b)  0% and

  (2)  the number of days in the monthly interest period divided by 360.

Payments received by the indenture trustee under the interest rate cap agreement will be deposited in the collection account. See "Description of the Counterparty."

The Spread Account

  Class A-2, Class A-3 and Class A-4 noteholders will have the benefit of a separate sub-account for each class contained in the spread account to be held by the indenture trustee. On any distribution date, if the funds in the note distribution account, after making all distributions on each class of notes with a prior numeric designation, is insufficient to distribute all interest then payable on the Class A-2, Class A-3 or Class A-4 notes, the indenture trustee will withdraw the amount of the deficiency from the applicable sub-account and deposit such amount in the note distribution account for distribution to the applicable class. On any distribution date, the amount of funds in the spread account will not be available to cover a shortfall in principal distributable on any class of notes, but will only be available to cover a shortfall in interest distributable on the Class A-2, Class A-3 and Class A-4 notes.

  On the closing date, the amount on deposit in the Class A-2, Class A-3 and Class A-4 sub-accounts will be zero. On each distribution date, the indenture trustee will deposit all funds remaining in the collection account, after distribution of all interest and principal then payable on the notes and all interest then payable on the certificates:

  .first to the Class A-2 sub-account,

  .then to the Class A-3 sub-account and

  .then to the Class A-4 sub-account,

until the amount on deposit in such sub-accounts equals $    , $     and $    ,
subject to reduction as provided in the sale and servicing agreement. If any sub-account is drawn upon, it will be replenished as provided in the sale and servicing agreement and the indenture. The spread account is included in the trust property. Any amount remaining in the spread account upon termination of the trust will be distributed to us.

The Reserve Account

  Noteholders will have the benefit of the reserve account to be held by the indenture trustee. On any distribution date, if the funds in the note distribution account are insufficient to make full payment of interest or principal payable on a class of notes, after making appropriate draws upon the spread account, the indenture trustee will withdraw the amount of the deficiency from the amount on deposit in the reserve account and deposit that amount in the note distribution account for distribution to the applicable class.

  On the closing date, the amount on deposit in the reserve account will be zero. On each distribution date, the indenture trustee will deposit all funds remaining in the collection account, after distribution of all interest and principal then payable on the notes, all interest then payable on the certificates and all deposits in the spread account, until the amount on deposit in the reserve account equals 1.5% of the pool scheduled principal balance, subject to reduction as provided in, and to other terms and conditions contained in, the sale and servicing agreement. If the reserve account is drawn upon, it will be replenished as provided in the sale and servicing agreement and the indenture. The reserve account is included in the trust property. Any amount remaining in the reserve account upon termination of the trust will be distributed to us.

Losses on Liquidated Loans

  As described above, the distribution of principal to each class of notes is intended to equal the applicable percentage of the formula principal distribution amount. On each distribution date, each amount includes the scheduled principal balance of each loan that became a liquidated loan during the monthly period related to that distribution date. If the net liquidation proceeds from such liquidated loan are less than the scheduled principal balance of such liquidated loan, the deficiency will, in effect, be absorbed:

  . first by the monthly servicing and guaranty fee otherwise payable to us,

  . then by the certificateholders, although we will be obligated to make a guaranty payment equal to any shortfall in the distribution to the certificateholders, and

  .   then by each class of notes in inverse numeric order.

Funds on deposit in the reserve account will be available to pay any shortfall in the distribution of interest and principal to any class of notes.

  If the funds available for any distribution date, after making all required distributions of interest and principal to more senior classes of notes, are insufficient to make a full distribution of interest and/or principal to a class of notes or the certificates, that deficiency will be carried forward and added to the amount to be distributed to the class of notes or the certificates on the following distribution date.

  If the pool scheduled principal balance for any distribution date is less than the sum of the aggregate outstanding principal balance of the notes and the certificate principal balance after giving effect to all distributions of principal on the distribution date, then the certificate principal balance will be reduced by the amount of the deficiency. We will be obligated to pay the amount of any the certificate principal liquidation loss under the limited guaranty. If we should fail to pay such amount, however, the amount distributable on the certificates on future distribution dates would include interest on any certificate principal liquidation loss at the pass-through rate, and, to the extent legally permissible, interest on any unpaid interest at the pass-through rate, accrued from the date this certificate principal liquidation loss was incurred, and the amount of the certificate principal liquidation loss.

  Similarly, if the certificate principal balance were reduced to zero, which would be caused only by certificate principal liquidation losses, whether or not we make any required payments under the limited guaranty, and the pool scheduled principal balance on any distribution date were less than the aggregate outstanding principal balance of the notes after giving effect to distributions of principal on such distribution date, then the Class A-4 principal balance would be reduced by the amount of such deficiency. The funds on deposit in the reserve account will be available to pay the amount of any such Class A-4 principal liquidation loss. If the funds available in the reserve account are insufficient to pay such amount, however, the amount distributable on the Class A-4 notes on future distribution dates would include interest on any such Class A-4 principal liquidation loss at the Class A-4 rate, and, to the extent legally permissible, interest on such unpaid interest at the Class A-4 rate, accrued from the date such Class A-4 principal liquidation loss was incurred, and the amount of such Class A-4 principal liquidation loss. Each more senior class of notes would similarly be subject to reduction in its outstanding principal balance if the aggregate outstanding principal balance of all more junior classes of notes were reduced to zero and the pool scheduled principal balance were less than the aggregate outstanding principal balance of the notes, and would similarly be entitled on future distribution dates to receive interest on any such principal liquidation loss at the applicable interest rate, and the amount of such principal liquidation loss. The applicable percentage of the formula principal distribution amount distributable to each class of notes on each distribution date will not be affected by any principal liquidation loss experienced by a class of notes. Accordingly, even if a class of notes has experienced a principal liquidation loss, that class will continue to be entitled to receive its applicable percentage of the formula principal distribution amount, or, if the amount available in the collection account is insufficient to make such distribution, that class will be entitled to receive the amount of this deficiency on subsequent distribution dates as an unpaid principal shortfall.

Book-Entry Registration

  Holders of the notes or the certificates may hold through DTC in the United States or, solely in the case of the notes, CEDEL or Euroclear in Europe if they are participants of these systems, or indirectly through organizations that are participants in these systems. The certificates may not be held, directly or indirectly, through CEDEL or Euroclear.

  Cede & Co., as nominee for DTC, will hold the notes and the certificates. CEDEL and Euroclear will hold omnibus positions in the notes on behalf of the CEDEL participants and the Euroclear participants, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

  Transfers between DTC's participating organizations will occur according to DTC rules. Transfers between CEDEL participants and Euroclear participants will occur in the ordinary way according to their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system according to its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. CEDEL participants and Euroclear participants may not deliver instructions directly to the depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear for a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in the securities settled during such processing will be reported to the relevant CEDEL participant or Euroclear participant on that business day. Cash received in CEDEL or Euroclear for sales of securities by or through a CEDEL participant or a Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  For a description of transfers between persons holding directly or indirectly through DTC, see "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus.

  Cedel Bank, societe anonyme is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations, which are called CEDEL participants, and facilitates the clearance and settlement of securities transactions between CEDEL participants through electronic book-entry changes in accounts of CEDEL participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under loan with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

  The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

  Distributions with respect to notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this prospectus supplement. CEDEL or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a CEDEL participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                        DESCRIPTION OF THE COUNTERPARTY


                  [insert description of counterparty, if any]

  The description of the counterparty set out above has been provided by the counterparty. The counterparty has not, however, been involved in the preparation of, and does not accept responsibility for, this prospectus supplement as a whole.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and, if inconsistent, supersedes, the information contained in the accompanying prospectus under "The Certificates," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

General

  The certificates will be issued under the terms of the trust agreement, a form of which has been filed as an exhibit to the registration statement. A copy of the trust agreement, as executed, will be filed with the commission following the issuance of the securities. The following summary describes certain terms of the certificates and the trust agreement. The summary is not complete and is subject to all the provisions of the certificates and the trust agreement. The following summary supplements, and to the extent inconsistent with the trust agreement replaces, the description of the general terms and provisions of the certificates of any given series and the trust agreement described in the prospectus, to which description reference is made.

Distributions

  Certificateholders will be entitled to receive on each distribution date
commencing in     1999, to the extent that funds available together with the guaranty payment are sufficient, the certificateholders' distributable amount.

Interest

  On each distribution date, the owner trustee will distribute pro rata to certificateholders accrued interest at the pass-through rate on the outstanding certificate principal balance. Interest for a distribution date will accrue
from       , 1999, or from the most recent distribution date to but excluding the following distribution date. The certificate principal balance as of any distribution date will be the original certificate principal balance, reduced by all amounts allocable to principal previously distributed to certificateholders minus any unreimbursed certificate principal liquidation loss as further described in this prospectus supplement under "--Losses on Liquidated Loans").

  Interest will be paid on the certificates from funds available on such distribution date, after payment of all interest and principal then payable on the notes and any amounts previously withdrawn from any sub-account of the spread account or the reserve account and not previously replenished. If the funds available are not sufficient to make a full distribution of interest on the certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next distribution date. Any amount so carried forward will bear interest at the pass-through rate, to the extent legally permissible. See "Description of the Certificates."

Principal

  No distributions of principal on the certificates will be payable until all of the notes have been paid in full. On each distribution date commencing on the distribution date on which the notes are paid in full, principal on the certificates will be payable in an amount equal to the formula principal distribution amount for that distribution date, plus the unpaid certificate principal shortfall, if any, from prior distribution dates.

  The unpaid certificate principal shortfall for any distribution date will equal any amount required to be paid in respect of principal on the certificates on any prior distribution date but not paid on any intervening distribution date, less any unreimbursed certificate principal liquidation loss.

Optional Prepayment

  If we exercise our option to purchase the loans when the pool scheduled principal balance declines to 10% or less of the cutoff date pool principal balance, certificateholders will receive an amount for the certificates equal to the outstanding principal amount together with accrued interest at the pass-through rate, which distribution will effect early retirement of the certificates. See "Description of the Trust Documents--Termination" in the accompanying prospectus.

Limited Guaranty

  In order to mitigate the effect of the subordination of the certificates and the effect of liquidation losses and delinquencies on the loans, the certificateholders are entitled to receive on each distribution date the amount equal to the guaranty payment, if any, under our limited guaranty. The guaranty payment for any distribution date will equal the difference, if any, between the certificateholders' distributable amount and the remaining funds available in the collection account after payment of all interest and principal on the notes and the deposit in any sub-account of the spread account or the reserve account of any amounts previously withdrawn therefrom and not previously replenished. The certificateholders' distributable amount" equals the unpaid and accrued interest on the certificates, plus on each distribution date commencing on the distribution date on which the notes are paid in full, principal in an amount equal to the formula principal distribution amount for such distribution date, plus any unpaid certificate principal shortfall for that distribution date, and plus any unreimbursed certificate principal liquidation loss.

  The limited guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other enhancement arrangement. The limited guaranty will not benefit in any way, or result in any payment to, the Class A-1, Class A-2, Class A-3 or Class A-4 noteholders.

  As compensation for servicing the loans and providing the limited guaranty, we will be entitled to receive the monthly servicing and guaranty fee on each distribution date, which will be equal to the amount available remaining after payment of the certificateholders' distributable amount and any deposits into the spread account or the reserve account required on that distribution date.

Transfers of Certificates

  Certificateholders, other than individuals or entities holding certificates through a broker who reports sales of securities on Form 1099-B, are required under the trust agreement to

|notify the owner trustee of any transfer of their certificates in a taxable sale or exchange within 30 days of such transfer.

Losses on Liquidated Loans

  As described in the paragraphs above, the distribution of principal to the certificates is intended to equal the Class A-1 formula principal distribution amount. This amount includes the scheduled principal balance of each loan that became a liquidated loan during the monthly period preceding that distribution date. If the net liquidation proceeds from the liquidated loan are less than the scheduled principal balance of the liquidated loan, the deficiency will, in effect, be absorbed:

  . first by the monthly servicing and guaranty fee otherwise payable to us and the general partner fee payable to the general partner and

  .   then by the certificateholders,

although we will be obligated to make a guaranty payment equal to any shortfall in the distribution to the certificateholders.

  If the funds available for any distribution date, after making all required distributions of interest and principal to the notes, are not sufficient to make a full distribution of interest and/or principal to the certificates, the deficiency will be carried forward and added to the amount to be distributed to the certificates on the following distribution date.

  If the pool scheduled principal balance for any distribution date is less than the sum of the aggregate outstanding principal balance of the notes and the certificate principal balance after giving effect to all distributions of principal on that distribution date, then the certificate principal balance will be reduced by the amount of that deficiency, which is called a certificate principal liquidation loss. We will be obligated to pay the amount of any certificate principal liquidation loss under the limited guaranty. If we should fail to pay this amount, however, the amount distributable on the certificates on future distribution dates would include interest on any certificate principal liquidation loss at the pass-through rate (and, to the extent legally permissible, interest on any unpaid interest at the pass-through rate) accrued from the date that certificate principal liquidation loss was incurred, and the amount of that certificate principal liquidation loss.

                DESCRIPTION OF THE TRUST DOCUMENTS AND INDENTURE

  The following summary describes some of the terms of the sale and servicing agreement and the trust agreement, which together form the trust documents, and the indenture. Forms of the trust documents and indenture, as executed, have been filed as exhibits to the registration statement. A copy of each of the trust documents and indenture will be filed with the SEC following the issuance of the securities. The summary is not complete and is subject to all the provisions of the trust documents and indenture. The following summary supplements, the description of the general terms and provisions of the trust documents and indenture set forth in the accompanying prospectus.

Accounts

  The servicer will establish and maintain one or more accounts, in the name of the indenture trustee on behalf of the noteholders and the certificateholders, into which all payments made on or for the loans will be deposited, which is the collection account. The servicer will establish and maintain the spread account, which will include sub-accounts for the Class A-2, Class A-3 and Class A-4 noteholders, in the name of the indenture trustee on behalf of the noteholders, in which amounts will be deposited to cover shortfalls in interest distributable on the Class A-2, Class A-3 and Class A-4 notes. In addition, the servicer will establish and maintain the reserve account in the name of the indenture trustee on behalf of the noteholders, in which amounts will be deposited to cover shortfalls in interest or principal distributable on the notes. The servicer will establish and maintain a note distribution account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account, the spread account and the reserve account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made. The servicer will also establish and maintain a certificate distribution account, in the name of the owner trustee on behalf of the certificateholders, in which amounts released from the collection account for distribution to certificateholders will be deposited and from which all distributions to certificateholders will be made. See "Description of the Trust Documents--Collections" in the accompanying prospectus.

  A pre-funding account will be established by the indenture trustee and funded by us on the closing date to provide the trust with sufficient funds to purchase subsequent loans. The amount deposited in the pre-funding account, as reduced from time-to-time called the pre-funded amount, will initially equal
the difference between $      and the aggregate principal balance as of the
cutoff date of the initial loans and additional loans. The pre-funding account will be used to purchase subsequent loans during the period from the closing date until the earliest of:

  (1) the date on which the amount on deposit in the pre-funding account is less than $10,000,

  (2)     , 1999 or

  (3) the date on which an event of termination occurs under the sale and servicing agreement, which is the pre-funding period.

The pre-funded amount will be reduced during the pre-funding period by the amount used to purchase subsequent loans in accordance with the sale and servicing agreement.

  Under the sale and servicing agreement, following the initial issuance of the securities, the trust will be obligated to purchase subsequent loans from us during the pre-funding period, subject to the availability of subsequent loans. Each subsequent loan will have been underwritten in accordance with our standard underwriting criteria. Subsequent loans will be transferred to the trust under subsequent transfer instruments between us and the trust. In connection with the purchase of subsequent loans on such subsequent transfer dates, the trust will be required to pay to us from amounts on deposit in the pre-funding account a cash purchase price of 100% of the principal balance. We will designate the subsequent transfer date as the cutoff date for the subsequent loans purchased on that date. The amount paid from the pre-funding account on each subsequent transfer date will not include accrued interest on the subsequent loans. Following each subsequent transfer date, the aggregate principal balance of the subsequent loans in the trust will increase by an amount equal to the aggregate principal balance of the loans so purchased and the amount in the pre-funding account will decrease accordingly. Any pre-funded amount remaining after the purchase of subsequent loans will be applied on the first distribution date on or after the last day of the pre-funding period to prepay principal on the Class A-1 Class A-2, Class A-3 and Class A-4 notes.

  Any conveyance of subsequent loans on a subsequent transfer date is subject to certain conditions including, but not limited to:

  (1) each subsequent loan must satisfy the representations and warranties specified in the subsequent transfer instrument and the sale and servicing agreement;

  (2) We will not select subsequent loans in a manner that it believes is adverse to the interests of the securityholders;

  (3) as of its respective cutoff date, each subsequent loan will satisfy the following criteria:

     . no subsequent loan may be more than 59 days contractually delinquent;

     . the remaining stated term to maturity of each subsequent loan will not exceed 240 months;

     . each subsequent loan will be underwritten in accordance with our standard underwriting criteria; and

     . no subsequent loan will have a loan-to-value ratio greater than 100%.

Distributions

  On each distribution date, the servicer shall instruct the indenture trustee to distribute from the collection account the amount available in the following order of priority:

    (1) if we or one of our affiliates is no longer the servicer, then to the servicer, the servicing fee for the related monthly period.

    (2) to the servicer, reimbursement for advances made for delinquent payments that were recovered during the prior monthly period.

    (3) to the note distribution account, the noteholders' distributable amount and any amounts previously withdrawn from any sub-account of the spread account or the reserve account and not previously replenished.

    (4) to the certificate distribution account, the certificateholders' interest distributable amount and, after the notes have been paid in full, the certificateholders' principal distributable amount.

    (5) to the indenture trustee for deposit in the spread account, to fund the initial amounts required in the Class A-2, Class A-3 and Class A-4 sub-accounts.

    (6) to the indenture trustee for deposit in the reserve account, to fund the initial amount required in the indenture.

    (7) to us, the monthly servicing and guaranty fee.

On each distribution date, the indenture trustee will distribute all amounts on deposit in the note distribution account in the following order of priority:

    (1) to the Class A-1 noteholders, interest, principal, interest and principal shortfalls from prior payment periods;

    (2) to the Class A-2 noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal for principal liquidation losses;

    (3) to the Class A-2 sub-account of the spread account to the extent amounts have previously been withdrawn from the Class A-2 sub-account to pay interest on the Class A-2 notes and have not previously been replenished;

    (4) to the Class A-3 noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal for principal liquidation losses;

    (5) to the Class A-3 sub-account of the spread account to the extent amounts have previously been withdrawn from the Class A-3 sub-account to pay interest on the Class A-3 notes and have not previously been replenished;

    (6) to the Class A-4 noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal for principal liquidation losses;

    (7) to the Class A-4 sub-account of the spread account to the extent amounts have previously been withdrawn from the Class A-4 sub-account to pay interest on the Class A-4 notes and have not previously been replenished; and

    (8) to the reserve account to the extent amounts have previously been withdrawn from the reserve account to pay interest or principal on any class of notes and have not previously been replenished.

On each distribution date, the owner trustee or its paying agent will distribute all amounts on deposit in the certificate distribution account to the certificateholders.

Statements to Securityholders

  On or before each distribution date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders and to the owner trustee a statement to be delivered to the certificateholders on the distribution date. These statements will be based on the information in the related servicer's certificate describing information required under the trust documents. Each statement to be delivered to noteholders will include the following information as to the notes, and each statement to be delivered to certificateholders will include the following information as to the certificates, for the distribution date or the period since the previous distribution date, as applicable:

    (1) the amount of the distribution allocable to interest on or for each class of notes and to the certificates;

    (2) the amount of the distribution allocable to principal on or for each class of notes and to the certificates;

    (3) the aggregate outstanding principal balance and the note pool factor for the notes and the certificate principal balance and the certificate pool factor for the certificates after giving effect to all payments reported under (2) above on that date;

    (4) the noteholders' interest shortfall, the noteholders' principal shortfall, the certificateholders' interest shortfall and the certificateholders' principal shortfall, if any, and the change in these amounts from the previous statement;

    (5) the amount, if any, of principal liquidation losses, aggregate unreimbursed principal liquidation losses since the closing date and the amount of the distribution allocable to these losses for the notes and certificates;

    (6) the amount, if any, deposited or withdrawn from each sub-account of the spread account and the amount on deposit in each sub-account of the spread account after giving effect to all withdrawals and deposits on that distribution date;

    (7) the amount, if any, deposited or withdrawn from the reserve account and the amount on deposit in the reserve account after giving effect to all withdrawals and deposits on that distribution date;

    (8) the amount, if any, of the interest rate cap payment and the guaranty payment;

    (9) the amount of the monthly servicing and guaranty fee paid to the servicer;

    (10) the number and aggregate principal balances of delinquent loans, the number of products repossessed, and repossessed and remaining in inventory, the number of foreclosures and the number of loans that became liquidated loans for the immediately preceding monthly period; and

    (11) the aggregate amount of servicer advances made by the servicer for that distribution date, and the aggregate amount paid to the servicer as reimbursement of servicer advances made on prior distribution dates.

  Each amount shown under subclauses (1) through (6) for certificates or notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the notes or the initial certificate principal balance, as applicable.

  Unless and until definitive notes or definitive certificates are issued, the reports will be sent on behalf of the trust to Cede & Co., as registered holder of the notes and the certificates and the nominee of DTC. Note owners and certificate owners may receive copies of these reports upon written request, together with a certification that they are note owners or certificate owners, as the case may be, and payment of any expenses for the distribution of the reports, from the indenture trustee or owner trustee. See "Reports to Securityholders" in this prospectus supplement and "Reports to Securityholders" and "Certain Information Regarding the Securities" in the accompanying prospectus.

  Within the required period of time after the end of each calendar year, the indenture trustee and the owner trustee, as applicable, will furnish to each person who at any time during the calendar year was a noteholder or certificateholder, a statement as to the aggregate amounts of interest and principal paid to that noteholder or certificateholder, information regarding the amount of servicing compensation received by the servicer and other information as Green Tree deems necessary to enable that noteholder or certificateholder to prepare its tax returns. See "Certain Federal Income Tax Consequences" in this prospectus supplement.

Administrator

  Green Tree Financial Servicing Corporation, a Delaware corporation will be the Administrator and will provide the notices and perform other administrative obligations required by the indenture and the trust agreement. The administrator, a subsidiary of us, will enter into an administration agreement with the trust and the indenture trustee describing its duties and obligations as administrator.

               CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

  The following is a general discussion of certain federal and state income tax consequences relating to the purchase, ownership, and disposition of the notes and the certificates. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, the accompanying treasury regulations, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. For additional information regarding federal and state income tax consequences, see "Certain Federal Income Tax Consequences--Owner Trust Series" and "Certain State Income Tax Consequences" in the prospectus.

  Prospective investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes and the certificates. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed in this prospectus supplement or in the accompanying prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described in this prospectus supplement similar to the trust, involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates.

  In the opinion of [counsel to Green Tree], for federal and Minnesota income tax purposes, the notes will be characterized as debt and the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation and neither the trust nor any portion of the trust will constitute a taxable mortgage pool taxable as a corporation. Each certificateholder, by the acceptance of a certificate, agrees to treat the trust as a partnership in which the certificateholders are partners for federal income tax purposes. The notes will not be issued with original issue discount ("OID"). The Class A-1 notes provide for stated interest at a floating rate based on LIBOR. Under treasury regulations, stated interest payable at a variable rate is not treated as OID or contingent interest if the variable rate is a qualified floating rate or a qualified objective rate. The stated interest on the Class

A-1 notes represents interest payable at a qualified floating rate and will be taxable to holders of such notes as interest and not as OID or contingent interest. The Class A-2, Class A-3 and Class A-4 notes will not be issued with OID or contingent interest because interest will be payable at a single fixed rate at least annually.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and or Section 4975 of the IRS code, prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans from engaging in certain transactions with persons that are parties in interest under ERISA or disqualified persons under the IRS code for that benefit plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and the IRS code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so, and in accordance with governing plan documents.

  Some transactions involving the purchase, holding or transfer of the securities might be deemed to constitute prohibited transactions under ERISA and the IRS code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the IRS code only if the benefit plan acquires an equity interest in the trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Green Tree believes that the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the owner trustee or the indenture trustee, the owner of collateral, or any of their affiliates is or becomes a party in interest or a disqualified person for such benefit plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

  . PTCE 90-1, regarding investments by insurance company pooled separate accounts;

  .   PTCE 91-38 regarding investments by bank collective investment funds;
      and

  . PTCE 84-14, regarding transactions effected by qualified professional asset managers.

  The certificates may not be acquired by:

  . an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA,

  .   a plan described in Section 4975(e)(1) of the IRS code or

  . any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel because of the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (decided December 13,
1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets for ERISA purposes under some circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the certificates. In particular, an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995). The Small Business Job Protection Act of 1996 (the "1996 Act") became effective on August 20, 1996. The 1996 Act amends ERISA to require the Department of Labor to issue regulations to clarify, retroactively, the application of ERISA and the prohibited transaction provisions of the IRS code to insurance company general accounts. For additional information regarding treatment of the certificates under ERISA, see "ERISA Considerations" in the prospectus.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. These plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any governmental or church plan qualified under Section 401(a) of the IRS code and exempt from taxation under Section 501(a) of the IRS code, the prohibited transaction rules set forth in Section 503 of the IRS code.

  A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

  The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase from us the principal amounts of notes and certificates set forth below:

       Class A-1:      Class A-2        Class A-3        Class A-4
          Notes          Notes            Notes            Notes          Certificates
       -----------     ----------       ----------       ----------       ------------
       $               $                $                $                 $

  The underwriting agreement provides that the underwriter is obligated to purchase all of the notes and certificates offered in this prospectus supplement, if any of such notes and certificates are purchased.

  We have been advised by the underwriter that it proposes initially to offer the notes and certificates to the public at the public offering prices shown on the cover page of this prospectus supplement and to certain dealers at this price less a concession not in excess of the amounts listed below (expressed as a percentage).

  The underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts listed in the table below to other dealers.

                                                           Selling   Reallowance
       Class                                              Commission  Discount
       -----                                              ---------- -----------
       A-1 notes.........................................       %           %
       A-2 notes.........................................       %           %
       A-3 notes.........................................       %           %
       A-4 notes.........................................       %           %
       Certificates......................................       %           %

  The public offering price and the concession and discount to dealers may be changed by the underwriter after the initial public offering of the notes and certificates offered in this prospecuts supplement.

  Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriter and some selling group members to bid for and purchase the securities. As an exception to these rules, the underwriter is permitted to engage in transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be without these purchases.

  If the underwriter creates a short position in the securities in connection with the offering, for example, if they sell more securities than are set forth on the cover page of this prospectus supplement, the underwriter may reduce that short position by purchasing securities in the open market.

  Neither we nor the underwriter make any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.


  The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law") and the underwriter has agreed that it will not offer or sell any of the notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), except under an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

  Green Tree has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

  We do not intend to apply for listing of the notes and certificates on a national securities exchange, but has been advised by the underwriter that the underwriter currently intends to make a market in the securities, as permitted by applicable laws and regulations. The underwriter is not obligated, however, to make a market in the securities and any such market may be discontinued at any time at the sole discretion of the underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the securities.

                                 LEGAL MATTERS

  The legality of the notes and certificates and consequences of the federal and Minnesota income tax matters discussed under "Certain Federal and State Income Tax Consequences" will be passed upon for Green Tree by
                       , Minnesota. The validity of the notes and certificates
will be passed upon for the underwriter by            , New York, New York.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the notes will be available only in book-entry form which are called global notes. Investors in the global notes may hold them through any of DTC, CEDEL or Euroclear. The global notes will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding global notes through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and according to conventional eurobond practice (for example, seven calendar day settlement).

  Secondary market trading between investors holding global notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the Depositaries of CEDEL and Euroclear and DTC Participants.

  Non-U.S. holders of global notes will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All global notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC Participants.

  If you elect to hold your global notes through DTC, you will need to follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  If you elect to hold your global notes through CEDEL or Euroclear accounts, you will need to follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. global notes will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to be sure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When global notes are to be transferred from the account of a DTC participant to the account of a CEDEL participant or a Euroclear participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL participant or Euroclear participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its depositary to receive the global notes against payment. Payment will include interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such depositary to the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL participant's or Euroclear participant's account. The global notes credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the global notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL participants or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL participant's or Euroclear participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global notes to the respective depositary for the benefit of CEDEL participants or euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL participants and Euroclear participants may employ their customary procedures for transactions in which global notes are to be transferred by the respective clearing systems, through their respective depositaries, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL participant or Euroclear participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective depositaries, as appropriate, to deliver the notes to the DTC participant's account against payment. Payment will include interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL participant or Euroclear participant the following day, and receipt of the cash proceeds in the CEDEL participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL participant or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (for example, the trade fails), receipt of the cash proceeds in the CEDEL participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase global notes from DTC participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  (a) borrowing through CEDEL or Euroclear for one day until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts in accordance with the clearing system's customary procedures;

  (b) borrowing the global notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global notes sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of global notes holding securities through CEDEL or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

  (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

  (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption of non-U.S. Persons (Form W-8). Beneficial owners of notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax
  Certificate") that such beneficial owner is:

     . not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 864(d)(4) of the IRS code) to the trust or the transferor and

     . not a 10 percent shareholder (within the meaning of Section
       871(h)(3)(B) of the IRS code) of the trust or the transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

    Exemption for non-U.S. Person with effectively connected income (Form
  4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners of notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.

    Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, the owner's agent, files by submitting the appropriate form to the person through whom it holds the security, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  A U.S. person is:

  (1) a citizen or resident of the United States,

  (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, or

  (3) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information contained in this prospectus is not complete and may be       +
+changed. We may not sell these securities until the registration statement    +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus is not an offer to sell these securities, and it is not soliciting + +an offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS                                                 Base Prospectus No. 2
                                         High-LTV Home Equity Loans--Owner Trust

             Green Tree Financial Corporation, Seller and Servicer
                               Home Equity Trusts
                              (Issuable In Series)

  We are offering loan-backed notes and loan-backed certificates for home equity loans under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of securities offered. Green Tree Financial Corporation will form a trust for each series, and the trust will issue the securities of that series. The securities of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of securities within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of securities. In addition, a series of securities may include one or more classes which on the one hand are subordinated to one or more classes of securities, while on the other hand are senior to one or more classes of securities. The rate of principal and interest payment on the securities of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home equity loans.

                                  -----------

  The securities will represent obligations of the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates.

  Neither the securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

  This prospectus may not be used to consummate sales of any securities unless accompanied by the prospectus supplement relating to that series.

                        Prospectus dated         , 1999.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the securities in two separate documents that progressively provide more detail:

  (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and

  (b) the prospectus supplement for the particular terms of your series of securities.

  If the terms of your securities varies between this prospectus and the prospectus supplement, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

  To understand all the terms of the securities, read this entire prospectus and the accompanying prospectus supplement. We have also defined terms in the glossary section at the back of this prospectus.

                                   THE TRUSTS

  For each series of securities, will establish a trust under the trust documents. Before the sale and assignment of the loans under the trust documents, the trust will have no assets or obligations. The trust will not engage in any business activity other than:

  .   acquiring and holding the trust property,

  .   issuing the notes and the certificates, if any, of the series and

  .   distributing payments thereon.

  Each note will represent an obligation of, and each certificate, if any, will represent a fractional undivided interest in, the trust. The trust property of each trust will include, among other things,

  .   a loan pool,

  . such amounts as from time to time may be held in the collection account, including all investments in the collection account and all income and proceeds from the investment of funds in the collection account, and specific other accounts, including the proceeds of those accounts,

  . any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of securities,

  .   specific other rights under the trust documents and

  . specific other property as may be specified in the prospectus supplement.

See "The Loans" and "Description of the Trust Documents--Collections." The trust property will also include, if we specify in the prospectus supplement, monies on deposit in a pre-funding account to be established with the indenture trustee or the trustee, which will be used to purchase subsequent loans from us from time to time (and as frequently as daily) during the pre-funding period we specify in the prospectus supplement. Any subsequent loans so purchased will be included in the loan pool forming part of the trust property, subject to the prior rights of the indenture trustee and the noteholders.

In addition, if we specify in the prospectus supplement, a form of credit enhancement may be issued to or held by the trustee or the indenture trustee for the benefit of holders of one or more classes of securities. Holders of securities of a series will have interests only in that loan pool and will have no interest in the loan pool created for any other series of securities, except with respect to FHA insurance reserves.

  Except as we specify otherwise in the prospectus supplement, all of the loans will have been originated by us in the ordinary course of its business. Specific information for the loans included in each trust will be provided in the prospectus supplement and, if not contained in the prospectus supplement, in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A copy of the sale and servicing agreement for each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee we specify in the prospectus supplement. A schedule of the loans relating to those series will be attached to the sale and servicing agreement delivered to the trustee upon delivery of the securities.

The Loan Pools

  Except as we specify otherwise in the prospectus supplement, the loan pool will consist of closed-end home equity loans, which we refer to in this prospectus as the loans, originated by us on an individual basis in the ordinary course of business. All loans will be secured by an interest in the real estate. Except as we specify otherwise in the prospectus supplement, the loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate, which we refer to in this prospectus as the loan rate.

  For each series of securities, we will assign the loans constituting the loan pool to the trustee named in the prospectus supplement. We, as servicer will service the loans under the sale and servicing agreement. See "Description of the Trust Documents--Servicing." Unless we specify otherwise in the prospectus supplement, the loan documents will be held by the trustee or a custodian on its behalf.

  The prospectus supplement will specify for the loans contained in the loan pool, among other things:

  .   the range of the dates of origination of the loans;

  .   the range of the loan rates and the weighted average loan rate;

  . the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the cut-off date;

  . the aggregate principal balance of the loans included in the loan pool as of the cut-off date;

  . the weighted average and range of scheduled terms to maturity as of origination and as of the cut-off date;

  . the range of original maturities of the loans and the last maturity date of any loan; and

  .   the geographic location of improved real estate securing the loans.

If the trust includes a pre-funding account, the prospectus supplement will specify the conditions that must be satisfied prior to any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  We will make representations and warranties as to the types and geographical distribution of the loans included in a loan pool and as to the accuracy in all material respects of some information furnished to the trustee for each such loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the securityholders in a loan, we will be obligated to cure the breach in all material respects, or to repurchase or substitute for the loan as described below. This repurchase obligation constitutes the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by Green Tree. See "Description of the Trust Documents--Sale and Assignment of the Loans."

The Trustee

  We will specify the trustee for each trust in the accompanying prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities of the series will be limited solely to the express obligations of the trustee described in the trust documents. A trustee may resign at any time, in which event the general partner will be obligated to appoint a successor trustee. The general partner may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the trust documents or if the trustee becomes insolvent. In such circumstances, the general partner will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will be subject to any conditions or approvals we specify in the accompanying prospectus supplement and will not become effective until acceptance of the appointment by the successor trustee.

                        GREEN TREE FINANCIAL CORPORATION

General

  Green Tree is a Delaware corporation that, as of December 31, 1998, had stockholders' equity of approximately $2.2 billion. Through its various divisions, we purchase, pool, sell and service retail conditional sales loans for manufactured housing and retail installment sales loans, as well as home equity loans. We are the largest servicer of government-insured manufactured housing loans and conventional manufactured housing loans in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, our wholly owned subsidiary. Through our principal offices in St. Paul, Minnesota, and service centers throughout the United States, we serve all 50 states. We also purchase, pool and service installment sales loans for various consumer products. Our principal executive offices are located at 1100 Landmark Towers, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Our annual report and, when available, subsequent quarterly and annual reports are available from us upon written request.

  The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

  We are incorporating by reference the following documents into this prospectus and the prospectus supplement:

  . Green Tree Financial Corporation's annual report on Form 10-K for the year ended December 31, 1998.

  . Green Tree Financial Corporation's quarterly report on Form 10-Q for the quarter ended March 31, 1999.

  All documents filed by the servicer, on behalf of any trust, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and before the termination of the offering of the securities issued by that trust, will be incorporated by reference into this prospectus.

  Federal securities law requires the filing of information with the SEC, including annual, quarterly and special reports (including those referred to above as being incorporated by reference) and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy these reports and other information at the following regional offices of the SEC:

  New York Regional Office                  Chicago Regional Office

  Seven World Trade Center                  Citicorp Center


  Suite 1300                                500 West Madison Street, Suite
                                            1400

  New York, NY 10048
                                            Chicago, IL 60661

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

  We will provide you, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, exhibits to those documents. Please direct your requests for copies to John Dolphin, Vice President and Director of Investor Relations, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (651) 293-3400.

Loan Origination

  We have originated closed-end home equity loans since January 1996. As of December 31, 1998, we had approximately $7,302,696,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, we market our home equity lending directly to consumers using a variety of marketing techniques. We also review and re-underwrite loan applications forwarded by correspondent lenders.

  Our credit approval process analyzes both the equity position of the requested loan, including both the priority of the lien and the combined loan-to-value ratio, and the applicant's creditworthiness; to the extent the requested loan would have a less or more favorable equity position, the creditworthiness of the borrower must be stronger, or may be weaker. The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

Loss and Delinquency Information

  Each prospectus supplement will include our loss and delinquency experience for its entire servicing portfolio of home equity loans. However, we cannot assure you that such experience will be indicative of the performance of the loans included in a particular loan pool.

Ratio of Earnings to Fixed Charges for Green Tree

  Shown below are our ratios of earnings to fixed charges for the past five years and the three months ended March 31, 1999. For the purposes of compiling these ratios, earnings (losses) consist of earnings (losses) before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                                  Three Months
                                                                     Ended
                                        Year Ended December 31,    March 31,
                                        ------------------------  ------------
                                        1994 1995 1996 1997 1998      1999
                                        ---- ---- ---- ---- ----  ------------
Ratio of Earnings (Losses) to Fixed
 Charges............................... 7.98 7.90 5.44 3.94 .62*      4.53

--------

* For 1998, adjusted earnings were $83.4 million less than fixed charges. Adjusted earnings for 1998 included an impairment charge of $549.4 million and nonrecurring charges of $108.0 million related to our merger with Conseco, Inc.

                              YIELD CONSIDERATIONS

  The interest rates, pass-through rates and the weighted average loan rate of the loans as of the cut-off date for each series of securities will be listed in the prospectus supplement.

  The prospectus supplement for each series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of securities that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of securities that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of securities which we may offer, such as stripped notes, interest only certificates, principal only certificates and fast pay/slow pay certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying loans. We will state in the prospectus supplement if the yield on some types of securities which we may offer could change and may be negative under some prepayment rate scenarios. Accordingly, some types of securities may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations in this prospectus and in the prospectus supplement." In addition, the timing of changes in the rate of prepayment on the loans included in a loan pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on loans occur, the greater the effect on the investor's yield to maturity.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless we describe otherwise in the prospectus supplement, all of the loans will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Loans generally may be prepaid in full or in part without penalty. We have no significant experience with the rate of principal prepayments on home equity loans. Because the loans have scheduled due dates throughout the calendar month, and because, unless we specify otherwise in the prospectus supplement, all principal prepayments will be passed through to securityholders of the series on the payment date following the due period in which the principal prepayment occurred, prepayments on the loans would affect the amount of funds available to make distributions on the securities on any payment date only if a substantial portion of the loans prepaid before their respective due dates in a particular month, thus paying less than 30 days' interest for that due period, while very few loans prepaid after their respective due dates in that month. In addition, liquidations of defaulted loans or the servicer's or our exercise of our option to repurchase the entire remaining pool of loans will affect the timing of principal distributions on the securities of a series. See "Description of the Trust Documents and Indenture-- Distribution" in the accompanying prospectus supplement.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be described in the prospectus supplement for a series of securities. Although we will specify in the prospectus supplement the prepayment assumptions used to price any series of securities, we cannot assure you that the loans will prepay at that rate, and it is unlikely that prepayments or liquidations of the loans will occur at any constant rate.

  See "Description of the Trust Documents and Indenture" for a description of our or the servicer's option to repurchase the loans comprising part of a trust when the aggregate principal balance of such loans as of the cut-off date is less than a specified percentage of the cut-off date principal balance of such loans. See also "The Trusts--The Loan Pools" in this prospectus for a description of our obligations to repurchase a loan in case of a breach of a representation or warranty relative to such loan.

                                  POOL FACTOR

  The certificate pool factor for each class of certificates will be an eight-digit decimal which the servicer will compute indicating the outstanding balance, called the certificate balance, for the certificates as of each distribution date as a fraction of the original certificate balance of the certificates. The note pool factor for each class of notes, if any, will be an eight-digit decimal which the servicer will compute indicating the remaining outstanding principal balance for the notes as of each distribution date as a fraction of the initial outstanding principal balance of that class of notes. Each certificate pool factor and each note pool factor will initially be 1.00000000; after that, the certificate pool factor and the note pool factor will decline to reflect reductions in the certificate balance of the applicable class of certificates or reductions in the outstanding principal balance of the applicable class of notes, as the case may be. The amount of a certificateholder's pro rata share of the certificate balance for the applicable class of certificates can be determined by multiplying the original denomination of the certificateholder's certificate by the then applicable certificate pool factor. The amount of a noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of notes can be determined by multiplying the original denomination of these noteholder's note by the then applicable note pool factor.

  For each trust and under the applicable trust documents, on each distribution date or payment date, as the case may be, the certificateholders and noteholders will receive periodic reports from the trustee stating the certificate pool factor or the note pool factor, as the case may be, and containing various other items of information. Unless and until definitive certificates or definitive notes are issued, the reports will be sent on behalf of the trust to the trustee and the indenture trustee and Cede & Co., as registered holder of the certificates and the notes and the nominee of DTC. Certificate owners and note owners may receive these reports, upon written request, together with a certification that they are certificate owners or note owners and payment of any expenses associated with the distribution of reports, from the trustee and the indenture trustee at the addresses we specify in the prospectus supplement. See "Certain Information Regarding the Securities-- Statements to Securityholders."

                                USE OF PROCEEDS

  Unless we specify otherwise in the prospectus supplement, the net proceeds to be received by the trust from the sale of each series of securities will be used:

  . to pay to us the purchase price for the loans and to make the deposit of the pre-funded amount into the pre-funding account, if any,

  .   to repay warehouse lenders and/or

  . to provide for other forms of credit enhancement specified in the prospectus supplement.

  The net proceeds to be received by us will be used for:

  . its general corporate purposes, including the origination or acquisition of additional home equity loans,

  .   costs of carrying the loans until sale of the related certificates and

  . to pay other expenses connected with pooling the loans and issuing the securities.

                                   THE NOTES

General

  For each series of securities, one or more classes of notes will be issued under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Unless we specify otherwise in the accompanying prospectus supplement, no notes will be issued as a part of any series. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the indenture, and the following summary will be supplemented in whole or in part by the prospectus supplement. Where particular provisions of or terms used in the indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

  Unless we specify otherwise in the accompanying prospectus supplement, each class of notes will initially be represented by a single note registered in the name of the nominee of the depository. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless we specify otherwise in the prospectus supplement, notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless we provide otherwise in the accompanying prospectus supplement, the indenture trustee will initially be designated as the registrar for the notes.

Principal and Interest on the Notes

  The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of notes of such series, or any class of certificates, as described in the prospectus supplement. Unless we provide otherwise in the prospectus supplement, payments of interest on the notes will be made before payments of principal thereon. A series may include one or more classes of stripped notes entitled to (1) principal payments with disproportionate, nominal or no interest payment, or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of stripped notes, or any combination of these. The prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the interest rate. One or more classes of notes of a series may be redeemable under the circumstances we specify in the prospectus supplement.

  Unless we specify otherwise in the accompanying prospectus supplement, payments of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on any of the dates we specify for payments in the prospectus supplement, which is called a payment date, in which case each class of noteholders will receive their ratable share, based upon the aggregate amount of interest due to such class of noteholders of the aggregate amount available to be distributed in respect of interest on the notes.

  In the case of a series of securities that includes two or more classes of notes, the timing, sequential order and priority of payment of principal and interest, and any schedule or formula or other provisions applicable to the determination, of each class will be shown in the prospectus supplement. Unless we specify otherwise in the prospectus supplement, payments of principal and interest of any class of notes will be made on a pro rata basis among all of the notes of such class.

The Indenture

  A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We will provide a copy of the applicable indenture, without exhibits, upon request to a holder of notes issued under the indenture.

  Modification of Indenture Without Noteholder Consent. Each trust and applicable indenture trustee on behalf of the trust may, without consent of the noteholders, enter into one or more supplemental indentures for any of the following purposes:

  (1) to correct or amplify the description of the collateral or add additional collateral;

  (2) to provide for the assumption of the note and the indenture obligations by a permitted successor to the trust;

  (3) to add additional covenants for the benefit of the noteholders;

  (4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

  (5) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture;

  (6) to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture or any supplemental indenture which may be inconsistent with any other provision of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

  (7) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939; and

  (8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under the indenture; provided that any action described in this clause (8) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any applicable noteholder unless the noteholder's consent is otherwise obtained as described in the paragraphs below.

  Modifications of Indenture With Noteholder Consent. For each trust, with the consent of the holders representing a majority of the principal balance of the outstanding applicable notes, the owner trustee and the indenture trustee may execute a supplemental indenture to add provisions, to change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the noteholders.

  However, without the consent of the holder of each outstanding note affected, no supplemental indenture may:

  (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate we specify or the redemption price or change the manner of calculating any payment, any place of payment where, or the coin or currency in which any note or any interest is payable;

  (2) impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

  (3) reduce the percentage of the aggregate amount of the outstanding notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with provisions of the indenture or of defaults described in the indenture and their consequences as provided for in the indenture;

  (4) modify or alter the provisions of the indenture regarding the voting of notes held by the trust, any other obligor on the notes, us or an affiliate of any of them;

  (5) reduce the percentage of the aggregate outstanding amount of the notes which requires the consent of the holders to direct the indenture trustee to sell or liquidate the loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

  (6) decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or specific other related agreements; or

  (7) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture for any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any applicable collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

  Events of Default; Rights Upon Event of Default. For each trust, unless we specify otherwise in the prospectus supplement, events of default under the indenture will consist of:

  (1) a default for five days or more in the payment of any interest on any note;

  (2) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

  (3) a default in the observance or performance in any material way of any covenant or agreement of the trust made in the indenture, or any representation or warranty made by the trust in the indenture or in any certificate delivered under or in connection with having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

  (4) some events of bankruptcy, insolvency, receivership or liquidation of the trust.

However, the amount of principal due and payable on any class of notes on any payment date, before the final scheduled payment date, if any, for the class will generally be determined by amounts available to be deposited in the note distribution account for the payment date.

Therefore, unless we specify otherwise in the prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default unless such class of notes has a final scheduled payment date, and then not until such final scheduled payment date for such class of notes.

  Unless we specify otherwise in the prospectus supplement, if an event of default should occur and be continuing for the notes of any series, the applicable indenture trustee or a note majority may declare the principal of the notes to be immediately due and payable. The declaration may, under certain circumstances, be rescinded by a note majority.

  Unless we specify otherwise in the prospectus supplement, if the notes of any series have been declared due and payable following an event of default, the applicable indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the applicable loans or elect to have the trust maintain possession of the loans and continue to apply collections on the loans as if there had been no declaration of acceleration. Unless we specify otherwise in the prospectus supplement, the indenture trustee, however, will be prohibited from selling the loans following an event of default, unless

  . the holders of all the outstanding applicable notes consent to the sale;

  . the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale; or

  . the indenture trustee determines that the proceeds of the loans would not be sufficient on an ongoing basis to make all payments on the notes when the payments would have become due if the obligations had not been declared due and payable, and

  . the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes.

  Unless we specify otherwise in the prospectus supplement, following a declaration upon an event of default that the notes are immediately due and payable,

  . note owners will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and

  . repayment in full of the accrued interest on and unpaid principal balances of the notes will be made before any further payment of interest or principal on the certificates.

  Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing for a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of such notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with a request. Subject to the provisions for indemnification and certain limitations contained in the indenture, a note majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and a note majority may, in certain cases, waive any default, except a default in the payment of principal or interest or a default for a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

  No holder of a note of any series will have the right to institute any proceeding under the indenture, unless:

  . that holder previously has given to the indenture trustee written notice of a continuing event of default,

  . the holders of not less than 25% in principal amount of the outstanding notes of that series have made written request of the indenture trustee to institute such proceeding in its own name as indenture trustee,

  . the holder or holders have offered the indenture trustee reasonable indemnity,

  . the indenture trustee has for 60 days failed to institute a proceeding, and

  . no direction inconsistent with a written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of the outstanding notes.

  If an event of default occurs and is continuing and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder notice of the event of default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any note, the indenture trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the noteholders.

  In addition, each indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the seller or the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the indenture trustee nor the trustee in its individual capacity, nor any holder of a certificate including, without limitation, Green Tree, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the notes or for any agreement or covenant of the trust contained in the indenture.

  Covenants. Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless

  (1) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state,

  (2) such entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

  (3) no event of default shall have occurred and be continuing immediately after such merger or consolidation,

  (4) the trustee has been advised that the then current rating of the applicable notes or certificates then in effect would not be reduced or withdrawn by the rating agencies as a result of such merger or consolidation,

  (5) the trustee has received an opinion of counsel stating that such consolidation or merger would have no material adverse tax consequence to the trust or to any note owner or certificate owner.

  Each trust will not, among other things,

  (1) except as expressly permitted by the indenture, the trust documents or related documents for such trust, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

  (2) claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld under the IRS code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust,

  (3)  dissolve or liquidate in whole or in part,

  (4) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations for the notes under the indenture except as may be expressly permitted under the indenture, or

  (5) except as expressly permitted by the related documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or burden the assets of the trust or any part of the trust.

  No trust may engage in any activity other than as we specify under the section of the prospectus supplement entitled "The Trust." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture or otherwise in accordance with the related documents.

  Annual Compliance Statement. Each trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

  Indenture Trustee's Annual Report. The indenture trustee will be required to mail each year to all noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported. Note owners may receive the reports upon written request, together with a certification that they are note owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the indenture trustee at the address specified in the prospectus supplement.

  Satisfaction and Discharge of Indenture. The indenture will be discharged for the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

  The indenture trustee for a series of notes will be specified in the prospectus supplement. The indenture trustee may resign at any time, in which event the seller will be obligated to appoint a successor trustee. We may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as trustee under the indenture or if the indenture trustee becomes insolvent. In these circumstances, we will be obligated to appoint a successor trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the prospectus supplement and will not become effective until acceptance of the appointment by a successor trustee.

                                THE CERTIFICATES

General

  A series of securities may include one or more classes of certificates issued under the trust documents to be entered into between us, as seller and as servicer, and the trustee, forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the trust documents. Where particular provisions of or terms used in the trust documents are referred to, the actual provisions are incorporated by reference as part of this summary.

  If the certificates of a series are issued in more than one class, the certificates of all or less than all of such classes may be sold under this prospectus, and there may be separate prospectus supplements relating to one or more of such classes so sold. Any reference in this prospectus to the prospectus supplement relating to a series comprised of more than one class should be understood as a reference to each of the prospectus supplements relating to the classes sold under this prospectus. Any reference in this prospectus to the certificates of a class should be understood to refer to the certificates of a class within a series or all of the certificates of a single-class series, as the context may require. For convenience of description, any reference in this prospectus to a class of certificates includes a reference to any subclasses of such class.

  Unless we specify otherwise in the prospectus supplement, each class of certificates will initially be represented by a single certificate registered in the name of the nominee of DTC together with any successor depository selected by us. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless we specify otherwise in the prospectus supplement, the certificates evidencing interests in a trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples of $1,000, except that one certificate evidencing an interest in such trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with the transfer or exchange. Unless we specify otherwise in the prospectus supplement, the trustee will initially be designated as the registrar for the certificates.

Distributions of Interest and Principal

  The timing and priority of distributions, seniority, allocations of loss, pass-through rate and amount of or method of determining distributions with respect to principal and interest, or, where applicable, for principal only or interest only, on the certificates of any series will be described in the prospectus supplement. Distributions of interest on the certificates will be made on the dates we specify in the prospectus supplement, which will be called a distribution date and, unless we specify otherwise in the prospectus supplement, will be made before distributions for principal. A series may include one or more classes of certificates called subordinated certificates which are subordinated in right of distribution to one or more other classes of certificates which are senior certificates, as provided in the prospectus supplement. Series that are both senior and subordinate are mezzanine certificates which are subordinated to one or more classes of certificates and are senior to one or more classes of certificates. The prospectus supplement for a series of mezzanine certificates will set forth, among other things, the extent to which they are subordinated, which may include a formula for determining the subordinated amount or for determining the allocation of the amount available among senior certificates and subordinated certificates, the allocation of losses among the classes of subordinated certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by the subordination. The protection afforded to the senior certificateholders from the subordination feature described in this paragraph will be effected by the preferential right of the certificateholders to receive current distributions from the loan pool. If a series of certificates contains more than one class of subordinated certificates, losses will be allocated among the classes in the manner described in the prospectus supplement. If so specified in the applicable prospectus supplement, mezzanine certificates or other classes of subordinated certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered under this prospectus and the prospectus supplement.

  If we so specify in a prospectus supplement, a series may include one or more classes of certificates which are:

  . principal only certificates that are entitled to receive distributions only of principal,

  . entitled to receive distributions for principal before or after specified principal distributions have been made on one or more other classes within such series or on a planned amortization schedule or targeted amortization schedule or upon the occurrence of other events we specify.

The prospectus supplement will describe the pass-through rate at which interest will be paid to certificateholders of each class of a given series. The pass-through rate may be fixed, variable or adjustable, as specified in the prospectus supplement.

  The prospectus supplement will specify the pass-through rate for each class of certificate, or the initial pass-through rate and the method for determining the pass-through rate. Unless we specify otherwise in the prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless we specify otherwise in the prospectus supplement, distributions for the certificates will be subordinate to payments for the notes, if any, as more fully described in the prospectus supplement. Distributions for principal of any class of certificates will be made on a pro rata basis among all of the certificateholders of the applicable class.

  In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions for principal, and any schedule or formula or other provisions applicable to the determination, of each class shall be as shown in the prospectus supplement.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

  Unless we provide otherwise in the prospectus supplement, the securities of each series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in the securities through electronic book-entry changes in accounts of participants, eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Certificate owners and note owners who are not participants but want to purchase, sell or otherwise transfer ownership of securities may do so only through participants, unless and until definitive certificates or definitive notes, are issued. In addition, certificate owners and note owners will receive all distributions of principal of, and interest on, the securities from the trustee or the indenture trustee, as applicable, through DTC and its participants. Certificate owners and note owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described in this prospectus and specific other circumstances, if any, as may be described in the prospectus supplement.

  Unless and until definitive securities are issued, it is anticipated that the only certificateholder of the certificates and the only noteholder of the notes, if any, will be Cede & Co., as nominee of DTC. Certificate owners and note owners will not be recognized by the trustee as certificateholders or by the indenture trustee as noteholders as those terms are used in the trust documents or indenture. Certificate owners and note owners will be permitted to exercise the rights of certificateholders or noteholders, as the case may be, only indirectly through DTC participants and DTC.

  For any series of securities, while the securities are outstanding, except under the circumstances described in this prospectus, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants with whom certificate owners or note owners have accounts for securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners and note owners. Accordingly, although certificate owners and note owners will not possess securities, the rules provide a mechanism by which certificate owners and note owners will receive distributions and will be able to transfer their interests.

  For any series of securities, unless we specify otherwise in the prospectus supplement, certificates, if any, and definitive notes will be issued in registered form to certificate owners and note owners, or their nominees, rather than to DTC, only if

  (1) DTC, we or the servicer advises the trustee or the indenture trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the certificates or the notes, and we, the servicer, the trustee or the indenture trustee, as the case may be, is unable to locate a qualified successor;

  (2) We or the administrator, if any, at its sole option has advised the trustee or the indenture trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC; and

  (3) after the occurrence of a servicer termination event, the holders representing a majority of the certificate balance or a note majority advises the trustee or the indenture trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests.

Upon issuance of definitive certificates or definitive notes to certificate owners or note owners, the certificates or notes will be transferable directly, and not exclusively on a book-entry basis, and registered holders will deal directly with the trustee or the indenture trustee, as the case may be, for transfers, notices and distributions.

  DTC has advised us that, unless and until definitive certificates or definitive notes are issued, DTC will take any action permitted to be taken by a certificateholder or a noteholder under the trust documents or indenture only at the direction of one or more participants to whose DTC accounts the certificates or notes are credited. DTC has advised us that DTC will take such action for any fractional interest of the certificates or the notes only at the direction of and on behalf of such participants beneficially owning a corresponding fractional interest of the certificates or the notes. DTC may take actions, at the direction of the applicable participants, with respect to some certificates or notes which conflict with actions taken with respect to other certificates or notes.

Statements to Securityholders

  On or before each distribution date, the servicer will prepare and provide to the trustee a statement to be delivered to the certificateholders on such distribution date. On or before each distribution date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders on the distribution date. These statements will be based on the information in a servicer's certificate describing information required under the trust documents. Unless we specify otherwise in the prospectus supplement, each statement to be delivered to certificateholders will include the following information as to the certificates for such distribution date or the period since the previous distribution date, as applicable, and each statement to be delivered to noteholders will include the following information as to the notes for that distribution date or the period since the previous distribution date, as applicable:

    (1) the amount of the distribution allocable to interest on or for each class of securities;

    (2) the amount of the distribution allocable to principal on or for each class of securities;

    (3) the certificate balance and the certificate pool factor for each class of certificates and the aggregate outstanding principal balance and the note pool factor for each class of notes, after giving effect to all payments reported under (2) above;

    (4) the amount of the monthly servicing fee paid to the servicer for the applicable due period or periods, as the case may be;

    (5) the pass-through rate or interest rate for the next period for any class of certificates or notes with variable or adjustable rates;

    (6) the amount of advances made by the servicer with respect to the distribution date, and the amount paid to the servicer on the distribution date as reimbursement of advances made on previous distribution dates;

    (7) the amount, if any, distributed to certificateholders and noteholders applicable to payments under the form of credit enhancement, if any;

    (8) the number and aggregate principal balance of loans delinquent (a) 31-59 days, (b) 60-89 and (c) 90 or more days;

    (9) the number of loans liquidated during the due period ending immediately before such payment date;

    (10) such customary factual information as is necessary to enable securityholders to prepare their tax returns; and

    (11) other information as may be specified in the prospectus supplement.

  Each amount described above in subclauses (1), (2), (4) and (6) for certificates or notes will be expressed as a dollar amount per $1,000 of the initial certificate balance or the initial principal balance of the notes, as applicable.

  Unless and until definitive certificates or definitive notes are issued, reports with respect to a series of securities will be sent on behalf of the trust to the trustee, the indenture trustee and Cede & Co., as registered holder of the certificates and the notes and the nominee of DTC. Certificate owners and note owners may receive copies of reports upon written request, together with a certification that they are certificate owners or note owners, as the case may be, and payment of reproduction and postage expenses associated with the distribution of the reports, from the trustee or the indenture trustee, as applicable. See "Reports to Securityholders" and "--Book-Entry Registration" in this prospectus.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a trust, the trustee and the indenture trustee, as applicable, will mail to each holder of a class of securities who at any time during such calendar year has been a securityholder, and received any payment, a statement containing information for the purposes of such securityholder's preparation of federal income tax returns. DTC will convey this information to its participants, who in turn will convey the information to their indirect participants in accordance with arrangements among DTC and such participants. Certificate owners and note owners may receive reports upon written request, together with a certification that they are certificate owners or note owners and payment of reproduction and postage expenses associated with the distribution of such information, from the trustee, with respect to certificate owners, or from the indenture trustee, with respect to note owners, at the addresses specified in the related prospectus supplement. See "Certain Federal Income Tax Consequences."

Lists of Securityholders

  Unless we provide otherwise in the prospectus supplement, for each series of certificates, at that time, if any, as definitive certificates have been issued, the trustee will, upon written request by three or more certificateholders or one or more holders of certificates evidencing not less than 25% of the certificate balance, within five business days after provision to the trustee of a statement of the applicants' desire to communicate with other certificateholders about their rights under the trust documents or the certificates and a copy of the communication that the applicants propose to transmit, afford the certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders about their rights under the trust documents. Unless we specify otherwise in the prospectus supplement, the trust documents will not provide for holding any annual or other meetings of certificateholders.

  Unless we provide otherwise in the prospectus supplement, for each series of notes, if any, at that time, if any, as definitive notes have been issued, the indenture trustee will, upon written request by three or more noteholders or one or more holders of notes evidencing not less than 25% of the aggregate principal balance of the notes, within five business days after the indenture trustee is provided with a statement of the applicants' desire to communicate with other noteholders about their rights under the indenture or the notes and a copy of the communication that the applicants propose to transmit, afford such noteholders access during business hours to the current list of noteholders for purposes of communicating with other noteholders about their rights under the indenture. Unless we specify otherwise in the prospectus supplement, the indenture will not provide for holding any annual or other meetings of noteholders.

                       DESCRIPTION OF THE TRUST DOCUMENTS

  Except as we specify otherwise in the prospectus supplement, the following summary describes some of the terms of the sale and servicing agreements and the trust agreements, together referred to as the trust documents, under which we will sell and assign loans to a trust and the servicer will agree to service those loans on behalf of the trust, and under which a trust will be created and certificates will be issued. Forms of the trust documents have been filed as exhibits to the registration statement of which this prospectus forms a part. We will provide a copy of the agreements upon request to a holder of securities described in the trust documents. This summary is not complete and is subject to, and qualified in its entirety by reference to, all of the terms and conditions of the trust documents. Where particular provisions or terms used in the trust documents are referred to, the actual provisions are incorporated by reference as part of this summary.

Sale and Assignment of the Loans

  On the closing date, we will sell and assign to the trust, without recourse, our entire interest in the applicable loans, including all principal and interest received on or for the loans. Each loan transferred by us to the trust will be identified in a schedule of loans appearing as an exhibit to the trust documents. Concurrently with such sale and assignment, the trustee will execute and the indenture trustee will authenticate and deliver, the notes to or upon the order of the seller, and the trustee will execute and deliver the certificates representing the certificates, if any, to or upon our order.

  The schedule of loans will include the amount of monthly payments due on each loan as of the date of issuance of the securities, the loan rate on each loan and the maturity date of each loan. This list will be available for inspection by any securityholder at the principal executive office of the servicer. Before the conveyance of the loans to the trustee, our internal audit department will complete a review of all of the loan files confirming the accuracy of the list of loans delivered to the trustee. Any loan discovered not to agree with such list in a manner that is materially adverse to the interests of the securityholders will be repurchased or substituted for by us, or, if the discrepancy relates to the unpaid principal balance of a loan, we may deposit cash in a separate collection account maintained at an eligible institution in the name of the trustee, in an amount sufficient to offset such discrepancy. If the trust includes a pre-funding account, the prospectus supplement will describe the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  Unless we specify otherwise in the prospectus supplement, the trustee or its custodian will maintain possession of the loans and any other documents contained in the loan files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the loans to the trustee, and our accounting records and computer systems will also reflect the sale and assignment.

  Our counsel identified in the applicable prospectus supplement will render an opinion to the trustee that the transfer of the loans from us to the trust would, in the event we became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the loans from us to the trust were treated as a pledge to secure borrowings by us, the distribution of proceeds of the loans to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of the proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the loans if the proceeds of a sale could satisfy the amount of the debt deemed owed by us, or the bankruptcy trustee could substitute other collateral in lieu of the loans to secure the debt, or the debt could be subject to adjustment by the bankruptcy trustee if we were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as we specify otherwise in the prospectus supplement, we will make certain representations and warranties in the sale and servicing agreement for each loan as of the closing date, including that:

  (1) as of the cut-off date the most recent scheduled payment was made or was not delinquent more than 59 days;

  (2) no provision of a loan has been waived, altered or modified in any respect, except by instruments or documents included in the loan file and reflected on the list of loans delivered to the trustee;

  (3) each loan is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors rights generally;

  (4) no loan is subject to any right of rescission, set-off, counterclaim or defense;

  (5)  each loan was either

     (a) originated by a home equity lender in the ordinary course of such lender's business and assigned to us or

     (b)  was originated by us directly;

  (6) no loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the loan or an interest in the loan under the sale and servicing agreement or the securities unlawful;

  (7)  each loan complies with all requirements of law;

  (8) no loan has been satisfied, subordinated to a lower lien ranking than its original position, or rescinded;

  (9) each loan creates a valid and perfected lien on the improved real estate;

  (10) all parties to each loan had full legal capacity to execute the loan;

  (11) no loan has been sold, conveyed and assigned or pledged to any other person and we have good and marketable title to each loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer the loan to the trustee;

  (12) as of the cut-off date there was no default, breach, violation or event permitting acceleration under any loan except for payment delinquencies permitted by clause (1) above, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under the loan, and we have not waived any of the these;

  (13) each loan is a fully amortizing loan with a fixed rate of interest and provides for level payments over the term of the loan;

  (14) each loan contains customary and enforceable provisions as to render the rights and remedies of the holder adequate for realization against the collateral;

  (15) the description of each loan shown in the list delivered to the trustee is true and correct;

  (16)  there is only one original of each loan; and

  (17) each loan was originated or purchased in accordance with our then-current underwriting guidelines.

  0ur warranties will be made as of the execution and delivery of the trust documents and will survive the sale, transfer and assignment of the loans and other trust property to the trust but will speak only as of the date made.

  Under the terms of the sale and servicing agreement, if we become aware of a breach of any such representation or warranty that materially adversely affects the interests of the note owners, the certificate owners, if any, or the trust in any loan or receives written notice of such a breach from the trustee or the servicer, then we will be obligated either to cure the breach or to repurchase or, if so provided in the prospectus supplement, substitute for the affected loan, in each case under the conditions further described in this prospectus and in the prospectus supplement. This repurchase obligation will constitute the sole remedy available to the trust and the securityholders for a breach of a representation or warranty under the sale and servicing agreement for the loans, but not for any other breach by us of our obligations under the sale and servicing agreement.

  The purchase amount of a loan at any time means the outstanding principal amount of the loan, plus interest at the applicable loan rate on that loan from the end of the due period for which the obligor last made a payment, through the end of the immediately preceding due period.

  Upon the purchase by us of a loan due to a breach of a representation or warranty, the trustee will convey the loan and the trust property to us.

Collections

  For each trust, the servicer will establish one or more collection accounts in the name of the indenture trustee for the benefit of the securityholders. If we specify in the prospectus supplement, the indenture trustee will establish and maintain for each series a note distribution account, in the name of the indenture trustee on behalf of the related noteholders, in which amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made.For any series including one or more classes of certificates, the trustee will establish and maintain for each series a certificate distribution account, in the name of the trustee on behalf of the related certificateholders, in which amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made. The collection account, the certificate distribution account, if any, and the note distribution account, if any, are referred to in this prospectus collectively as the designated accounts. Any other accounts to be established for a trust will be described in the prospectus supplement.

  Each designated account will be an eligible account maintained with the trustee, the indenture trustee and/or other depository institutions. Eligible account means any account which is:

  .   an account maintained with an eligible institution in this prospectus;

  . an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

  . a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if the depository institution is a subsidiary of a bank holding company system and the depository institution's securities are not rated, the securities of the bank holding company) has a credit rating from each rating agency rating such series of notes and/or certificates in one of its generic credit rating categories which signifies investment grade; or

  . an account that will not cause any rating agency to downgrade or withdraw its then-current rating assigned to the securities, as confirmed in writing by each rating agency.

Eligible institution means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund currently administered by the Federal Deposit Insurance Corporation, whose short-term deposits have been rated in one of the two highest rating categories or other rating category as will not adversely affect the ratings assigned to the securities of such series. On the closing date indicated in the prospectus supplement, the servicer will cause to be deposited in the collection account all payments on the loans received by the servicer after the cut-off date and on or before the second business day preceding the closing date.

  Unless we specify otherwise in the prospectus supplement, the servicer will deposit in the collection account on a daily basis all proceeds and collections received or made by it for the loans subsequent to the cut-off date, including scheduled payments of principal and interest due after the cut-off date but received by the servicer on or before the cut-off date, including:

    (1) all obligor payments on account of principal, including principal prepayments, on the loans;

    (2) all obligor payments on account of interest on the loans;

    (3) all amounts received and retained because of the liquidation of defaulted loans, net of liquidation expenses, which is the net liquidation proceeds;

    (4) any advances made as described under advances below and specific other amounts required under the sale and servicing agreement to be deposited in the collection account;

    (5) all amounts received from any credit enhancement provided for a series of securities; and

    (6) all proceeds of any loan or property acquired because of them repurchased by the servicer or us, as described under sale and assignment of the loans above or under repurchase option below.

  Notwithstanding the foregoing and unless we provide otherwise in the prospectus supplement, the servicer may utilize an alternative remittance schedule, if the servicer provides to the trustee and the indenture trustee written confirmation from each rating agency that the alternative remittance schedule will not result in the downgrading or withdrawal by the rating agency of the rating(s) then assigned to the securities. We will also deposit into the collection account on or before the deposit date the purchase amount of each loan to be purchased by us for breach of a representation or warranty.

  For any series of securities, funds in the designated accounts and any other accounts identified in the prospectus supplement will be invested, as provided in the trust documents, at the direction of the servicer in United States government securities and certain other high-quality investments meeting the criteria specified in the trust documents, which are called eligible investments. Eligible investments shall mature no later than the business day preceding the applicable distribution date for the due period to which such amounts relate. Investments in eligible investments will be made in the name of the trustee or the indenture trustee, as the case may be, and such investments will not be sold or disposed of before their maturity.

  Unless we specify otherwise in the prospectus supplement, collections or recoveries on a loan, other than late fees or certain other similar fees or charges received during a due period and purchase amounts deposited with the trustee before a distribution date will be applied first to any outstanding advances made by the servicer for the loan, and then to interest and principal on the loan in accordance with the terms of the loan.

Servicing

  Under the sale and servicing agreement, the servicer will service and administer the loans assigned to the trustee as more fully described below. The servicer will perform diligently all services and duties specified in each sale and servicing agreement, in the same manner as prudent lending institutions of home improvement loans of the same type as the loans in those jurisdictions where the real properties are located or as we specify otherwise in the sale and servicing agreement. The duties to be performed by the servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of loans.

  The servicer will make reasonable efforts to collect all payments called for under the loans and, consistent with the sale and servicing agreement, will follow the collection procedures for the loans as it follows for loans or loans serviced by it that are comparable to the loans.

  Evidence as to Compliance. Unless we specify otherwise in the prospectus supplement, each sale and servicing agreement will require the servicer to deliver to the trustee a monthly report prior to each payment date, setting forth specific information regarding the loan pool and the securities of the series as is described in the prospectus supplement. Each report to the trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of the report and stating that the servicer has not defaulted in the performance of its obligations under the sale and servicing agreement. On or before May 1 of each year, the servicer will deliver to the trustee a report of a nationally recognized accounting firm stating that the firm has examined the documents and records relating to the servicing of home improvement loans serviced by the servicer under agreements similar to the sale and servicing agreement and stating that, on the basis of these procedures, the servicing has been conducted in compliance with the sale and servicing agreement, except for any exceptions set forth in the report.

  Certain Matters Regarding the Servicer. The servicer may not resign from its obligations and duties under a sale and servicing agreement except upon a determination that its duties are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the sale and servicing agreement. The servicer can only be removed as servicer upon the occurrence of an event of termination as discussed below.

The servicer shall keep in force throughout the term of the sale and servicing agreement

  (1) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the sale and servicing agreement, and

  (2) a fidelity bond.

The policy or policies and fidelity bond shall be in the form and amount as is generally customary among persons which service a portfolio of home improvement loans having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the loans, the servicer will receive servicing fees which include a monthly servicing fee that we may assign for each due period paid on the next succeeding payment date equal to 1/12th of the product of the annual servicing fee rate described in the applicable prospectus supplement and the aggregate principal balance for the payment date. As long as we are the servicer, the trustee will pay us its monthly servicing fee from any monies remaining after the securityholders have received all payments of principal and interest for that payment date.

  The monthly servicing fee provides compensation for customary third-party servicing activities to be performed by the servicer for the trust, for additional administrative services performed by the servicer on behalf of the trust and for expenses paid by the servicer on behalf of the trust.

  Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records for each loan. Administrative services performed by the servicer on behalf of the trust include selecting and packaging the loans, calculating distributions to securityholders and providing related data processing and reporting services for securityholders and on behalf of the trustee. Expenses incurred for servicing of the loans and paid by us from our monthly servicing fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred with the enforcement of loans or payment of trustee's fees, and payment of expenses incurred with distributions and reports to securityholders, except that the servicer shall be reimbursed out of the liquidation proceeds of a liquidated loan for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as we specify otherwise in the prospectus supplement, events of termination under each sale and servicing agreement will occur if:

  (1) any failure by the servicer to deliver to the indenture trustee for distribution to the noteholders or to the trustee for distribution to the certificateholders any required payment which continues unremedied for 5 days after the giving of written notice or such other period specified in the prospectus supplement;

  (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the trust documents that materially and adversely affects the interests of securityholders, which, in either case, continues unremedied for 30 days after the giving of written notice of a failure of breach;

  (3) any assignment or delegation by the servicer of its duties or rights under the trust documents, except as specifically permitted under the trust documents, or any attempt to make an assignment or delegation;

  (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer;

  (5) the servicer is no longer an eligible servicer, as defined in the trust documents, or

  (6) if we are is the servicer, our receiving rights under our master seller-servicer loan with GNMA are terminated.

Notice as used here shall mean notice to the servicer by the trustee, the indenture trustee, if any, or us, or to us, the servicer, the indenture trustee, if any, and the trustee by the holders of securities representing interests aggregating not less than 25% of the outstanding principal balance of the securities issued by such trust.

  Unless we specify otherwise in the prospectus supplement, if a servicer termination event occurs and is continuing, the trustee, the indenture trustee or the holders of at least 25% in aggregate principal balance of the outstanding securities issued by the trust, by notice then given in writing to the servicer, and to the trustee and the indenture trustee if given by the securityholders, may terminate all of the rights and obligations of the servicer under the trust documents. Immediately upon the giving of notice, and, in the case of a successor servicer other than the trustee, the acceptance by the successor servicer of its appointment, all authority of the servicer will pass to the trustee or other successor servicer. The trustee, the indenture trustee and the successor servicer may set off and deduct any amounts owed by the servicer from any amounts payable to the outgoing servicer.

  On and after the time the servicer receives a notice of termination, the trustee or other successor servicer we specify in the prospectus supplement, which is the backup servicer, will be the successor in all respects to the servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the servicer under the trust documents; provided, however, that the successor servicer shall have no liability for any obligation which was required to be performed by the prior servicer before the date that the successor servicer becomes the servicer or any claim of a third party, including a securityholder, based on any alleged action or inaction of the prior servicer.

  Notwithstanding a termination, the servicer shall be entitled to payment of amounts payable to it before a termination, for services rendered before the termination. No termination will affect in any manner our obligation to repurchase loans for breaches of representations or warranties under the trust documents. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer. Pending such appointment, the trustee is obligated to act in this capacity. The trustee and a successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the servicer under the trust documents without the consent of all of the securityholders.

  The trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the sale and servicing agreement at the request, order or direction of any of the holders of securities, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.

  We, as servicer, will be required to pay all expenses incurred by us for our servicing activities, including fees, expenses and disbursements of the trustee, the indenture trustee, the custodian and independent accountants, taxes imposed on the servicer and expenses incurred in connection with distributions and reports to certificateholders and noteholders, except certain expenses incurred for realizing upon the loans.

  Upon any termination of, or appointment of a successor to, the servicer, the trustee and the indenture trustee will each give prompt written notice thereof to certificateholders and noteholders, at their respective addresses appearing in the certificate register or the note register and to each rating agency.

Distributions

  For each trust, beginning on the distribution date specified in the prospectus supplement, distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities entitled to principal and interest will be made by the trustee or the indenture trustee, as applicable, to the certificateholders and the noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of certificateholders and all payments to each class of noteholders will be described in the prospectus supplement.

  Except as we specify otherwise in the prospectus supplement, on the third business day prior to each distribution date, the servicer will determine the amount available and the amounts to be distributed on the notes and certificates for the distribution date. Except as we specify otherwise in the prospectus supplement, the amount available for any distribution date will be equal to:

  (1) the funds on deposit in the collection account at the close of business on the last day of the applicable due period, plus

  (2) any advances to be made by the servicer for delinquent payments, plus

  (3) any purchase amounts to be deposited by us for loans to be repurchased due to a breach of a representation or warranty, minus

  (4) any amounts paid by obligors in the due period, but to be applied in respect of a regular monthly payment due in a subsequent due period called an advance payment, minus

  (5) any amounts incorrectly deposited in the collection account.

  Except as we specify otherwise in the prospectus supplement, on each distribution date, before making distributions for the notes and certificates, the amount available will be applied,

  . first, if we are no longer the servicer, to pay the monthly servicing fee to the successor servicer, and

  . second, to reimburse the servicer, including us, for any advances made for a previous due period and subsequently recovered and for any advances previously made that the servicer has determined are uncollectible advances.

Enhancement

  The amounts and types of enhancement arrangements and the provider, if applicable, for each class of securities will be described in the prospectus supplement. If and to the extent provided in the prospectus supplement, enhancement may be in the form of a financial guaranty insurance policy, letter of credit, our guaranty, cash reserve fund, derivative product, or other form of enhancement, or any combination of these, as may be described in the prospectus supplement. If specified in the applicable prospectus supplement, enhancement for a class of securities of a series may cover one or more other classes of securities in the series, and accordingly may be exhausted for the benefit of a particular class and thereafter be unavailable to the other classes. Further information regarding any provider of enhancement, including financial information when material, will be included in the prospectus supplement.

  The presence of enhancement may be intended to enhance the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due and to decrease the likelihood that the certificateholders and the noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the prospectus supplement. Unless we specify otherwise in the prospectus supplement, the enhancement for a class of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any enhancement or which are not covered by any enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of enhancement covers more than one class of securities of a series, securityholders of that class will be subject to the risk that such enhancement will be exhausted by the claims of securityholders of other classes.

Advances

  Unless we specify otherwise in the prospectus supplement, the servicer will be obligated to make advances each month of any scheduled payments on the loans included in a trust that were due but not received during the previous due period. The servicer will be entitled to reimbursement of an advance from the amount available in the collection account for the related trust:

  (1) when the delinquent payment is recovered by the trust, or

  (2) when the servicer has determined that such advance has become an uncollectible advance.

The servicer will be obligated to make an advance only to the extent that it determines that an advance will be recoverable from subsequent funds available for this in the collection account for the trust. The servicer will be entitled to recoup its advances on a loan from subsequent payments by or on behalf of the obligor and from liquidation proceeds, if any, of the loan, and will release its right to reimbursements in conjunction with the purchase of the loan by us for breach of representations and warranties. If the servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the obligor or from net liquidation proceeds, if any, of the loan, called an uncollectible advance, the servicer will be entitled to reimbursement from payments on other loans or from other funds available therefor.

  Unless we specify otherwise in the prospectus supplement, if the servicer fails to make an advance required under the sale and servicing agreement, the trustee will be obligated to deposit the amount of such advance in the collection account on the payment date. The trustee will not, however, be obligated to deposit that amount if

  (i) the trustee does not expect to recoup that advance from subsequent collections on the loan or from liquidation proceeds, if any, or

  (ii) the trustee determines that it is not legally able to make that advance.

Evidence as to Compliance

  On or before March 31 of each year the servicer will deliver to each trustee and each indenture trustee a report of a nationally recognized accounting firm stating that the firm has examined some documents and records relating to the servicing of loans serviced by the servicer under pooling and servicing agreements or sale and servicing agreements similar to the trust documents and stating that, on the basis of those procedures, the servicing has been conducted in compliance with the applicable trust documents, except for any exceptions listed in such report. A copy of such statement may be obtained by any certificate owner or note owner upon compliance with the requirements described under "Certain Information Regarding the Securities--Statements to Securityholders."

Indemnification and Limits on Liability

  Unless we specify otherwise in the prospectus supplement, the trust documents will provide that the servicer will be liable only to the extent of the obligations specifically undertaken by it under the trust documents and will have no other obligations or liabilities. The trust documents will further provide that neither the servicer nor any of its directors, officers, employees and agents will have any liability to the trust, the certificateholders or the noteholders, except as provided in the trust documents, for any action taken or for refraining from taking any action under the trust documents, other than any liability that would otherwise be imposed by reason of the servicer's breach of the trust documents or willful misfeasance, bad faith or negligence including errors in judgment in the performance of its duties, or by reason of reckless disregard of obligations and duties under the trust documents or any violation of law.

  The servicer may, with the prior consent of the trustee and the indenture trustee, if any, delegate duties under the trust documents to any of its affiliates. In addition, the servicer may at any time perform the specific duty of repossessing products through subcontractors who are in the business of servicing consumer receivables. The servicer may also perform other specific duties through subcontractors; provided, however, that no delegation of these duties by the servicer shall relieve the servicer of its responsibility for these duties.

Amendment

  Unless we specify otherwise in the prospectus supplement, the trust documents may be amended by the seller, the servicer, the trustee and the indenture trustee, but without the consent of any of the securityholders, to cure any ambiguity or to correct or supplement any provision, provided that such action will not, in the opinion of counsel, which may be our internal counsel or the servicer, reasonably satisfactory to the trustee and the indenture trustee, materially and adversely affect the interests of the securityholders. The trust documents may also be amended by us, the servicer and the trustee and the indenture trustee, and a certificate majority and a note majority, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust documents or of modifying, in any manner, the rights of the certificateholders or the noteholders. No such amendment may:

  . increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the loans or distributions that are required to be made on any certificate or note or the pass-through rate or interest rate or

  . reduce the percentage of the certificate balance evidenced by certificates or of the aggregate principal amount of notes then outstanding required to consent to any amendment, without the consent of the holders of all certificates or all notes, as the case may be, then outstanding.

Termination

  The obligations created by the trust documents will terminate upon the date calculated in the trust documents, generally upon:

  (i) the later of the final payment or other liquidation of the last loan and the disposition of all property acquired upon repossession of any product and

  (ii) the payment to the securityholders of all amounts held by the servicer or the trustee and required to be paid to the securityholders under the trust documents.

  Unless we provide otherwise in the prospectus supplement, for each series of securities, in order to avoid excessive administrative expense, we and the servicer each will be permitted, at its option, to purchase from the trust, on any distribution date immediately following any due period as of the last day of which the aggregate principal balance is equal to or less than 10%, or such other percentage as may be specified in the prospectus supplement of the cut-off date principal balance, all remaining loans in the trust and the other remaining trust property at a price equal to the aggregate of the purchase amounts and the appraised value of any other remaining trust property. The exercise of this right will effect an early retirement of the related certificates and notes.

  If a general partner is named in the prospectus supplement, unless we specify otherwise in the prospectus supplement, the trust agreement will provide that, in the event that the general partner becomes insolvent, withdraws or is expelled as a general partner or is terminated or dissolved, the trust will terminate in 90 days and effect redemption of the notes and prepayment of the certificates, if any. Following the winding-up of the affairs of the trust, unless within that 90 days the remaining general partner, if any, and holders of a majority of the certificates of that series agree in writing to the continuation of the business of the trust and to the appointment of a successor to the former general partner, and the owner trustee is able to obtain an opinion of counsel stating that the trust will not after that be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

  Unless we specify otherwise in the prospectus supplement, for each series of securities, the trustee will give written notice of the final distribution for the certificates, if any, to each certificateholder of record and the indenture trustee will give written notice of the final payment for the notes to each noteholder of record. The final distribution to any certificateholder and the final payment to any noteholder will be made only upon surrender and cancellation of such holder's certificate or note at the office or agency of the trustee, for certificates, or of the indenture trustee, for those notes, specified in the notice of termination. Any funds remaining in the trust, after the trustee or the indenture trustee has taken certain measures to locate a certificateholder or noteholder, as the case may be, and these measures have failed, will be distributed to The United Way, and the certificateholders and noteholders, by acceptance of their certificates and notes, will waive any rights with respect to such funds.

The Trustee

  The trustee or owner trustee for each trust will be specified in the applicable prospectus supplement. The trustee, in its individual capacity or otherwise, and any of its affiliates may hold certificates or notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of some jurisdictions, the trustee, with the consent of the servicer, will have the power to appoint co-trustees or separate trustees of all or any part of the applicable trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the trust documents will be conferred or imposed upon the trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

  The trustee of any trust may resign at any time, and then the general partner, if any, specified in the prospectus supplement or, if no such general partner is specified, the servicer or its successor will be obligated to appoint a successor trustee. The general partner, if any, specified in the applicable prospectus supplement, or, if no such general partner is specified, the servicer, may also remove the trustee,

  .   if the trustee ceases to be eligible to serve,

  .   becomes legally unable to act,

  .   is adjudged insolvent or

  .   is placed in receivership or similar proceedings.

In such circumstances, the general partner, if any, specified in the related prospectus supplement or, if no such general partner is specified, the servicer will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Duties of the Trustee

  The trustee will make no representation as to the validity or sufficiency of any trust document, the certificates or the notes, other than its execution of the certificates and the notes, the loans or any related documents, and will not be accountable for the use or application by the servicer of any funds paid to the servicer for the certificates, the notes or the loans before deposit in the applicable collection account.

  The trustee will be required to perform only those duties specifically required of it under the trust documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the servicer to the trustee under the trust documents, in which case it will only be required to examine the certificates, reports or instruments to determine whether they conform substantially to the requirements of the trust documents.

  The trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust documents or to institute, conduct, or defend any litigation at the request, order or direction of any of the certificateholders or noteholders, unless the certificateholders or noteholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred. No certificateholder nor any noteholder will have any right under the trust documents to institute any proceeding for such trust documents, unless the holder has given the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the certificate balance or the holders of notes evidencing not less than 25% of the aggregate principal balance of the notes then outstanding, as the case may be, have made written request to the trustee to institute proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 30 days after the receipt of the notice, request and offer to indemnify has neglected or refused to institute any such proceedings.

Administrator

  If an administrator is specified in the applicable prospectus supplement, that administrator will enter into an administration agreement under which that administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture and the trust agreement.

        CERTAIN LEGAL ASPECTS OF THE LOANS; REPURCHASE OBLIGATIONS

  As a result of our conveyance and assignment of a pool of loans to a trust, the securityholders of that series, as the beneficial owners of the trust, will succeed collectively to all of the rights of that series, including the right to receive payment on the loans. The following discussion contains summaries of some legal aspects of home improvement loans which are general in nature. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the improved real estate is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

Mortgages and Deeds of Trust

  The loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, such as the payment of the indebtedness secured by the mortgage.

  There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment loan evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

Subordinate Mortgages; Rights of Senior Mortgagees or Beneficiaries

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the loans in any loan pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related trust, and therefore the securityholders, as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure the default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although we generally do not cure defaults under a senior mortgage or deed of trust, it is our standard practice to protect our interest by attending any foreclosure sale and bidding for property only if it is in our best interest.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of Green Tree, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. In the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a future advance clause, which provides that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an obligatory or optional advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a credit limit amount stated in the recorded mortgage.

  Other provisions typically found in the form of the mortgage or deed of trust used by most institutional lenders

  . obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear before to the mortgage or deed of trust,

  .   to provide and maintain fire insurance on the property,

  . to maintain and repair the property and not to commit or permit any waste of the property, and

  . to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust.

  Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

Subordinate Financing

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.

  . First, the borrower may have difficulty servicing and repaying multiple loans.

  . Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

  . Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.

  The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Foreclosure

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action established a waiver, or fraud, bad faith, oppressive or unconscionable conduct.

  Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having a recorded interest in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary defendants. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, under to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, before a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, before the sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Other states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner before the date of trustee's sale.

Some state laws also require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Specific state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. After that, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from a sale may be reduced by the receipt of mortgage insurance proceeds, if any.

  A second or third mortgagee may not foreclose on the property securing a second or first mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages before or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, for those loans which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and specific governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In some jurisdictions, real property transfer or recording taxes or fees may be imposed on the applicable trust for its acquisition, by foreclosure or otherwise, and disposition of real property securing a loan, and any such taxes or fees imposed may reduce liquidation proceeds for such property, as well as distributions payable to the securityholders.

Second or Third Mortgages

  The loans may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the securityholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale under to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the loan. See "-- Foreclosure" in this prospectus.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their equity of redemption. The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In specific other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale under a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

  Individual states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In other states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Specific state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In selected other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of a sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, for the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default for a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court before the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The IRS code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The bankruptcy IRS code also provides priority to selected tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to specific state tax liens over the lien of the mortgage or deed of trust. Numerous federal and individual state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and applicable statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Consumer Protection Laws with respect to Loans

  Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-

Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, and applicable statutes. The Home Ownership and Equity Protection Act of 1994, which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some loans included in a loan pool may be subject to these provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of the regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the loan.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called holder-in-due-course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit loan which is the seller of goods which gave rise to the transaction, and specific related lenders and assignees to transfer that loan free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of that loan to all claims and defenses which the debtor could assert against the seller of goods, for example, a home improvement contractor. Liability under this rule is limited to amounts paid under a loan; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trust against an obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

Enforceability of Certain Provisions

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In individual states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the sale and servicing agreement, late charges, to the extent permitted by law and not waived by us, will be retained by us as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In selected cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

"Due-on-Sale" Clauses

  All of the loan documents will contain due-on-sale clauses unless the prospectus supplement indicates otherwise. These clauses permit the servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982, which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in certain loans, including these loans, made after the effective date of the Garn-St. Germain Act are enforceable within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the servicer generally may be permitted to accelerate any loan which contains a due-on-sale clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to selected types of transfers, including:

  . the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

  . a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property,

  . a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property,

  . the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that such lien or encumbrance is not created pursuant to a loan for deed,

  . transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

  . other transfers as set forth in the Garn-St. Germain Act and its regulation.

As a result, a lesser number of loans which contain due-on-sale clauses may extend to full maturity than earlier experience would indicate for single-family mortgage loans. The extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the loans, however, cannot be predicted.

  The inability to enforce a due-on-sale clause may result in loans bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the loans and the number of loans which may be outstanding until maturity.

Environmental Legislation

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in specific circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in selected circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities in certain circumstances if such cleanup costs were incurred. Moreover, some states by statute impose a lien for any cleanup costs incurred by that state on the property that is the subject of the cleanup costs. All subsequent liens on such property generally are subordinated to this environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to this environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have has not made and will not make any evaluations before the origination of the loans. Neither we nor any replacement servicer will be required by any sale and servicing agreement to undertake any evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not foreclose on related real property or accept a deed-in-lieu of foreclosure if we know or reasonably believe that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on specific loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three-month period after that. In the event that the Relief Act or similar legislation applies to any loan which goes into default, there may be delays in payment on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

Repurchase Obligations

  We will represent and warrant under each sale and servicing agreement that each loan complies with all requirements of law. Accordingly, if any obligor has a claim against the applicable trust for violation of any law and that claim materially adversely affects the trust's interest in a loan, such violation would constitute a breach of a representation and warranty under the sale and servicing agreement and would create an obligation to repurchase that loan unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Loans."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership, and disposition of the securities. The discussion is based upon the current provisions of the IRS code, the treasury regulations promulgated under the IRS code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are encouraged to consult their own tax advisors with respect to the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the securities.

  Our counsel, [Counsel to Green Tree], has delivered an opinion regarding various federal income tax matters discussed below. Our counsel identified in the prospectus supplement will deliver an opinion regarding tax matters applicable to each series of securities. The tax opinion, however, is not binding on the IRS or the courts. The opinion of counsel will specifically address only those issues specifically identified below as being covered by such opinion; however, the opinion of counsel also will state that the additional discussion described below accurately describes counsel's advice relating to material tax issues. No ruling on any of these issues will be sought from the service.

Tax Status of the Trust

  For each series of securities which includes both notes and certificates, counsel will deliver its opinion that the trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of counsel, the trust itself will not be subject to federal income tax but, instead, each certificateholder will be required to take into account its distributive share of items of income and deduction, including deductions for distributions of interest to the noteholders, of the trust as though these items had been realized directly by the certificateholder. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. There are, however, no cases or service rulings on transactions involving a trust issuing both debt and equity interests with terms similar to those of the notes and the certificates. As a result, the service may disagree with all or a part of this discussion.

  If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the loans, possibly reduced by its interest expense on the notes. Any of this corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates.

Tax Consequences to Noteholders

  Treatment of the Notes as Indebtedness. The owner trustee, on behalf of the trust, will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Counsel will deliver its opinion that the notes will be classified as debt for federal income tax purposes. The discussion in this section assumes this characterization of the notes is correct.

  Interest Income on the Notes. Interest on the notes will be taxable as ordinary interest income when received by noteholders utilizing the cash-basis method of accounting and when accrued by noteholders utilizing the accrual method of accounting. Under the applicable regulations, the notes would be considered issued with original issue discount ("OID") if the stated redemption price at maturity of a note, generally equal to its principal amount as of the date of issuance plus all interest other than qualified stated interest payable before or at maturity exceeds the original issue price, in this case, the initial offering price at which a substantial amount of the notes are sold to the public. Any OID would be considered de minimis under the OID regulations if it does not exceed 1/4% of the stated redemption price at maturity of a note multiplied by the number of full years until its maturity date. It is anticipated that the notes will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note.

  While it is not anticipated that the notes will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the notes are not deemed to be qualified stated interest because the notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, however, the trust will treat interest payments on the notes as qualified stated interest under the OID regulations. If the notes are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized for the notes would be includible in the income of noteholders as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of notes were not materially different from its coupon, this treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income for the notes in advance of the receipt of cash attributable to such income.

  A noteholder must include OID in income as interest over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each noteholder is encouraged to consult its own tax advisor regarding the impact of the OID rules if the notes are issued with OID.

  Market Discount. The notes, whether or not issued with original issue discount, will be subject to the market discount rules of Section 1276 of the IRS code. In general, these rules provide that if a noteholder purchases the note at a market discount (such as a discount from its original issue price plus any accrued original issue discount) that exceeds a de minimis amount specified in the IRS code, and after that recognizes gain upon a disposition, the lesser of (i) the gain or (ii) the accrued market discount will be taxed as ordinary interest income. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the notes to the extent that the amount of these payments does not exceed the accrued market discount. Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the noteholder held the note and the denominator of which is the number of days after the date the noteholder acquired the note until and including its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the service.

  Limitations imposed by the IRS code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if the noteholder makes such an election, is exempt from this rule. The adjusted basis of a note subject to this election will be increased to reflect market discount included in gross income, reducing any gain or increasing any loss on a sale or taxable disposition. An election to include market discount in gross income as it accrues shall apply to all debt instruments held by the noteholder at the beginning of the first taxable year to which the election applies or acquired after that and is irrevocable without the consent of the service.

  Amortizable Bond Premium. In general, if a noteholder purchases a note at a premium, such as an amount in excess of the amount payable upon maturity, the noteholder will be considered to have purchased such note with amortizable bond premium equal to the amount of such excess. Such noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the note. That noteholder's tax basis in the note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium for a note will be treated as an offset to interest income on such note, and a noteholder's deduction for amortizable bond premium for a note will be limited in each year to the amount of interest income derived with respect to such note for that year. Any election to deduct amortizable bond premium shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the noteholder at the beginning of the first taxable year to which the election applies or acquired after that and is irrevocable without the consent of the service. Bond premium on a note held by a noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

  Disposition of Notes. If a noteholder sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder generally will equal the noteholder's cost for the note, increased by any market discount, OID and gain previously included by that noteholder in income for the note and decreased by principal payments previously received by such noteholder and the amount of bond premium previously amortized for the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term, mid-term or long-term capital gain or loss depending upon whether the note was held for more or less than one year or for more than eighteen months. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. Generally, interest paid to a noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the note in connection with a United States trade or business will be treated as portfolio interest and therefore will be exempt from the 30% withholding tax. Such a noteholder will be entitled to receive interest payments on the notes free of United States federal income tax provided that the noteholder periodically provides the indenture trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the noteholder is not a United States person and providing the name and address of the noteholder and will not be subject to federal income tax on gain from the disposition of a note unless the noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met.

  Tax Administration and Reporting. The indenture trustee will furnish to each noteholder with each distribution a statement showing the amount of the distribution allocable to principal and to interest. Reports will be made annually to the service and to holders of record that are not excepted from the reporting requirements regarding information as may be required for interest and original issue discount, if any, for the notes.

  Backup Withholding. Under certain circumstances, a noteholder may be subject to backup withholding at a 31% rate. Backup withholding may apply to a noteholder who is a United States person if the holder, among other circumstances, fails to furnish their social security number or other taxpayer identification number to the indenture trustee. Backup withholding may apply, under selected circumstances, to a noteholder who is a foreign person if the noteholder fails to provide the indenture trustee or the noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the note. Backup withholding, however, does not apply to payments on a note made to selected exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them for a note.

  Possible Alternative Treatment of the Notes. If, contrary to the opinion of counsel, the IRS successfully asserted that the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of partnership could have adverse tax consequences to some holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, income to certain tax-exempt entities would be unrelated business taxable income, and individual holders might be subject to specified limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Certificateholders

  Treatment of the Trust as a Partnership. We, the general partner and the owner trustee will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders and the general partner, and the notes being debt of the partnership. The proper characterization of the arrangement involving the trust, the certificates, the notes, the general partner, us and the servicer, however, is not certain because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the certificates have selected features characteristic of debt, the certificates might be considered debt of the trust. This characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, as discussed in the following paragraphs. The following discussion assumes that the certificates represent equity interests in a partnership.

  Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of the loans. The trust's deductions will consist primarily of interest accruing for the notes, servicing and other fees, and losses or deductions upon collection or disposition of the loans.

  The tax items of a partnership are allocable to the partners in accordance with the IRS code, treasury regulations and the partnership agreement, in this prospectus, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of

  (1) the interest that accrues on the certificates according to their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

  (2) any trust income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

  (3) prepayment premium payable to the certificateholders for that month;
      and

  (4) any other amounts of income payable to the certificateholders for that month.

Although it is not anticipated that the certificates will be issued at a price which exceeds their principal amount, allocations of trust income to the certificateholders will be reduced by any amortization by the trust of premium on loans that corresponds to any such excess of the issue price of certificates over their principal amount.

  All remaining taxable income of the trust will be allocated to the general partner. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under this method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of this amount. Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

  All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to such a holder under the IRS code.

  A certificateholder's share of expenses of the trust, including fees to the servicer but not interest expense, will be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a certificate either directly or through a pass-through entity will be allowed to deduct such expenses under
Section 212 of the IRS code only to the extent that, in the aggregate and combined with specific other itemized deductions, they exceed 2% of the adjusted gross income of the certificateholder. In addition, Section 68 of the IRS code provides that the amount of itemized deductions (including those provided for in Section 212 of the IRS code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the IRS code ($126,600 in 1999, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. To the extent that a certificateholder is not permitted to deduct servicing fees allocable to a certificate, the taxable income of the certificateholder attributable to that certificate will exceed the net cash distributions related to this income. Certificateholders may deduct any loss on disposition of the loans to the extent permitted under the IRS code.

  Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust should not have OID income. The purchase price paid by the trust for the loans may exceed the remaining principal balance of the loans at the time of purchase. If the trust is deemed to acquire the loans at a premium or at a market discount, the trust will elect to offset any premium against interest income on the loans or to include any discount in income currently as it accrues over the life of the loans. The trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a loan-by-loan basis. As indicated above, a portion of this premium deduction or market discount income may be allocated to certificateholders.

  Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss for distributions from the trust. A certificateholder will recognize gain, however, to the extent that any money distributed exceeds the certificateholder's adjusted basis in its certificates immediately before the distribution described in this prospectus under "Disposition of Certificates". A certificateholder will recognize loss upon termination of the trust or termination of the certificateholder's interest in the trust if the trust only distributes money to the certificateholder and the amount distributed is less than the certificateholder's adjusted basis in the certificates. This gain or loss generally will be capital gain or loss if the certificates are held as capital assets and will be long-term gain or loss if the holding period of the certificates is more than one year.

  Section 708 Termination. Under Section 708 of the IRS code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under treasury regulations, if such a termination occurs, the trust will be considered to have contributed the assets of the trust (the old partnership) to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange for United States federal income tax purposes.

  Disposition of Certificates. If a certificateholder sells a certificate, the certificateholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the seller's tax basis in the certificate. A certificateholder's tax basis in a certificate generally will equal the certificateholder's cost increased by the certificateholder's share of trust income and decreased by any distributions received for that certificate. In addition, both the tax basis in the certificate and the amount realized on a sale of a certificate would include the certificateholder's share of the notes and other liabilities of the trust. A certificateholder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in these certificates, and, upon sale or other disposition of some of these certificates, allocate a portion of such aggregate tax basis to the certificates sold, rather than maintain a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

  Any gain on the sale of a certificate attributable to the certificateholder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the certificateholder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. To avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

  If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described in the paragraphs above, over the life of the certificates that exceeds the aggregate cash distributions, the excess generally will give rise to a capital loss upon the retirement of the certificates.

  Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the related record date. As a result, a certificateholder purchasing a certificate may be allocated tax items, which will affect the certificateholder's tax liability and tax basis, attributable to periods before the certificateholder actually owns the certificate. The use of this convention may not be permitted by existing regulations. If a monthly convention is not permitted, or only applies to transfers of less than all of the certificateholder's interest, taxable income or losses of the trust may be reallocated among the certificateholders. The general partner is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a certificateholder sells a certificate at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificate than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under Section 754 of the IRS code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. As a result, certificateholders may be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

  Administrative Matters. Under the administration agreement, the trustee will monitor the performance of the following responsibilities of the trust by other service providers. The trust is required to keep or have kept complete and accurate books of the trust. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trust will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to certificateholders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with specific required information statements relating to identification of beneficial owners of certificates and those nominees will be required to forward this information to the beneficial owners. Generally, certificateholders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the certificateholder notifies the IRS of any inconsistencies.

  We or our subsidiary as identified in the applicable prospectus supplement will be designated as the tax matters partner in the trust agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The IRS code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under specific circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

  Tax Consequences to Foreign Certificateholders. It is not clear whether the trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes for non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust will be engaged in a trade or business in the United States for this purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. It is expected that the trust will withhold on the portion of its taxable income that is allocable to foreign certificateholders under Section 1446 of the IRS code, as if this income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign certificateholders. Subsequent adoption of treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a certificateholder's nonforeign status, the trust may rely on Form W-8, Form W-9 or the certificateholder's certification of nonforeign status signed under penalties of perjury.

  Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax on its share of the trust's income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally will be entitled to file with the IRS a claim for refund for taxes withheld by the trust, taking the position that no taxes are due because the trust is not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  Backup Withholding. Under specific circumstances, a certificateholder may be subject to backup withholding at a 31% rate. See the discussion above in this prospectus under "Certain Federal Income Tax Consequences--Tax Consequences to Noteholders--Backup Withholding."

                     CERTAIN STATE INCOME TAX CONSEQUENCES

  The activities to be undertaken by the servicer in servicing and collecting the loans will take place in Minnesota. The State of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated by these statutes, and applicable judicial or ruling authority, all of which are subject to change, which may be retroactive. No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

  If the notes are treated as debt for federal income tax purposes, in the opinion of counsel this treatment will also apply for Minnesota tax purposes. Noteholders not otherwise subject to Minnesota income or franchise taxation would not become subject to this tax solely because of their ownership of the notes. Noteholders already subject to income or franchise taxation in Minnesota could, however, be required to pay this tax on all or a portion of the income generated from ownership of the notes.

  If the trust is treated as a partnership, not taxable as a corporation, for federal income tax purposes, in the opinion of counsel the trust would also be treated as a partnership for Minnesota income tax purposes. The partnership therefore would not be subject to Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to this tax solely because of their interests in the partnership. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay this tax on all or a portion of the income from the partnership.

  If the certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation for federal income tax purposes, in the opinion of counsel this treatment would also apply for Minnesota income and franchise tax purposes. Under this treatment, the trust would be subject to the Minnesota franchise tax measured by net income, which could result in reduced distributions to certificateholders. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to this tax solely because of their interests in the constructive corporation. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay this tax on all or a portion of the income from the constructive corporation.

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974 imposes requirements on employee benefit plans subject to ERISA ("Plans") and on persons who are fiduciaries for these Plans. Generally, ERISA applies to investments made by the Plans. Among other requirements, ERISA mandates that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of the Plans. Under ERISA, and subject to exemptions not relevant to this offering, any person who exercises any authority or control over the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of Plans be invested and managed for the exclusive benefit of Plan participants and beneficiaries, a determination by the Plan fiduciary that this investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and selected church plans (as defined in ERISA Section 3(33)), are not subject to ERISA. Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described above and in the paragraphs below, subject to the provisions of applicable state law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the IRS code however, is subject to the prohibited transaction rules provided in Section 503 of the IRS code.

  In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the IRS code, prohibit a broad range of transactions involving Plan assets and persons having specified relationships to a Plan ("parties in interest" within the meaning of ERISA, and "disqualified persons" within the meaning of ERISA). These transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the IRS code. An investment in the certificates by a Plan might constitute prohibited transactions under the foregoing provisions unless an administrative exemption applies. In addition, if an investing Plan's assets were deemed to include an interest in the assets of the loan pool and not merely an interest in the certificates, transactions occurring in the operation of the loan pool might constitute prohibited transactions unless an administrative exemption applies. Exemptions which may be applicable to the acquisition and holding of the certificates or to the servicing and operation of the loan pool are noted in the paragraphs below.

  The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-
101) concerning the definition of what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an equity investment will be deemed for purposes of ERISA to be assets of the investing plan unless particular exceptions apply. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly offered security. A publicly offered security, as defined under the regulation, is a security that is widely held, freely transferable, and registered under the Securities Exchange Act of 1934. The certificates are not expected to be publicly offered securities under the terms of this regulation.

  Relief from the prohibited transaction rules of Section 406 and 407 of ERISA (and from the prohibited transaction excise tax provisions of Section 4975 of the IRS code) may be found under the provisions of specific statutory or administrative exemptive relief authorized under Section 408 of ERISA. In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of mortgage pool pass-through certificates in the initial issuance of such certificates. PTE 83-1 permits, subject to specific conditions, transactions which might otherwise be prohibited between Plans and parties in interest for those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of specific mortgage pool pass-through certificates representing an interest in these mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in certificates that represent interests in a mortgage pool consisting of single family loans will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with parties in interest who are not fiduciaries) if the Plan purchases such certificates at no more than fair market value, and will be exempt from the prohibitions of Section 406(b)(1) and (2) of ERISA (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25 percent of the certificates, and at least 50 percent of all the certificates are purchased by persons independent of the pool sponsor or pool trustee. However, PTE 83-1 does not provide an exemption for transactions involving subordinate certificates or for certificates representing an interest in conditional sales loans and installment sales or loan agreements secured by housing like the loans.

  We cannot assure you that any of the exceptions provided in the regulation described in the paragraph above, PTE 83-1 or any other administrative exemption under ERISA, will apply to the purchase of certificates offered under this prospectus, and, as a result, an investing Plan's assets could be considered to include an undivided interest in the home equity loans and any other assets held in the loan pool. If the assets of a loan pool are considered assets of an investing Plan, we, the servicer, the trustee and other persons, in providing services on the loans, may be considered fiduciaries to the Plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the IRS code for transactions involving those assets unless a statutory or administrative exemption applies.

  Any Plan fiduciary considering the purchase of a certificate should consult with its counsel about the potential applicability of ERISA and the IRS code to the investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

  PTE 95-60 exempts from ERISA's prohibited transaction rules transactions engaged in by insurance company general accounts in which an employee benefit plan has an interest if specified conditions are met. Additional exemptive relief is provided for plans to engage in transactions with persons who provide services to insurance company general accounts. PTE 95-60 also permits transactions relating to the origination and operation of asset pool investment trusts in which an insurance company general account has an interest as the result of the acquisition of certificates issued by the trust.

  PTE 95-60 will provide an exemption for transactions involving certificates representing interests in asset-backed pass-through trusts that consist of specific receivables, loans and other obligations that meet the conditions and requirements of PTE 95-60. The receivables covered by PTE 95-60 include home equity installment sale loans and installment loan agreements such as the home equity loans in the loan pool. The exemption offered by PTE 95-60 is conditioned upon compliance with the requirements of one of several "underwriter exemptions," other than compliance with the requirements that the certificates acquired by the general account not be subordinated and receive a rating that is in one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch.

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the IRS code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the IRS code, for transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL published proposed regulations ("Proposed 401(c) Regulations") on December 22, 1997 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the IRS code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless

    (1) as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations; or

    (2) an action is brought by the Secretary of Labor for breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel about the applicability of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable prospectus supplement, any securities offered here are not expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because there will be a substantial number of loans that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the securities.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, individual state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of selected investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                                    RATINGS

  It is a condition precedent to the issuance of any class of securities sold under this prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories within which there may be sub-categories or gradations indicating relative standing. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any series of securities should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  We may sell securities of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place securities directly to other purchasers or through agents. We intend that securities will be offered through various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of these methods.

  The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

  If so specified in the prospectus supplement relating to a series of securities, we or our affiliate may purchase some or all of one or more classes of securities of a series from the underwriter or underwriters at a price specified in the prospectus supplement. The purchaser may after that from time to time offer and sell, under this prospectus, some or all of the securities so purchased directly, through one or more underwriters to be designated at the time of the offering of the securities or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner described in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities of a series to or through dealers and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities of a series may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriters or agents will be identified, and any such compensation received from us will be described, in the prospectus supplement.

  Under agreements which may be entered into by us, underwriters and agents who participate in the distribution of the securities may be entitled to indemnification by us against specific liabilities, including liabilities under the Securities Act.

  If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the securities from us under loans providing for payment and delivery on a future date. Institutions with which such loans may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by us. The obligation of any purchaser under that loan will be subject to the condition that the purchaser of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject from purchasing such securities. The underwriters and other agents will not have responsibility for the validity or performance of those loans.

  The underwriters may, from time to time, buy and sell securities, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

  Some of the underwriters and their associates may engage in transactions with and perform services for us in the ordinary course of business.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the securities. These types of transactions may include stabilizing, the purchase of securities to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

  The indenture trustee, if any, may, from time to time, invest the funds in the designated accounts in eligible investments acquired from the underwriters.

  Under each underwriting agreement, the closing of the sale of any class of securities subject to that underwriting agreement will be conditioned on the closing of the sale of all other such classes.

  The place and time of delivery for the securities for which this prospectus is delivered will be described in the related prospectus supplement.

                                 LEGAL MATTERS

  Selected matters relating to the validity of the certificates and the notes will be passed upon for us by the our counsel as identified in the applicable prospectus supplement. The validity of the certificates and the notes will be passed upon for the underwriters named in the applicable prospectus supplement by the counsel for the underwriters identified in the that prospectus supplement.

                                    EXPERTS

  The consolidated financial statements of Green Tree as of December 31, 1998 and for the year ended December 31, 1998, incorporated by reference in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Green Tree as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 are incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference in this prospectus, and upon the authority of KPMG Peat Marwick LLP as experts in accounting and auditing.

                                 GLOSSARY

  For the purposes of this prospectus and the prospectus supplement, the following terms will have the following meanings:

  "Amount available" with respect to any distribution date, means generally the sum of payments on the loans due and received during the preceding month, prepayments and other unscheduled collections received during the preceding month, any amounts deposited in respect of purchased loans, any interest rate cap payment, any guaranty payment, and all earnings from the investment of funds in the collection account.

  The "formula principal distribution amount" for any distribution date (but subject to the last sentence of this definition) will generally be equal to the sum of the following amounts with respect to the monthly period, in each case computed in accordance with the method specified in each home equity loan:

    (i) all scheduled payments of principal due on each outstanding home equity loan during the monthly period,

    (ii) all partial principal prepayments applied and all principal prepayments in full received during the monthly period in respect of each home equity loan,

    (iii) the scheduled principal balance of each home equity loan that became a liquidated loan during the monthly period,

    (iv) the scheduled principal balance of each home equity loan which, during the monthly period, was purchased by us as a result of a breach of a representation or warranty or by the servicer as a result of an uncured breach of a covenant under the sale and servicing agreement, and

    (v) with respect to the distribution date in     1999, any remaining
  amounts on deposit in the pre-funding account.

The formula principal distribution amount for the distribution date in 2029, will be the sum of the note principal balance and the certificate principal balance.

  "Liquidated loan" means any defaulted loan as to which the servicer has determined that all amounts which it expects to recover from or on account of such loan through the date of disposition of the real property have been recovered; provided that any defaulted loan in respect of which the real property has been realized upon and disposed of and proceeds of such disposition have been received shall be deemed to be a liquidated loan.

  "Purchased loan" means a loan that:

  . We have become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach by us of a representation or warranty made by us for such loan or

  . the servicer has become obligated to repurchase, or, under certain circumstances, has elected to repurchase, as a result of an uncured breach of the covenants made by it for that such loan.

  "Noteholders' distributable amount" means, for any distribution date, the sum of the noteholders' interest distributable amount and the noteholders' principal distributable amount.

  "Noteholders' interest distributable amount" means, for any distribution date, the sum of the noteholders' monthly interest distributable amount for such distribution date and the noteholders' interest carryover shortfall for the distribution date.

  "Noteholders' monthly interest distributable amount" means, for any distribution date, interest accrued for the monthly interest period on each class of notes at the respective interest rate for such class on:

  (1) the outstanding principal balance of the notes of such class and

  (2) the aggregate unreimbursed principal liquidation losses of the class on each prior distribution date, in each case after giving effect to all payments of principal to the noteholders of the class on the immediately preceding distribution date.

  "Principal liquidation loss" means, for any distribution date and any class of notes, the amount by which the aggregate principal balance of the class and each junior class and the certificate principal balance, after giving effect to any principal liquidation losses imposed on such junior classes and certificates, exceeds the pool scheduled principal balance, after giving effect to all distributions of principal on such distribution date.

  "Principal balance" means, with respect to any determination date and any class of notes, the original principal balance of a class minus all amounts previously distributed in respect of principal of the class and minus any unreimbursed principal liquidation losses of such class.

  "Noteholders' interest carryover shortfall" means, for any distribution date, the excess of the noteholders' monthly interest distributable amount for the preceding distribution date and any outstanding noteholders' interest carryover shortfall on such preceding distribution date, over the amount in respect of interest that is actually deposited in the note distribution account on the preceding distribution date, plus interest on the amount of interest due but not paid to noteholders on the preceding distribution date, to the extent permitted by law, at the respective interest rate for each class of notes for the applicable monthly interest period.

  "Noteholder's principal distributable amount" means, for any distribution date, the sum of the noteholders' monthly principal distributable amount for the distribution date and the noteholders' unpaid principal shortfall as of the close of the preceding distribution date; provided, however, that the noteholders' principal distributable amount shall not exceed the outstanding principal balance of the notes, and provided further, that the noteholders' principal distributable amount on the final scheduled distribution date shall not be less than the amount that is necessary, after giving effect to other amounts to be deposited in the note distribution account on such distribution date and allocable to principal, to reduce the outstanding principal balances, including all unreimbursed principal liquidation losses, of all classes of notes to zero.

  "Noteholders' monthly principal distributable amount" means, for any distribution date, the noteholders' percentage of the formula principal distribution amount plus the aggregate unreimbursed principal liquidation losses of each class of notes.

  "Noteholders' percentage" means, 100% until and including the distribution date on which the aggregate principal balance of the notes are paid in full and 0% thereafter.

  "Noteholders' unpaid principal shortfall" means, as of the close of any distribution date, the excess of the noteholders' monthly principal distributable amount and any outstanding noteholders' unpaid principal shortfall from the preceding distribution date over the amount in respect of principal that is actually deposited in the note distribution account on such distribution date.

  "Certificateholders' distributable amount" means, for any distribution date, the sum of the certificateholders' interest distributable amount and the certificateholders' principal distributable amount.

  "Certificateholders' interest distributable amount" means, for any distribution date, the sum of the certificateholders' monthly interest distributable amount for such distribution date and the certificateholders' interest carryover shortfall for such distribution date.

  "Certificateholders' monthly interest distributable amount" means, for any distribution date, interest accrued at the pass-through rate on:

  (1) the certificate principal balance and

  (2) the aggregate unreimbursed certificate principal liquidation losses on each prior distribution date, in each case after giving effect to all payments of principal to the certificateholders on the immediately preceding distribution date.

  "Certificate principal liquidation loss" means, for any distribution date, the amount by which the aggregate principal balance of the notes and the certificate principal balance exceeds the pool scheduled principal balance, after giving effect to all distributions of principal on such distribution date.

  "Certificate principal balance" equals, initially, approximately $     and,
after that, equals the original certificate principal balance, reduced by all amounts allocable to principal previously distributed to certificateholders minus any unreimbursed certificate principal liquidation losses.

  "Certificateholders' interest carryover shortfall" means, for any distribution date, the excess of the certificateholders' monthly interest distributable amount for the preceding distribution date and any outstanding certificateholders' interest carryover shortfall on the preceding distribution date, over the amount in respect of interest at the pass-through rate that is actually deposited in the certificate distribution account on such preceding distribution date, plus interest on such excess, to the extent permitted by law, at the pass-through rate from such preceding distribution date to but excluding the current distribution date.

  "Certificateholders' principal distributable amount" means, for any distribution date, the sum of the certificateholders' monthly principal distributable amount for such distribution date and the certificateholders' unpaid principal shortfall as of the close of the preceding distribution date; provided, however, that the certificateholders' principal distributable amount shall not exceed the certificate principal balance plus any unreimbursed certificate principal liquidation losses. In addition, on the final scheduled distribution date, the principal required to be deposited into the certificate distribution account shall not be less than the amount that is necessary, after giving effect to the other amounts to be deposited in the certificate distribution account on such distribution date and allocable to principal, to reduce to zero the certificate principal balance plus the unreimbursed certificate principal liquidation losses.

  "Certificateholders' monthly principal distributable amount" means, for any distribution date prior to the distribution date on which the notes are paid in full, zero; and with respect to any distribution date commencing on the distribution date on which the notes are paid in full, the formula principal distribution amount, less, on the distribution date on which the notes are paid in full, the portion thereof payable on the notes.

  "Certificateholders' unpaid principal shortfall" means, as of the close of any distribution date, the excess of the certificateholders' monthly principal distributable amount and any outstanding certificateholders' unpaid principal shortfall from the preceding distribution date, over the amount in respect of principal that is actually deposited in the certificate distribution account.

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  For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information contained in this prospectus supplement is not complete and   +
+may be changed. We may not sell these securities until the registration       +
+statement filed with the Securities and Exchange Commission is effective. + +This prospectus supplement is not an offer to sell these securities, and its + +is not soliciting an offer to buy these securities in any state where the +
+offer or sale is not permitted.                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS SUPPLEMENT                        Prospectus Supplement to Base No. 3
(To prospectus dated      , 1999)

                              $      (Approximate)

GREEN TREE
                              Seller and Servicer

            Certificates for Home Improvement and Home Equity Loans
                                 Series 1999-

                                  -----------

  The certificates will consist of    classes, but we are offering only the
following classes now:

                                  Pass-
                  Approximate    Through                 Underwriting Proceeds to
Class           Principal Amount  Rate   Price to Public   Discount     Company
-----           ---------------- ------- --------------- ------------ -----------
HI: A-1.......    $                   %            %              %            %
HI: A-2.......    $                   %            %              %            %
HI: A-3.......    $                   %            %              %            %
HE: A-1A NAS..    $                   %            %              %            %
HE: A-1B ARM..    $                   %            %              %            %
HE: A-1.......    $                   %            %              %            %
HE: A-2.......    $                   %            %              %            %
HE: A-3.......    $                   %            %              %            %
HE: A-4.......    $                   %            %              %            %
HE: A-5 IO....    $                   %            %              %            %
HE: M-1.......    $       (1)         %            %              %            %
Total.........    $                                        $          $

(1) Or the weighted average of the rates on the loans in the related loan sub-pool, if less.

You should consider carefully the risk factors beginning on page S-21 in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

  The underwriters named below will offer these securities, other than the Class HE: A-5 IO and Class HE: M-1 certificates, to the public at the offering price listed on this cover page and they will receive the discount listed above. See "Underwriting" on page S-141 in this prospectus supplement and on page 67 in the prospectus.

                                 [Underwriters]

              The date of this prospectus supplement is     , 1999

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                           Page
                                                                           -----
Summary of the Terms of the Certificates..................................   S-4
Risk Factors..............................................................  S-21
Structure of the Transaction..............................................  S-26
Use of Proceeds...........................................................  S-28
The Loans.................................................................  S-29
Yield and Prepayment Considerations.......................................  S-55
Green Tree Financial Corporation..........................................  S-75
Description of the Certificates...........................................  S-76
Description of the Swap Counterparty and the Swap Agreement............... S-129
Description of the Limited Guaranties..................................... S-131
Certain Federal Income Tax Consequences................................... S-133
ERISA Considerations...................................................... S-135
Underwriting.............................................................. S-141
Legal Matters............................................................. S-142
Annex I...................................................................   A-1

                                   Prospectus

Important Notice about Information Presented in this Prospectus
 and the Accompanying Prospectus Supplement...............................     2
The Trust.................................................................     3
Use of Proceeds...........................................................     8
Green Tree Financial Corporation..........................................     8
Yield Considerations......................................................    12
Maturity and Prepayment Considerations....................................    12
Description of the Certificates...........................................    13
Description of FHA Insurance..............................................    22
Servicing.................................................................    24
Certain Legal Aspects of the Loans; Repurchase Obligations................    27
ERISA Considerations......................................................    40
Certain Federal Income Tax Consequences...................................    43
Legal Investment Considerations...........................................    67
Ratings...................................................................    67
Underwriting..............................................................    67
Legal Matters.............................................................    69
Experts...................................................................    69
Glossary..................................................................    70

  You should rely only on the information contained in this prospectus. Green Tree and the underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Green Tree and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

  This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation, about our home equity and home improvement lending business, and about any series of certificates for home improvement and home equity loans that we may wish to sell. This prospectus supplement contains more detailed information about the specific terms this series of certificates. If the description of the terms of your certificate varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

  If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from us or an underwriter by asking for it.

  No prospectus regarding these certificates has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These certificates may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or
(2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase certificates or offering certificates for purchase, to any person in the United Kingdom who (1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or
(2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

This summary highlights selected information regarding the certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the certificates, read this entire prospectus supplement and the accompanying prospectus. In particular, we will refer throughout this summary to sections of this prospectus supplement or the prospectus, or both, which will contain more complete descriptions of the matters summarized. All these references will be to sections of this prospectus supplement only unless we note otherwise.

  Home Improvement and Home Equity Loan Trust 1999- and Grantor Trust 1999-will issue the classes of certificates listed in the table below.

                                                 Approximate      Moody's Fitch
Class                       Certificate Rate Principal Amount (1) Rating  Rating
-----                       ---------------- -------------------- ------- ------
HI: A-1....................           %           $
HI: A-2....................
HI: A-3....................
HI: M-1....................
HI: M-2....................         (1)
HI: B-1....................
HI: B-2....................         (1)
HE: A-1A NAS...............
HE: A-1B ARM...............
HE: A-1....................
HE: A-1 Underlying.........
HE: A-2....................
HE: A-3....................
HE: A-4....................         (1)
HE: A-5 IO.................         (2)
HE: M-1....................
HE: M-2....................
HE: B......................
C Master...................         (3)
C Subsidiary...............         (3)

--------

(1) Or the weighted average of the rates on the loans in the related loan sub-pool, if less.

(2) Interest on the Class HE: A-5 IO certificates will be based on a notional principal amount. That notional principal amount will equal $ (or the Class HE: A Principal Balance, if less) for the first 24 months, and will equal zero thereafter.

(3) This class is not entitled to any distributions of interest.

  Only some classes of the certificates are being offered under this prospectus supplement and the prospectus, and they are identified on the cover page of this prospectus supplement. Green Tree or one of its affiliates, initially will retain the Class HI: M-1, Class HI: M-2, Class HI: B-1, Class HI: B-2,
Class HE: M-2, Class HE: B, Class C master and Class C subsidiary certificates, but may sell any or all of these certificates at a later date.

  We will not issue or sell the certificates unless S&P and Fitch assign each class at least the rating listed above. The rating of each class of certificates by Moody's and Fitch addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The ratings of the Class HE: A-1B ARM certificates do not address the likelihood of payment of supplemental interest in the event the available funds pass-through rate is less than one month LIBOR plus the pass-through margin, as described under "Description of the Loans--Distributions on Sub-Pool HE Certificates." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

  The ratings of the Class HE: B certificates and Class HI: B-2 certificates are based in part on an assessment of our ability to make payments under the Class HE: B limited guaranty and the Class HI: B-2 limited guaranty. Any reduction in the rating of Green Tree's debt securities may result in a similar reduction in the ratings of the Class HE: B and Class HI: B-2 certificates.


  The ratings of the Class HE: A-1 certificates are based partially on the creditworthiness of the swap counterparty. Any reduction in the rating assigned to the swap counterparty would likely result in a reduction in the ratings of the Class HE: A-1 certificates.

Seller and Servicer.........
                              Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Trustee.....................
                              [Trustee], as trustee for the Home Improvement and Home Equity loan trust 1999- and Grantor trust 1999- .

Payment Date................

                              For the certificates, other than the Class HE: A-1 certificates, the fifteenth day of each month, or, if that fifteenth day is not a business day, the next succeeding business day, beginning on
                                  , 1999. For the Class HE: A-1 certificates,
                              the eighteenth day of each month during the term of a swap agreement, or if that eighteenth day is not a business day, the next succeeding business day. The payment date for the Class HE: A-1 certificates will be an earlier day, but not earlier than the payment date for the other certificates, if the trustee receives any required swap payment before 11:00 a.m. Central Standard Time on the earlier day. The payment date for the Class HE: A-1 certificates will be the same as the payment date for the other certificates after the swap agreement terminates.

Record Date.................
                              The business day just before the related payment
                              date, beginning in      1999.

Sub-Pool HI Certificates....
                              Payments of principal and interest on some of the certificates will be made primarily from payments on the loans included in sub-pool HI.

Sub-Pool HE Certificates....

                              Payments of principal and interest on some of the certificates will be made primarily from payments on the loans included in sub-pool HE. Certain payments of interest on the Class HE: A-1 certificates may be made by a swap counterparty under a swap agreement.

Distributions on Sub-Pool
HI Certificates.............

                              Distributions on the sub-pool HI certificates on any payment date will be made primarily from amounts collected on the home improvement loans comprising sub-pool HI during the prior calendar month. On each payment date, the trustee will apply the sub-pool HI amount available to make distributions of principal and interest on the sub-pool HI certificates in the following order of priority:

                                ^  Class HI: A interest;

                                ^  Class HI: M-1 interest;

                                ^  Class HI: M-2 interest;

                                ^  Class HI: B-1 interest;

                                ^  Principal on the class or classes of Class
                                   HI: A certificates then entitled to
                                   principal;

                                ^  Principal on the Class HI: M certificates
                                   (if due);

                                ^  Class HI: B-1 principal (if due);

                                ^  Class HI: B-2 interest; and

                                ^  Class HI: B-2 principal (if due).

                              This prospectus supplement summarizes in the next 3 pages the amounts of interest and principal to be paid on each payment date. See "Description of the Certificates--Payments on Loans."

A. Interest on the Class
HI: A, Class HI:M-1, Class
HI: M-2, and Class HI: B-1
Certificates................
                              Interest will be payable

                                .   first to each class of the Class HI: A
                                    certificates concurrently,

                                .   then to the Class HI: M-1 certificates,

                                .   then to the Class HI: M-2 certificates and

                                . then to the Class HI: B-1 certificates. See "Description of the Certificates-- Distributions on Sub-Pool HI Certificates" and "--Losses on Liquidated Home Improvement Loans."

B. Principal on the Class
HI: A, Class HI: M-1, Class
HI: M-2 and Class HI: B-1
Certificates................

                              After paying the amounts of interest due on the sub-pool HI certificates described above, the trustee will then apply the remaining sub-pool HI amount available to pay principal on the Class
                              HI: A, Class HI: M-1, Class HI: M-2 and Class HI:
                              B-1 certificates. A predetermined class
                              percentage of scheduled and unscheduled principal payments and other recoveries on the home improvement loans for that payment date, plus any supplementary principal distribution required because of high losses on the FHA home improvement loans, will be paid:

                                ^  to the Class HI: A-1 certificates until
                                   retired, then

                                ^  to the Class HI: A-2 certificates until
                                   retired, then

                                ^  to the Class HI: A-3 certificates until
                                   retired, then

                                ^  to the Class HI: M-1 certificates until
                                   retired, and then

                                ^  to the Class HI: M-2 certificates until
                                   retired.

                              The trustee will pay principal on the Class HI:
                              B-1 certificates from available funds in an
                              amount equal to a percentage of the loan payments and recoveries described above. Prior to the
                              payment date in          , the percentage will
                              probably be zero. After that assuming
                              delinquencies, defaults and losses on the home improvement loans remain below certain thresholds and that the ratio of the aggregate outstanding principal balance of the Class HI: B certificates to the total outstanding balance of sub-pool HI has become at least 20%, the percentage will generally equal this ratio. See "Description of the certificates--Distributions on Sub-Pool HI certificates."

C. Class HI: B-2 Interest...

                              After paying the amounts of interest and principal due on the other sub-pool HI certificates described above, the trustee will then apply the remaining sub-pool HI amount available to pay interest on the Class HI: B-2 certificates.

D. Class HI: B-2
Principal...................  After paying the amounts of interest and principal due on the sub-pool HI certificates described above, the trustee will then apply the remaining sub-pool HI amount available to pay principal due on the Class HI: B-2 certificates. In general, principal will not be payable on the Class HI: B-2 certificates until the Class HI: B-1 certificates have been retired. After that has occurred, the Class HI: B-2 certificates will generally be entitled to receive principal in an amount equal to a percentage of the loan payments and recoveries described above. The principal balance of the Class HI: B-2 certificates will
                              generally not be reduced below $     until the
                              Class HI: A, Class HI: M and Class HI: B-1 certificates have been paid in full.

E. Class HI: B-2 Limited
Guaranty....................

                              We will guarantee payment of interest and principal on the Class HI: B-2 certificates. The Class HI: B-2 limited guaranty is of no benefit to any other class of certificates and will be an unsecured general obligation of us unsupported by any letter of credit or other credit enhancement. See "Description of the Class HI: B-2 Limited Guaranty."

Grantor Trust...............

                              The Class HE: A-1 certificates will represent undivided ownership interests in the assets held by Green Tree Grantor Trust 1999- . The assets of the grantor trust will consist of:

                                (1) the Class HE: A-1 underlying certificates
                                    issued by the home improvement and home
                                    equity loan trust 1999-  and

                                (2) a swap agreement between the grantor trust
                                    and a swap counterparty.

                              Under the swap agreement, the swap counterparty will be obligated to pay to the trustee the amount by which the interest due to the Class
                              HE: A-1 certificates on a payment date exceeds the amount of interest due to the trustee for that payment date on the Class HE: A-1 underlying certificate. The grantor trust will be created pursuant to a trust agreement between us and the trustee.

Swap Counterparty...........
                              Westdeutsche Landesbank Girozentrale, a bank organized under the laws of the State of North Rhine-Westphalia, acting through its New York branch. See "Description of the Swap Counterparty."

Reserve Account.............
                              The Class HE: A and Class HE: M
                              certificateholders will have the benefit of a reserve account to cover liquidation losses on the home equity loans. The reserve account will
                              equal $     on the closing date. Withdrawals will
                              be made from the reserve account to cover liquidation losses on the home equity loans, and to repay the loan used to fund the reserve account. Additions will be made to the reserve account from the sub-pool HE amount available in an amount equal to those withdrawals from the reserve account that are used to repay the loan upon certain triggering events described below.

Reserve Account Loan........
                              The reserve account will be fully funded on the closing date by a loan. Loan fees on the reserve account loan will be paid on each payment date from the amount available to pay the Class HE certificateholders.

                              Amounts will be released on each payment date from the reserve account to pay a portion of the principal on the reserve account loan, commencing
                              on or after the payment date in      if on that
                              payment date, certain tests have been met. The loan reduction amount on this payment date will be the excess of the sum of the Class HE: B adjusted principal balance and the reserve account balance over 16% of the pool scheduled principal balance of sub-pool HE on that payment date.

                              However, if the Class HE: A and Class HE: M certificate principal balances have been reduced to zero, the reserve account balance will also be reduced to zero.

                              In addition, if on a payment date certain triggering events have occurred, amounts will be released from the reserve account to pay the reserve account loan on that payment date, and on each succeeding payment date, until the triggering event is cured. In this case, the amount of the repayment on that date will generally equal the amount available to Class HE certificateholders on that payment date minus all amounts which the Class HE: A and Class HE: M certificateholders are entitled to receive on that payment date. A triggering event will occur if liquidation losses on loans included in sub-pool HE exceed specified amounts, if prepayments fall below certain levels, or if the sub-pool HE amount available, after payment of interest and principal to Class HE: A and Class HE: M certificateholders, is less than a specified amount.

                              On the earlier of the payment date in      or the
                              payment date on which any termination event has occurred, a portion of the sub-pool HE amount available may be applied to pay the reserve account loan on that payment date, and on each succeeding payment date, until the reserve account loan has been paid in full. In this case, the amount of each repayment will generally equal the amount available to the Class HE certificateholders on that payment date minus all amounts which the Class HE: A and Class HE: M certificateholders are entitled to receive on that payment date. Termination events include

                                .   an event of default under the reserve
                                    account loan agreement,

                                . the exercise by the servicer of its right to purchase the loans in the trust created under the pooling and servicing agreement after the scheduled principal balance of all the loans is less than 10% of the aggregate principal balance of the certificates on the closing date,

                                . and the failure of certain tests related to the performance of the loans included in sub-pool HE.

Distributions on Sub-Pool
HE Certificates.............

                              Distributions on the sub-pool HE certificates on any payment date will be made primarily from amounts collected on the home equity loans comprising sub-pool HE during the prior calendar month. On each payment date, the trustee will apply these amounts to make distributions of principal and interest on the sub-pool HE certificates in the following order of priority:

                                ^  Class HE: A interest;

                                ^  Class HE: M-1 interest;

                                ^  Class HE: M-2 interest;

                                ^  Principal on the class or classes of Class
                                   HE: A certificates then entitled to
                                   principal;

                                ^  Principal on the Class HE: M certificates
                                   (if due);

                                ^  Class HE: B interest; and

                                ^  Class HE: B principal (if due).

                              This prospectus supplement summarizes in the next 3 pages the amounts of interest and principal to be paid on each payment date. See "Description of the Certificates--Payments on Loans."

A. Interest on the Class
HE: A, Class HE: M-1 and
Class HE: M-2
Certificates................

                              Interest will be payable:

                                .   first to each class of Class HE: A
                                    certificates concurrently, including the
                                    Class HE: A-1 underlying certificate but excluding the Class HE: A-1 certificates,

                                .   then to the Class HE: M-1 certificates

                                . and then to the Class HE: M-2 certificates, to the extent of the sub-pool HE amount available.

                              Certain payments of interest on the Class HE: A-1 certificates may be made by a swap counterparty under a swap agreement. See "Description of the Certificates--Distributions on Sub-Pool HE Certificates" and "--Losses on Liquidated Home Equity Loans."

B. Principal on the Class
HE: A, Class HE: M-1 and
Class HE: M-2
Certificates................

                              After paying the amounts due on the sub-pool HE certificates described above, the trustee will then apply any remaining amounts available, plus withdrawals from a reserve account to cover any liquidation losses, to pay principal on the Class
                              HE: A certificates, except the Class HE: A-5 IO certificates, which will receive no principal, Class HE: M-1 and Class HE: M-2 certificates, in the amounts and order of priority described below:

                                .   First, the trustee will distribute a
                                    formula amount based on the amount of
                                    principal due on the adjustable rate home equity loans for that payment date to the Class HE: A-1A NAS certificates and the Class HE: A-1B ARM certificates according to the Class HE: A-1A NAS percentage and the Class HE: A-1B ARM percentage.

                                .   Second, the trustee will distribute a
                                    formula amount based on the amount of
                                    principal due on the group I home equity
                                    loans for that payment date, to the Class
                                    HE: A-1 certificates. Each group I loan,
                                    together with any prior mortgage, has an
                                    original principal balance of no more than
                                    $       .

                                .   Third, the trustee will distribute a
                                    formula amount based on the amount of
                                    principal due on the group II home equity loans for that payment date. These distributions will be made:

                                     ^  to the Class HE: A-2 certificates until
                                        retired, then

                                     ^  to the Class HE: A-3 certificates until
                                        retired, and then

                                     ^  to the Class HE: A-4 certificates until
                                        retired.

                              After paying the amounts of interest and principal due on the sub-pool HE certificates described above and the satisfaction of certain additional tests, the trustee will then apply any remaining amounts available, plus withdrawals from a reserve account to cover liquidation losses, to pay principal to the Class HE: M-1 and Class HE: M-2 certificates according to a formula based on a percentage of the principal balance of the home equity loans. See "Description of the Certificates--Distributions on Sub-Pool HE Certificates."

C. Class HE: B Interest.....

                              After paying the amounts of interest and principal due on the sub-pool HE certificates, the trustee will then apply the remaining sub-pool HE amount available to pay interest on the Class HE: B certificates, unless the reserve account lenders are entitled to loan payments as a result of a triggering event or termination event under the reserve account loan.

D. Class HE: B Principal....
                              After paying the amounts of interest and principal due on the sub-pool HE certificates, the trustee will then apply the remaining sub-pool HE amount available to pay principal due on the Class HE: B certificates. Class HE: B certificates will not be paid principal before

                                .       ,

                                .   the reserve account has been reduced to
                                    zero

                                .   and certain tests are satisfied.

                              The principal balance of the Class HE: B
                              certificates will generally not be reduced below
                              $     until the Class HE: A and Class HE: M
                              certificates have been retired. Principal will be distributed generally according to a formula amount dictated by the principal balance of the home equity loans.

E. Class HE: B Limited
Guaranty....................

                              We will guarantee payment of interest and principal on the Class HE: B certificates. The Class HE: B limited guaranty is of no benefit to any other class of certificates and will be an unsecured general obligation of us unsupported by any letter of credit or other credit enhancement. See "Description of the Class HE: B Limited Guaranty."



Home Improvement Loans......
                              Sub-pool HI will consist of a pool of
                              conventional and FHA-insured home improvement loans and promissory notes. This prospectus supplement provides information regarding a portion of the home improvement loans,
                              representing about   % of sub-pool HI. We will
                              transfer another portion of the home improvement loans to the trust on the closing date, and will transfer the remaining home improvement loans to the trust within 60 days after the closing date.


                              On the cut-off date the first portion of home improvement loans have the following characteristics:

                                .       are conventional and     are FHA-
                                    insured;

                                . all are secured by a lien on the related real property;

                                .   the related properties are located in
                                    states and the District of Columbia;

                                .   the loan rates range from   % to   %, with
                                    a weighted average of   %;

                                .   the weighted average term to scheduled
                                    maturity, as of their dates of origination,
                                    was    months;

                                .   the weighted average term to scheduled
                                    maturity, as of the cut-off date, was
                                    months; and

                                .   the latest scheduled maturity date was in
                                        .

Sub-Pool HI Pre-Funding
Account.....................

                              If the aggregate principal balance of the home improvement loans transferred by us to the trust on the closing date is less than the aggregate original principal balance of the sub-pool HI certificates, that difference will be deposited by the trustee in the sub-pool HI pre-funding account, and those funds will be used to purchase
                              home improvement loans until     ,

                              1999. If those funds are not completely used by
                                  , 1999, any remaining funds will be
                              distributed as principal on the Class HI: A-1
                              certificates on the      1999 payment date.

Home Equity Loans......
                              Sub-pool HE will include both fixed-rate home equity loans, divided into group I and group II and adjustable rate home equity loans.

A. Group I Fixed-Rate Home
Equity Loans...........

                              This prospectus supplement provides information about a portion of the group I fixed-rate home
                              equity loans, representing about   % of all the
                              group I fixed-rate home equity loans. We will transfer another portion of the group I fixed-rate home equity loans to the trust on the closing date, and will transfer the remaining group I fixed-rate home equity loans to the trust within 60 days after the closing date.

                              Each group I home equity loan, together with any prior mortgage, has an original principal balance
                              of no more than $    .

                              On the cut-off date the first portion of group I fixed-rate home equity loans have the following characteristics:

                                . all are secured by a lien on the related real property;

                                .   the related properties are located in
                                    states and the District of Columbia;

                                .   there are     loans;

                                .   the loan rates range from   % to   %, with
                                    a weighted average of    %;

                                .   the weighted average term to scheduled
                                    maturity, as of their dates of origination,
                                    was    months,

                                .   the weighted average term to scheduled
                                    maturity, as of the cut-off date, was
                                    months;

                                .     % are balloon loans and the rest provide
                                    for level monthly payments for the duration of the loan;

                                .   the weighted average loan rate on the
                                    balloon loans was    %;

                                .   the balloon loans had a weighted average
                                    term to scheduled maturity of    months;

                                .   a weighted average to maturity as of the
                                    cut-off date of    months; and

                                .   the latest scheduled maturity date was in
                                        .

                              See "The Loans--Home Equity Loans."

B. Group II Fixed-Rate Home
Equity Loans...........

                              This prospectus supplement provides information about a portion of the group II fixed-rate home equity loans, representing about % of all the group II fixed-rate home equity loans. We will transfer another portion of the group II fixed-rate home equity loans to the trust on the closing date, and will transfer the remaining group II fixed-rate home equity loans to the trust within 60 days after the closing date.

                              On the cut-off date the first portion of group II fixed-rate home equity loans have the following characteristics:

                                . all are secured by a lien on the related real property;

                                .   the related properties are located in
                                    states and the District of Columbia;

                                .   there are     loans;

                                .   the loan rates range from   % to   %, with
                                    a weighted average of   %;

                                .   the weighted average term to scheduled
                                    maturity, as of their dates of origination,
                                    was    months;

                                .   the weighted average term to scheduled
                                    maturity, as of the cut-off date, was
                                    months;

                                .     % are balloon loans and the rest provide
                                    for level monthly payments for the duration of the loan;

                                .   the weighted average loan rate on the
                                    balloon loans was   %;

                                .   the balloon loans had a weighted average
                                    term to scheduled maturity, as of their
                                    dates of origination, of    months and a
                                    weighted average to maturity as of the cut-
                                    off date of    months; and

                                .   the latest scheduled maturity date was in
                                        .

                              See "The Loans--Home Equity Loans."

C. Adjustable Rate Home
Equity Loans...........

                              This prospectus supplement provides information regarding a portion of the adjustable rate home
                              equity loans, representing about   % of all the
                              adjustable rate home equity loans. We will transfer another portion of the adjustable rate home equity loans to the trust on the closing date, and will transfer the remaining adjustable rate home equity loans to the trust within 60 days after the closing date.

                              On the cut-off date the first portion of adjustable rate home equity loans have the following characteristics:

                                . all are secured by a lien on the related real property;

                                .   the related properties are located in
                                    states and the District of Columbia;

                                .   there are    loans;

                                . each loan accrues interest at a fixed rate for no more than months, and after that the interest rate adjusts annually or semiannually to equal the sum of the six-month LIBOR or one year treasury index and the gross margin specified in that loan;

                                .   the weighted average term to scheduled
                                    maturity, as of their dates of origination,
                                    was    months,

                                .   the weighted average term to scheduled
                                    maturity, as of the cut-off date, was
                                    months; and

                                .   the latest scheduled maturity date was in
                                        .

                              See "The Loans--Home Equity Loans."

Sub-Pool HE Pre-Funding
Account.....................

                              If the aggregate principal balance of the home equity loans on the closing date is less than the aggregate original principal balance of the sub-pool HE certificates, that difference will be deposited by the trustee in the sub-pool HE pre-funding account, and those funds will be used to
                              purchase home equity loans until     , 1999. If
                              those funds are not completely used by     ,
                              1999, the remaining funds, if any, will be distributed as principal

                                . on the Class HE: A-1 certificates, to the extent of remaining funds that had been allocated for the purchase of group I fixed-rate home equity loans,

                                . on the Class HE: A-2 certificates, to the extent of remaining funds that had been allocated for the purchase of group II fixed-rate home equity loans and

                                . on the Class HE: A-1B ARM certificates, to the extent of remaining funds that had been allocated for the purchase of adjustable
                                    rate home equity loans, on the      1999
                                    payment date.

Advances....................
                              The servicer is obligated to make advances each month of any scheduled payments on the loans that were due but not received during the prior due period, but it will be entitled to reimbursement for any advance. See "Description of the certificates--Advances."

Repurchase or Substitution
Obligations.................

                              We will make representations and warranties about the loans when we transfer them to the trust. If a representation or warranty is breached in a way that adversely affects the interests of the certificateholders, then we must, within 90 days, either (1) cure the breach or (2) repurchase the defective loans. During the first two years after the closing date, we may substitute other loans instead of repurchasing defective loans. See "Description of the certificates--Conveyance of Loans" in this prospectus supplement and in the prospectus.

Repurchase Option...........

                              After the scheduled principal balance of the loans is less than 10% of the aggregate principal balance of the certificates on the closing date, we will have the option to purchase all of the outstanding loans. See "Description of the certificates--Repurchase Option" in this prospectus supplement and in the prospectus.

Tax Status..................
                              In the opinion of our counsel for federal income tax purposes the trust, in part, will consist of two segregated asset pools--a master REMIC and a subsidiary REMIC--and each will be treated as a separate real estate mortgage investment conduit or REMIC. Each class of sub-pool HI certificates and each class of sub-pool HE certificates, other than the Class HE:A-1 certificates, and the Class
                              HE: A-1 underlying certificates will constitute regular interests in the master REMIC and generally will be treated as debt instruments of the trust for federal income tax purposes. A holder of a certificate will be required to include as income all interest paid on the certificates, including any original issue discount, in accordance with the accrual method of accounting, even if the holder usually uses the cash method of accounting. The Class HE: A-5 IO certificates will be considered to have been issued with original issue discount. The Class HE:A-1 certificates will represent undivided ownership interests in the assets held by a grantor trust. No election will be made to treat the grantor trust as a REMIC for federal income tax purposes. See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations........

                              Subject to the conditions described under "ERISA Considerations," employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 may purchase the following classes of certificates:

                                .   Class HI: A-1;

                                .   Class HI: A-2;

                                .   Class HI: A-3;

                                .   Class HE: A-1A NAS;

                                .   Class HE: A-1B ARM;

                                .   Class HE: A-2;

                                .   Class HE: A-3;

                                .   Class HE: A-4 and

                                .   Class HE: A-5 IO.

                              An employee benefit plan may not purchase any other class of certificates, unless it satisfies the conditions described under "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment
Considerations..............

                              The certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because a number of the loans are not secured by first liens on the real estate, as required by SMMEA. This means that many institutions that have the legal authority to invest in mortgage related securities may not be legally authorized to invest in the certificates. You should consult with your own legal advisor to decide whether and to what extent you may legally invest in the certificates.

Reports to Holders of the
Certificates...........

                              We will provide to the holders of the
                              certificates monthly and annual reports about the certificates and the trust. See "Description of the Certificates--Reports to Certificateholders" in the prospectus.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase certificates.

Only some of the home improvement loans in the pool are insured by FHA pursuant to Title I of the National Housing Act.

  The availability of FHA insurance following a default on an FHA-insured home improvement loan is subject to a number of conditions, including strict compliance by us with FHA regulations in originating and servicing the loan. Although we are an FHA-approved lender and we believe that we have complied with FHA regulations, these regulations are susceptible to substantial interpretation. The law does not require us to obtain approval from FHA of our origination and servicing practices. If we fail to comply with FHA regulations, FHA may deny some insurance claims and we cannot assure you that FHA's enforcement of its regulations will not become stricter in the future. We sometimes engage in disputes with FHA over the validity of claims submitted and our compliance with FHA regulations in servicing loans insured by FHA. In addition, FHA will only cover 90% of the sum of the unpaid principal on a home improvement loan, up to nine months unpaid interest and certain liquidation costs.

  The amount of FHA insurance on the loans in a given pool is limited to the
balance of a reserve amount. This reserve amount as of     , 199 , was equal to
approximately $          , but will be reduced by the amount of all FHA
insurance claims paid and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by us. Severe losses on our FHA-insured manufactured housing loans, or on other FHA-insured home improvement loans originated by us, could reduce or eliminate our FHA insurance reserves. If this happened FHA insurance would not be available to cover losses on FHA-insured home improvement loans. If we were terminated as servicer due to bankruptcy or otherwise, it is anticipated that a proportionate amount of our FHA insurance reserves would be transferred to the reserve account of the trustee or the successor servicer, but we can not assure you of the amount, if any, that would be transferred. For a more complete description of the limits on the availability of FHA insurance, see "Description of FHA Insurance."

A substantial number of the liens on improved real estate securing the loans in a given loan pool will be junior to other liens on that real estate.

  Because the liens are junior, the rights of the trust as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust. This extinguishes the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust fund asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. See "Certain Legal Aspects of the Loans--Repurchase Obligations."

  We expect a substantial portion of the loans included in a loan pool to have loan-to-value ratios of 90% or more, based on the total of the outstanding principal balances of all senior mortgages or deeds of trust and of the loan an the one hand, and the value of the home, on the other. For a more complete description, see "Green Tree Financial Corporation--Loan Origination." An overall decline in the residential real estate market, the general condition of a property securing a loan or other factors could adversely affect the value of the property securing a loan. As a result, the remaining balance of that loan, together with that of any senior liens on the related property, could equal or exceed the value of the property.

A secondary market for the certificates may not develop.

  We cannot assure to you that a secondary market will develop for the certificates of any series, or, if a secondary market does develop, that it will provide the holders of any of the certificates with liquidity of investment. We also cannot assure to you that if a secondary market does develop, that it will continue to exist for the term of any series of certificates.

The assignment to the trust will not be recorded.

  We will not record the assignment to the trustee of the mortgage or deed of trust securing any loan, because of the expense and administrative inconvenience involved. In some states, in the absence of a recordation, the assignment to the related trustee of the mortgage or deed of trust securing a loan may not be effective against creditors of or purchasers from us or our trustee in bankruptcy.

Bankruptcy proceedings could delay distribution on the certificates.

  We intend that each transfer of loans to the related trust fund will constitute a sale, rather than a pledge of the loans to secure indebtedness. However, if we were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of us may argue that the sale of the loans by us was a pledge of the loans rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the certificates.

The historical delinquency experience with home improvement and home equity loans may not be an accurate prediction of the loans in the pool.

  If you purchase a sub-pool HI certificate, the return on your investment will depend largely on the performance of the home improvement loans constituting sub-pool HI. We have disclosed our historical delinquency and loan loss and liquidation experience with home improvement loans under "The Loans--Home Improvement Loans" in this prospectus supplement, but the historical experience may not be an accurate prediction of the performance of the home improvement loans constituting sub-pool HI for several reasons.

  . First, our historical experience with home improvement loans is limited: it began purchasing and servicing FHA-insured home improvement loans in 1989 and conventional home improvement loans in 1992. If our historical experience were longer, or involved a larger number of home improvement loans, the data might be substantially different, and some investors might consider that data a better predictor of the performance of sub-pool HI.

  . Second, historical experience with the performance of one pool of loans is never a completely reliable predictor of the future performance of another pool of loans. You must not assume that sub-pool HI will experience delinquencies and losses identical to the historical data presented here.

  . Third, we have limited information on the performance of a portfolio of FHA-insured home improvement loans purchased in bulk from Empire Funding Corp., a mortgage lender engaged in the business of originating, purchasing, selling and servicing home loans. The loans purchased from Empire Funding Corp. are expected to make up
      approximately   % of sub-pool HI.

  If you purchase a sub-pool HE certificate, the return on your investment will depend largely on the performance of the home equity loans constituting sub-pool HE. We have disclosed our historical delinquency experience with home equity loans under "The Loans--Home Equity Loans" in this prospectus supplement, but the historical experience may not be an accurate prediction of the performance of the home equity loans constituting sub-pool HE for several reasons.

  . First, our historical experience with home equity loans is limited: it began purchasing and servicing them in January 1996. If our historical experience were longer, or involved a larger number of home equity loans, the data might well be substantially different, and some investors might consider that data a better predictor of the performance of sub-pool HE.

  . Second, historical experience with the performance of one pool of loans is never a completely reliable predictor of the future performance of another pool of loans.

  . Third, the information incorporates some home equity loans that are not of the type to be included in sub-pool HE, and therefore the information presented is not necessarily indicative of our delinquency experience with respect to home equity loans similar to the home equity loans compromising sub-pool HE. You must not assume that sub-pool HE will experience delinquencies and losses identical to the historical data presented here.

Many of the loans are balloon loans.

  Approximately 22% of the home equity loans are balloon loans. These loans require equal monthly payments, consisting of principal and interest, based on a stated amortization schedule, and a single payment of the remaining principal balance of the loan at maturity. The remainder of the loans require substantially equal monthly payments that are, if timely paid, sufficient to amortize fully the principal balance of the loan on or before its maturity date. The balloon loans may present a higher risk of default than the fully-amortizing home equity loans, because the balloon loan borrowers are required to make a larger payment at maturity. If you purchase a sub-pool HE certificate, the return on your investment will depend largely on the performance of the home equity loans constituting sub-pool HE. If a substantial number of the balloon loans default, causing higher than expected defaults and losses on sub-pool HE, you may suffer a loss on your investment.

Some loans in the pool will be subject to the Home Ownership and Equity Protection Act of 1994.

  The Home Protection Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or up-front fees and charges. A violation of these provisions of the Home Protection Act can affect the enforceability of the related loan, and it subjects any assignee of such a loan,such as the trust, to all the claims and defenses that the consumer could assert against the creditor, including the right to rescind the loan. If you purchase a Sub-Pool HE certificate, the return on your investment will depend largely on the performance of the home equity loans constituting Sub-Pool HE. If we are found to have violated the provisions of the Home Protection Act with respect to any home equity loan that is subject to the Home Protection Act, the trust may be unable to collect on that loan. We would, however, be obligated to repurchase that loan because of the breach of its representation and warranty.

This prospectus supplement provides information regarding only a portion of the home improvement loans and home equity loans that will be transferred to the trust.

  The subsequent home improvement loans and home equity loans will have characteristics that differ somewhat from the loans described in this prospectus supplement. All of the subsequent loans must satisfy various criteria specified in the pooling and servicing agreement and described under "Description of the certificates--Conveyance of Loans," "--Conveyance of Subsequent Home Improvement Loans and the Sub-Pool HI Pre-Funding Account," and "--Conveyance of Subsequent Home Equity Loans and the Sub-Pool HE Pre-Funding Account." If you purchase a certificate, you must not assume that the characteristics of the loan pool will be identical to the characteristics of the home improvement loans and home equity loans disclosed in this prospectus supplement. Current Reports on Form 8-K will be filed following each purchase of loans by the trust. The final report will include the same type of information regarding the entire loan pool as this prospectus supplement contains with respect to the first group of home improvement loans and home equity loans.

The purchase of the Class HE: A-1 certificates involves risks associated with a swap agreement.

  Under the swap agreement a swap counterparty is obligated to make payments to support the interest paid to the holders of the Class HE: A-1 certificates. The swap counterparty will be obligated to pay to the trustee the amount, if any, by which the interest due to the Class HE: A-1 certificates on a payment date, calculated based on a floating rate, exceeds the amount of interest due to the trustee for such payment date in respect of the Class HE: A-1 underlying certificate, calculated based on a fixed rate. In the event that the swap counterparty fails to make the required payments or if the swap agreement is terminated in accordance with its terms, holders of the Class HE: A-1 certificates would receive only the fixed pass-through rate on the Class HE: A-1 underlying certificates. Apart from the swap counterparty's payment obligation, there will be no other assets of the grantor trust available to support the floating rate of interest on the Class HE: A-1 certificates.

  The senior debt of the swap counterparty is rated Aa1 by Moody's and AAA by Fitch. If the debt rating of the swap counterparty is withdrawn or reduced below a level acceptable to Fitch and Moody's, the swap counterparty is required, no later than the 30th day following such rating agency downgrade either to enter into a collateral security agreement or secure a replacement swap counterparty acceptable to Fitch and Moody's to maintain the ratings of the Class HE: A-1 certificates. In the event that no such agreement is entered into or replacement swap counterparty secured within such period, an early termination of the swap agreement could occur.

  The swap agreement will terminate on the earliest to occur of

  (a)     ,     ,

  (b) the date on which there are no further amounts due on the Class HE: A-1 underlying certificates and

  (c) the date designated by either the trustee or swap counterparty as an early termination date with respect to the swap agreement following a payment default by the swap counterparty or the trustee, or certain other customary early termination events, such as the downgrade referred to above. In the event of a termination pursuant to clause
      (a) or (b) above, no termination fee will be payable either to or by the grantor trust. In the event of a termination pursuant to clause
      (c) above, no termination fee will be payable by the grantor trust and depending on the then-current market conditions, the trust fund may receive a termination fee. Even if the trust fund receives a fee, the holders of the Class HE: A-1 certificates might not receive full interest payments.

  Other rating agencies could provide unsolicited ratings on the notes that could be lower than the requested ratings.

  Although we have not requested a rating of the certificates from any rating agencies other than Moody's and S&P, other rating agencies may rate the certificates. These ratings could be higher or lower than the rating Moody's and S&P initially gave the certificates. There is risk that a lower rating of your certificate from another rating agency could reduce the market value or liquidity of your note.

                          STRUCTURE OF THE TRANSACTION

  The certificates for home improvement and home equity loans, Series 1999-will represent interests in a trust consisting of a sub-pool of home improvement loans and promissory notes and a sub-pool of fixed-rate home equity loans and adjustable rate home equity loans. We will convey the home improvement loans, fixed-rate home equity loans and adjustable rate home equity loans and other related property to the trust. On or about the closing date,
       , 1999, Green Tree will establish the trust under a pooling and
servicing agreement to be dated as of       , 1999, between us, as seller and
servicer, and the trustee.

  The Class HI: A-1, Class HI: A-2, Class HI: A-3, Class HI: M-1, Class HI: M-2, Class HI: B-1 and Class HI: B-2 certificates, and the Class HE: A-1A NAS, Class HE: A-1B ARM, Class HE: A-2, Class HE: A-3, Class HE: A-4, Class HE: A-5 IO, Class HE: M-1, Class HE: M-2, Class HE: B, Class HE: A-1 Underlying, Class C Master and Class C Subsidiary certificates, will be issued by the trust. The trust will consist primarily of the loans, including all rights to receive payments due on the loans after:

  (1) , 1999 for each home equity loan other than the subsequent home equity loans;

  (2) , 1999 with respect to all home improvement loans other than subsequent home improvement loans; and

  (3) for each subsequent home equity loan or subsequent home improvement loan, the date on which this loan is purchased by the trust, all rights under FHA Insurance with respect to the FHA-insured home improvement loans, liens on the related real estate, amounts held for the trust in the certificate account, the Class HI: B-2 limited guaranty of Green Tree for the benefit of the Class HI: B-2 certificates, as described in "Description of the Class HI: B-2 Limited Guaranty" in this prospectus supplement, and the Class HE: B limited guaranty of Green Tree for the benefit of the Class HE: B certificates, as described in "Description of the Class HE: B Limited Guaranty" in this prospectus supplement.

The Class HI: M-1, Class HI: M-2, Class HI: B-1, Class HI: B-2, Class HE: A-1 underlying certificates, Class HE: M-2, Class HE: B, Class C Master and Class C Subsidiary certificates are not being offered here. Sub-pool HI and sub-pool HE will each be deemed to be a separate sub-trust within the trust.

  The Class HE: A-1 certificates will represent undivided ownership interests in the assets held by Green Tree Grantor Trust 1999- . The assets of the grantor trust will consist of:

  (1) the Class HE: A-1 underlying certificates issued by the trust; and

  (2) a swap agreement between the grantor trust and the swap counterparty, Westdeutsche Landesbank Girozentrale, New York branch.

The swap counterparty, or any successor counterparty prior to the payment date
in      , will be obligated to pay to the trustee the amount, if any, by which the interest
due on the Class HE: A-1 certificates on a payment date, which is calculated on a floating rate, exceeds the amount of interest due to the trustee for that payment date in respect of the Class HE: A-1 underlying certificate, which is calculated on a fixed rate. The grantor trust will be created pursuant to a
trust agreement to be dated as of      , 1999, between Green Tree, as the
depositor and servicer, and [trustee], as the trustee.

  Payments and recoveries of principal and interest on the loans will be paid into a separate certificate account maintained at an eligible institution, initially [trustee] in the name of the trust, no later than one business day after receipt. The payment date for holders of certificates, other than Class
HE: A-1 certificates, will be on the fifteenth day of each month, or, if such day is not a business day, the next succeeding business day, and the payment date for holders of the HE: A-1 certificates will be on the eighteenth day of each month during the term of the swap agreement, or if that eighteenth day is not a business day, the next succeeding business day. The payment date for the Class HE: A-1 certificates will be an earlier day, but not earlier than the payment date for the other certificates, if the trustee receives any required swap payment before 11:00 a.m. Central Standard Time on the earlier day. The payment date for the Class HE: A-1 certificates will be the same as the payment date for the other certificates after the swap agreement terminates. Payments on deposit in the certificate account and trust account under the grantor trust agreement will be applied on each payment date to make the distributions to the certificateholders as of the immediately preceding record date as described under "Description of the Certificates--Distributions on Sub-Pool HI Certificates" and "--Distributions on Sub-Pool HE Certificates" in this prospectus supplement and to pay monthly servicing fees to the servicer as compensation for its servicing of the loans and to pay certain monthly fees to Green Tree as compensation for providing the Class HI: B-2 limited guaranty and the Class HE: B limited guaranty.

  The servicer will be obligated to advance for each payment date any scheduled payments on the loans that were due but not received during the prior due period. The servicer will be entitled to reimbursement of an advance from funds available in the certificate account. The servicer will not be required to make any advance to the extent that it does not expect to recoup the advance from subsequent funds available in the certificate account. If the servicer fails to make any advance required under the pooling and servicing agreement, the trustee is obligated, subject to certain conditions, to make the advance.

  Following the transfer of the loans from us to the trust, our obligations are limited to:

  (1) our obligations as servicer to service the loans;

  (2) certain representations and warranties in the pooling and servicing agreement as described under "Description of the Certificates-- Conveyance of Loans" in this prospectus supplement;

  (3) certain indemnities;

  (4) the Class HI: B-2 limited guaranty and

  (5) the Class HE: B limited guaranty.

We are obligated under the pooling and servicing agreement to repurchase at the repurchase price, or, at its option, to substitute another loan for, any loan on the first payment date which is more than 90 days after we become aware, or we receive written notice from the trustee, of any breach of any representation and warranty in the pooling and servicing agreement that materially and adversely affects the certificateholders' interest in the loan if such breach has not been cured prior to such date. The pooling and servicing agreement also provides that we have certain obligations to repurchase loans and to indemnify the trustee and certificateholders with respect to certain other matters.

  Distributions of interest and principal on the sub-pool HI certificates will be made primarily from amounts available in respect of the home improvements loans comprising sub-pool HI, while distributions of principal and interest on the sub-pool HE certificates will be made primarily from amounts available in respect of the home equity loans comprising sub-pool HE and the payments, if any, by the swap counterparty. Under certain circumstances amounts available from the loans in one sub-pool may be available to make distributions to the holders of certificates relating to the other sub-pool.

  There is currently no secondary market for the certificates, and there is no assurance that any such market will develop or, if it does develop, that it will continue. [Underwriters] expect, but are not obligated, to make a market in the certificates.


                                USE OF PROCEEDS

  We will use the net proceeds received from the sale of the certificates for working capital and general corporate purposes, including building a portfolio of home improvement loans and home equity loans, providing warehouse financing for the purchase of loans and loans and other costs of maintaining such loans and loans until they are pooled and sold to other investors.

                                 THE LOANS

Home Improvement Loans

  This prospectus supplement contains information regarding certain initial
home improvement loans, which will represent approximately    % of all home
improvement loans by aggregate principal balance as of the cut-off date, and which consist of home improvement loans and promissory notes originated through
       . The information for each initial home improvement loan is as of the cut-off date for such loan. The pooling and servicing agreement provides that subsequent home improvement loans will be purchased by the trust up to 60 days after the closing date. See "Description of the Certificates--Conveyance of Subsequent Home Improvement Loans and Sub-Pool HI Pre-Funding Account" below.

  The initial home improvement loans have an aggregate principal balance as of
the cut-off date of $             . Each home improvement loan is a home
improvement loan originated by a Company-approved home improvement contractor and purchased by Green Tree, or a home improvement promissory note originated by Green Tree directly. Each home improvement loan is secured by a lien on the related real estate. Each home improvement loan finances improvements to a one- to four-family residential property, an owner-occupied condominium or town house or a manufactured home which either qualifies as real estate under state law or is located in a Green Tree-approved park.

  Green Tree will make certain representations and warranties in the pooling and servicing agreement, including that:

  (1) each home improvement loan is fully amortizing with a fixed contractual rate of interest and provides for level monthly payments over the term of such loan, computed on the simple interest method;

  (2) each home improvement loan has its last scheduled payment due no later
      than       ;

  (3) each FHA-insured home improvement loan was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance; and

  (4) each home improvement loan is secured by a lien on the related real estate.

  The home improvement loans will be originated or acquired by Green Tree in the ordinary course of Green Tree's business. A detailed listing of the home improvement loans is appended to the pooling and servicing agreement. See "Description of the Certificates" in this prospectus supplement and in the
prospectus. Approximately     % of the initial home improvement loans, by
aggregate principal balance as of the cut-off date, are insured by FHA to the extent described in "Description of FHA Insurance" in the prospectus. Each of
the initial home improvement loans has a loan rate of at least    % per annum
and not more than     % and the weighted average of the loan rates of the
initial home improvement loans as of the cut-off date is     %. As of the cut-
off date, the initial home improvement loans had remaining maturities of at
least   months but not more than     months and
original maturities of at least    months but not more than     months. The
initial home improvement loans had a weighted average term to scheduled
maturity, as of origination, of     months, and a weighted average term to
scheduled maturity, as of the cut-off date, of     months. The average
principal balance per initial home improvement loan as of the cut-off date was
$         and the principal balances on the initial home improvement loans as
of the cut-off date ranged from $        to $        . The initial home
improvement loans arise from loans relating to real property located in states and the District of Columbia. By principal balance as of the cut-off
date, approximately     % of the initial home improvement loans financed
improvements to real estate located in      ,    % in    ,    % in      , and
   % in     . No other state represented 5% or more of the aggregate principal balance as of the cut-off date of the initial home improvement loans. Substantially none of the initial home improvement loans provide for recourse to the originating contractor in the event of a default by the obligor.

  The tables below show additional characteristics of the initial home improvement loans as of the cut-off date.

  Geographical Distribution of Mortgaged Properties-- Initial Home Improvement
                                   Loans

                                                                              % of
                                                                             Initial
                                           % of                             Sub-Pool
                                          Initial                             HI by
                                      Sub-Pool HI by  Aggregate Principal  Outstanding
                          Number of      Number of          Balance         Principal
                         Loans as of     Loans as      Outstanding as of  Balance as of
                         Cut-off Date of Cut-off Date    Cut-off Date     Cut-off Date
                         ------------ --------------- ------------------- -------------
Alabama.................                       %         $                        %
Alaska..................
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Hawaii..................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
Other...................
                            -----         ------         ------------        ------
Total...................                  100.00%        $                   100.00%
                            =====         ======         ============        ======

           Years of Origination--Initial Home Improvement Loans

                                                              % of Initial
                           Number of                         Sub-Pool HI By
                             Loans    Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Year of Origination         off Date  as of Cut-off Date      Cut-off Date
-------------------        ---------- ------------------- ---------------------
1989......................               $                             %
1990......................
1996......................
1997......................
1998......................
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

   Distribution of Original Loan Amounts--Initial Home Improvement Loans

                                                                % of Initial
                             Number of                         Sub-Pool HI by
                               Loans    Aggregate Principal Outstanding Principal
Original Home Improvement    as of Cut- Balance Outstanding     Balance as of
Loan Amount (in Dollars)      off Date  as of Cut-off Date      Cut-off Date
-------------------------    ---------- ------------------- ---------------------
Less than$ 10,000..........                $                             %
Between$ 10,000--$ 19,999..
Between$ 20,000--$ 29,999..
Between$ 30,000--$ 39,999..
Between$ 40,000--$ 49,999..
Between$ 50,000--$ 59,999..
Between$ 60,000--$ 69,999..
Between$ 70,000--$ 79,999..
Between$ 80,000--$ 89,999..
Between$ 90,000--$ 99,999..
Between$100,000--$109,999..
Between$110,000--$119,999..
Between$120,000--$129,999..
Between$130,000--$139,999..
Between$140,000--$149,999..
Between$150,000--$159,999..
Between$160,000--$169,999..
Between$170,000--$179,999..
Between$180,000--$189,999..
Between$190,000--$199,999..
Over  $200,000.............
                               -----       -------------           ------
    Total..................                $                       100.00%
                               =====       =============           ======

                Loan Rates--Initial Home Improvement Loans

                                                               % of Initial
                            Number of                         Sub-Pool HI by
                              Loans    Aggregate Principal Outstanding Principal
 Range of Home Improvement  as of Cut- Balance Outstanding     Balance as of
    Loans by Loan Rate       off Date  as of Cut-off Date      Cut-off Date
 -------------------------  ---------- ------------------- ---------------------
From  7.01%-- 8.00%........               $                             %
From  8.01%-- 9.00%........
From  9.01%--10.00%........
From 10.01%--11.00%........
From 11.01%--12.00%........
From 12.01%--13.00%........
From 13.01%--14.00%........
From 14.01%--15.00%........
From 15.01%--16.00%........
From 16.01%--17.00%........
Over17.01%.................
                              -----       ------------            ------
    Total..................               $                       100.00%
                              =====       ============            ======

       Remaining Months to Maturity--Initial Home Improvement Loans

                                                                  % of
                                                                 Initial
                           Number of                         Sub-Pool HI by
   Months Remaining to       Loans    Aggregate Principal Outstanding Principal
    Scheduled Maturity     as of Cut- Balance Outstanding     Balance as of
    as of Cut-off Date      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
Less than 31..............               $                             %
31 to 60..................
61 to 90..................
91 to 120.................
121 to 150................
151 to 180................
181 to 210................
211 to 240................
241 to 270................
271 to 300................
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

Delinquency, Loan Default and Loss Information

  The following tables show the delinquency experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by Green Tree, other than home improvement loans already in foreclosure.

        Delinquency Experience--Conventional Home Improvement Loans

                                                 At December 31,
                             At        , ------------------------------------
                                1999     1998   1997    1996    1995    1994
                             ----------- ----  ------  ------  ------  ------
Number of Loans
 Outstanding(1).............                   85,958  74,021  56,028  29,788
Number of Loans
 Delinquent(2)(3)
  30-59 Days................                      946     656     394      57
  60-89 Days................                      258     241     109      10
  90 Days or More...........                      338     279     126      15
                                 ---     ---   ------  ------  ------  ------
Total Loans Delinquent......                    1,542   1,176     629      82
Delinquencies as a Percent
 of Loans Outstanding(4)....        %       %    1.79%   1.59%   1.12%    .28%

--------

(1) Excludes defaulted loans not yet liquidated.

(2) A loan is considered delinquent by Green Tree if any payment of $25 or more is past-due 30 days or more.

(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for 1996 and 1997 does not include as delinquent the home improvement loans of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.

(4) By number of loans.

        Delinquency Experience--FHA-Insured Home Improvement Loans

                                                 At December 31,
                                         ------------------------------------
                             At        ,
                                1999     1998   1997    1996    1995    1994
                             ----------- ----  ------  ------  ------  ------
Number of Loans
 Outstanding(1).............                   17,539  22,001  25,925  26,885
Number of Loans
 Delinquent(2)(3)
  30-59 Days................                      439     459     462     237
  60-89 Days................                       95     123     121      95
  90 Days or More...........                      141     198     183     146
                                ----     ----  ------  ------  ------  ------
Total Loans Delinquent......                      675     780     766     478
Delinquencies as a Percent
 of Loans Outstanding(4)....        %        %   3.85%   3.55%   2.95%   1.78%

--------

(1) Excludes defaulted loans not yet liquidated.

(2) A loan is considered delinquent by Green Tree if any payment of $25 or more is past-due 30 days or more.

(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for 1996 and 1997 does not include as delinquent the home improvement loans of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.

(4) By number of loans.

  The following tables show the loan default and loss experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by Green Tree.

   Loan Default and Loss Experience--Conventional Home Improvement Loans
                             (Dollars in thousands)

                                                       Twelve Months
                                                    Ended December 31,
                                      ---------------------------------------------------
                         At        ,
                            1999       1998       1997        1996       1995      1994
                         -----------  -------  ----------  ----------  --------  --------
Principal Balance of
 Loans Serviced(1)...... $1,741,669   $        $1,435,535  $1,147,111  $824,419  $418,055
Loan Defaults(2)........       1.08%         %       1.60%       1.25%      .53%      .12%
Net Losses:
  Dollars(3)............ $   16,840   $        $   16,034  $   11,072  $  3,424  $    285
  Percentage(4).........        .97%         %       1.12%        .97%      .42%      .07%

--------

(1) As of period end. Includes defaulted loans not yet liquidated.

(2) As a percentage of the total number of loans being serviced as of period end. Green Tree considers a loan defaulted when Green Tree has commenced foreclosure or enforcement proceedings or the loan is 180 days delinquent.

(3) Does not include any estimated losses for defaulted loans not yet liquidated.

(4) As a percentage of the principal amount of loans being serviced as of period end.

   Loan Default and Loss Experience--FHA-Insured Home Improvement Loans
                             (Dollars in thousands)

                                                    Twelve Months
                                                 Ended December 31,
                                     -----------------------------------------------
                         At        ,
                            1999      1998      1997      1996      1995      1994
                         ----------- -------  --------  --------  --------  --------
Principal Balance of
 Loans Serviced(1)......   $98,915   $        $128,657  $161,438  $191,364  $199,286
Loan Defaults(2)........      4.03%         %     3.17%     2.90%     1.81%     1.88%
Net Losses:
  Dollars(3)............   $   511   $        $    500  $    574  $    291  $    623
  Percentage(4).........       .52%         %      .39%      .36%      .15%      .31%

--------

(1) As of period end. Includes defaulted loans not yet liquidated.

(2) As a percentage of the total number of loans being serviced as of period end. Green Tree considers a loan defaulted when Green Tree has submitted a claim to FHA, Green Tree has commenced foreclosure or enforcement proceedings, or the loan is 180 days delinquent.

(3) Does not include any estimated losses for defaulted loans not yet liquidated. Includes unpaid interest to the date of FHA claim submission and all expenses of liquidation, and reflects proceeds of FHA Insurance claims paid.

(4) As a percentage of the principal amount of loans being serviced as of period end.

  Green Tree's management is not aware of any trends or anomalies which have adversely affected the delinquency, loan default and loss experience of its portfolio of home improvement loans.

  The data presented in the tables above are for illustrative purposes only and there is no assurance that the delinquency, loan default and loss experience of the home improvement loans will be similar to that set forth above. Moreover, because Green Tree began originating and purchasing FHA-insured home improvement loans in April 1989, and secured conventional home improvement loans in September 1992, it is possible that Green Tree's portfolio is not yet sufficiently seasoned to show the delinquencies and losses that would be experienced if such data were collected over a longer period of time. The delinquency, loan default and loss experience of home improvement loans may be adversely affected by a downturn in regional or local economic conditions. Regional and local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area.

Fixed-Rate Home Equity Loans

  Sub-pool HE includes initial fixed-rate home equity loans. This prospectus supplement contains information regarding certain fixed-rate home equity loans,
divided into group I and group II, which will represent approximately    % of
all fixed-rate home equity loans by aggregate principal balance as of the cut-off date, and which consist of closed-end home equity loans originated through
      . The information for each initial fixed-rate home equity loan is as of the cut-off date for the loan. The pooling and servicing agreement provides that subsequent fixed-rate home equity loans will be purchased by the trust prior to or up to 60 days after the closing date. See "Description of the Certificates--Conveyance of Subsequent Home Equity Loans and Sub-Pool HE Pre-Funding Account" below.

  The initial group I fixed-rate home equity loans have an aggregate principal
balance of $           . Each group I fixed-rate home equity loan is a closed-
end home equity loan originated by Green Tree or by a Green Tree-approved correspondent lender and purchased by Green Tree. Each group I fixed-rate home equity loan is secured by a lien on the related real estate.

  We will make certain representations and warranties in the pooling and servicing agreement, including that:

  (1) each group I fixed-rate home equity loan is fully amortizing and provides for level monthly payments over the term of such loan, computed on the simple interest method (except for the balloon loans),

  (2) each group I initial fixed-rate home equity loan has its last
      scheduled payment due no later than       , and

  (3) each group I fixed-rate home equity loan is secured by a lien on the related real estate. The group I fixed-rate home equity loans will be originated or acquired by us in the ordinary course of our business. A detailed listing of the initial group I fixed-rate home equity loans is attached to the pooling and servicing agreement. See "Description of the Certificates" in this prospectus supplement and in the prospectus.

Each of the initial group I fixed-rate home equity loans has a loan rate of at
least    % per year and not more than     % and the weighted average of the
loan rates of the initial group I fixed-rate home equity loans as of the cut-
off date is     %. As of the cut-off date, the initial group I fixed-rate home
equity loans had remaining maturities of at least    months but not more than
    months and original maturities of at least 48 months but not more than months. The initial group I fixed-rate home equity loans had a weighted
average term to scheduled maturity, as of origination, of     months, and a
weighted average term to scheduled maturity, as of the cut-off date, of months. The average principal balance per initial group I fixed-rate home
equity loan as of the cut-off date was $         and the principal balances on
the initial group I fixed-rate home equity loans as of the cut-off date ranged
from $      to $         . The balloon loans included in the initial group I
fixed-rate home equity loans consisted of     closed-end home equity loans and
have a principal balance as of the cut-off date of $            . The weighted
average of the loan rates of these balloon loans as of the cut-off date was
    %, and these balloon loans had a weighted average term to scheduled
maturity, as of origination, of     months, and a weighted average term to
scheduled maturity, as of the cut-off date, of     months. The initial group I
fixed-rate home equity loans arise from loans relating to real property located
in    states and the District of Columbia. By principal balance as of the cut-
off date, approximately    % of the initial group I fixed-rate home equity
loans were secured by real property located in      ,    % in     ,    % in   ,
   % in     , and    % in      . No other state represented 5% or more of the
cut-off date pool principal balance of the initial group I fixed-rate home equity loans.

  The tables below show additional characteristics of the initial group I fixed-rate home equity loans.

 Geographical Distribution of Mortgaged Properties-- Initial Group I Fixed-Rate
                             Home Equity Loans

                                                                          % of Initial
                                       % of Initial                          Group I
                                          Group I                          Fixed-Rate
                                        Fixed-Rate                         Home Equity
                                        Home Equity                         Loans by
                                          Loans       Aggregate Principal  Outstanding
                          Number of    by Number of         Balance         Principal
                         Loans as of     Loans as      Outstanding as of  Balance as of
                         Cut-off Date of Cut-off Date    Cut-off Date     Cut-off Date
                         ------------ --------------- ------------------- -------------
Alabama.................                       %        $                         %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                             ----         ------        ---------------      ------
Total...................                  100.00%       $                    100.00%
                             ====         ======        ===============      ======

    Years of Origination--Initial Group I Fixed-Rate Home Equity Loans

                                                          % of Initial Group I
                                                               Fixed-Rate
                           Number of                      Home Equity Loans by
                             Loans    Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Year of Origination         off Date  as of Cut-off Date      Cut-off Date
-------------------        ---------- ------------------- ---------------------
1987......................               $                             %
1996......................
1997......................
1998......................
                              ----       ------------            ------
    Total.................               $                       100.00%
                              ====       ============            ======

 Distribution of Original Loan Amounts--Initial Group I Fixed-Rate Home Equity
                                   Loans

                                                          % of Initial Group I
                                                               Fixed-Rate
                           Number of                      Home Equity Loans by
                             Loans    Aggregate Principal Outstanding Principal
      Original Loan        as of Cut- Balance Outstanding     Balance as of
   Amount (in Dollars)      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
Less than$ 10,000.........               $                             %
Between$ 10,000--
 $ 19,999.................
Between$ 20,000--
 $ 29,999.................
Between$ 30,000--
 $ 39,999.................
Between$ 40,000--
 $ 49,999.................
Between$ 50,000--
 $ 59,999.................
Between$ 60,000--
 $ 69,999.................
Between$ 70,000--
 $ 79,999.................
Between$ 80,000--
 $ 89,999.................
Between$ 90,000--
 $ 99,999.................
Between$100,000--
 $109,999.................
Between$110,000--
 $119,999.................
Between$120,000--
 $129,999.................
Between$130,000--
 $139,999.................
Between$140,000--
 $149,999.................
Between$150,000--
 $159,999.................
Between$160,000--
 $169,999.................
Between$170,000--
 $179,999.................
Between$180,000--
 $189,999.................
Between$190,000--
 $199,999.................
Between$200,000--
 $209,999.................
Between$210,000--
 $219,999.................
Over   $220,000...........
                              ----       ------------            ------
    Total.................               $                       100.00%
                              ====       ============            ======

         Loan Rates--Initial Group I Fixed-Rate Home Equity Loans

                                                        % of Initial Group I Fixed-Rate
                         Number of                           Home Equity Loans by
                           Loans    Aggregate Principal      Outstanding Principal
  Range of Home Equity   as of Cut- Balance Outstanding          Balance as of
   Loans by Loan Rate     off Date  as of Cut-off Date           Cut-off Date
  --------------------   ---------- ------------------- -------------------------------
From  7.00%-- 9.00%.....               $                                  %
From  9.01%--10.00%.....
From 10.01%--11.00%.....
From 11.01%--12.00%.....
From 12.01%--13.00%.....
From 13.01%--14.00%.....
From 14.01%--15.00%.....
From 15.01%--16.00%.....
From 16.01%--17.00%.....
Over 17.00%.............
                            ----       ------------                 ------
    Total...............               $                            100.00%
                            ====       ============                 ======

Remaining Months to Maturity--Initial Group I Fixed-Rate Home Equity Loans

                                                          % of Initial Group I
                                                               Fixed-Rate
                           Number of                      Home Equity Loans by
   Months Remaining to       Loans    Aggregate Principal Outstanding Principal
    Scheduled Maturity     as of Cut- Balance Outstanding     Balance as of
    As of Cut-off Date      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
31--60....................               $                             %
61--90....................
91--120...................
121--150..................
151--180..................
181--210..................
211--240..................
241--270..................
271--300..................
301--330..................
331--360..................
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

        Lien Position--Initial Group I Fixed-Rate Home Equity Loans

                         % of Initial
                           Group I
                          Fixed-Rate                      % of Initial Group I
                          Home Equity                          Fixed-Rate
              Number of    Loans by                       Home Equity Loans by
                Loans     Number of   Aggregate Principal Outstanding Principal
              as of Cut- Loans as of  Balance Outstanding     Balance as of
               off Date  Cut-off Date as of Cut-off Date      Cut-off Date
              ---------- ------------ ------------------- ---------------------
First........                     %      $                             %
Second.......
                -----       ------       ------------            ------
    Total....               100.00%      $                       100.00%
                =====       ======       ============            ======

Combined Loan-to-Value Ratio--Initial Group I Fixed-Rate Home Equity Loans

                                                             % of Initial Group I
                                                                  Fixed-Rate
                              Number of                      Home Equity Loans by
                                Loans    Aggregate Principal Outstanding Principal
                              as of Cut- Balance Outstanding     Balance as of
Combined Loan-to-Value Ratio   off Date  as of Cut-off Date      Cut-off Date
----------------------------  ---------- ------------------- ---------------------
From 0.00%-10.00%............               $                             %
From 10.01%-20.00%...........
From 20.01%-30.00%...........
From 30.01%-40.00%...........
From 40.01%-50.00%...........
From 50.01%-60.00%...........
From 60.01%-70.00%...........
From 70.01%-80.00%...........
From 80.01%-90.00%...........
Over 90.00%..................
                                -----       ------------            ------
    Total....................               $                       100.00%
                                =====       ============            ======

  The initial group II fixed-rate home equity loans have an aggregate principal
balance of $            . Each group II fixed-rate home equity loan is a
closed-end home equity loan originated by us or by a company-approved correspondent lender and purchased by us. Each group II fixed-rate home equity loan is secured by a lien on the related real estate.

  We will make certain representations and warranties in the pooling and servicing agreement, including that

  (1) each group II fixed-rate home equity loan is fully amortizing and provides for level monthly payments over the term of such loan, computed on the simple interest method, except for the balloon loans,

  (2) each initial group II fixed-rate home equity Loan has its last
      scheduled payment due no later than       , and

  (3) each group II fixed-rate home equity loan is secured by a lien on the related real estate.

The group II fixed-rate home equity loans will be originated or acquired by us in the ordinary course of our business. A detailed listing of the initial group II fixed-rate home equity loans is appended to the pooling and servicing agreement. See "Description of the Certificates" in this prospectus supplement and in the prospectus.

Each of the initial group II fixed-rate home equity loans has a loan rate of at
least    % per year and not more than     % and the weighted average of the
loan rates of the initial group II fixed-rate home equity loans as of the cut-
off date is     %. As of the cut-off date, the initial group II fixed-rate home
equity loans had remaining maturities of at least    months but not more than
    months and original maturities of at least    months but not more than
months. The initial group II fixed-rate home equity loans had a weighted
average term to scheduled maturity, as of origination, of     months, and a
weighted average term to scheduled maturity, as of the cut-off date, of months. The average principal balance per
initial group II fixed-rate home equity loan as of the cut-off date was
$         and the principal balances on the initial group II fixed-rate home
equity loans as of the cut-off date ranged from $        to $         . The
balloon loans included in the initial group II fixed-rate home equity loans
consisted of    closed-end home equity loans and have a principal balance as of
the cut-off date of $            . The weighted average of the loan rates of
those balloon loans as of the cut-off date was     %, and those balloon loans
had a weighted average term to scheduled maturity, as of origination, of months, and a weighted average term to scheduled maturity, as of the cut-off
date, of     months. The initial group II fixed-rate home equity loans arise
from loans relating to real property located in    states and the District of
Columbia. By principal balance as of the cut-off date, approximately     % of
the initial group II fixed-rate home equity loans were secured by real property located in California. No other state represented 5% or more of the cut-off date pool principal balance of the initial group II fixed-rate home equity loans.

  The table below shows additional characteristics of the initial group II fixed-rate home equity loans.

 Geographical Distribution of Mortgaged Properties--Initial Group II Fixed-Rate
                             Home Equity Loans

                                                                          % of Initial
                                       % of Initial                         Group II
                                         Group II                          Fixed-Rate
                                        Fixed-Rate                         Home Equity
                                        Home Equity                         Loans by
                                          Loans       Aggregate Principal  Outstanding
                          Number of    by Number of         Balance         Principal
                         Loans as of     Loans as      Outstanding as of  Balance as of
                         Cut-off Date of Cut-off Date    Cut-off Date     Cut-off Date
                         ------------ --------------- ------------------- -------------
Alabama.................                        %        $                         %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisianna..............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                            -----         ------         -------------       ------
Total...................                  100.00%        $                   100.00%
                            =====         ======         =============       ======

    Years of Origination--Initial Group II Fixed-Rate Home Equity Loans

                                                              % of Initial
                                                           Group II Fixed-Rate
                           Number of                      Home Equity Loans by
                             Loans    Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Year of Origination         off Date  as of Cut-off Date      Cut-off Date
-------------------        ---------- ------------------- ---------------------
1995......................               $                             %
1996......................
1997......................
1998......................
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

 Distribution of Original Loan Amounts--Initial Group II Fixed-Rate Home Equity
                                   Loans

                                                              % of Initial
                                                           Group II Fixed-Rate
                           Number of                      Home Equity Loans by
                             Loans    Aggregate Principal Outstanding Principal
      Original Loan        as of Cut- Balance Outstanding     Balance as of
   Amount (in Dollars)      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
Between$ 10,000--
 $ 19,999.................               $                             %
Between$ 20,000--
 $ 29,999.................
Between$ 30,000--
 $ 39,999.................
Between$ 40,000--
 $ 49,999.................
Between$ 50,000--
 $ 59,999.................
Between$ 60,000--
 $ 69,999.................
Between$ 70,000--
 $ 79,999.................
Between$ 80,000--
 $ 89,999.................
Between$ 90,000--
 $ 99,999.................
Between$100,000--
 $109,999.................
Between$110,000--
 $119,999.................
Between$120,000--
 $129,999.................
Between$130,000--
 $139,999.................
Between$140,000--
 $149,999.................
Between$150,000--
 $159,999.................
Between$160,000--
 $169,999.................
Between$170,000--
 $179,999.................
Between$180,000--
 $189,999.................
Between$190,000--
 $199,999.................
Between$200,000--
 $209,999.................
Between$210,000--
 $219,999.................
Between$220,000--
 $229,999.................
Between$230,000--
 $239,999.................
Between$240,000--
 $249,999.................
Between$250,000--
 $299,999.................
Between$300,000--
 $349,999.................
Between$350,000--
 $399,999.................
Between$400,000--
 $449,999.................
Between$450,000--
 $499,999.................
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

         Loan Rates--Initial Group II Fixed-Rate Home Equity Loans

                                                          % of Initial Group II
                                                               Fixed-Rate
                           Number of                      Home Equity Loans by
                             Loans    Aggregate Principal Outstanding Principal
   Range of Home Equity    as of Cut- Balance Outstanding     Balance as of
    Loans by Loan Rate      off Date  as of Cut-off Date      Cut-off Date
   --------------------    ---------- ------------------- ---------------------
From  7.01%-- 9.00%.......               $                             %
From  9.01%--10.00%.......
From 10.01%--11.00%.......
From 11.01%--12.00%.......
From 12.01%--13.00%.......
From 13.01%--14.00%.......
From 14.01%--15.00%.......
From 15.01%--16.00%.......
From 16.01%--17.00%.......
Over 17.00%...............
                             -----       -------------           ------
    Total.................               $                       100.00%
                             =====       =============           ======

  Remaining Months to Maturity--Initial Group II Fixed-Rate Home Equity Loans

                                                          % of Initial Group II
                                                               Fixed-Rate
                           Number of                      Home Equity Loans by
   Months Remaining to       Loans    Aggregate Principal Outstanding Principal
    Scheduled Maturity     as of Cut- Balance Outstanding     Balance as of
    As of Cut-off Date      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
31--60....................              $                              %
61--90....................
91--120...................
121--150..................
151--180..................
181--210..................
211--240..................
271--300..................
301--330..................
331--360..................
                             -----      ---------------          ------
    Total.................              $                        100.00%
                             =====      ===============          ======

       Lien Position--Initial Group II Fixed-Rate Home Equity Loans

                         % of Initial
                           Group II
                          Fixed-Rate                      % of Initial Group II
                          Home Equity                          Fixed-Rate
              Number of    Loans by                       Home Equity Loans by
                Loans     Number of   Aggregate Principal Outstanding Principal
              as of Cut- Loans as of  Balance Outstanding     Balance as of
               off Date  Cut-off Date as of Cut-off Date      Cut-off Date
              ---------- ------------ ------------------- ---------------------
First........                     %      $                            %
Second.......
Third........
                -----       ------       ------------            ------
    Total....               100.00%      $                       100.00%
                =====       ======       ============            ======

  Combined Loan-to-Value Ratio--Initial Group II Fixed-Rate Home Equity Loans

                                                                 % of Initial
                                                                   Group II
                                                                  Fixed-Rate
                              Number of                      Home Equity Loans by
                                Loans    Aggregate Principal Outstanding Principal
                              as of Cut- Balance Outstanding     Balance as of
Combined Loan-to-Value Ratio   off Date  as of Cut-off Date      Cut-off Date
----------------------------  ---------- ------------------- ---------------------
From 0.00%-10.00%............               $                             %
From 10.01%-20.00%...........
From 20.01%-30.00%...........
From 30.01%-40.00%...........
From 40.01%-50.00%...........
From 50.01%-60.00%...........
From 60.01%-70.00%...........
From 70.01%-80.00%...........
From 80.01%-90.00%...........
Over 90.01%..................
                                -----       ------------            ------
    Total....................               $                       100.00%
                                =====       ============            ======

Adjustable Rate Home Equity Loans

  Sub-pool HE includes adjustable rate home equity loans. This prospectus supplement contains information regarding initial adjustable rate home equity
loans, which will represent approximately   % of all adjustable rate home
equity loans by aggregate principal balance as of the cut-off date, and which
consist of closed-end home equity loans originated through      , 1999. The
information for each initial adjustable rate home equity loan is as of the cut-off date for the loan. The pooling and servicing agreement also provides that subsequent adjustable rate home equity loans will be purchased by the trust up to 60 days after the closing date. See "Description of the Certificates-- Conveyance of Subsequent Home Equity loans and Sub-Pool HE Pre-Funding Account" below.

  The initial adjustable rate home equity loans have an aggregate principal
balance of $       . Each adjustable rate home equity loan is a closed-end home equity loan originated by us or by a Company-approved correspondent lender and purchased by us. Each adjustable rate home equity loan is secured by a lien on the related real estate.

  The initial adjustable rate home equity loans have loan rates subject to annual or semiannual adjustment after an initial period of up to 36 months on the day of the month specified in the adjustable rate home equity loan, to equal the sum of (1) the six-month LIBOR index and (2) a fixed percentage gross margin amount specified in the related adjustable rate home equity loan. The loan rates will not increase on any adjustment date by more than 3% per year. All of the initial adjustable rate home equity loans further provide that the maximum loan rate will in no event be more than the fixed percentage set forth in the adjustable rate home equity loan. Each initial adjustable rate home equity loan provides that in no event will the minimum loan rate be less than the initial loan rate. Effective with the first payment due on an initial adjustable rate home equity loan after each related adjustment date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of such adjustable rate home equity loan over its remaining term, and pay interest at the loan rate as so adjusted. Substantially all of the initial adjustable rate home equity loans were originated with a loan rate less than the sum of (1) the six-month LIBOR index at the time the initial loan rate was established and (2) the gross margin. The six-month LIBOR index is a per year rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks, as published in The Wall Street Journal and as most recently available as of the date specified in the related adjustable rate home equity loan.

  We will make certain representations and warranties in the pooling and servicing agreement, including that

  (1)each adjustable rate home equity loan is fully amortizing and provides for monthly payments, over the term of such loan, computed on the simple interest method;

  (2)each initial adjustable rate home equity loan has its last scheduled
      payment due no later than       , and

  (3)each adjustable rate home equity loan is secured by a lien on the related real estate.

  The adjustable rate home equity loans will be originated or acquired by us in the ordinary course of our business. A detailed listing of the initial adjustable rate home equity loans is appended to the pooling and servicing agreement. See "Description of the Certificates" in this prospectus supplement and in the prospectus. The loan rates on the initial adjustable rate home
equity loans as of the cut-off date range from    % to     % with a weighted
average loan rate of    %. As of the cut-off date, the weighted average maximum
loan rate of the initial adjustable rate home equity loans was   %, with
maximum loan rates that range from     % to     %. As of the cut-off date, the
initial adjustable rate home equity loans had a weighted average gross margin
of   % and gross margins ranging from    % to     %. As of the cut-off date,
the initial adjustable rate home equity loans had remaining maturities of at
least     months but not more than     months and original maturities of at
least     months but not more than     months. The initial adjustable rate home
equity loans had a weighted average term to scheduled maturity, as of
origination, of     months, and a weighted average term to scheduled maturity,
as of the cut-off date, of     months. The average principal balance per
initial adjustable rate home equity loan as of the cut-off date was $
and the principal balances on the initial adjustable rate home equity loans as
of the cut-off date ranged from $         to $         . The initial adjustable
rate home equity loans arise from loans relating to real property located in states and the District of Columbia. By principal balance as of the cut-off
date, approximately     % of the initial adjustable rate home equity loans were
secured by real property located in      ,     % in      ,    % in    ,    % in
    ,    % in         and    % in      . No other state represented 5% or more
of the cut-off date pool principal balance of the initial adjustable rate home equity loans.

  The tables below show additional characteristics of the initial adjustable rate home equity loans.

  Geographical Distribution of Mortgaged Properties-- Initial Adjustable Rate
                             Home Equity Loans

                                                                           % of Initial
                                       % of Initial                         Adjustable
                                        Adjustable                          Rate Home
                                         Rate Home                        Equity Loans
                                       Equity Loans   Aggregate Principal by Outstanding
                          Number of    by Number of         Balance         Principal
                         Loans as of     Loans as      Outstanding as of  Balance as of
         State           Cut-off Date of Cut-off Date    Cut-off Date      Cut-off Date
------------------------ ------------ --------------- ------------------- --------------
Alabama.................                        %        $                          %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
Tennessee...............
Texas...................
Utah....................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
                             ----         ------         ------------         ------
Total...................                  100.00%        $                    100.00%
                             ====         ======         ============         ======

      Years of Origination--Initial Adjustable Rate Home Equity Loans

                                                              % of Initial
                                                             Adjustable Rate
                           Number of                      Home Equity Loans by
                             Loans    Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Year of Origination         off Date  as of Cut-off Date      Cut-off Date
-------------------        ---------- ------------------- ---------------------
1997......................                    $                       %
1998......................
                              ---             ---                  ---
    Total.................                    $                       %
                              ===             ===                  ===

   Distribution of Original Loan Amounts--Initial Adjustable Rate Home Equity
                                   Loans

                                                              % of Initial
                                                             Adjustable Rate
                           Number of                      Home Equity Loans by
                             Loans    Aggregate Principal Outstanding Principal
   Original Loan Amount    as of Cut- Balance Outstanding     Balance as of
       (in Dollars)         off Date  as of Cut-off Date      Cut-off Date
   --------------------    ---------- ------------------- ---------------------
Between$ 20,000--
 $ 29,999.................               $                             %
Between$ 30,000--
 $ 39,999.................
Between$ 40,000--
 $ 49,999.................
Between$ 50,000--
 $ 59,999.................
Between$ 60,000--
 $ 69,999.................
Between$ 70,000--
 $ 79,999.................
Between$ 80,000--
 $ 89,999.................
Between$ 90,000--
 $ 99,999.................
Between$100,000--
 $109,999.................
Between$110,000--
 $119,999.................
Between$120,000--
 $129,999.................
Between$130,000--
 $139,999.................
Between$140,000--
 $149,999.................
Between$150,000--
 $159,999.................
Between$160,000--
 $169,999.................
Between$170,000--
 $179,999.................
Between$180,000--
 $189,999.................
Between$190,000--
 $199,999.................
Between$200,000--
 $249,999.................
Between$250,000--
 $299,999.................
Over$300,000..............
                              ---        ------------            -------
    Total.................               $                       100.00%
                              ===        ============            =======

       Current Loan Rates--Initial Adjustable Rate Home Equity Loans

                                                                  % of
                                                                 Initial
                                                             Adjustable Rate
                           Number of                      Home Equity Loans by
                             Loans    Aggregate Principal Outstanding Principal
    Range of  Loans by     as of Cut- Balance Outstanding     Balance as of
        Loan Rate           off Date  as of Cut-off Date      Cut-off Date
    ------------------     ---------- ------------------- ---------------------
From 7.00%--8.00%.........               $                             %
From 8.01%--9.00%.........
From  9.01%--10.00%.......
From 10.01%--11.00%.......
From 11.01%--12.00%.......
From 12.01%--13.00%.......
                              ---        ------------            ------
    Total.................               $                       100.00%
                              ===        ============            ======

  Remaining Months to Maturity--Initial Adjustable Rate Home Equity Loans

                                                                  % of
                                                                 Initial
                                                          Adjustable Rate  Home
                           Number of                         Equity Loans by
   Months Remaining to       Loans    Aggregate Principal Outstanding Principal
    Scheduled Maturity     as of Cut- Balance Outstanding     Balance as of
    As of Cut-off Date      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
Less than 346.............               $                             %
346-360...................
                              ---        ------------            ------
    Total.................               $                       100.00%
                              ===        ============            ======

         Lien Position--Initial Adjustable Rate Home Equity Loans

                             % of
                           Initial
                          Adjustable                              % of
                          Rate Home                              Initial
                            Equity                        Adjustable Rate Home
              Number of    Loans by                          Equity Loans by
                Loans      Number of  Aggregate Principal Outstanding Principal
              as of Cut- Loans as of  Balance Outstanding     Balance as of
               off Date  Cut-off Date as of Cut-off Date      Cut-off Date
              ---------- ------------ ------------------- ---------------------
First........               100.00%      $                       100.00%
                 ---        ------       ------------            ------
    Total....               100.00%      $                       100.00%
                 ===        ======       ============            ======

      Loan-to-Value Ratio--Initial Adjustable Rate Home Equity Loans

                                                                  % of
                                                                 Initial
                                                          Adjustable Rate Home
                           Number of                         Equity Loans by
                             Loans    Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Loan-to-Value Ratio         off Date  as of Cut-off Date      Cut-off Date
-------------------        ---------- ------------------- ---------------------
From 30.01% to 40.00%.....              $                              %
From 40.01% to 50.00%.....
From 50.01% to 60.00%.....
From 60.01% to 70.00%.....
From 70.01% to 80.00%.....
From 80.01% to 90.00%.....
Over 90.00%...............
                              ---       --------------           ------
    Total.................              $                        100.00%
                              ===       ==============           ======

 Month of Next Rate Adjustment--Initial Adjustable Rate Home Equity Loans

                                                                        % of
                                                                      Initial
                                                                  Adjustable Rate
                               Number of                         Home Equity Loans
                                 Loans    Aggregate Principal by Outstanding Principal
                               as of Cut- Balance Outstanding      Balance as of
Month of Next Rate Adjustment   off Date  as of Cut-off Date        Cut-off Date
-----------------------------  ---------- ------------------- ------------------------
February 1999...............                 $                               %
March 1999..................
December 1999...............
January 2000................
February 2000...............
March 2000..................
April 2000..................
May 2000....................
June 2000...................
July 2000...................
August 2000.................
September 2000..............
October 2000................
February 2001...............
March 2001..................
June 2001...................
July 2001...................
August 2001.................
September 2001..............
                                  ---        -------------             ------
    Total...................                 $                         100.00%
                                  ===        =============             ======

  Distribution of Gross Margin--Initial Adjustable Rate Home Equity Loans

                                                                 % of
                                                               Initial
                                                           Adjustable Rate
                        Number of                         Home Equity Loans
                          Loans    Aggregate Principal by Outstanding Principal
                        as of Cut- Balance Outstanding      Balance as of
Gross Margin             off Date  as of Cut-off Date        Cut-off Date
------------            ---------- ------------------- ------------------------
4.250 to 4.499%........               $                               %
4.500 to 4.749%........
4.750 to 4.999%........
5.000 to 5.249%........
5.250 to 5.499%........
5.500 to 5.749%........
5.750 to 5.999%........
6.000 to 6.249%........
6.250 to 6.499%........
6.500 to 6.749%........
6.750 to 6.999%........
7.000 to 7.249%........
7.250 to 7.499%........
7.500 to 7.749%........
7.750 to 7.999%........
8.000 to 8.249%........
8.250 to 8.499%........
8.500 to 8.749%........
8.750 to 8.999%........
9.000 to 9.249%........
9.250 to 9.499%........
9.500 to 9.749%........
Over 9.750%............
                           ---        -------------             ------
    Total..............               $                         100.00%
                           ===        =============             ======

       Maximum Loan Rates--Initial Adjustable Rate Home Equity Loans

                                                                 % of
                                                               Initial
                                                           Adjustable Rate
                        Number of                         Home Equity Loans
                          Loans    Aggregate Principal by Outstanding Principal
                        as of Cut- Balance Outstanding      Balance as of
Maximum Loan Rates       off Date  as of Cut-off Date        Cut-off Date
------------------      ---------- ------------------- ------------------------
Less than 13.000%......               $                               %
13.000 to 13.249%......
13.250 to 13.499%......
13.500 to 13.749% .....
13.750 to 13.999%......
14.000 to 14.249%......
14.250 to 14.499%......
14.500 to 14.749%......
14.750 to 14.999%......
15.000 to 15.249%......
15.250 to 15.499%......
15.500 to 15.749%......
15.750 to 15.999%......
16.000 to 16.249%......
16.250 to 16.499%......
16.500 to 16.749%......
16.750 to 16.999%......
17.000 to 17.249%......
17.250 to 17.499%......
17.500 to 17.749%......
17.750 to 17.999%......
18.000 to 18.249%......
18.250 to 18.499%......
18.500 to 18.749%......
18.750 to 18.999%......
19.000 to 19.249%......
19.250 to 19.499%......
19.500 to 19.749%......
19.750 to 19.999%......
                           ---        -------------             ------
    Total..............               $                         100.00%
                           ===        =============             ======

       Minimum Loan Rates--Initial Adjustable Rate Home Equity Loans

                                                                 % of
                                                               Initial
                                                           Adjustable Rate
                        Number of                         Home Equity Loans
                          Loans    Aggregate Principal by Outstanding Principal
                        as of Cut- Balance Outstanding      Balance as of
Minimum Loan Rates       off Date  as of Cut-off Date        Cut-off Date
------------------      ---------- ------------------- ------------------------
 Less than 7.250%......               $                               %
 7.250 to  7.499%......
 7.500 to  7.749%......
 7.750 to  7.999%......
 8.000 to  8.249%......
 8.250 to  8.499%......
 8.500 to  8.749%......
 8.750 to  8.999%......
 9.000 to  9.249%......
 9.250 to  9.499%......
 9.500 to  9.749%......
 9.750 to  9.999%......
10.000 to 10.249%......
10.250 to 10.499%......
10.500 to 10.749%......
10.750 to 10.999%......
11.000 to 11.249%......
11.250 to 11.499%......
11.500 to 11.749%......
11.750 to 11.999%......
12.000 to 12.249%......
12.250 to 12.499%......
12.500 to 12.749%......
                           ---        -------------             ------
  Total................               $                         100.00%
                           ===        =============             ======

Delinquency, Loan Default and Loss Information

  The following table sets forth information relating to our delinquency experience with respect to all home equity loans serviced by us. Not all such home equity loans are of the type to be included in sub-pool HE, and thus the information presented is not necessarily indicative of our delinquency experience with respect to home equity loans similar to the home equity loans comprising sub-pool HE. In addition, we began originating, purchasing and servicing home equity loans in January 1996, and as a result has no significant experience with respect to the performance of such loans. Moreover, because all such home equity loans have been recently originated, it is likely that this experience is not indicative of the delinquency experience to be expected from a more seasoned portfolio.

                 Delinquency Experience--Home Equity Loans

                                                          At December 31,
                                                        ---------------------
                                           At       30,
                                               1999     1998    1997    1996
                                           ------------ -----  ------  ------
Number of Loans Outstanding(1)............   100,161           65,355  17,731
Number of Loans Delinquent(2)(3)
  30-59 Days..............................     1,846            1,141     504
  60-89 Days..............................       531              283      94
  90 Days or More.........................       686              411      52
                                             -------    -----  ------  ------
Total Loans Delinquent....................     3,063            1,835     650
Delinquencies as a Percent of Loans
 Outstanding(4)...........................      3.06%        %   2.81%   3.67%

--------

(1)Excludes defaulted loans not yet liquidated.

(2)A loan is considered delinquent by Green Tree if any payment of $25 or more is past-due 30 days or more.

(3)The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month. The information does not include as delinquent the home equity loans of obligors who have entered bankruptcy proceedings, provided that such obligors are current under their bankruptcy payment plan.

(4)By number of loans.

  Because of our limited historical experience with respect to the performance of home equity loans, no information has been included here with respect to our loan loss or liquidation experience with respect to home equity loans.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield on any certificate will depend on the price paid by the certificateholder, the timing of principal payments, and the timing and amount of any liquidation losses on the related loans.

  Higher than expected principal prepayments will increase the yield on certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the loans represented by such certificates and will decrease the yield on certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the loans represented by such certificates. Green Tree has no significant experience with respect to the rate of principal prepayments on home improvement loans or home equity loans. Because the loans have scheduled due dates throughout the calendar month, prepayments on the loans would affect the amount of funds available to make distributions on the certificates on any payment date only if a substantial portion of the loans prepaid prior to their due dates in the preceding month, while very few loans prepaid after their respective due dates in the preceding month. In addition, liquidations of defaulted loans or the servicer's exercise of its option to repurchase the entire remaining pool of loans will affect the timing of principal distributions on the certificates. Under the pooling and servicing agreement, Green Tree has the option of substituting new loans for loans which are prepaid
in full prior to        . See "Description of the Certificates--Conveyance of
Loans" in this prospectus supplement. There is no assurance that Green Tree will exercise its option to make any such substitutions nor, should it desire to exercise such option, that loans meeting the eligibility criteria will be available therefor. To the extent any such substitutions are made, the impact on the applicable sub-pool and related certificates of what would otherwise have consituted a principal prepayment will be averted.

  The Class HI: A-1 certificates will be prepaid in part on the first payment date after the funding period in the event that any pre-funded amount remains in the sub-pool HI pre-funding account on that payment date after the purchase by the trust of the subsequent home improvement loans. The Class HE: A-1B ARM certificates, the Class HE: A-1 certificates and the Class HE: A-2 certificates will be prepaid in part on the first payment date after the funding period in the event that any pre-funded amount remains in the sub-pool HE: pre-funding account on that payment date after the purchase by the trust of the subsequent home equity loans. Any amounts remaining which had been allocated to the purchase of subsequent adjustable rate home equity loans will be paid to the Class HE: A-1B ARM Certificateholders; any amounts remaining which had been allocated to the purchase of subsequent group I home equity loans will be paid to the Class HE: A-1 certificateholders and any amounts remaining which had been allocated to the purchase of subsequent group II home equity loans will be paid to the Class HE: A-2 certificateholders. Green Tree believes that the principal amount of subsequent home improvement loans and subsequent home equity loans to be purchased by the trust will require the application of substantially all of the pre-funded amount. It is unlikely, however, that the aggregate principal amount of subsequent home improvement loans and subsequent home equity loans purchased by the trust will be identical to the pre-funded amount, and that consequently, Class
HI: A-1 Certificateholders, Class HE: A-1B ARM certificateholders, Class HE: A-1 certificateholders and Class HE: A-2 certificateholders will receive some prepayment of principal.

  Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model. The Constant Prepayment Rate ("CPR") model assumes that the outstanding principal balance of a pool of loans prepays each month at a specified constant annual rate. The sub-pool HI certificates were priced using a prepayment assumption of 100% of the applicable prepayment assumption and the sub-pool HE certificates were priced using a prepayment assumption of, with respect to the fixed-rate loans, 125% of the applicable prepayment assumption, as described below, and with respect to the adjustable rate loans, 30% CPR. There can be no assurance that the loans comprising each sub-pool will prepay at the applicable rate, and it is unlikely that prepayments or liquidations of the loans in either sub-pool will occur at any constant rate.

  The amount of interest to which the certificateholders of any class are entitled on any payment date will be the product of the related pass-through rate and (in the absence of any liquidation loss amount adjustment) the principal balance of that class, or in the case of the Class HE: A-5 IO certificates, the notional principal amount, immediately following the preceding payment date. Interest on each class of certificates other than the Class HE: A-1B ARM certificates and Class HE: A-1 certificates, prior to the payment date, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class HE: A-1B ARM certificates and Class HE: A-
1 certificates, prior to the        payment date, will be computed on the basis
of actual days elapsed in a 360-day year. On and after the February 2014 payment date, interest on the Class HE: A-1 certificates will be computed on the basis of a 360-day year of twelve 30-day months. Certificateholders will receive payments in respect of principal on each payment date to the extent that funds available in the certificate account are sufficient, in the priority described under "Description of the Certificates--Distributions on Sub-Pool HI Certificates" and "--Distributions on Sub-Pool HE Certificates," as applicable. As required by applicable state laws, interest paid by Obligors on the loans is computed according to the simple interest method.

  The final scheduled payment date on the initial home improvement loan with the latest maturity is in November 2023. The expected final maturity of each class of sub-pool HI certificates, based on the assumptions that there are no defaults, prepayments or delinquencies with respect to payments due under the home improvement loans and that the repurchase option has not been exercised, are as follows:

   Class                                                 Expected Final Maturity
   -----                                                 -----------------------
   HI: A-1..............................................
   HI: A-2..............................................
   HI: A-3..............................................
   HI: M-1..............................................
   HI: M-2..............................................
   HI: B-1..............................................
   HI: B-2..............................................

  The final scheduled payment date on the initial home equity loan with the latest maturity is in October 2028. The expected final maturity of each class of Sub-Pool HE certificates, based on the assumptions that there are no defaults, prepayments or delinquencies with respect to payments due under the home equity loans and that the repurchase option has not been exercised, are as follows:

   Class                                                 Expected Final Maturity
   -----                                                 -----------------------
   HE: A-1A NAS.........................................
   HE: A-1B ARM.........................................
   HE: A-1..............................................
   HE: A-2..............................................
   HE: A-3..............................................
   HE: A-4..............................................
   HE: A-5 IO...........................................
   HE: M-1..............................................
   HE: M-2..............................................
   HE: B................................................

Weighted Average Life of the Certificates

  The following information is given solely to illustrate the effect of prepayments of the related loans on the weighted average life of each class of certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the loans in either sub-pool.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the certificates will be influenced by the rate at which principal on the related loans is paid. Principal payments on loans may be in the form of scheduled amortization or prepayments.

  The rate of principal payments on pools of home improvement loans and home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their loans or loans. Other factors affecting prepayment of loans include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home improvement loans and home equity loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such loans or loans, the loans or loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such loans or loans. Conversely, if prevailing interest rates rise above the interest rates on such home improvement loans or home equity loans, the rate of prepayment would be expected to decrease. However, as described above and in "Description of the Certificates--Conveyance of Loans" in this prospectus supplement, Green Tree has the option of substituting new
loans for loans which are prepaid in full prior to     , 1999, which, if
exercised, would neutralize the impact to related certificateholders of such prepayments.

Sub-Pool HI Certificates

  The percentages and weighted average lives in the following tables were determined assuming that:

  (1) scheduled interest and principal payments on the home improvement loans are received in a timely manner and prepayments are made at the indicated percentages of the model as described below in the table;

  (2) the servicer does not exercise its option to repurchase the loans, as described under "Description of the Certificates--Repurchase Option";

  (3) the aggregate principal balance of the initial home improvement loans
      as of the cut-off date is $      and the loans have the
      characteristics described under "The Loans--Home Improvement Loans";

  (4) the home improvement loans will, as of the cut-off date, be grouped into 10 pools having the additional characteristics described below under "Assumed Initial Home Improvement Loan Characteristics" and "Assumed Subsequent Home Improvement Loan Characteristics";

  (5) each class of the sub-pool HI certificates has an original principal balance as shown on the cover page of this prospectus supplement;

  (6) the subsequent home improvement loans will have the characteristics described in the table below and have their first scheduled payment
      date in       1999;

  (7) the pass-through rates for the certificates are as indicated in "Summary of the Terms of the Certificates";

  (8) no interest shortfalls will arise in connection with prepayments in full of the home improvement loans;

  (9) no delinquencies or losses are experienced on the home improvement loans;

  (10) distributions are made on the sub-pool HI certificates on the 15th
       day of each month, commencing in     1999;

  (11) the sub-pool HI certificates are issued on     , 1999; and

  (12) We do not exercise its option to substitute new loans for sub-pool HI
       loans prepaid in full prior to     , 1999 (see "Description of the
       Certificates--Conveyance of Loans" in this prospectus supplement).

  No representation is made that the home improvement loans will not experience delinquencies or losses.

  The prepayment assumption used in this prospectus supplement with respect to the home improvement loans represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home improvement loans for the life of the home improvement loans. The 100% prepayment assumption for home improvement loans assumes a constant prepayment of 12% per annum of the then outstanding principal balance of the loans in the first month of the life of such loans and an additional 1.09% (precisely, 12/11%) per year in each month after that until the twelfth month. Beginning in the twelfth month and in each month after that during the life of the loans, the 100% prepayment assumption for home improvement loans assumes a constant prepayment rate of 24% per year each month.

  It is not likely that the home improvement loans will prepay at any constant percentage of the prepayment assumption or that all of the home improvement loans will prepay at the same rate.

  You are urged to make your investment decisions on a basis that includes a determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement.

                              Prepayment Scenarios

                         Scenario I Scenario II Scenario III Scenario IV ScenarioV
                         ---------- ----------- ------------ ----------- ---------
Home Improvement Loans
 (1)....................      %            %           %            %          %

--------

(1) As a percentage of the prepayment assumption for home improvement Loans.

           Assumed Initial Home Improvement Loan Characteristics

                                                       Weighted      Weighted
                                 Cut-off   Weighted    Average        Average
                                Date Pool  Average  Remaining Term Original Term
                                Principal    loan    to Maturity    to Maturity
Pool                             Balance     Rate      (months)      (months)
----                           ----------- -------- -------------- -------------
1. ........................... $                 %
2. ...........................
3. ...........................
4. ...........................
5. ...........................

  It is not likely that the home improvement Loans will prepay at any constant percentage of the CPR to maturity or that all of the home improvement Loans will prepay at the same rate.

  You are urged to make your investment decisions on a basis that includes a determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement.

         Assumed Subsequent Home Improvement Loan Characteristics

                                                       Weighted      Weighted
                                 Cut-off   Weighted    Average        Average
                                Date Pool  Average  Remaining Term Original Term
                                Principal    Loan    to Maturity    to Maturity
Pool                             Balance     Rate      (months)      (months)
----                           ----------- -------- -------------- -------------
1. ........................... $                 %
2. ...........................
3. ...........................
4. ...........................
5. ...........................

  Based on the foregoing assumptions, the following tables show the projected weighted average lives of each class of sub-pool HI certificates, and show the percentages of the original principal balance of each class that would be outstanding after each of the dates shown, at the indicated percentages of the CPR.

The weighted average life of a class of certificates is determined by (a) multiplying the amount of cash distributions in reduction of the principal balance of such certificate by the number of years from the date of issuance of such certificate to the stated payment date, (b) adding the results, and (c) dividing the sum by the initial principal balance of such certificate.

       Percentage of the Original Principal Balance of the Class HI: A-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV ScenarioV
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
Weighted Average Life
 (years)................

       Percentage of the Original Principal Balance of the Class HI: A-2
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
Weighted Average Life
 (years)................

 Percentage of the Original Principal Balance of the Class HI: A-3 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
Weighted Average Life
 (years)................

       Percentage of the Original Principal Balance of the Class HI: M-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
December 15, 2008.......
December 15, 2009.......
December 15, 2010.......
December 15, 2011.......
Weighted Average Life
 (years)................

 Percentage of the Original Principal Balance of the Class HI: M-2 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
December 15, 2008.......
December 15, 2009.......
December 15, 2010.......
December 15, 2011.......
December 15, 2012.......
December 15, 2013.......
December 15, 2014.......
December 15, 2015.......
December 15, 2016.......
December 15, 2017.......
December 15, 2018.......
Weighted Average Life
 (years)................

       Percentage of the Original Principal Balance of the Class HI: B-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
Weighted Average Life
 (years)................

 Percentage of the Original Principal Balance of the Class HI: B-2 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
December 15, 2008.......
December 15, 2009.......
December 15, 2010.......
December 15, 2011.......
December 15, 2012.......
December 15, 2013.......
December 15, 2014.......
December 15, 2015.......
December 15, 2016.......
December 15, 2017.......
December 15, 2018.......
December 15, 2019.......
December 15, 2020.......
December 15, 2021.......
December 15, 2022.......
December 15, 2023.......
Weighted Average Life
 (years)................

Sub-Pool HE Certificates

  The percentages and weighted average lives in the following tables were determined assuming that:

  (1) scheduled interest and principal payments on the home equity loans are received in a timely manner and prepayments are made at the indicated percentages of the model as described below in the table;

  (2) the servicer does not exercise its option to repurchase the loans, as described under "Description of the Certificates--Repurchase Option;"

  (3)  the aggregate principal balance of the initial home equity loans as
       of the cut-off date is $     and the loans have the characteristics
       described under "The Loans--Fixed Rate Home Equity Loans" and "The Loans--Adjustable Rate Home Equity Loans";

  (4) the group I fixed-rate home equity loans will, as of the cut-off date, be grouped into 14 pools having the additional characteristics described below under "Assumed Initial Group I Fixed-Rate Home Equity Loan Characteristics" and "Assumed Subsequent Group I Fixed-Rate Home Equity Loan Characteristics";

  (5) the group II fixed-rate home equity loans will, as of the cut-off date, be grouped into 14 pools having the additional characteristics described below under "Assumed Initial Group II Fixed-Rate Home Equity Loan Characteristics" and "Assumed Subsequent Group II Fixed-Rate Home Equity Loan Characteristics";

  (6) the adjustable rate home equity loans will, as of the cut-off date, be grouped into 38 pools having the additional characteristics described below under "Assumed Initial Adjustable Rate Home Equity Loan Characteristics" and "Assumed Subsequent Adjustable Rate Home Equity Loan Characteristics";

  (7)  each class of the sub-pool HE certificates, other than the Class HE:
       A-5 IO certificates, has an original principal balance as shown on the cover page of this prospectus supplement;

  (8) the rate for one-month LIBOR is % and the rate for six-month LIBOR is %;

  (9) the pass-through rates for the certificates are as indicated in "Summary of the Terms of the Certificates";

  (10) the pass-through margin for the Class HE: A-1B ARM certificates is %;

  (11) the subsequent home equity loans will have the characteristics described in the tables below and have their first scheduled payment
        date in     ;

  (12) no interest shortfalls will arise in connection with prepayments in full of the home equity loans;

  (13)  no delinquencies or losses are experienced on the home equity loans;

  (14)  distributions are made on the sub-pool HE certificates on the 15th
        day of each month, commencing in      1999;

  (15)  the sub-pool HE certificates are issued on      ;

  (16) interest on the Class HE: A-1 underlying certificates was computed on the basis of a 360-day year of twelve 30-day months and

  (17)  we do not exercise its option to substitute new loans for Sub-Pool
        HE Loans prepaid in full prior to     , 1999 (see "Description of
        the Certificates--Conveyance of Loans" in this prospectus supplement). No representation is made that the home equity loans will not experience delinquencies or losses.

  Prepayments on home equity loans are commonly measured relative to a prepayment standard or model. Two different prepayment assumption models are used in this prospectus supplement for the adjustable rate home equity loans, on the one hand, and the fixed-rate home equity loans, on the other. Reference in this prospectus supplement to a prepayment assumption will refer to the appropriate model, depending upon whether the reference is with respect to the adjustable rate home equity loans or the fixed-rate home equity loans.

  The percentages and weighted average life information for the Class HE: A-1A NAS certificates and the Class HE: A-1B ARM certificates in the following table are based on a CPR model that assumes that the outstanding principal balance of the adjustable rate home equity loans will prepay at the indicated percentages of CPR set forth in the table.

  The prepayment assumption used in this prospectus supplement with respect to the fixed-rate home equity loans represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. The 100% prepayment assumption for fixed-rate home equity loans assumes a constant prepayment of 4% per year of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 1.45% (precisely, 16/11%) per year in each month after that until the twelfth month. Beginning in the twelfth month and in each month after that during the life of the loans, the 100% prepayment assumption assumes a constant prepayment rate of 20% per year each month.

  It is not likely that the home equity loans will prepay at any constant percentage of the prepayment assumption or of the CPR to maturity or that all of the home equity loans will prepay at the same rate.

  You are urged to make your investment decisions on a basis that includes a determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement.

                              Prepayment Scenarios

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Adjustable Rate Home
 Equity loans (1).......       %           %           %            %          %
Fixed-Rate Home Equity
 loans (2)..............

--------
(1)As a conditional prepayment rate ("CPR") percentage.

(2)As a percentage of the Prepayment Assumption for Fixed Rate Home Equity
    Loans.

    Assumed Initial Group I Fixed-Rate Home Equity Loan Characteristics

                                                                   Balloon Loan
                                         Weighted      Weighted      Weighted
                   Cut-off   Weighted    Average        Average      Average
                  Date Pool  Average  Remaining Term Original Term Amortization
                  Principal    Loan    to Maturity    to Maturity      Term
Pool               Balance     Rate      (months)      (months)      (months)
----             ----------- -------- -------------- ------------- ------------
1. ............. $                  %
2. .............
3. .............
4. .............
5. .............
6. .............
7. .............

     Assumed Subsequent Group I Fixed-Rate Home Equity Loan Characteristics

                                                                   Balloon Loan
                                         Weighted      Weighted      Weighted
                   Cut-off   Weighted    Average        Average      Average
                  Date Pool  Average  Remaining Term Original Term Amortization
                  Principal    Loan    to Maturity    to Maturity      Term
Pool               Balance     Rate      (months)      (months)      (months)
----             ----------- -------- -------------- ------------- ------------
1. ............. $                 %
2. .............
3. .............
4. .............
5. .............
6. .............
7. .............

      Assumed Initial Group II Fixed-Rate Home Equity Loan Characteristics

                                                                   Balloon Loan
                                         Weighted      Weighted      Weighted
                   Cut-off   Weighted    Average        Average      Average
                  Date Pool  Average  Remaining Term Original Term Amortization
                  Principal    Loan    to Maturity    to Maturity      Term
Pool               Balance     Rate      (months)      (months)      (months)
----             ----------- -------- -------------- ------------- ------------
1. ............. $                  %
2. .............
3. .............
4. .............
5. .............
6. .............
7. .............

  Assumed Subsequent Group II Fixed-Rate Home Equity Loan Characteristics

                                                                   Balloon Loan
                                         Weighted      Weighted      Weighted
                   Cut-off   Weighted    Average        Average      Average
                  Date Pool  Average  Remaining Term Original Term Amortization
                  Principal    Loan    to Maturity    to Maturity      Term
Pool               Balance     Rate      (months)      (months)      (months)
----             ----------- -------- -------------- ------------- ------------
 1. ............ $                 %
 2. ............
 3. ............
 4. ............
 5. ............
 6. ............
 7. ............

     Assumed Initial Adjustable Rate Home Equity Loan Characteristics

                                              Weighted  Weighted
                                               Average  Average
                           Cut-off   Weighted Remaining Original Weighted
                          Date Pool  Average   Term to  Term to  Average                         Month(s)
                          Principal    Loan   Maturity  Maturity  Gross   Life   Life   Periodic to Rate
Pool                       Balance     Rate   (months)  (months)  Margin   Cap   Floor    Cap     Change
----                     ----------- -------- --------- -------- -------- -----  -----  -------- --------
 1. .................... $                 %                           %       %      %       %
 2. ....................
 3. ....................
 4. ....................
 5. ....................
 6. ....................
 7. ....................
 8. ....................
 9. ....................
10. ....................
11. ....................
12. ....................
13. ....................
14. ....................
15. ....................
16. ....................
17. ....................
18. ....................
19. ....................

    Assumed Subsequent Adjustable Rate Home Equity Loan Characteristics

                                              Weighted  Weighted
                                               Average  Average
                           Cut-off   Weighted Remaining Original Weighted
                          Date Pool  Average   Term to  Term to  Average                         Month(s)
                          Principal    Loan   Maturity  Maturity  Gross   Life   Life   Periodic to Rate
Pool                       Balance     Rate   (months)  (months)  Margin   Cap   Floor    Cap     Change
----                     ----------- -------- --------- -------- -------- -----  -----  -------- --------
 1. .................... $                 %                           %       %      %       %
 2. ....................
 3. ....................
 4. ....................
 5. ....................
 6. ....................
 7. ....................
 8. ....................
 9. ....................
10. ....................
11. ....................
12. ....................
13. ....................
14. ....................
15. ....................
16. ....................
17. ....................
18. ....................
19. ....................

  Based on these assumptions, the following tables indicate the projected weighted average lives of each class of sub-pool HE certificates, and show the percentages of the original principal balance of each class that would be outstanding after each of the dates shown, at the indicated percentages of the applicable prepayment assumption.

  The weighted average life of a class of certificates is determined by (a) multiplying the amount of cash distributions in reduction of the principal balance of such certificate by the number of years from the date of issuance of such certificate to the stated payment date, (b) adding the results, and (c) dividing the sum by the initial principal balance of such certificate.

     Percentage of the Original Principal Balance of the Class HE: A-1A NAS
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:


                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
Weighted Average Life
 (1) (years)............

     Percentage of the Original Principal Balance of the Class HE: A-1B ARM
               Certificates at the Respective Percentages of the
                              CPR Set Forth Below:


                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
December 15, 2008.......
December 15, 2009.......
December 15, 2010.......
December 15, 2011.......
December 15, 2012.......
December 15, 2013.......
December 15, 2014.......
December 15, 2015.......
December 15, 2016.......
December 15, 2017.......
December 15, 2018.......
December 15, 2019.......
December 15, 2020.......
Weighted Average Life
 (years)................

       Percentage of the Original Principal Balance of the Class HE: A-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:


                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
December 15, 2008.......
December 15, 2009.......
December 15, 2010.......
December 15, 2011.......
December 15, 2012.......
December 15, 2013.......
December 15, 2014.......
December 15, 2015.......
December 15, 2016.......
December 15, 2017.......
December 15, 2018.......
Weighted Average Life
 (years)................

 Percentage of the Original Principal Balance of the Class HE: A-2 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

                         Scenario I Scenario II Scenario III Scenario IV Scenario V
                         ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
Weighted Average Life
 (years)................

 Percentage of the Original Principal Balance of the Class HE: A-3 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
Weighted Average Life
 (years)................

 Percentage of the Original Principal Balance of the Class HE: A-4 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                  Scenario I Scenario II Scenario III Scenario IV Scenario V
----                  ---------- ----------- ------------ ----------- ----------
Initial Percentage..     100%        100%        100%         100%       100%
December 15, 1999...
December 15, 2000...
December 15, 2001...
December 15, 2002...
December 15, 2003...
December 15, 2004...
December 15,
 2005...............
December 15, 2006...
December 15, 2007...
December 15, 2008...
December 15, 2009...
December 15, 2010...
December 15, 2011...
December 15, 2012...
December 15, 2013...
December 15, 2014...
December 15, 2015...
December 15, 2016...
December 15, 2017...
December 15, 2018...
December 15, 2019...
Weighted Average
 Life (years).......

       Percentage of the Original Principal Balance of the Class HE: M-1
               Certificates at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
December 15, 2008.......
December 15, 2009.......
December 15, 2010.......
December 15, 2011.......
December 15, 2012.......
December 15, 2013.......
December 15, 2014.......
December 15, 2015.......
December 15, 2016.......
December 15, 2017.......
December 15, 2018.......
Weighted Average Life
 (years)................

 Percentage of the Original Principal Balance of the Class HE: M-2 Certificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
December 15, 2008.......
December 15, 2009.......
December 15, 2010.......
December 15, 2011.......
December 15, 2012.......
December 15, 2013.......
December 15, 2014.......
December 15, 2015.......
December 15, 2016.......
December 15, 2017.......
Weighted Average Life
 (years)................

 Percentage of the Original Principal Balance of the Class HE: BCertificates at the Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                     Scenario I Scenario II Scenario III Scenario IV Scenario V
----                     ---------- ----------- ------------ ----------- ----------
Initial Percentage......    100%        100%        100%         100%       100%
December 15, 1999.......
December 15, 2000.......
December 15, 2001.......
December 15, 2002.......
December 15, 2003.......
December 15, 2004.......
December 15, 2005.......
December 15, 2006.......
December 15, 2007.......
December 15, 2008.......
December 15, 2009.......
December 15, 2010.......
December 15, 2011.......
December 15, 2012.......
December 15, 2013.......
December 15, 2014.......
December 15, 2015.......
December 15, 2016.......
December 15, 2017.......
December 15, 2018.......
December 15, 2019.......
December 15, 2020.......
December 15, 2021.......
December 15, 2022.......
December 15, 2023.......
December 15, 2024.......
December 15, 2025.......
December 15, 2026.......
December 15, 2027.......
December 15, 2028.......
Weighted Average Life
 (years)................

                        GREEN TREE FINANCIAL CORPORATION

General

  The following information supplements, and if inconsistent, supersedes the information in the prospectus under the heading "Green Tree Financial Corporation."

  Green Tree is a Delaware corporation which, as of December 31, 1998, had stockholders' equity of approximately $2.2 billion. We purchase, pool, sell and service conditional sales loans for manufactured homes and other consumer installment sales loans, as well as home equity loans. We are the largest servicer of government-insured manufactured housing loans and conventional manufactured housing loans in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of Green Tree. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, we serve all 50 states. We began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. We also purchase, pool and service installment sales loans for various consumer products. Green Tree's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Green Tree's quarterly and annual reports, which are incorporated by reference in this prospectus supplement and in the prospectus, are available from Green Tree upon written request.

Ratio of Earnings to Fixed Charges for Green Tree

  The table below shows Green Tree's ratios of earnings to fixed charges for the past five years and the three months ended March 31, 1999. For the purposes of compiling these ratios, earnings consist of earnings before both income taxes and fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                                  Three Months
                                                                     Ended
                                         Year Ended December 31,    March 31
                                         ------------------------ ------------
                                         1994 1995 1996 1997 1998     1999
                                         ---- ---- ---- ---- ---- ------------
Ratio of Earnings (Losses) to Fixed
 Charges................................ 7.98 7.90 5.44 3.94 .62*     4.53

--------

* For 1998, adjusted earnings were $83.4 million less than fixed charges. Adjusted earnings for 1998 included an impairment charge of $549.4 million and nonrecurring charges of $108.0 million related to the merger of Green Tree with Conseco, Inc.

Recent Developments

  We have been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by our stockholders as purported class actions on behalf of persons or entities who purchased common stock or traded in options during the alleged class periods. In addition to the company, some of our current and former officers and directors are named as defendants in one or more of the lawsuits. The lawsuits have been consolidated into two complaints, one relating to an alleged class of purchasers of our common stock and the other relating to an alleged class of traders in options for our common stock. In addition to these two complaints, a separate non-class action lawsuit containing similar allegations was also filed. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that we and the other defendants violated federal securities laws by making false and misleading statements about our current state and our future prospects particularly about prepayment assumptions and performance of some of our loan portfolios, which allegedly rendered our financial statements false and misleading. We believe that the lawsuits are without merit and intend to defend the lawsuits vigorously.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent, supersedes the information in the prospectus under "Description of the Certificates."

  The certificates will be issued pursuant to the pooling and servicing agreement between us, as seller and servicer, and the trustee. A copy of the execution form of the pooling and servicing agreement will be filed in a current report on Form 8-K with the SEC after the initial issuance of the certificates. The following summary describes the material provisions of the pooling and servicing agreement, reference to which is made for a complete recital of its terms.

General

  The certificates will be issued in fully registered, certificated form only in denominations of $1,000 or any integral multiple of $1,000. The certificates initially will be represented by certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members. See "Description of the Certificates--Registration of the Certificates". The trust consists primarily of the loans and the rights, benefits, obligations and proceeds, including liens on the related real estate, rights under applicable FHA insurance for FHA-insured home improvement loans, amounts held in the Certificate Account and the Class HI: B-2 limited guaranty and the Class HE: B limited guaranty of Green Tree for the benefit of the Class HI: B-2 certificateholders and the Class HE: B certificateholders, respectively.

  Distributions on the certificates will be made each month by the paying agent, on each payment date to persons in whose names the certificates are registered as of the business day immediately preceding the payment date. See "Description of the Certificates--Registration of the Certificates". The first
payment date for the certificates will be in      1999. Payments will be made
by check mailed to the certificateholder at the address appearing on the certificate register, except that a certificateholder who holds an aggregate percentage interest of at least 5% of a class of certificates may request payment by wire transfer. Final payments will be made only upon tender of the certificates to the trustee for cancellation.

Conveyance of Loans

  On the closing date, we will establish the trust and transfer, assign, set over and otherwise convey to the trust all right, title and interest of Green Tree in the initial home improvement loans and the initial home equity loans, including all principal and interest received on or with respect to the loans, other than receipts of principal and interest due on the loans before the cut-off date. The pooling and servicing agreement permits the trust to purchase
approximately $     aggregate principal balance of subsequent home improvement
loans and approximately $     aggregate principal balance of subsequent home
equity loans within 60 days after the closing date on one or more closing dates. See "Conveyance of Subsequent Home Improvement Loans and Sub-Pool HI Pre-Funding Account" and "Conveyance of Subsequent Home Equity Loans and Sub-Pool HE Pre-Funding Account" in this prospectus supplement.

  The trustee, concurrently with each conveyance, will execute and deliver the certificates to or upon the order of Green Tree. The loans are described on a list delivered to the trustee and certified by a duly authorized officer of Green Tree. This list includes the amount of monthly payments due on each loan as of the date of issuance of the certificates, the loan rate on each loan and the maturity date of each loan. The list will be attached as an exhibit to the pooling and servicing agreement and will be available for inspection by any certificateholder at the principal office of Green Tree. Prior to the conveyance of the loans to the trust, Green Tree will have completed a review of all the loan files, confirming the accuracy of each item on the list of loans delivered to the trustee. Any loan discovered not to agree with the list in a manner that is materially adverse to the interests of the certificateholders will be repurchased by Green Tree, or, if the discrepancy relates to the unpaid principal balance of a loan, Green Tree may deposit cash in the certificate account in an amount sufficient to offset the discrepancy.

  The trustee will maintain possession of the loans and any other documents contained in the loan files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the loans to the trustee, and Green Tree's accounting records and computer systems will also reflect the conveyance and assignment.

  [Company Counsel], our counsel, will give an opinion to the trustee that the transfer of the loans from Green Tree to the trust would, in the event Green Tree became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the loans from Green Tree to the trust were treated as a pledge to secure borrowings by Green Tree, the distribution of proceeds of the loans to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the loans if the proceeds of the sale could satisfy the amount of the debt deemed owed by Green Tree, or the bankruptcy trustee could substitute other collateral in lieu of the loans to secure the debt, or the debt could be subject to adjustment by the bankruptcy trustee if Green Tree were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Green Tree will make certain representations and warranties in the pooling and servicing agreement with respect to each loan, including that:

  (1) for each loan other than the subsequent home improvement loans and the subsequent home equity loans, as of the applicable cut-off date, the most recent scheduled payment was made or was not delinquent more than 30 days;

  (2) for each subsequent home improvement loan and each subsequent home equity loan, as of the respective subsequent cut-off date, the most recent scheduled payment was made or was not delinquent more than 30 days;

  (3) no provision of a loan has been waived, altered or modified in any respect, except by instruments or documents included in the loan file and reflected on the list of loans delivered to the trustee;

  (4) each loan is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally;

  (5) no loan is subject to any right of rescission, set-off, counterclaim or defense;

  (6) each loan, if an FHA-insured home improvement loan, was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA insurance;

  (7) each loan was originated by a home improvement contractor or home equity lender in the ordinary course of its business or was originated by Green Tree directly;

  (8) no loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the loan or an interest therein pursuant to the pooling and servicing agreement or the certificates unlawful;

  (9)  each loan complies with all requirements of law;

  (10) no loan has been satisfied, subordinated to a lower lien ranking than its original position or rescinded;

  (11) each loan creates a valid and perfected lien on the related real estate;

  (12) all parties to each loan had full legal capacity to execute the loan;

  (13) no loan has been sold, conveyed and assigned or pledged to any other person and Green Tree has good and marketable title to each loan free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer the loan to the trustee;

  (14) as of the cut-off date there was no default, breach, violation or event permitting acceleration under any loan, except for payment delinquencies permitted by clauses (1) and (2) above, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under the loan, and Green Tree has not waived any of the foregoing;

  (15) each loan is a fully-amortizing loan and provides for level monthly payments based on its applicable loan rate, except, in the case of a balloon loan, for the final monthly payment, over the term of the loan;

  (16) each loan contains customary and enforceable provisions as to render the rights and remedies of the holder adequate for realization against the collateral;

  (17) the description of each loan set forth in the list delivered to the trustee is true and correct;

  (18) there is only one original of each loan;

  (19) each loan was originated or purchased in accordance with Green Tree's then-current underwriting guidelines; and

  (20) each loan is a "qualified mortgage" under section 860G(a)(3) of the Internal Revenue Code of 1986, as amended.

  Green Tree will also make certain representations and warranties with respect to the home improvement loans in the aggregate, including that

  (1) each home improvement loan has a contractual rate of interest of at least 7.00%;

  (2) no home improvement loan had a remaining term to maturity at origination of more than 300 months;

  (3) no more than 1% of the home improvement loans, by principal balance as of the cut-off date, were secured by properties located in an area with the same zip code;

  (4) no more than 5% of the home improvement loans, by principal balance as of the cut-off date, were originated by any one contractor or lender, other than the home improvement loans purchased from Empire Funding Corp.; and

  (5) no adverse selection procedures were employed in selecting the home improvement loans from Green Tree's portfolio.

Green Tree will make certain additional representations and warranties for the subsequent home improvement loans. See "--Conveyance of Subsequent Home Improvement Loans and Sub-Pool HI Pre-Funding Account" in this prospectus supplement.

  Green Tree will also make certain representations and warranties for the home equity loans in the aggregate, including that

  (1) each home equity loan, other than the adjustable rate home equity loans, has a contractual rate of interest of at least 6.00%;

  (2) no home equity loan had a remaining term to maturity at origination of more than 360 months;

  (3) no more than 1% of the home equity loans, by principal balance as of the cut-off date, were secured by properties located in an area with the same zip code;

  (4) no more than 7% of the home equity loans, by principal balance as of the cut-off date, were originated by any one lender other than Green Tree; and

  (5) no adverse selection procedures were employed in selecting the home equity loans from Green Tree's portfolio.

Green Tree will make certain additional representations and warranties for the subsequent home equity loans. See "--Conveyance of Subsequent Home Equity Loans and Sub-Pool HE Pre-Funding Account" in the prospectus supplement.

  Under the terms of the pooling and servicing agreement, and subject to Green Tree's option to effect a substitution as described in the next paragraph, Green Tree has agreed to repurchase, at the repurchase price any loan that is materially and adversely affected by a breach of a representation and warranty for the loan made in the pooling and servicing agreement if the breach has not been cured within 90 days of the day it was or should have been discovered by the servicer or the trustee. The repurchase price, for any loan to be repurchased or for a liquidated loan, means the outstanding principal balance of that loan, without giving effect to any advances made by the servicer or the trustee, plus interest on that loan at the pass-through rate, which will be the weighted average of the pass-through rates of the related classes of certificates, from the end of the due period for which the obligor last made a scheduled payment through the date of the repurchase or liquidation. This repurchase obligation constitutes the sole remedy available to the trust and the certificateholders for a breach of a representation or warranty under the pooling and servicing agreement for the loans.

  Instead of repurchasing a loan as specified in the preceding paragraph, during the two-year period following the closing date, Green Tree may, at its option, substitute an eligible substitute loan for the loan that it is otherwise obligated to repurchase. An eligible substitute loan is a loan that satisfies, as of the date of its substitution, the representations and warranties specified in Article III of the pooling and servicing agreement, has a scheduled principal balance that is not greater than the scheduled principal balance of the replaced loan, has a loan rate that is at least equal to the loan rate of the replaced loan and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the replaced loan. Green Tree will be required to deposit in the certificate account cash in the amount, if any, by which the scheduled principal balance of the replaced loan exceeds the scheduled principal balance of the loan being substituted. This deposit will be deemed to be a partial principal prepayment.

  Green Tree may, at its option, substitute new loans for loans which are
prepaid in full prior to     , 1999. Any substitute loans shall constitute
eligible substitute loans and must be substituted prior to the determination date immediately following the calendar month in which the prepayment was received by the servicer. In the event the aggregate amount of principal received in respect of loans prepaid in full in a given calendar month exceeds the aggregate of the scheduled principal balances of eligible substitute loans substituted therefor, the excess shall be distributed to certificateholders on the related payment date as a prepayment of principal. Notwithstanding the foregoing, there is no assurance that Green Tree will opt to make any substitutions nor, should it desire to exercise the option, that eligible substitute loans will be available.

Conveyance of Subsequent Home Improvement Loans and Sub-Pool HI Pre-Funding Account

  A sub-pool HI pre-funding account will be established by the trustee and
funded by Green Tree with approximately $     on the closing date to provide
the trust with sufficient funds to purchase subsequent home improvement loans. In no event will the sub-pool HI pre-funded amount, less the aggregate principal balance of subsequent home improvement loans specifically identified for purchase by the trust as of the closing date, represent more than 25% of the original sub-pool HI certificate principal balance. The sub-pool HI pre-funding account will be used to purchase subsequent home improvement loans during the period from the closing date until the earliest of (1) the date on which the amount on deposit in the sub-pool HI pre-funding account is less than $10,000, (2) 60 days after the closing date or (3) the date on which an event of termination occurs under the pooling and servicing agreement. The sub-pool HI pre-funded amount will be reduced during the funding period by the amount used to purchase subsequent home improvement loans in accordance with the pooling and servicing agreement.

  Under the pooling and servicing agreement following the initial issuance of the certificates, the trust will be obligated to purchase subsequent home improvement loans from Green Tree during the funding period, subject to their availability. In connection with the purchase of subsequent home improvement loans on the subsequent transfer dates, the trust will be required to pay to Green Tree from amounts on deposit in the sub-pool HI pre-funding account a cash purchase price of 100% of the principal balance thereof. Green Tree will designate the subsequent transfer date as the subsequent cut-off date for the related subsequent home improvement loans purchased on the date. The amount paid from the sub-pool HI pre-funding account on each subsequent transfer date will not include accrued interest on the related subsequent home improvement loans. Following each subsequent transfer date, the aggregate principal balance of the subsequent home improvement loans in sub-pool HI will increase by an amount equal to the aggregate principal balance of the home improvement loans so purchased and the amount in the sub-pool HI pre-funding account will decrease accordingly.

  Any sub-pool HI pre-funded amount remaining after the end of the funding period will be applied on the next payment date to prepay principal on the class HI: A-1 certificates. Although no assurance can be given, Green Tree anticipates that the principal amount of the related subsequent home improvement loans purchased by the trust will require the application of substantially all of the sub-pool HI pre-funded amount and that there should be no material amount of principal prepaid to the Class HI: A-1 certificateholders from the sub-pool HI pre-Funding account. However, it is unlikely that Green Tree will be able to deliver Subsequent Home Improvement Loans with an aggregate principal balance identical to the remaining sub-pool HI pre-funded amount.

  Any conveyance of subsequent home improvement loans on a subsequent transfer date is subject to certain conditions including, but not limited to:

  (1) each subsequent home improvement loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the pooling and servicing agreement;

  (2) Green Tree may not select subsequent home improvement loans in a manner that it believes is adverse to the interests of the certificateholders;

  (3) as of the respective Subsequent cut-off date the subsequent home improvement loans must satisfy the following criteria:

     (a) no subsequent home improvement loan may be more than 30 days contractually delinquent as of the related subsequent cut-off date;

     (b) the remaining stated term to maturity of each subsequent home improvement loan may not exceed 360 months;

     (c) each subsequent home improvement loan must have been underwritten in accordance with Green Tree's standard underwriting criteria;

     (d) no subsequent home improvement loan may have a loan-to-value ratio greater than 100%;

  (4) as a result of the purchase of the subsequent home improvement loans, neither the class HI: A certificates nor the class HE: A certificates will receive from Moody's or Fitch a lower credit rating than the rating assigned at the initial issuance of such certificates; and

  (5) an independent accountant will provide a letter stating whether or not the characteristics of the subsequent home improvement loans conform to the characteristics described herein.

Conveyance of Subsequent Home Equity Loans and Sub-Pool HE Pre-Funding Account

  A sub-pool HE pre-funding account will be established by the trustee and
funded by Green Tree with approximately $     on the closing date to provide
the trust with sufficient funds to purchase subsequent home equity loans. In no event will the sub-pool HE pre-funded amount, less the aggregate principal balance of subsequent home equity loans specifically identified for purchase by the trust as of the closing date, represent more than 25% of the original sub-pool HE certificate principal balance. The sub-pool HE pre-funding account will be used to purchase subsequent home equity loans during the period from the closing date until the earliest of (1) the date on which the amount on deposit in the sub-pool HE pre-funding account is less than $10,000, (2) 60 days after the closing date or (3) the date on which an event of termination occurs under the pooling and servicing agreement (the "funding period"). The sub-pool HE pre-funded amount will be reduced during the funding period by the amount used to purchase subsequent home equity loans in accordance with the pooling and servicing agreement.

  Under the pooling and servicing agreement following the initial issuance of the certificates, the trust will be obligated to purchase subsequent home equity loans from Green Tree during the funding period, subject to their availability. In connection with the purchase of subsequent home equity loans on the subsequent transfer dates, the trust will be required to pay to Green Tree from amounts on deposit in the sub-pool HE pre-funding account a cash purchase price of 100% of the principal balance thereof. Green Tree will designate the subsequent transfer date as the subsequent cut-off date with respect to the related subsequent home equity loans purchased on such date. The amount paid from the sub-pool HE pre-funding account on each subsequent transfer date will not include accrued interest on the related subsequent home equity loans. Following each subsequent transfer date, the aggregate principal balance of the subsequent home equity loans in sub-pool HE will increase by an amount equal to the aggregate principal balance of the home equity loans so purchased and the amount in the sub-pool HE pre-funding account will decrease accordingly.

  Any sub-pool HE pre-funded amount remaining after the end of the funding period will be applied on the next payment date to prepay principal on the Class HE: A-1B ARM, Class HE: A-1 and Class HE: A-2 certificates. Any amounts remaining which had been allocated to the purchase of subsequent adjustable rate home equity loans will be paid to the Class HE: A-1B ARM certificateholders, any amounts remaining which had been allocated to the purchase of Group I Subsequent fixed-rate home equity loans will be paid to the Class HE: A-1 certificateholders and any amounts remaining which had been allocated to the purchase of group II subsequent fixed-rate home equity Loans will be paid to the Class HE: A-2 certificateholders. Although no assurance can be given, Green Tree anticipates that the principal amount of the related subsequent home equity loans purchased by the trust will require the application of substantially all of the sub-pool HE pre-funded amount and that there should be no material amount of principal prepaid to the Class HE: A-1B ARM certificateholders, the Class HE: A-1 certificateholders or the Class
HE: A-2 certificateholders from the sub-pool HE pre-funding account. However, it is unlikely that Green Tree will be able to deliver subsequent home equity loans with an aggregate principal balance identical to the remaining sub-pool HE pre-funded amount.

  Any conveyance of subsequent home equity loans on a subsequent transfer date is subject to certain conditions including, but not limited to: (1) each subsequent home equity loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the pooling and servicing agreement; (2) Green Tree may not select subsequent home equity loans in a manner that it believes is adverse to the interests of the certificateholders; (3) as of the respective subsequent cut-off date the subsequent home equity loans must satisfy the following criteria: (a) no subsequent home equity loan may be more than 59 days contractually delinquent as of the related subsequent cut-off date; (b) the remaining stated term to maturity of each subsequent home equity loan may not exceed 360 months; (c) each subsequent home equity loan must have been underwritten in accordance with Green Tree's standard underwriting criteria; (d) as a result of the purchase of the subsequent home equity loans, the weighted average loan to value ratio of sub-pool HE will not be more than 200 basis points more than such ratio with respect to the initial home equity loans; (e) as a result of the purchase of the subsequent home equity loans, neither the Class HI: A certificates nor the Class HE: A certificates will receive from Moody's or Fitch a lower credit rating than the rating assigned at the initial issuance of such certificates; and (f) an independent accountant will provide a letter stating whether or not the characteristics of the subsequent home equity loans conform to the characteristics described herein.

Grantor Trust

  Green Tree Grantor Trust 1999- will be created and established pursuant to the grantor trust agreement. The depositor will deposit into the grantor trust
without recourse $     of Class HE: A-1 underlying certificates issued by the
trust, and the grantor trust will issue the Class HE: A-1 certificates.

  The property of the grantor trust will include (a) the Class HE: A-1 underlying certificates issued by the trust and all payments thereon, (b) such amounts as may be held by the trustee in a grantor trust account held by the trustee for the benefit of the Class HE: A-1 certificateholders, (c) the swap agreement and all payments received thereunder and (d) proceeds of all of the foregoing. The grantor trust will not acquire any receivables or assets other than the foregoing and will not have any need for additional capital resources. To the extent that payments are made on the Class HE: A-1 Underlying certificates and payments are received by the trustee as required under the Swap Agreement, the Grantor trust will have sufficient liquidity to make interest and principal distributions on the Class HE: A-1 certificates.

  On each payment date with respect to the Class HE: A-1 certificates, the trustee will pay to the Class HE: A-1 certificateholders, to the extent of funds available in the grantor trust account:

  (1) interest at a rate equal to the Class HE: A-1 pass-through rate, less any interest shortfall on the Class HE: A-1 underlying certificate for that period, plus any interest shortfall distributed on the related payment date with respect to the Class HE: A-1 underlying certificate; and

  (2) principal in an amount equal to the principal received by the grantor trust on the related payment date with respect to the Class HE: A-1 underlying certificate.

Payments on Loans

  The servicer, on behalf of the trust, will establish and maintain a certificate account in an eligible account at a depository institution (initially U.S. Bank National Association, Minneapolis, Minnesota) with trust powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the FDIC, whose short-term deposits have been rated P-1 by Moody's and F-1 by Fitch or whose unsecured long-term debt has been rated in one of the two highest rating categories by Moody's and Fitch, and which is subject to supervision and examination by federal or state eligible institutions. Eligible account means, at any time, an account which is any of the following:

  (1)  an account maintained with an eligible institution;

  (2) an account or accounts the deposits in which are fully insured by either the bank insurance fund or the Savings Association Insurance Fund of the FDIC;

  (3) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or

  (4) an account that will not cause Moody's or Fitch to downgrade or withdraw its then-current rating assigned to the certificates, as evidenced in writing by Moody's and Fitch. The servicer may authorize the trustee to invest the funds in the certificate account in eligible investments that will mature not later than the business day preceding the applicable monthly payment date. These eligible investments include:

     . obligations of the United States or of any of its agencies backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks;

     . any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds;

     . certain repurchase agreements of United States government securities with eligible commercial banks;

     . securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least Aa2 by Moody's and AA from Fitch not in excess of 10% of amounts in the certificate account at the time of such investment; and

     . commercial paper assigned a rating of at least P-1 by Moody's and F-1+ by Fitch. Any losses on such investments will be deducted from other investment earnings or from other funds in the certificate account.

  All receipts by the servicer of payments on the loans, including principal prepayments and advance payments by obligors not constituting principal prepayments, will be paid into the certificate account no later than one business day following receipt, except amounts received as extension fees or assumption fees not allocated to regular installments due on loans, which are retained by the servicer as part of its servicing fees and are not paid into the certificate account and except for certain proceeds from liquidated loans which are used to reimburse the servicer for customary out-of-pocket liquidation expenses. See "Description of the Certificates--Servicing Compensation and Payment of Expenses". In addition, all payments under FHA Insurance received by the servicer, any advances by the servicer or the trustee as described under "Description of the Certificates--Advances," and amounts paid by Green Tree for loans repurchased, or upon substitution for a loan otherwise required to be repurchased, as a result of a breach of representations or warranties under the pooling and servicing agreement, as described under "Description of the Certificates--Conveyance of Loans," will be paid into the certificate account.

  On the second business day preceding each payment date, the servicer will determine the sub-pool HI amount available and the sub-pool HE amount available in the certificate account and the amount of funds necessary to make all payments to be made on the next payment date from the certificate account. Not later than one business day after the determination date, Green Tree will deposit in the certificate account the repurchase price of any loans required to be repurchased on that payment date, or any amounts required to be deposited upon substitution for any loan otherwise required to be repurchased on such purchase date, as a result of a breach of representations and warranties under the pooling and servicing agreement.

  On each payment date the trustee will withdraw the sub-pool HI amount available, which will consist primarily of amounts received in respect of the home improvement loans, but will also include that portion of the sub-pool HE amount available in excess of the amounts necessary to make the payments described in clauses (1) through (9) of the succeeding paragraph) from the certificate Account and make the following payments, in the following order of priority:

  (1) if neither Green Tree nor any wholly owned subsidiary of Green Tree is the servicer, to pay the monthly servicing fee with respect to the home improvement Loans to the servicer;

  (2) to pay interest and principal on the sub-pool HI certificates, in the following order of priority:

     (A) interest on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 certificates as follows:

            . first, to Class HI: A Certificateholders, interest on the Class HI: A principal balance;

            . second, to Class HI: M-1 Certificateholders, interest on the Class HI: M-1 adjusted principal balance;

            . third, to Class HI: M-2 Certificateholders, interest on the Class HI: M-2 adjusted principal balance; and

            . fourth, to Class HI: B-1 Certificateholders, interest on the Class HI: B-1 adjusted principal balance;

     (B) principal on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 certificates, in the manner and order of priority described below under "Distributions on Sub-Pool HI Certificates-- Principal on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates," in respect of the sub-pool HI formula principal distribution amount;

     (C) principal on the Class HI: A, Class HI: M-1 and Class HI: M-2 certificates, in the manner and order of priority described below under "Distributions on Sub-Pool HI Certificates-- Principal on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates," in respect of any Sub-Pool HI supplementary principal distribution amount;

     (D) payments on the Class HI: M-1, Class HI: M-2 and Class HI: B-1 certificates in respect of sub-pool HI liquidation loss interest amounts as follows:

            .   first, to Class HI: M-1 Certificateholders, any unpaid Class
                HI: M-1 liquidation loss interest amount;

            .   second, to Class HI: M-2 Certificateholders, any unpaid Class
                HI: M-2 liquidation loss interest amount; and

            .   third, to Class HI: B-1 Certificateholders, any unpaid Class
                HI: B-1 liquidation loss interest amount; and

     (E) interest and principal on the Class HI: B-2 certificates, in the manner and order of priority described below under "Distributions on Sub-Pool HI Certificates--Class HI: B-2 Interest" and "--Class
         HI: B-2 Principal."

  (3) if Green Tree or any wholly owned subsidiary of Green Tree is the servicer, to pay the monthly servicing fee to the servicer with respect to the home improvement Loans;

  (4) to reimburse the trustee or any successor servicer for any payments of FHA Insurance premiums with respect to the home improvement Loans not paid by Green Tree, as servicer, and for which the trustee or such successor servicer has not been reimbursed by Green Tree;

  (5) to reimburse the servicer or the trustee, as applicable, for any unreimbursed advances with respect to the home improvement Loans made in respect of current or prior payment dates;

  (6) to reimburse the holder of the Class C certificate for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the trust as a REMIC or otherwise;

  (7) to reimburse Green Tree for any prior unreimbursed Class HI: B-2 guaranty payments;

  (8) to pay the Class HI: B-2 guaranty fee to Green Tree; and

  (9) to pay any remaining amounts to the holder of the Class C certificate.

  On each payment date the trustee will withdraw the Sub-Pool HE amount available, which will consist primarily of amounts received in respect of the Home Equity Loans, but will also include that portion of the Sub-Pool HI Amount Available in excess of the amounts necessary to make the payments described in clauses (1) through (9) of the preceding paragraph, and withdrawals from the reserve account from the certificate account and make the following payments, in the following order of priority:

  (1) if neither Green Tree nor any wholly owned subsidiary of Green Tree is the servicer, to pay the Monthly Servicing Fee with respect to the Home Equity Loans to the servicer;

  (2) to pay interest and principal on the sub-pool HE certificates, in the following order of priority:

     (A) interest on the Class HE: A certificates, including the Class
         HE: A-1 underlying certificate but excluding the Class HE: A-1 certificates, and the Class HE: M-1 and Class HE: M-2 certificates as follows, including, in each case, any such interest due on a prior payment date but not received:

            . first, to such Class HE: A Certificateholders, interest on the Class HE: A principal balance or, in the case of the Class HE:
                A-5 IO certificates, on the notional principal amount;

            . second, to Class HE: M-1 Certificateholders, interest on the Class HE: M-1 adjusted principal balance; and

            . third, to Class HE: M-2 Certificateholders, interest on the Class HE: M-2 adjusted principal balance;

     (B) principal on the Class HE: A certificates, including the Class
         HE: A-1 underlying certificate but excluding the Class HE: A-1 certificates, and the Class HE: M-1 and Class HE: M-2 certificates, in the manner and order of priority described below under "Distributions on Sub-Pool HE Certificates--Principal on the Class HE: A, Class HE: M-1 and Class HE: M-2 Certificates," in respect of the sub-Pool HE formula principal distribution amount;

     (C) payments on the Class HE: M-1 and Class HE: M-2 certificates in respect of sub-pool HE liquidation loss interest amounts as follows:

            .   first, to Class HE: M-1 Certificateholders, any unpaid Class
                HE: M-1 liquidation loss interest amount; and

            .   second, to Class HE: M-2 Certificateholders, any unpaid Class
                HE: M-2 liquidation loss interest amount;

     (D) interest and principal on the Class HE: B certificates, in the manner and order of priority described below under "Distributions on Sub-Pool HE Certificates--Class HE: B Interest" and "--Class
         HE: B Principal;" and

     (E) interest, to the extent not paid on a prior Payment Date, on the Class HE: A-1B ARM certificates for any payment date with respect to which the available funds pass-through rate was less than one-month LIBOR plus the pass-through margin (or 14.0% if less), calculated on the Class HE: A-1B ARM principal balance for such payment date at a rate equal to such difference, plus interest on such amount accrued from such payment date to the payment date on which such amount is paid.

  (3) if Green Tree or any wholly owned subsidiary of Green Tree is the servicer, to pay the monthly servicing fee to the servicer with respect to the home equity loan;

  (4) to reimburse the servicer or the trustee, as applicable, for any unreimbursed advances with respect to the home equity loan made in respect of current or prior payment dates;

  (5) to reimburse the holder of the Class C certificate for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the trust as a REMIC or otherwise;

  (6) to reimburse Green Tree for any prior unreimbursed Class HE: B guaranty payments;

  (7) to pay the Class HE: B guaranty fee to Green Tree; and

  (8) to pay any remaining amounts to the holder of the Class C certificate.

  The scheduled principal balance of a loan with respect to any payment date is its principal balance as of the scheduled payment due date in the calendar month preceding that payment date as specified in its amortization schedule, after giving effect to any previous partial principal prepayments and to the scheduled payment due on such due date, but without giving effect to any delinquency in payment or adjustments due to bankruptcy or similar proceedings. The pool scheduled principal balance, with respect to the loan pool or a given sub-pool, as of any payment date, is the aggregate of the scheduled principal balances of loans comprising the loan pool or such sub-pool, as the case may be, that were outstanding during the preceding due period. A liquidated loan is a defaulted loan as to which all amounts that the servicer expects to recover on account of such loan have been received.

Distributions on Sub-Pool HI Certificates

  On each payment date, distributions on the sub-pool HI certificates will be made to the holders of the class HI: A certificates, the class HI: M certificates and the class HI: B certificates in the manner described in the
next    pages. Distributions of interest and principal on the sub-pool HI certificates will be made primarily from amounts available in respect of the home improvement loans comprising sub-pool HI, although, under certain circumstances as described in this prospectus supplement, amounts available in respect of the home equity loans in sub-pool HE may be available to make such distributions.

  The sub-pool HI amount available will consist primarily of payments made on or in respect of the home improvement loans comprising sub-pool HI and will include amounts payable, subject to the subordination described in this prospectus supplement, to the servicer, so long as Green Tree or any wholly owned subsidiary of Green Tree is the servicer, as the monthly servicing fee with respect to the home improvement loans, to Green Tree as the class HI: B-2 guaranty fee, and to the class C certificateholders.

Interest on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates

  Interest will be distributable first to each class of class HI: A certificates concurrently, then to the class HI: M-1 certificates, then to the class HI: M-2 certificates and then to the class HI: B-1 certificates. Interest on the outstanding class HI: A principal balance, class HI: M-1 adjusted principal balance, class HI: M-2 adjusted principal balance and class HI: B-1 adjusted principal balance, as applicable, will accrue at the related pass-
through rate from        , 1999, or from the most recent payment date on which
interest has been paid, to but excluding the following payment date, and will be computed on the basis of a 360-day year of twelve 30-day months. The principal balance of a class of sub-pool HI certificates as of any payment date is the original principal balance of such class less all amounts previously distributed on account of principal of such class. The class HI: A principal balance as of any payment date is the sum of the Class HI: A-1 principal balance, the Class HI: A-2 principal balance and the Class HI: A-3 principal balance. The "class HI:

M principal balance" as of any payment date is the sum of the class HI: M-1 principal balance and the class HI: M-2 principal balance. The "Class HI: M-1 adjusted principal balance" as of any payment date is the class HI: M-1 principal balance less any Class HI: M-1 liquidation loss amount. The pass-through rates for the class HI: A, Class HI: M and class HI: B-1 certificates are set forth on the cover of this prospectus supplement. The "Class HI: M-2 adjusted principal balance" as of any payment date is the class HI: M-2 principal balance less any Class HI: M-2 liquidation loss amount (described below under "losses on liquidated home improvement loans"). The "Class HI: B principal balance" as of any payment date is the sum of the class HI: B-1 principal balance and the Class HI: B-2 principal balance. The "Class HI: B-1 adjusted principal balance" as of any payment date is the Class HI: B-1 principal balance less any Class HI: B-1 liquidation loss amount (described below under "losses on liquidated home improvement loans").

  The pass-through rates on the Class HI: A, Class HI: M and Class HI: B-1 certificates are set forth on the cover of this prospectus supplement. The Class HI: B-2 pass-through rate is 8.50%, subject to a maximum rate equal to the weighted average of the loan rates on the home improvement loans.

  In the event that, on a particular payment date, the sub-pool HI amount available in the certificate account is not sufficient to make a full distribution of interest to the holders of a class of class HI: A certificates, class HI: M-1 certificates, Class HI: M-2 certificates or Class HI: B-1 certificates, after payment of interest on each class of sub-pool HI certificates that is senior to such class of certificates (the Class HI: A certificates being treated as a single class for this purpose), the amount of interest to be distributed in respect of such class will be allocated among the outstanding certificates of such class pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next payment date. Any such amount so carried forward will bear interest at the applicable pass-through rate, to the extent legally permissible.

Principal on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates.

  The Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 certificates will be entitled to receive on each payment date as distributions of principal, in the order of priority set forth below and to the extent of the sub-pool HI amount available in the certificate account after payment of all interest then accrued on the Class HI: A principal balance, Class HI: M-1 adjusted principal balance, Class HI: M-2 adjusted principal balance and Class HI: B-1 adjusted principal balance, an amount equal to the sub-pool HI senior percentage (as defined below) or the Class HI: B percentage, as applicable, of the sub-pool HI formula principal distribution amount. The sub-pool HI formula principal distribution amount is the sum of:

  (1) all scheduled payments of principal due on each outstanding home improvement loan during the related due period,

  (2) the scheduled principal balance of each home improvement loan which, during the due period, was purchased by Green Tree pursuant to the pooling and servicing agreement on account of certain breaches of its representations and warranties,

  (3) all partial principal prepayments applied and all principal prepayments in full received during such due period in respect of home improvement loan,

  (4) the scheduled principal balance of each home improvement loan that became a liquidated loan during such due period, and

  (5) any amount described in clauses (1) through (4) above that was not previously distributed because of an insufficient amount of funds available in the certificate account if

     (a) the payment date occurs on or after the payment date on which the Class HI: B-2 principal balance has been reduced to zero, or

     (b) such amount was not covered by a Class HI: B-2 guaranty payment and corresponding reduction in the Class HI: B-2 principal balance, less any sub-pool HI over-collateralization adjustment amount (as described below).

In addition, on each payment date occurring in January 2002 or after on which the sub-pool HI current realized loss test (as described below) has not been met and the ratio of (a) the net liquidation losses on all FHA-Insured loan that became liquidated loan in any due period preceding such payment date to
(b) the aggregate repurchase price of all such liquidated loan is 50% or more, holders of a Class of Class HI: A or Class HI: M certificates will be entitled to receive as payments of principal, in the order of priority described below, the sub-pool HI supplementary principal distribution amount (which is the balance, if any, of the sub-pool HI amount available in the certificate account after payment of (1) all interest then accrued on the Class HI: A principal balance, Class HI: M-1 adjusted principal balance, Class HI: M-2 adjusted principal balance and Class HI: B-1 adjusted principal balance, and (2) the sub-pool HI formula principal distribution amount). When the principal balance of a Class of sub-pool HI certificates is reduced to zero, no further distributions of principal will be made to the holders of that class.

  The scheduled principal balance of a loan with respect to any payment date is its principal balance as of the scheduled payment due date in the due period, after giving effect to any previous partial principal prepayments applied and to the scheduled payment due on such due date, and after giving effect to any adjustments due to bankruptcy or similar proceedings. The pool scheduled principal balance, with respect to the loan pool or a given sub-pool as of any payment date, is the aggregate of the scheduled principal balances of loans comprising the loan pool or such sub-pool, as the case may be, that were outstanding during the preceding due period. A liquidated loan is a defaulted loan where all amounts that the servicer expects to recover on account of that loan have been received.

  The sub-pool HI over-collateralization adjustment amount for any payment date will be the excess, if any, of the (1) the excess of (a) the pool scheduled principal balance of sub-pool HI over (b) the sum of the Class HI: A principal balance, the Class HI: M principal balance and the Class HI: B principal balance, over (2) 2% of the pool scheduled principal balance of sub-pool HI.

  The sub-pool HI senior percentage of the sub-pool HI formula principal distribution amount and any sub-pool HI supplementary principal distribution amount will be distributed, to the extent of the sub-pool HI amount available, after payment of all interest then accrued on the Class HI: A principal balance, Class HI: M-1 adjusted principal balance, Class HI: M-2 adjusted principal balance and Class
HI: B-1 adjusted principal balance,

     .   first, to the Class HI: A-1 certificateholders until the Class HI:
         A-1 principal balance has been reduced to zero,

     .   then to the Class HI: A-2 certificateholders until the Class HI:
         A-2 principal balance has been reduced to zero,

     .   then to the Class HI: A-3 certificateholders until the Class HI:
         A-3 principal balance has been reduced to zero,

     .   then to the Class HI: M-1 certificateholders until the Class HI:
         M-1 principal balance has been reduced to zero and

     .   then to the Class HI: M-2 certificateholders until the Class HI:
         M-2 principal balance has been reduced to zero.

  The sub-pool HI senior percentage for any payment date prior to the Class HI:
B cross-over date, and for any payment date on or after the Class HI: B cross-over date on which each Class HI: B principal distribution test has not been satisfied, will equal 100%. On each payment date on or after the Class HI: B cross-over date, if each Class HI: B principal distribution test has been satisfied on such payment date, the sub-pool HI senior percentage will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class HI: A principal balance and the Class HI: M principal balance for such payment date and the denominator of which is the pool scheduled principal balance of sub-pool HI for the immediately preceding payment date.

  Payments of principal on the Class HI: B-l certificates will not commence until the Class HI: B cross-over date, and will be made on that payment date and each payment date after that only if each Class HI: B principal distribution test is satisfied on that payment date, unless the Class HI: A principal balance and the Class HI: M principal balance have been reduced to zero. The Class HI: B cross-over date will be the earlier of (A) the payment date on which the Class HI: M-2 principal balance is reduced to zero and (B)
the first payment date on or after the payment date in      2002 on which the
fraction, expressed as a percentage, the numerator of which is the Class HI: B principal balance as of such payment date and the denominator of which is the pool scheduled principal balance of sub-pool HI as of the immediately preceding payment date, is equal to or greater than 20%.

  On each payment date on or after the Class HI: B cross-over date and prior to the payment date on which the Class HI: A principal balance and the Class HI: M principal balance have been reduced to zero, holders of Class HI: B certificates will be entitled to distributions of principal only if each of the following Class HI: B principal distribution tests is satisfied on such payment date:

  (1) the average of the sub-pool HI sixty-day delinquency ratio (as defined in the pooling and servicing agreement) as of such payment date and the prior two payment dates must not exceed 2.5%;

  (2) the average of the sub-pool HI thirty-day delinquency ratio, as defined in the pooling and servicing agreement, as of such payment date and the prior two payment dates must not exceed 5%;

  (3) the sub-pool HI cumulative realized loss ratio, as defined in the pooling and servicing agreement, as of such payment date must not exceed 10%;

  (4) the sub-pool HI current realized loss ratio, as defined in the pooling and servicing agreement, as of such payment date must not exceed 2.5%; and

  (5) the Class HI: B principal balance divided by the pool scheduled principal balance of sub-pool HI as of the immediately preceding payment date must be equal to or greater than 20%.

  On each payment date on which the Class HI: B certificates are eligible to receive distributions of principal, the Class HI: B percentage of the sub-pool HI formula principal distribution amount less the Class HI: B floor reduction amount will be paid to the Class HI: B-1 certificateholders to the extent of the sub-pool HI amount available, after payment of all interest then accrued on the Class HI: A principal balance, Class HI: M-1 adjusted principal balance, Class HI: M-2 adjusted principal balance and Class HI: B-1 adjusted principal balance and all principal then due on the Class HI: A certificates and Class
HI: M certificates, until the Class HI: B-l principal balance has been reduced to zero. The Class HI: B floor reduction amount means as to any payment date prior to the Class HI: M-2 cross-over date, the amount, if any, by which the Class HI: B percentage of the sub-pool HI formula principal distribution amount exceeds (a) the Class HI: B principal balance prior to the effect of such distribution less (b) $1,250,000, and after the Class HI: M-2 cross-over date the amount will equal zero.

  Any Class HI: B floor reduction amount will be distributed to the Class HI:
A-1 certificates until the balance is reduced to zero, then to Class HI: A-2 certificates until the balance is reduced to zero, then to Class HI: A-3 certificates until the balance is reduced to zero, then to Class HI: M-1 certificates, until the balance is reduced to zero, and then to Class HI: M-2 certificates until the balance is reduced to zero.

  The Class HI: B percentage for any payment date will be equal to 100% minus the sub-pool HI senior percentage. The Class HI: B percentage for each payment date, if any, after the Class HI: A principal balance and the Class HI: M principal balance have been reduced to zero will be equal to 100%.

  Notwithstanding the above, on any payment date as to which there is a Class
HI: A liquidation loss principal amount, which is the amount, if any, by which the pool scheduled principal balance of sub-pool HI plus the sub-pool HI pre-funded amount is less than the Class HI: A principal balance, the remaining sub-pool HI amount available, after payment of all interest then accrued on the Class HI: A principal balance, Class HI: M-1 adjusted principal balance, Class
HI: M-2 adjusted principal balance and Class HI: B-1 adjusted principal balance, will be distributed pro rata to each class of Class HI: A certificates based on the principal balance of each class. In no event will such amount exceed the principal balance of any such class).

Class HI: B-2 Interest.

  Interest on the outstanding Class HI: B-2 principal balance will accrue from
    , 1999, or from the most recent payment date on which interest has been paid, to but excluding the following payment date, and will be computed on the basis of a 360-day year of twelve 30-day months.

  To the extent of (a) the remaining sub-pool HI amount available, if any, for a payment date after payment of all interest and principal then payable on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 certificates, and
(b) the Class HI: B-2 guaranty payment, if any, for such date, interest will be paid to the Class HI: B-2 certificateholders on such payment date at the Class
HI: B-2 pass-through rate on the then outstanding Class HI: B-2 principal balance. The Class HI: B-2 principal balance is the original class HI: B-2 principal balance less all amounts previously distributed to the Class HI: B-2 certificateholders, including any Class HI: B-2 guaranty payments, on account of principal.

  In the event that, on a particular payment date, the remaining sub-pool HI amount available in the certificate account plus any amounts actually paid under the Class HI: B-2 limited guaranty are not sufficient to make a full distribution of interest to the Class HI: B-2 certificateholders, the amount of the deficiency will be carried forward as an amount that the Class HI: B-2 certificateholders are entitled to receive on the next payment date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class HI: B-2 pass-through rate.

Class HI: B-2 Principal.

  Except for payments of the Class HI: B-2 liquidation loss principal amount, payments of principal on the Class HI: B-2 certificates will not commence until the payment date on which the Class HI: B-1 principal balance has been reduced to zero (the "Class HI: B-1 cross-over date"), and will be made on that payment date and each payment date after that only if each Class HI: B principal distribution test is satisfied on such payment date, unless the Class HI: A principal balance and the Class HI: M principal balance have been reduced to zero. On any such payment date, the Class HI: B percentage of the sub-pool HI formula principal distribution amount less the Class HI: B floor reduction amount will be distributed, to the extent of the sub-pool HI amount available, after payment of all interest and principal then due on the Class HI: A and Class HI: M certificates, and any amounts actually paid under the Class HI: B-2 limited guaranty, in each case after payment of interest on the Class HI: B-2 certificates, to the Class HI: B-2 certificateholders until the Class HI: B-2 principal balance has been reduced to zero. The Class HI: B-2 principal balance generally will not be reduced below $1,250,000 until the Class HI: A principal balance, the Class HI: M principal balance and the Class HI: B-1 principal balance have been reduced to zero.

  On each payment date, the Class HI: B-2 certificateholders will be entitled to receive, pursuant to the Class HI: B-2 limited guaranty, the Class HI: B-2 liquidation loss principal amount until the Class HI: B-2 principal balance has been reduced to zero.

Distributions on Sub-Pool HE Certificates

  On each payment date, distributions on the sub-pool HE certificates will be made to the holders of the Class HE: A certificates, the Class HE: M certificates and the Class HE: B certificates, in the manner described below. Distributions of interest and principal on the sub-pool HE certificates will be made primarily from amounts available in respect of the home equity loans comprising sub-pool HE, although, under certain circumstances as described in this prospectus supplement, amounts available in respect of the home improvement loans in sub-pool HI may be available to make such distributions.

  Sub-pool HE certificateholders will be entitled to receive on each payment
date commencing in     1999, to the extent that the sub-pool HE amount
available plus any reserve account withdrawal amount in the certificate account is sufficient, distributions allocable to interest and principal, as described in this prospectus supplement.

  The Class HE: A and Class HE: M certificateholders will have the benefit of a reserve account to cover liquidation losses on the home equity loans. The
reserve account will equal $     on the closing date. Withdrawals will be made
from the reserve account to cover liquidation losses on the home equity loans, and to repay the loan used to fund the reserve account. Additions will be made to the reserve account from the sub-pool HE amount available in an amount equal to those withdrawals from the reserve account that are used to repay the loan upon certain triggering events.

Reserve Account Loan

  The reserve account will be fully funded on the closing date by a loan. Loan fees due on the reserve account loan will be paid on each payment date from the amount available to the Class HE Certificateholders.

  Amounts will be released on each payment date from the reserve account to pay a portion of the principal on the reserve account loan, commencing on or after
the payment date in      if on that payment date, certain tests have been met.
The loan reduction amount on any payment date will be the excess of the sum of the Class HE: B adjusted principal balance and the reserve account balance over 16% of the pool scheduled principal balance of sub-pool HE as of that payment date. However, if the Class HE: A and Class HE: M principal balances have been reduced to zero, the reserve account balance will also be zero.

  In addition, if on a payment date certain triggering events have occurred, amounts will be released from the reserve account to pay the reserve account loan on that payment date, and on each succeeding payment date until the triggering event is cured. In this case, the amount of the repayment on that date will equal, in general, the sub-pool HE amount available on that payment date less all amounts which the Class HE: A and Class HE: M certificateholders are entitled to receive on that payment date. A triggering event will occur if liquidation losses on loans included in sub-pool HE exceed specified amounts, if prepayments fall below certain levels, or if the sub-pool HE amount available, after payment of interest and principal to Class HE: A and Class HE: M certificateholders, is less than a specified amount.

  On the earlier of the payment date in      or the payment date on which any
termination event has occurred, a portion of the sub-pool HE amount available may be applied to pay the reserve account loan on that payment date, and on each succeeding payment date, until the reserve account loan has been paid in full. In this case, the amount of each repayment will equal, in general, the sub-pool HE amount available on that payment date, less all amounts which the Class HE: A and Class HE: M certificateholders are entitled to receive on that payment date. Termination events include an event of default under the reserve account loan agreement, the exercise by the servicer of its right to purchase the loans in the trust created under the pooling and servicing agreement after the scheduled principal balance of all such loans is less than 10% of the aggregate principal balance of the certificates on the closing date, and the failure of certain tests related to the performance of the loans included in sub-pool HE.

  The sub-pool HE amount available will consist primarily of payments made on or in respect of the home equity loans comprising sub-pool HE and will include amounts payable, subject to the subordination, to the servicer (so long as Green Tree or any wholly owned subsidiary of Green Tree is the servicer) as the related monthly servicing fee with respect to the home equity loans, to Green Tree as the Class HE: B guaranty fee, and to the Class C certificateholders.

Interest on the Class HE: A, Class HE: M-1 and Class HE: M-2.

  Interest will be distributable

  .   first to each Class of Class HE: A certificates concurrently,

  .   then to the Class HE: M-1 certificates and

  .   then to the Class HE: M-2 certificates.

  Interest on the outstanding Class HE: A principal balance, or, in the case of the Class HE: A-5 IO certificates, on the notional principal amount, Class HE:
M-1 adjusted principal balance and Class HE: M-2 adjusted principal balance, as
applicable, will accrue at the related pass-through rate from     , 1999, or
from the most recent payment date on which interest has been paid, to but excluding the following payment date. Interest on each Class of Class HE: A certificates, other than the Class HE: A-1B ARM and Class HE: A-1 certificates, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Class HE: A-1B ARM and Class HE: A-1 certificates will be computed on the basis of actual days elapsed in a 360-day year. The principal balance of a Class of sub-pool HE certificates as of any payment date is the original principal balance of the class minus all amounts previously distributed on account of principal of the Class. The Class HE: A principal balance as of any payment date is the sum of the Class HE: A-1A NAS principal balance, the Class HE: A-1B ARM principal balance, the Class HE: A-1 principal balance, the Class HE: A-2 principal balance, the Class HE: A-3 principal balance and the Class HE: A-4 principal balance. The Class HE: M principal balance as of any payment date is the sum of the Class HE: M-1 principal balance and the Class HE: M-2 principal balance. The Class HE: M-1 adjusted principal balance" as of any payment date is the Class HE: M-1 principal balance less any Class HE: M-1 liquidation loss amount. The Class HE: M-2 adjusted principal balance as of any payment date is the Class HE: M-2 principal balance less any Class HE: M-2 liquidation loss amount.

  The Class HE: A-1B ARM pass-through rate is a floating rate equal to the lesser of one-month LIBOR plus the Class A-1B ARM pass-through margin or the available funds pass-through rate, but in no case more than 14.0%. The Class A-1B ARM pass-through margin will equal 0.65% per year on each payment date on which the pool scheduled principal balance of the loan pool is 10% or more of the cut-off date pool principal balance of the loan pool, and 0.90% per year on each payment date on which the pool scheduled principal balance of the loan pool is less than 10% of the aggregate principal balance of the certificates on the closing date. The available funds pass-through rate for any payment date will be a rate per year equal to the weighted average of the expense adjusted loan rates on the then outstanding adjustable rate home equity Loans. The expense adjusted loan rate on any adjustable rate home equity loan is equal to the then applicable mortgage rate, minus the expense fee rate. The expense fee rate is 0.50% per year.

  In addition, if on any payment date the Class HE: A-1B ARM pass-through rate is less than one-month LIBOR plus the pass-through margin or 14.0% if less, because of the limit of the available funds pass-through rate, supplemental interest on the Class HE: A-1B ARM principal balance at a rate equal to such difference will be payable on the Class HE: A-1B ARM certificates, to the extent the sub-pool HE amount available is sufficient therefor after payment of all interest and principal due on the sub-pool HE certificates on, and unpaid loan fees and certain other amounts payable to the reserve account lenders as of, such payment date. The loan fees are generally calculated at 1.50% per year until the seventh anniversary of the Closing Date and after that at a rate of 2.5% per year.

  Through the payment date in     , or as described below in this paragraph,
the Class HE: A-1 pass-through rate will be a floating rate equal to one-month LIBOR plus 0.57%, but in no case more than 14.0%. On each Payment Date after
    , the Class HE: A-1 pass-through rate will equal the pass-through rate on the Class HE: A-1 underlying certificates, which is 6.2375%. On the payment date on which the pool scheduled principal balance of the Loan pool is less than 10% of the aggregate principal balance of the certificates on the closing date, the Class HE: A-1 pass-through rate will increase by 0.25%.

  Interest will be calculated on the Class HE: A-5 IO certificates on each payment date based on the notional principal amount, which for the first 24
payment dates is equal to $    , or the Class HE: A principal balance for the
payment date, if less, and will after that equal zero. The notional principal amount provides a basis for calculating interest payments only, and does not represent the right to receive any distributions of principal.

  In the event that, on a particular payment date, the sub-pool HE amount available in the certificate account is not sufficient to make a full distribution of interest to the holders of a Class of Class HE: A certificates, Class HE: M-1 certificates or Class HE: M-2 certificates, after payment of interest on each Class of sub-pool HE certificates that is senior to that class of certificates (the Class HE: A certificates being treated as a single class for this purpose), the amount of interest to be distributed in respect of that Class will be allocated among the outstanding certificates of that class pro rata in accordance with their entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next payment date. In such event, the amount of interest to be distributed to the Class HE: A-1 certificates will be reduced by the amount of the interest shortfall in respect of the Class HE: A-1 underlying certificates. Any such amount so carried forward will bear interest at the applicable pass-through rate, and in the case of the Class HE: A-1 certificates, at the pass-through rate for the Class
HE: A-1 underlying certificates, to the extent legally permissible.

Principal on the Class HE: A, Class HE: M-1 and Class HE: M-2 Certificates.

  The Class HE: A Class HE: M-1 and Class HE: M-2 certificates will be entitled to receive on each Payment Date distributions of principal in the order of priority described below, to the extent of the sub-pool HE amount available after payment of all interest then accrued on the Class HE: A principal balance, Class HE: M-1 adjusted principal balance and Class HE: M-2 adjusted principal balance and after payment of any unpaid loan fees payable to the reserve account lenders.

  Holders of the Class HE: A-1A NAS certificates will generally be entitled to receive, as payments of principal, an amount equal to Class HE: A-1A NAS Percentage of the Class HE: A ARM portion, until the Class HE: A-1A NAS principal balance is reduced to zero. Holders of the Class HE: A-1B ARM certificates will generally be entitled to receive, as payments of principal, the Class HE: A ARM portion less an amount equal to the lesser of the Class A-1A NAS principal balance and the Class HE: A-1A NAS percentage of the Class HE: A ARM portion, until the Class HE: A-1B ARM principal balance is reduced to zero.

"Class HE: A-1A NAS Percentage" means, as to any Payment Date:

  (1) 0% prior to the payment date in          , unless the Class HE: A-1B
      ARM Principal Balance has been reduced to zero;

  (2) 90% on the payment date in September 2000 and after that, unless the Class HE: A-1B ARM principal balance has been reduced to zero; and

  (3) on and after any payment date on which the Class HE: A-1B ARM principal balance has been reduced to zero, until the Class HE: A-1A NAS principal balance has been reduced to zero, 100%.

"Class HE: A ARM Portion" means, generally, as to any payment date,

    (a) if the payment date is on or prior to the Class HE: A ARM cross-over date, an amount equal to the sub-pool HE ARM formula principal distribution amount;

    (b) if the payment date is on or prior to the Class HE: A ARM cross-over date, and after the Class HE: A-1 underlying and Class HE: A-4 cross-over dates, an amount equal to the sub-pool HE formula principal distribution amount less the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B formula principal distribution amounts;

    (c) if the payment date is after the Class HE: ARM cross-over date, $0.

"Sub-Pool HE: ARM Formula Principal Distribution Amount" means, as to any payment date, the sum of the following amounts for the related due period, in each case computed in accordance with the method specified in the relevant adjustable rate home equity loan:

    (a) all scheduled payments of principal due on each outstanding adjustable rate home equity loan during the prior due period as specified in the amortization schedule at the time applicable thereto, after adjustments for previous partial principal prepayments and any adjustment to the amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period; plus

    (b) all partial principal prepayments applied and all principal prepayments in full received during the prior due period for the adjustable rate home equity loans; plus

    (c) the aggregate scheduled principal balance of all adjustable rate home equity loans that became liquidated loans during the prior due period plus the amount of any reduction in principal balance of any adjustable rate home equity loans during the prior due period pursuant to bankruptcy proceedings involving the related obligor; plus

    (d) the aggregate scheduled principal balance of all adjustable rate home equity loans repurchased, and all amounts deposited in lieu of the repurchase of any adjustable rate home equity loan, during the prior due period, any amount required to be deposited by Green Tree in the certificate account during the prior due period; plus

    (e) on the payment date which is on or after the last day of the pre-funding period, any amount then on deposit in the sub-pool HE pre-funding ARM subaccount.

  The Class HE: A-1 underlying certificateholders will be entitled to receive, as payments of principal, the Class HE: A-1 underlying portion, until the Class HE: A-1 principal balance is reduced to zero. "Class HE: A-1 Underlying Portion" means, generally, any payment date,

    (a) if the payment date is before the Class HE: A-1 underlying and Class
         HE: A-4 cross-over dates, an amount equal to the Sub-Pool HE Group
         I formula principal distribution amount less the product of (i) the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B formula principal distribution amounts times (ii) a fraction, the numerator of which is the sub-pool HE Group I formula principal distribution amount and the denominator of which is the sub-pool HE: Group I formula principal distribution amount plus the sub-pool HE: Group II formula principal distribution amount;

    (b) if the payment date is on or before the Class HE: A-1 underlying cross-over date and the Class HE: A ARM cross-over date but after the Class HE: A-4 cross-over date, an amount equal to the sub-pool HE fixed rate formula principal distribution amount less the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B formula principal distribution amounts;

    (c) if the payment date is on or prior to the Class HE: A-1 underlying cross-over date and after the Class HE: A-4 and Class HE: A ARM cross-over dates, an amount equal to the sub-pool HE formula principal distribution amount less the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B formula principal distribution amounts times;

    (d) if the payment date is after the Class HE: A-1 underlying cross-over date, $0.

"Sub-Pool HE: Group I Formula Principal Distribution Amount" means, as to any payment date, the sum of:

    (a) all scheduled payments of principal due on each outstanding Group I loan during the prior due period listed in the amortization schedule at the time applicable, after adjustments for previous partial principal prepayments and after any adjustment to the amortization schedule by reason of any bankruptcy of an obligor or similar proceeding or any moratorium or similar waiver or grace period; plus

    (b) all partial principal prepayments applied and all principal prepayments in full received during the prior due period with respect to the Group I loans; plus

    (c) the aggregate scheduled principal balance of all Group I loans that became liquidated loans during the prior due period plus the amount of any reduction in principal balance of any Group I loan during the prior due period pursuant to bankruptcy proceedings involving the related obligor; plus

    (d) the aggregate scheduled principal balance of all Group I loans repurchased, and all amounts deposited instead of the repurchase of any Group I loan, during the prior due period, any amount required to be deposited by Green Tree in the certificate account during the prior due period; plus

    (e) any amount described in clauses (a) through (d) above that was not previously distributed because of an insufficient amount of funds available in the certificate account if (1) the payment date occurs on or after the payment date on which the Class HE: B principal balance has been reduced to zero, or (2) such amount was not covered by a Class HE: B guaranty payment and corresponding reduction in the Class HE: B principal balance; plus

    (f) on the payment date on or after the last day of the pre-funding period, the Sub-Pool HE Pre-Funded Group I amount.

  Holders of the Class HE: A-2, Class HE: A-3 and Class HE: A-4 certificates will be entitled to receive, as payments of principal, an amount equal to the Class HE: A(2, 3, 4) portion. When the principal balance of a class of sub-pool HE certificates is reduced to zero, no further distributions of principal will be made to the holders of the class.

"Class HE: A (2, 3, 4) Portion" means, generally, as to any payment date,

    (a) if the payment date is on or before the Class HE: A-4, Class HE: A-1 underlying, and Class HE: A ARM cross-over dates, an amount equal to the sub-pool HE Group II formula principal distribution amount less the product of (i) the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B formula principal distribution amounts times
         (ii) a fraction, the numerator of which is the Sub-Pool HE Group II formula principal distribution amount and the denominator of which is the Sub-Pool HE: Group I formula principal distribution amount plus the sub-pool HE: Group II formula principal distribution amount;

    (b) if the payment date is on or before the Class HE: A-4 and Class HE:
         A ARM cross-over dates but after the Class HE: A-1 cross-over date, an amount equal to the sub-pool HE fixed rate formula principal distribution amount less the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B formula principal distribution amounts;

    (c) if the payment date is on or before the Class HE: A-4 and Class HE:
         A-1 underlying cross-over dates but after the Class HE: A ARM cross-over date, an amount equal to the sub-pool HE Group II formula principal distribution amount plus the sub-pool HE ARM formula principal distribution amount less the product of (i) the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B formula principal distribution amounts times (ii) a fraction, the numerator of which is the Sub-Pool HE Group II formula principal distribution amount and the denominator of which is the sub-pool HE: Group I formula principal distribution amount plus the sub-pool HE: Group II formula principal distribution amount;

    (d) if the payment date is on or before the Class HE: A-4 cross-over date and after the Class HE: A-1 underlying and Class HE: A ARM cross-over dates, an amount equal to the sub-pool HE formula principal distribution amount less the sum of the Class HE: M-1, Class HE: M-2, and Class HE: B formula principal distribution amounts;

    (e) if the payment date is after the Class HE: A-4 cross-over date, $0.

"Sub-Pool HE Group II Formula Principal Distribution Amount" means, as to any payment date, the sum of:

    (a) all scheduled payments of principal due on each outstanding Group II loan during the prior due period as specified in the amortization schedule at the time applicable, after adjustments for previous partial principal prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an obligor or similar proceeding or any moratorium or similar waiver or grace period; plus

    (b) all partial principal prepayments applied and all principal prepayments in full received during the prior due period for the Group II loans; plus

    (c) the aggregate scheduled principal balance of all Group II loans that became liquidated loans during the prior due period plus the amount of any reduction in principal balance of any Group II loan during the prior due period under bankruptcy proceedings involving the related obligor; plus

    (d) the aggregate scheduled principal balance of all Group II loans repurchased, and all amounts deposited in lieu of the repurchase of any Group II loan, during the prior due period, any amount required to be deposited by Green Tree in the certificate account during the prior due period; plus

    (e) any amount described in clauses (a) through (d) above that was not previously distributed because of an insufficient amount of funds available in the certificate amount if (1) the payment date occurs on or after the payment date on which the Class HE: B principal balance has been reduced to zero, or (2) such amount was not covered by a Class HE: B guaranty payment and corresponding reduction in the Class HE: B principal balance; plus

    (f) on the payment date on or after the last day of the pre-funding period, the Sub-Pool HE pre-funded Group II amount.

  The Class HE: A-5 IO certificates are interest-only certificates and are not entitled to receive distributions of principal.

  The Class HE: M-1 certificateholders will be entitled to receive, as payments of principal, the Class HE: M-1 formula principal distribution amount.

"Class HE: M-1 Formula Principal Distribution Amount" means, as to any payment date,

    (a) if the payment date is prior to the      payment date, or if such
         payment date is on or before the Class HE: A cross-over date and any Class HE: subordinate principal distribution test is not satisfied, $0;

    (b) if the payment date is on or after the      payment date and on or
         before the Class HE: A cross-over date and each Class HE: subordinate principal distribution test is satisfied, the excess of
         (i) the difference between (x) the sum of the Class HE: M-1, Class
         HE: M-2, and Class HE: B adjusted principal balances and the reserve account balance and (y) the sum of the Class HE: M-2 formula principal distribution amount, the Class HE: B formula principal distribution amount, and the net reduction of the reserve account for the payment date over (ii) the product of 38% and the pool scheduled principal balance of sub-pool HE as of such payment date; or

    (c) if the payment date is after the Class HE: A cross-over date, the sub-pool HE formula principal distribution amount less the sum of the Class HE: M-2 formula principal distribution amount and the Class HE: B formula principal distribution amount.

  The Class HE: M-2 certificateholders will be entitled to receive, as payments of principal, the Class HE: M-2 formula principal distribution amount.

  "Class HE: Subordinate Principal Distribution Test" means, as to any payment date, each of the sub-pool HE average sixty-day delinquency ratio test, the sub-pool HE average thirty-day delinquency ratio test, the sub-pool HE cumulative realized losses test and the sub-pool HE current realized losses test.

  "Class HE: M-2 Formula Principal Distribution Amount" means, as to any payment date,

    (a) if the payment date is before the      payment date, or on or before
         the Class HE: M-1 cross-over date and any Class HE: subordinate principal distribution test is not satisfied, $0);

    (b) if the payment date is on or after the      payment date and on or
         before the Class HE: A cross-over date or the Class HE: M-1 cross-over date and each Class HE: subordinated principal distribution test is satisfied, the excess of (i) the difference between (x) the sum of the Class HE: M-2 adjusted principal balance, the Class HE:
         B adjusted principal balance and the reserve account balance and
         (y) the sum of the Class HE: B formula principal distribution amount and the net reduction of the reserve account for that payment date over (ii) the product of 26% and the pool scheduled principal balance of sub-pool HE as of the payment date; or

    (c) if the payment date is after the Class HE: A cross-over date and the Class M-1 cross-over date, the sub-pool HE formula principal distribution amount less the Class HE: B formula principal distribution amount.

Class HE: B Interest.

  Interest on the outstanding Class HE: B principal balance will accrue from
    , 1999, or from the most recent payment date on which interest has been paid, to but excluding the following payment date, and will be computed on the basis of a 360-day year of twelve 30-day months.

  To the extent of (i) the remaining sub-pool HE amount available, if any, for a payment date after payment of all interest and principal then payable on the Class HE: A, Class HE: M-1 and Class HE: M-2 certificates and any amounts payable to the reserve account lenders, and (ii) the Class HE: B guaranty payment, if any, for such date, interest will be paid to the

Class HE: B certificateholders on the payment date at the Class HE: B pass-through rate on the then outstanding Class HE: B principal balance. The Class
HE: B principal balance is the original Class HE: B principal balance less all amounts previously distributed to the Class HE: B certificateholders, including any Class HE: B guaranty payments, on account of principal.

  In the event that, on a particular Payment Date, the remaining Sub-Pool HE amount available in the certificate account plus any amounts actually paid under the Class HE: B limited guaranty are not sufficient to make a full distribution of interest to the Class HE: B certificateholders, the amount of the deficiency will be carried forward as an amount that the Class HE: B certificateholders are entitled to receive on the next payment date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class HE: B pass-through rate.

Class HE: B Principal.

  Except for payments of the Class HE: B liquidation loss principal amount, payments of principal on the Class HE: B certificates will not commence until
the payment date in or after     , on which the reserve account has been
reduced to zero and will be made on that payment date and each payment date after only if the Class HE: subordinate principal distribution test is satisfied on the payment date, unless the Class HE: A principal balance and the Class HE: M principal balance have been reduced to zero. The Class HE: B
principal balance will not be reduced below $     until the Class HE: A and
Class HE: M certificates have been retired. On any such payment date, Class HE:
B certificateholders will be entitled to receive the Class HE: formula principal distribution amount, to the extent of the Sub-Pool HE amount available, after payment of all interest and principal then due on the Class
HE: A and Class HE: M certificates, and any amounts actually paid under the Class HE: B limited guaranty, in each case after payment of interest on the Class HE: B certificates.

  On each payment date, the Class HE: B certificateholders will be entitled to receive, pursuant to the Class HE: B limited guaranty, the Class HE: B liquidation loss principal amount until the Class HE: B principal balance has been reduced to zero.

"Class HE: B Formula Principal Distribution Amount" means, as to any payment date,

    (a) if the payment date is prior to the      payment date or on or
         before the Class HE: B cross-over date or any Class HE: subordinate principal distribution test is not satisfied, $0;

    (b) if the payment date is on or after the      payment date, after the
         Class HE: B cross-over date and on or before either the Class HE: A or Class HE: M-2 cross-over dates and each Class HE: subordinate principal distribution test is satisfied, the excess of (i) the difference between (x) the sum of the Class HE: B adjusted principal balance and reserve account balance and (y) the net reduction of the reserve account for that payment date over (ii) the greater of (x) $5,500,000 and (y) the product of 16% and the pool scheduled principal balance of Sub-Pool HE as of such payment date;

    (c) if such payment date is after the Class HE: A, Class HE: M-1 and Class HE: M-2 cross-over dates, the sub-pool HE formula principal distribution amount.

Calculation of One-Month LIBOR

  The London Interbank Offered Rate or LIBOR with respect to any monthly interest period will be established by the calculation agent appointed by the trust and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day before such monthly interest period. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service, or such other page as may replace that page on that service, or such other service as may be designated by the calculation agent as the information vendor, for the purpose of displaying London interbank offered rates of major banks. If such rate appears on Telerate Page 3750, LIBOR will be such rate. "LIBOR Business Day" means a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR determination date the offered rate does not appear on Telerate Page 3750, the calculation agent will request each of the reference banks to provide the calculation agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on that date. If at least two reference banks provide the calculation agent with offered quotations, LIBOR on that date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on that date fewer than two of the reference banks provide the calculation agent with offered quotations, LIBOR on that date will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per year rates that one or more leading banks in the City of New York selected by the calculation agent are quoting as of 11:00 A.M., New York City time, on that date to leading European banks for United States dollar deposits for one month; provided, however, that if the banks are not quoting as described above, LIBOR for that date will be LIBOR applicable to the monthly interest period immediately preceding the monthly interest period. Notwithstanding the foregoing, however, LIBOR for a payment date shall not be based on LIBOR for the prior payment date for three consecutive payment dates. If, under the priorities described above, LIBOR for a payment date would be based on LIBOR for the previous payment date for the second consecutive payment date, the calculation agent shall select an alternative comparable index, over which the calculation agent has no control, used for determining one-month Eurodollar lending rates that is calculated and published by an independent third party. The calculation agent will initially be the trustee.

Subordination of Class HI: M Certificates and Class HI: B Certificates

  The rights of the holders of the Class HI: M certificates and Class HI: B certificates to receive distributions with respect to the home improvement loans comprising sub-pool HI, as well as any other amounts constituting the sub-pool HI amount available, will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class HI: A certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class HI: A certificates of the full amount of their scheduled monthly payments of interest and principal and to afford those holders protection against losses on Liquidated Home Improvement Loans.

  A portion of the protection afforded to the holders of the Class HI: A certificates by the subordination of the Class HI: M and Class HI: B certificates will be accomplished by the preferential right of the Class HI: A certificateholders to receive on any payment date the amount of interest due on the Class HI: A certificates, including any interest due on a prior payment date but not received, before any distribution being made on a payment date for interest on the Class HI: M and Class HI: B certificates. After that time, any remaining Sub-Pool HI amount available will be applied to the payment of interest due on the Class HI: M-1 adjusted principal balance, then interest due on the Class HI: M-2 adjusted principal balance and then interest due on the Class HI: B-1 adjusted principal balance.

  After payment of all interest accrued on the Class HI: A principal balance, Class HI: M-1 adjusted principal balance, Class HI: M-2 adjusted principal balance and Class HI: B-1 adjusted principal balance any remaining Sub-Pool HI amount available will be distributed in the following order of priority:

  . the sub-pool HI senior percentage or the Class HI: B percentage, as applicable, of the sub-pool HI formula principal distribution amount, together with any sub-pool HI supplementary principal distribution amount, will be distributed to the Class HI: A, Class HI: M and Class
      HI: B-1 certificateholders in the order of priority described above under "Distributions on Sub-Pool HI Certificates--Principal on the Class HI: A, Class HI: M-1, Class HI: M-2 and Class HI: B-1 Certificates;"

  . the remaining sub-pool HI amount available, to the extent sufficient, will be distributed in the following order of priority:

  . any unpaid Class HI: M-1 liquidation loss interest amount (as described below under "Losses on Liquidated Home Improvement Loans") will be distributed to the Class HI: M-1 certificateholders;

  . any unpaid Class HI: M-2 liquidation loss interest amount (as described below under "Losses on Liquidated Home Improvement Loans") will be distributed to the Class HI: M-2 certificateholders; and,

  . finally, any unpaid Class HI: B-1 liquidation loss interest amount (as described below under "Losses on Liquidated Home Improvement Loans") will be distributed to the Class HI: B-1 certificateholders.

  The rights of the holders of the Class HI: B-2 certificates to receive distributions for the home improvement loans and other amounts in the certificate account will be subordinated to the rights of the holders of the Class HI: A certificates, Class HI: M certificates and Class HI: B-1 certificates. The Class HI: B-2 certificateholders will be entitled to distribution of interest and principal on the Class HI: B-2 certificates only after distribution of all interest and principal payable on the Class HI: A, Class HI: M and Class HI: B-1 certificates.

  If a Class HI: B-2 liquidation loss amount is realized for any payment date and Green Tree fails to pay the amount pursuant to its Class HI: B-2 limited guaranty, the Class HI: B-2 certificateholders may incur losses on their investment in the Class HI: B-2 certificates to the extent such losses are not made up from future payments on the home improvement loans or the Class HI: B-2 limited Guaranty.

Losses on Liquidated Home Improvement Loans

  As described above, the distribution of principal to the Class HI: A certificateholders is intended to include the sub-pool HI senior percentage of the scheduled principal balance of each home improvement loan that became a liquidated loan during the preceding due period. If the net liquidation proceeds from the liquidated loan are less than the scheduled principal balance of the liquidated loan plus accrued and unpaid interest thereon, the deficiency will be absorbed by

  .   the Class C certificateholders,

  .   then the Class HI: B-2 guaranty fee otherwise payable to Green Tree,

  . then the monthly servicing fee otherwise payable to the servicer so long as Green Tree or any wholly owned subsidiary of Green Tree is the servicer, for the home improvement loans,

  .   then the Class HI: B-2 certificateholders,

  .   then the Class HI: B-1 certificateholders,

  .   then the Class HI: M-2 certificateholders and

  . then the Class HI: M-1 certificateholders, since a portion of the sub-pool HI amount available equal to such deficiency and otherwise distributable to them will be paid to the Class HI: A certificateholders.

  To the extent the Class HI: M-1 certificateholders, the Class HI: M-2 certificateholders or the Class HI: B-1 certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each class of certificates with a lower payment priority.

  If the sub-pool HI amount available is not enough to cover the entire amount distributable to the Class HI: A certificateholders, the Class HI: M-1 certificateholders or the Class HI: M-2 certificateholders on a particular payment date, then the sub-pool HI senior percentage on future payment dates may be increased and the Class HI: B percentage on future payment dates may be reduced as a result of such deficiency.

  In the event the sub-pool HI amount available in the certificate account for any payment date is insufficient to distribute the full sub-pool HI formula principal distribution amount for the payment date to the sub-pool HI certificateholders, the total outstanding principal balance of the sub-pool HI certificates will be greater than the pool scheduled principal balance of sub-pool HI for the payment date. In that event, the amount of this kind of deficiency (the "sub-pool HI liquidation loss amount") would be allocated first to the Class HI: B-2 certificates (the "Class HI: B-2 liquidation loss amount"), and Green Tree would be obligated to pay the amount of such Class HI:
B-2 liquidation loss amount to the Class HI:

B-2 certificateholders pursuant to the Class HI: B-2 limited guaranty. If on any payment date the sum of the Class HI: A principal balance, the Class HI: M-1 principal balance, the Class HI: M-2 principal balance and the Class HI: B-1 principal balance were equal to the pool scheduled principal balance of sub-pool HI, no further sub-pool HI liquidation loss amounts could be allocated to the Class HI: B-2 certificates and any further sub-pool HI liquidation loss amounts realized would be allocated to reduce the Class HI: B-1 adjusted principal balance (a "Class HI: B-1 liquidation loss amount"). If the Class HI:
B-1 adjusted principal balance were reduced to zero, any further sub-pool HI liquidation loss amounts realized would be allocated to reduce the Class HI: M-2 adjusted principal balance (a "Class HI: M-2 liquidation loss amount"). If the Class HI: M-2 adjusted principal balance were reduced to zero, any further sub-pool HI liquidation loss amounts realized would be allocated to reduce the Class HI: M-1 adjusted principal balance (a "Class HI: M-1 liquidation loss amount"). Any sub-pool HI liquidation loss amounts would be reduced on subsequent payment dates to the extent that the sub-pool HI amount available in the certificate account on the payment dates is sufficient to permit the distribution of principal due, but not paid, on the sub-pool HI certificates on prior payment dates. In the event the adjusted principal balance of the Class
HI: M-1, Class HI: M-2 or Class HI: B-1 certificates were reduced by a sub-pool HI liquidation loss amount, interest accruing on the class would be calculated on the reduced adjusted principal balance of the class. The interest accruing on the class's sub-pool HI liquidation loss amount each month, such class's "sub-pool HI liquidation loss Interest amount", plus interest at the applicable pass-through rate on any sub-pool HI liquidation loss interest amount due on a prior payment date but not paid, would be paid to the certificateholders of the class from the sub-pool HI amount available, after distributions of principal on all Class HI: A, Class HI: M and Class HI: B-1 certificates, in the order of priority described above under "Subordination of Class HI: M and Class HI: B Certificates."

  But for the effect of the subordination of the Class HI: M-2, Class HI: B and Class C certificates, the Class HI: B-2 guaranty fee otherwise payable to Green Tree and the related monthly servicing fee otherwise payable to the servicer, so long as Green Tree or any wholly owned subsidiary of Green Tree is the servicer, for the home improvement loans, the Class HI: M-1 certificateholders will absorb all losses on each liquidated home improvement loan in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

  But for the effect of the subordination of the Class HI: B and Class C certificates, the Class HI: B-2 guaranty fee otherwise payable to Green Tree and the related monthly servicing fee otherwise payable to the servicer, so long as Green Tree or any wholly owned subsidiary of Green Tree is the servicer, with respect to the home improvement loans, the Class HI: M-2 certificateholders will absorb all losses on each liquidated home improvement loan in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

  But for the effect of the subordination of the Class HI: B-2 and Class C certificates, the Class HI: B-2 guaranty fee otherwise payable to Green Tree and the related monthly servicing fee otherwise payable to the servicer, so long as Green Tree or any wholly owned subsidiary of Green Tree is the servicer, with respect to the home improvement loans, the Class HI: B-1 certificateholders will absorb all losses on each liquidated home improvement loan in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

  But for the payments under the Class HI: B-2 limited guaranty described below and the subordination of the Class C certificates, the Class HI: B-2 guaranty fee otherwise payable to Green Tree and the related monthly servicing fee otherwise payable to the servicer, so long as Green Tree or any wholly owned subsidiary of Green Tree is the servicer, with respect to the home improvement loans, the Class HI: B-2 certificateholders will absorb all losses on each liquidated home improvement loan in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

Subordination of Class HE: M Certificates and Class HE: B Certificates

  The rights of the holders of the Class HE: M certificates and Class HE: B certificates to receive distributions for the home equity loans comprising sub-pool HE, as well as other amounts constituting the sub-pool HE amount available, will be subordinated, to the extent shown in this prospectus supplement, to such rights of the holders of the Class HE: A certificates. This subordination is intended to improve the likelihood of regular receipt by the holders of the Class HE: A certificates of the full amount of their scheduled monthly payments of interest and principal and to give such holders protection against losses on liquidated home equity loans.

  A portion of the protection given to the holders of the Class HE: A certificates by means of the subordination of the Class HE: M and Class HE: B certificates will be accomplished by the preferential right of the Class HE: A certificateholders to receive on any payment date the amount of interest due on the Class HE: A certificates, including any interest due on a prior payment date but not received, before any distribution made on a payment date for interest on the Class HE: M and Class HE: B certificates. After that time, any remaining sub-pool HE amount available in the certificate account will be applied to the payment of interest due on the Class HE: M-1 adjusted principal balance, then interest due on the Class HE: M-2 adjusted principal balance and then interest due on the Class HE: B adjusted principal balance.

  After payment of all interest accrued on the Class HE: A principal balance, Class HE: A-5 IO notional principal amount, Class HE: M-1 adjusted principal balance, Class HE: M-2 adjusted principal balance and Class HE: B adjusted principal balance, any remaining sub-pool HE amount available will be distributed in the following order of priority:

  (1) the Class HE: ARM portion will be distributed to the Class HE: A-1A NAS and Class HE: A-1B ARM certificateholders;

  (2) the Class HE: A-1 underlying portion will be paid to the grantor trust for payment to the Class HE: A-1 certificateholders;

  (3) the Class HE: A (2,3,4) portion will be paid sequentially to the Class
      HE: A-2, Class HE: A-3 and Class HE: A-4 certificateholders;

  (4) the Class HE: M-1 formula principal distribution amount will be paid to the Class HE: M-1 certificateholders; and

  (5) the Class HE: M-2 formula principal distribution amount will be paid to the Class HE: M-2 certificateholders, as described above under "Distributions on Sub-Pool HE Certificates--Principal on the Class HE:
      A, Class HE: M-1 and Class HE: M-2 Certificates".

The remaining sub-pool HE amount available, to the extent sufficient therefor, will be distributed in the following order of priority:

  (1) any unpaid Class HE: M-1 liquidation loss interest amount, as described below under "Losses on Liquidated Home Equity Loans", will be distributed to the Class HE: M-1 certificateholders; and,

  (2) any unpaid Class HE: M-2 liquidation loss interest amount, as described below under "Losses on Liquidated Home Equity Loans", will be distributed to the Class HE: M-2 certificateholders.

  The rights of the holders of the Class HE: B certificates to receive distributions for the home equity loans and other amounts in the certificate account will be subordinated to such rights of the holders of the Class HE: A certificates and Class HE: M certificates. The Class HE: B certificateholders will be entitled to distributions of interest and principal on the Class HE: B certificates only after distributions of all interest and principal then payable on the Class HE: A and Class HE: M certificates.

  If a Class HE: B liquidation loss amount is realized for any payment date and Green Tree fails to pay such amount pursuant to its Class HE: B limited guaranty, the Class HE: B certificateholders may incur losses on their investment in the Class HE: B certificates to the extent such losses are not made up from future payments on the home equity loans or the Class HE: B limited guaranty.

Losses on Liquidated Home Equity Loans

  As described above, the distribution of principal to the Class HE: A certificateholders is intended to include the sub-pool HE senior percentage of the scheduled principal balance of each home equity loan, other than the adjustable rate loans, that became a liquidated loan during the preceding due period and the scheduled principal balance of each adjustable rate loan that became a liquidated loan during the preceding due period. If the net liquidation proceeds from these liquidated loans are less than the scheduled principal balance of such liquidated loans plus accrued and unpaid interest, the deficiency will be absorbed by:

  .   the Class C certificateholder,

  .   then the Class HE: B guaranty fee otherwise payable to Green Tree,

  . then the related monthly servicing fee otherwise payable to the servicer, so long as Green Tree or any wholly owned subsidiary of Green Tree is the servicer, with respect to the home equity loans,

  .   then the Class HE: B certificateholders,

  .   then the Class HE: M-2 certificateholders; and

  . then the Class HE: M-1 certificateholders, since a portion of the sub-pool HE amount available equal to such deficiency and otherwise distributable to them will be paid to the Class HE: A certificateholders.

Likewise, to the extent the Class HE: M-1 certificateholders or the Class HE:
M-2 certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each Class of sub-pool HE certificates with a lower payment priority.

  In the event the sub-pool HE amount available in the certificate account for any payment date is insufficient to distribute the full sub-pool HE formula principal distribution amount for such payment date to the sub-pool HE certificateholders, the aggregate outstanding principal balance of the sub-pool HE certificates will be greater than the pool scheduled principal balance of sub-pool HE for such payment date. In this event, the amount of such deficiency (the "Sub-Pool HE Liquidation Loss Amount") would be allocated first to the Class HE: B certificates (the "Class HE: B Liquidation Loss Amount"), and Green Tree would be obligated to pay the amount of such Class HE: B liquidation loss amount to the Class HE: B certificateholders pursuant to the Class HE: B limited guaranty. If on any payment date the sum of the Class HE: A principal balance, the Class HE: M-1 principal balance and the Class HE: M-2 principal balance were equal to the pool scheduled principal balance of sub-pool HE, no further sub-pool HE liquidation loss amounts could be allocated to the Class
HE: B certificates and any further sub-pool HE liquidation loss amounts realized would be allocated to reduce the Class HE: M-2 adjusted principal balance (a "Class HE: M-2 Liquidation Loss Amount"). If the Class HE: M-2 adjusted principal balance were reduced to zero, any further sub-pool HE liquidation loss amounts realized would be allocated to reduce the Class HE: M-1 adjusted principal balance (a "Class HE: M-1 Liquidation Loss Amount"). Any sub-pool HE liquidation loss amounts would be reduced on subsequent payment dates to the extent that the sub-pool HE amount available in the certificate account on such payment dates is sufficient to permit the distribution of principal due, but not paid, on the sub-pool HE certificates on prior payment dates. In the event the adjusted principal balance of the Class HE: M-1 or Class HE: M-2 certificates were reduced by a sub-pool HE liquidation loss amount, interest accruing on such class would be calculated on the reduced adjusted principal balance of such class. The interest accruing on such class's sub-pool HE liquidation loss amount each month (such Class's "Sub-Pool HE Liquidation Loss Interest Amount"), plus interest at the applicable pass-through rate on any sub-pool HE liquidation loss interest amount due on a prior payment date but not paid, would be paid to the certificateholders of such class from the sub-pool HE amount available, after distributions of principal on all Class HE: A and Class HE: M certificates, in the order of priority described above under "Subordination of Class HE: M and Class HE: B Certificates."

  If the Sub-Pool HE amount available is not sufficient to cover the entire amount distributable to the Class HE: A certificateholders, the Class HE: M-1 certificateholders or the Class HE: M-2 certificateholders on a particular payment date, then the sub-pool HE senior percentage on future payment dates may be increased and the Class HE: B percentage on future payment dates may be reduced as a result of the deficiency.

  But for the effect of the subordination of the Class HE: M-2, Class HE: B and Class C certificates, the Class HE: B guaranty fee otherwise payable to Green Tree and the related monthly servicing fee otherwise payable to the servicer, so long as Green Tree or any wholly owned subsidiary of Green Tree is the servicer, with respect to the home equity loans, the Class HE: M-1 certificateholders will absorb all losses on each liquidated home equity loan in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

  But for the effect of the subordination of the Class HE: B and Class C certificates, the Class HE: B guaranty fee otherwise payable to Green Tree and the related monthly servicing fee otherwise payable to the servicer, so long as Green Tree or any wholly owned subsidiary of Green Tree is the servicer, with respect to the home equity loans, the Class HE: M-2 certificateholders will absorb all losses on each liquidated home equity loan in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

  But for the payments under the Class HE: B limited guaranty described below and the subordination of the Class C certificate, the Class HE: B guaranty fee otherwise payable to Green Tree and the related monthly servicing fee otherwise payable to the servicer, so long as Green Tree or any wholly owned subsidiary of Green Tree is the Servicer, with respect to the home equity loans, the Class
HE: B certificateholders will absorb all losses on each liquidated home equity loan in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

Advances

  To the extent that collections on a loan in any due period are less than the scheduled payment due, the servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The servicer will be obligated to advance a delinquent payment on a loan only to the extent that the servicer, in its sole discretion, expects to recoup that advance from subsequent funds available in the certificate account.

  If the servicer fails to make an advance required under the agreement, the trustee will be obligated to deposit the amount of that advance in the certificate account on the payment date. The trustee will not, however, be obligated to deposit any of this amount if (i) the trustee does not expect to recoup the advance from subsequent funds available in the certificate account, or (ii) the trustee determines that it is not legally able to make the advance.

Reports to Certificateholders

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class HI: A certificateholder, a statement on the related payment date that shows:

    (a) the amount of such distribution to holders of each class of Class
  HI: A certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of such distribution to holders of each class of Class
  HI: A certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments and any sub-pool HI supplementary principal distribution amount included);

    (c) the amount, if any, by which the Class HI: A formula distribution amount exceeds the Class HI: A distribution amount for the payment date;

    (d) the principal balance of each class of Class HI: A certificates after giving effect to the distribution of principal on the payment date;

    (e) the sub-pool HI senior percentage for the payment date;

    (f) the pool scheduled principal balance of sub-pool HI for the payment date;

    (g) the sub-pool HI pool factor (a percentage derived from a fraction the numerator of which is the sum of the Class HI: A principal balance, the Class HI: M principal balance and the Class HI: B principal balance and the denominator of which is the cut-off date pool principal balance of sub-pool HI); and

    (h) the number and aggregate principal balance of home improvement loans delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: A certificate with a 1% percentage interest or per $1,000 denomination of Class HI: A certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class HI: A certificateholder of record at any time during the calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for the calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class HI: M-1 certificateholder, a statement in respect of the related payment date setting forth, among other things:

    (a) the amount of the distribution to holders of the Class HI: M-1 certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of the distribution to holders of the Class HI: M-1 certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments and any sub-pool HI supplementary principal distribution amount included);

    (c) the amount, if any, by which the Class HI: M-1 formula distribution amount exceeds the Class HI: M-1 distribution amount for the payment date;

    (d) the principal balance of the Class HI: M-1 certificates after giving effect to the distribution of principal on the payment date;

    (e) any unpaid Class HI: M-1 liquidation loss interest amount, after giving effect to payments of interest on the payment date;

    (f) the sub-pool HI senior percentage for the payment date;

    (g) the pool scheduled principal balance of sub-pool HI for the payment date;

    (h) the pool factor; and

    (i) the number and aggregate principal balance of home improvement loans delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: M-1 certificate with a 1% percentage interest or per $1,000 denomination of Class HI: M-1 certificate.

    (a) the amount of the distribution to holders of the Class HI: M-2 certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments and any sub-pool HI supplementary principal distribution amount included);

    (b) the amount, if any, by which the Class HI: M-2 formula distribution amount exceeds the Class HI: M-2 distribution amount for the payment date;

    (c) the principal balance of the Class HI: M-2 certificates after giving effect to the distribution of principal on the payment date;

    (d) any unpaid Class HI: M-2 liquidation loss interest amount, after giving effect to payments of interest on the payment date;

    (e) the sub-pool HI senior percentage for the payment date;

    (f) the pool scheduled principal balance of sub-pool HI for such payment date;

    (g) the sub-pool HI pool factor; and

    (h) the number and aggregate principal balance of home improvement loans delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: M-2 certificate with a 1% percentage interest or per $1,000 denomination of Class HI: M-2 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class HI: M-2 certificateholder of record at any time during the calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for the calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class HI: B-1 certificateholder, a statement in respect of the related payment date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class HI: B-1 certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of the distribution to holders of the Class HI: B-1 certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments included);

    (c) the amount, if any, by which the Class HI: B-1 formula distribution amount exceeds the Class HI: B-1 distribution amount for the payment date;

    (d) the principal balance of the Class HI: B-1 certificates after giving effect to the distribution of principal on the payment date;

    (e) any unpaid Class HI: B-1 liquidation loss interest amount, after giving effect to payments of interest on the payment date;

    (f) the Class HI: B percentage for the payment date;

    (g) the pool scheduled principal balance of sub-pool HI for the payment date;

    (h) the sub-pool HI pool factor; and

    (i) the number and aggregate principal balance of sub-pool HI delinquent
         (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HI: B-1 certificate with a 1% percentage interest or per $1,000 denomination of Class HI: B-1 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class HI: B-1 certificateholder of record at any time during the calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for the calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class HI: B-2 certificateholder, a statement in respect of the related payment date setting forth, among other things:

    (a) the amount of the distribution to holders of Class HI: B-2 certificates allocable to interest;

    (b) the amount of the distribution to holders of Class HI: B-2 certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments included);

    (c) the amount, if any, by which the sum of the Class HI: B-2 formula distribution amount and the Class HI: B-2 liquidation loss principal amount, if any, exceeds the Class HI: B-2 distribution amount for the payment date;

    (d) the Class HI: B-2 liquidation loss principal amount, if any, for the payment date;

    (e) the Class HI: B-2 guaranty payment, if any, for the payment date;

    (f) the Class HI: B-2 principal balance after giving effect to the distribution of principal on the payment date;

    (g) the Class HI: B percentage for the payment date;

    (h) the pool scheduled principal balance of sub-pool HI for the payment date;

    (i) the sub-pool HI pool factor; and

    (j) the number and aggregate principal balance of home improvement loans delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class HI: B-2 certificate with a 1% percentage interest or per $1,000 denomination of Class HI: B-2 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class HI: B-2 certificateholder of record at any time during the calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class HE: A certificateholder, statements in respect of the related payment date setting forth, among other things:

    (a) the amount of the distribution to holders of each class of Class HE:
         A certificates allocable to interest (separately identifying any unpaid interest shortfall included) and, in the case of a Class HE:
         A-1 certificateholder, the amount, if any, paid by the swap counterparty;

    (b) the amount of the distribution to holders of each class of Class HE:
         A certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments included);

    (c) the amount, if any, by which the Class HE: A formula distribution amount exceeds the Class HE: A distribution amount for the payment date;

    (d) the principal balance of each class of Class HE: A certificates and the notional principal amount for the Class HE: A-5 IO certificates after giving effect to the distribution of principal on the payment date;

    (e) the amounts to be paid to and by the swap counterparty on the related swap payment date;

    (f) the pool scheduled principal balance of sub-pool HE for the payment date;

    (g) the sub-pool HE pool factor (a percentage derived from a fraction the numerator of which is the sum of the Class HE: A principal balance, the Class HE: M principal balance and the Class HE: B principal balance and the denominator of which is the cut-off date pool principal balance of sub-pool HE); and

    (h) the number and aggregate principal balance of home equity loans delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: A certificate with a 1% percentage interest or per $1,000 denomination of Class HE: A certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class HE: A certificateholder of record at any time during the calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for the calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class HE: M-1 certificateholder, a statement in respect of the related payment date setting forth, among other things:

    (a) the amount of the distribution to holders of the Class HE: M-1 certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of the distribution to holders of the Class HE: M-1 certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included);

    (c) the amount, if any, by which the Class HE: M-1 formula distribution amount exceeds the Class HE: M-1 distribution amount for the payment date;

    (d) the principal balance of the Class HE: M-1 certificates after giving effect to the distribution of principal on the payment date;

    (e) any unpaid Class HE: M-1 liquidation loss interest amount, after giving effect to payments of interest on the payment date;

    (f) the sub-pool HE senior percentage for the payment date;

    (g) the pool scheduled principal balance of sub-pool HE for the payment date;

    (h) the sub-pool HE pool factor; and

    (i) the number and aggregate principal balance of home equity loans delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: M-1 certificate with a 1% percentage interest or per $1,000 denomination of Class HE: M-1 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class HE: M-1 certificateholder of record at any time during the calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for the calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class HE: M-2 certificateholder, a statement in respect of the related payment date setting forth, among other things:

    (a) the amount of the distribution to holders of the Class HE: M-2 certificates allocable to interest (separately identifying any unpaid interest shortfall included);

    (b) the amount of the distribution to holders of the Class HE: M-2 certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments included);

    (c) the amount, if any, by which the Class HE: M-2 formula distribution amount exceeds the Class HE: M-2 distribution amount for the payment date;

    (d) the principal balance of the Class HE: M-2 certificates after giving effect to the distribution of principal on the payment date;

    (e) any unpaid Class HE: M-2 liquidation loss interest amount, after giving effect to payments of interest on the payment date;

    (f) the sub-pool HE senior percentage for the payment date;

    (g) the pool scheduled principal balance of sub-pool HE for the payment date;

    (h) the sub-pool HE pool factor; and

    (i) the number and aggregate principal balance of home equity loans delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (d) will be expressed as dollar amounts for a Class HE: M-2 certificate with a 1% percentage interest or per $1,000 denomination of Class HE: M-2 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class HE: M-2 certificateholder of record at any time during the calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for the calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class HE: B certificateholder, a statement in respect of the related payment date setting forth, among other things:

    (a) the amount of the distribution to holders of Class HE: B certificates allocable to interest;

    (b) the amount of the distribution to holders of Class HE: B certificates allocable to principal (separately identifying the aggregate amount of any principal prepayments included);

    (c) the amount, if any, by which the sum of the Class HE: B formula distribution amount and the Class HE: B liquidation loss principal amount, if any, exceeds the Class HE: B distribution amount for the payment date;

    (d) the Class HE: B liquidation loss principal amount, if any, for the payment date;

    (e)   the Class HE: B guaranty payment, if any, for the payment date;

    (f) the Class HE: B principal balance after giving effect to the distribution of principal on the payment date;

    (g)   the Class HE: B percentage for the payment date;

    (h) the pool scheduled principal balance of sub-pool HE for the payment date;

    (i)   the sub-pool HE pool factor; and

    (j) the number and aggregate principal balance of home equity loans delinquent (i) 30-59 days and (ii) 60 or more days.

  Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class HE: B certificate with a 1% percentage interest or per $1,000 denomination of Class HE: B certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class HE: B certificateholder of record at any time during the calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for the calendar year.

Repurchase Option

  The agreement provides that at any time that the pool scheduled principal balance of the loan pool is less than 10% of the aggregate principal balance of the certificates on the closing date, the servicer will have the option to repurchase, on 30 days' prior written notice to the trustee, all outstanding loans (other than any loan as to which title to the underlying property has been assigned) at a price sufficient to pay

  (1) the aggregate certificate principal balance,

  (2) the monthly interest due on all certificates on the payment date occurring in the month following the date of repurchase and

  (3) any accrued but unpaid interest thereon, including interest (to the extent not paid on a prior payment date) on the Class HE: A-1B ARM certificates for any payment date with respect to which the available funds pass-through rate was less than one-month LIBOR plus the pass-through Margin (or 14.0% if less), calculated on the Class HE: A-1B ARM principal balance for the payment date at a rate equal to the difference, plus interest on the amount accrued from the payment date to the payment date on which the amount is paid.

This amount will be distributed on the payment date.

Collection and Other Servicing Procedures

  The servicer will manage, administer, service and make collections on the loans, exercising the degree of skill and care required by FHA and otherwise consistent with the highest degree of skill and care that the servicer exercises with respect to similar loans serviced by the servicer. The servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties, but is required under FHA regulations to monitor and ensure the maintenance of flood insurance on properties securing FHA-insured home improvement loans located in federally designated special flood hazard areas. Green Tree does, however, as a matter of its own policy, monitor proof of hazard insurance coverage and require that it be named as an additional loss payee on all first lien secured loans and generally on junior lien secured loans with amounts financed of over $20,000.

Servicing Compensation and Payment of Expenses

  The servicer will receive a monthly servicing fee for each due period for servicing the loans comprising each sub-pool equal to one-twelfth of the product of .50% and the remaining pool scheduled principal balance of the loans in such sub-pool plus the related pre-funded amount, if any.

  The monthly servicing fee provides compensation for customary third-party servicing activities to be performed by the servicer for the trust, for additional administrative services performed by the servicer on behalf of the trust and for expenses paid by the servicer on behalf of the trust. The servicer is also entitled to reimbursement out of the liquidation proceeds of a liquidated loan, including FHA Insurance proceeds, for customary out-of-pocket liquidation expenses incurred.

  Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each loan. Administrative services performed by the servicer on behalf of the trust include selecting and packaging the loans, calculating distributions to certificateholders and providing related data processing and reporting services for certificateholders and on behalf of the trustee. Expenses incurred in connection with the servicing of the loans and paid by the servicer from its servicing fees include payment of FHA insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of loans or foreclosure on collateral relating thereto, including submission of FHA Insurance claims, if applicable, payment of trustee's fees, and payment of expenses incurred in connection with distributions and reports to certificateholders.

Evidence as to Compliance

  The pooling and servicing agreement provides for delivery to the trustee of a monthly report by the servicer no later than one business day following the determination date, setting forth the information described under "Description of the Certificates--Reports to Certificateholders." Each report to the trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of such report and stating that the servicer has not defaulted in the performance of its obligations under the pooling and servicing agreement. On or before May 1 of each year, beginning in 1999, the servicer will deliver to the trustee a report of a nationally recognized accounting firm, stating that the firm has examined certain documents and records relating to the servicing of loans serviced by the servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the pooling and servicing agreement, except for any exceptions set forth in such report.

  The pooling and servicing agreement provides that the servicer shall furnish to the trustee reasonably pertinent underlying data as can be generated by the servicer's existing data processing system without undue modification or expense.

  The pooling and servicing agreement provides that a certificateholder holding certificates representing at least 5% of the aggregate certificate principal balance will have the same rights of inspection as the trustee and may upon written request to the servicer receive copies of all reports provided to the trustee.

Transferability

  The certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the Code. See "ERISA Considerations" herein and in the Prospectus.

Certain Matters Relating to Green Tree

  The pooling and servicing agreement provides that Green Tree may not resign from its obligations and duties as servicer thereunder, except upon a determination that Green Tree's performance of such duties is no longer permissible under the pooling and servicing agreement or applicable law, and prohibits Green Tree from extending credit to any certificateholder for the purchase of a certificate, purchasing certificates in any agency or trustee capacity or lending money to the trust. Green Tree can be removed as Servicer only pursuant to an event of termination as discussed below.

Events of Termination

  An event of termination under the pooling and servicing agreement will occur if

  (1) the servicer fails to make any payment or deposit required under the pooling and servicing agreement, including an advance, and the failure continues for four business days;

  (2) the servicer fails to observe or perform in any material respect any other covenant or agreement in the pooling and servicing agreement which continues unremedied for 30 days;

  (3) the servicer conveys, assigns or delegates its duties or rights under the pooling and servicing agreement, except as specifically permitted under the pooling and servicing agreement, or attempts to make a conveyance, assignment or delegation;

  (4) a court having jurisdiction in the premises enters a decree or order for relief in respect of the servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator, or similar official, of the servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs;

  (5) the servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing;

  (6)  the servicer fails to be an eligible servicer; or

  (7)  the servicer's seller-servicer loan with GNMA is terminated.

The servicer will be required under the pooling and servicing agreement to give the trustee and the certificateholders notice of an event of termination promptly upon the occurrence of the event.

Rights Upon an Event of Termination

  If an event of termination has occurred and is continuing, either the trustee or holders of certificates representing 25% or more of the aggregate certificate principal balance may terminate all of the servicer's management, administrative, servicing and collection functions under the pooling and servicing agreement. Upon termination, the trustee or its designee will succeed to all the responsibilities, duties and liabilities of Green Tree as servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that neither the trustee nor any successor servicer will assume any accrued obligation of the prior servicer or any obligation of Green Tree to repurchase loans for breach of representations and warranties, and the trustee will not be liable for any acts or omissions of the servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by the servicer of any of its representations and warranties contained in the pooling and servicing agreement or any related document or agreement. In addition, the trustee will notify FHA of the servicer's termination as servicer of the FHA-insured home improvement loans and will request that the portion of the servicer's FHA Insurance reserves allocable to the FHA-insured home improvement loans be transferred to the trustee or a successor servicer. See "Description of FHA Insurance" in the prospectus. Notwithstanding termination, the servicer shall be entitled to payment of certain amounts payable to it prior to the termination, for services rendered prior to the termination. No termination will affect in any manner Green Tree's obligation to repurchase loans for breaches of representations or warranties under the pooling and servicing agreement. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an eligible servicer to act as successor to the servicer under the pooling and servicing agreement. The trustee and the successor may agree upon the servicing compensation to be paid, after receiving comparable bids from other eligible servicers, which may not be greater than the monthly servicing fee payable to Green

Tree as servicer under the pooling and servicing agreement without the consent of all of the certificateholders.

Termination of the Agreement

  The pooling and servicing agreement will terminate, after distribution of all principal and interest then due to certificateholders, on the earlier of (a) the payment date on which the pool scheduled principal balance of the loan pool is reduced to zero; or (b) the payment date occurring in the month following the servicer's repurchase of the loans as described under "Description of the Certificates--Repurchase Option." However, Green Tree's representations, warranties and indemnities will survive any termination of the pooling and servicing agreement.

Amendment; Waiver

  The pooling and servicing agreement may be amended by agreement of the trustee, the servicer and Green Tree at any time without the consent of the certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the pooling and servicing agreement, upon receipt of an opinion of counsel to the servicer that the amendment will not adversely affect in any material respect the interests of any certificateholder.

  The pooling and servicing agreement may also be amended by agreement of the trustee, the servicer and Green Tree at any time without the consent of the certificateholders to effect the transfer of FHA insurance reserves to another entity in compliance with revisions to FHA regulations, provided that before any amendment, Moody's and Fitch shall have confirmed that the ratings of the certificates will not be lowered or withdrawn following the amendment.

  The pooling and servicing agreement may also be amended from time to time by the trustee, the servicer and Green Tree with the consent of holders of certificates representing 66 2/3% or more of the aggregate certificate principal balance, and holders of certificates representing 51% or more of the aggregate certificate principal balance may vote to waive any event of termination, provided that no amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on loans or distributions which are required to be made on any certificate, or (b) reduce the aggregate amount of certificates required for any amendment of the pooling and servicing agreement, without unanimous consent of the certificateholders.

  The trustee is required under the pooling and servicing agreement to furnish certificateholders with notice promptly upon execution of any amendment to the pooling and servicing agreement.

Indemnification

  The pooling and servicing agreement provides that Green Tree will defend and indemnify the trust, the trustee, including any agent of the trustee, and the certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation:

  (1) arising out of or resulting from the use or ownership by Green Tree or any affiliate thereof of any real estate securing a loan,

  (2) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the loans to the trust, but not including any federal, state or other tax arising out of the creation of the trust and the issuance of the certificates, and

  (3)  with respect to certain other tax matters.

  The pooling and servicing agreement also provides that the servicer will defend and indemnify the trust, the trustee and the certificateholders, which indemnification will survive any removal of the servicer, against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by Green Tree as servicer for any loan.

Duties and Immunities of the Trustee

  The trustee will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the certificates or any loan, loan file or related documents, and will not be accountable for the use or application by Green Tree of any funds paid to Green Tree in consideration of the conveyance of the loans, or deposited into the certificate account by the servicer. If no event of termination has occurred, the trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform as to form to the requirements of the pooling and servicing agreement.

  Under the pooling and servicing agreement the Servicer will agree:

  (1) to pay to the trustee from time to time reasonable compensation for all services rendered by it;

  (2) to reimburse the trustee upon its request for all reasonable expenses, disbursements and advances incurred by the trustee in accordance with any provision of the pooling and servicing agreement, including FHA insurance premiums not paid by the servicer and reasonable compensation and the expenses and disbursements of its agents and counsel, except any expense, disbursement or advance as may be attributable to its negligence or bad faith; and

  (3) to indemnify the trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties.

  The trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the pooling and servicing agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

  The pooling and servicing agreement also provides that the trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the certificate registrar and transfer agent in respect of the certificates may be served. On the date of this prospectus supplement the trustee's office for these purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101. The trustee will promptly give written notice to Green Tree, the servicer and the certificateholders of any change of address.

The Trustee

  [trustee/address].

  The trustee may resign from its duties under the pooling and servicing agreement at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. In these circumstances, the servicer will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any successor trustee must be an FHA Title I approved lender.

The Grantor Trust Agreement

  On the closing date, pursuant to the grantor trust agreement, Green Tree will transfer, assign, set over and otherwise convey without recourse to the grantor trustee in trust all of its right, title and interest in and to the Class HE:
A-1 underlying certificates and to the principal and interest due.

  U.S. Bank Trust National Association serves as the grantor trustee under the grantor trust agreement. The grantor trustee may resign from its duties or be removed under substantially the same circumstances as the trustee may resign or be removed under the agreement. Likewise, the grantor trust agreement may be amended under substantially the same circumstances as the pooling and servicing agreement may be amended. The grantor trust agreement provides that the grantor trust will terminate upon payment to the Class HE: A-1 certificateholders of all amounts required to be paid to them upon the final payment of the Class HE:
A-1 underlying certificates.

Registration of the Certificates

  The certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of DTC. The interests of beneficial owners of the certificates will be represented by book entries on the records of the participating members of DTC. Definitive certificates will be available only under the limited circumstances described in this prospectus. Holders of the certificates may hold through DTC (in the United States), CEDEL or Euroclear (as defined herein), in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  CEDEL and Euroclear will hold omnibus positions in the certificates on behalf of the CEDEL participants and the Euroclear participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries, which in turn will hold these positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in the securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  The beneficial owners of certificates who are not participants but desire to purchase, sell or otherwise transfer ownership of the certificates may do so only through participants, unless and until definitive certificates, as defined below, are issued. In addition, certificate owners will receive all distributions of principal of, and interest on, the certificates from the trustee through DTC and participants. Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the certificates, except under the limited circumstances described below.

  Unless and until definitive certificates (as defined below) are issued, it is anticipated that the only "certificateholder" of the certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee as certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC.

  While certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts for the certificates and is required to receive and transmit distributions of principal of, and interest on, the certificates. Participants with whom certificate owners have accounts with respect to certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, the Rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

  Certificates will be issued in registered form to certificate owners, or their nominees, rather than to DTC, only if:

  (1) DTC or Green Tree advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the certificates and Green Tree or the trustee is unable to locate a qualified successor; or

  (2) Green Tree at its sole option advises the trustee in writing that it elects to terminate the book-entry system through DTC.

Upon issuance of definitive certificates to certificate owners, such certificates will be transferable directly, and not exclusively on a book-entry basis, and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

  DTC has advised Green Tree that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more participants to whose DTC accounts the certificates are credited. DTC has advised Green Tree that it will take action for any fractional interest of the certificates only at the direction of and on behalf of the participants beneficially owning a corresponding fractional interest of the certificates. DTC may take actions, at the direction of the participants, for some certificates which conflict with actions taken for other certificates.

  Issuance of certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the certificates in the secondary market and the ability of certificate owners to pledge them. In addition, since distributions on the certificates will be made by the trustee to DTC and DTC will credit the distributions to the accounts of its participants, with the participants further crediting the distributions to the accounts of indirect participants or certificate owners, certificate owners may experience delays in the receipt of the distributions.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL participants and Euroclear participants may not deliver instructions directly to the depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during processing will be reported to the relevant CEDEL participant or Euroclear participant on said business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant or a Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between CEDEL participants through electronic book-entry changes in accounts of CEDEL participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under loan with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

  The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

  Distributions with respect to certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this prospectus supplement.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          DESCRIPTION OF THE SWAP COUNTERPARTY AND THE SWAP AGREEMENT

The Swap Counterparty

  The Swap Counterparty, Westdeutsche Landesbank Girozentrale ("WestLB"), which traces its history to 1832, was created by the merger of two central banks, or Landesbanks (German State Banks), in the State of North Rhine-Westphalia, Germany on January 1, 1969. As a German universal bank, WestLB provides commercial and investment banking services regionally, nationally and internationally to public, corporate and bank customers.

  The New York Branch of WestLB ("WestLB New York") is licensed and subject to supervision and regulation by the Superintendent of Banks of the State of New York. WestLB New York is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York branch.

  Upon written request, WestLB will provide without charge to each person to whom this prospectus supplement is delivered a copy of WestLB's most recent annual report. Written requests for such annual reports or any additional information concerning WestLB should be directed to Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, New York, New York 10036, Attention:
Branch Management.

The Swap Agreement

  The swap agreement will provide for payments by: (1) the swap counterparty to the grantor trust equal to the amount of interest due to the Class HE: A-1 certificateholders on a payment date (calculated based on a floating rate), and
(2) the grantor trust to the swap counterparty equal to the amount of interest received by the grantor trust in respect of interest due on the Class HE: A-1 underlying certificates on a payment date, calculated based on a fixed rate. All amounts due under the swap agreement will be netted under this prospectus. If the resulting net amount is due to the grantor trust, it will be deposited by the trustee into the grantor trust account for distribution to the Class HE:
A-1 certificateholders. If the resulting net amount is due to the swap counterparty it will be paid out of funds on deposit in the grantor trust account. The trustee will be the calculation agent for purposes of determining the amounts due by either party.

  In addition to the terms described above, it is expected that the swap agreement will have additional terms and conditions as are necessary to ensure that the swap counterparty does not bear the risk of any shortfall attributable to defaulted payment obligations on the Group I fixed-rate home equity loans. The swap agreement will not provide credit enhancement for the Class HE: A-1 certificates.

  The swap agreement will be governed by and construed in accordance with the law of the State of New York and will be documented on the ISDA Master Agreement, as supplemented by a schedule and a confirmation.

  The obligations of the swap counterparty are limited to those specifically set forth in the swap agreement.

  The swap agreement will have a termination date that is the earlier to occur of (a) January 15, 2014 or (b) the date on which there are no further amounts due on the Class HE: A-1 underlying certificates. An early termination of the swap agreement may occur on the date designated by either the trustee or the swap counterparty as an early termination date with respect to the swap agreement following a payment default by the swap counterparty or the trustee, or the occurrence of certain other customary early termination events. One such other early termination event would be the withdrawal or reduction of the senior debt rating of WestLB, presently rated Aa1 by Moody's and AAA by Fitch, to below a level acceptable to Fitch and Moody's and the failure of WestLB thereupon to either deposit certain amounts as collateral pursuant to a collateral security agreement or secure a replacement swap counterparty acceptable to Fitch and Moody's to maintain the ratings of the Class HE: A-1 certificates. In the event of an early termination, a termination fee may be payable by the swap counterparty to the grantor trust. Upon the occurrence of an early termination, even if a collateral deposit is made or a termination fee is paid, the Class HE: A-1 certificateholders could incur interest payment shortfalls and ultimate loss on the Class HE: A-1 certificates.

Upon the termination of the swap agreement, holders of the Class HE: A-1 certificates would receive only the fixed pass-through rate on the Class HE: A-1 underlying certificates.

                     DESCRIPTION OF THE LIMITED GUARANTIES

Class HI: B-2 Limited Guaranty

  In order to mitigate the effect of the subordination of the Class HI: B-2 certificates and liquidation losses and delinquencies on the home improvement loans, Green Tree will provide a guaranty against losses that would otherwise be borne by the Class HI: B-2 certificates. Each payment required to be made under the Class HI: B-2 limited guaranty is referred to as a "Class HI: B-2 Guaranty Payment." Prior to the Class HI: B-1 cross-over date, and on any payment date on or after the Class HI: B-1 cross-over date on which a Class HI:
B principal distribution test is not satisfied, the Class HI: B-2 guaranty payment will equal the amount, if any, by which:

  (1) the sum of (a) the Class HI: B-2 formula distribution amount for the payment date which will be equal to accrued and unpaid interest on the Class HI: B-2 certificates; and (b) the Class HI: B-2 liquidation loss principal amount, if any, for the payment date exceeds

  (2) the Class HI: B-2 distribution amount for the payment date.

The Class HI: B-2 liquidation loss principal amount for any payment date equals the amount by which the sum of the Class HI: A principal balance, the Class HI:
M principal balance and the Class HI: B principal balance for the payment date exceeds the pool scheduled principal balance of Sub-Pool HI for the payment date, but in no event greater than the Class HI: B-2 principal balance. The Class HI: B-2 liquidation loss principal amount is the amount of delinquencies and losses experienced on the home improvement loans during the related due period that was not absorbed by the Class C certificate and the related monthly servicing fee otherwise payable to Green Tree so long as Green Tree or any wholly owned subsidiary of Green Tree is the servicer, with respect to the home improvement loans. On each payment date on or after the Class HI: B-1 cross-over date, if each Class HI: B principal distribution test is satisfied on that payment date, or the Class HI: A Principal Balance and the Class HI: M principal balance have been reduced to zero, the Class HI: B-2 guaranty payment will equal the amount by which (a) the sum of (i) the Class HI: B-2 formula distribution amount for that payment date, which will include both interest and principal, and (ii) the Class HI: B-2 liquidation loss principal amount for such payment date exceeds (b) the Class HI: B-2 distribution amount for that payment date.

  The Class HI: B-2 limited guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other credit enhancement arrangement. The Class HI: B-2 limited guaranty will not benefit in any way, or result in any payment to, the Class HI: A, Class HI: M or Class HI:
B-1 certificateholders.

  As compensation for providing the Class HI: B-2 limited guaranty, Green Tree will be entitled to receive a Class HI: B-2 guaranty fee on each payment date equal to the lesser of:

  (1) the sub-pool HI amount available less the Class HI: A distribution amount, the Class HI: M-1 distribution amount, the Class HI: M-2 distribution amount, the Class HI: B-1 distribution amount, the Class
      HI: B-2 distribution amount, the monthly servicing fee and other amounts required to be paid to the servicer, the trustee, the Class C certificateholder and Green Tree (see "Description of the Certificates--Payments on Loans"), and

  (2) an amount equal to 1/12th of the product of 3% and the pool scheduled principal balance of sub-pool HI plus the Sub-Pool HI pre-funded amount for the immediately preceding payment date.

Class HE: B Limited Guaranty

  In order to mitigate the effect of the subordination of the Class HE: B certificates and liquidation losses and delinquencies on the home equity loans, Green Tree will provide a guaranty against losses that would otherwise be borne by the Class HE: B certificates. Each payment required to be made under the Class HE: B limited guaranty is referred to as a Class HE: B guaranty payment. Prior to the Class HE: B-1 cross-over date, and on any payment date on or after the Class HE: B cross-over date on which a Class HE: B principal distribution test is not satisfied, the Class B guaranty payment will equal the amount by which:

  (1) the sum of (a) the Class HE: B formula distribution amount for such payment date, which will be equal to accrued and unpaid interest on the Class HE: B certificates, and (b) the Class HE: B liquidation loss principal amount for the payment date exceeds

  (2) the Class HE: B distribution amount for such payment date.

  The Class HE: B liquidation loss principal amount for any payment date equals the amount, by which the sum of the Class HE: A principal balance, the Class
HE: M principal balance and the Class HE: B principal balance for the payment date exceeds the pool scheduled principal balance of sub-pool HE for payment date, but in no event greater than the Class HE: B principal balance. The Class
HE: B liquidation loss principal amount is the amount of delinquencies and losses experienced on the home equity loans during the related due period that was not absorbed by the Class C certificate and the related monthly servicing fee otherwise payable to Green Tree so long as Green Tree or any wholly owned subsidiary of Green Tree is the servicer, with respect to the home equity loans. On each payment date on or after the Class HE: B-1 cross-over date, if each Class HE: B principal distribution test is satisfied on such payment date, or the Class HE: A principal balance and the Class HE: M principal balance have been reduced to zero, the Class HE: B guaranty payment will equal the amount by which;

     (1) the sum of (i) the Class HE: B formula distribution amount for such payment date, which will include both interest and principal and (ii) the Class HE: B liquidation loss principal amount, for such payment date exceeds

     (2) the Class HE: B distribution amount for the payment date.

  The Class HE: B limited guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other credit enhancement arrangement. The Class HE: B limited guaranty will not benefit in any way, or result in any payment to, the Class HE: A or Class HE: M certificateholders.

  As compensation for providing the Class HE: B limited guaranty, Green Tree will be entitled to receive a Class HE: B guaranty fee on each payment date equal to the lesser of:

  (1) the sub-pool HE amount available less the Class HE: A distribution amount, the Class HE: M-1 distribution amount, the Class HE: M-2 distribution amount, the Class HE B-1 distribution amount, the Class HE B distribution amount, the monthly servicing fee and other amounts required to be paid to the servicer, the trustee, the Class C certificateholder and Green Tree (see "Description of the Certificates--Payments on Loans"), and

  (2) an amount equal to 1/12th of the product of 3% and the pool scheduled principal balance of sub-pool HE plus the sub-pool HE pre-funded amount for the immediately preceding payment date.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

REMIC Election

  Upon the issuance of the certificates, [Company Counsel], counsel to Green Tree, will deliver its opinion that, assuming that two separate elections are made to treat segregated portions of the assets of the trust as REMICs (respectively, the "Master REMIC" and the "Subsidiary REMIC"), and further assuming ongoing compliance with the terms of the pooling and servicing agreement, the Master REMIC and the Subsidiary REMIC will each qualify as a REMIC, the Subsidiary REMIC Regular Interests, which are not being offered hereunder, will be treated as "regular interests" in the Subsidiary REMIC, and each class of sub-pool HI certificates and sub-pool HE certificates, other than the Class HE: A-1 certificates, and the Class HE: A-1 underlying certificates will be treated as "regular interests" in the Master REMIC for federal income tax purposes. The Class C subsidiary certificate, which is not being offered in this prospectus, will constitute the sole class of "residual interests" in the Subsidiary REMIC, and the Class C master certificate, which is not being offered in this prospectus, will constitute the sole class of "residual interests" in the Master REMIC.

  Other than the Class HE: A-5 IO certificates, it is not anticipated that any of the certificates will be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used to determine the rate of accrual of original issue discount, market discount and premium, if any, will be based on the assumption that the Loans will prepay at a rate equal to 100% of the applicable prepayment assumption as to the home improvement loans comprising Sub-Pool HI and 125% of the applicable prepayment assumption as to the fixed-rate home equity loans included in sub-pool HE and 30% CPR as to the adjustable rate loans included in sub-pool HE.

  Although the tax treatment is not entirely certain, the Class HE: A-5 IO certificates will be treated as having been issued with original issue discount for federal income tax purposes equal to the excess of all expected payments of interest on the certificates over their issue price. Although unclear, a holder of a Class HE: A-5 IO certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the certificateholder would be entitled if there were no further prepayments of the home equity loans.

  Certificates held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will represent interests in "loans secured by an interest in real property" and "real estate assets" for purposes of Sections 7701(a)(19)(C) and 856(c)(4) of the IRS code, respectively, in the same proportion that the assets in the Master REMIC consist of qualifying assets under such sections. However, with respect to the Class HE: A-1 certificates this will only apply to the extent of the Class HE: A-1 underlying certificates. Furthermore, interest paid with respect to certificates held by a real estate investment trust will be considered to be "interest on obligations secured by mortgages on real property or on interests in real property" for purposes of Section 856(c)(3) of the IRS code to the extent that such certificates, but with respect to the Class HE: A-1 certificates, only to the extent of the Class HE: A-1 underlying certificates, are treated as "real estate assets" under Section 856(c) of the IRS code.

  For further information regarding federal income tax consequences of investing in the certificates, see "Certain Federal Income Tax Consequences-- REMIC Series" in the prospectus.

Grantor Trust

  [Company Counsel], counsel to Green Tree, will deliver its opinion that for federal income tax purposes, assuming compliance with the terms of the grantor trust agreement, the grantor trust created under the grantor trust agreement will constitute a grantor trust under Subpart E, Part I of Subchapter J of the IRS code, and not an association taxable as a corporation. A holder of a Class
HE: A-1 certificate issued by the grantor trust will be treated as the owner of an undivided interest in the Class HE: A-1 underlying certificates, which are "regular interests" in a REMIC, the swap agreement and other assets held by the grantor trust. See "Certain Federal Income Tax Consequences--Non-REMIC Series" in the prospectus.

  A holder of Class HE: A-1 certificates will be required to allocate the purchase price between the holder's ownership interest in the various assets of the grantor trust. In general, the allocation would be based on the relative fair market values of such assets on the date Class HE: A-1 certificate was purchased. Green Tree will make no representation as to the relative fair market values and a holder of Class HE: A-1 certificates should consult its tax adviser concerning the determination of the fair market values and the taxation of the holder's interest in the swap agreement, the tax treatment of which is generally governed by the provisions of the IRS code and Treasury regulations relating to notional principal loans and straddles.

  A holder of a Class HE: A-1 certificate must report ordinary income equal to its share of the interest payable with respect to the Class HE: A-1 underlying certificates and a proportionate share of the net amounts payable to the grantor trust under the swap agreement, and may deduct the expenses incurred by the grantor trust that are allocable to such certificate, including net payments under the swap agreement, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly the assets held by the grantor trust and incurred directly its share of expenses incurred by the grantor trust. A holder of a Class HE: A-1 certificate that is an individual, estate or trust should consult its tax adviser concerning possible limitations on the deductibility of expenses of the grantor trust. For further information regarding federal income tax consequences of investing in the Class HE: A-1 certificates, see "Certain Federal Income Tax Consequences--Tax Status of Non-REMIC Certificates" in the prospectus.

                              ERISA CONSIDERATIONS

  The following information supplements, and if inconsistent, supersedes the information in the prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended, imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to some Plans. Employee benefit plans that are governmental plans, as defined in section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the Class HI: A certificates and the Class HE: A certificates, other than the Class HE: A-1 certificates, without regard to the ERISA restrictions described in this section, subject to applicable provisions of other federal and state laws. However, any governmental or church plan which is qualified under section 401(a) of the IRS code and exempt from taxation under section 501(a) of the IRS code is subject to the prohibited transaction rules set forth in section 503 of the IRS code.

  The U.S. Department of Labor has granted an administrative exemption to
[Underwriter] (Prohibited Transaction Exemption No.   ; Exemption Application
No.    ,     Fed. Reg.     (   )) from certain of the prohibited transaction
rules of ERISA and the IRS code. We refer to all of the exemptions as the "Exemption." They provide an exemption from certain of the prohibited transaction rules of ERISA and the IRS code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include home equity loans such as the loans in the loan pool. The Exemption will apply to the acquisition, holding, and resale of the Class A certificates by a Plan, provided that specified conditions are met, including those described in the paragraph below.

  Among the conditions which must be satisfied for the exemption to apply to the exempted certificates are the following:

    (1) The acquisition of the exempted certificates by a Plan is on terms, including the price for the exempted certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the exempted certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

    (3) The exempted certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Moody's, Fitch, S&P, Duff & Phelps Credit Rating Co. (the "Exemption Rating Agencies");

    (4) The trustee is not an affiliate of any other member of the restricted group, as defined below;

    (5) The sum of all payments made to the underwriters in connection with the distribution of the exempted certificates represents not more than reasonable compensation for underwriting the exempted certificates, as applicable. The sum of all payments made to and retained by Green Tree pursuant to the sale of the loans to the trust represents not more than the fair market value of such loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses; and

    (6) The plan investing in the exempted certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

  On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

  (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed 25%.

  (2) All Obligations transferred after the closing date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an Exemption Rating Agency.

  (3) The transfer of the Additional Obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

  (4) Solely as a result of the use of pre-funding period, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

  (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust fund:

     . the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

     . an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the certificates, the related underwriter and the related prospectus or trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date.

  (6) The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

  (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

  (8) The related prospectus or prospectus supplement must describe:

     . any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

     .   the duration of the period of pre-funding;

     . the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

     . that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal.

  (9) The related pooling and servicing agreement must describe these permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

  Moreover, the exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements:

  (1) in the case of the acquisition of exempted certificates in connection with the initial issuance, at least 50% of the exempted certificates are acquired by persons independent of the restricted group,

  (2) the plan's investment in exempted certificates does not exceed 25% of all of the exempted certificates outstanding at the time of the acquisition and

  (3) immediately after the acquisition, no more than 25% of the assets of the pan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The exemption does not apply to plans sponsored by Green Tree, the underwriters, the trustee, the servicer, any obligor with respect to loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust or any affiliate of such parties.


  In its prefatory comments to the amendment as proposed by DOL (62 Fed. Reg. 28502), the DOL stated its interpretive position that a transaction which satisfied the conditions of the exemption, but did not satisfy the conditions of the amendment as proposed, could nevertheless qualify for exemptive relief if it included a pre-funding account that was used only to acquire assets that are specifically identified by the sponsor or originator as of the closing date, but transferred to the trust after the closing date for administrative or other reasons. Although the pre-funding accounts may not satisfy the conditions of the amendment in that each pre-funding account may exceed 25% of the total principal amount of the related certificates, funds in the pre-funding accounts in excess of such 25% threshold will be used by the trust solely to purchase subsequent home equity loans or subsequent home improvement loans, as applicable, in accordance with the pooling and servicing agreement from a fixed pool of loans that will have been specifically identified prior to the closing date. It is expected that all of the loans in such fixed pool, except for those which are determined not to meet the criteria for purchase set forth in the pooling and servicing agreement, will be acquired using the related pre-funded account. Accordingly, Green Tree believes that the existence of the pre-funding accounts should not cause the exemption to be inapplicable.

  Green Tree believes that the exemption will apply to the acquisition and holding of the exempted certificates sold by the underwriters and by plans and that all conditions of the exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to loans included in the trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the trust. Any plan fiduciary who proposes to cause a plan to purchase the exempted certificates should consult with its own counsel with respect to the potential consequences under ERISA and the code of the plan's acquisition and ownership of the exempted certificates. Assets of a plan or individual retirement account should not be invested in the exempted certificates unless it is clear that the assets of the trust will not be plan assets or unless it is clear that the exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the prospectus.

  In addition to the exemption, some or all of the transactions involving the purchase, holding and resale of certificates that might otherwise constitute prohibited transactions under ERISA or the IRS code might qualify for relief from the prohibited transaction rules and related taxes and penalties under certain class exemptions granted by the DOL, including Prohibited Transaction Class Exemption ("PTCE") 83-1, which exempts certain transactions involving employee benefit plans and mortgage pool investment trusts, PTCE 86-128, which exempts certain transactions involving employee benefit plans and certain broker-dealers, PTCE 90-1, which exempts certain transactions involving employee benefit plans and insurance company pooled separate accounts, and PTCE 91-38, which exempts certain transactions involving employee benefit plans and bank collective investment funds. There also may be other exemptions applicable to a particular transaction involving the trust. A plan that intends to acquire any class of the certificates should consult with its own counsel regarding whether such investment would cause a prohibited transaction to occur and whether the terms and conditions of an applicable class exemption may be satisfied.

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the IRS code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the IRS code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published proposed regulations on December 22, 1997 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the IRS code on the basis of a claim that the assets of an insurance company general account constitute plan assets, unless:

  (1) as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations or

  (2) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the certificates after the date which is 18 months after the date on which the Proposed 401(c) Regulations become final.

  No transfer of any class of certificates other than the exempted certificates will be permitted to be made to a plan unless such plan, at its expense, delivers to trustee and Green Tree an opinion of counsel, in form satisfactory to the trustee and Green Tree, to the effect that the purchase or holding of any other class of certificates by such plan will not result in the assets of the trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the IRS code and will not subject the trustee, Green Tree or the servicer to any obligation or liability in addition to those undertaken in the pooling and servicing agreement. Unless such opinion is delivered, each person acquiring such a certificate will be deemed to represent to the trustee, Green Tree and the servicer either (i) that such person is neither a plan, nor acting on behalf of a plan, subject to ERISA or to Section 4975 of the IRS code or (ii) that the purchase and holding of the certificate by such plan will not result in the assets of the trust being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA and the IRS code and will not subject the trustee, Green Tree or the servicer to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

                                  UNDERWRITING

  The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase from Green Tree the respective principal amounts of the certificates set forth opposite their names below.

                                           Principal    Principal    Principal
                                           Amount of    Amount of    Amount of
                                             Class        Class        Class
                                            HI: A-1      HI: A-2      HI: A-3
  Underwriter                             Certificates Certificates Certificates
  -----------                             ------------ ------------ ------------
[Underwriters]...........................  $            $             $
     ....................................
     ....................................
     ....................................
     ....................................
                                           ----------   ---------     --------
  Totals.................................  $            $             $
                                           ==========   =========     ========

                          Principal       Principal       Principal    Principal    Principal    Principal
                          Amount of       Amount of       Amount of    Amount of    Amount of    Amount of
                            Class           Class           Class        Class        Class        Class
                         HE: A-1A NAS    HE: A-1B ARM      HE: A-1      HE: A-2      HE: A-3      HE: A-4
  Underwriter            Certificates    Certificates    Certificates Certificates Certificates Certificates
  -----------            ------------ ------------------ ------------ ------------ ------------ ------------
[Underwriters]..........    $             $               $            $            $            $
     . .................
     ...................
     ...................
     ...................
                            ------        ---------       ---------    ---------    ---------    ---------
  Totals................    $             $               $            $            $            $
                            ======        =========       =========    =========    =========    =========

                                                        Percentage   Principal
                                                       Interest of   Amount of
                                                          Class        Class
                                                        HE: A-5 IO    HE: M-1
  Underwriter                                          Certificates Certificates
  -----------                                          ------------ ------------
[Underwrtiers]........................................        %      $
     .................................................
     .................................................
     .................................................
     .................................................
                                                           ---       ---------
  Totals..............................................     100%      $
                                                           ===       =========

  In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions in the agreement, to purchase all of the certificates offered here if any such certificates are purchased. In the event of a default by the underwriters, the underwriting agreement provides that, in certain circumstances, the underwriting agreement may be terminated.

  Green Tree has been advised by the underwriters that they propose initially to offer the certificates to the public at the respective offering prices listed on the cover page of this prospectus supplement and to dealers at such price less a concession not in excess of the respective amounts listed in the table below, expressed as a percentage of the relative certificate principal balance. The underwriters may allow and dealers may reallow a discount not more than the respective amounts listed in the table below to other dealers.

                                              Selling   Reallowance
        Class                                Concession  Discount
        -----                                ---------- -----------
        HI:A-1..............................       %           %
        HI:A-2..............................       %           %
        HI:A-3..............................       %           %
        HE:A-1A NAS.........................       %           %
        HE:A-1B ARM.........................       %           %
        HE:A-1..............................       %           %
        HE:A-2..............................       %           %
        HE:A-3..............................       %           %
        HE:A-4..............................       %           %
        HE:A-5 IO...........................       %           %
        HE:M-1..............................       %           %

  Neither Green Tree nor any of the underwriters makes any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the certificates. In addition, neither Green Tree nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Until the distribution of the certificates is completed, rules of the SEC may limit the ability of the underwriters and some selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the certificates. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the certificates. In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be without these purchases.

  The underwriting agreement provides that Green Tree will indemnify the underwriters against liabilities, including liabilities under the Securities Act of 1933 or contribute to payments the underwriters may be required to make.

  Green Tree has agreed that for a period of 30 days from the date of this prospectus supplement it will not offer or sell publicly any other home improvement loan or home equity loan pass-through certificates without the consent of the underwriters.

  Each of the underwriters or one of its affiliates has from time to time provided warehouse and other financing to Green Tree.

                                 LEGAL MATTERS

  The validity of the certificates will be passed upon for Green Tree and the trust by [Company Counsel], Minnesota, and for the underwriters by [Underwriter], [New York, New York]. The material federal income tax consequences of the certificates will be passed upon for Green Tree by [Company Counsel].

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the certificates that will be available only in book-entry form are the global certificates. Investors in the global certificates may hold these global certificates through any of DTC, CEDEL or Euroclear. The global certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding global certificates through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, such as a seven calendar day settlement.

  Secondary market trading between investors holding global certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of CEDEL and Euroclear, in their capacity, and DTC participants.

  Non-U.S. holders of global certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All global certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their global certificates through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their global certificates through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global certificates will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to book-entry securities in same-day funds.

Trading between CEDEL or Euroclear Participants. Secondary market trading between CEDEL participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and CEDEL or Euroclear purchaser. When global certificates are to be transferred from the account of a DTC participant to the account of a CEDEL participant or a Euroclear participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL participant or Euroclear participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its depositary to receive the global certificates against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such depositary to the DTC participant's account against delivery of the global certificates. After settlement has been completed, the global certificates will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL participant's or Euroclear participant's account. The global certificates credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, such as the trade fails, the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the global certificates are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL participants or Euroclear participants purchasing global certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the global certificates were credited to their accounts. However, interest on the global certificates would accrue from the value date. Therefore, in many cases the investment income on the global certificates earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each CEDEL participant's or Euroclear participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global certificates to the respective depositary for the benefit of CEDEL participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL participants and Euroclear participants may employ their customary procedures for transactions in which global certificates are to be transferred by the respective clearing systems, through their respective depositaries, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL participant or Euroclear participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective depositaries, as appropriate, to deliver the certificates to the DTC participant's account against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL participant or Euroclear participant the following day, and receipt of the cash proceeds in the CEDEL participant's or Euroclear participant's account would be back-valued to the value date which would be the preceding day, when settlement occurred in New York. Should the CEDEL participant or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipts of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, such as the trade fails, receipt of the cash proceeds in the CEDEL participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase global certificates from DTC participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  (a) borrowing through CEDEL or Euroclear for one day, until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts, in accordance with the clearing system's customary procedures;

  (b) borrowing the global certificates in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the CEDEL participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of global certificates holding securities through CEDEL or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

  (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

  (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   Exemption of non-U.S. Persons (Form W-8). Beneficial owners of certificates that are non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (certificate of Foreign Status) and a certificate under penalties of perjury that such beneficial owner is:

  (1) not a controlled foreign corporation within the meaning of Section 957(a) of the Code, that is related, within the meaning of Section 846(d)(4) of the Code, to the trust or the transferor and

  (2) not a 10% shareholder, within the meaning of Section 871(h)(3)(B) of the Code, of the trust or the transferor. If the information shown on Form W-8 or the tax certificate changes, a new Form W-8 or tax certificate, as the case may be, must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
  4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate by filing Form 1001. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of certificates or such owner's agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9.

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global certificate or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  A U.S. person is:

  .   a citizen or resident of the United States,

  . a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations),

  . an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or

  .   a trust other than a foreign trust within the meaning of Section 7701
      (1)(31) of the Code.

To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part 1 of Subchapter J of Chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global certificates.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information contained in this prospectus supplement is not complete and   +
+may be changed. We may not sell these securities until the registration       +
+statement filed with the Securities and Exchange Commission is effective. + +This prospectus supplement is not an offer to sell these securities, and it + +is not soliciting an offer to buy these securities in any state where the +
+offer or sale is not permitted.                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                                           Base Prospectus No. 3
                                  Secured Home Improvement and Home Equity Loans

             Green Tree Financial Corporation, Seller and Servicer
            Certificates for Home Improvement and Home Equity Loans
                              (Issuable In Series)

  We are offering certificates for home improvement and home equity loans under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of certificates offered. Green Tree Financial Corporation will form a trust for each series, and the trust will issue the certificates of that series. The certificates of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of certificates within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of certificates. In addition, a series of certificates may include one or more classes which on the one hand are subordinated to one or more classes of certificates, while on the other hand are senior to one or more classes of certificates. The rate of principal and interest payment on the certificates of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home equity loans.

                                 ------------

  The certificates will represent obligations of the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ------------

  This prospectus may not be used to complete sales of any certificates unless accompanied by the prospectus supplement relating to that series.

                         Prospectus dated       , 1999.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the certificates in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and (2) the prospectus supplement for the particular terms of your series of certificates.

  If the terms of your series of certificates varies between this prospectus and the prospectus supplement, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

                                 THE TRUST

General

  Certificates that show an interest in pools of home equity loans are issued from time to time in series under a separate pooling and servicing agreement between Green Tree, as seller and servicer, and the trustee.

  Each trust will include:

  (1)  a loan pool;

  (2) the amounts held from time to time in a trust account called the certificate account maintained by the trustee under the pooling and servicing agreement;

  (3) proceeds from FHA insurance (for any FHA-insured home improvement loan included in the loan pool);

  (4) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of certificates;

  (5) other property as may be specified in the related prospectus supplement.

  Each certificate will evidence the interest specified in the related prospectus supplement in one trust, containing one loan pool comprised of loans having the aggregate principal balance as of the specified day of the month of the creation of the pool is the cut-off date specified in the related prospectus supplement. Holders of certificates of a series will have interests only in such loan pool and will have no interest in the loan pool created with respect to any other series of certificates, except with respect to FHA insurance reserves. If so specified in the related prospectus supplement, the loan pool may be divided into two or more sub-pools, in which event the certificates of some specified classes may be payable primarily from, and for the loans comprising a given sub-pool. If so specified in the related prospectus supplement, the trust may include a pre-funding account which would be used to purchase subsequent loans from Green Tree during the pre-funding period specified in the related prospectus supplement. The related prospectus supplement will specify the conditions that must be satisfied prior to any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  Except as otherwise specified in the related prospectus supplement, all of the loans will have been originated by Green Tree in the ordinary course of its business. Specific information respecting the loans included in each trust will be provided in the related prospectus supplement and, to the extent not contained in the related prospectus supplement, in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A copy of the pooling and servicing agreement with respect to each series of certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

The Loan Pools

  Except as otherwise specified in the related prospectus supplement, the loan pool will consist of home improvement loans and promissory notes and closed-end home equity loans, originated by Green Tree on an individual basis in the ordinary course of business. We refer to the home improvement loans and promissory notes and the home equity loans collectively as loans. The home improvement loans may be conventional home improvement loans or loans insured by FHA. All loans will be secured by the related real estate. Except as otherwise specified in the related prospectus supplement, the loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

  For each series of certificates, Green Tree will assign the loans constituting the loan pool to the trustee named in the related prospectus supplement. Green Tree, as servicer will service the loans pursuant to the pooling and servicing agreement. See "Description of the Certificates-- Servicing." Unless otherwise specified in the related prospectus supplement, the loan documents will be held by the trustee or a custodian on its behalf.

  Each loan pool will be composed of loans bearing interest at the loan rates specified in the prospectus supplement. Unless we specify otherwise in the related prospectus supplement, each registered holder of a certificate will be entitled to receive periodic distributions, which will be monthly unless we specify otherwise in the related prospectus supplement, of all or a portion of principal on the underlying loans or interest on the principal balance of the certificate at the pass-through rate, or both.

  The related prospectus supplement will specify for the loans contained in the related loan pool, the range of the dates of origination of the loans; the range of the loan rates and the weighted average loan rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the cut-off date; the aggregate principal balance of the loans included in the loan pool as of the cut-off date; the weighted average and range of scheduled terms to maturity as of origination and as of the cut-off date; the range of original maturities of the loans and the last maturity date of any loan; and the geographic location of improved real estate securing the loans. If the trust includes a pre-funding account, the related prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  Green Tree will make representations and warranties as to the types and geographical distribution of the loans included in a loan pool and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a loan, Green Tree will be obligated to cure the breach in all material respects, or to repurchase or substitute for the loan as described below. This repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by Green Tree. See "Description of the Certificates--Conveyance of Loans."

Conveyance of Loans

  Green Tree will transfer to the trustee all right, title and interest of Green Tree in the loans, including all principal and interest received on or for the loans except receipts of principal and interest due on the loans before the cut-off date. On behalf of the trust, as the issuer of the related series of certificates, the trustee, concurrently with the conveyance, will execute and deliver the certificates to the order of Green Tree. The loans will be as described on a list attached to the pooling and servicing agreement. This list will include the amount of monthly payments due on each loan as of the date of issuance of the certificates, the loan rate on each loan and the maturity date of each loan. This list will be available for inspection by any certificateholder at the principal executive office of the servicer. Before the conveyance of the loans to the trust, Green Tree's internal audit department will complete a review of all of the loan files confirming the accuracy of the list of loans delivered to the trustee. Any loan discovered not to agree with that list in a manner that is materially adverse to the interests of the certificateholders will be repurchased or substituted for by Green Tree, or, if the discrepancy relates to the unpaid principal balance of a loan, Green Tree may deposit cash in the separate account maintained at an eligible institution in the name of the trustee in an amount sufficient to offset the discrepancy. If the trust includes a pre-funding account, the related prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  Unless otherwise specified in the related prospectus supplement, the trustee or its custodian will maintain possession of the loans and any other documents contained in the loan files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the loans to the trustee, and Green Tree's accounting records and computer systems will also reflect this sale and assignment.

  The counsel to Green Tree identified in the applicable prospectus supplement will render an opinion to the trustee that the transfer of the loans from Green Tree to the related trust would, in the event Green Tree became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the loans from Green Tree to the trust were treated as a pledge to secure borrowings by Green Tree, the distribution of proceeds of the loans to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of the proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the loans if the proceeds of the sale could satisfy the amount of the debt deemed owed by Green Tree, or the bankruptcy trustee could substitute other collateral in lieu of the loans to secure the debt, or the debt could be subject to adjustment by the bankruptcy trustee if Green Tree were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as otherwise specified in the related prospectus supplement, Green Tree will make representations and warranties in the pooling and servicing agreement for each loan as of the related closing date, including that:

  . as of the cut-off date the most recent scheduled payment was made or was not delinquent more than 59 days;

  . no provision of a loan has been waived, altered or modified in any respect, except by instruments or documents included in the loan file and reflected on the list of loans delivered to the trustee;

  . each loan is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors rights generally;

  . no loan is subject to any right of rescission, set-off, counterclaim or defense;

  . each FHA-insured home improvement loan was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance;

  .   each loan was either

     . entered into by a home improvement contractor in the ordinary course of the contractor's business and, immediately upon funding, assigned to Green Tree,

     . was originated by a home equity lender in the ordinary course of the lender's business and assigned to Green Tree, or

     .   was originated by Green Tree directly;

  . no loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the loan or an interest therein pursuant to the pooling and servicing agreement or the certificates unlawful;

  .   each loan complies with all requirements of law;

  . no loan has been satisfied, subordinated to a lower lien ranking than its original position or rescinded;

  . each loan creates a valid and perfected lien on the related improved real estate;

  .   all parties to each loan had full legal capacity to execute the loan;

  . no loan has been sold, conveyed and assigned or pledged to any other person and Green Tree has good and marketable title to each loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer the loan to the trustee;

  . as of the cut-off date there was no default, breach, violation or event permitting acceleration under any loan (except for payment delinquencies permitted by the first clause, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under the loan, and Green Tree has not waived any of the foregoing;

  . each loan is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of the loan;

  . each loan contains customary and enforceable provisions as to render the rights and remedies of the holder thereof adequate for realization against the collateral;

  . the description of each loan appearing in the list delivered to the trustee is true and correct;

  .   there is only one original of each loan; and

  . each loan was originated or purchased in accordance with Green Tree's then-current underwriting guidelines.

  Under the terms of the pooling and servicing agreement, if Green Tree becomes aware of a breach of any Green Tree representation or warranty that materially adversely affects the trust's interest in any loan or receives written notice of a breach from the trustee or the servicer, then Green Tree will be obligated either to cure the breach or to repurchase or, if so provided in the related prospectus supplement, substitute for the affected loan, in each case under the conditions further described in this prospectus and in the prospectus supplement. This repurchase obligation will constitute the sole remedy available to the trust and the certificateholders for a breach of a representation or warranty under the pooling and servicing agreement with respect to the loans but not for any other breach by Green Tree of its obligations under the pooling and servicing agreement. If a prohibited transaction tax under the REMIC provisions of the IRS code is incurred in connection with such repurchase, distributions otherwise payable to residual certificateholders will be applied to pay the tax. Green Tree will be required to pay the amount of such tax that is not funded out of the distributions.

  The repurchase price of a loan at any time means the outstanding principal amount of the loan without giving effect to any advances made by the servicer or the trustee, plus interest at the applicable pass-through rate on the loan from the end of the due period for which the obligor last made a payment without giving effect to any advances made by the servicer or the trustee, through the end of the immediately preceding due period.

Payments on Loans

  Each certificate account will be a trust account established by the servicer as to each series of certificates in the name of the trustee:

  (1) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated within the two highest rating categories, or the other rating category as will not adversely affect the ratings assigned to the certificates, by each rating agency rating the certificates of that series; or

  (2)  with the trust department of a national bank; or

  (3) in an account or accounts the deposits in which are fully insured by the FDIC; or

  (4) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the certificateholders have a claim for the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the certificate account is maintained; or

  (5) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant certificates.

The collateral eligible to secure amounts in the certificate account is limited to United States government securities and certain other high-quality investments specified in the applicable pooling and servicing agreement, the eligible investments. A certificate account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding payment date in eligible investments.

  Unless otherwise specified in the related prospectus supplement, the servicer will deposit in the certificate account on a daily basis all proceeds and collections received or made by it subsequent to the cut-off date including scheduled payments of principal and interest due after the cut-off date but received by the servicer on or before the cut-off date, including:

  . all obligor payments on account of principal, including principal prepayments, on the loans;

  .   all obligor payments on account of interest on the loans;

  .   all FHA insurance payments received by the servicer;

  . all net liquidation proceeds amounts received and retained for the liquidation of defaulted loans, net of liquidation expenses;

  . any advances made as described under advances below and other amounts required under the pooling and servicing agreement to be deposited in the certificate account;

  . all amounts received from any credit enhancement provided on a series of certificates; and

  . all proceeds of any loan or property acquired in respect thereof repurchased by the servicer or Green Tree, as described under conveyance of loans above or under repurchase option below.

                                USE OF PROCEEDS

  Unless we specify otherwise in the prospectus supplement, substantially all of the net proceeds to be received from the sale of each series of certificates will be used by Green Tree for general corporate purposes, including the origination or acquisition of additional home improvement loans and home equity loans, costs of carrying such loans and loans until sale of the related certificates and to pay other expenses connected with pooling the loans and issuing the certificates.

                        GREEN TREE FINANCIAL CORPORATION

General

  Green Tree is a Delaware corporation which, as of December 31, 1998, had stockholders' equity of approximately $2.2 billion. Green Tree purchases, pools, sells and services conditional sales loans for manufactured homes and other consumer installment sales loans, as well as home equity loans. Green Tree is the largest servicer of government-insured manufactured housing loans and conventional manufactured housing loans in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of Green Tree. Through its principal offices in St. Paul, Minnesota, and service centers throughout the United States, Green Tree serves all 50 states. Green Tree began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. Green Tree also purchases, pools and services installment sales loans for various consumer products. Green Tree's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). Green Tree's quarterly and annual reports are available from Green Tree upon written request made to Green Tree.

  The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference the following documents into this prospectus and the prospectus supplement:

  . Green Tree Financial Corporation's annual report on Form 10K for the year ended December 31, 1998.

  . Green Tree Financial Corporation's quarterly report on Form 10Q for the quarter ended March 31, 1999.

  All documents filed by the servicer, on behalf of any trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the certificates issued by that trust, will be incorporated by reference into this prospectus.

  We will provide you, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, exhibits to those documents. Please direct your requests for copies to John Dolphin, Vice President and Director of Investor Relations, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (651) 293-3400.

  Federal securities law requires the filing of information with the SEC, including annual, quarterly and special reports (including those referred to above as being incorporated by reference), proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy these reports and other information at the following regional offices of the SEC:

  New York Regional Office                  Chicago Regional Office

  Seven World Trade Center                  Citicorp Center

  Suite 1300                                500 West Madison Street, Suite
                                            1400

  New York, NY 10048                        Chicago, IL 60661

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

Loan Origination

  Home Improvement Loans. Through its centralized loan processing operations in St. Paul, Minnesota, Green Tree arranges to purchase certain loans from home improvement contractors located throughout the United States. Green Tree's regional sales managers contact home improvement contractors and explain Green Tree's available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize Green Tree's available customer financing, the contractor must make an application for contractor approval. Green Tree has a contractor approval process pursuant to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell loans to Green Tree. In addition, Green Tree has a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. Green Tree also reviews monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to loans sold to Green Tree. Green Tree occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All loans that Green Tree originates are written on forms provided or approved by Green Tree and are purchased on an individually approved basis in accordance with Green Tree's guidelines. The contractor submits the customer's credit application and construction loan to Green Tree's office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by Green Tree in June 1993. If Green Tree determines that the application meets Green Tree's underwriting guidelines and applicable FHA regulations (for FHA-insured loans) and the credit is approved, Green Tree purchases the loan from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, Green Tree follows up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by Green Tree include:

  (1)  exterior renovations, including windows, siding and roofing;

  (2)  pools and spas;

  (3)  kitchen and bath remodeling; and

  (4)  room additions and garages.

Green Tree may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an FHA-insured home improvement loan with respect to a single family property currently may not exceed $25,000 without specific FHA approval, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit or a $48,000 limit for four units of owner-occupied multiple-family homes. Some other criteria for home improvement loans eligible for FHA insurance are described under the caption "Description of FHA Insurance."

  Green Tree began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The original principal amount of a conventional secured home improvement loan may not exceed $40,000 for Green Tree's secured no equity lien program, and $100,000 for Green Tree's secured equity lien program, unless a higher amount financed is approved by senior management. The original principal amount of a conventional home improvement loan may not exceed $100,000 for Green Tree's secured lien program, unless a higher amount financed is approved by senior management. Green Tree requires that any secured home improvement loan be secured by a recorded lien (which may be a first, second or (for the

FHA-insured loans and some conventional loans of $30,000 or less) third lien) on the improved real estate.

  Green Tree's underwriting guidelines and credit scoring process weight significantly the applicant's creditworthiness and place less weight on the available equity in the related real estate being improved. While it is Green Tree's policy not to exceed 100% in loan-to-value ratio on any loan, a substantial portion of the home improvement loans are expected to have loan-to-value ratios of 90% or more when considering the estimated value of the real estate, other liens senior to that of the home improvement loan, and the improvements being financed. Because Green Tree does not require appraisals on most home improvement loans with loan amounts of less than $30,000 and given the many other factors that can affect the value of property securing a conventional home improvement loan, the related prospectus supplement will not provide detailed disclosure of loan-to-value ratios on the home improvement loans.

  Home Equity Loans. Green Tree has originated closed-end home equity loans since January 1996. As of December 31, 1998, Green Tree had approximately $7,302,696,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, Green Tree markets its home equity lending directly to consumers using a variety of marketing techniques. Green Tree also reviews and re-underwrites loan applications forwarded by correspondent lenders.

  Green Tree's credit approval process analyzes both the equity position of the requested loan, including both the priority of the lien and the combined loan-to-value ratio and the applicant's creditworthiness; to the extent the requested loan would have a less favorable equity position, the creditworthiness of the borrower must be stronger, or may be weaker. The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

                              YIELD CONSIDERATIONS

  The pass-through rates and the weighted average loan rate of the loans as of the related cut-off date relating to each series of certificates will be set forth in the related prospectus supplement.

  The prospectus supplement for each series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of certificates which we may offer, such as interest only certificates, principal only certificates, and fast pay/slow pay certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying loans. If so stated in the related prospectus supplement, the yield on some types of certificates which we may offer hereby could change and may be negative under some prepayment rate scenarios. Accordingly, some types of certificates may not be legal or appropriate investments for some financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations" in this prospectus and in the prospectus supplement. In addition, the timing of changes in the rate of prepayment on the loans included in a loan pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on loans occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless otherwise described in an applicable prospectus supplement, all of the loans will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Loans generally may be prepaid in full or in part without penalty. FHA-insured home improvement loans may be prepaid at any time without penalty. Green Tree has no significant experience with respect to the rate of principal prepayments on home improvement loans or home equity loans. Because the loans have scheduled due dates throughout the calendar month, and because (unless otherwise specified in the related prospectus supplement) all principal prepayments will be passed through to certificateholders of the related series on the payment date following the due period in which such principal prepayment occurred, prepayments on the loans would affect the amount of funds available to make distributions on the certificates on any payment date only if a substantial portion of the loans prepaid prior to their respective due dates in a particular month, thus paying less than 30 days' interest for that due period while very few loans prepaid after their respective due dates in that month. In addition, liquidations of defaulted loans or the servicer's or Green Tree's exercise of its option to repurchase the entire remaining pool of loans see "Description of the Certificates--Repurchase Option" will affect the timing of principal distributions on the certificates of a series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the prospectus supplement with respect to a series of certificates. Although the related prospectus supplement will specify the prepayment assumptions used to price any series of certificates, there can be no assurance that the loans will prepay at that rate, and it is unlikely that prepayments or liquidations of the loans will occur at any constant rate.

  See "Description of the Certificates--Repurchase Option" for a description of Green Tree's or Servicer's option to repurchase the loans comprising part of a trust when the aggregate outstanding principal balance of the loans is less than a specified percentage of the initial aggregate outstanding principal balance of the loans as of the related cut-off date. See also "The Trust--The Loan Pools" for a description of the obligations of Green Tree to repurchase a loan in case of a breach of a representation or warranty relative to the loan.

                        DESCRIPTION OF THE CERTIFICATES

  Each series of certificates will be issued under a pooling and servicing agreement to be entered into among Green Tree, as seller and servicer, and the trustee named in the related prospectus supplement, and the other parties, as are described in the applicable prospectus supplement. The following summaries describe certain provisions expected to be common to each pooling and servicing agreement and the related certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related pooling and servicing agreement and the description set forth in the related prospectus supplement. The provisions of the form of pooling and servicing agreement filed as an exhibit to the registration statement that we do not describe in this prospectus may differ from the provisions of any actual pooling and servicing agreement. The material differences will be described in the related prospectus supplement. Capitalized terms used in this prospectus and not otherwise defined shall have the meanings assigned to them in the form of pooling and servicing agreement filed as an exhibit to the registration statement containing this prospectus.

  Each series of certificates will have been rated in the rating category by the rating agency or agencies specified in the related prospectus supplement.

General

  The certificates may be issued in one or more classes. If the certificates of a series are issued in more than one class, the certificates of all or less than all of these classes may be under this prospectus, and there may be separate prospectus supplements relating to one or more of such classes sold. When we refer to the prospectus supplement relating to a series comprised of more than one class should be understood each of the prospectus supplements relating to the classes sold under this prospectus. When we refer to the certificates of a class it should be understood to refer to the certificates of a class within a series or all of the certificates of a single-class series, as the context may require. For convenience of description, any reference in this prospectus to a class of certificates includes a reference to any subclasses of that class.

  The certificates of each series will be issued in fully registered form only and will represent the interests specified in the related prospectus supplement in a separate trust created under the related pooling and servicing agreement. The trust will be held by the trustee for the benefit of the certificateholders. Except as otherwise specified in the related prospectus supplement, the certificates will be freely transferable and exchangeable at the corporate trust office of the trustee at the address listed in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each loan pool may be evidenced by one or more classes of certificates, each representing the interest in the loan pool specified in the related prospectus supplement. Each series of certificates may include one or more classes of subordinated certificates which are subordinated in right of distribution to one or more other classes of senior certificates, as provided in the related prospectus supplement. Certificates of a series which includes senior and subordinated certificates are referred to in this prospectus as senior/subordinated certificates. A series of senior/subordinated certificates may include one or more classes of mezzanine certificates which are subordinated to one or more classes of certificates and are senior to one or more classes of certificates. The prospectus supplement for a series of senior/subordinated certificates will describe the extent to which the subordinated certificates are subordinated, which may include a formula for determining the subordinated amount or for determining the allocation of the amount available for distribution among senior certificates and subordinated certificates, the allocation of losses among the classes of subordinated certificates, the period or periods of the subordination, any minimum subordinated amount, and any distributions or payments which will not be affected by that subordination. The protection afforded to the senior certificateholders from the subordination feature described above will be effected by the preferential right of the certificateholders to receive current distributions from the loan pool. If a series of certificates contains more than one class of subordinated certificates, losses will be allocated among the classes in the manner described in the prospectus supplement. If so specified in the applicable prospectus supplement, mezzanine certificates or other classes of subordinated certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered under this prospectus and the prospectus supplement.

  If so specified in a prospectus supplement, a series of certificates may include one or more classes which:

  (1) are entitled to receive distributions only in respect of principal, interest or any combination of the two, or in specified proportions of the payments; and/or

  (2) are entitled to receive distributions of principal before or after specified principal distributions have been made on one or more other classes within the series fast pay/slow pay certificates, or on a planned amortization schedule PAC certificates or targeted amortization schedule TAC certificates or upon the occurrence of other specified events.

The prospectus supplement will list the pass-through rate at which interest will be paid to certificateholders of each class of a given series. The pass-through rate may be fixed, variable or adjustable, as specified in the related prospectus supplement.

  The related prospectus supplement will specify the minimum denomination or initial principal amount of loans evidenced by a single certificate of each class of certificates of a series.

  Distributions of principal and interest on the certificates will be made on the payment dates listed in the related prospectus supplement to the persons in whose names the certificates are registered at the close of business on the related record date specified in the related prospectus supplement, the record date. Distributions will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register, or, as described in the related prospectus supplement, by wire transfer, except that the final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the final distribution notice to certificateholders.

Global Certificates

  The certificates of a class may be issued in whole or in part in the form of one or more global certificates that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary identified in the related prospectus supplement. The description of the certificates contained in this prospectus assumes that the certificates will be issued in definitive form. If the certificates of a class are issued in the form of one or more global certificates, the term "certificateholder" should be understood to refer to the beneficial owners of the global certificates, and the rights of the certificateholders will be limited as described under this subheading.

  Global certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a certificate in definitive form, a global certificate may not be transferred except as a whole by the depositary for the global certificate to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary.

  The specific terms of the depositary arrangement for any certificates of a class will be described in the related prospectus supplement. It is anticipated that the following provisions described in this subsection will apply to all depositary arrangements:

  Upon the issuance of a global certificate, the depositary for the global certificate will credit, on its book-entry registration and transfer system, the denominations of the certificates represented by the global certificate to the accounts of participating institutions that have accounts with the depositary. Ownership of beneficial interests in a global certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for such global certificate or by participants or persons that hold through participants. The laws of some states require that purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global certificate.

  So long as the depositary for a global certificate, or its nominee, is the owner of the global certificate, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the certificates represented by the global certificate for all purposes under the pooling and servicing agreement relating to the certificates. Except as described below, owners of beneficial interests in a global certificate will not be entitled to have certificates of the series represented by the global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificates of that series in definitive form and will not be considered the owners or holders under the pooling and servicing agreement governing the certificates.

  Distributions or payments on certificates registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner for the holder of the global certificate representing the certificates. In addition, all reports required under the applicable pooling and servicing agreement to be made to certificateholders, as described below under "Reports to Certificateholders," will be delivered to the depositary or its nominee, as the case may be. Green Tree, the servicer, the trustee, or any agent including any applicable certificate registrar or paying agent, will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  Green Tree expects that the depositary for certificates of a class, upon receipt of any distribution or payment on a global certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the Global certificate as shown on the records of the depositary. Green Tree also expects that payments by participants to owners of beneficial interests in the global certificate held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in street name, and will be the responsibility of the participants.

  If a depositary for certificates of a class is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by or on behalf of Green Tree within the time period specified in the pooling and servicing agreement, Green Tree will cause to be issued certificates of that class in definitive form in exchange for the related global certificate or certificates. In addition, Green Tree may at any time and in its sole discretion determine not to have any certificates of a class represented by one or more global certificates and, if this occurs, will cause to be issued certificates of the class in definitive form in exchange for the related global certificate or certificates. Further, if Green Tree so specifies that the certificates of a class, an owner of a beneficial interest in a global certificate representing certificates of such class may, on terms acceptable to Green Tree and the depositary for the global certificate, receive certificates of such class in definitive form. In any such instance, an owner of a beneficial interest in a global certificate will be entitled to physical delivery in definitive form of certificates of the class represented by the global certificate equal in denominations to the beneficial interest and to have the certificates registered in its name.


Distributions on Certificates

  Except as otherwise provided in the related prospectus supplement, on each payment date for a series of certificates, the trustee will withdraw from the applicable certificate account and distribute to the certificateholders of that series of record on the preceding record date an amount equal to, in the aggregate, the "amount available" for that payment date. Unless otherwise specified in the applicable prospectus supplement, the "amount available" for a payment date is an amount equal to the aggregate of all amounts on deposit in the certificate account as of the seventh business day following the end of the related due period, or another date as may be specified in the related prospectus supplement (the "Determination Date") except:

  (1) all payments on the loans that were due on or before the cut-off date;

  (2) all payments or collections received after the due period preceding the month in which the payment date occurs;

  (3) all scheduled payments of principal and interest due on a date or dates subsequent to the due period preceding the Determination Date;

  (4) amounts representing reimbursement for advances, such reimbursement being limited, if so specified in the related prospectus supplement, to amounts received on particular loans as late collections of principal or interest as to which the servicer has made an unreimbursed advance; and

  (5)  amounts representing reimbursement for any unpaid servicing fee.

In the case of a series of certificates which includes only one class, the amount available for distribution on each payment date will be distributed pro rata to the holders of such certificates. In the case of any other series of certificates, the amount available for each payment date will be allocated and distributed to holders of the certificates of the series pursuant to the method and in the order of priority specified in the applicable prospectus supplement. The amount of principal and interest specified in the related prospectus supplement to be distributed to certificateholders is referred to herein as the "Certificate Distribution Amount."

  Within the time specified in the pooling and servicing agreement and described in the related prospectus supplement, the servicer will furnish a statement to the trustee listing the amount to be distributed on the related payment date on account of principal and interest, stated separately, and a statement listing information about the loans.

Example of Distributions

  The following is an example of the flow of funds as it would relate to a hypothetical series of certificates issued, and with a cut-off date occurring, in March 1999, all weekdays are assumed to be business days. Succeeding months follow the due period through the payment date. The flow of funds with respect to any series of certificates may differ from the above example, as specified in the related prospectus supplement. The initial principal balance of the loan pool will be the aggregate principal balance of the loans at the close of business on the cut-off date, after deducting principal payments due on or before that date, which, together with corresponding interest payments, are not part of the loan pool and will not be passed through to certificateholders. Scheduled payments and principal prepayments may be received at any time during this period and will be deposited in the certificate account by the servicer for distribution to certificateholders. When a loan is prepaid in full, interest on the amount prepaid is collected from the obligor only to the date of payment. Distributions on April 15 will be made to certificateholders of record at the close of business on the last Business Day of March, being the month immediately preceding the month of distribution. On April 9 (the seventh business day following the end of the prior due period), the servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the servicer may advance funds to cover any delinquencies, in which event the distribution to certificateholders on April 15 will include the full amounts of principal and interest due during March. The servicer will also calculate any changes in the relative interests evidenced by the senior certificates and the Subordinated certificates in the trust. On April 15, the amounts determined on April 9 will be distributed to certificateholders.

March 1............................. Cut-off date.
March 1-31.......................... Due period. Servicer receives scheduled payments on the loans and any principal
                                     prepayments made by obligors and applicable
                                     interest thereon.
March 29............................ Record date.
April 9............................. Determination date. distribution amount determined.
April 15............................ Payment date.

Reports to Certificateholders

  The trustee will forward to each certificateholder on each payment date, or as soon thereafter as is practicable, as specified in the related prospectus supplement, a statement setting forth, among other things:

  (1) the amount of such distribution which constitutes monthly principal, specifying the amounts constituting scheduled payments by obligors, principal prepayments on the loans, and other payments with respect to the loans;

  (2)  the amount of such distribution which constitutes monthly interest;

  (3) the remaining principal balance represented by the certificateholder's interest;

  (4)  Green Tree's FHA Insurance reserve amount;

  (5)  the amount of fees payable out of the trust;

  (6) the pool factor (a percentage derived from a fraction the numerator of which is the remaining principal balance of the certificates and the denominator of which is the initial principal amount of the certificates) immediately before and immediately after the payment date;

  (7) the number and aggregate principal balance of loans delinquent (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

  (8) the number of loans liquidated during the due period ending immediately before such payment date;

  (9) such customary factual information as is necessary to enable certificateholders to prepare their tax returns; and

  (10) such other customary factual information available to the servicer without unreasonable expense as is necessary to enable certificateholders to comply with regulatory requirements.

Advances

  Unless otherwise specified in the related prospectus supplement, to the extent that collections on a loan in any due period are less than the scheduled payment due, the servicer will be obligated to make an advance of the uncollected portion of the scheduled payment. The servicer will be obligated to advance a delinquent payment on a loan only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections on the loan or from liquidation proceeds of the loans. The servicer will deposit any advances in the certificate account no later than one business day before the following payment date. The servicer will be entitled to recoup its advances on a loan from subsequent payments by or on behalf of the obligor and from liquidation proceeds, including FHA Insurance payments, if applicable, or foreclosure resale proceeds, if any, of the loan, and will release its right to reimbursements in conjunction with the purchase of the loan by Green Tree for breach of representations and warranties. If the servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the obligor or from liquidation proceeds, including FHA Insurance payments, if applicable, or foreclosure resale proceeds, if any, of the loan (an "uncollectible advance"), the servicer will be entitled to reimbursement from payments on other loans or from other funds available.

  Unless otherwise specified in the related prospectus supplement, if the servicer fails to make an advance required under the pooling and servicing agreement, the trustee will be obligated to deposit the amount of such advance in the certificate account on the payment date. The trustee will not, however, be obligated to deposit any such amount if:

  (1) the trustee does not expect to recoup the advance from subsequent collections on the loan or from liquidation proceeds thereof, if any, or

  (2) the trustee determines that it is not legally able to make such advance.

Indemnification

  The pooling and servicing agreement requires Green Tree to defend and indemnify the trust, the trustee, including any agent of the trustee and the certificateholders, which indemnification will survive any removal of the servicer as servicer of the loans against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (1) arising out of or resulting from the use or ownership by Green Tree or the servicer or any affiliate thereof of any real estate related to a loan and (2) for any taxes which may at any time be asserted for, and as of the date of, the conveyance of the loans to the trust (but not including any federal, state or other tax arising out of the creation of the trust and the issuance of the certificates).

  The pooling and servicing agreement also requires the servicer, in connection with its duties as servicer of the loans, to defend and indemnify the trust, the trustee and the certificateholders (which indemnification will survive any removal of the servicer as servicer of the loans) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, for any action taken by the servicer on any loan while it was the servicer.

Repurchase Option

  Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will provide that on any payment date on which the pool scheduled principal balance is less than 10% of the cut-off date pool principal balance, Green Tree or the servicer will have the option to repurchase, on 30 days' prior written notice to the trustee, all outstanding loans in the related loan pool at a price equal to the greatest of (1) the principal balance of the loans on the prior payment date plus 30 days' accrued interest thereon at the applicable pass-through rate and any delinquent payments of interest thereon, plus the fair market value (as determined by the servicer) of any acquired properties, (2) the fair market value of all of the assets of the trust, and (3) an amount equal to the aggregate certificate principal balance of the related certificates plus interest on the certificates payable on and before the payment date occurring in the month following the repurchase, less amounts on deposit in the certificate account and available to pay the principal and interest. The price will be paid on the payment date on which such purchase occurs to the certificateholders of record on the last business day of the immediately preceding due period in immediately available funds against the trustee's delivery of the loans and any acquired properties to the servicer. The distribution of the purchase price to certificateholders will be in lieu of any other distribution to be made on the payment date on the related loans.

Amendment

  Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement may be amended by Green Tree, the servicer and the trustee without the consent of the certificateholders:

  .   to cure any ambiguity,

  . to correct or supplement any provision therein that may be inconsistent with another provision,

  . if an election has been made for a particular series of certificates to treat the trust as a REMIC within the meaning of Section 860D(a) of the IRS code, to maintain the REMIC status of the trust and to avoid the imposition of certain taxes on the REMIC or

  . to make any other provisions on matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions, provided that the action will not adversely affect in any material respect the interests of the certificateholders of the related series.

Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement may also be amended by Green Tree, the servicer and the trustee with the consent of the certificateholders other than holders of residual certificates representing 66 2/3% or more of the aggregate certificate principal balance of a series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to loans which are required to be distributed on any certificate may be effective without the consent of the holders of each certificate.

Termination of the Agreement

  The obligations created by each pooling and servicing agreement will terminate after distribution of all monthly principal and monthly interest then due to certificateholders on the earlier of (1) the payment date next succeeding the later of the final payment or other liquidation of the last loan or the disposition of all property acquired upon foreclosure of any loan; or
(2) the payment date on which Green Tree or the servicer repurchases the loans as described under "Description of the Certificates--Repurchase Option." However, Green Tree's representations, warranties and indemnities will survive any termination of the pooling and servicing agreement.

The Trustee

  The prospectus supplement for a series of certificates will specify the trustee under the related pooling and servicing agreement. The trustee may have customary commercial banking relationships with Green Tree or its affiliates and the servicer or its affiliates.

  The trustee may resign at any time, in which event Green Tree will be obligated to appoint a successor trustee. Green Tree may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

  The trustee will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the certificates or any loan, loan file or related documents, and will not be accountable for the use or application by Green Tree of any funds paid to Green Tree, as seller, in consideration of the conveyance of the loans, or deposited into or withdrawn from the certificate account by the servicer. If no event of termination has occurred, the trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform as to form to the requirements of the pooling and servicing agreement. Whether or not an Event of Termination has occurred, the trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  Under the pooling and servicing agreement, the servicer agrees to pay to the trustee on each payment date:

  . reasonable compensation for all services rendered by it under the pooling and servicing agreements, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust; and

  . reimbursement for all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with any provision of the pooling and servicing agreement, including FHA Insurance premiums not paid by the servicer and reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense, disbursement or advance as may be attributable to the trustee's negligence or bad faith.

Green Tree has agreed to indemnify the trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust and the trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the trustee's powers or duties.

                          DESCRIPTION OF FHA INSURANCE

  Certain of the home improvement loans may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any trust will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by Green Tree which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by Green Tree. Green Tree's reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by Green Tree. In the pooling and servicing agreement, Green Tree will agree to pay all FHA Insurance premiums required by FHA Regulations. If Green Tree fails to pay any such premium, the trustee or the successor servicer with respect to each series is obligated to pay the premium and is entitled to be reimbursed by Green Tree and from collections on the related home improvement loans.

  As of December 31, 1998, Green Tree's FHA Insurance reserve amount was equal
to approximately $      . These insurance reserves were available to cover
losses on approximately $       of FHA-insured manufactured housing loans and
approximately $       of FHA-insured home improvement loans, including the FHA-
insured home improvement loans that may be owned by a trust. If an event of termination (as defined under "Description of the Certificates--Events of Termination") occurs, each trustee will notify FHA of Green Tree's termination as servicer of the related FHA-insured home improvement loans and will request that the portion of Green Tree's FHA Insurance reserves allocable to the FHA-insured home improvement loans be transferred to the trustee or a successor servicer. Although each trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit such transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the trustee or a successor servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured home improvement loans. It is likely that the trustee or any successor servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking", segregating such reserves so that they will not be commingled with the reserves of the transferee if it is in FHA's interest to do so.

  In general, FHA will insure property improvement loans up to $25,000 for a single-family property, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multiple-family homes. If the loan amount is $15,000 or more, FHA requires a drive-by appraisal, the current tax assessment value, or a full uniform residential appraisal report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured Home Improvement Loan the servicer may, subject to certain conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on an FHA-insured home improvement loan is subject to a number of conditions, including strict compliance by Green Tree with FHA regulations in originating and servicing the home improvement loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured home improvement loan in default and submitting a claim to FHA, the servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, Green Tree will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation--Loan Origination," Green Tree does not purchase a home improvement loan until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related trust must assign its entire interest in the home improvement loan to the United States. In general, the claim payment will equal 90% of the sum of (i) the unpaid principal amount of the home improvement loan at the date of default and uncollected interest computed at the loan rate earned to the date of default, (ii) accrued and unpaid interest on the unpaid amount of the home improvement loan from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) uncollected court costs, (iv) legal fees, not to exceed $500, and (v) expenses for recording the assignment of the lien to the United States, if applicable.

                                 SERVICING

  Under the pooling and servicing agreement, the servicer will service and administer the loans assigned to the trustee as more fully described below in this section. The servicer will perform diligently all services and duties specified in each pooling and servicing agreement, in the same manner as prudent lending institutions of home improvement loans and home equity loans of the same type as the loans in those jurisdictions where the related real properties are located or as otherwise specified in the pooling and servicing agreement. The duties to be performed by the servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of loans.

  The servicer will make reasonable efforts to collect all payments called for under the loans and, consistent with the pooling and servicing agreement and any FHA Insurance, will follow the collection procedures as it follows with respect to mortgage loans or loans serviced by it that are comparable to the loans.

  Evidence as to Compliance. Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to deliver to the trustee a monthly report before each payment date, describing information about the loan pool and the certificates of such series as is specified in the related prospectus supplement. Each such report to the trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of the report and stating that the servicer has not defaulted in the performance of its obligations under the pooling and servicing agreement. On or before May 1 of each year, the servicer will deliver to the trustee a report of a nationally recognized accounting firm stating that the firm has examined documents and records relating to the servicing of home improvement loans and home equity loans serviced by the servicer under pooling and servicing agreements similar to the pooling and servicing agreement and stating that, on the basis of such procedures, the servicing has been conducted in compliance with the pooling and servicing agreement, except for any exceptions described in the report.

  Certain Matters Regarding the Servicer. The servicer may not resign from its obligations and duties under a pooling and servicing agreement except upon a determination that its duties under the agreement are no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. The servicer can only be removed as servicer upon the occurrence of an event of termination under "-- Events of Termination."

  The servicer shall keep in force throughout the term of the pooling and servicing agreement:

  . a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the pooling and servicing agreement, and

  .   a fidelity bond.

The policy or policies and the fidelity bond shall be in the form and amount as is generally customary among persons which service a portfolio of home improvement loans and home equity loans having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the loans, the servicer will receive servicing fees which include a monthly servicing fee, which Green Tree may assign, for each due period, paid on the next succeeding payment date, equal to 1/12th of the product of the annual servicing fee rate described in the applicable prospectus supplement and the pool scheduled principal balance for that payment date. As long as Green Tree is the servicer, the trustee will pay Green Tree its monthly servicing fee from any monies remaining after the certificateholders have received all payments of principal and interest for the payment date.

  The monthly servicing fee provides compensation for customary third-party servicing activities to be performed by the servicer for the trust, for additional administrative services performed by the servicer on behalf of the trust and for expenses paid by the servicer on behalf of the trust.

  Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records for each loan. Administrative services performed by the servicer on behalf of the trust include selecting and packaging the loans, calculating distributions to certificateholders and providing related data processing and reporting services for certificateholders and on behalf of the trustee. Expenses incurred in servicing of the loans and paid by Green Tree from its monthly servicing fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of loans or foreclosure on collateral relating thereto, including submission of FHA Insurance claims, if applicable, payment of trustee's fees, and payment of expenses incurred in connection with distributions and reports to certificateholders, except that the servicer shall be reimbursed out of the liquidation proceeds of a liquidated loan, including FHA Insurance proceeds for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as otherwise specified in the related prospectus supplement, events of termination under each pooling and servicing agreement will occur, if:

  . the Servicer fails to make any payment or deposit required under the pooling and servicing agreement, including an advance, and the failure continues for four business days;

  . the servicer fails to observe or perform in any material respect any other covenant or agreement in the pooling and servicing agreement which continues unremedied for 30 days;

  . the servicer conveys, assigns or delegates its duties or rights under the pooling and servicing agreement, except as specifically permitted under the pooling and servicing agreement, or attempts to make such a conveyance, assignment or delegation;

  . a court having jurisdiction in the premises enters a decree or order for relief in respect of the servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator, or similar official of the servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs;

  . the servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing;

  .   the servicer fails to be an eligible servicer; or

  . if Green Tree is the servicer, Green Tree's servicing rights under its master seller-servicer loan with GNMA are terminated.

The servicer will be required under the pooling and servicing agreement to give the trustee and the certificateholders notice of an event of termination promptly upon the occurrence of such event.

  Rights Upon Event of Termination. Except as otherwise specified in the related prospectus supplement, so long as an event of termination remains unremedied, the trustee may, and at the written direction of certificateholders representing 25% or more of the aggregate certificate principal balance of a series shall, terminate all of the rights and obligations of the servicer under the related pooling and servicing agreement and in and to the loans, and the proceeds thereof, at which time, subject to applicable law regarding the trustee's ability to make advances, the trustee or a successor servicer under the pooling and servicing agreement will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that neither the trustee nor any successor servicer will assume any obligation of Green Tree to repurchase loans for breaches of representations or warranties, and the trustee and such successor servicer will not be liable for any acts or omissions of the prior servicer occurring before a transfer of the servicer's servicing and related functions or for any breach by the servicer of any of its obligations contained in the pooling and servicing agreement. In addition, the trustee will notify FHA of Green Tree's termination as servicer of the loans and will request that the portion of Green Tree's FHA Insurance reserves allocable to the FHA-insured home improvement loans be transferred to the trustee or a successor servicer. See "Description of FHA Insurance." Notwithstanding the termination, the servicer shall be entitled to payment of certain amounts payable to it before the termination, for services rendered prior to such termination. No such termination will affect in any manner Green Tree's obligation to repurchase certain loans for breaches of representations or warranties under the pooling and servicing agreement. If the trustee is obligated to succeed the servicer but is unwilling or unable to do so, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer. Pending such appointment, the trustee is obligated to act in such capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the servicer under the pooling and servicing agreement.

  The trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any of the holders of certificates, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.

        CERTAIN LEGAL ASPECTS OF THE LOANS; REPURCHASE OBLIGATIONS

  As a result of our conveyance and assignment of a pool of loans to a trust fund, the certificateholders of that series, as the beneficial owners of the trust, will succeed collectively to all of the rights thereunder, including the right to receive payment on the loans. The following discussion contains summaries of certain legal aspects of home improvement loans and home equity loans secured by residential properties which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured home improvement loans.

Because such legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real estate securing the loans may be situated or which may govern any loan. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

Mortgages and Deeds of Trust

  The loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, such as, the payment of the indebtedness secured. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment loan evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases for deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to the instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

Subordinate Mortgages; Rights of Senior Mortgagees or Beneficiaries

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the loans in any loan pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related trust fund, and therefore the certificateholders, as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure the default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although we generally does not cure defaults under a senior mortgage or deed of trust, it is Green Tree's standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in our best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like us, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a future advance clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an obligatory or optional advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a credit limit amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. If the mortgagor or trustor fails to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

Subordinate Financing

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.

  . First, the borrower may have difficulty servicing and repaying multiple loans.

  . Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

  . Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.

The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Foreclosure

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action establishes a waiver, or fraud, bad faith, oppressive or unconscionable conduct and warrants a court of equity to refuse affirmative relief to the mortgagee. In some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, before a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, before such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Some states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner before to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Some state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from the sale may be reduced by the receipt of any mortgage insurance proceeds.

  A junior mortgagee may not foreclose on the property securing senior mortgages unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages before or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, for those loans which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders."

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related trust with respect to its acquisition, by foreclosure or otherwise, and disposition of real property securing a loan, and any such taxes or fees imposed may reduce liquidation proceeds with respect to such property, as well as distributions payable to the certificateholders.

Second or Third Mortgages

  The loans may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the certificateholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the Loan. See "-- Foreclosure."

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their equity of redemption. The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay the costs of action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale under a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised before foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

  Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies on the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, for the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default of a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the property had yet occurred, before the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The IRS code provides priority to federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy Code also provides priority to tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Consumer Protection Laws with respect to Loans

  Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994, which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some loans included in a loan pool may be subject to these provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of these regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the loan.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The so-called holder-in-due-course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit loan which is the seller of goods which gave rise to the transaction, and related lenders and assignees, to transfer the loan free of notice of claims by the debtor. The effect of this rule is to subject the assignee of the loan to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a loan; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trust against the obligor. The home protection act provides that assignees of high-interest, non-purchase money mortgage loans, which may include some loans, are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

Enforceability of Certain Provisions

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA-insured Home Improvement Loans, in some states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the pooling and servicing agreement, late charges, to the extent permitted by law and not waived by Green Tree, will be retained by Green Tree as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

  It is Green Tree's practice with some of the home improvement loans to defer the first payment for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment loans.

Due-on-Sale Clauses

  All of the loan documents will contain due-on-sale clauses unless the prospectus supplement indicates otherwise. These clauses permit the servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982, which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in some loans, including the loans, made after the effective date of the Garn-St. Germain Act are enforceable within limitations described in the Garn-St. Germain Act and its regulations.

  By virtue of the Garn-St. Germain Act, the servicer generally may be permitted to accelerate any loan which contains a due-on-sale clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including:

  . the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

  . a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property,

  . a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property,

  . the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that such lien or encumbrance is not created under a loan for deed,

  . a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

  . other transfers as described in the Garn-St. Germain Act and its regulations.

As a result, a lesser number of loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. However, we cannot predict the extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the loans.

  The inability to enforce a due-on-sale clause may result in loans bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the loans and the number of loans which may be outstanding until maturity.

  Although Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to some conditions, state usury limitations shall not apply to

FHA-insured loans and to first mortgage secured conventional loans if the loan is defined as a "federally related mortgage loan," a number of states have adopted legislation overriding Title V's exemptions, as permitted by Title V. Green Tree will represent and warrant in each pooling and servicing agreement that all Loans comply with any applicable usury limitations.

Environmental Legislation

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, and under some state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and then become owners of collateral property, courts are inconsistent as to whether ownership renders the secured creditor exemption unavailable. Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates in some circumstances if these cleanup costs were incurred. Moreover, some states by statute impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs (an "environmental lien"). All subsequent liens on the property generally are subordinated to an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property before the origination of the mortgage loan or foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, Green Tree has not made and will not make these evaluations on the origination of the Contracts. Neither Green Tree nor any replacement servicer will be required by any pooling and servicing agreement to undertake any evaluations before foreclosure or accepting a deed-in-lieu of foreclosure. Green Tree does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, Green Tree will not foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period. Thus, in the event that the Relief Act or similar legislation applies to any loan which goes into default, there may be delays in payment on the certificates. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders.

Repurchase Obligations

  Under the pooling and servicing agreement, Green Tree will represent and warrant that each FHA-insured home improvement loan was originated in compliance with FHA regulations and is covered by FHA insurance. In the event FHA were to deny insurance coverage on an FHA-insured home improvement loan due to a violation of FHA regulations in originating or servicing the home improvement loans, the violation would constitute a breach of a representation and warranty under the pooling and servicing agreement and would create an obligation of Green Tree to repurchase the home improvement loan unless the breach is cured. See "Description of the Certificates--Conveyance of Loans."

  In addition, Green Tree will also represent and warrant under each pooling and servicing agreement that each loan complies with all requirements of law. Accordingly, if any obligor has a claim against the related trust for violation of any law and such claim materially adversely affects the trust interest in a loan, such violation would constitute a breach of a representation and warranty under the pooling and servicing agreement and would create an obligation to repurchase the loan unless the breach is cured. See "Description of the Certificates--Conveyance of Loans."

                           ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974 imposes requirements on employee benefit plans subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by such Plans. Among other requirements, ERISA mandates that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of the Plans. Under ERISA, and subject to exemptions not relevant to this offering, any person who exercises any authority or control over the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of Plans be invested and managed for the exclusive benefit of Plan participants and beneficiaries, a determination by the Plan fiduciary that any such investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and certain church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA. Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described above and in the paragraphs below, subject to the provisions of applicable state law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules provided in Section 503 of the IRS code.

  In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the IRS code, prohibit a broad range of transactions involving Plan assets and persons having specified relationships to a Plan. These transactions are treated as prohibited transactions under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the IRS code. An investment in the certificates by a Plan might constitute prohibited transactions under the foregoing provisions unless an administrative exemption applies. In addition, if an investing Plan's assets were deemed to include an interest in the assets of the loan pool and not merely an interest in the certificates, transactions occurring in the operation of the loan pool might constitute prohibited transactions unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the certificates or to the servicing and operation of the loan pool are noted in the paragraphs below.

  The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-
101) concerning the definition of what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an equity investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined under the regulation, is a security that is widely held, freely transferable, and registered under the Securities Exchange Act of 1934. The certificates are not expected to be publicly-offered securities under the terms of this regulation.

  Relief from the prohibited transaction rules of Section 406 and 407 of ERISA (and from the prohibited transaction excise tax provisions of Section 4975 of the IRS code) may be found under the provisions of specific statutory or administrative exemptive relief authorized under Section 408 of ERISA. In Prohibited Transaction Exemption 83-1, which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of mortgage pool pass-through certificates in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and parties in interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in certificates that represent interests in a mortgage pool consisting of single family loans will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with parties in interest who are not fiduciaries) if the Plan purchases such certificates at no more than fair market value, and will be exempt from the prohibitions of Section 406(b)(1) and (2) of ERISA (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25 percent of such certificates, and at least 50 percent of all such certificates are purchased by persons independent of the pool sponsor or pool trustee. However, PTE 83-1 does not provide an exemption for transactions involving subordinate certificates or for certificates representing an interest in conditional sales loans and installment sales or loan agreements secured by housing like the loans.

  We cannot assure you that any of the exceptions provided in the regulation described in the paragraph above, PTE 83-1 or any other administrative exemption under ERISA, will apply to the purchase of certificates offered under this prospectus, and, as a result, an investing Plan's assets could be considered to include an undivided interest in the home equity loans and any other assets held in the loan pool. If the assets of a loan pool are considered assets of an investing Plan, Green Tree, the servicer, the trustee and other persons, in providing services on the loans, may be considered fiduciaries to the Plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code for transactions involving those assets unless a statutory or administrative exemption applies.

  Any Plan fiduciary considering the purchase of a certificate should consult with its counsel about the potential applicability of ERISA and the Code to the investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

  PTE 95-60 exempts from ERISA's prohibited transaction rules transactions engaged in by insurance company general accounts in which an employee benefit plan has an interest if specified conditions are met. Additional exemptive relief is provided for plans to engage in transactions with persons who provide services to insurance company general accounts. PTE 95-60 also permits transactions relating to the origination and operation of asset pool investment trusts in which an insurance company general account has an interest as the result of the acquisition of certificates issued by the trust.

  PTE 95-60 will provide an exemption for transactions involving certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of PTE 95-60. The receivables covered by PTE 95-60 include home equity installment sale loans and installment loan agreements such as the home equity loans in the loan pool. The exemption offered by PTE 95-60 is conditioned upon compliance with the requirements of one of several underwriter exemptions, other than compliance with the requirements that the certificates acquired by the general account not be subordinated and receive a rating that is in one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch.

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the IRS code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the IRS code, for transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL published proposed regulations ("Proposed 401(c) Regulations") on December 22, 1997 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the IRS code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless

  (1) as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations; or

  (2) an action is brought by the Secretary of Labor for breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel about the applicability of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

  The following is a general discussion of the federal income tax consequences relating to the purchase, ownership, and disposition of the certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991, all of which are subject to change, including retroactive changes or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the certificates.

  Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the certificates will depend upon whether an election is made to treat the trust or a segregated portion thereof evidenced by a particular series or sub-series of certificates as a REMIC within the meaning of Section 860D(a) of the IRS code. The prospectus supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with series for which a REMIC election is made and then with series for which a REMIC election is not made.

REMIC Series

  For each series of certificates for which a REMIC election is made, at the initial issuance of the certificates in that series the counsel to Green Tree identified in the applicable prospectus supplement will have advised Green Tree that in its opinion, assuming ongoing compliance with the applicable pooling and servicing agreement, the trust will qualify as a REMIC and the certificates in that series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the IRS code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the IRS code ("Residual Certificates").

  Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with requirements and the following discussion assumes that these requirements will be satisfied by the trust so long as there are any REMIC certificates outstanding. Substantially all of the assets of the REMIC must consist of qualified mortgages and permitted investments as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests and at all times after that. The term qualified mortgage means any obligation including a participation or certificate of beneficial ownership in such obligation which is principally secured by an interest in real property that is transferred to the REMIC on the startup day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the startup day under a fixed price loan in effect on the startup day. The REMIC regulations provide that a loan is principally secured by an interest in real property if the fair market value of the real property securing the loan is at least equal to either (1) 80% of the issue price (generally, the principal balance) of the loan at the time it was originated or
(2) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the loan at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a loan is principally secured by an interest in real property if substantially all of the proceeds of the loan were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the loan (other than the personal liability of the obligor). A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the startup day or to replace a defective mortgage within two years of the startup day.

  Permitted investments consist of:

  . temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC;

  . amounts, such as a reserve fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain contingencies, and

  . property acquired as a result of foreclosure of defaulted qualified mortgages.

A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless the sale is necessary to prevent a default in payment of principal or interest on regular certificates. In accordance with Section 860G(a)(7) of the IRS code, a reserve fund must be "promptly and appropriately" reduced as payments on loans are received. Foreclosure property will be a permitted investment only to the extent that the property is not held for more than two years.

  The IRS code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("disqualified organizations"), not hold residual interests in the REMIC. Consequently, it is expected that in the case of any trust for which a REMIC election is made the transfer, sale, or other disposition of a residual certificate to a disqualified organization will be prohibited and the ability of a residual certificate to be transferred will be conditioned on the trustee's receipt of a certificate or other document representing that the proposed transferee is not a disqualified organization. The transferor of a residual certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The IRS code further requires that reasonable arrangements must be made to enable a REMIC to provide the IRS and other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the IRS code if, in spite of the steps taken to prevent disqualified organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

  If the trust fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the trust fund will not be treated as a REMIC for the year during which the failure occurs and thereafter unless the IRS determines, in its discretion, that such failure was inadvertent, in which case, the IRS may require any adjustments which it deems appropriate. If the ownership interests in the assets of the trust consist of multiple classes, failure to treat the trust as a REMIC may cause the trust to be treated as an association taxable as a corporation. This treatment could result in income of the trust being subject to corporate tax in the hands of the trust and in a reduced amount being available for distribution to certificateholders as a result of the payment of the taxes.

  Two-Tier REMIC Structures. For certain series of certificates, two separate elections may be made to treat segregated portions of the assets of a single trust as REMICs for federal income tax purposes. Upon the issuance of any series of certificates, counsel will have advised Green Tree, as described above, that at the initial issuance of the certificates, the subsidiary REMIC and the master REMIC will each qualify as a REMIC for federal income tax purposes, and that the certificates in the series will be treated either as regular certificates or Residual certificates of the appropriate REMIC. Only REMIC certificates issued by the Master REMIC will be offered under this prospectus. Solely for the purpose of determining whether the regular certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

  Taxation of Regular Interests. Regular certificates will be treated as new debt instruments issued by the REMIC on the startup day. If a regular certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount for that regular certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a regular certificate will be taxable as ordinary income. Holders of regular certificates that would otherwise report income under a cash method of accounting will be required to report income on such regular certificates under the accrual method. Under temporary treasury regulations, if a trust, with respect to which a REMIC election is made, is considered to be a single-class REMIC, a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by Green Tree, will be allocated as a separate item of gross income and as a separate item of expense to those regular certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary treasury regulations. Generally, a pass-through interest holder refers to individuals, trusts and estates, certain other pass-through entities beneficially owned by one or more individuals, trusts or estates, and regulated investment companies. Such an individual, estate, trust or pass-through entity that holds a Regular certificate in such a REMIC will be allowed to deduct the foregoing separate item of expense under Section 212 of the IRS code only to the extent that, in the aggregate and combined with other itemized deductions, it exceeds 2% of the adjusted gross income of the holder. In addition, Section 68 of the IRS code provides that the amount of itemized deductions (including those provided for in Section 212 of the IRS code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the IRS code ($126,000 for 1999, in the case of a joint return) will be reduced by the lesser of:

  (1) 3% of the excess of adjusted gross income over the specified threshold amount or

  (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

  Furthermore, in determining the alternative minimum taxable income of such an individual, trust, estate or pass-through entity that is a holder of a regular certificate in such a REMIC, no deduction will be allowed for the holder's allocable portion of the foregoing expenses, even though an amount equal to the total of the expenses will be included in such holder's gross income for alternative minimum tax purposes. Unless otherwise stated in the related prospectus supplement, the foregoing expenses will not be allocated to holders of a regular certificate in a REMIC. If the foregoing limitations apply, some holders of regular certificates in single-class REMICs may not be entitled to deduct all or any part of the foregoing expenses. Accordingly, regular certificates in such a single class-REMIC may not be appropriate investments for individuals, trusts, estates or pass-through entities beneficially owned by one or more individuals, trusts or estates. Prospective investors should carefully consult with their own tax advisors prior to making an investment in any regular certificates.

  Tax Status of REMIC Certificates. In general, (i) regular certificates held by a thrift institution taxed as a domestic building and loan association within the meaning of Section 7701(a)(19) of the Code will constitute "a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the IRS code; and (ii) regular certificates held by a real estate investment trust will constitute real estate assets within the meaning of Section 856(c)(4)(A) of the Code and interest thereon will be considered interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the

Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Furthermore, interest paid with respect to certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the IRS code to the same extent that the certificates themselves are treated as real estate assets. Regular certificates held by a regulated investment company or a real estate investment trust will not constitute Government securities within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(4)(A) of the IRS code, respectively. In addition, the REMIC Regulations provide that payments on Loans held and reinvested pending distribution to Certificateholders will be considered to be real estate assets within the meaning of Section 856(c)(4)(A) of the IRS code. Entities affected by the foregoing provisions of the IRS code that are considering the purchase of certificates should consult their own tax advisors regarding these provisions.

  Original Issue Discount. Regular certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 (the "OID Regulations"). This discussion is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the regular certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been issued. Nonetheless, the Code requires that a prepayment assumption be used with respect to the underlying assets of a REMIC in computing the accrual of original issue discount on regular certificates, and that regular adjustments be made in the amount and the rate of accrual to reflect differences between the actual prepayment rate and the prepayment assumption. Although regulations have not been issued concerning the use of a prepayment assumption, the legislative history associated with the Tax Reform Act of 1986 indicates that such regulations are to provide that the prepayment assumption used with respect to a regular certificate must be the same as that used in pricing the initial offering of such regular certificate. The prepayment assumption used in reporting original issue discount for each series of regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, no representation is made here nor can there be any assurance that the underlying assets of a REMIC will in fact prepay at a rate conforming to the prepayment assumption or at any other rate. You also should be aware that the OID Regulations do not address certain issues relevant to, or are not applicable to, prepayable securities such as the regular certificates.

  In general, in the hands of the original holder of a regular certificate, original issue discount, if any, is the difference between the stated redemption price at maturity of the regular certificate and its issue price. The original issue discount of to a regular certificate will be considered to be zero if it is less than .25% of the regular certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of that regular certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to installment obligations such as the regular certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity. Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the regular certificates. As described above, it appears that the prepayment assumption will be required to be used in determining the weighted average maturity of the regular certificates. In the absence of authority to the contrary, Green Tree expects to apply the de minimis rule applicable to installment obligations by using the prepayment assumption.

  Generally, the original holder of a regular certificate that includes a de minimis amount of original issue discount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or initial interest rate holiday, includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that regular certificate. Any de minimis amount of original issue discount includable in income by a holder of a regular certificate is generally treated as a capital gain if the regular certificate is a capital asset in the hands of the holder. Pursuant to the OID Regulations, a holder of a regular certificate that uses the accrual method of tax accounting or that acquired that regular certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a regular certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

  The stated redemption price at maturity of a regular certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made other than qualified stated interest. Pursuant to the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest, or, under certain circumstances, a variable rate tied to an objective index, during the entire term of the regular certificate including short periods. Under the OID Regulations, interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. It is possible that interest payable on regular certificates may not be considered to be unconditionally payable under the OID Regulations because regular Certificateholders may not have default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the regular certificates. Until further guidance is issued, however, the REMIC will treat the interest on regular certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on regular certificates, including rates based upon the weighted average interest rate of a loan pool, may not be treated as qualified stated interest. In such case, the

OID Regulations would treat interest under these rates as contingent interest which generally must be included in income by the regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on regular certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of this interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, Green Tree expects to determine the stated redemption price at maturity of a regular certificate by assuming that the anticipated rate of prepayment for all Loans will occur in such a manner that the initial pass-through rate for a certificate will not change. Accordingly, interest at the initial pass-through rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a regular certificate is the first price at which a substantial amount of the regular certificates of such class are sold for money to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. If a portion of the initial offering price of a regular certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a regular certificate generally includes that pre-issuance accrued interest.

  If the regular certificates are determined to be issued with original issue discount, a holder of a regular certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to that income. The amount of original issue discount, if any, required to be included in a regular certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a regular certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

  The amount of original issue discount includable in income by a holder of a regular certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the regular certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the sum of (1) the present value of all remaining payments to be made on the regular certificate as of the close of the accrual period and (2) the payments during the accrual period of amounts included in the stated redemption price of the regular certificate over the adjusted issue price of the regular certificate at the beginning of the accrual period. Generally, the accrual period for the regular certificates corresponds to the intervals at which amounts are paid or compounded with respect to such regular certificate, beginning with their date of issuance and ending with the maturity date. The adjusted issue price of a regular certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of:

  (a) the original yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period,

  (b) events, including actual prepayments, which have occurred before the close of the accrual period, and

  (c) the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

  The effect of this method is to increase the portions of original issue discount that a regular certificateholder must include in income to take into account prepayments with respect to the Loans held by the trust that occur at a rate that exceeds the prepayment assumption and to decrease, (but not below zero for any period), the portions of original issue discount that a regular certificateholder must include in income to take into account prepayments with respect to the loans that occur at a rate that is slower than the prepayment assumption. Although original issue discount will be reported to regular certificateholders based on the prepayment assumption, no representation is made to regular certificateholders that the loans will be prepaid at that rate or at any other rate.

  A subsequent purchaser of a regular certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such regular certificate, unless the price paid equals or exceeds the regular certificate's remaining stated redemption price. If the price paid exceeds the regular certificate's adjusted issue price, but does not equal or exceed the remaining stated redemption price of the regular certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. Under this provision, the daily portions of original issue discount which must be included in gross income will be reduced by an amount equal to such daily portion multiplied by the fraction obtained by dividing (1) the excess of the purchase price therefor over the regular certificate's adjusted issue price by (2) the aggregate original issue discount remaining to be accrued with respect to such regular certificate.

  Green Tree believes that the holder of a regular certificate determined to be issued with more than de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the regular certificates.

  Adjustable Rate Regular Certificates. Regular certificates may bear interest at an adjustable rate. Under the OID Regulations, if an adjustable rate regular certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a regular certificate may be computed and accrued under the same methodology that applies to regular certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." If adjustable rate regular certificates are issued, the related prospectus supplement will describe the manner in which the original issue discount rules may be applied with respect thereto and the method to be used in preparing information returns to the holders of such adjustable rate regular certificates and to the Service.

  For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to adjustable rate regular certificate may not be treated as qualified stated interest in certain circumstances, including the following:

  (1) if the adjustable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the regular certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the regular certificate determined without such floor or ceiling;

  (2) if it is reasonably expected that the average value of the adjustable rate during the first half of the term of the regular certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the regular certificate; or

  (3) if interest is not payable in all circumstances.

  In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated as part of a regular certificate's stated redemption price at maturity resulting in original issue discount.

  Market Discount. Regular certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a regular certificate who purchases the regular certificate at a market discount (i.e., a discount from its adjusted issue price as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such regular certificate or upon the sale or exchange of the regular certificate. In general, the holder of a regular certificate may elect to treat market discount as accruing either:

  (1) under a constant yield method that is similar to the method for the accrual of original issue discount or

  (2) under a ratable accrual method (pursuant to which the market discount is treated as accruing in equal daily installments during the period the regular certificate is held by the purchaser), in each case computed taking into account the Prepayment Assumption.

  Because the regulations referred to above have not been issued, it is not possible to predict what effect, if any, such regulations, when issued, might have on the tax treatment of a regular certificate purchased at a discount in the secondary market.

  The Code provides that the market discount in respect of a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such regular certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

  The Code further provides that any principal payment with respect to a regular certificate acquired with market discount or any gain on disposition of such a regular certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a regular certificate is to be reduced by the amount previously treated as ordinary income.

  In general, limitations imposed by the IRS code that are intended to match deductions with the taxation of income will require a holder of a regular certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such regular certificate. Alternatively, a holder of a regular certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a regular certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Premium. A holder of a regular certificate who holds the regular certificate as a capital asset and who purchased the regular certificate at a cost greater than its stated redemption price at maturity will be considered to have purchased the regular certificate at a premium. In general, the regular certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A regular certificateholder's tax basis in the regular certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the prepayment assumption should be taken into account in determining the term of a regular certificate for this purpose. Amortizable bond premium with respect to a regular certificate will be treated as an offset to interest income on such regular certificate, and a certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived with respect to such regular certificate for such year. Any election to deduct amortizable bond premium will apply to all debt instruments, other than instruments the interest on which is excludable from gross income, held by the certificateholder at the beginning of the first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. Bond premium on a regular certificate held by a certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the regular certificate. Certificateholders who pay a premium for a regular certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

  Realized Losses. Holders of a regular certificate acquired in connection with a trade or business should be allowed to deduct as ordinary losses any losses sustained during a taxable year in which the regular certificates become wholly or partially worthless as a result of one or more realized losses on the underlying assets of the REMIC. However, it appears that a noncorporate holder of a regular certificate that does not acquire such certificate in connection with a trade or business may not be entitled to deduct such a loss until such holder's certificate becomes wholly worthless, which may not occur until its outstanding principal balance has been reduced to zero. Any such loss may be characterized as a short-term capital loss.

  At present, the law is unclear with respect to the timing and character of any loss which may be realized by a holder of a regular certificate. Such a holder may be required to accrue interest and original issue discount with respect to such regular certificate without giving effect to any defaults or deficiencies on the underlying assets of the REMIC until such holder can establish that such losses will not be recoverable under any circumstances. As a result, the holder of a regular certificate may be required to report taxable income in excess of the amount of economic income actually accruing to the benefit of such holder in a particular period. It is expected, however, that the holder of such a regular certificate would eventually recognize a loss or reduction in income attributable to such income when such loss is, in fact, realized for federal income tax purposes.

  Gain or Loss on Disposition. If a regular certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such regular certificate. The adjusted basis generally will equal the cost of such regular certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such regular certificate and reduced, (but not below zero), by any payments on the regular certificate previously received or accrued by the seller, (other than qualified stated interest payments), and any amortizable premium. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other taxable disposition of a regular certificate will be capital gain if the regular certificate is held as a capital asset.

  Gain from the disposition of a regular certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount or market discount, will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includable in the holder's income if the yield on such regular certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (2) the amount of ordinary income actually recognized by the holder with respect to such regular certificate.

  Taxation of Residual Interests. Generally, the daily portions of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of residual certificates, and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the residual holders in proportion to their respective holdings of Residual certificates in the REMIC on such day.

  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that:

  (1) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply,

  (2)  all bad loans will be deductible as business bad debts, and

  (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

  REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the loans, plus any cancellation of indebtedness income due to realized losses with respect to regular certificates and income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the regular certificates, bad debt losses with respect to the underlying assets of a REMIC, servicing fees on the Loans, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the loans.

  The taxable income recognized by a residual holder in any taxable year will be affected by the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium on the loans, on the one hand, and the timing of deductions for interest, including original issue discount, on the regular certificates, on the other hand. If an interest in the loans is acquired by a REMIC at a discount, and one or more of such loans is prepaid, the residual holder may recognize taxable income without being entitled to receive a corresponding cash distribution because:

  (1) the prepayment may be used in whole or in part to make distributions on Regular certificates, and

  (2) the discount on the loans which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those Regular certificates.

When there is more than one class of regular certificates that receive payments sequentially, such as a fast-pay, slow-pay structure, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates, when distributions are being made in respect of earlier classes of regular certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of regular certificates, may increase over time as distributions are made on the lower yielding classes of regular certificates, whereas interest income with respect to any given Loan will remain constant over time as a percentage of the outstanding principal amount of that loan, assuming it bears interest at a fixed rate. Consequently, residual holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of excess inclusions below under "REMIC Series--Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

  The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual certificate as of the close of the quarter, or time of disposition of the Residual certificate if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual certificate is the amount paid for such Residual certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the residual holder and decreased, but not below zero, by the amount of loss of the REMIC reportable by the residual holder. A cash distribution from the REMIC also will reduce such adjusted basis, but not below zero. Any loss that is disallowed on account of this limitation may be carried over indefinitely by the residual holder for whom such loss was disallowed and may be used by the residual holder only to offset any income generated by the same REMIC.

  If a Residual certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the IRS is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, Green Tree does not intend to treat a class of Residual certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  Further, to the extent that the initial adjusted basis of a Residual Holder, other than an original holder, in the Residual certificate is in excess of the corresponding portion of the REMIC's basis in the loans, the Residual Holder will not recover the excess basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

  Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner, and subject to the same uncertainties, as original issue discount income on Regular certificates as described above under "REMIC Series--Original Issue Discount" and "--Adjustable Rate Regular Certificates," but without regard to the de minimis rule.

  The REMIC will have market discount income in respect of the loans if, in general, the basis of the REMIC in such loans is exceeded by their unpaid principal balances. The

REMIC's basis in such loans is generally the fair market value of the Loans immediately after the transfer thereof to the REMIC, which will equal the aggregate issue prices of the REMIC certificates which are sold to investors and the estimated fair market value of any classes of certificates which are retained. With regard to the loans that have market discount to which Code
Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series-- Market Discount."

  Generally, if the basis of a REMIC in the loans exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such loans at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the loans is the fair market value of the loans immediately after the transfer thereof to the REMIC. Generally, a REMIC that holds a loan as a capital asset will elect to amortize premium on the loans under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

  Limitations on Offset or Exemption of REMIC Income. A portion, or all, of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual certificate over the daily accruals for such quarterly period of

  (1) 120% of the long-term applicable Federal rate that would have applied to the Residual certificate, if it were a debt instrument, on the startup day under Section 1274(d) of the Code, multiplied by

  (2) the adjusted issue price of such Residual certificate at the beginning of such quarterly period.

  For this purpose, the adjusted issue price of a Residual certificate at the beginning of a quarter is the issue price of the Residual certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual certificate prior to the beginning of such quarterly period.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions will be subject to federal income tax in all events and may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by
Section 511 of the Code, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Section 511. In addition, if the Residual Holder is not a U.S. person, such Residual Holder's excess inclusions generally would be ineligible for exemption from or reduction in the rate of United States withholding tax. Finally, if a real estate investment trust or regulated investment company owns a Residual certificate, a portion, allocated under Treasury Regulations yet to be issued, of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders and would constitute unrelated business taxable income for tax-exempt shareholders.

  Furthermore, for purposes of the alternative minimum tax:

  (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and

  (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

  The second rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

  Restrictions on Transfer of Residual Certificates. An interest in a Residual certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

  (1) the present value of the total anticipated excess inclusions with respect to such Residual certificate for periods after the transfer, and

  (2) the highest marginal federal income tax rate applicable to corporations.

  The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under
Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual certificate, except that where such transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require.

  In addition, if a pass-through entity has excess inclusion income with respect to a Residual certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

  (1) the amount of excess inclusions on the Residual certificate that are allocable to the interest in the pass-through entity during the period such interest is held by such Disqualified Organization, and

  (2) the highest marginal federal income tax rate imposed on corporations.

  Such tax would be deductible from the ordinary gross income of the pass-through entity for the taxable year. The pass-through entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual certificate, the pass-through entity does not have actual knowledge that such affidavit is false. For taxable years beginning after December 31, 1997, in the case of a REMIC Residual certificate held by an electing large partnership, all interests in such partnership shall be treated as held by disqualified organizations, without regard to whether the recordholders of the partnership furnish statements, and the amount that is subject to tax is excluded from the gross income of the partnership allocated to the partners.

  Pass-through entity means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual certificates, in which case the transferor would continue to be treated as the owner of the Residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a noneconomic residual interest to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

  (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and

  (2) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

  The pooling and servicing agreement with respect to each series of REMIC certificates will require the transferee of a Residual certificate to certify to the statements in clause (2) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

  Mark-to-Market Rules. On December 24, 1996, the Service released final market-to-market regulations relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this mark-to-market requirement, a Residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual certificates.

  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual certificate, in which case, if the Residual Holder has an adjusted basis in his Residual certificate remaining when his interest in the REMIC terminates, and if he holds such Residual certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Except as provided in Treasury Regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual certificates where the seller of the Residual certificate, during the period beginning six months before the sale or disposition of the Residual certificate and ending six months after such sale or disposition, acquires or enters into any other transaction that results in the application of Code Section 1091 any residual interest in any REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual certificate.

  Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are:

  (1) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage, or the repurchase in lieu of substitution of a defective obligation, a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC;

  (2) the receipt of income from assets other than qualified mortgages and permitted investments;

  (3) the receipt of compensation for services; and

  (4) the receipt of gain from the dispositions of cash flow investments.

  The REMIC Regulations provide that the modification of the terms of a loan occasioned by default or a reasonably foreseeable default of the loan, the assumption of the loan, the waiver of a due-on-sale clause or the conversion of an interest rate by an obligor pursuant to the terms of a convertible adjustable-rate loan will not be treated as a disposition of the loan. In the event that a REMIC holds convertible ARM loans which are convertible at the option of the obligor into fixed-rate, fully amortizing, level payment loans, a sale of such loans by the REMIC pursuant to a purchase agreement or other loan with Green Tree or other party, if and when the obligor elects to so convert the terms of the loan, will not result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the startup day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the startup day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will incur a significant amount of such taxes or any material amount of state or local income or franchise taxes. However, if any such taxes are imposed on a REMIC they will be paid by Green Tree or the trustee, if due to the breach of Green Tree's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or in other cases, such taxes shall be borne by the related trust Fund resulting in a reduction in amounts otherwise payable to holders of the related Regular or Residual certificates.

  Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets, other than cash, within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation, including all cash, less amounts retained to meet claims.

  Taxation of Certain Foreign Investors. A foreign holder is a certificateholder who holds a regular certificate and who is not:

  (1) a citizen or resident of the United States,

  (2) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof, except, in the case of a partnership, to the extent provided in regulations,

  (3) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or

  (4) a trust if:

     (A) a court within the United States is able to exercise primary supervision over the administration of the trust and

     (B) one or more United States persons have authority to control all substantial decisions of the trust.

To the extent prescribed in yet-to-be-released regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under Subpart E of Part I of Subchapter J of Chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. Unless the interest on a regular certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest, or original issue discount, if any, on a regular certificate. To qualify for this tax exemption, the foreign holder will be required to provide periodically a statement signed under penalties of perjury certifying that the foreign holder meets the requirements for treatment as a foreign holder and providing the foreign holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a foreign holder that owns both Regular certificates and Residual certificates. If the interest on a regular certificate is effectively connected with the conduct by a foreign holder of a trade or business within the United States, then the foreign holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign holders should consult their own tax advisors regarding the specific tax consequences of their owning a regular certificate.

  Any gain recognized by a foreign holder upon a sale, retirement or other taxable disposition of a regular certificate generally will not be subject to United States federal income tax unless either (1) the Foreign Holder is a nonresident alien individual who holds the regular certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (2) the gain is effectively connected with the conduct by the foreign holder of a trade or business within the United States.

  It appears that a regular certificate will not be included in the estate of a foreign holder and will not be subject to United States estate taxes. However, foreign holders should consult their own tax advisors regarding estate tax consequences.

  Unless otherwise stated in the related Prospectus Supplement, transfers of Residual certificates to foreign holders will be prohibited by the related pooling and servicing agreement.

  Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to backup withholding at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC certificate. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a certificate.

  Reporting Requirements and Tax Administration. Green Tree will report annually to the IRS, holders of record of the regular certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular certificates, original issue discount, if any, accruing on the regular certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the regular certificates.

  The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's tax matters person. The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related Prospectus Supplement, Green Tree will be designated as tax matters person for each REMIC, and in conjunction with the trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

Non-REMIC Series

  Tax Status of the Trust Fund. In the case of a trust evidenced by a series of certificates, or a segregated portion, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), counsel will have advised Green Tree that, in their opinion, each loan pool and the arrangement to be administered by Green Tree under which the trustee will hold and Green Tree will be obligated to service the Loans and pursuant to which Non-REMIC certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a taxable mortgage pool, within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of the Code. In such event, each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Loan Pool in which its certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Loans included therein. The following discussion assumes the trust Fund will be so classified as a grantor trust.

  Tax Status of Non-REMIC Certificates. In general, (1) certificates held by a domestic building and loan association within the meaning of Section 7701(a)(19) of the Code may be considered to represent loans secured by an interest in real property within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (2) certificates held by a real estate investment trust may constitute real estate assets within the meaning of Section 856(c)(4)(A) of the Code and interest thereon may be considered interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related prospectus supplement for a discussion of the treatment of Non-REMIC certificates and Loans under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

  Tax Treatment of Non-REMIC Certificates. Subject to the discussion below of the stripped bond rules of the Code, Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Loans comprising the loan pool, including interest, market or original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by Green Tree, and any gain upon disposition of such Loans. For purposes of this discussion, the term disposition, when used with respect to the Loans, includes scheduled or prepaid collections with respect to the Loans, as well as the sale or exchange of a Non-REMIC certificate. Non-REMIC Certificateholders will generally be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by Green Tree. An individual, an estate, or a trust that holds a Non-REMIC certificate either directly or through a pass-through entity will be allowed to deduct such expenses under
Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions, including those provided for in Section 212 of the Code, otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($126,600 for 1999, in the case of a joint return) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Furthermore, in determining the alternative minimum taxable income of an individual, trust, estate or pass-through entity that is a holder of a Non-REMIC certificate, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC certificate will exceed the net cash distributions related to such income.

Non-REMIC Certificateholders may deduct any loss on disposition of the Loans to the extent permitted under the Code.

  To the extent that any of the Loans comprising a loan pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Loans prior to receipt of cash related to such discount. To the extent that the Non-REMIC certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, a prepayment assumption must be used with respect to the Loans comprising the loan pool in computing the accrual of any original issue discount, market discount or amortizable premiums. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, IRS code provisions concerning market discount and amortizable premium will apply to the Loans comprising a loan pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium." It is unclear whether a prepayment assumption would be applicable in accruing or amortizing any such original issue or market discount or premium with respect to Non-REMIC certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997.

  Stripped Non-REMIC Certificates. Certain classes of Non-REMIC certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as stripped certificates. In general, a Stripped certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Loan from ownership of the right to receive some or all of the related interest payments. Non-REMIC certificates will constitute Stripped certificates and will be subject to these rules under various circumstances, including the following:

  (1) if any servicing compensation is deemed to exceed a reasonable amount;

  (2) if Green Tree or any other party retains a Retained Yield with respect to the Loans comprising a loan pool;

  (3) if two or more classes of Non-REMIC certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Loans; or

  (4) if Non-REMIC certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each stripped certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a stripped certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a stripped certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the stripped certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a stripped certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either
(1) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (2) no more than 100 basis points, including any amount of servicing in excess of reasonable servicing, is stripped off of the Loans. See "REMIC Series--Market Discount" above.

  To the extent the stripped certificates represent an interest in any pool of debt instrument the yield on which may by affected by reason of prepayments, for taxable years beginning after August 5, 1997, a prepayment assumption must be used in computing yield on the underlying assets of a trust with respect to which a REMIC election is not made. It is unclear whether a prepayment assumption would be applicable to the stripped certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997. The Code appears to require that such a prepayment assumption be used in computing yield with respect to Stripped certificates that do not represent an interest in a pool of debt instruments the yield on which may be affected by reason of prepayments or for taxable years beginning prior to August 5, 1997. In the absence of authority to the contrary, Green Tree intends to base information reports and returns to the IRS and the holders of stripped certificates taking into account an appropriate prepayment assumption. Holders of stripped certificates should refer to the related prospectus supplement to determine whether and in what manner the original issue discount rules will apply thereto.

  When an investor purchases more than one class of stripped certificates it is currently unclear whether for federal income tax purposes such classes of stripped certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the IRS may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a stripped certificate may be treated as the owner of (1) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Loan or (2) a separate installment obligation for each Loan representing the stripped certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

  The servicing compensation to be received by Green Tree and the fee for credit enhancement, if any, may be questioned by the IRS with respect to certain certificates or

Loans as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by Green Tree or other party in a portion of the interest payments to be made pursuant to the Loans. In this event, a certificate might be treated as a Stripped certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.

  Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Loans represented by the Non-REMIC certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC certificate increased by the amount of any previously reported income or gain with respect to the Non-REMIC certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC certificate was held as a capital asset.

  Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder, as defined above under "REMIC Series--Taxation of Certain Foreign Investors", will be treated as portfolio interest and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC certificates free of United States federal income tax, but only to the extent the Loans were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by Green Tree to a foreign holder and the treatment of a sale or exchange of a Non-REMIC certificate by a foreign holder, which will generally have the same tax consequences as the sale of a Regular certificate, see the discussion above under "REMIC Series--Taxation of Certain Foreign Investors."

  Tax Administration and Reporting. Green Tree will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, Green Tree will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by Green Tree and any sub-servicer and such other customary factual information as Green Tree deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the IRS and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC certificates.

Other Tax Consequences

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, any certificates offered hereby are not expected to constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because there will be a substantial number of loans that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the certificates.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors.

                                    RATINGS

  It is a condition precedent to the issuance of any class of certificates sold under this prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories, within which there may be sub-categories or gradations indicating relative standing. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any series of certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  We may sell certificates of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place certificates directly to other purchasers or through agents. We intend that certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of such methods.

  The distribution of the certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the prospectus supplement relating to a series of certificates, Green Tree or any of its affiliates may purchase some or all of one or more classes of certificates of such series from the underwriter or underwriters at a price specified in the prospectus supplement. Such purchaser may then from time to time offer and sell, pursuant to this prospectus, some or all of such certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the certificates, underwriters may receive compensation from Green Tree or from purchasers of certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the certificates of a series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the certificates of a series may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Any underwriters or agents will be identified, and any such compensation received from Green Tree will be described, in the prospectus supplement.

  Under agreements which may be entered into by us, underwriters and agents who participate in the distribution of the certificates may be entitled to indemnification by Green Tree against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the certificates from Green Tree under loans providing for payment and delivery on a future date. Institutions with which these loans may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by us. The obligation of any purchaser under any such loan will be subject to the condition that the purchaser of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such certificates. The underwriters and such other agents will not have responsibility in respect of the validity or performance of such loans.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the certificates. These types of transactions may include stabilizing, the purchase of certificates to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

  Some of the underwriters and their associates may engage in transactions with and perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the certificates will be passed upon for us by our counsel identified in the prospectus supplement.

                                    EXPERTS

  The consolidated financial statements of Green Tree as of December 31, 1998 and for the year ended December 31, 1998, incorporated by reference in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Green Tree as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 are incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference in this prospectus, and upon the authority of KPMG Peat Marwick LLP as experts in accounting and auditing.

                                    GLOSSARY

Below are abbreviated definitions of terms used in this prospectus and the prospectus supplement. The pooling and servicing agreement may contain a more complete definition of some of the terms defined here and reference should be made to the pooling and servicing agreement for a more complete definition of all such terms.

"Adjustable Rate Certificates" means certificates which evidence the right to receive distributions of income at a variable payment rate.

"Advances" means the advances made by a servicer (including from advances made by a sub-servicer) on any payment date pursuant to a pooling and servicing agreement.


"Amount Available" means, for each series of certificates, amounts on deposit in the certificate account on a Determination Date.

"Certificate Distribution Amount" means the amount of principal and interest specified in the related prospectus supplement to be distributed to certificateholders.



"Compound Interest Certificates" means certificates on which interest may accrue but not be paid for the period described in the related prospectus supplement.


"Cut-off Date" means the date specified in the related prospectus supplement as the date from which principal and interest payments on the contracts are included in the trust.

"Determination Date" means, unless otherwise specified in the related prospectus supplement, the third business day immediately preceding the related payment date.

"Due Period" means, unless otherwise provided in a related prospectus supplement, with respect to any payment date, the period from and including the 15th day of the second month preceding the payment date, to and including the 14th day of the month immediately preceding the payment date.

"Eligible Investments" means one or more of the investments specified in the pooling and servicing agreement in which moneys in the certificate account and certain other accounts are permitted to be invested.

"Formula Principal Distribution Amount" means the sum of:

  (1) all scheduled payments of principal due on each outstanding contract during the related due period, after adjustments for previous partial principal prepayments and after any adjustments to a contract's amortization schedule as a result of a bankruptcy or a similar proceeding involving the related obligor,

  (2) the Scheduled Principal Balance of each contract which, during the month preceding the related due period, was purchased by Green Tree under the pooling and servicing agreement on account of breaches of its representations and warranties,

  (3) all partial principal prepayments applied and all principal prepayments in full received during the related due period,

  (4) the Scheduled Principal Balance of each contract that became a liquidated contract during the related due period, plus the amount of any reduction in the outstanding principal balance of a contract during the related due period ordered as the result of a bankruptcy or similar proceeding involving the related obligor,

  (5) without repeating the above, all collections in respect of principal on the contracts received during the due period in which the payment date occurs up to and including the third business day prior to such payment date, but in no event later than the 25th day of the month before the payment rate, minus

  (6) with respect to all payment dates other than the payment date in 1999, the amount included in the formula principal distribution amount for the preceding payment date by virtue of clause (5) above, plus

  (7) with respect to the payment date in     2000, any amount, by which the
      Class A-1 principal balance as of the payment date exceeds the sum on the payment date of the amounts described in clause (1) through (6) above; minus

  (8) with respect to the payment date in    2000, any amount, distributed
      in respect of principal on the Class A-1 certificates on the payment
      date in    2000 under clause (7) above.


"Liquidation Proceeds" means cash including insurance proceeds received in connection with the repossession of a manufactured home.

"Monthly Payment" means the scheduled monthly payment of principal and interest on a contract.

"Net Liquidated Proceeds" means all amounts received and retained for the liquidation of defaulted contracts, net of liquidation expenses.

"Participants means institutions that have accounts with the depositary.

"Pool Scheduled Principal Balance" means, as of any payment date, the aggregate of the Scheduled Principal Balances of contracts outstanding at the end of the related due period.

"Replaced loan" means an Eligible Substitute loan substituted for a manufactured housing contract which Green Tree is otherwise obligated to repurchase under the pooling and servicing agreement.

"Repurchase Price" means the remaining principal amount outstanding on a manufactured housing contract on the date of repurchase plus accrued and unpaid interest at its contract rate to the date of the repurchase.


"Scheduled Principal Balance" means, as of any payment date, the "Scheduled Principal Balance" of a contract as of any payment date is the unpaid principal balance of the contract as specified in the amortization schedule at the time relating to the contract as of the due date in the related due period, after giving effect to any previous partial prepayments and to the payment of principal due on the due date and irrespective of any delinquency in payment on the contract.

"Senior Distribution Amount" means, for a series of certificates having Subordinated Certificates, as of each payment date and for each class of Senior Certificates, the amount due the holders of that class of Senior Certificates.

"Senior Percentage" means, for a series of certificates having Subordinated Certificates, the percentage specified in the related prospectus supplement.

"Subordinated Percentage" means, for a series of certificates having Subordinated Certificates, the percentage specified in the related prospectus supplement.

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  For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information contained in this prospectus supplement is not complete and   +
+may be changed. We may not sell these securities until the registration       +
+statement filed with the Securities and Exchange Commission is effective. + +This prospectus supplement is not an offer to sell these securities, and it + +is not soliciting an offer to buy these securities in any state where the +
+offer or sale is not permitted.                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                             Prospectus Supplement to Base No. 4
PROSPECTUS SUPPLEMENT

(To prospectus dated June   , 1999)
                           $           (Approximate)

GREEN TREE

                              Seller and Servicer

                    Certificates for Home Improvement Loans
                                 Series 1999-

                                  ----------

  The certificates will consist of    classes, but we are offering only the
classes listed below now:

                           Approximate      Pass-Through                 Underwriting  Proceeds to
Class                    Principal Amount      Rate      Price to Public   Discount      Company
-----                    ----------------  ------------- --------------- ------------ --------------
A-1A ARM................   $                       %                  %            %               %
A-1B ARM................   $                       %                  %            %               %
A-1.....................   $                       %                  %            %               %
A-2.....................   $                       %                  %            %               %
A-3.....................   $                       %                  %            %               %
A-4.....................   $                       %                  %            %               %
A-5.....................   $                       %                  %            %               %
A-6 IO..................   $                       %                  %            %               %
M-1.....................   $                       %(1)               %            %               %
M-2.....................   $                       %(1)               %            %               %
B-1.....................   $                       %(1)               %            %               %
B-2A....................   $           (1)         %(1)               %            %               %
                           ------------                  --------------   ----------  --------------
Total...................   $                             $                $           $
                           ============                  ==============   ==========  ==============

-----

(1) Or the weighted average of the rates on the loans, if less.

  Consider carefully the risk factors beginning on page S-13 in this prospectus supplement.

                                  ----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The Attorney General of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.


  These certificates will be delivered on or about      , 1999.

  The underwriters named below will offer these securities to the public at the offering price listed on this cover page and they will receive the discount listed above. See "Underwriting" on page S-63 in this prospectus supplement and on page 69 in the prospectus.

                                  ----------
                 Underwriters
             The date of this prospectus supplement is      , 1999.

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                          Page
                                                                          ----
Summary of the Terms of the Certificates.................................  S-4
Risk Factors............................................................. S-13
Structure of the Transaction............................................. S-15
Use of Proceeds.......................................................... S-16
The Loans................................................................ S-16
Yield and Prepayment Considerations...................................... S-22
Green Tree Financial Corporation......................................... S-29
Description of the Certificates.......................................... S-29
Description of the Class B-2 Limited Guaranty............................ S-57
Certain Federal Income Tax Consequences.................................. S-58
ERISA Considerations..................................................... S-59
Underwriting............................................................. S-63
Legal Matters............................................................ S-63
Annex I..................................................................  A-1

                                   Prospectus
Important Notice about Information Presented in this Prospectus and the
 Accompanying Prospectus Supplement......................................    2
The Trust................................................................    3
Use of Proceeds..........................................................    7
Green Tree Financial Corporation.........................................    8
Yield Considerations.....................................................   11
Maturity and Prepayment Considerations...................................   11
Description of the Certificates..........................................   12
Certain Legal Aspects of the Loans; Repurchase Obligations...............   28
ERISA Considerations.....................................................   41
Certain Federal Income Tax Consequences..................................   44
Legal Investment Considerations..........................................   68
Ratings..................................................................   68
Underwriting.............................................................   69
Legal Matters............................................................   70
Experts..................................................................   70
Glossary.................................................................   71

    You should rely only on the information contained in this prospectus. We and the underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

  This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation, about our home improvement lending business, and about any series of certificates for home improvement loans that we may wish to sell. This prospectus supplement contains more detailed information about the specific terms of this series of certificates. If the description of the terms of your certificate varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

  If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from us or an underwriter by asking for it.

  No prospectus regarding these certificates has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These certificates may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or
(2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase certificates or offering certificates for purchase, to any person in the United Kingdom who (1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or
(2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

This summary highlights selected information regarding the certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the certificates, read this entire prospectus supplement and the accompanying prospectus. In particular, we will refer throughout this summary to sections of this prospectus supplement or the prospectus, or both, which will contain more complete descriptions of the matters summarized. All these references will be to sections of this prospectus supplement only unless we note otherwise.

  The    classes of certificates for Home Improvement Loans, Series 1999-
listed on the table below will represent interests in a trust. The trust will own a pool of home equity loans.

                                  Pass-Through     Approximate      S&P   Fitch
Class                                 Rate     Principal Amount(1) Rating Rating
-----                             ------------ ------------------- ------ ------
A-1A ARM.........................                 $
A-1B ARM.........................
A-1..............................        %
A-2..............................        %
A-3..............................        %
A-4..............................        %
A-5..............................        %
A-6 IO...........................        %
M-1..............................        %
M-2..............................        %
B-1..............................        %
B-2A.............................        %
B-2..............................        %

--------


  The ratings on each class of certificates by S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The rating of each class of certificates by Fitch addresses the likelihood of the receipt of certificateholders of all distributions to which such certificateholders are entitled. The ratings of S&P and Fitch do not address the likelihood of payment of any interest carried forward and payable to the Class A-1A ARM and Class A-1B ARM certificateholders on future payment dates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

  The ratings of the Class B-2 certificates are based in part on an assessment of Green Tree's ability to make payments under the Class B-2 limited guaranty. Any reduction in the rating of Green Tree's debt securities may result in a similar reduction in the ratings of the Class B-2 certificates.

  The Class B-2 certificates are not offered under this prospectus supplement and prospectus. We are offering all other classes of certificates listed in the table above. We, or one of our affiliates, will initially retain the Class B-2 certificates.

Seller and Servicer.........
                              Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Trustee.....................  U.S. Bank Trust National Association, St. Paul,
                              Minnesota.

Payment Date................

                              The fifteenth day of each month, or if that day is not a business day, the next succeeding business day. The first payment date will be
                                  ,     .

Record Date.................
                              The business day just before the payment date.


Distributions on the
Certificates................

                              Distributions on the certificates will be made primarily from amounts collected during the prior calendar month on the home improvement loans. On each payment date, the trustee will apply the amount available to make distributions of principal and interest on the certificates in the following order of priority:

                                ^ payment of the monthly servicing fee, if we are no longer the servicer;

                                ^  Class A interest;

                                ^  Class M-1 interest;

                                ^  Class M-2 interest;

                                ^  Class B-1 interest;

                                ^ Class A principal (other than the Class A-6 IO certificates);

                                ^  Class M-1 principal;

                                ^  Class M-2 principal;

                                ^  Class B-1 principal;

                                ^  Class B-2A interest;

                                ^  Class B-2A principal;

                                ^  Class B-2 interest;

                                ^  Class B-2 principal;

                                ^ payment of any additional amounts due on the Class A-1A ARM and Class A-1B ARM certificates because of the "available funds pass-through rate" limitation on their respective pass-through rates;

                                ^ payment of the monthly servicing fee to us and

                                ^  Class B-2A additional principal.

                              This prospectus supplement summarizes in the next 3 pages the amounts of interest and principal to be paid on each payment date. In each case, the payments will be made only up to the amount available, after making any payments with a higher priority, is sufficient. See "Description of the Certificates--Payments on Loans" for a detailed description of the amounts that will constitute the amount available for any payment due.

A. Interest on the Class A,
   Class M-1, Class M-2 and
   Class B-1 Certificates...

                              Interest will be payable first to each class of Class A certificates concurrently, then to the Class M-1 certificates, then to the Class M-2 certificates, and then to the Class B-1 certificates, to the extent of the amount available. See "Description of the Certificates-- Distributions on Certificates" and "--Losses on Liquidated Loans" for a more detailed description of the calculation of interest payable on the certificates.

B. Principal on the Class
   A, Class M and Class B-1
   Certificates ............

                              The portion of the amount available applied to the payment of principal on the Class A, Class M-1, Class M-2 and Class B-1 certificates on each remittance date will be based on the scheduled amounts of principal due, whether or not collected, as well as prepayments and other amounts received for principal, on the home improvement loans. Any principal payable will initially be paid only on the Class A certificates. Principal payable will be paid first to the Class A-1 certificates until all certificates of that class have been retired, and after that to each successive class of Class A certificates. Beginning with the payment date
                              occurring in          .

                              Assuming delinquencies, defaults and losses on the loans remain below specified levels, the Class M-1, Class M-2 and Class B-1 certificates will begin to receive a portion of the principle to be paid on each remittance date. See "Description of the Certificates--Distributions on Certificates."

C. Class B-2A Interest......
                              The remaining amount available will be used to pay interest on the Class B-2A certificates. See "Description of the Certificates--Distributions on Certificates."

D. Class B-2A Principal.....
                              In general, principal will not be payable on the Class B-2A certificates until the Class B-1 certificates have been retired. After that has occurred, the Class B-2A certificates will be entitled, assuming that delinquencies defaults and losses on the home improvement loans remain below levels or that no Class A, Class M or Class B-1 certificates are outstanding, to receive a portion of the principal to be paid on each payment date.

E. Class B-2 Interest.......

                              Any remaining amount available will be used to pay interest on the Class B-2 certificates. See "Description of the Certificates--Distributions on Certificates."

F. Class B-2 Principal......  In general, principal will not be payable on the
                              Class B-2 certificates until the B-1 certificates have been retired. After that has occurred the Class B-2A certificates will be entitled, assuming that delinquencies, defaults and losses on the home equity loans remain below levels or that no Class A, Class M or Class B-1 certificates are outstanding, to receive a portion of the principal to be paid on each payment date.

G. Class B-2A Additional
   Principal................

                              After paying the amounts of interest and principal due on all the certificates described above, and after paying the monthly servicing fee to the servicer, 50% of the remaining amount available, if any, to the payment of additional principal on the Class B-2A certificates.

Class B-2 Limited
   Guaranty.................  We will guarantee payment of interest and principal on the Class B-2 certificates. See
                              "Description of the Class B-2 limited guaranty" for a complete description of Green Tree's obligation under the Class B-2 limited guaranty.

Capitalized Interest
   Account..................  The trustee will establish a capitalized interest account to cover interest payments on the
                              certificates on the payment dates in   ,    and
                                 1999 in the event that interest collections on
                              the loans are insufficient. Any funds remaining in the capitalized interest account will be
                              released to our subsidiary in     1999, or after
                              the pre-funding account described below has been fully used, if earlier.

Seniority of Payment........  The priority of application of the amount available on each remittance date, as described in "Priority of Distributions" above, increases the likelihood that the Class A certificates would be paid in full but that the other classes would not. Likewise, the likelihood of payment in full of the Class M-1, the Class M-2 and the Class B-1 certificates, is increased due to the right of each class to receive distributions before those classes of certificates with a lower priority of payment.

Home Improvement Loans......
                              The pool will include two types of home
                              improvement loans: fixed-rate home improvement loans and adjustable rate home improvement loans.

A. Fixed-Rate Home
   Improvement Loans........

                              This prospectus supplement provides information
                              about      % of all the fixed-rate home
                              improvement loans. We will transfer another portion of the fixed-rate home equity loans to the trust on the closing date, and will transfer the remaining fixed-rate home improvement loans to the trust within 90 days after the closing date.

                              With respect to the fixed-rate home improvement loans, as of the cut-off date:

                                . all are secured by a lien on the related real property;

                                .   the related properties are located in
                                    states and the District of Columbia;

                                .   there are      loans;

                                .   the loan rates range from     % to      %,
                                    with a weighted average of      %;

                                .   the weighted average term to scheduled
                                    maturity, as of their dates of origination,
                                    was     months,

                                .   the weighted average term to scheduled
                                    maturity, as of the cut-off date, was
                                    months;

                                .       % are balloon loans and the rest
                                    provide for level monthly payments for the duration of the loan;

                                .   the weighted average loan rate on the
                                    balloon loans was      %;

                                .   the balloon loans had a weighted average
                                    term to scheduled maturity, as of their
                                    dates of origination, of     months, and a
                                    weighted average to maturity as of the cut-
                                    off date of     months; and

                                .   the latest scheduled maturity date was in
                                       ,     .

B. Adjustable Rate Home
   Improvement Loans........

                              This prospectus supplement provides information
                              about      % of all the adjustable rate home
                              improvement loans. We will transfer another portion of the adjustable rate home improvement loans to the trust on the closing date, and will transfer the remaining adjustable rate home improvement loans to the trust within 90 days after the closing date.

                              For purposes of calculating the amount of principal payable on each payment date on the Class A-1A ARM and Class A-1B ARM certificates, the adjustable rate loans have been divided into two groups, group I and group II, respectively. See "The Loans-- Adjustable Rate Loans."

 1. Group I................

                              The group I adjustable rate loans, as of the cut-off date:

                                . all are secured by a lien on the related real property;

                                .   the related properties are located in
                                    states and the District of Columbia;

                                .   there are     loans;

                                .   no loan has a principal balance at
                                    origination of more than $          ;

                                .   each loan accrues interest at a fixed rate
                                    for no more than    months, and thereafter
                                    the interest rate adjusts semiannually to equal the sum of the six-month LIBOR and the gross margin specified in that loan;

                                .   the weighted average term to scheduled
                                    maturity, as of their dates of origination,
                                    was     months, and;,

                                .   the weighted average term to scheduled
                                    maturity, as of the cut-off date, was
                                    months.

 2. Group II ..............
                              The group II adjustable rate loans, as of the cut-off date:

                                . all are secured by a lien on the related real property;

                                .   the related properties are located in
                                    states and the District of Columbia;

                                .   there are     loans;

                                .   each loan accrues interest at a fixed rate
                                    for no more than    months, and thereafter
                                    the interest rate adjusts semiannually to equal the sum of the six-month LIBOR and the gross margin specified in that loan;

                                .   the weighted average term to scheduled
                                    maturity, as of their dates of origination,
                                    was     months, and;

                                .   the weighted average term to scheduled
                                    maturity, as of the cut-off date, was
                                    months.

Pre-Funding Account.........

                              If the aggregate principal balance of the loans transferred by us to the trust on the closing date is less than the aggregate original principal balance of the certificates, that difference will be deposited by the trustee in a pre-funding account, and those funds will be used
                              to purchase loans from time to time until     ,
                                . If those funds are not completely used by
                                  ,   , any remaining funds will be distributed
                              as principal on the Class A-1 certificates, and on the Class A-1A ARM and Class A-1B ARM
                              certificates on the         payment date.

Advances....................
                              The servicer will make advances each month of any scheduled payments on the loans that were due but not received during the prior due period, but it will be entitled to reimbursement for any advance. See "Description of the Certificates-- Advances" in this prospectus supplement and in the prospectus.

Repurchase or Substitution
Obligations.................

                              We will make representations and warranties about the loans when we transfers them to the trust. If a representation or warranty is breached in a way that materially and adversely affects the interests of the certificateholders, then we must, within 90 days, either (1) cure the breach or (2) repurchase the defective loans. During the first two years after the closing date, we may substitute other loans instead of repurchasing defective loans. See "Description of the Certificates--Conveyance of Loans" in this prospectus supplement and in the prospectus.

Repurchase Options..........

                              After the scheduled principal balance of the loans is less than 10% of the scheduled principal balance of the loans as of their applicable cut-off dates, we will have the option to purchase all of the outstanding loans. See "Description of the Certificates--Repurchase Option" in this prospectus supplement and in the prospectus.

Tax Status..................

                              In the opinion of our counsel, for federal income tax purposes the trust will consist of two segregated asset pools--a master REMIC and a subsidiary REMIC--and each will be treated as a separate REMIC. Each class of certificates will constitute regular interests in the Master REMIC and generally will be treated as debt instruments of the trust for federal income tax purposes. A holder of a certificate will be required to include as income all interest paid on the certificates, including any original issue discount under the accrual method of accounting, even if you usually use the cash method of accounting. The Class A-6 IO certificates will be considered to have been issued with original issue discount. See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for a more detailed description of the tax status of the certificates.

ERISA Considerations........
                              Subject to the conditions described under "ERISA Considerations," employee benefit plans that are subject to ERISA may purchase Class A certificates. An employee benefit plan may not purchase any other class of certificates, unless it satisfies the conditions described under "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment
Considerations..............

                              The certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because a number of the loans are not secured by first liens on the related real estate. This means that many institutions that have the legal authority to invest in mortgage related securities may not be legally authorized to invest in the certificates. You should consult with your own legal advisor to decide whether and how much you may legally invest in the certificates.

Reports to Holders of
Certificates...........

                              We will provide to the holder of the certificates monthly and annual reports about the certificates and the trusts. See "Description of the Certificates--Reports to Certificateholders" in the prospectus.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase certificates.

The number and percentage of home improvement loans in the pool that are insured by FHA pursuant to Title I of the National Housing Act.

  The availability of FHA insurance following a default on an FHA-insured home improvement loan is subject to a number of conditions, including strict compliance by us with FHA regulations in originating and servicing the loan. Although we are an FHA-approved lender and we believe that we have has complied with FHA regulations, these regulations are susceptible to substantial interpretation. The law does not require us to obtain approval from FHA of its origination and servicing practices. If we fail to comply with FHA regulations, FHA may deny some insurance claims and we cannot assure you that FHA's enforcement of its regulations will not become stricter in the future. We sometime engage in disputes with FHA over the validity of claims submitted and our compliance with FHA regulations in servicing loans insured by FHA. In addition, FHA will only cover 90% of the sum of the unpaid principal on a home improvement loan, up to nine months unpaid interest and certain liquidation costs.

The amount of FHA insurance on the loans in a given pool is limited to the balance of a reserve amount.

  This reserve amount as of      , 199 , was equal to approximately $    , but
will be reduced by the amount of all FHA insurance claims paid and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by us. Severe losses on our FHA-insured manufactured housing loans, or on other FHA-insured home improvement loans originated by us, could reduce or eliminate our FHA insurance reserves. If this happened FHA insurance would not be available to cover losses on FHA-insured home improvement loans. If we were terminated as servicer due to bankruptcy or otherwise, it is anticipated that a proportionate amount of our FHA insurance reserves would be transferred to the reserve account of the trustee or the successor servicer, but we can not assure you of the amount, if any, that would be transferred. For a more complete description of the limits on the availability of FHA insurance, see "Description of FHA Insurance."

A substantial number of the liens on improved real estate securing the loans in a loan pool will be junior to other liens on that real estate.

  Because the liens are junior, the rights of the trust, and consequently the holders of certificates of the related series, as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the loan to be sold upon default of the mortgagor or trustor. This extinguishes the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. For a more complete description of the risks associated with junior mortgage liens, see "Certain Legal Aspects of the Loans--Repurchase Obligations."

  We expect a substantial portion of the loans included in a loan pool to have loan-to-value ratios of 90% or more, based on the total of the outstanding principal balances of all senior mortgages or deeds of trust and of the loan an the one hand, and the value of the home, on the other. For a more complete description, see "Green Tree Financial Corporation--Loan Origination." An overall decline in the residential real estate market, the general condition of a property securing a loan or other factors could adversely affect the value of the property securing a loan. As a result, the remaining balance of that loan, together with that of any senior liens on the related property, could equal or exceed the value of the property.

A secondary market for the certificates may not develop.

  We cannot assure to you that a secondary market will develop for the certificates of any series, or, if a secondary market does develop, that it will provide the holders of any of the certificates with liquidity of investment. We also cannot assure to you that if a secondary market does develop, that it will continue to exist for the term of any series of certificates.

The assignment to the trust will not be recorded.

  We will not record the assignment to the trustee of the mortgage or deed of trust securing any loan, because of the expense and administrative inconvenience involved. In some states, in the absence of a recordation, the assignment to the related trustee of the mortgage or deed of trust securing a loan may not be effective against our creditors or purchasers from us or a trustee in bankruptcy for us.

Bankruptcy proceedings could delay distributions on the certificates.

  We intend that each transfer of loans to the related trust will constitute a sale, rather than a pledge of the loans to secure our indebtedness. However, if we were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy for us, or we as debtor-in-possession, may argue that the sale of the loans by us was a pledge of the loans rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the certificates.

The historical delinquency experience with home improvement loans may not be an accurate prediction of the performance of the loans in the pool.

  We began purchasing and servicing FHA-insured home improvement loans in April 1989, and conventional home improvement loans in September 1992, and thus has limited historical experience with respect to the performance, including the rate of prepayments of home improvement loans. Accordingly, our delinquency experience and loan loss and liquidation experience set forth under "The Loans" may not be indicative of the performance of the loans.

  Other rating agencies could provide unsolicited ratings on the certificates that could be lower than the requested ratings.

  Although we have not requested a rating of the certificates from any rating agencies other than S&P and Fitch, other rating agencies may rate the certificates. These ratings could be higher or lower than the ratings S&P and Fitch initially give to the certificates.

                          STRUCTURE OF THE TRANSACTION

  On or about the closing date,       , 1999, we will establish the trust under
a pooling and servicing agreement to be dated as of       , 1999, between us,
as seller and servicer, and the trustee.

  The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 certificates will be issued by the trust, the corpus of which will consist primarily of home improvement loans, including all rights to receive
payments due on the loans on and after      , 1999, all rights under FHA
Insurance with respect to the FHA-insured loans, liens on the related real estate, amounts held for the trust in the certificate account, and the Class B-2 limited guaranty of Green Tree for the benefit of the Class B-2 certificates, as described in "Description of the Class B-2 Limited Guaranty".

  Payments and recoveries in respect of principal and interest on the loans will be paid into a certificate account maintained at an eligible institution (initially [trustee], Minneapolis, Minnesota) in the name of the trust, no later than one business day after receipt. Payments deposited in the certificate account in respect of each due period, as defined below, will be applied on the fifteenth day of the next month, or, if that day is not a business day, the next succeeding business day, to make the distributions to the certificateholders as of the immediately preceding record date as described under "Description of the Certificates--Distributions on the Certificates" and to pay certain monthly fees to the servicer as compensation for its servicing of the loans.

  The servicer will be obligated to advance any scheduled payments on the loans that were due but not received during the calendar month preceding the month in which the payment date occurs. The servicer will be entitled to reimbursement of an advance from funds available in the certificate account. The servicer will not be required to make any advance to the extent that it does not expect to recoup the advance from subsequent funds available in the certificate account. If the servicer fails to make any advance required under the pooling and servicing agreement, the trustee is obligated, subject to certain conditions, to make such advance.

  Following the transfer of the loans from us to the trust, our obligations are limited to:

  (1)our obligation as servicer to service the loans,

  (2) certain representations and warranties in the pooling and servicing agreement as described under "Description of the Certificates-- Conveyance of Loans",

  (3)certain indemnities, and

  (4)the Class B-2 limited guaranty.

We are is obligated to repurchase at the repurchase price any loan on the first payment date which is more than 90 days after we become aware, or we receive written notice from the trustee, of any breach of any such representation and warranty that materially adversely affects the certificateholders' interest in such loan if such breach has not been cured before that date. We have certain obligations to repurchase loans and to indemnify the trustee and certificateholders for other matters.

                                USE OF PROCEEDS

  We will use the net proceeds received from the sale of the certificates for working capital and general corporate purposes, including building a portfolio of home improvement loans and promissory notes, providing warehouse financing for the purchase of loans and other costs of maintaining these loans until they are pooled and sold to other investors.

                                   THE LOANS

  Each loan is a home improvement loan originated by a home improvement contractor approved by us and purchased by us, or a home improvement promissory note originated by us directly. Each loan finances improvements to a one- to four-family residential property, an owner-occupied condominium or town house or a manufactured home which either qualifies as real estate under state law or is located in a park approved by us. Each loan is secured by a lien on the related real estate.

  We will make certain representations and warranties in the pooling and servicing agreement, including that:

  (1)each loan is fully amortizing with a fixed contractual rate of interest and provides for level monthly payments over the term of the loan, computed on the simple interest method,

  (2)each loan has its last scheduled payment due no later than         ,

  (3)each FHA-insured loan was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance, and

  (4) each loan is secured by a lien, which is typically a subordinate lien on the related real estate. The loans were originated or acquired by us in the ordinary course of its business.

A detailed listing of the loans is appended to the pooling and servicing agreement. See "Description of the Certificates" in this prospectus supplement
and in the prospectus. Approximately      % of the loans, by principal balance
as of the cut-off date, are insured by FHA as described in "Description of FHA Insurance" in the prospectus. Each of the
loans has a loan rate of at least     % per annum and not more than      % and
the weighted average of the loan rates of the loans as of the cut-off date is
     %. As of the cut-off date, the loans had remaining maturities of at least
   months but not more than     months and original maturities of at least 24
months but not more than 360 months. The loans had a weighted average term to
scheduled maturity, as of origination, of     months, and a weighted average
term to scheduled maturity, as of the cut-off date, of months. The average
principal balance per loan as of the cut-off date was $          and the
principal balances on the loans as of the cut-off date ranged from $         to
$          . The loans arise from loans relating to real property located in states and the District of Columbia. By principal balance as of the cut-off
date, approximately      % of the loans financed improvements to real estate
located in California,     % in New York,     % in Florida,     % in New
Jersey,     % in Pennsylvania and     % in Texas. No other state represented  %
or more of the cut-off date pool principal balance. Substantially none of the loans provide for recourse to the originating contractor in the event of a default by the obligor.

  The tables below describe additional characteristics of the loans as of the cut-off date.

               Geographical Distribution of Improved Real Estate

                                                                              % of
                                           % of                           Loan Pool by
                                       Loan Pool by   Aggregate Principal  Outstanding
                          Number of      Number of          Balance         Principal
                         Loans as of     Loans as      Outstanding as of  Balance as of
                         Cut-off Date of Cut-off Date    Cut-off Date     Cut-off Date
                         ------------ --------------- ------------------- -------------
Alabama.................                        %       $                          %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                             ----         ------        --------------       ------
    Total...............                  100.00%       $                    100.00%
                             ====         ======        ==============       ======

                         Years of Origination of Loans

                                                                  % of
                           Number of                          Loan Pool By
                             Loans    Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Year of Origination         off Date  as of Cut-off Date      Cut-off Date
-------------------        ---------- ------------------- ---------------------
    ......................              $                              %
    ......................
    ......................
                             -----      --------------           ------
    Total.................              $                        100.00%
                             =====      ==============           ======

                     Distribution of Original Loan Amounts

                                                                  % of
                           Number of                          Loan Pool by
                             Loans    Aggregate Principal Outstanding Principal
Original Loan              as of Cut- Balance Outstanding     Balance as of
Amount (in Dollars)         off Date  as of Cut-off Date      Cut-off Date
-------------------        ---------- ------------------- ---------------------
Less than $ 10,000........              $                              %
Between$ 10,000--
 $ 19,999.................
Between$ 20,000--
 $ 29,999.................
Between$ 30,000--
 $ 39,999.................
Between$ 40,000--
 $ 49,999.................
Between$ 50,000--
 $ 59,999.................
Between$ 60,000--
 $ 69,999.................
Between$ 70,000--
 $ 79,999.................
Between$ 80,000--
 $ 89,999.................
Between$ 90,000--
 $ 99,999.................
Between$100,000--
 $109,999.................
Over     $110,000.........
                             -----      --------------           ------
    Total.................              $                        100.00%
                             =====      ==============           ======

                                   Loan Rates

                                                                  % of
                           Number of                          Loan Pool by
                             Loans    Aggregate Principal Outstanding Principal
    Range of Loans by      as of Cut- Balance Outstanding     Balance as of
        Loan Rate           off Date  as of Cut-off Date      Cut-off Date
    -----------------      ---------- ------------------- ---------------------
From  0.00000%--
  9.00000%................              $                              %
From  9.00001%--
 10.00000%................
From 10.00001%--
 11.00000%................
From 11.00001%--
 12.00000%................
From 12.00001%--
 13.00000%................
From 13.00001%--
 14.00000%................
From 14.00001%--
 15.00000%................
From 15.00001%--
 16.00000%................
                             -----      --------------           ------
    Total.................              $                        100.00%
                             =====      ==============           ======

                          Remaining Months to Maturity

                                                                  % of
                           Number of                          Loan Pool by
   Months Remaining to       Loans    Aggregate Principal Outstanding Principal
    Scheduled Maturity     as of Cut- Balance Outstanding     Balance as of
    As of Cut-off Date      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
Less than 31..............              $                              %
31-60.....................
61-90.....................
91-120....................
121-150...................
151-180...................
181-210...................
211-240...................
241-270...................
271-300...................
301-330...................
331-360...................
                             -----      --------------           ------
    Total.................              $                        100.00%
                             =====      ==============           ======

                             Lien Position of Loans

                             % of                                 % of
              Number of  Loan Pool by                         Loan Pool by
                Loans     Number of   Aggregate Principal Outstanding Principal
              as of Cut- Loans as of  Balance Outstanding     Balance as of
               off Date  Cut-off Date as of Cut-off Date      Cut-off Date
              ---------- ------------ ------------------- ---------------------
First........                    %      $                              %
Second.......
Third........
Fourth.......
                -----      -------      --------------           -------
    Total....              100.00%      $                        100.00%
                =====      =======      ==============           =======

Delinquency, Loan Default and Loss Information

  The following tables set forth the delinquency experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by us (other than loans already in repossession).

                   Delinquency Experience--Conventional Loans

                                                            At December 31,
                                                          ---------------------
                                                           1998    1997   1996
                                                          ------  ------  -----
Number of Loans Outstanding(1)...........................
Number of Loans Delinquent(2)(3)
  30-59 Days.............................................
  60-89 Days.............................................
  90 Days or More........................................
                                                          ------  ------  -----
Total Loans Delinquent...................................
Delinquencies as a Percent of Loans Outstanding(4).......       %       %      %

--------
(1) Excludes defaulted loans not yet liquidated.

(2) A loan is considered delinquent by us if any payment of $25 or more is past-due 30 days or more.

(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.
(4) By number of loans.

                   Delinquency Experience--FHA Insured Loans

                                              At December 31,
                                  --------------------------------------------
                                  1998   1997   1996    1995    1994
                                  -----  -----  -----  ------  ------
Number of Loans Outstanding(1)...                      25,925  26,885
Number of Loans Delinquent(2)(3)
  30-59 Days.....................                         462     237
  60-89 Days.....................                         121      95
  90 Days or More................                         183     146
                                  -----  -----  -----  ------  ------
Total Loans Delinquent...........                         766     478
Delinquencies as a Percent of
 Loans Outstanding(4)............      %      %      %   2.95%   1.78%

--------
(1) Excludes defaulted loans not yet liquidated.

(2) A loan is considered delinquent by us if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past-due (assuming 30-day months). Consequently, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.
(4) By number of loans.

  The following tables set forth the loan loss and repossession experience for the periods indicated of the portfolios of conventional and FHA-insured secured home improvement loans serviced by Green Tree (other than loans already in repossession).

              Loan Default and Loss Experience--Conventional Loans
                             (Dollars in thousands)

                                              Twelve Months
                                           Ended December 31,
                                ---------------------------------------------
                                 1998     1997     1996      1995      1994
                                -------  -------  -------  --------  --------
Principal Balance of Loans
 Serviced(1)................... $        $        $        $824,419  $418,055
Loan Defaults(2)                       %        %        %      .53%      .12%
Net Losses:
  Dollars(3)................... $        $        $        $  3,424  $    285
  Percentage(4)................        %        %        %      .42%      .07%

--------
(1) As of period end. Includes defaulted loans not yet liquidated.

(2) As a percentage of the total number of loans being serviced as of period end. We consider a loan defaulted when we have commenced foreclosure or enforcement proceedings or the loan is 180 days delinquent.
(3) Does not include any estimated losses for defaulted loans not yet liquidated.
(4) As a percentage of the principal amount of loans being serviced as of period end.

              Loan Default and Loss Experience--FHA Insured Loans
                             (Dollars in thousands)

                                                   Twelve Months
                                                 Ended December 31,
                                      -----------------------------------------
                                      1998   1997     1996     1995      1994
                                      ---- -------- -------- --------  --------
Principal Balance of
 Loans Serviced(1)...................      $        $        $191,364  $199,286
Loan Defaults(2).....................             %        %     1.81%     1.88%
Net Losses:
  Dollars(3).........................          $        $    $    291  $    623
  Percentage(4)......................             %        %      .15%      .31%

--------
(1) As of period end. Includes defaulted loans not yet liquidated.

(2) As a percentage of the total number of loans being serviced as of period end. We consider a loan defaulted when we have submitted a claim to FHA, we have commenced foreclosure or enforcement proceedings, or the loan is 180 days delinquent.
(3) Does not include any estimated losses for defaulted loans not yet liquidated. Includes unpaid interest to the date of FHA claim submission and all expenses of liquidation, and reflects proceeds of FHA Insurance claims paid.
(4) As a percentage of the principal amount of loans being serviced as of period end.

  Our management is not aware of any trends or anomalies which have adversely affected the delinquency, loan default and loss experience of its portfolio of home improvement loans.

  The data presented in the tables above are for illustrative purposes only and there is no assurance that the delinquency, loan default and loss experience of the loans will be similar to that described above. Because we began originating and purchasing FHA-insured home improvement loans in April 1989, and secured conventional home improvement loans in September 1992, it is likely that our portfolio is not yet sufficiently seasoned to show the delinquencies and losses that would be experienced if such data were collected over a longer period of time. The delinquency, loan default and loss experience of home improvement loans may be adversely affected by a downturn in regional or local economic conditions. Regional and local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield on any certificate will depend on the price paid by the certificateholder, the timing of principal payments, and the timing and amount of any liquidation losses on the loans.

  Higher than expected principal prepayments will increase the yield on certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the loans represented by those certificates and will decrease the yield on certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the loans represented by those certificates. We have no significant experience relating to the rate of principal prepayments on home improvement loans. Because the loans have scheduled due dates throughout the calendar month, and because all principal prepayments are passed through to certificateholders on the payment date following the due period in which such principal prepayment occurred, prepayments on the loans would affect the amount of funds available to make distributions on the certificates on any payment date only if a substantial portion of the loans prepaid prior to their respective due dates in a particular month, while very few loans prepaid after their due dates in that month. In addition, liquidations of defaulted loans or the servicer's exercise of its option to repurchase the entire remaining pool of loans will affect the timing of principal distributions on the certificates. Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model. The Constant Prepayment Rate model assumes that the outstanding principal balance of a pool of loans prepays each month at a specified constant annual rate. The
certificates were priced using a prepayment assumption of   % CPR. There can be
no assurance that the loans will prepay at such rate, and it is unlikely that prepayments or liquidations of the loans will occur at any constant rate.

  The amount of interest to which the certificateholders of any class are entitled on any payment date will be the product of the related pass-through rate and the principal balance of such class immediately following the preceding payment date, based on a 360-day year consisting of 12 months of 30 days each. Certificateholders will receive payments in respect of principal on each payment date to the extent that funds available in the certificate account are sufficient, in the priority described under "Description of the Certificates--Distributions on the Certificates." As required by state laws, interest paid by obligors on the loans is computed according to the simple interest method. Principal and interest payable on the certificates will be computed according to the actuarial method.

  The final scheduled payment date on the loan with the latest maturity is in
        .

Weighted Average Life of the Certificates

  The following information is given solely to illustrate the effect of prepayments of the loans on the weighted average life of each class of certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the loans.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the certificates will be influenced by the rate at which principal on the loans is paid. Principal payments on loans may be in the form of scheduled amortization or prepayments, for this purpose, the term prepayment includes repayments and liquidations due to default or other dispositions of the loans.

  As used in the following tables, 0% CPR assumes that none of the loans are
prepaid before maturity,   % CPR assumes the loans will prepay at a CPR of  %,
and so forth.

  There is no assurance, however, that prepayment of the loans will conform to any level of the CPR, and no representation is made that the loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of home improvement loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their loans. Other factors affecting prepayment of loans include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home improvement loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such home improvement loans, the home improvement loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such home improvement loans. Conversely, if prevailing interest rates rise above the interest rates on such home improvement loans, the rate of prepayment would be expected to decrease.

  The percentages and weighted average lives in the following tables were determined assuming that:

  (1) scheduled interest and principal payments on the loans are received in a timely manner and prepayments are made at the indicated percentages of the CPR;

  (2) the servicer exercises its option to repurchase the loans, as described under "Description of the Certificates--Repurchase Option";

  (3) the loans will, as of the cut-off date, be grouped into four pools having the additional characteristics described below under Assumed Loan Characteristics;

  (4) the Class A-1 certificates have an original Class A-1 principal
      balance of $           and a Class A-1 pass-through rate of     %, the
      Class A-2 certificates have an original class A-2 principal balance of
      $           and a Class A-2 pass-through rate of     %, the Class A-3
      certificates have an original Class A-3 principal balance of
      $           and a Class A-3 pass-through rate of     %, the Class M-1
      certificates have an original Class M-1 principal balance of
      $          and a Class M-1 pass-through rate of     %, the Class M-2
      certificates have an original Class M-2 principal balance of
      $          and a Class M-2 pass-through rate of     %, the Class B-1
      certificates have an original Class B-1 principal balance of
      $          and a Class B-1 pass-through rate of      % and the Class
      B-2 certificates have an original Class B-2 principal balance of
      $          and a Class B-2 pass-through rate of     %;

  (5) no interest shortfalls will arise in connection with prepayments in full of the loans;

  (6) no delinquencies or losses are experienced on the loans;

  (7) distributions are made on the certificates on the 15th day of each
      month, commencing in         ; and

  (8) the certificates are issued on       ,     . No representation is made
      that the loans will not experience delinquencies or losses.

                          Assumed Loan Characteristics

                                                       Weighted      Weighted
                                 Cut-off   Weighted    Average        Average
                                Date Pool  Average  Remaining Term Original Term
                                Principal    Loan    to Maturity    to Maturity
Pool                             Balance     Rate      (months)      (months)
----                           ----------- -------- -------------- -------------
1............................. $                 %
2.............................
3.............................
4.............................

  It is not likely that the loans will prepay at any constant percentage of the CPR to maturity or that all of the loans will prepay at the same rate.

  You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed.

  Based on these assumptions, the following tables indicate the projected weighted average lives of each class of certificates, and set forth the percentages of the original principal balance of each class that would be outstanding after each of the dates shown, at the indicated percentages of the CPR.

  The weighted average life of a class of certificates is determined by: (a) multiplying the amount of cash distributions in reduction of the principal balance of such certificate by the number of years from the date of issuance of such certificate to the stated payment date, (b) adding the results, and (c) dividing the sum by the initial principal balance of such certificate.

         Percentage of the Original Principal Balance of the Class A-1
               Certificates at the Respective Percentages of the

                             CPR Listed Below:

Date                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
March 15, 1997.........................................
March 15, 1998.........................................
March 15, 1999.........................................
Weighted Average Life (years)..........................

 Percentage of the Original Principal Balance of the Class A-2 Certificates at
            the Respective Percentages of the CPR Listed Below:

Date                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
Weighted Average Life (years)..........................

 Percentage of the Original Principal Balance of the Class A-3 Certificates at
            the Respective Percentages of the CPR Listed Below:

Date                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
      .................................................
Weighted Average Life (years)..........................

         Percentage of the Original Principal Balance of the Class M-1
               Certificates at the Respective Percentages of the

                             CPR Listed Below:

Date                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
Weighted Average Life (years)..........................

 Percentage of the Original Principal Balance of the Class M-2 Certificates at
            the Respective Percentages of the CPR Listed Below:

Date                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
Weighted Average Life (years)..........................

         Percentage of the Original Principal Balance of the Class B-1
               Certificates at the Respective Percentages of the

                             CPR Listed Below:

Date                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
Weighted Average Life (years)..........................

         Percentage of the Original Principal Balance of the Class B-2
               Certificates at the Respective Percentages of the

                             CPR Listed Below:

Date                                                      %    %    %    %    %
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
    ...................................................
Weighted Average Life (years)..........................

                        GREEN TREE FINANCIAL CORPORATION

General

  The following information supplements, and if inconsistent supersedes, the information in the prospectus under the heading "Green Tree Financial Corporation."

Ratio of Earnings to Fixed Charges for Green Tree

  The table below shows Green Tree's ratios of earnings to fixed charges for
the past five years [and the    months ended      .] For the purposes of
compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                                         Months
                                                Year Ended December 31,  Ended
                                                ------------------------ ------
                                                1994 1995 1996 1997 1998  1999
                                                ---- ---- ---- ---- ---- ------
Ratio of Earnings (Losses) to Fixed Charges.... 7.98 7.90 5.44 3.94 .62*  4.53

--------

* For 1998, adjusted earnings were $83.4 million less than fixed charges. Adjusted earnings for 1998 included an impairment charge of $549.4 million and nonrecurring charges of $108.0 million related to our merger with Conseco, Inc.

Recent Developments

  We have been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by our stockholders as purported class actions on behalf of persons or entities who purchased common stock or traded in options during the alleged class periods. In addition to the company, some of our current and former officers and directors are named as defendants in one or more of the lawsuits. The lawsuits have been consolidated into two complaints, one relating to an alleged class of purchasers of our common stock and the other relating to an alleged class of traders in options for our common stock. In addition to these two complaints, a separate non-class action lawsuit containing similar allegations was also filed. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that we and the other defendants violated federal securities laws by making false and misleading statements about our current state and our future prospects particularly about prepayment assumptions and performance of some of our loan portfolios, which allegedly rendered our financial statements false and misleading. We believe that the lawsuits are without merit and intend to defend the lawsuits vigorously.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and if inconsistent, supersedes the information in the prospectus under "Description of the Certificates."

  The certificates will be issued under the pooling and servicing agreement between us, as seller and servicer, and the trustee. A copy of the execution form of the pooling and servicing agreement will be filed in a current report on Form 8-K with the SEC after the initial issuance of the certificates. The following summary describes the material provisions of the pooling and servicing agreement, reference to which is made for a complete recital of its terms.

General

  The certificates will be issued in fully registered, certificated form only in denominations of $1,000 or any integral multiple of $1,000. The certificates initially will be represented by certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members. See "--Registration of the Certificates" below. The trust consists primarily of the loans and the rights, benefits, obligations and proceeds, including liens on the related real estate, rights under applicable FHA Insurance for FHA-insured home improvement loans, amounts held in the certificate account and the Class HI: B-2 limited guaranty and our Class HE: B-2 limited guaranty for the benefit of the Class HI: B-2 certificateholders and the Class HE: B-2 certificateholders.

  Distributions on the certificates will be made by the paying agent on each payment date to persons in whose names the certificates are registered as of the business day immediately preceding such payment date. See "--Registration of the Certificates" below. The first payment date for the certificates will be
in     1999. Payments will be made by check mailed to such certificateholder at the address appearing on the certificate register, except that a certificateholder who holds an aggregate percentage interest of at least 5% of a class of certificates may request payment by wire transfer. Final payments will be made only upon tender of the certificates to the trustee for cancellation.

Conveyance of Loans

  On the closing date, we will establish the trust and transfer, assign, set over and otherwise convey to the trust all our right, title and interest in the loans, including all principal and interest received on or with respect to such loans, other than receipts of principal and interest due on such loans before the cut-off date. On behalf of the trust, as the issuer of the certificates, the trustee, concurrently with such conveyance, will execute and deliver the certificates to or upon our order. The loans are described on a list delivered to the trustee and certified by a duly authorized officer of the company. Such list includes the amount of monthly payments due on each loan as of the date of issuance of the certificates, the loan rate on each loan and the maturity date of each loan. The list will be attached as an exhibit to the pooling and servicing agreement and will be available for inspection by any certificateholder at our principal office. Before the conveyance of the loans to the trust, our internal audit department will have completed a review of all the loan files, confirming the accuracy of each item on the list of loans delivered to the trustee. Any loan discovered not to agree with such list in a manner that is materially adverse to the interests of the certificateholders will be repurchased by us, or, if the discrepancy relates to the unpaid principal balance of a loan, we may deposit cash in the certificate account in an amount sufficient to offset such discrepancy.

  The trustee will maintain possession of the loans and any other documents contained in the loan files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the loans to the trustee, and our accounting records and computer systems will also reflect the conveyance and assignment.

  Our counsel, Dorsey & Whitney LLP, will render an opinion to the trustee that the transfer of the loans from us to the trust would, in the event we became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the loans from us to the trust were treated as a pledge to secure borrowings by us, the distribution of proceeds of the loans to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the loans if the proceeds of such sale could satisfy the amount of the debt deemed owed by us, or the bankruptcy trustee could substitute other collateral in lieu of the loans to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if we were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  We will make certain representations and warranties in the pooling and servicing agreement with respect to each loan, including that:

  (1) as of the cut-off date the most recent scheduled payment was made or was not delinquent more than 59 days;

  (2) no provision of a loan has been waived, altered or modified in any respect, except by instruments or documents included in the loan file and reflected on the list of loans delivered to the trustee;

  (3) each loan is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally;

  (4) no loan is subject to any right of rescission, set-off, counterclaim or defense;

  (5) each loan if an FHA-insured loan was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance;

  (6) each loan was originated by a home improvement contractor in the ordinary course of such contractor's business or was originated by us directly;

  (7) no loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the loan or an interest therein pursuant to the pooling and servicing agreement or the certificates unlawful;

  (8)  each loan complies with all requirements of law;

  (9) no loan has been satisfied, subordinated to a lower lien ranking than its original position or rescinded;

  (10) each loan creates a valid and perfected lien on the related improved real estate;

  (11) all parties to each loan had full legal capacity to execute such loan;

  (12) no loan has been sold, conveyed and assigned or pledged to any other person and we have good and marketable title to each loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer such loan to the trustee;

  (13) as of the cut-off date there was no default, breach, violation or event permitting acceleration under any loan, except for payment delinquencies permitted by clause (1) above, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such loan, and we have not waived any of the foregoing;

  (14) each loan is a fully-amortizing loan with a fixed rate of interest and provides for level monthly payments over the term of such loan;

  (15) each loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral;

  (16) the description of each loan set forth in the list delivered to the trustee is true and correct;

  (17)  there is only one original of each loan; and

  (18) each loan was originated or purchased in accordance with our then-current underwriting guidelines.

  We will also make certain representations and warranties with respect to the loans in the aggregate, including that:

  (1) the cut-off date pool principal balance equals at least the original series 1998- principal balance, and each loan has a contractual rate
       of interest of at least     %;

  (2) no loan had a remaining term to maturity at origination of more than months;

  (3) no more than % of the loans, by principal balance as of the cut-off date, were secured by properties located in an area with the same zip code;

  (4) no more than % of the loans, by principal balance as of the cut-off date, were originated by any one contractor; and

  (5) no adverse selection procedures were employed in selecting the loans from our portfolio.

  Under the terms of the pooling and servicing agreement, we have agreed to repurchase, at the repurchase price, any loan that is materially and adversely affected by a breach of a representation and warranty with respect to such loan made in the pooling and servicing agreement if such breach has not been cured within 90 days of the day it was or should have been discovered by the servicer or the trustee. This repurchase obligation constitutes the sole remedy available to the trust and the certificateholders for a breach of a representation or warranty under the pooling and servicing agreement with respect to the loans, but not with respect to any other breach by us of our obligations under the pooling and servicing agreement.

  The repurchase price, with respect to any loan to be so repurchased or with respect to a liquidated loan, means the outstanding principal balance of such loan, without giving effect to any advances made by the servicer or the trustee, plus interest at the pass-through rate, which will be the weighted average of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 pass-through rates on such loan from the end of the due period with respect to which the obligor last made a scheduled payment, without giving effect to any advances made by the servicer or the trustee through the date of such repurchase or liquidation.

  Pursuant to the pooling and servicing agreement, the servicer will service and administer the loans conveyed and assigned to the trustee as more fully described below.

Payments on Loans

  The servicer, on behalf of the trust, will establish and maintain a certificate account in an eligible account at a depository institution with trust powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the FDIC, whose short-term deposits have been rated P-1 by Moody's and A-1 by S&P or whose unsecured long-term debt has been rated in one of the two highest rating categories by Moody's and S&P, and which is subject to supervision and examination by federal or state authorities. Eligible account means any account which is:

  (1)  an account maintained with an eligible institution;

  (2) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

  (3) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or

  (4) an account that will not cause Moody's or S&P to downgrade or withdraw its then-current rating assigned to the certificates, as evidenced in writing by Moody's and S&P.

The servicer may authorize the trustee to invest the funds in the certificate account in eligible investments that will mature not later than the business day preceding the applicable monthly payment date. Eligible investments include:

     . obligations of the United States backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks;

     . any other demand or time deposit or certificate of deposit fully insured by the FDIC;

     .   investments in certain money-market funds;

     . certain repurchase agreements of United States government securities with eligible commercial banks;

     . securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least "Aa2" from Moody's and at least "AA" from S&P not in excess of 10% of amounts in the certificate account at the time of such investment; and

     . commercial paper assigned a rating of at least P-1 by Moody's and at least A-1+ by S&P. Any losses on such investments will be deducted from other investment earnings or from other funds in the certificate account.

  All payments from obligors with respect to the loans, including principal prepayments and advance payments by obligors not constituting principal prepayments, shall be paid into the certificate account no later than one business day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on loans, which are retained by the servicer as part of its servicing fees and are not paid into the certificate account and except for certain proceeds from liquidated loans which are used to reimburse the servicer for customary out-of-pocket liquidation expenses. See "Description of the Certificates--Servicing Compensation and Payment of Expenses." In addition, all payments under FHA Insurance received by the servicer, any advances by the servicer or the trustee as described under "Description of the Certificates--Advances," and amounts paid by Green Tree for loans repurchased as a result of breach of warranties as described under "Description of the Certificates--Conveyance of Loans," will be paid into the certificate account.

  On the seventh business day of each month the servicer will determine the amount available and the amount of funds necessary to make all payments to be made on the next payment date from the certificate account. Not later than one business day after this determination date, Green Tree will deposit in the certificate account the repurchase price of any loans required to be repurchased on that payment date as a result of a breach of representations and warranties.

  On each payment date the trustee will withdraw the amount available from the certificate account and make the following payments, in the following order of priority:

  (1) if neither we nor our wholly owned subsidiary are the servicer, to pay the monthly servicing fee to the servicer;

  (2) to pay interest and principal on the certificates, in the manner and the order of priority described below;

  (3) if we or our wholly owned subsidiary are the servicer, to pay the monthly servicing fee to the servicer;

  (4) to reimburse the trustee or any successor servicer for any payments of FHA Insurance premiums not paid by us, as servicer, and for which the trustee or such successor servicer has not been reimbursed by us;

  (5) to reimburse the servicer or the trustee, as applicable, for any unreimbursed advances made in respect of current or prior payment dates;

  (6) to reimburse the holder of the Class C certificate for expenses incurred by and reimbursable to it with respect to taxes or charges imposed upon the trust as a REMIC or otherwise;

  (7) to reimburse us for any prior unreimbursed Class B-2 guaranty payments; and

  (8) to pay any remaining amounts to the holder of the Class C certificate.

Distributions

  On each payment date, distributions on the certificates in respect of the amount available will be made first to the holders of the Class A certificates, then to the holders of the Class M-1 certificates, then to the holders of the Class M-2 certificates, then to the holders of the Class B-1 certificates and then to the holders of the Class B-2 certificates, as described below.

  Distributions of interest and principal to holders of a class of Class A certificates will be made on each payment date, to the extent that the amount available in the certificate account is sufficient, in an amount equal to the sum of:

  (1) their respective percentage interests of the amount of interest calculated as described under Class A interest and

  (2) their respective percentage interests, distributed to each class of Class A certificates in the order of priority of the senior percentage of the Formula Principal Distribution Amount, calculated under Class A principal.

  Distributions on the Class A certificates will be applied first to the payment of interest and then to the payment of principal. The Class A distribution amount for any payment date is intended to be equal to the sum of:

  (1) the amount of interest calculated as set forth under Class A interest and

  (2) the senior percentage of the formula principal distribution amount, if the Class A formula distribution amount exceeds the amount available in the certificate account on such payment date, then the Class A distribution amount shall instead equal the amount available and the amount of such deficiency will be carried forward and added to the amount the Class A certificateholders will be entitled to receive on the next payment date.

  Distributions of interest and principal to holders of Class M-1 certificates will be made on each payment date in an amount equal to their respective percentage interests multiplied by the Class M-1 distribution amount. Distributions on the Class M-1 certificates will be applied first to the payment of interest and then to the payment of principal. The Class M-1 distribution amount for any payment date is intended to be equal to the sum of:

  (1)  the amount of interest calculated under Class M-1 interest and

  (2) after the Class A principal balance has been reduced to zero and until the Class M-1 principal balance has been reduced to zero, the senior percentage of the formula principal distribution amount.

  If the amount available in the certificate account available for distribution to the Class M-1 certificateholders, after giving effect to any distribution made to Class A certificateholders on such payment date is less than the Class M-1 Formula Distribution Amount, then the Class M-1 distribution amount will equal the Class M-1 remaining amount available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next payment date.

  Distributions of interest and principal to holders of Class M-2 certificates will be made on each payment date in an amount equal to their respective percentage interests multiplied by the Class M-2 distribution amount. Distributions on the Class M-2 certificates will be applied first to the payment of interest and then to the payment of principal. The Class M-2 distribution amount for any payment date is intended to be equal to the sum of:

  (1) the amount of interest calculated as set forth under Class M-2 interest and

  (2) after the Class M-1 principal balance has been reduced to zero and until the Class M-2 principal balance has been reduced to zero, the senior percentage of the formula principal distribution amount.

  If the amount available in the certificate account available for distribution to the Class M-2 certificateholders, after giving effect to any distribution made to Class A certificateholders and the Class M-1 certificateholders on such payment date is less than the Class M-2 Formula Distribution Amount, then the Class M-2 distribution amount will equal the Class M-2 remaining amount available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next payment date.

  Distributions of interest and principal to holders of Class B-1 certificates will be made on each payment date in an amount equal to their respective percentage interests multiplied by the Class B-1 distribution amount. Distributions on the Class B-1 certificates will be applied first to the payment of interest and then to the payment of principal. The Class B-1 distribution amount for any payment date is intended to be equal to the sum of:

  (1) the amount of interest calculated as set forth under Class B-1 interest and

  (2) until the Class B-1 principal balance has been reduced to zero, an amount of principal equal to the Class B percentage of the formula principal distribution amount.

  If the amount available in the certificate account available for distribution to the Class B-1 certificateholders, after giving effect to any distribution made to Class A certificateholders, Class M-1 certificateholders and Class M-2 certificateholders on such payment date, is less than the Class B-1 Formula Distribution Amount, then the Class B-1 distribution amount will equal the Class B-1 remaining amount available and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next payment date.

  Distributions of interest and principal to holders of the Class B-2 certificates will be made on each payment date in an amount equal to their respective percentage interests of the

Class B-2 distribution amount and any Class B-2 guaranty payment. The Class B-2 distribution amount for any payment date is intended to be equal to the sum of:

  (1) the amount of interest calculated as set forth under Class B-2 interest and

  (2) after the Class B-1 principal balance has been reduced to zero and until the Class B-2 principal balance has been reduced to zero, the Class B percentage of the formula principal distribution amount.

  Distributions on the Class B-2 certificates will be applied first to the payment of interest and then to the payment of principal. If the amount available in the certificate account available for distribution to the Class B-2 certificateholders, after giving effect to distributions made to Class A certificateholders, Class M certificateholders and Class B-1 certificateholders on such payment date is not sufficient to make a full distribution of the Class B-2 Formula Distribution Amount to the Class B-2 certificateholders, then the Class B-2 distribution amount will equal the Class B-2 remaining amount available and we will be obligated to make a Class B-2 guaranty payment into the certificate account pursuant to the Class B-2 limited guaranty.

  On each payment date the amount available will be distributed to Class A certificateholders, then Class M certificateholders and then Class B certificateholders in the amounts and order of priority listed below:

Class A Interest

  One month's interest, computed on the basis of a 360-day year of twelve 30-day months, will be paid concurrently to the holders of each class of Class A certificates on each payment date, to the extent of the amount available in the certificate account on such date, at the related pass-through rate on the then outstanding principal balance of each class of Class A certificates. Interest
on each class of Class A certificates will accrue from       , 1999, or from
the most recent payment date on which interest has been paid, to but excluding the following payment date.

  The pass-through rates for the Class A-1, Class A-2 and Class A-3 certificates are described on the cover of this prospectus supplement, and in each case will be computed on the basis of a 360-day year of twelve 30-day months.

  The principal balance of any class of Class A certificates as of any payment date is the original principal balance of such class less all amounts previously distributed to holders of such class on account of principal. The Class A principal balance as of any payment date is the sum of the Class A-1 principal balance, the Class A-2 principal balance and the Class A-3 principal balance.

  If, on a particular payment date, the amount available in the certificate account is not sufficient to make a full distribution of interest to the holders of each class of Class A certificates, the amount of interest to be distributed on the Class A certificates will be allocated among each class, and within a class among the certificates of such class, pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next payment date. Such a shortfall could occur, for example, if delinquencies or losses realized on the loans were exceptionally high and were concentrated in a particular month. Any such amount carried forward will bear interest at the applicable pass-through rate for each class of Class A certificates, to the extent permitted by law.

Class A Principal

  Holders of a class of Class A certificates will be entitled to receive on each payment date as payments of principal, in the order of priority described below and up to the amount available in the certificate account on the date after payment of interest on each class of Class A certificates, the senior percentage of the sum, such sum being referred to as the formula principal distribution amount of:

  (1) all scheduled payments of principal due on each outstanding loan during the month preceding the month in which the payment date occurs,

  (2) the scheduled principal balance of each loan which, during the month preceding the month of the payment date, was purchased by us under the pooling and servicing agreement on account of certain breaches of its representations and warranties,

  (3) all partial principal prepayments applied and all principal prepayments in full received during the preceding month,

  (4) the scheduled principal balance of each loan that became a liquidated loan during the preceding month, and

  (5) any amount described in clauses (1) through (4) above that was not previously distributed because of an insufficient amount of funds available in the certificate account if (a) the payment date occurs on or after the payment date on which the Class B-2 principal balance has been reduced to zero, or (b) the amount was not covered by a Class B-2 guaranty payment and corresponding reduction in the Class B-2 principal balance. When the principal balance of a class of Class A certificates is reduced to zero, no further distributions of principal will be made to the holders of such class.

  The senior percentage for any payment date prior to the Class B cross-over date, and for any payment date on or after the Class B cross-over date on which any Class B principal distribution test is not satisfied, described under Class B-1 principal below, will be 100%, and for any payment date on or after the Class B cross-over date on which each Class B principal distribution test is satisfied will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class A principal balance and the Class M principal balance as of such payment date and the denominator of which is the pool scheduled principal balance as of the immediately preceding payment date. The scheduled principal balance of a loan with respect to any payment date is its principal balance as of the scheduled payment date in the calendar month preceding such payment date as specified in its amortization schedule, after giving effect to any previous partial principal prepayments and to the scheduled payment due on the due date, but without giving effect to any delinquency in payment or adjustments due to bankruptcy or similar proceedings. The pool scheduled principal balance, as of any payment date, is the aggregate of the scheduled principal balances of loans that were outstanding during the preceding due period. A liquidated loan is a defaulted loan as to which all amounts that the servicer expects to recover on account of such loan have been received.

  The senior percentage of the formula principal distribution amount will be distributed, to the extent of the amount available after payment of interest on each class of Class A certificates, first to the Class A-1 certificateholders until the Class A-1 principal balance has been reduced to zero, then to the Class A-2 certificateholders until the Class A-2 principal balance has been reduced to zero and then to the Class A-3 certificateholders until the Class A-3 principal balance has been reduced to zero.

  As described below, all losses on liquidated loans will be absorbed

  .   first by the Class C certificate,

  . then by the monthly servicing fee otherwise payable to the servicer, so long as we or our wholly owned subsidiary is the servicer,

  .   then by the Class B-2 certificates,

  .   then by the Class B-1 certificates,

  .   then by the Class M-2 certificates and

  .   then by the Class M-1 certificates.

If the amount available on any payment date is less than the Class A distribution amount, the amount available will be applied first to the payment of interest on the Class A certificates and then to the payment of principal to the class of Class A certificates then entitled.

Class M-1 Interest

  Interest will be paid to the Class M-1 certificateholders on each payment date, up to the Class M-1 remaining amount available, if any, in an amount equal to the product of:

  (1)  the Class M-1 pass-through rate and

  (2) the then outstanding Class M-1 principal balance less the Class M-1 principal shortfall amount, if any.

  The Class M-1 principal shortfall amount as of any payment date will equal the excess, if any, of the aggregate principal shortfall amount over the aggregate of the principal balances of the Class M-2 certificates, the Class B-1 certificates and the Class B-2 certificates. The aggregate principal shortfall amount as of any payment date will equal the excess, if any, of:

  (1) the aggregate principal balance of the certificates as of the preceding payment date, after giving effect to distributions of principal thereon, over

  (2)  the pool scheduled principal balance for such preceding payment date.

 Interest on the outstanding Class M-1 principal balance will accrue from
  , 1999, or from the most recent payment date on which interest has been paid, to but excluding the following payment date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class M-1 principal balance is the original Class M-1 principal balance less the sum of all amounts previously distributed to Class M-1 certificateholders on account of principal. In the event that, on a particular payment date, the Class M-1 remaining amount available, plus other funds in the certificate account available, is not sufficient to make a full distribution of the Class M-1 interest payment amount to the Class M-1 certificateholders, the amount of such interest to be distributed in respect of the Class M-1 certificates will be allocated among the certificates of such class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next payment date. Interest will accrue on the Class M-1 principal shortfall amount, if any, and will be payable on succeeding payment dates to the extent of the amount available remaining after payment of the Class A distribution amount, the Class M-1 distribution amount, the Class M-2 distribution amount, the Class B-1 distribution amount and the Class B-2 distribution amount. Any interest amounts carried forward will bear interest at the Class M-1 pass-through rate, to the extent permitted by law.

  The Class M-1 pass-through rate is set forth on the cover of this prospectus supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class M-1 Principal

  On each payment date after the Class A principal balance has been reduced to zero, Class M-1 certificateholders will be entitled to receive, as payments of principal, the senior percentage of the formula principal distribution amount to the extent of the Class M-1 remaining amount available in the certificate account on such date, after payment of all interest payable on the Class M-1 certificates, until the Class M-1 principal balance has been reduced to zero. On each payment date on or after the Class B cross-over date on which each Class B principal distribution test is satisfied, payments of principal will be made to Class B-1 or Class B-2 certificateholders, even if Class M-1 certificateholders are not yet entitled to receive payments of principal because the Class A principal balance has not been reduced to zero.

Class M-2 Interest

  Interest will be paid to the Class M-2 certificateholders on each payment date, up to the Class M-2 remaining amount available, if any, in an amount equal to the product of:

  (1)  the Class M-2 pass-through rate and

  (2) the then outstanding Class M-2 principal balance less the Class M-2 principal shortfall amount, if any. The Class M-2 principal shortfall amount as of any payment date will equal the excess, if any, of the aggregate principal shortfall amount over the aggregate of the principal balances of the Class B-1 certificates and the Class B-2 certificates.

Interest on the outstanding Class M-2 principal balance will accrue from
  , 1999, or from the most recent payment date on which interest has been paid, to but excluding the following payment date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class M-2 principal balance is the original Class M-2 principal balance less the sum of all amounts previously distributed to Class M-2 certificateholders on account of principal. In the event that, on a particular payment date, the Class M-2 remaining amount available, plus other funds in the certificate account available, is not sufficient to make a full distribution of the Class M-2 interest payment amount to the Class M-2 certificateholders, the amount of such interest to be distributed in respect to the Class M-2 certificates will be allocated among the certificates of such class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next payment date. Interest will accrue on the Class M-2 principal shortfall amount, if any, and will be payable on succeeding payment dates to the extent of the amount available remaining after payment in full of the Class A distribution amount, the Class M-1 distribution amount, the Class M-2 distribution amount, the Class B-1 distribution amount, the Class B-2 distribution amount and interest accrued and unpaid on the Class M-1 principal shortfall amount. Any interest amounts carried forward will bear interest at the Class M-2 pass-through rate, to the extent permitted by law.

  The Class M-2 pass-through rate is set forth on the cover of this prospectus supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class M-2 Principal

  On each payment date after the Class A principal balance and the Class M-1 principal balance have been reduced to zero, Class M-2 certificateholders will be entitled to receive, as payments of principal, the senior percentage of the formula principal distribution amount to the extent of the Class M-2 remaining amount available in the certificate account on such date, after payment of all interest payable on the Class M-2 certificates, until the Class M-2 principal balance has been reduced to zero. On each payment date on or after the Class B cross-over date on which each Class B principal distribution test is satisfied, payments of principal will be made to Class B-1 or Class B-2 certificateholders, even if Class M-2 certificateholders are not yet entitled to receive payments of principal because the Class A principal balance and Class M-1 principal balance have not been reduced to zero.

Class B-1 Interest

  Interest will be paid to the Class B-1 certificateholders on each payment date, up to the Class B-1 remaining amount available, if any, in an amount equal to the product of:

  (1) the Class B-1 pass-through rate and

  (2) the then outstanding Class B-1 principal balance less the Class B-1 principal shortfall amount, if any.

The Class B-1 principal shortfall amount as of any payment date will equal the excess, if any, of the aggregate principal shortfall amount over the Class B-2 principal balance. Interest
on the outstanding Class B-1 principal balance will accrue from       , 1999,
or from the most recent payment date on which interest has been paid, to but excluding the following payment date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class B-1 principal balance is the original Class B-1 principal balance less the sum of all amounts previously distributed to Class B-1 certificateholders on account of principal. In the event that, on a particular payment date, the Class B-1 remaining amount available, plus other funds in the certificate account available, is not sufficient to make a full distribution of the Class B-1 interest payment amount to the Class B-1 certificateholders, the amount of such interest to be distributed in respect of the Class B-1 certificates will be allocated among the certificates of such class pro rata in accordance with their respective entitlements to interest, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next payment date. Interest will accrue on the Class B-1 principal shortfall amount, if any, and will be payable on succeeding payment dates to the extent of the amount available remaining after payment in full of the Class A distribution amount, the Class M-1 distribution amount, the Class M-2 distribution amount, the Class B-1 distribution amount, the Class B-2 distribution amount and interest accrued and unpaid on the Class M-1 principal shortfall amount and Class M-2 principal shortfall amount. Any interest amounts carried forward will bear interest at the Class B-1 pass-through rate, to the extent permitted by law.

  The Class B-1 pass-through rate is set forth on the cover of this prospectus supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class B-1 Principal

  Before the Class B cross-over date, there will be no distributions of principal on the Class B-1 certificates. The Class B cross-over date will be the earlier of:

  (1) the payment date on which the Class M-2 principal balance is reduced to zero and

  (2)  the first payment date on or after the payment date in          on
       which the fraction, expressed as a percentage, the numerator of which is the Class B principal balance as of such payment date and the denominator of which is the pool scheduled principal balance as of the immediately preceding payment date, is equal to or greater than
         %.

  On each payment date on or after the Class B cross-over date and prior to the payment date on which the Class A principal balance and the Class M principal balance have been reduced to zero, holders of Class B certificates will be entitled to distributions of principal only if each of the following tests is satisfied on such payment date:

  (1)  the average sixty-day delinquency ratio as of such payment date must
       not exceed    %;

  (2) the average thirty-day delinquency ratio as of such payment date must not exceed %;

  (3) the cumulative realized losses as of such payment date must not exceed a certain specified percentage of the cut-off date pool principal balance, depending on the year in which such payment date occurs;

  (4) the current realized loss ratio as of such payment date must not exceed 2.5%; and

  (5) the Class B principal balance divided by the pool scheduled principal balance as of the immediately preceding payment date must be equal to
       or greater than   %.

  On each payment date on or after the Class B cross-over date, if each Class B principal distribution test is satisfied on such payment date, Class B-1 certificateholders will be entitled to receive, as payments of principal, the Class B percentage of the formula principal distribution amount to the extent of the Class B-1 remaining amount available in the certificate account on such date after payment of all interest payable on the Class B-1 certificates, until the Class B-1 principal balance has been reduced to zero. The Class B-2 certificateholders will not be entitled to any distributions of principal from the Class B-1 remaining amount available until the Class B-1 principal balance has been reduced to zero. The Class B percentage for any payment date will be equal to 100% minus the senior percentage. The Class B percentage for each payment date, if any, after the Class A principal balance and the Class M principal balance have been reduced to zero will be equal to 100%.

Class B-2 Interest

  Interest will be paid to the Class B-2 certificateholders on each payment date, to the extent of:

  (1) the Class B-2 remaining amount available, if any and

  (2) the amount, if any, paid pursuant to the Class B-2 limited guarantee, in an amount equal to the product of (a) the Class B-2 pass-through rate and (b) the then outstanding Class B-2 principal balance less the Class B-2 principal shortfall amount, if any.

The Class B-2 principal shortfall amount as of any payment date will equal the aggregate principal shortfall amount. Interest on the outstanding Class B-2
principal balance will accrue from       , 1999, or from the most recent
payment date on which interest has been paid, to but excluding the following payment date, and will be computed on the basis of a 360-day year of twelve 30-day months. The Class B-2 principal balance is the original Class B-2 principal balance less the sum of all amounts previously distributed to Class B-2 certificateholders on account of principal. In the event that, on a particular payment date, the Class B-2 remaining amount available is not sufficient to make a full distribution of the Class B-2 interest payment amount to the Class B-2 certificateholders and Green Tree fails to pay such amount under the Class B-2 limited guaranty, the amount of such interest to be distributed in respect of the Class B-2 certificates will be allocated among the certificates of such class pro rata in accordance with their respective entitlements to interest, and the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next payment date. Interest will accrue in respect of the Class B-2 principal shortfall amount, if any, and will be payable on succeeding payment dates to the extent of the amount available remaining after payment in full of the Class A distribution amount, the Class M-1 distribution amount, the Class M-2 distribution amount, the Class B-1 distribution amount, the Class B-2 distribution amount and interest accrued and unpaid on the Class M-1 principal shortfall amount, the Class M-2 principal shortfall amount and the Class B-1 principal shortfall amount. Any interest amounts carried forward will bear interest at the Class B-2 pass-through rate, to the extent permitted by law.

  The Class B-2 pass-through rate is set forth on the cover of this prospectus supplement, and will be computed on the basis of a 360-day year of twelve 30-day months.

Class B-2 Principal

  Except for payments of the Class B-2 principal liquidation loss amount, payments of principal on the Class B-2 certificates will not commence until the payment date on which the Class B-1 principal balance has been reduced to zero, and will be made on that payment date and each payment date after that only if each Class B principal distribution test is satisfied on that payment date, unless the Class A principal balance and the Class M principal balance have been reduced to zero. On any payment date, the Class B percentage of the formula principal distribution amount will be distributed, from any remaining Class B-2 remaining amount available and any amounts actually paid under the Class B-2 limited guaranty after payment of interest on the Class B-2 certificates, to the Class B-2 certificateholders until the Class B-2 principal balance has been reduced to zero.

  On each payment date, the Class B-2 certificateholders will be entitled to receive pursuant to the Class B-2 limited guaranty the amount by which the sum Class A certificateholders to receive future distributions on the loans that would otherwise be payable to the holders of Class M certificates and Class B certificates. On each payment date the Class M-1 certificateholders will be entitled to receive only amounts described above under Class M-1 interest and Class M-1 principal, the Class M-2 certificateholders will be entitled to receive only amounts described under Class M-2 interest and Class M-2 principal, the Class B-1 certificateholders will be entitled to receive only amounts described above under Class B-1 interest and Class B-1 principal, and the Class B-2 certificateholders will be entitled to receive only amounts described above under Class B-2 interest and Class B-2 principal.

  In addition, the rights of the holders of the Class M-2 certificates and Class B certificates to receive distributions with respect to the loans will be subordinate to such rights of the Class M-1 certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-1 certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on liquidated loans. The protection afforded to the Class M-1 certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class M-1 certificateholders to receive, before any distribution being made on a payment date in respect of the Class M-2 certificates and the Class B certificates, the amount of principal and interest due them on each payment date out of the Class M-1 remaining amount available on deposit on such date in the certificate account and by the right of the

Class M-1 certificateholders to receive future distributions on the loans that would otherwise be payable to the holders of Class M-2 certificates and Class B certificates.

  In addition, the rights of the holders of the Class B-1 certificates and the Class B-2 certificates to receive distributions with respect to the loans will be subordinate to such rights of the Class M-2 certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class M-2 certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on liquidated loans. The protection afforded to the Class M-2 certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class M-2 certificateholders to receive, prior to any distribution being made on a payment date in respect of the Class B certificates, the amount of principal and interest due them on each payment date out of the Class M-2 remaining amount available on deposit on that date in the certificate account and by the right of the Class M-2 certificateholders to receive future distributions of the loans that would otherwise be payable to the holders of Class B certificates.

  In addition, the rights of the holders of the Class B-2 certificates to receive distributions with respect to the loans will be subordinate to such rights of the Class B-1 certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class B-1 certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on liquidated loans. The protection afforded to the Class B-1 certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class B-1 certificateholders to receive, prior to any distribution being made on a payment date in respect of the Class B-2 certificates, the amount of principal and interest due them on each payment date out of the Class B-1 remaining amount available on deposit on that date in the certificate account and by the right of the Class B-1 certificateholders to receive future distributions on the loans that would otherwise be payable to the holders of Class B-2 certificates.

  As described above, prior to the time that the Class A principal balance is reduced to zero, the distribution of principal to the Class A certificateholders is intended to include the senior percentage of the scheduled principal balance of each loan that became a liquidated loan during the preceding due period. If the liquidation proceeds, net of related liquidation expenses, from such liquidated loan are less than its scheduled principal balance plus accrued and unpaid interest, the deficiency will, in effect, be absorbed by the Class M, the Class B and the Class C certificateholders and us, since a portion of the amount available equal to such deficiency and otherwise distributable to them will be paid to the Class A or Class M certificateholders. Likewise, to the extent the Class M-1 certificateholders or the Class M-2 certificateholders are entitled to receive distributions of principal, similar deficiencies could result for each class of certificates with a lower payment priority. If the amount available is not sufficient to cover the amounts distributable to the Class A or Class M certificateholders on a particular payment date, then the senior percentage on future payment dates may be increased and the Class B percentage on future payment dates may be reduced as a result of such deficiency. But for the effect of the relative subordination of the monthly servicing fee payable to the servicer, so long as we or our wholly owned subsidiary are the servicer, and amounts otherwise distributable to the Class M-2, Class B and Class C certificateholders, the Class M-1 certificateholders will absorb all losses on each liquidated loan in the amount by which its liquidation proceeds, net of the related liquidation expenses, are less than its unpaid principal balance plus accrued and unpaid interest, less the monthly servicing fee. But for the effect of the relative subordination of the monthly servicing fee payable to the servicer, so long as we or our wholly owned subsidiary are the servicer, and amounts otherwise distributable to the Class B and Class C certificateholders on each payment date, the Class M-2 certificateholders will absorb all losses on each liquidated loan in the amount by which its liquidation proceeds, net of the related liquidation expenses, are less than its unpaid principal balance plus accrued and unpaid interest, less the monthly servicing fee. But for the effect of the relative subordination of the monthly servicing fee payable to the servicer, so long as we or our wholly owned subsidiary are the servicer, and amounts otherwise distributable to the Class B-2 and Class C certificateholders, the Class B-1 certificateholders will absorb all losses on each liquidated loan in the amount by which its liquidation proceeds, net of the related liquidation expenses, are less than its unpaid principal balance plus accrued and unpaid interest, less the monthly servicing fee. But for the effect of the relative subordination of the monthly servicing fee payable to the servicer, so long as we or our wholly owned subsidiary are the servicer, and amounts otherwise distributable to the Class C certificateholder on each payment date, and amounts paid under the Class B-2 limited guaranty, the Class B-2 certificateholders will absorb all losses on each liquidated loan in the amount by which its liquidation proceeds, net of the related liquidation expenses, are less than its unpaid principal balance plus accrued and unpaid interest, less the monthly servicing fee. Class B-2 certificateholders, however, will be entitled to receive Class B-2 guaranty payments. If we fail to make a payment required under the Class B-2 limited guaranty, the Class B-2 certificateholders will incur a loss on their investment in the Class B-2 certificates.

Advances

  To the extent that collections on a loan in any due period are less than the scheduled payment due, the servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The servicer will be obligated to advance a delinquent payment on a loan only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent funds available in the certificate account.

  If the servicer fails to make an advance required under the pooling and servicing agreement, the trustee will be obligated to deposit the amount of that advance in the certificate account on the payment date. The trustee will not, however, be obligated to deposit any of this amount if:

  (1) the trustee does not expect to recoup the advance from subsequent funds available in the certificate account, or

  (2) the trustee determines that it is not legally able to make the advance.

Reports to Certificateholders

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class A certificateholder, a statement on the related payment date that shows:

  (1) the amount of such distribution to holders of each class of Class A certificates allocable to interest, separately identifying any unpaid interest shortfall included;

  (2) the amount of such distribution to holders of each class of Class A certificates allocable to principal, separately identifying the aggregate amount of any principal prepayments included;

  (3) the amount, if any, by which the Class A formula distribution amount exceeds the Class A distribution amount for such payment date;

  (4) the principal balance of each class of Class A certificates after giving effect to the distribution of principal on such payment date;

  (5)  the senior percentage for such payment date;

  (6) the pool scheduled principal balance of the loans for such payment date;

  (7) the pool factor, a percentage derived from a fraction the numerator of which is the sum of the Class A principal balance, the Class M principal balance and the Class B principal balance and the denominator of which is the cut-off date pool principal balance; and

  (8) the number and aggregate principal balance of loans delinquent (a) 30-59 days and (b) 60 or more days.

Information furnished under clauses (1) through (4) will be expressed as dollar amounts for a Class A certificate with a 1% percentage interest or per $1,000 denomination of Class A certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class A certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (1) and (2) above for such calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class M-1 certificateholder, a statement on the related payment date that shows:

  (1) the amount of that distribution to holders of the Class M-1 certificates allocable to interest, separately identifying any unpaid interest shortfall included;

  (2) the amount of that distribution to holders of the Class M-1 certificates allocable to principal, separately identifying the aggregate amount of any principal prepayments included;

  (3) the amount, if any, by which the Class M-1 formula distribution amount exceeds the Class M-1 remaining amount available for such payment date;

  (4) the principal balance of the Class M-1 certificates after giving effect to the distribution of principal on that payment date;

  (5) the Class M-1 unpaid interest shortfall on principal shortfalls, after giving effect to payments of such interest shortfalls on such payment date;

  (6)  the senior percentage for that payment date;

  (7) the pool scheduled principal balance of the loans for such payment date;

  (8)  the pool factor; and

  (9) the number and aggregate principal balance of loans delinquent (a) 30-59 days and (b) 60 or more days.

Information furnished under clauses (1) through (4) will be expressed as dollar amounts for a Class M-1 certificate with a 1% percentage interest or per $1,000 denomination of Class M-1 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class M-1 certificateholder, of record at any time during that calendar year as to the aggregate of amounts reported pursuant to (1) and (2) above for that calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class M-2 certificateholder, a statement on the related Payment Date that shows:

  (1) the amount of the distribution to holders of the Class M-2 certificates allocable to interest, separately identifying any unpaid interest shortfall included;

  (2) the amount of the distribution to holders of the Class M-2 certificates allocable to principal, separately identifying the aggregate amount of any principal prepayments included;

  (3) the amount, if any, by which the Class M-2 formula distribution amount exceeds the Class M-2 remaining amount available for that payment date;

  (4) the principal balance of the Class M-2 certificates after giving effect to the distribution of principal on that payment date;

  (5) the Class M-2 unpaid interest shortfall on principal shortfalls, after giving effect to payments of such interest shortfalls on that payment date;

  (6)  the senior percentage for such payment date;

  (7) the pool scheduled principal balance of the loans for such payment date;

  (8)  the pool factor; and

  (9) the number and aggregate principal balance of loans delinquent (a) 30-59 days and (b) 60 or more days.

Information furnished under clauses (1) through (4) will be expressed as dollar amounts for a Class M-2 certificate with a 1% percentage interest or per $1,000 denomination of Class M-1 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class M-2 certificateholder of record at any time during that calendar year as to the aggregate of amounts reported pursuant to (1) and
(2) above for that calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class B-1 certificateholder, a statement on the related payment date that shows:

  (1) the amount of such distribution to holders of the Class B-1 certificates allocable to interest, separately identifying any unpaid interest shortfall included;

  (2) the amount of such distribution to holders of the Class B-1 certificates allocable to principal, separately identifying the aggregate amount of any principal prepayments included;

  (3) the amount, if any, by which the Class B-1 formula distribution amount exceeds the Class B-1 remaining amount available for such payment date;

  (4) the principal balance of the Class B-1 certificates after giving effect to the distribution of principal on such payment date;

  (5) the Class B-1 unpaid interest shortfall on principal shortfalls, after giving effect to payments of such interest shortfalls on such payment date;

  (6)  the Class B percentage for such payment date;

  (7) the pool scheduled principal balance of the loans for such payment date;

  (8)  the pool factor; and

  (9) the number and aggregate principal balance of loans delinquent (a) 30-59 days and (b) 60 or more days.

Information furnished under clauses (1) through (4) will be expressed as dollar amounts for a Class B-1 certificate with a 1% percentage interest or per $1,000 denomination of Class B-1 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class B-1 certificateholder of record at any time during that calendar year as to the aggregate of amounts reported pursuant to (1) and (2) above for that calendar year.

  The servicer will furnish to the trustee, and the trustee will include with each distribution to a Class B-2 certificateholder, a statement on the related payment date that shows:

  (1) the amount of such distribution to holders of Class B-2 certificates allocable to interest;

  (2) the amount of such distribution to holders of Class B-2 certificates allocable to principal, separately identifying the aggregate amount of any principal prepayments included;

  (3) the amount, if any, by which the sum of the Class B-2 formula distribution amount and the Class B-2 principal liquidation loss amount, if any, exceeds the Class B-2 distribution amount for such payment date;

  (4)  the Class B-2 liquidation loss amount, if any, for such payment date;

  (5) the Class B-2 unpaid interest shortfall on principal shortfalls, after giving effect to payments of such interest shortfalls on such payment date;

  (6)  the Class B-2 guarantee payment, if any, for such payment date;

  (7) the Class B-2 principal balance after giving effect to the distribution of principal on such payment date;

  (8)  the Class B percentage for such payment date;

  (9) the pool scheduled principal balance of the loans for such payment date;

  (10)  the pool factor; and

  (11) the number and aggregate principal balance of loans delinquent (a) 30-59 days and (b) 60 or more days.

Information furnished under clauses (1) through (3) will be expressed as dollar amounts for a Class B-2 certificate with a 1% percentage interest or per $1,000 denomination of Class B-2 certificate.

  In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class B-2 certificateholder of record at any time during that calendar year as to the aggregate amounts reported pursuant to (1) and (2) above for that calendar year.

Repurchase Option

  The pooling and servicing agreement provides that at any time that the pool scheduled principal balance is less than 10% of the cut-off date pool principal balance, the servicer will have the option to repurchase, on 30 days' prior written notice to the trustee, all outstanding loans, other than any loan as to which title to the underlying property has been assigned, at a price sufficient to pay the aggregate certificate principal balance plus the monthly interest due on all certificates on the payment date occurring in the month following the date of repurchase. Such price will be distributed on such payment date.

Collection and Other Servicing Procedures

  The servicer will manage, administer, service and make collections on the loans, exercising the degree of skill and care required by FHA and otherwise consistent with the highest degree of skill and care that the servicer exercises with respect to similar loans serviced by the servicer. The servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties, but is required under FHA regulations to monitor and ensure the maintenance of flood insurance on properties securing FHA-insured loans located in federally designated special flood hazard areas. We do, however, as a matter of our own policy, monitor proof of hazard insurance coverage and require that it be named as an additional loss payee on all first lien secured loans and generally on junior
lien secured loans with amounts financed of over $      .

Servicing Compensation and Payment of Expenses

  The servicer will receive a monthly servicing fee for each due period equal to one-twelfth of the product of .75% and the remaining pool scheduled principal balance of the loans.

  The monthly servicing fee provides compensation for customary third-party servicing activities to be performed by the servicer for the trust, for additional administrative services performed by the servicer on behalf of the trust and for expenses paid by the servicer on behalf of the trust. The servicer is also entitled to reimbursement out of the liquidation proceeds of a liquidated loan for customary out-of-pocket liquidation expenses incurred by it.

  Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each loan. Administrative services performed by the servicer on behalf of the trust include selecting and packaging the loans, calculating distributions to certificateholders and providing related data processing and reporting services for certificateholders and on behalf of the trustee. Expenses incurred in connection with servicing of the loans and paid by us from our servicing fees include payment of FHA Insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of loans or foreclosure on collateral relating, including submission of FHA Insurance claims, if applicable, payment of trustee's fees, and payment of expenses incurred in connection with distributions and reports to certificateholders.

Evidence as to Compliance

  The pooling and servicing agreement provides for delivery to the trustee of a monthly report by the servicer no later than one business day following the determination date, setting forth the information described under "--Reports to Certificateholders." Each report to the trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of such report and stating that the servicer has not defaulted in the performance of its obligations under the pooling and servicing agreement. On or
before         of each year, beginning in      1999, the servicer will deliver
to the trustee a report of [Accountant], or another nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of home improvement loans serviced by the servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the pooling and servicing agreement, except for any exceptions listed in that report.

  The pooling and servicing agreement provides that the servicer shall furnish to the trustee such reasonably pertinent underlying data as can be generated by the servicer's existing data processing system without undue modification or expense.

  The pooling and servicing agreement provides that a certificateholder holding certificates representing at least 5% of the aggregate certificate principal balance will have the same rights of inspection as the trustee and may upon written request to the servicer receive copies of all reports provided to the trustee.

Transferability

  The certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the IRS code. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Certain Matters Relating to Green Tree

  The pooling and servicing agreement provides that we may not resign from its obligations and duties as servicer, except upon a determination that our performance of such duties is no longer permissible under the pooling and servicing agreement or applicable law, and prohibits us from extending credit to any certificateholder for the purchase of a certificate, purchasing certificates in any agency or trustee capacity or lending money to the trust. We can be removed as servicer only pursuant to an event of termination as discussed below.

Events of Termination

  An event of termination under the pooling and servicing agreement will occur if:

  (1) the servicer fails to make any payment or deposit required under the pooling and servicing agreement, including an advance, and such failure continues for four business days;

  (2) the servicer fails to observe or perform in any material respect any other covenant or agreement in the pooling and servicing agreement which continues unremedied for thirty days;

  (3) the servicer conveys, assigns or delegates its duties or rights under the pooling and servicing agreement, except as specifically permitted under the pooling and servicing agreement, or attempts to make such a conveyance, assignment or delegation;

  (4) a court having jurisdiction in the premises enters a decree or order for relief in respect of the servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator, or similar official of the servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs;

  (5) the servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing;

  (6) the servicer fails to be an eligible servicer; or

  (7) the servicer's seller-servicer loan with GNMA is terminated. The servicer will be required under the pooling and servicing agreement to give the trustee and the certificateholders notice of an event of termination promptly upon the occurrence of such event.

Rights Upon an Event of Termination

  If an event of termination has occurred and is continuing, either the trustee or holders of certificates representing 25% or more of the aggregate certificate principal balance may terminate all of the servicer's management, administrative, servicing and collection functions under the pooling and servicing agreement. Upon such termination, the trustee or its designee will succeed to all the responsibilities, duties and liabilities of Green Tree as servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that neither the trustee nor any successor servicer will assume any accrued obligation of the prior servicer or any obligation of Green Tree to repurchase loans for breach of representations and warranties, and the trustee will not be liable for any acts or omissions of the servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by the servicer of any of its representations and warranties contained in the pooling and servicing agreement or any related document or agreement. In addition, the trustee will notify FHA of the servicer's termination as servicer of the FHA-insured loans and will request that the portion of the servicer's FHA Insurance reserves allocable to the FHA-insured loans be transferred to the trustee or a successor servicer. See "Description of FHA Insurance" in the prospectus. Notwithstanding such termination, the servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner Green Tree's obligation to repurchase certain loans for breaches of warranties under the pooling and servicing agreement. In the event that the trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an eligible servicer to act as successor to the servicer under the pooling and servicing agreement. The trustee and the successor may agree upon the servicing compensation to be paid, after receiving comparable bids from other eligible servicers, which may not be greater than the monthly servicing fee payable to Green Tree as servicer under the pooling and servicing agreement without the consent of all of the certificateholders.

Termination of the Agreement

  The pooling and servicing agreement will terminate on the earlier of (a) the payment date on which the pool scheduled principal balance is reduced to zero; or (b) the payment date occurring in the month following the servicer's repurchase of the loans as described under "Description of the Certificates-- Repurchase Option." However, Green Tree's representations, warranties and indemnities will survive any termination of the pooling and servicing agreement.

Amendment; Waiver

  The pooling and servicing agreement may be amended by agreement of the trustee, the servicer and us at any time without the consent of the certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the pooling and servicing agreement, upon receipt of an opinion of counsel to the servicer that such amendment will not adversely affect in any material way the interests of any certificateholder.

  The pooling and servicing agreement may also be amended by agreement of the trustee, the servicer and us at any time without the consent of the certificateholders to effect the transfer of FHA Insurance reserves to another entity in compliance with revisions to FHA regulations, provided that prior to any such amendment Moody's and S&P shall have confirmed that the ratings of the certificates will not be lowered or withdrawn following such amendment.

  The pooling and servicing agreement may also be amended from time to time by the trustee, the servicer and us with the consent of holders of certificates representing 66 2/3% or more of the aggregate certificate principal balance, and holders of certificates representing 51% or more of the aggregate certificate principal balance may vote to waive any event of termination, provided that no such amendment or waiver shall:

  (1) reduce in any manner the amount of, or delay the timing of, collections of payments on loans or distributions which are required to be made on any certificate; or

  (2) reduce the aggregate amount of certificates required for any amendment of the pooling and servicing agreement, without unanimous consent of the certificateholders.

  The trustee is required under the pooling and servicing agreement to furnish certificateholders with notice promptly upon execution of any amendment to the pooling and servicing agreement.

Indemnification

  The pooling and servicing agreement provides that we will defend and indemnify the trust, the trustee and the certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation:

  (1) arising out of or resulting from the use or ownership by us or any affiliate of any real estate securing a loan,

  (2) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the loans to the trust, but not including any federal, state or other tax arising out of the creation of the trust and the issuance of the certificates, and

  (3) relating to various other tax matters.

  The pooling and servicing agreement also provides that the servicer will defend and indemnify the trust, the trustee and the certificateholders, which indemnification will survive any removal of the servicer, against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by us as servicer for any loan.

Duties and Immunities of the Trustee

  The trustee will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the certificates or any loan, loan file or related documents, and will not be accountable for the use or application by us of any funds paid to us in consideration of the conveyance of the loans, or deposited into the certificate account by the servicer. If no event of termination has occurred, the trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform as to form to the requirements of the pooling and servicing agreement.

  Under the pooling and servicing agreement the servicer will agree:

  (1) to pay to the trustee from time to time reasonable compensation for all services rendered by it;

  (2) to reimburse the trustee upon its request for all reasonable expenses, disbursements and advances incurred by the trustee in accordance with any provision of the pooling and servicing agreement, including FHA Insurance premiums not paid by the servicer and reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

  (3) to indemnify the trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties.

  The trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the pooling and servicing agreement if there is a reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured.

  The pooling and servicing agreement also provides that the trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the certificate registrar and transfer agent in respect of the certificates may be served. On the date of this prospectus supplement the trustee's office for these purposes is located at [180 East Fifth Street, St. Paul, Minnesota 55101]. The trustee will promptly give written notice to us, the servicer and the certificateholders of any change of address.

The Trustee

  [Trustee] has its corporate trust offices at        , Minnesota      .

  The trustee may resign from its duties under the pooling and servicing agreement at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. In such circumstances, the servicer will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any successor trustee must be an FHA Title I approved lender.

Registration of the Certificates

  The certificates initially will be registered in the name of Cede & Co., the nominee of DTC. The certificates may be held by investors only through the book-entry facilities of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  The beneficial owners of certificates who are not participants but desire to purchase, sell or otherwise transfer ownership of the certificates may do so only through participants, unless and until definitive certificates are issued. In addition, certificate owners will receive all distributions of principal of, and interest on, the certificates from the trustee through DTC and participants. Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the certificates, except under the limited circumstances described below.

  Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee as certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC.

  While certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the certificates and is required to receive and transmit distributions of principal of, and interest on, the certificates. Participants with whom certificate owners have accounts with respect to certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, the rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

  Definitive certificates will be issued in registered form to certificate owners, or their nominees, rather than to DTC, only if:

  (1) DTC or we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the certificates, and we or the trustee are unable to locate a qualified successor or

  (2) we, at our sole option, advise the trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of definitive certificates to certificate owners, such certificates will be transferable directly, and not exclusively on a book-entry basis, and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

  DTC has advised us that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more participants to whose DTC accounts the certificates are credited. DTC has advised us that DTC will take this action with respect to any fractional interest of the certificates only at the direction of and on behalf of the participants beneficially owning a corresponding fractional interest of the certificates. DTC may take actions, at the direction of the participants, with respect to some certificates which conflict with actions taken for other certificates.

  Issuance of certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the certificates in the secondary market and the ability of certificate owners to pledge them. In addition, since distributions on the certificates will be made by the trustee to DTC and DTC will credit such distributions to the accounts of its participants, with the participants further crediting such distributions to the accounts of indirect participants or certificate owners, certificate owners may experience delays in the receipt of such distributions.

                 DESCRIPTION OF THE CLASS B-2 LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Class B-2 certificates and liquidation losses and delinquencies on the loans, we will provide a guaranty against losses that would otherwise be borne by the Class B-2 certificates. Each payment required to be made under the Class B-2 limited guaranty is referred to as a Class B-2 guaranty payment.

Before the sixth cross-over date, and on any payment date on or after the sixth cross-over date on which a Class B principal distribution test is not satisfied, the Class B-2 guaranty payment will equal the amount, if any, by which:

  (1) the sum of (a) the Class B-2 formula distribution amount for such payment date, which will be equal to accrued and unpaid interest on the Class B-2 certificates, and (b) the Class B-2 principal liquidation loss amount, if any, for such payment date exceeds

  (2) the Class B-2 distribution amount for such payment date. The Class B-2 principal liquidation loss amount for any payment date equals the amount, if any, by which the sum of the Class A principal balance, the Class M principal balance and the Class B principal balance for such payment date exceeds the pool scheduled principal balance for such payment date.

  The Class B-2 principal liquidation loss amount is, in substance, the amount of delinquencies and losses experienced on the loans during the related due period that was not absorbed by the Class C certificate and the monthly servicing fee otherwise payable to us, so long as we or our wholly owned subsidiary are the servicer. On each payment date on or after the sixth cross-over date, if each Class B principal distribution test is satisfied on such payment date, or the Class A principal balance and the Class M principal balance have been reduced to zero, the Class B-2 guaranty payment will equal the amount, if any, by which:

  (1) the sum of (a) the Class B-2 formula distribution amount for such payment date, which will include both interest and principal, and (b) the Class B-2 principal liquidation loss amount, if any, for such payment date exceeds

  (2)  the Class B-2 distribution amount for such payment date.

  The Class B-2 limited guaranty will be our unsecured general obligation and will not be supported by any letter of credit or other credit enhancement arrangement. The Class B-2 limited guaranty will not benefit in any way, or result in any payment to, the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2 or Class B-1 certificateholders.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Our Counsel, [Company Counsel], will deliver its opinion that, assuming ongoing compliance with the terms of the pooling and servicing agreement, upon the issuance of the certificates, the trust will qualify as a REMIC for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class B-1 and Class B-2 certificates will constitute regular interests in the REMIC. The Class C certificate, which is not being offered, will constitute the sole class of residual interests in the REMIC.

  It is not anticipated that any of the certificates will be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used to determine the rate of accrual of market discount and premium, if any, will be based on the assumption that the loans
will prepay at a rate equal to   % CPR.

  Certificates held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will represent interests in qualifying real property loans, loans secured by an interest in real property and real estate assets for purposes of Sections 593(d), 7701(a)(19)(C) or 856(c)(5) of the IRS Code, respectively. Furthermore, interest paid with respect to certificates held by a real estate investment trust will be considered to be interest on obligations secured by mortgages on real property or on interests in real property for purposes of Section 856(c)(3) of the IRS code.

  For further information regarding federal income tax consequences of investing in the certificates, see "Certain Federal Income Tax Consequences-- REMIC Series" in the prospectus.

                              ERISA CONSIDERATIONS

  The following information supplements, and if inconsistent, supersedes the information in the prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended, imposes certain restrictions on employee benefit plans that are subject to ERISA and on persons who are fiduciaries with respect to these plans. Employee benefit plans that are governmental plans, as defined in section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the Class A-1, Class A-2 and Class A-3 certificates without regard to the ERISA restrictions described in this section, subject to applicable provisions of other federal and state laws. However, any governmental or church plan which is qualified under section 401(a) of the IRS code and exempt from taxation under section 501(a) of the IRS code is subject to the prohibited transaction rules set forth in section 503 of the IRS code.

  The U.S. Department of Labor has granted an administrative exemption to [underwriter] (Prohibited Transaction Exemption No. 91-14, 56 Fed Reg. 7413
(1991)), from certain of the prohibited transaction rules of ERISA and the IRS code.

They provide an exemption from certain of the prohibited transaction rules of ERISA and the IRS code with respect to the initial purchase, the holding and the subsequent resale by plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the exemption. The receivables covered by the exemption include home equity loans such as the loans in the loan pool. The exemption will apply to the acquisition, holding, and resale of the Class A certificates by a plan, provided that specified conditions are met, including those described in the paragraph below.

  Among the conditions which must be satisfied for the exemption to apply to the Class A-1, Class A-2 and Class A-3 certificates are the following:

  (1) The acquisition of the Class A-1, Class A-2 or Class A-3 certificates by a plan is on terms, including the price for the Class A-1, Class A-2 or Class A-3 certificates, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

  (2) The rights and interests evidenced by the Class A-1, Class A-2 or Class A-3 certificates acquired by the plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

  (3) The Class A-1, Class A-2 or Class A-3 certificates acquired by the plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps or Fitch;

  (4) The trustee is not an affiliate of any member of the restricted group, as defined below;

  (5) The sum of all payments made to the underwriter in connection with the distribution of the Class A-1, Class A-2 or Class A-3 certificates represents not more than reasonable compensation for underwriting the Class A-1, Class A-2 or Class A-3 certificates, as applicable. The sum of all payments made to and retained by us under the sale of the loans to the trust represents not more than the fair market value of such loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

  (6) The plan investing in the Class A-1, Class A-2 or Class A-3 certificates is an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

  On July 21, 1997, the DOL published in the Federal Register an amendment to the exemption, which extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables, the obligations supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

  (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed 25%.

  (2) All additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by an exemption rating agency.

  (3) The transfer of the additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the exemption receiving a lower credit rating from an exemption rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

  (4) Solely as a result of the use of pre-funding period, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

  (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

     . the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

     . an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each exemption rating agency rating the certificates, the related underwriter and the related prospectus or trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

  (6) The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

  (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

  (8) The related prospectus or prospectus supplement must describe:

     . any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

     .   the duration of the period of pre-funding;

     . the percentage and/or dollar amount of the pre-funding limit for the trust; and

     . that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal.

  (9) The related pooling and servicing agreement must describe these permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

  Moreover, the exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements:

  (1) in the case of the acquisition of Class A-1, Class A-2 or Class A-3 certificates in connection with the initial issuance, at least fifty percent (50%) of the Class A-1, Class A-2 or Class A-3 certificates, as applicable, are acquired by persons independent of the restricted group,

  (2) the plan's investment in Class A-1, Class A-2 or Class A-3 certificates does not exceed twenty-five percent (25%) of all of the Class A-1, Class A-2 or Class A-3 certificates, as applicable, outstanding at the time of the acquisition, and

  (3) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The exemption does not apply to plans sponsored by us, the underwriter, the trustee, the servicer, any obligor with respect to loans included in the trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust or any affiliate of such parties.

  The Company believes that the exemption will apply to the acquisition and holding of Class A-1, Class A-2 and Class A-3 certificates sold by the underwriter and by plans and that all conditions of the exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to loans included in the trust constitutes more than five percent (5%) of the aggregate unamortized principal balance of the assets of the trust. Any plan fiduciary who proposes to cause a plan to purchase Class A-1, Class A-2 or Class A-3 certificates should consult with its own counsel with respect to the potential consequences under ERISA and the IRS code of the plan's acquisition and ownership of the Class A-1, Class A-2 or Class A-3 certificates. Assets of a plan or individual retirement account should not be invested in the Class A-1, Class A-2 or Class A-3 certificates unless it is clear that the assets of the trust will not be plan assets or unless it is clear that the exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the prospectus.

  No transfer of any other class of certificates will be permitted to be made to a plan unless such plan, at its expense, delivers to the trustee and us an opinion of counsel, in form satisfactory to the trustee and us, to the effect that the purchase or holding of any other class of certificates by such plan will not result in the assets of the trust being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA and the IRS code and will not subject the trustee, us or the servicer to any obligation or liability in addition to those undertaken in the pooling and servicing agreement. Unless that opinion is delivered, each person acquiring such a certificate will be deemed to represent to the trustee, us and the servicer that such person is neither a plan, nor acting on behalf of a plan, subject to ERISA or to Section 4975 of the IRS code.

                                  UNDERWRITING

  The underwriter has agreed, subject to the terms and conditions of the underwriting pooling and servicing agreement, to purchase the certificates at the prices set forth on the cover page of this prospectus supplement.

  In the underwriting agreement, the underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the certificates offered hereby if any such certificates are purchased. In the event of a default by the underwriter, the underwriting agreement provides that, in certain circumstances, the underwriting agreement may be terminated.

  The underwriter proposes to offer the certificates in part directly to purchasers at the initial public offering prices set forth on the cover page of this prospectus supplement and in part to certain securities dealers at such
prices less concessions not to exceed     % of the original Class A-1 principal
balance,     % of the original Class A-2 principal balance,    % of the
original Class A-3 principal balance,     % of the original Class M-1 principal
balance,   % of the original Class M-2 principal balance,   % of the original
Class B-1 principal balance, or   % of the original Class B-2 principal
balance, as applicable. The underwriter may allow, and such dealers may
reallow, concessions not to exceed     % of original Class A-1 principal
balance,     % of the original Class A-2 principal balance,     % of original
Class A-3 principal balance,    % of the original Class M-1 principal balance,
   % of the original Class M-2 principal balance,    % of the original Class B-
1 principal balance, or    % of the original Class B-2 principal balance, as
applicable, to certain brokers and dealers. After the certificates are released for sale to the public, the offering price and other selling terms may be varied by the underwriter.

  The underwriting agreement provides that we will indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriter may be required to make in respect thereof.

  We have agreed that for a period of 30 days from the date of this prospectus supplement it will not offer or sell publicly any other home improvement loan pass-through certificates without the consent of the underwriter.

                                 LEGAL MATTERS

  The validity of the certificates will be passed upon for us and the trust by [counsel for Green Tree,] Minneapolis, Minnesota, and for the underwriter by [name of underwriters' Counsel]. The material federal income tax consequences of the certificates will be passed upon for Green Tree by [counsel for Green Tree].

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information contained in this prospectus is not complete and may be       +
+changed. We may not sell these securities until the registration statement    +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus is not an offer to sell these securities, and it is not soliciting + +an offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                            Base Prospectus No. 4 Secured Home Improvement Loans
PROSPECTUS

             Green Tree Financial Corporation, Seller and Servicer
                    Certificates for Home Improvement Loans
                              (Issuable In Series)

  We are offering certificates for home improvement loans under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of certificates offered. Green Tree Financial Corporation will form a trust for each series, and the trust will issue the certificates of that series. The certificates of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of certificates within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of certificates. In addition, a series of certificates may include one or more classes which on the one hand are subordinated to one or more classes of certificates, while on the other hand are senior to one or more classes of certificates. The rate of principal and interest payment on the certificates of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home improvement loans.

                                  -----------

  The certificates will represent obligations of the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

  This prospectus may not be used to consummate sales of any certificates unless accompanied by the prospectus supplement relating to that series.

                        Prospectus dated    , 1999

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the certificates in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and (2) the prospectus supplement for the particular terms of your series of certificates.

  If the terms of your certificates between this prospectus and the prospectus supplement, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

                                 THE TRUST

General

  Certificates evidencing interests in pools of home equity loans may be issued from time to time in series under a separate pooling and servicing agreement between us, as seller and servicer, and the trustee.

  The certificates of each series may be issued in one or more classes or subclasses as and on the terms specified in the related prospectus supplement, each of which will evidence the interest specified in the related prospectus in the loan pool and other property held in a trust fund for the benefit of certificateholders. Each trust will include:

  (1)  a loan pool,

  (2) the amounts held from time to time in a trust certificate account maintained by the trustee pursuant to separate pooling and servicing agreements,

  (3) proceeds from FHA insurance, with respect to any FHA-insured home improvement loan included in the loan pool,

  (4) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of certificates, and

  (5) other property as may be specified in the related prospectus supplement.

  Each certificate will evidence the interest specified in the prospectus supplement in one trust, containing one loan pool comprised of loans having the aggregate principal balance as of the specified day of the month of the creation of the pool specified in the prospectus supplement. Holders of certificates of a series will have interests only in such loan pool and will have no interest in the loan pool created for any other series of certificates, except for FHA insurance reserves. If specified in the related prospectus supplement, the loan pool may be divided into two or more sub-pools, in which event the certificates of certain specified classes may be payable primarily from, and in respect of, the loans comprising a given sub-pool. If specified in the related prospectus supplement, the trust may include a pre-funding account which would be used to purchase subsequent loans during the pre-funding period specified in the related prospectus supplement. The related prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  Except as otherwise specified in the related prospectus supplement, all of the loans will have been originated by Green Tree in the ordinary course of its business. Specific information regarding the loans included in each trust will be provided in the related prospectus supplement and, if not contained in the related prospectus supplement, in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A copy of the pooling and servicing agreement for each series of certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the prospectus supplement. A schedule of the loans relating to that series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

The Loan Pools

  Except as otherwise specified in the related prospectus supplement, the loan pool will consist of:

  .   home improvement loans and promissory notes; and

  . closed-end home equity loans originated by us on an individual basis in the ordinary course of business.

The home improvement loans may be conventional home improvement loans or loans insured by FHA. All loans will be secured by the related real estate. Except as we specify otherwise in the applicable prospectus supplement, the loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate, which we refer to as the loan rate.

  For each series of certificates, we will assign the loans constituting the loan pool to the trustee named in the prospectus supplement. We, as servicer, will service the loans under the pooling and servicing agreement. See "Description of the Certificates--Servicing." Unless we specify otherwise in the prospectus supplement, the loan documents will be held by the trustee or a custodian on its behalf.

  Each loan pool will be composed of loans bearing interest at the loan rates specified in the prospectus supplement. Unless we specify otherwise in the prospectus supplement, each registered holder of a certificate will be entitled to receive periodic distributions, which will be monthly unless we specify otherwise in the related prospectus supplement, of all or a portion of principal on the underlying loans or interest on the principal balance of the certificate, or on some other principal balance unrelated to that of the certificate, at the pass-through rate, or both.

  The prospectus supplement will specify for the loans contained in the loan pool:

  .   the range of the dates of origination of the loans;

  .   the range of the loan rates and the weighted average loan rate;

  . the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the cut-off date;

  . the aggregate principal balance of the loans included in the loan pool as of the cut-off date;

  . the weighted average and range of scheduled terms to maturity as of origination and as of the cut-off date;

  . the range of original maturities of the loans and the last maturity date of any loan; and

  .   the geographic location of improved real estate securing the loans.

If the trust includes a pre-funding account, the prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  We will make representations and warranties as to the types and geographical distribution of the loans included in a loan pool and as to the accuracy in all material respects of information furnished to the trustee for each such loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a loan, we will be obligated to cure the breach in all material respects, or to repurchase or substitute for the loan as described below under "Descriptions of the Certificates--Repurchase Option." This repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us. See "Description of the Certificates--Conveyance of Loans."


Conveyance of Loans

  We will transfer to the trustee all our right, title and interest in the loans, including all principal and interest received on or for the loans, other than receipts of principal and interest due on the loans before the cut-off date. On behalf of the trust, as the issuer of the related series of certificates, the trustee, together with the conveyance, will execute and deliver the certificates upon our order. The loans will be as described on a list attached to the pooling and servicing agreement. This list will include the amount of monthly payments due on each loan as of the date of issuance of the certificates, the loan rate on each loan and the maturity date of each loan. This list will be available for inspection by any certificateholder at the principal executive office of the servicer. Before the conveyance of the loans to the trust, our internal audit department will complete a review of all of the loan files confirming the accuracy of the list of loans delivered to the trustee. Any loan discovered not to agree with that list in a manner that is materially adverse to the interests of the certificateholders will be repurchased or substituted by us, or, if the discrepancy relates to the unpaid principal balance of a loan, we may deposit cash in the separate certificate account maintained at an eligible institution in the name of the trustee in an amount sufficient to offset the discrepancy. If the trust includes a pre-funding account, the related prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  Unless otherwise specified in the related prospectus supplement, the trustee or its custodian will maintain possession of the loans and any other documents contained in the loan files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the loans to the trustee, and our accounting records and computer systems will also reflect this sale and assignment.

  Our counsel identified in the applicable prospectus supplement will render an opinion to the trustee that the transfer of the loans from us to the related trust would, if we became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the loans from us to the trust were treated as a pledge to secure borrowings by us, the distribution of proceeds of the loans to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of the proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the loans if the proceeds of the sale could satisfy the amount of the debt deemed owed by us, or the bankruptcy trustee could substitute other collateral in lieu of the loans to secure the debt, or the debt could be subject to adjustment by the bankruptcy trustee if we were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as we specify otherwise in the related prospectus supplement, we will make representations and warranties in the pooling and servicing agreement for each loan as of the related closing date, including that:

  . as of the cut-off date the most recent scheduled payment was made or was not delinquent more than 59 days;

  . no provision of a loan has been waived, altered or modified in any respect, except by instruments or documents included in the loan file and reflected on the list of loans delivered to the trustee;

  . each loan is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors rights generally;

  . no loan is subject to any right of rescission, set-off, counterclaim or defense;

  . each FHA-insured home improvement loan was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA Insurance;

  . each loan was either (a) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to us, (b) was originated by a home equity lender in the ordinary course of such lender's business and assigned to us, or (c) was originated by us directly;

  . no loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the loan or an interest under the pooling and servicing agreement or the certificates unlawful;

  .   each loan complies with all requirements of law;

  . no loan has been satisfied, subordinated to a lower lien ranking than its original position or rescinded;

  . each loan creates a valid and perfected lien on the related improved real estate;

  .   all parties to each loan had full legal capacity to execute the loan;

  . no loan has been sold, conveyed and assigned or pledged to any other person and we have good and marketable title to each loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer the loan to the trustee;

  . as of the cut-off date there was no default, breach, violation or event permitting acceleration under any loan, except for payment delinquencies permitted by the first clause above, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under the loan, and we have not waived any of the foregoing;

  . each loan is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of the loan;

  . each loan contains customary and enforceable provisions to render the rights and remedies of the holder adequate for realization against the collateral;

  . the description of each loan appearing in the list delivered to the trustee is true and correct;

  .   there is only one original of each loan; and

  . each loan was originated or purchased in accordance with our then-current underwriting guidelines.

  Under the terms of the pooling and servicing agreement, if we become aware of a breach of any representation or warranty that materially adversely affects the trust's interest in any loan or receives written notice of a breach from the trustee or the servicer, then we will be obligated either to cure the breach or to repurchase or, if so provided in the prospectus supplement, substitute for the affected loan, in each case under the conditions further described in this prospectus and in the prospectus supplement. This repurchase obligation will constitute the sole remedy available to the trust and the certificateholders for a breach of a representation or warranty under the pooling and servicing agreement for the loans, but not for any other breach by us of our obligations under the pooling and servicing agreement. If a prohibited transaction tax under the REMIC provisions of the IRS code is incurred in connection with the repurchase, distributions otherwise payable to residual certificateholders will be applied to pay the tax. We will be required to pay the amount of the tax that is not funded out of the distributions.

  The repurchase price of a loan at any time means the outstanding principal amount of the loan, without giving effect to any advances made by the servicer or the trustee, plus interest at the applicable pass-through rate on the loan from the end of the due period for which the obligor last made a payment, without giving effect to any advances made by the servicer or the trustee through the end of the immediately preceding due period.

                                USE OF PROCEEDS

  Unless we specify otherwise in the related prospectus supplement, substantially all of the net proceeds to be received from the sale of each series of certificates will be used by us for general corporate purposes, including the origination or acquisition of additional home improvement loans and home equity loans, costs of carrying the loans and loans until sale of the related certificates and to pay other expenses connected with pooling the loans and issuing the certificates.

                        GREEN TREE FINANCIAL CORPORATION

General

  Green Tree is a Delaware corporation which, as of December 31, 1998, had stockholders' equity of approximately $2.2 billion. We purchase, pool, sell and service conditional sales loans for manufactured homes and other consumer installment sales loans, as well as home equity loans. We are the largest servicer of government-insured manufactured housing loans and conventional manufactured housing loans in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, our wholly owned subsidiary. Through our principal office in St. Paul, Minnesota, and service centers throughout the United States, we serve all 50 states. We began financing FHA-insured home improvement loans in April 1989, conventional home improvement loans in September 1992 and home equity loans in January 1996. We also purchase, pool and service installment sales loans for various consumer products. Our principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-
3400). Our quarterly and annual reports are available upon written request.

  The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference the following documents into this prospectus and the prospectus supplement:

  . Green Tree Financial Corporation's annual report on Form 10-K for the year ended December 31, 1998.

  . Green Tree Financial Corporation's quarterly report on Form 10-Q for the quarter ended March 31, 1999.

  All documents filed by the servicer, on behalf of any trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the certificates issued by that trust, will be incorporated by reference into this prospectus.

  We will provide you, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, exhibits to those documents. Please direct your requests for copies to John Dolphin, Vice President and Director of Investor Relations, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (651) 293-3400.

  Federal securities law requires the filing of information with the SEC, including annual, quarterly and special reports (including those referred to above as being incorporated by reference), proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy these reports and other information at the following regional offices of the SEC:

     New York Regional                    Chicago Regional Office
     Office
                                          Citicorp Center

     Seven World Trade                    500 West Madison Street, Suite
     Center                               1400

     Suite 1300                           Chicago, IL 60661

     New York, NY 10048

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

Loan Origination

  We arrange to purchase certain loans from home improvement contractors located throughout the United States. Through our centralized loan processing operations in St. Paul, Minnesota, our regional sales managers contact home improvement contractors and explain our available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize our available customer financing, the contractor must make an application for contractor approval. We have a contractor approval process under which the financial condition, business experience and qualifications of the contractor are reviewed before their approval to sell loans to us. In addition, we have a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. We also review monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to loans sold to us. We occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All loans that we originate are written on forms provided or approved by us and are purchased on an individually approved basis in accordance with our guidelines. The contractor submits the customer's credit application and construction loan to our office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by us in June 1993. If we determine that the application meets our underwriting guidelines and applicable FHA regulations (for FHA-insured loans) and the credit is approved, we purchase the loan from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, we follow up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by us include:

  .   exterior renovations, including windows, siding and roofing,

  .   pools and spas,

  .   kitchen and bath remodeling, and

  .   room additions and garages.

We may also, under certain limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an FHA-insured home improvement loan with respect to a single family property currently may not exceed $25,000 without specific FHA approval, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit or a $48,000 limit for four units of owner-occupied multiple-family homes. Certain other criteria for home improvement loans eligible for FHA Insurance are described under the caption "Description of FHA Insurance."

  We began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The original principal amount of a conventional secured home improvement loan may not exceed $40,000 for our secured no equity lien program, and $100,000 for our secured equity lien program, unless a higher amount financed is approved by senior management. The original principal amount of a conventional home improvement loan may not exceed $100,000 for our secured lien program, unless a higher amount financed is approved by senior management. We require that any secured home improvement loan be secured by a recorded lien, which may be a first, second or (with respect to FHA-insured loans and some conventional loans of $30,000 or less) third lien, on the improved real estate.

  Our underwriting guidelines and credit scoring process weight significantly the applicant's creditworthiness and place less weight on the available equity in the related real estate being improved. While it is our policy not to exceed 100% in loan-to-value ratio on any loan, a substantial portion of the home improvement loans are expected to have loan-to-value ratios of 90% or more when considering the estimated value of the real estate, other liens senior to that of the home improvement loan, and the improvements being financed. Because we do not require appraisals on most home improvement loans with loan amounts of less than $30,000, which home improvement loans are expected to comprise a substantial portion of any loan pool, and given the many other factors that can affect the value of property securing a conventional home improvement loan, the related prospectus supplement will not provide detailed disclosure of loan-to-value ratios on the home improvement loans.

  We have originated closed-end home equity loans since January 1996. As of
December 31, 1998, we had approximately $              aggregate principal
amount of outstanding closed-end home equity loans.

  Through a system of regional offices, we market our home equity lending directly to consumers using a variety of marketing techniques. We also review and re-underwrite loan applications forwarded by correspondent lenders.

  Our credit approval process analyzes both the equity position of the requested loan, including both the priority of the lien and the combined loan-to-value ratio, and the applicant's creditworthiness; to the extent the requested loan would have a less or more favorable equity position, the creditworthiness of the borrower must be stronger or may be weaker. The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

                              YIELD CONSIDERATIONS

  The pass-through rates and the weighted average loan rate of the loans, as of the related cut-off date relating to each series of certificates are listed in the related prospectus supplement.

  The prospectus supplement for each series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of certificates which we may offer, such as interest only certificates, principal only certificates, and fast pay/slow pay certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying loans. If stated in the related prospectus supplement, the yield on some types of certificates which we may offer could change and may be negative under some prepayment rate scenarios. Accordingly, some types of certificates may not be legal or appropriate investments for financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations" in this prospectus and in the prospectus supplement. In addition, the timing of changes in the rate of prepayment on the loans included in a loan pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on loans occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless we describe otherwise in an applicable prospectus supplement, all of the loans will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Loans generally may be prepaid in full or in part without penalty. FHA-insured home improvement loans may be prepaid at any time without penalty. We have no significant experience with the rate of principal prepayments on home improvement loans or home equity loans. Because the loans have scheduled due dates throughout the calendar month, and because, unless otherwise specified in the related prospectus supplement, all principal prepayments will be passed through to certificateholders of the related series on the payment date following the due period in which the principal prepayment occurred, prepayments on the loans would affect the amount of funds available to make distributions on the certificates on any payment date only if a substantial portion of the loans prepaid before their respective due dates in a particular month, thus paying less than 30 days' interest for that due period, while very few loans prepaid after their respective due dates in that month. In addition, liquidations of defaulted loans or the servicer's or our exercise of its option to repurchase the entire remaining pool of loans will affect the timing of principal distributions on the certificates of a series. See "Description of the Certificates--Repurchase Option."

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be set forth in the prospectus supplement for a series of certificates. Although the related prospectus supplement will specify the prepayment assumptions used to price any series of certificates, we cannot assure you that the loans will prepay at that rate, and it is unlikely that prepayments or liquidations of the loans will occur at any constant rate.

  See "Description of the Certificates--Repurchase Option" for a description of our or the servicer's option to repurchase the loans comprising part of a trust when the aggregate outstanding principal balance of the loans is less than a specified percentage of the initial aggregate outstanding principal balance of the loans as of the related cut-off date. See also "The Trust--The Loan Pools" for a description of our obligations to repurchase a loan in case of a breach of a representation or warranty relative to that loan.

                        DESCRIPTION OF THE CERTIFICATES

  Each series of certificates will be under a separate pooling and servicing agreement to be entered into among us, as seller and servicer, and the trustee named in the applicable prospectus supplement, and other parties as are described in the applicable prospectus supplement. The following summaries describe provisions expected to be common to each pooling and servicing agreement and the related certificates, but do not claim to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related pooling and servicing agreement and its description set forth in the related prospectus supplement. The provisions of the form of pooling and servicing agreement filed as an exhibit to the registration statement of which this prospectus is a part that are not described herein may differ from the provisions of any actual pooling and servicing agreement. The material differences will be described in the related prospectus supplement. Capitalized terms used in this prospectus shall have the meanings given to them in the form of pooling and servicing agreement filed as an exhibit to the registration statement.

  Each series of certificates will have been rated in the rating category by the rating agency or agencies specified in the related prospectus supplement.

General

  The certificates may be issued in one or more classes. If the certificates of a series are issued in more than one class, the certificates of all or less than all of such classes may be sold under this prospectus, and there may be separate prospectus supplements relating to one or more of the classes sold. When we refer to the prospectus supplement relating to a series comprised of more than one class it should be understood to refer to each of the prospectus supplements relating to the classes sold under this prospectus. When we refer to the certificates of a class it should be understood to refer to the certificates of a class within a series or all of the certificates of a single-class series, as the context may require.

  The certificates of each series will be issued in fully registered form only and will represent the interests specified in the related prospectus supplement in a separate trust created pursuant to the related pooling and servicing agreement. The trust will be held by the trustee for the benefit of the certificateholders. Except as otherwise specified in the related prospectus supplement, the certificates will be freely transferable and exchangeable at the corporate trust office of the trustee at the address listed in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each loan pool may be evidenced by one or more classes of certificates, each representing the interest in the loan pool specified in the related prospectus supplement. Each series of certificates may include one or more classes of subordinated certificates which are subordinated in right of distribution to one or more other classes of senior certificates as provided in the related prospectus supplement. A series that is both senior and subordinate are mezzanine certificates, which are subordinated to one or more classes of certificates and are senior to one or more classes of certificates. The prospectus supplement for a series of mezzanine certificates will describe the extent to which they are subordinated, which may include a formula for determining the subordinated amount or for determining the allocation of the amount available among senior certificates and subordinated certificates, the allocation of losses among the classes of subordinated certificates, the period or periods of such subordination, the minimum subordinated amount, and any distributions or payments which will not be affected by any subordination. The protection afforded to the senior certificateholders from the subordination feature described above will be effected by the preferential right of the certificateholders to receive current distributions from the loan pool. If a series of certificates contains more than one class of subordinated certificates, losses will be allocated among the classes in the manner described in the prospectus supplement. If specified in the applicable prospectus supplement, mezzanine certificates or other classes of subordinated certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered under this prospectus and the prospectus supplement.

  If specified in a prospectus supplement, a series of certificates may include one or more classes which:

  (1) are entitled to receive distributions only in respect of principal, interest, or any combination of the two, or in specified proportions of the payments;

  (2) are entitled to receive distributions of principal before or after specified principal distributions have been made on one or more other classes within a series, or on a planned amortization schedule, or targeted amortization schedule, or upon the occurrence of other specified events.

The prospectus supplement will list the pass-through rate at which interest will be paid to certificateholders of each class of a given series. The pass-through rate may be fixed, variable or adjustable, as specified in the related prospectus supplement.

  The related prospectus supplement will specify the minimum denomination or initial principal amount of loans evidenced by a single certificate of each class of certificates of a series.

  Distributions of principal and interest on the certificates will be made on the payment dates listed in the related prospectus supplement to the persons in whose names the certificates are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register, or, as described in the related prospectus supplement, by wire transfer, except that the final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the final distribution notice to certificateholders.

Global Certificates

  The certificates of a class may be issued in whole or in part in the form of one or more global certificates that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary identified in the related prospectus supplement. The description of the certificates contained in this Prospectus assumes that the certificates will be issued in definitive form.

  Global certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a certificate in definitive form, a global certificate may not be transferred except as a whole by the depositary for the global certificate to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary.

  The specific terms of the depositary arrangement for any certificates of a class will be described in the related prospectus supplement. It is anticipated that the following provisions described in this subsection will apply to all depositary arrangements:

  Upon the issuance of a global certificate, the depositary for the global certificate will credit, on its book-entry registration and transfer system, the respective denominations of the certificates represented by the global certificate to the accounts of institutions that have accounts with the depositary. Ownership of beneficial interests in a global certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global certificate or by participants or persons that hold through participants. The laws of some states require that purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global certificate.

  So long as the depositary for a global certificate, or its nominee, is the owner of the global certificate, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the certificates represented by the global certificate for all purposes under the pooling and servicing agreement relating to those certificates. Except as described in the paragraph below, owners of beneficial interests in a global certificate will not be entitled to have certificates of the series represented by a global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificates of that series in definitive form and will not be considered the owners or holders under the pooling and servicing agreement governing those certificates.

  Distributions or payments on certificates registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner for the holder of the global certificate representing the certificates. In addition, all reports required under the applicable pooling and servicing agreement to be made to certificateholders, as described below under "Reports to Certificateholders," will be delivered to the depositary or its nominee, as the case may be. We, the servicer, the trustee, or any agent, including any applicable certificate registrar or paying agent, will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for providing reports to the related beneficial owners.

  We expect that the depositary for certificates of a class, upon receipt of any distribution or payment in respect of a global certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the global certificate as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global certificate held through participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in street name, and will be the responsibility of the participants.

  If a depositary for certificates of a class is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by or on behalf of us within the time period specified in the pooling and servicing agreement, we will cause to be issued certificates of that class in definitive form in exchange for the related global certificate or certificates. In addition, we may at any time and in our sole discretion determine not to have any certificates of a class represented by one or more global certificates and, if this occurs, will cause to be issued certificates of that class in definitive form in exchange for the related global certificate or certificates. Further, if we specify that the certificates of a class, an owner of a beneficial interest in a global certificate representing certificates of that class may, on terms acceptable to us and the depositary for the global certificate, receive certificates of that class in definitive form. If this occurs, an owner of a beneficial interest in a global certificate will be entitled to physical delivery in definitive form of certificates of the class represented by the global certificate equal in denominations to the beneficial interest and to have the certificates registered in its name.

Payments on Loans

  Each certificate account will be a trust account established by the servicer as to each series of certificates in the name of the trustee:

  (1) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated within the two highest rating categories, or other rating category as will not adversely affect the ratings assigned to the certificates, by each rating agency rating the certificates of that series,

  (2)  with the trust department of a national bank,

  (3) in an account or accounts the deposits in which are fully insured by the FDIC,

  (4) in an account or accounts the deposits in which are insured by the FDIC, to the limits established by the FDIC, the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the certificate account is maintained or

  (5) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant certificates.

The collateral eligible to secure amounts in the certificate account is limited to United States government securities and other high-quality investments specified in the applicable pooling and servicing agreement. A certificate account may be maintained as an interest-bearing account, or the funds held in the account may be invested pending each succeeding payment date in eligible investments.

  Unless we specify otherwise in the prospectus supplement, the servicer will deposit in the certificate account on a daily basis all proceeds and collections received or made by it subsequent to the cut-off date, including scheduled payments of principal and interest due after the cut-off date but received by the servicer on or before the cut-off date, including:

  (1) all obligor payments on account of principal, including principal prepayments, on the loans;

  (2)  all obligor payments on account of interest on the loans;

  (3)  all FHA Insurance payments received by the servicer;

  (4) all amounts received and retained for the liquidation of defaulted loans, net of liquidation expenses;

  (5) any advances made as described under "Advances" below and other amounts required under the pooling and servicing agreement to be deposited in the certificate account;

  (6) all amounts received from any credit enhancement provided on a series of certificates; and

  (7) all proceeds of any loan or property acquired or repurchased by the servicer or us, as described under "Conveyance of Loans" above or under "Repurchase Option" below.

Distributions on Certificates

  Except as we provide otherwise in the prospectus supplement, on each payment date for a series of certificates, the trustee will withdraw from the applicable certificate account and distribute to the certificateholders of that series of record on the preceding record date an amount equal to, in the aggregate, the amount available for that payment date. Unless we specify otherwise in the applicable prospectus supplement, the amount available for a payment date is an amount equal to the sum of all amounts on deposit in the certificate account as of the seventh business day following the end of the related due period, or another date as may be specified in the related prospectus supplement, except:

  (1) all payments on the loans that were due on or before the cut-off date;

  (2) all payments or collections received after the due period preceding the month in which the payment date occurs;

  (3) all scheduled payments of principal and interest due on a date or dates subsequent to the due period preceding the determination date;

  (4) amounts representing reimbursement for advances, such reimbursement being limited, if so specified in the related prospectus supplement, to amounts received on particular loans as late collections of principal or interest as to which the servicer has made an unreimbursed advance; and

  (5)  amounts representing reimbursement for any unpaid servicing fee.

In the case of a series of certificates which includes only one class, the amount available for each distribution or payment date will be distributed pro rata to the holders of the certificates. In the case of any other series of certificates, the amount available for each payment date will be allocated and distributed to holders of the certificates of the series according to the method and in the order of priority specified in the applicable prospectus supplement. We refer to the amount of principal and interest specified in the related prospectus supplement to be distributed to certificateholders as the certificate distribution amount.

  Within the time specified in the pooling and servicing agreement and described in the related prospectus supplement, the servicer will furnish a statement to the trustee listing the amount to be distributed on the related payment date on account of principal and interest, stated separately, and a statement listing information about the loans.

Example of Distributions

  The following is an example of the flow of funds as it would relate to a hypothetical series of certificates issued, and with a cut-off date occurring, in March 1999. All weekdays are assumed to be business days. The initial principal balance of the loan pool will be the aggregate principal balance of the loans at the close of business on the cut-off date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the loan pool and will not be passed through to certificateholders. Scheduled payments and principal prepayments may be received at any time during this period and will be deposited in the certificate account by the servicer for distribution to certificateholders. When a loan is prepaid in full, interest on the amount prepaid is collected from the obligor only to the date of payment. Distributions on April 15 will be made to certificateholders of record at the close of business on the last business day of March, being the month immediately preceding the month of distribution. On April 9, the seventh business day following the end of the prior due period, the servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the servicer may advance funds to cover any delinquencies, in which event the distribution to certificateholders on April 15 will include the full amounts of principal and interest due during March. The servicer will also calculate any changes in the relative interests evidenced by the senior certificates and the subordinated certificates in the trust. On April 15, the amounts determined on April 9 will be distributed to certificateholders.

March 1............................................. Cut-off date.
March 1-31.......................................... Due period. Servicer receives scheduled payments
                                                     on the loans and any
                                                     principal prepayments made
                                                     by obligors and applicable
                                                     interest thereon.
March 31............................................ Record date.
April 9............................................. Determination date.
                                                     Distribution amount
                                                     determined.
April 15............................................ Payment date.

  Succeeding months follow the pattern of the due period through the payment date. The flow of funds with respect to any series of certificates may differ from the above example, as specified in the related prospectus supplement.

Reports to Certificateholders

  The trustee will forward to each certificateholder on each payment date, or as soon thereafter as is practicable, as specified in the related prospectus supplement, a statement listing the following information:

  (1) the amount of distribution which constitutes monthly principal, specifying the amounts constituting scheduled payments by obligors, principal prepayments on the loans, and other payments on the loans;

  (2) the amount of such distribution which constitutes monthly interest;

  (3) the remaining principal balance represented by the certificateholder's interest;

  (4) our FHA Insurance reserve amount;

  (5) the amount of fees payable out of the trust;

  (6) the pool factor, a percentage derived from a fraction the numerator of which is the remaining principal balance of the certificates and the denominator of which is the initial principal amount of the certificates, immediately before and immediately after the payment date;

  (7) the number and aggregate principal balance of loans delinquent (a) 31-59 days, (b) 60-89 and (c) 90 or more days;

  (8) the number of loans liquidated during the due period ending immediately before the payment date;

  (9) other customary factual information as is necessary to enable certificateholders to prepare their tax returns; and

  (10) such other customary factual information available to the servicer without unreasonable expense as is necessary to enable certificateholders to comply with regulatory requirements.

Advances

  Unless we specify otherwise in the prospectus supplement, to the extent that collections on a loan in any due period are less than the scheduled payment due, the servicer will be obligated to make an advance of the uncollected portion of the scheduled payment. The servicer will be obligated to advance a delinquent payment on a loan only to the extent that the servicer, in its sole discretion, expects to recoup such advance from subsequent collections on the loan or from liquidation proceeds of the loans. The servicer will deposit any advances in the certificate account no later than one business day before the following payment date. The servicer will be entitled to recoup its advances on a loan from subsequent payments by or on behalf of the obligor and from liquidation proceeds, including FHA

Insurance payments or foreclosure resale proceeds, if any, of the loan, and will release its right to reimbursements in conjunction with the purchase of the loan by us for breach of representations and warranties. If the servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the obligor or from liquidation proceeds, including FHA Insurance payments or foreclosure resale proceeds of the loan, the servicer will be entitled to reimbursement from payments on other loans or from other funds available.

  Unless we specify otherwise in the prospectus supplement, if the servicer fails to make an advance required under the pooling and servicing agreement, the trustee will be obligated to deposit the amount of the advance in the certificate account on the payment date. The trustee will not be obligated to deposit any amount if:

  (1) the trustee does not expect to recoup the advance from subsequent collections on the loan or from liquidation proceeds or

  (2) the trustee determines that it is not legally able to make the advance.

Indemnification

  The pooling and servicing agreement requires us to defend and indemnify the trust, the trustee, including any agent of the trustee and the certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation:

  (1) arising out of or resulting from the use or ownership by us or the servicer or any affiliate of any real estate related to a loan and

  (2) for any taxes which may at any time be asserted for, and as of the date of, the transfer of the loans to the trust, but not including any federal, state or other tax arising out of the creation of the trust and the issuance of the certificates.

  The pooling and servicing agreement also requires the servicer, in its duties as servicer of the loans, to defend and indemnify the trust, the trustee and the certificateholders, which indemnification will survive any removal of the servicer as servicer of the loans, against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, for any action taken by the servicer on any loan while it was the servicer.

Servicing

  Under to the pooling and servicing agreement, the servicer will service and administer the loans assigned to the trustee as more fully described below in this section. The servicer will perform diligently all services and duties specified in each pooling and servicing agreement, in the same manner as prudent lending institutions of home improvement loans and home equity loans of the same type as the loans in those jurisdictions where the related real properties are located or as otherwise specified in the pooling and servicing agreement.

The duties to be performed by the servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure of loans.

  The servicer will make reasonable efforts to collect all payments called for under the loans and, consistent with the pooling and servicing agreement and any FHA Insurance, will follow the collection procedures as it follows for mortgage loans or loans serviced by it that are comparable to the loans.

  Evidence as to Compliance. Unless we specify otherwise in the prospectus supplement, each pooling and servicing agreement will require the servicer to deliver to the trustee a monthly report before each payment date, describing information about the loan pool and the certificates of the series as is specified in the related prospectus supplement. Each report to the trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of the report and stating that the servicer has not defaulted in the performance of its obligations under the pooling and servicing agreement. On or before May 1 of each year, the servicer will deliver to the trustee a report of a nationally recognized accounting firm stating that the firm has examined documents and records relating to the servicing of home improvement loans and home equity loans serviced by the servicer under pooling and servicing agreements similar to the pooling and servicing agreement and stating that, on the basis of those procedures, the servicing has been conducted in compliance with the pooling and servicing agreement, except for any exceptions described in the report.

  Certain Matters Regarding the Servicer. The servicer may not resign from its obligations and duties under the pooling and servicing agreement except upon a determination that its duties under the agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. The servicer can only be removed as servicer upon the occurrence of an event of termination as discussed below under "--Events of Termination."

  The servicer shall keep in force throughout the term of the pooling and servicing agreement:

  (1) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the pooling and servicing agreement, and

  (2) a fidelity bond.

The policy or policies and the fidelity bond shall be in the form and amount as is generally customary among persons which service a portfolio of home improvement loans and home equity loans having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the loans, the servicer will receive servicing fees which include a monthly servicing fee, which we may assign, for each due period, paid on the next succeeding payment date, equal to 1/12th of the product of the annual servicing fee rate described in the prospectus supplement and the pool scheduled principal balance for the payment date. As long as we are the servicer, the trustee will pay us its monthly servicing fee from any monies remaining after the certificateholders have received all payments of principal and interest for the payment date.

  The monthly servicing fee provides compensation for customary third-party servicing activities to be performed by the servicer for the trust, for additional administrative services performed by the servicer on behalf of the trust and for expenses paid by the servicer on behalf of the trust.

  Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each loan. Administrative services performed by the servicer on behalf of the trust include selecting and packaging the loans, calculating distributions to certificateholders and providing related data processing and reporting services for certificateholders and on behalf of the trustee. Expenses incurred in connection with servicing of the loans and paid by us from our monthly servicing fees include payment of FHA insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in the enforcement of loans or foreclosure on collateral relating thereto, including submission of FHA insurance claims, payment of trustee's fees, and payment of expenses incurred in distributions and reports to certificateholders, except that the servicer shall be reimbursed out of the liquidation proceeds of a liquidated loan, including FHA insurance proceeds, for customary out-of-pocket liquidation expenses incurred by it.

  Events of Termination. Except as we specify otherwise in the prospectus supplement, events of termination under each pooling and servicing agreement will occur if:

  (1) the servicer fails to make any payment or deposit required under the pooling and servicing agreement, including an advance, and such failure continues for four business days;

  (2) the servicer fails to observe or perform in any material respect any other covenant or agreement in the pooling and servicing agreement which continues unremedied for 30 days;

  (3) the servicer conveys, assigns or delegates its duties or rights under the pooling and servicing agreement, except as specifically permitted under the pooling and servicing agreement, or attempts to make such a conveyance, assignment or delegation;

  (4) a court having jurisdiction in the premises enters a decree or order for relief in respect of the servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator, or similar official, of the servicer or enters a decree or order for any substantial liquidation of its affairs;

  (5) the servicer begins a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing;

  (6)  the servicer fails to be an eligible servicer; or

  (7) if we are the servicer, our servicing rights under its master seller-servicer loan with GNMA are terminated.

The servicer will be required under the pooling and servicing agreement to give the trustee and the certificateholders notice of an event of termination promptly upon the occurrence of the event.

  Rights Upon Event of Termination. Except as we specify otherwise in the prospectus supplement, so long as an event of termination remains unremedied, the trustee may, and at the written direction of certificateholders representing 25% or more of the aggregate certificate principal balance of a series shall, terminate all of the rights and obligations of the servicer under the related pooling and servicing agreement and in and to the loans, and the proceeds of the loans, at which time, subject to applicable law regarding the trustee's ability to make advances, the trustee or a successor servicer under the pooling and servicing agreement will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that neither the trustee nor any successor servicer will assume our obligation to repurchase loans for breaches of representations or warranties, and the trustee and such successor servicer will not be liable for any acts or omissions of the prior servicer occurring before a transfer of the servicer's servicing and related functions or for any breach by the servicer of any of its obligations contained in the pooling and servicing agreement. In addition, the trustee will notify FHA of our termination as servicer of the loans and will request that our portion FHA Insurance reserves allocable to the FHA-insured home improvement loans be transferred to the trustee or a successor servicer. See "Description of FHA Insurance." Notwithstanding the termination, the servicer shall be entitled to payment of certain amounts payable to it before the termination, for services rendered before the termination. No termination will affect in any manner our obligation to repurchase certain loans for breaches of representations or warranties under the pooling and servicing agreement. If the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer. Pending appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the servicer under the pooling and servicing agreement.

  The trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any of the holders of certificates, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.

Repurchase Option

  Unless we specify otherwise in the prospectus supplement, each pooling and servicing agreement will provide that on any payment date on which the pool scheduled principal balance is less than 10% of the cut-off date pool principal balance, we or the servicer will have the option to repurchase, on 30 days' prior written notice to the trustee, all outstanding loans in the related loan pool at a price equal to the greatest of:

  (1) the principal balance of the loans on the prior payment date plus 30 days' accrued interest thereon at the applicable pass-through rate and any delinquent payments of interest, plus the fair market value, as determined by the servicer, of any acquired properties,

  (2)  the fair market value of all of the assets of the trust, and

  (3) an amount equal to the aggregate certificate principal balance of the related certificates plus interest on the certificates payable on and prior to the payment date occurring in the month after the repurchase, less amounts on deposit in the certificate account and available to pay the principal and interest.

Such price will be paid on the payment date on which the purchase occurs to the certificateholders of record on the last business day of the immediately preceding due period in immediately available funds against the trustee's delivery of the loans and any acquired properties to the servicer. The distribution of the purchase price to certificateholders will be in lieu of any other distribution to be made on the payment date on the related loans.

Amendment

  Unless we specify otherwise in the prospectus supplement, the pooling and servicing agreement may be amended by us, the servicer and the trustee without the consent of the certificateholders:

  (1) to cure any ambiguity; or

  (2) to correct or supplement any provision in the agreement that may be inconsistent with another provision; or

  (3) if an election has been made for a particular series of certificates to treat the trust as a REMIC within the meaning of Section 860D(a) of the IRS code, to maintain the REMIC status of the trust and to avoid the imposition of certain taxes on the REMIC; or

  (4) to make any other provisions for matters or questions arising under such pooling and servicing agreement that are not inconsistent with its provisions, provided that the action will not adversely affect in any material respect the interests of the certificateholders of the related series.

  Unless we specify otherwise in the prospectus supplement, the pooling and servicing agreement may also be amended by us, the servicer and the trustee with the consent of the certificateholders, other than holders of residual certificates, representing 66 2/3% or more of the aggregate certificate principal balance of a series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment that reduces in any manner the amount of, or delays the timing of, any payment received on loans which are required to be distributed on any certificate may be effective without the consent of the holders of each certificate.

Termination of the Agreement

  The obligations created by each pooling and servicing agreement will terminate, after distribution of all monthly principal and monthly interest then due to certificateholders, on the earlier of:

  (1) the payment date after the later of the final payment or other liquidation of the last loan or the disposition of all property acquired upon foreclosure of any loan; or

  (2) the payment date on which we or the servicer repurchase the loans as described under "Description of the Certificates--Repurchase Option." However, our representations, warranties and indemnities will survive any termination of the pooling and servicing agreement.

The Trustee

  The prospectus supplement for a series of certificates will specify the trustee under the related pooling and servicing agreement. The trustee may have customary commercial banking relationships with us or our affiliates and the servicer or its affiliates.

  The trustee may resign at any time, in which event we will be obligated to appoint a successor trustee. We may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

  The trustee will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the certificates or any loan, loan file or related documents, and will not be accountable for the use or application by us of any funds paid to us, as seller, in consideration of the conveyance of the loans, or deposited into or withdrawn from the certificate account by the servicer. If no event of termination has occurred, the trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform as to form to the requirements of the pooling and servicing agreement. Whether or not an event of termination has occurred, the trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.

  Under the pooling and servicing agreement, the servicer agrees to pay to the trustee on each payment date:

  . reasonable compensation for all services rendered by it under the agreement, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust; and

  . reimbursement for all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with any provision of the pooling and servicing agreement, including FHA Insurance premiums not paid by the servicer and reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense, disbursement or advance as may be attributable to the trustee's negligence or bad faith.

We have agreed to indemnify the trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust and the trustee's duties, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the trustee's powers or duties.

                          DESCRIPTION OF FHA INSURANCE

  Some of the home improvement loans may be FHA-insured, the payments upon which are insured by the FHA under Title I of the National Housing Act and are subject to the following discussion.

  The insurance available to any trust will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA Insurance by us, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by us. Our reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by us. In the pooling and servicing agreement, we will agree to pay all FHA Insurance premiums required by FHA regulations. If we fail to pay any premium, the trustee or the successor servicer for each series is obligated to pay the premium and is entitled to be reimbursed by us and from collections on the related home improvement loans.

  As of December 31, 1998, our FHA Insurance reserve amount was equal to
approximately $     . These insurance reserves were available to cover losses
on approximately $      of FHA-insured manufactured housing loans and
approximately $      of FHA-insured home improvement loans, including the FHA-
insured home improvement loans that may be owned by a trust. If an event of termination, as defined under "Description of the Certificates--Events of Termination" occurs, each trustee will notify FHA of Green Tree's termination as servicer of the related FHA-insured home improvement loans and will request that the portion of our FHA Insurance reserves allocable to the FHA-insured home improvement loans be transferred to the trustee or a successor servicer. Although each trustee will request a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit the transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in such event, and there can be no assurance that any reserve amount, if transferred to the trustee or a successor servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured home improvement loans. It is likely that the trustee or any successor servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking," segregating reserves so that they will not be commingled with the reserves of the transferee, if it is in FHA's interest to do so.

  In general, FHA will insure property improvement loans up to $25,000 for a single-family property, with a maximum term of 20 years. FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multiple-family homes. If the loan amount is $15,000 or more, FHA requires a drive-by appraisal, the current tax assessment value, or a full uniform residential appraisal report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured home improvement loan the servicer may, subject to certain conditions, either commence foreclosure proceedings against the improved property securing the loan, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the secretary of HUD. The availability of FHA Insurance following a default on an FHA-insured home improvement loan is subject to a number of conditions, including strict compliance by us with FHA regulations in originating and servicing the home improvement loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA Insurance claim. Prior to declaring an FHA-insured home improvement loan in default and submitting a claim to FHA, the servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice before declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In that event, we will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation--Loan Origination," We do not purchase a home improvement loan until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related trust must assign its entire interest in the home improvement loan to the United States. In general, the claim payment will equal 90% of the sum of:

  (1) the unpaid principal amount of the home improvement loan at the date of default and uncollected interest computed at the loan rate earned to the date of default;

  (2) accrued and unpaid interest on the unpaid amount of the home improvement loan from the date of default to the date of submission of the claim plus 15 calendar days, but in no event more than nine months, computed at a rate of 7% per annum;

  (3)  uncollected court costs;

  (4)  legal fees, not to exceed $500; and

  (5) expenses for recording the assignment of the lien to the United States, if applicable.

           CERTAIN LEGAL ASPECTS OF THE LOANS; REPURCHASE OBLIGATIONS

  As a result of our conveyance and assignment of a pool of loans to a trust, the certificateholders of such series, as the beneficial owners of the trust, will succeed collectively to all of the rights thereunder, including the right to receive payment on the loans. The following discussion contains summaries of certain legal aspects of home improvement loans and home equity loans secured by residential properties which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured home improvement loans. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real estate securing the loans may be situated or which may govern any loan. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

Mortgages and Deeds of Trust

  The loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, such as, the payment of the indebtedness secured. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment loan evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases for deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor, similar to a mortgagor, and a grantee, similar to a mortgagee. Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to the instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

Subordinate Mortgages; Rights of Senior Mortgagees or Beneficiaries

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the loans in any loan pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the related trust, and therefore the certificateholders, as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure the default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although we generally do not cure defaults under a senior mortgage or deed of trust, it is our standard practice to protect our interest by attending any foreclosure sale and bidding for property only if it is in our best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like ours, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a future advance clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an obligatory or optional advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a credit limit amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. If the mortgagor or trustor fails to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

Subordinate Financing

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.

  . First, the borrower may have difficulty servicing and repaying multiple loans.

  . Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

  . Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.

The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Foreclosure

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action establishes a waiver, or fraud, bad faith, oppressive or unconscionable conduct and warrants a court of equity to refuse affirmative relief to the mortgagee. In some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, before a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, before the sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Some states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner before the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Individual state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from the sale may be reduced by the receipt of any mortgage insurance proceeds.

  A second or third mortgagee may not foreclose on the property securing a second or first mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages before or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, for those loans which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related trust with respect to its acquisition, by foreclosure or otherwise, and disposition of real property securing a loan, and any taxes or fees imposed may reduce liquidation proceeds with respect to the property, as well as distributions payable to the certificateholders.

Second or Third Mortgages

  The loans may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the certificateholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the loan. See "-- Foreclosure" herein.

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their equity of redemption. The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay the costs of the action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale under a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised before foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

  Individual states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies on the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, under the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default of a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the property had yet occurred, before the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The IRS code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The bankruptcy code also provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Consumer Protection Laws with respect to Loans

  Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994, which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some loans included in a loan pool may be subject to these provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of these regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the loan.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The holder-in-due-course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit loan which is the seller of goods which gave rise to the transaction, and lenders and assignees, to transfer the loan free of notice of claims by the debtor. The effect of this rule is to subject the assignee of the loan to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a loan; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trust against obligor. The home protection act provides that assignees of high-interest, non-purchase money mortgage loans, which may include some home improvement loans are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the home protection act.

Enforceability of Certain Provisions

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA-insured home improvement loans, in some states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the pooling and servicing agreement, late charges, to the extent permitted by law and not waived by us will be retained by us as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

  It is our practice with some of the home improvement loans to defer the first payment for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment loans.

Due-on-Sale Clauses

  All of the loan documents will contain due-on-sale clauses unless the prospectus supplement indicates otherwise. These clauses permit the servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982, which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans, including the home improvement loans, made after the effective date of the Garn-St. Germain Act are enforceable within some limitations as described in the Garn-St. Germain Act and its regulations.

  By virtue of the Garn-St. Germain Act, the servicer generally may be permitted to accelerate any home improvement loan which contains a due-on-sale clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including:

  . the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase;

  . a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property;

  . a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property;

  . the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that such lien or encumbrance is not created under a loan for deed;

  . a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; and

  . other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder.

As a result, a lesser number of loans which contain due-on-sale clauses may extend to full maturity than earlier experience would indicate for single-family mortgage loans. However, we cannot predict the extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the loans.

  The inability to enforce a due-on-sale clause may result in home improvement loans bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the loans and the number of loans which may be outstanding until maturity.

  Although Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that, subject to specific conditions, state usury limitations shall not apply to FHA-insured loans and to first mortgage secured conventional loans if the loan is defined as a federally related mortgage loan, a number of states have adopted legislation overriding Title V's exemptions, as permitted by Title V. We will represent and warrant in each pooling and servicing agreement that all loans comply with any applicable usury limitations.

Environmental Legislation

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended and under some state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Additionally, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and then become owners of collateral property, courts are inconsistent as to whether ownership renders the secured creditor exemption unavailable. Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates in some circumstances if such cleanup costs were incurred. Moreover, some states by statute impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs, an "environmental lien." All subsequent liens on the property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have has not made and will not make these evaluations before the origination of the loans. Neither we nor any replacement servicer will be required by any pooling and servicing agreement to undertake any such evaluations before foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not foreclose on related real property or accept a deed-in-lieu of foreclosure if we know or reasonably believe that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period. In the event that the Relief Act or similar legislation applies to any loan which goes into default, there may be delays in payment on the certificates. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders.

Repurchase Obligations

  We will represent and warrant that each FHA-insured home improvement loan was originated in compliance with FHA regulations and is covered by FHA Insurance. In the event FHA were to deny insurance coverage on an FHA-insured home improvement loan due to a violation of FHA regulations in originating or servicing such home improvement loans, such violation would constitute a breach of a representation and warranty under the pooling and servicing agreement and would create an obligation of us to repurchase such home improvement loan unless the breach is cured. See "Description of the Certificates--Conveyance of Loans."

  In addition, we will also represent and warrant under each pooling and servicing agreement that each loan complies with all requirements of law. If any obligor has a claim against the related trust for violation of any law and the claim materially adversely affects the trust's interest in a loan, such violation would constitute a breach of a representation and warranty under the pooling and servicing agreement and would create an obligation to repurchase the loan unless the breach is cured. See "Description of the Certificates-- Conveyance of Loans."

                           ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974 imposes requirements on employee benefit plans subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by such plans. Among other requirements, ERISA mandates that the assets of plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those plans. ERISA also imposes duties on persons who are fiduciaries of the plans. Under ERISA, and subject to exemptions not relevant to this offering, any person who exercises any authority or control over the management or disposition of the assets of a Plan is considered to be a fiduciary of the plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of plans be invested and managed for the exclusive benefit of plan participants and beneficiaries, a determination by the plan fiduciary that any such investment is permitted under the governing plan instruments and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio. Some employee benefit plans, such as governmental plans, as defined in ERISA Section 3(32) and certain church plans, as defined in ERISA
Section 3(33), are not subject to ERISA. Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described above and in the paragraphs below, subject to the provisions of applicable state law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the IRS code, however, is subject to the prohibited transaction rules provided in Section 503 of the IRS code.

  In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the IRS code, prohibit a broad range of transactions involving plan assets and persons having specified relationships to a plan. These transactions are treated as prohibited transactions under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the IRS code. An investment in the certificates by a plan might constitute prohibited transactions under the foregoing provisions unless an administrative exemption applies. In addition, if an investing plan's assets were deemed to include an interest in the assets of the loan pool and not merely an interest in the certificates, transactions occurring in the operation of the loan pool might constitute prohibited transactions unless an administrative exemption applies. Selected exemptions which may be applicable to the acquisition and holding of the certificates or to the servicing and operation of the loan pool are noted in the paragraphs below.

  The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-
101) concerning the definition of what constitutes the assets of a plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan makes an equity investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. However, the regulation provides that, generally, the assets of a corporation or partnership in which a plan invests will not be deemed for purposes of ERISA to be assets of such plan if the equity interest acquired by the investing plan is a publicly-offered security. A publicly offered security, as defined under the regulation, is a security that is widely held, freely transferable, and registered under the Securities Exchange Act of 1934. The certificates are not expected to be publicly offered securities under the terms of this regulation.

  Relief from the prohibited transaction rules of Section 406 and 407 of ERISA, and from the prohibited transaction excise tax provisions of Section 4975 of the IRS code may be found under the provisions of specific statutory or administrative exemptive relief authorized under Section 408 of ERISA. In Prohibited Transaction Exemption 83-1, which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of mortgage pool pass-through certificates in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and parties in interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by plans. If the general conditions of PTE 83-1 are satisfied, investments by a plan in certificates that represent interests in a mortgage pool consisting of single family loans will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA, relating generally to transactions with parties in interest who are not fiduciaries, if the plan purchases the certificates at no more than fair market value, and will be exempt from the prohibitions of Section 406(b)(1) and (2) of ERISA, relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the plan does not purchase more than 25 percent of such certificates, and at least 50 percent of all such certificates are purchased by persons independent of the pool sponsor or pool trustee. However, PTE 83-1 does not provide an exemption for transactions involving subordinate certificates or for certificates representing an interest in conditional sales contracts and installment sales or loan agreements secured by housing like the loans.

  We cannot assure you that any of the exceptions provided in the regulation described in the paragraph above, PTE 83-1 or any other administrative exemption under ERISA, will apply to the purchase of certificates offered under this prospectus, and, as a result, an investing plan's assets could be considered to include an undivided interest in the home equity loans and any other assets held in the loan pool. If the assets of a contract pool are considered assets of an investing plan, we, the servicer, the trustee and other persons, in providing services on the contracts, may be considered fiduciaries to the plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the IRS code for transactions involving those assets unless a statutory or administrative exemption applies.

  Any plan fiduciary considering the purchase of a certificate should consult with its counsel about the potential applicability of ERISA and the IRS code to the investment. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

  PTE 95-60 exempts from ERISA's prohibited transaction rules transactions engaged in by insurance company general accounts in which an employee benefit plan has an interest if specified conditions are met. Additional exemptive relief is provided for plans to engage in transactions with persons who provide services to insurance company general accounts. PTE 95-60 also permits transactions relating to the origination and operation of asset pool investment trusts in which an insurance company general account has an interest as the result of the acquisition of certificates issued by the trust.

  PTE 95-60 will provide an exemption for transactions involving certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of PTE 95-60. The receivables covered by PTE 95-60 include home equity loans secured by either first or second mortgages in single-family, residential property. The exemption offered by PTE 95-60 is conditioned upon compliance with the requirements of one of several underwriter exemptions, other than compliance with the requirements that the certificates acquired by the general account not be subordinated and receive a rating that is in one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps or Fitch.

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the IRS code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the IRS code, for transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL published proposed regulations on December 22, 1997 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person will be subject to liability under
Part 4 of Title I of ERISA and Section 4975 of the IRS code on the basis of a claim that the assets of an insurance company general account constitute plan assets, unless

  (1)as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations; or

  (2)an action is brought by the Secretary of Labor for breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any

Plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel about the applicability of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

  The following is a general discussion of the federal income tax consequences relating to the purchase, ownership, and disposition of the certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991, all of which are subject to change, including retroactive changes, or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the certificates.

  Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the certificates will depend upon whether an election is made to treat the trust or a segregated portion thereof evidenced by a particular series or sub-series of certificates as a REMIC within the meaning of Section 860D(a) of the IRS code. The prospectus supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made. The following discussion deals first with series for which a REMIC election is made and then with series for which a REMIC election is not made.

REMIC Series

  For each series of certificates for which a REMIC election is made, at the initial issuance of the certificates in that series our counsel identified in the applicable prospectus supplement will have advised us that in its opinion, assuming ongoing compliance with the applicable pooling and servicing agreement, the trust will qualify as a REMIC and the certificates in that series, REMIC certificates, will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the IRS code, regular certificates, or as residual interests in the REMIC within the meaning of
Section 860G(a)(2) of the IRS code, residual certificates.

  Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with requirements and the following discussion assumes that these requirements will be satisfied by the trust so long as there are any REMIC certificates outstanding. Substantially all of the assets of the REMIC must consist of qualified mortgages and permitted investments as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests startup day and at all times after that. The term qualified mortgage means any obligation, including a participation or certificate of beneficial ownership in such obligation, which is principally secured by an interest in real property that is transferred to the REMIC on the startup day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the startup day pursuant to a fixed price loan in effect on the startup day. The REMIC regulations provide that a home improvement loan is principally secured by an interest in real property if the fair market value of the real property securing the loan is at least equal to either: (1) 80% of the issue price, generally, the principal balance, of the loan at the time it was originated or
(2) 80% of the adjusted issue price, the then-outstanding principal balance, with adjustments, of the loan at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a home improvement loan is principally secured by an interest in real property if substantially all of the proceeds of the loan were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the loan, other than the personal liability of the obligor. A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the startup day or to replace a defective mortgage within two years of the startup day.

  Permitted investments consist of:

  . temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC, cash-flow investments,

  . amounts, such as a reserve fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain contingencies, qualified reserve assets, and

  . certain property acquired as a result of foreclosure of defaulted qualified mortgages, foreclosure property.

A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless the sale is necessary to prevent a default in payment of principal or interest on regular certificates. In accordance with Section 860G(a)(7) of the IRS code, a reserve fund must be "promptly and appropriately" reduced as payments on loans are received. Foreclosure property will be a permitted investment only to the extent that the property is not held for more than two years.

  The IRS code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income, disqualified organizations, not hold residual interests in the REMIC. Consequently, it is expected that in the case of any trust for which a REMIC election is made the transfer, sale, or other disposition of a residual certificate to a disqualified organization will be prohibited and the ability of a residual certificate to be transferred will be conditioned on the trustee's receipt of a certificate or other document representing that the proposed transferee is not a disqualified organization. The transferor of a residual certificate must not, as of the time of the transfer, have actual knowledge that the representation is false. The IRS code further requires that reasonable arrangements must be made to enable a REMIC to provide the IRS and other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the IRS code if, in spite of the steps taken to prevent disqualified organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

  If the trust fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the trust will not be treated as a REMIC for the year during which the failure occurs and thereafter unless the IRS determines, in its discretion, that the failure was inadvertent, in which case, the IRS may require any adjustments which it deems appropriate. If the ownership interests in the assets of the trust consist of multiple classes, failure to treat the trust as a REMIC may cause the trust to be treated as an association taxable as a corporation. Such treatment could result in income of the trust being subject to corporate tax in the hands of the trust and in a reduced amount being available for distribution to certificateholders as a result of the payment of the taxes.

  Two-Tier REMIC Structures. For certain series of certificates, two separate elections may be made to treat segregated portions of the assets of a single trust as REMICs for federal income tax purposes a subsidiary REMIC and a master REMIC. Upon the issuance of any such series of certificates, counsel will have advised Green Tree, as described above, that at the initial issuance of the certificates, the subsidiary REMIC and the master REMIC will each qualify as a REMIC for federal income tax purposes, and that the certificates in the series will be treated either as regular certificates or residual certificates of the appropriate REMIC. Only REMIC certificates issued by the master REMIC will be offered under this prospectus. Solely for the purpose of determining whether the regular certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

  Taxation of Regular Interests. Regular certificates will be treated as new debt instruments issued by the REMIC on the startup day. If a regular certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount for that regular certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a regular certificate will be taxable as ordinary income. Holders of regular certificates that would otherwise report income under a cash method of accounting will be required to report on such regular certificates under the accrual method. Under temporary treasury regulations, if a trust, with respect to which a REMIC election is made, is considered to be a single-class REMIC, a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by Green Tree, will be allocated as a separate item of gross income and as a separate item of expense to those regular certificateholders that are pass-through interest holders. Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary treasury regulations. Generally, a pass-through interest holder refers to individuals, trusts and estates, certain other pass-through entities beneficially owned by one or more individuals, trusts or estates, and regulated investment companies. Such an individual, estate, trust or pass-through entity that holds a regular certificate in such a REMIC will be allowed to deduct the foregoing separate item of expense under Section 212 of the IRS code only to the extent that, in the aggregate and combined with other itemized deductions, it exceeds 2% of the adjusted gross income of the holder. In addition, Section 68 of the IRS code provides that the amount of itemized deductions, including those provided for in Section 212 of the IRS code, otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the IRS code, $126,600 for 1999, in the case of a joint return, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. In determining the alternative minimum taxable income of such an individual, trust, estate or pass-through entity that is a holder of a regular certificate in such a REMIC, no deduction will be allowed for the holder's allocable portion of the foregoing expenses, even though an amount equal to the total of the expenses will be included in the holder's gross income for alternative minimum tax purposes. Unless otherwise stated in the related prospectus supplement, the foregoing expenses will not be allocated to holders of a regular certificate in a REMIC. If the foregoing limitations apply, some holders of regular certificates in single-class REMICs may not be entitled to deduct all or any part of the foregoing expenses. Accordingly, regular certificates in such a single class-REMIC may not be appropriate investments for individuals, trusts, estates or pass-through entities beneficially owned by one or more individuals, trusts or estates. Prospective investors should carefully consult with their own tax advisors prior to making an investment in any regular certificates.

  Tax Status of REMIC Certificates. In general:

  (1) regular certificates held by a thrift institution taxed as a domestic building and loan association within the meaning of Section 7701(a)(19) of the IRS code will constitute "a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the IRS code; and

  (2) regular certificates held by a real estate investment trust will constitute real estate assets within the meaning of Section 856(c)(5)(A) of the IRS code and interest thereon will be considered interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the IRS code.

If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing sections of the IRS code, including assets described in Section 7701(a)(19)(C) of the IRS code, then the regular certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Furthermore, interest paid with respect to certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the IRS code to the same extent that the certificates themselves are treated as real estate assets. Regular certificates held by a regulated investment company or a real estate investment trust will not constitute government securities within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the IRS code, respectively. In addition, the REMIC regulations provide that payments on loans held and reinvested pending distribution to certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(5)(A) of the IRS code. Entities affected by the foregoing provisions of the IRS code that are considering the purchase of certificates should consult their own tax advisors regarding these provisions.

  Original Issue Discount. Regular certificates may be issued with original issue discount. Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the IRS code and the treasury regulations issued thereunder in January 1994 (the "OID Regulations"). The discussion here is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Although the rules relating to original issue discount contained in the IRS code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the regular certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been issued. Nonetheless, the IRS code requires that a prepayment assumption be used with respect to the underlying assets of a REMIC in computing the accrual of original issue discount on regular certificates, and that regular adjustments be made in the amount and the rate of accrual to reflect differences between the actual prepayment rate and the prepayment assumption. Although regulations have not been issued concerning the use of a prepayment assumption, the legislative history associated with the Tax Reform Act of 1986 indicates that such regulations are to provide that the prepayment assumption used with respect to a regular certificate must be the same as that used in pricing the initial offering of the regular certificate. The prepayment assumption used in reporting original issue discount for each series of regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, no representation is made hereby nor can there be any assurance that the underlying assets of a REMIC will in fact prepay at a rate conforming to the prepayment assumption or at any other rate. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to, or are not applicable to, prepayable securities such as the regular certificates.

  In general, in the hands of the original holder of a regular certificate, original issue discount, if any, is the difference between the stated redemption price at maturity of the regular certificate and its issue price. The original issue discount with respect to a regular certificate will be considered to be zero if it is less than .25% of the regular certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such regular certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the regular certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity. Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the regular certificates. As described above, it appears that the prepayment assumption will be required to be used in determining the weighted average maturity of the regular certificates. In the absence of authority to the contrary, Green Tree expects to apply the de minimis rule applicable to installment obligations by using the prepayment assumption.

  Generally, the original holder of a regular certificate that includes a de minimis amount of original issue discount other than de minimis original issue discount attributable to a so-called teaser interest rate or initial interest rate holiday, includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that regular certificate. Any de minimis amount of original issue discount includable in income by a holder of a regular certificate is generally treated as a capital gain if the regular certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a regular certificate that uses the accrual method of tax accounting or that acquired such regular certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a regular certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

  The stated redemption price at maturity of a regular certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than qualified stated interest. Under the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest, or, under certain circumstances, a variable rate tied to an objective index, during the entire term of the regular certificate, including short periods. Under the OID Regulations, interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. It is possible that interest payable on regular certificates may not be considered to be unconditionally payable under the OID Regulations because regular certificateholders may not have default remedies ordinarily available to holders of debt instruments or because no penalties are imposed as a result of any failure to make interest payments on the regular certificates. Until further guidance is issued, however, the REMIC will treat the interest on regular certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on regular certificates, including rates based upon the weighted average interest rate of a loan pool, may not be treated as qualified stated interest. In this case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the regular certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on regular certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, Green Tree expects to determine the stated redemption price at maturity of a regular certificate by assuming that the anticipated rate of prepayment for all loans will occur in such a manner that the initial pass-through rate for a certificate will not change. Accordingly, interest at the initial pass-through rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the IRS code. In general, the issue price of a regular certificate is the first price at which a substantial amount of the regular certificates of that class are sold for money to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. If a portion of the initial offering price of a regular certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a regular certificate generally includes that pre-issuance accrued interest.

  If the regular certificates are determined to be issued with original issue discount, a holder of a regular certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a regular certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the IRS code and the OID Regulations. Under this section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a regular certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the prepayment assumption.

  The amount of original issue discount includable in income by a holder of a regular certificate is the sum of the daily portions of the original issue discount for each day during the taxable year on which the holder held the regular certificate. The daily portions of original issue discount are determined by allocating to each day in any accrual period a pro rata portion of the excess, if any, of the sum of

  (1) the present value of all remaining payments to be made on the regular certificate as of the close of the accrual period and

  (2) the payments during the accrual period of amounts included in the stated redemption price of the regular certificate over the adjusted issue price of the regular certificate at the beginning of the accrual period.

  Generally, the accrual period for the regular certificates corresponds to the intervals at which amounts are paid or compounded on such regular certificate, beginning with their date of issuance and ending with the maturity date. The adjusted issue price of a regular certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The IRS code requires the present value of the remaining payments to be determined on the bases of

  . the original yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period,

  . events, including actual prepayments, which have occurred before the close of the accrual period and

  . the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of original issue discount that a regular certificateholder must include in income to take into account prepayments with respect to the loans held by the trust that occur at a rate that exceeds the prepayment assumption and to decrease, but not below zero for any period, the portions of original issue discount that a regular certificateholder must include in income to take into account prepayments with respect to the loans that occur at a rate that is slower than the prepayment assumption. Although original issue discount will be reported to regular certificateholders based on the prepayment assumption, no representation is made to regular certificateholders that the loans will be prepaid at that rate or at any other rate.

  A subsequent purchaser of a regular certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such regular certificate, unless the price paid equals or exceeds the regular certificate's remaining stated redemption price. If the price paid exceeds the regular certificate's adjusted issue price, but does not equal or exceed the remaining stated redemption price of the regular certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the IRS code. Under this provision, the daily portions of original issue discount which must be included in gross income will be reduced by an amount equal to this daily portion multiplied by the fraction obtained by dividing (1) the excess of the purchase price over the regular certificate's adjusted issue price by (2) the aggregate original issue discount remaining to be accrued with respect to such regular certificate.

  We believe that the holder of a regular certificate determined to be issued with more than de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the regular certificates.

  Adjustable Rate Regular Certificates. Regular certificates may bear interest at an adjustable rate. Under the OID Regulations, if an adjustable rate regular certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on a regular certificate may be computed and accrued under the same methodology that applies to regular certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." If adjustable rate regular certificates are issued, the related prospectus supplement will describe the manner in which the original issue discount rules may be applied and the method to be used in preparing information returns to the holders of such adjustable rate regular certificates and to the IRS.

  For purposes of applying the original issue discount provisions of the IRS code, all or a portion of the interest payable with respect to adjustable rate regular certificate may not be treated as qualified stated interest in certain circumstances, including the following:

  (1) if the adjustable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the regular certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the regular certificate determined without such floor or ceiling;

  (2) if it is reasonably expected that the average value of the adjustable rate during the first half of the term of the regular certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the regular certificate; or

  (3)  if interest is not payable in all circumstances.

In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated as part of a regular certificate's stated redemption price at maturity resulting in original issue discount.

  Market Discount. Regular certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the IRS code. A purchaser of a regular certificate who purchases the regular certificate at a market discount, such as a discount from its adjusted issue price as described above, will be required to recognize accrued market discount as ordinary income as payments of principal are received on such regular certificate or upon the sale or exchange of the regular certificate. In general, the holder of a regular certificate may elect to treat market discount as accruing either:

  (1) under a constant yield method that is similar to the method for the accrual of original issue discount or

  (2) under a ratable accrual method under which the market discount is treated as accruing in equal daily installments during the period the regular certificate is held by the purchaser, in each case computed taking into account the prepayment assumption.

Because the regulations referred to above have not been issued, it is not possible to predict what effect, if any, the regulations, when issued, might have on the tax treatment of a regular certificate purchased at a discount in the secondary market.

  The IRS code provides that the market discount in respect of a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such regular certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

  The IRS code further provides that any principal payment with respect to a regular certificate acquired with market discount or any gain on disposition of such a regular certificate will be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a regular certificate is to be reduced by the amount previously treated as ordinary income.

  In general, limitations imposed by the IRS code that are intended to match deductions with the taxation of income will require a holder of a regular certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such regular certificate. Alternatively, a holder of a regular certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a regular certificate subject to such election will be increased to reflect market discount included in gross income, reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Premium. A holder of a regular certificate who holds the regular certificate as a capital asset and who purchased the Regular certificate at a cost greater than its stated redemption price at maturity will be considered to have purchased the regular certificate at a premium. In general, the regular certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A regular certificateholder's tax basis in the regular certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the prepayment assumption should be taken into account in determining the term of a regular certificate for this purpose. Amortizable bond premium with respect to a regular certificate will be treated as an offset to interest income on such regular certificate, and a certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived with respect to such regular certificate for such year. Any election to deduct amortizable bond premium will apply to all debt instruments, other than instruments the interest on which is excludable from gross income, held by the certificateholder at the beginning of the first taxable year to which the election applies or later acquired, and may be revoked only with the consent of the IRS. Bond premium on a regular certificate held by a certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the regular certificate. Certificateholders who pay a premium for a regular certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

  Realized Losses. Holders of a regular certificate acquired in connection with a trade or business should be allowed to deduct as ordinary losses any losses sustained during a taxable year in which the regular certificates become wholly or partially worthless as a result of one or more realized losses on the underlying assets of the REMIC. However, it appears that a noncorporate holder of a regular certificate that does not acquire such certificate in connection with a trade or business may not be entitled to deduct such a loss until such holder's certificate becomes wholly worthless, which may not occur until its outstanding principal balance has been reduced to zero. Any such loss may be characterized as a short-term capital loss.

  At present, the law is unclear with respect to the timing and character of any loss which may be realized by a holder of a regular certificate. Such a holder may be required to accrue interest and original issue discount with respect to such regular certificate without giving effect to any defaults or deficiencies on the underlying assets of the REMIC until such holder can establish that such losses will not be recoverable under any circumstances. As a result, the holder of a regular certificate may be required to report taxable income in excess of the amount of economic income actually accruing to the benefit of such holder in a particular period. It is expected, however, that the holder of such a regular certificate would eventually recognize a loss or reduction in income attributable to such income when such loss is, in fact, realized for federal income tax purposes.

  Gain or Loss on Disposition. If a regular certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in that regular certificate. The adjusted basis generally will equal the cost of such regular certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such regular certificate and reduced, but not below zero, by any payments on the regular certificate previously received or accrued by the seller, other than qualified stated interest payments, and any amortizable premium. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other taxable disposition of a regular certificate will be capital gain if the regular certificate is held as a capital asset.

  Gain from the disposition of a regular certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount or market discount, will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includable in the holder's income if the yield on such regular certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (2) the amount of ordinary income actually recognized by the holder with respect to such regular certificate.

  Taxation of Residual Interests. Generally, the daily portions of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of residual certificates, and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the residual holders in proportion to their respective holdings of residual certificates in the REMIC on that day.

  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that:

  (1) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply,

  (2)  all bad loans will be deductible as business bad debts, and

  (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the loans, plus any cancellation of indebtedness income due to realized losses with respect to regular certificates and income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the regular certificates, bad debt losses with respect to the underlying assets of a REMIC, servicing fees on the loans, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the loans.

  The taxable income recognized by a residual holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the loans, on the one hand, and the timing of deductions for interest, including original issue discount, on the regular certificates, on the other hand. In the event that an interest in the loans is acquired by a REMIC at a discount, and one or more of such loans is prepaid, the residual holder may recognize taxable income without being entitled to receive a corresponding cash distribution because:

  (1) the prepayment may be used in whole or in part to make distributions on regular certificates, and

  (2) the discount on the loans which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those regular certificates.

When there is more than one class of regular certificates that receive payments sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates, when distributions are being made in respect of earlier classes of regular certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of regular certificates, may increase over time as distributions are made on the lower yielding classes of regular certificates, whereas interest income with respect to any given loan will remain constant over time as a percentage of the outstanding principal amount of that loan, assuming it bears interest at a fixed rate. Consequently, residual holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of excess inclusions below under "REMIC Series--Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual holder's after-tax rate of return.

  The amount of any net loss of a REMIC that may be taken into account by the residual holder is limited to the adjusted basis of the residual certificate as of the close of the quarter, or time of disposition of the residual certificate if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for such residual certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the residual holder and decreased, but not below zero, by the amount of loss of the REMIC reportable by the residual holder. A cash distribution from the REMIC also will reduce such adjusted basis, but not below zero. Any loss that is disallowed on account of this limitation may be carried over indefinitely by the residual holder for whom such loss was disallowed and may be used by such residual holder only to offset any income generated by the same REMIC.

  If a residual certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC regulations indicates that, while existing tax rules do not accommodate such concepts, the IRS is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, we do not intend to treat a class of residual certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  Further, to the extent that the initial adjusted basis of a residual holder, other than an original holder, in the residual certificate is in excess of the corresponding portion of the REMIC's basis in the loans, the residual holder will not recover such excess basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by that holder.

  Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner, and subject to the same uncertainties, as original issue discount income on regular certificates as described above under "REMIC Series--Original Issue Discount" and "--Adjustable Rate Regular Certificates," without regard to the de minimis rule.

  The REMIC will have market discount income in respect of the loans if, in general, the basis of the REMIC in such loans is exceeded by their unpaid principal balances. The REMIC's basis in the loans is generally the fair market value of the loans immediately after the transfer to the REMIC, which will equal the aggregate issue prices of the REMIC certificates which are sold to investors and the estimated fair market value of any classes of certificates which are retained. In respect of the loans that have market discount to which IRS code Section 1276 applies, the accrued portion of this market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series--Market Discount."

  Generally, if the basis of a REMIC in the loans exceeds the unpaid principal balances, the REMIC will be considered to have acquired such loans at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the loans is the fair market value of the loans immediately after the transfer to the REMIC. Generally, a REMIC that holds a loan as a capital asset will elect to amortize premium on the loans under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

  Limitations on Offset or Exemption of REMIC Income. All or a portion of the REMIC taxable income includable in determining the federal income tax liability of a residual holder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for such quarterly period of:

  (1) 120% of the long-term applicable federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Section 1274(d) of the IRS code, multiplied by

  (2) the adjusted issue price of the residual certificate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such residual certificate prior to the beginning of such quarterly period.

  The portion of a residual holder's REMIC taxable income consisting of the excess inclusions will be subject to federal income tax in all events and may not be offset by other deductions on such residual holder's tax return, including net operating loss carry forwards. Further, if the residual holder is an organization subject to the tax on unrelated business income imposed by
Section 511 of the IRS code, the residual holder's excess inclusions will be treated as unrelated business taxable income of such residual holder for purposes of Section 511. In addition, if the residual holder is not a U.S. person, the residual holder's excess inclusions generally would be ineligible for exemption from or reduction in the rate of United States withholding tax. Finally, if a real estate investment trust or regulated investment company owns a residual certificate, a portion, allocated under Treasury Regulations yet to be issued, of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders and would constitute unrelated business taxable income for tax-exempt shareholders.

  Additionally, for purposes of the alternative minimum tax, (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

  Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series--Qualification as a REMIC," an interest in a residual certificate may not be transferred to a disqualified organization. If any legal or beneficial interest in a residual certificate is, nonetheless, transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

  (1) the present value of the total anticipated excess inclusions with respect to such residual certificate for periods after the transfer, and

  (2) the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable federal rate under
Section 1274(d) of the IRS code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the residual certificate, except that where such transfer is through an agent, including a broker, nominee, or other middleman, for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a residual certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the disqualified organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require, presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the disqualified organization.

  In addition, if a pass-through entity has excess inclusion income with respect to a residual certificate during a taxable year and a disqualified organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

  (1) the amount of excess inclusions on the residual certificate that are allocable to the interest in the pass-through entity during the period such interest is held by such disqualified organization, and

  (2)  the highest marginal federal income tax rate imposed on corporations.

This tax would be deductible from the ordinary gross income of the pass-through entity for the taxable year. The pass-through entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a disqualified organization and, during the period such person is the record holder of the residual certificate, the pass-through entity does not have actual knowledge that such affidavit is false.

  A pass-through entity means any regulated investment company, real estate investment trust, common trust, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

  Noneconomic Residual Interests. The REMIC regulations would disregard certain transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC regulations, a transfer of a noneconomic residual interest to a residual holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of transfer:

  (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

  (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

  (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and

  (2) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

The pooling and servicing agreement with respect to each series of REMIC certificates will require the transferee of a residual certificate to certify to the statements in clause (2) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

  Mark-to-Market Rules. On December 24, 1996, the IRS released final regulations, the mark-to-market regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this mark-to-market requirement, a residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a residual certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to residual certificates.

  Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a residual certificate, the residual holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such residual holder in such residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a residual holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that distribution date. Such income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a residual holder's residual certificate, in which case, if the residual holder has an adjusted basis in his residual certificate remaining when his interest in the REMIC terminates, and if he holds such Residual certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

  Except as provided in Treasury Regulations, the wash sale rules of IRS code
Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after such sale or disposition, acquires, or enters into any other transaction that results in the application of IRS code Section 1091, any residual interest in any REMIC or any interest in a taxable mortgage pool that is economically comparable to a residual certificate.

  Certain Other Taxes on the REMIC. The REMIC provisions of the IRS code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are:

  (1) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage, or the repurchase in lieu of substitution of a defective obligation, a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC;

  (2) the receipt of income from assets other than qualified mortgages and permitted investments;

  (3)  the receipt of compensation for services; and

  (4)  the receipt of gain from the dispositions of cash flow investments.

The REMIC regulations provide that the modification of the terms of a loan occasioned by default or a reasonably foreseeable default of the loan, the assumption of the loan, the waiver of a due-on-sale clause or the conversion of an interest rate by an obligor pursuant to the terms of a convertible adjustable-rate loan will not be treated as a disposition of the loan. If a REMIC holds convertible ARM loans which are convertible at the option of the obligor into fixed-rate, fully amortizing, level payment loans, a sale of such loans by the REMIC under a purchase agreement or other loan with us or other party, if and when the obligor elects to so convert the terms of the loan, will not result in a prohibited transaction for the REMIC. The IRS code also imposes a 100% tax on contributions to a REMIC made after the startup day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the startup day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The IRS code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will incur a significant amount of such taxes or any material amount of state or local income or franchise taxes. However, if any such taxes are imposed on a REMIC they will be paid by us or the trustee, if due to our breach or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or in other cases, such taxes shall be borne by the related trust resulting in a reduction in amounts otherwise payable to holders of the related regular or residual certificates.

  Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur and sells all of its assets, other than cash, within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of regular or residual certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation, including all cash, less amounts retained to meet claims.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a foreign holder is a certificateholder who holds a regular certificate and who is not

  (1)  a citizen or resident of the United States;

  (2) a corporation, partnership, or other entity organized in or under the laws of the United States;

  (3) an estate the income of which is includible in gross income for United States tax purposes regardless of its source; or

  (4)  a trust if;

     (a) a court within the United States is able to exercise primary supervision over the administration of the trust and

     (b) one or more United States trustees have authority to control all substantial decisions of the trust.

Unless the interest on a regular certificate is effectively connected with the conduct by the foreign holder of a trade or business within the United States, the foreign holder is not subject to federal income or withholding tax on interest, or original issue discount, if any, on a regular certificate, subject to possible backup withholding of tax, discussed below. To qualify for this tax exemption, the foreign holder will be required to provide periodically a statement signed under penalties of perjury certifying that the foreign holder meets the requirements for treatment as a foreign holder and providing the foreign holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a foreign holder that owns both regular certificates and residual certificates. If the interest on a regular certificate is effectively connected with the conduct by a foreign holder of a trade or business within the United States, then the foreign holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign holders should consult their own tax advisors regarding the specific tax consequences of their owning a regular certificate.

  Any gain recognized by a foreign holder upon a sale, retirement or other taxable disposition of a regular certificate generally will not be subject to United States federal income tax unless either:

  (1) the foreign holder is a nonresident alien individual who holds the regular certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a tax home in the United States; or

  (2) the gain is effectively connected with the conduct by the foreign holder of a trade or business within the United States.

  It appears that a regular certificate will not be included in the estate of a foreign holder and will not be subject to United States estate taxes. However, foreign holders should consult their own tax advisors regarding estate tax consequences.

  Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to foreign holders will be prohibited by the related pooling and servicing agreement.

  Backup Withholding. Under certain circumstances, a REMIC certificateholder may be subject to backup withholding at a 31% rate. Backup withholding may apply to a REMIC certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his social security number or other taxpayer identification number to the trustee. Backup withholding may apply, under certain circumstances, to a REMIC certificateholder who is a foreign person if the REMIC certificateholder fails to provide the trustee or the REMIC certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC certificate. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a certificate.

  Reporting Requirements and Tax Administration. We will report annually to the IRS, holders of record of the regular certificates that are not excepted from the reporting requirements and, to the extent required by the IRS code, other interested parties, information with respect to the interest paid or accrued on the regular certificates, original issue discount, if any, accruing on the regular certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the regular certificates.

  The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a residual certificateholder must be designated as the REMIC's tax matters person. The tax matters person, generally, has responsibility for overseeing and providing notice to the other residual certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related prospectus supplement, Green Tree will be designated as tax matters person for each REMIC, and in conjunction with the trustee will act as the agent of the residual certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

Non-REMIC Series

  Tax Status of the Trust. In the case of a trust evidenced by a series of certificates, or a segregated portion of them, for which a REMIC election is not made counsel will, unless otherwise specified in the related prospectus supplement, have advised us that, in their opinion, each loan pool and the arrangement to be administered by us under which the trustee will hold and we will be obligated to service the loans and pursuant to these non-REMIC certificates will be issued to non-REMIC certificateholders will not be classified as an association taxable as a corporation or a taxable mortgage pool, within the meaning of IRS code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the IRS code. In that event, each Non-REMIC certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the loan pool in which its certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the loans included. The following discussion assumes the trust will be so classified as a grantor trust.

  Tax Status of Non-REMIC Certificates. In general,

  (1) certificates held by a domestic building and loan association within the meaning of Section 7701(a)(19) of the IRS code may be considered to represent loans secured by an interest in real property within the meaning of Section 7701(a)(19)(C)(v) of the IRS code; and

  (2) certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the IRS code and interest may be considered interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the IRS code.

See the discussions of such IRS code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the prospectus supplement for a discussion of the treatment of non-REMIC certificates and loans under these IRS code sections and should, in addition, consult with their own tax advisors with respect to these matters.

  Tax Treatment of Non-REMIC Certificates. Subject to the discussion below of the stripped bond rules of the IRS code, non-REMIC certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the loans comprising such loan pool, including interest, market or original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by us, and any gain upon disposition of such loans. A disposition includes scheduled or prepaid collections with respect to the loans, as well as the sale or exchange of a non-REMIC certificate. Subject to the discussion below of certain limitations on itemized deductions, non-REMIC certificateholders will be entitled under
Section 162 or 212 of the IRS code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by us. An individual, an estate, or a trust that holds a non-REMIC certificate either directly or through a pass-through entity will be allowed to deduct such expenses under
Section 212 of the IRS code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the IRS code provides that the amount of itemized deductions, including those provided for in Section 212 of the IRS code otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the IRS code, $126,600 for 1999, in the case of a joint return, will be reduced by the lesser of:

  (1) 3% of the excess of adjusted gross income over the specified threshold amount or

  (2) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

Furthermore, in determining the alternative minimum taxable income of an individual, trust, estate or pass-through entity that is a holder of a non-REMIC certificate, no deduction will be allowed for such holder's allocable portion of the foregoing expenses, even though an amount equal to the total of such expenses will be included in such holder's gross income for alternative minimum tax purposes. To the extent that a non-REMIC certificateholder is not permitted to deduct servicing fees allocable to a non-REMIC certificate, the taxable income of the non-REMIC certificateholder attributable to that non-REMIC certificate will exceed the net cash distributions related to such income. Non-REMIC certificateholders may deduct any loss on disposition of the loans to the extent permitted under the IRS code.

  To the extent that any of the loans comprising a loan pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, certificateholders will be required to report annually an amount of additional interest income attributable to the discount in the loans prior to receipt of cash related to the discount. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, IRS code provisions concerning market discount and amortizable premium will apply to the loans comprising a loan pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium." However, it is unclear whether a prepayment assumption should be used in accruing or amortizing any such discount or premium.

  Stripped Non-REMIC Certificates. Certain classes of non-REMIC certificates may be subject to the stripped bond rules of Section 1286 of the IRS code and for purposes of this discussion will be referred to as stripped certificates. In general, a stripped certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a loan from ownership of the right to receive some or all of the related interest payments. Non-REMIC certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

  (1) if any servicing compensation is deemed to exceed a reasonable amount;

  (2) if Green Tree or any other party retains a retained yield with respect to the loans comprising a loan pool;

  (3) if two or more classes of non-REMIC certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the loans; or

  (4) if non-REMIC certificates are issued which represent the right to interest only payments or principal only payments.

  Although unclear, each stripped certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a stripped certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the IRS code, the issue price of a stripped certificate will be the purchase price paid by each holder and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the stripped certificate whether or not denominated as interest. The amount of original issue discount with respect to a stripped certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a stripped certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either:

  (1) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or

  (2) no more than 100 basis points, including any amount of servicing in excess of reasonable servicing, is stripped off of the loans. See "REMIC Series--Market Discount" above.

  Although the OID Regulations suggest that a prepayment assumption is not to be used in computing the yield on the underlying assets of a trust with respect to which a REMIC election is not made, the IRS code appears to require that such a prepayment assumption be used in computing yield with respect to stripped certificates. In the absence of authority to the contrary, we intend to base information reports and returns to the IRS and the holders of stripped certificates taking into account an appropriate prepayment assumption. Holders of stripped certificates should refer to the related prospectus supplement to determine whether and in what manner the original issue discount rules will apply thereto.

  When an investor purchases more than one class of stripped certificates it is currently unclear whether for federal income tax purposes such classes of stripped certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the IRS may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a stripped certificate may be treated as the owner of:

  (1) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each loan; or

  (2) a separate installment obligation for each loan representing the stripped certificate's pro rata share of principal and/or interest payments to be made.

As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

  The servicing compensation to be received by us and the fee for credit enhancement, if any, may be questioned by the IRS with respect to certain certificates or loans as exceeding a reasonable fee for the services being performed, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by us or other party in a portion of the interest payments to be made pursuant to the loans. In this event, a certificate might be treated as a stripped certificate subject to the stripped bond rules of Section 1286 of the IRS code and the original issue discount provisions rather than to the market discount and premium rules.

  Gain or Loss on Disposition. Upon sale or exchange of a non-REMIC certificate, a non-REMIC certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the loans represented by the non-REMIC certificate. Generally, the aggregate adjusted basis will equal the non-REMIC certificateholder's cost for the non-REMIC certificate increased by the amount of any previously reported income or gain with respect to the non-REMIC certificate and decreased by the amount of any losses previously reported with respect to the non-REMIC certificate and the amount of any distributions received. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the non-REMIC certificate was held as a capital asset.

  Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a non-REMIC certificateholder who is a foreign holder will be treated as portfolio interest and will be exempt from the 30% withholding tax. The non-REMIC certificateholder will be entitled to receive interest payments and original issue discount on the non-REMIC certificates free of United States federal income tax, but only to the extent the loans were originated after July 18, 1984 and provided that such non-REMIC certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that such non-REMIC certificateholder is not a United States person and providing the name and address of such non-REMIC certificateholder. For additional information concerning interest or original issue discount paid by us to a foreign holder and the treatment of a sale or exchange of a non-REMIC certificate by a foreign holder, which will generally have the same tax consequences as the sale of a regular certificate, see the discussion above under "REMIC Series--Taxation of Certain Foreign Investors."

  Tax Administration and Reporting. We will furnish to each non-REMIC certificateholder with each distribution a statement showing the amount of the distribution allocable to principal and to interest. In addition, Green Tree will furnish, within a reasonable time after the end of each calendar year, to each non-REMIC certificateholder who was a certificateholder at any time during such year, information regarding the amount of servicing compensation received by Green Tree and any sub-servicer and such other customary factual information as Green Tree deems necessary to enable certificateholders to prepare their tax returns. Reports will be made annually to the IRS and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the non-REMIC certificates.

Other Tax Consequences

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless otherwise indicated in the applicable prospectus supplement, any certificates offered here are not expected to constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because there will be a substantial number of loans that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the certificates.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors.

                                    RATINGS

  Prior to the issuance of any class of certificates sold under this prospectus, they must be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any series of certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  We may sell certificates of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place certificates directly to other purchasers or through agents. We intend that certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of such methods.

  The distribution of the certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the prospectus supplement relating to a series of certificates, we or any of our affiliate may purchase some or all of one or more classes of certificates of such series from the underwriter or underwriters at a price specified in the prospectus supplement. The purchaser may then from time to time offer and sell some or all of the certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of the certificates or through broker-dealers acting as agent and/or principal. This kind of offering may be restricted in the manner specified in the prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the certificates, underwriters may receive compensation from us or from purchasers of certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the certificates of a series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the certificates of a series may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Any such underwriters or agents will be identified, and any such compensation received from us will be described in the prospectus supplement.

  Under agreements which may be entered into by us, underwriters and agents who participate in the distribution of the certificates may be entitled to indemnification by Green Tree against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the certificates from us pursuant to loans providing for payment and delivery on a future date. Institutions with which these loans may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by us. The obligation of any purchaser under any such loan will be subject to the condition that the purchaser of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such certificates. The underwriters and such other agents will not have responsibility in respect of the validity or performance of such loans.

  The underwriters may, from time to time, buy and sell certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the certificates. These types of transactions may include stabilizing, the purchase of certificates to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

  Certain of the Underwriters and their associates may engage in transactions with and perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the certificates will be passed upon for us by our counsel as identified in the applicable prospectus supplement.

                                    EXPERTS

  The consolidated financial statements of Green Tree as of December 31, 1998 and for the year ended December 31, 1998, incorporated by reference in this paragraph have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Green Tree as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 are incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference in this prospectus, and upon the authority of KPMG Peat Marwick LLP as experts in accounting and auditing.

                                    GLOSSARY

Below are abbreviated definitions of capitalized terms used in this prospectus and the prospectus supplement. The pooling and servicing agreement may contain a more complete definition of some of the terms defined here and reference should be made to the pooling and servicing agreement for a more complete definition of all such terms.

"Adjustable Rate Certificates" means certificates which evidence the right to receive distributions of income at a variable payment rate.

"Advances" means the advances made by a servicer (including from advances made by a sub-servicer) on any payment date pursuant to a pooling and servicing agreement.


"Amount Available" means, for each series of certificates, amounts on deposit in the certificate account on a Determination Date.

"Certificate Distribution Amount" means the amount of principal and interest specified in the related prospectus supplement to be distributed to certificateholders.



"Compound Interest Certificates" means certificates on which interest may accrue but not be paid for the period described in the related prospectus supplement.


"Cut-off Date" means the date specified in the related prospectus supplement as the date from which principal and interest payments on the contracts are included in the trust.

"Determination Date" means, unless otherwise specified in the related prospectus supplement, the third business day immediately preceding the related payment date.

"Due Period" means, unless otherwise provided in a related prospectus supplement, with respect to any payment date, the period from and including the 15th day of the second month preceding the payment date, to and including the 14th day of the month immediately preceding the payment date.

"Eligible Investments" means one or more of the investments specified in the pooling and servicing agreement in which moneys in the certificate account and certain other accounts are permitted to be invested.

"Formula Principal Distribution Amount" means the sum of:

  (1) all scheduled payments of principal due on each outstanding contract during the related due period, after adjustments for previous partial principal prepayments and after any adjustments to a contract's amortization schedule as a result of a bankruptcy or a similar proceeding involving the related obligor,

  (2) the Scheduled Principal Balance of each contract which, during the month preceding the related due period, was purchased by Green Tree under the pooling and servicing agreement on account of breaches of its representations and warranties,

  (3) all partial principal prepayments applied and all principal prepayments in full received during the related due period,

  (4) the Scheduled Principal Balance of each contract that became a liquidated contract during the related due period, plus the amount of any reduction in the outstanding principal balance of a contract during the related due period ordered as the result of a bankruptcy or similar proceeding involving the related obligor,

  (5) without repeating the above, all collections in respect of principal on the contracts received during the due period in which the payment date occurs up to and including the third business day prior to such payment date, but in no event later than the 25th day of the month before the payment rate, minus

  (6) with respect to all payment dates other than the payment date in 1999, the amount included in the formula principal distribution amount for the preceding payment date by virtue of clause (5) above, plus

  (7) with respect to the payment date in     2000, any amount, by which the
      Class A-1 principal balance as of the payment date exceeds the sum on the payment date of the amounts described in clause (1) through (6) above; minus

  (8) with respect to the payment date in    2000, any amount, distributed
      in respect of principal on the Class A-1 certificates on the payment
      date in    2000 under clause (7) above.


"Liquidation Proceeds" means cash including insurance proceeds received in connection with the repossession of a manufactured home.

"Monthly Payment" means the scheduled monthly payment of principal and interest on a contract.

"Net Liquidated Proceeds" means all amounts received and retained for the liquidation of defaulted contracts, net of liquidation expenses.

"Participants means institutions that have accounts with the depositary.

"Pool Scheduled Principal Balance" means, as of any payment date, the aggregate of the Scheduled Principal Balances of contracts outstanding at the end of the related due period.

"Replaced loan" means an Eligible Substitute loan substituted for a manufactured housing contract which Green Tree is otherwise obligated to repurchase under the pooling and servicing agreement.

"Repurchase Price" means the remaining principal amount outstanding on a manufactured housing contract on the date of repurchase plus accrued and unpaid interest at its contract rate to the date of the repurchase.


"Scheduled Principal Balance" means, as of any payment date, the "Scheduled Principal Balance" of a contract as of any payment date is the unpaid principal balance of the contract as specified in the amortization schedule at the time relating to the contract as of the due date in the related due period, after giving effect to any previous partial prepayments and to the payment of principal due on the due date and irrespective of any delinquency in payment on the contract.

"Senior Distribution Amount" means, for a series of certificates having Subordinated Certificates, as of each payment date and for each class of Senior Certificates, the amount due the holders of that class of Senior Certificates.

"Senior Percentage" means, for a series of certificates having Subordinated Certificates, the percentage specified in the related prospectus supplement.

"Subordinated Percentage" means, for a series of certificates having Subordinated Certificates, the percentage specified in the related prospectus supplement.

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    For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information contained in this prospectus supplement is not complete and   +
+may be changed. We may not sell these securities until the registration       +
+statement filed with the Securities and Exchange Commission is effective. + +This prospectus supplement is not an offer to sell these securities, and it + +is not soliciting an offer to buy these securities in any state where the +
+offer or sale is not permitted.                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                              Prospectus Supplement to Base No.5
PROSPECTUS SUPPLEMENT

(To prospectus dated June   , 1999)

                              $      (Approximate)

GREEN TREE

                              Seller and Servicer

         Green Tree Home Improvement and Home Equity Loan Trust 1999-
                               Loan-Backed Notes

                                  ----------

  The securities will consist of     classes, but we are offering only the
classes listed below now:

                 Approximate
                  Principal  Interest  Price to   Underwriting    Proceeds to
Class              Amount      Rate     Public      Discount        Company
-----            ----------- -------- ----------- ------------- ---------------
A-1 Notes....... $                %             %             %               %
A-2 Notes....... $                %             %             %               %
M-1 Notes....... $                %           (1)           (1)             (1)
M-2 Notes....... $                %           (1)           (1)             (1)
B-1 Notes....... $                %           (1)           (1)             (1)
Total........... $                                $         (2) $           (2)

-----



(1) The Class M-1, Class M-2 and Class B-1 notes will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of the sale. The proceeds to the company from any sale of the notes will be the purchase price paid by the purchaser, less any expenses payable by the company and any compensation payable to any underwriter and dealer.

(2)  Class A-1 and Class A-2 notes only.

  The approximate principal amount of the classes of certificates may vary plus or minus 5%. The price to public will be the percentage listed in the table
above plus any accrued interest beginning on    , 1999.

                            [Note Insurer Logo]

  A note insurance policy, to be issued by [Note Insurer], will guarantee certain payments on the Class A-1 and Class A-2 notes at the times and to the extent described in this prospectus supplement.

  Consider carefully the risk factors beginning on page S-12 in this prospectus supplement.

                                  ----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The Class A-1 and Class A-2 notes will be delivered on or about      , 1999.

  The underwriters named below will offer the Class A-1 and Class A-2 notes to the public at the offering price listed on this cover page and they will receive the discount listed above. See "Underwriting" on page S-69 in this prospectus supplement and on page 63 in the prospectus.

                                  ----------

                                 [Underwriters]

             The date of this prospectus supplement is      , 1999

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                          Page
                                                                          ----
Summary of the Terms of the Notes........................................  S-4
Risk Factors............................................................. S-12
The Trust................................................................ S-16
The Trust Property....................................................... S-17
Use of Proceeds.......................................................... S-20
The Loans................................................................ S-20
Yield and Prepayment Considerations...................................... S-31
Green Tree Financial Corporation......................................... S-37
Description of the Notes................................................. S-37
The Note Insurer......................................................... S-61
The Note Insurance Policy................................................ S-61
Description of the Limited Guaranty...................................... S-65
Certain Federal and State Income Tax Consequences........................ S-66
ERISA Considerations..................................................... S-67
Experts.................................................................. S-69
Underwriting............................................................. S-69
Legal Matters............................................................ S-70
Annex I..................................................................  A-1
                                   Prospectus
Important Notice About Information Presented In This Prospectus and the
 Accompanying Prospectus Supplement......................................    2
The Trusts...............................................................    3
Green Tree Financial Corporation.........................................    5
Yield Considerations.....................................................    8
Maturity and Prepayment Considerations...................................    9
Pool Factor..............................................................   10
Use of Proceeds..........................................................   10
The Notes................................................................   11
The Certificates.........................................................   17
Certain Information Regarding the Securities.............................   19
Description of the Trust Documents.......................................   23
Description of FHA Insurance.............................................   38
Certain Legal Aspects of the Loans; Repurchase Obligations...............   39
Certain Federal Income Tax Consequences..................................   52
Certain State Income Tax Considerations..................................   61
ERISA Considerations.....................................................   62
Legal Investment Considerations..........................................   62
Ratings..................................................................   63
Underwriting.............................................................   63
Legal Matters............................................................   64
Experts..................................................................   65
Glossary.................................................................   65

    You should rely only on the information contained in this prospectus. We and the underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

    This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation, about our home equity and home improvement lending business, and about any series of certificates or notes for home improvement and home equity loans that we may wish to sell. This prospectus supplement contains more detailed information about the specific terms of this series of notes. If the description of the terms of your certificate varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

    If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from us or an underwriter by asking for it.

    No prospectus regarding these notes has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These notes may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or (2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase notes or offering notes for purchase, to any person in the United Kingdom who
(1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or (2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

    The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                       SUMMARY OF THE TERMS OF THE NOTES

    This summary highlights selected information regarding the notes, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the notes, read this entire prospectus supplement and the accompanying prospectus. In particular, we will refer throughout this summary to sections of this prospectus supplement or the prospectus, or both, which will contain more complete descriptions of the matters summarized. All these references will be to sections of this prospectus supplement only unless we note otherwise.

    Green Tree Home Improvement and Home Equity Loan trust 1999- will issue the classes of securities listed in the table below.

                                        Interest   Approximate    Moody's  S&P
Class                                     Rate   Principal Amount Rating  Rating
-----                                   -------- ---------------- ------- ------
A-1 Notes..............................       %        $
A-2 Notes..............................
M-1 Notes..............................
M-2 Notes..............................
B-1 Notes..............................
B-2 Notes..............................
Certificates...........................

    The approximate principal amount of the classes of certificates listed above may vary plus or minus 5%.

    We will not issue or sell the notes unless Moody's and S&P assign each class the rating listed above.

    The rating of each class of notes by Moody's and S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the Class A-1 and Class A-2 notes are based primarily on the creditworthiness of the note insurer. Any reduction in a rating of the claims-paying ability of the note insurer may result in a similar reduction in the ratings of the Class A-1 and Class A-2 notes. The ratings of the Class B-2 notes are based in part on an assessment of Green Tree's ability to make payments under the Class B-2 limited guaranty. Any reduction in the rating of Green Tree's debt securities may result in a similar reduction in the ratings of the Class B-2 notes. The B-2 notes are not being offered under this prospectus supplement and prospectus. We are offering all the other classes of notes listed in the table above. If the Class M-1, Class M-2 and Class B-1
notes are not sold by      , 1999, we will retain them until they are sold. We,
or one of our affiliates, will initially retain the Class B-2 notes.

Issuer .....................

                              Green Tree Home Improvement and Home Equity Loan Trust 1999- , a Delaware business trust.

Seller and Servicer.........  Green Tree Financial Corporation, 1100 Landmark
                              Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Indenture Trustee...........
                              [Indenture Trustee], not in its individual capacity but solely as trustee under the trust indenture.

Owner Trustee...............  [Owner Trustee], not in its individual capacity but solely as owner trustee under the trust agreement.

Payment Date................
                              The fifteenth day of each month, or, if that
                              fifteenth day is not a business day, the next
                              succeeding business day, beginning on     15,
                              1999.

Record Date.................
                              The business day just before the related payment
                              date, beginning in     1999.

Note Insurer and Insurance
Policy......................

                              [Note Insurer] will irrevocably and
                              unconditionally guarantee payments to the indenture trustee for the benefit of the holders of the Class A-1 and Class A-2 notes. The insurance payments will equal the amount by which the sum of (a) the current interest payable on the Class A notes and (b) the Class A principal deficiency amount, the amount by which the principal balance of the Class A notes exceeds the scheduled principal balance of the contracts, and (c) on the maturity date, the amount by which the unpaid principal balance of the Class A notes exceeds the cash available to pay that amount on that payment date. Insurance payments will not cover deficiencies resulting from relief to debtors under the federal Soldiers' and Sailors' Civil Relief Act of 1940.

Distributions on Notes......
                              Distributions on the notes on any payment date will be made primarily from amounts collected on the home improvement and home equity contracts during the prior calendar month.

                              The indenture trustee will apply the amount available to make distributions of principal and interest on the notes in the following order of priority:

                                ^  Class A-1 and Class A-2 interest;

                                ^  Class M-1 interest;

                                ^  Class M-2 interest;

                                ^  Class B-1 interest;

                                ^  Class A-1 and Class A-2 principal;

                                ^  Class M-1 principal (if due);

                                ^  Class M-2 principal (if due);

                                ^  Class B-1 principal (if due);

                                ^  Class B-2 interest; and

                                ^  Class B-2 principal (if due).

                              This prospectus supplement summarizes in the next
                                pages the amounts of interest and principal to
                              be paid. In each case, the payments will be made
                              only up to the amount available, after making any payments with a higher priority, is sufficient. See "Description of the Notes--Payments on Contracts."

A. Interest on the Class A,
   Class M and Class B-1
   Notes....................

                              Interest is payable first to the Class A-1 and Class A-2 notes concurrently, then to the Class M-1 notes, then to the Class M-2 notes and then to the Class B-1 notes up to the amount available for distribution. See "Description of the Notes-- Distributions on the Notes" and "--Losses on Liquidated Contracts."

B. Principal on the Class A
   and Class M Notes........

                              The indenture trustee will then apply the remaining amount available to pay principal on the Class A notes, pay any reimbursement amount due to the note insurer and then pay principal on the Class M notes. For purposes of determining the amount of principal due on the Class A notes, the contract pool will be divided into group 1 contracts and group 2 contracts. A senior percentage will be calculated on each payment date to determine the amount of the principal payments, which are payable in the following priority:

                                . Concurrently, to the Class A-1 and Class A-2 notes, until they are retired.

                                . After retirement of the Class A notes and after reimbursements are made to the note insurer, to the Class M-1 notes until retired.

                                . After retirement of the Class A and Class M-1 notes, to the Class M-2 notes until retired.

C. Principal on the Class
   B-1 Notes................

                              The indenture trustee will pay principal on the Class B-1 notes from the amount available remaining after the payments described above.
                              Beginning with the payment date in      ,
                              assuming delinquencies, defaults and losses on the contracts remain below certain levels specified in the sale and servicing agreement and the ratio of the aggregate outstanding principal balance of the Class B notes to the total outstanding balance of the contract pool has
                              become at least   %, the percentage will
                              generally equal that ratio. See "Description of the Notes--Distributions on the Notes."

D. Interest on the Class B-
   2 Notes .................

                              The remaining amount available will be used to pay interest on the Class B-2 notes.

E. Principal on the Class
   B-2 Notes ...............

                              In general, principal will not be payable on the Class B-2 notes until the Class B-1 notes have been retired and the same levels and ratios applicable to the Class B-1 notes are met. If that has occurred, the Class B-2 notes will generally be entitled to receive principal in an amount equal to a percentage of the scheduled and unscheduled principal payments and other recoveries on the group 1 and group 2 contracts. The principal balance of the Class B-2 notes will
                              generally not be reduced below $    until the
                              Class A, Class M and Class B-1 notes have been paid in full.

F. Supplementary Principal
   Distribution ............

                              If cumulative loss triggers are exceeded, the Class A-1 and Class A-2 notes will get an additional payment of principal up to the amount available remaining after the above distributions are made and the servicer is paid its fee.

Class B-2 Limited
   Guaranty.................  We will guarantee payment of interest and principal on the Class B-2 notes. See
                              "Description of the Class B-2 Limited Guaranty."



The Contract Pool......       The contract pool will include conventional home
                              improvement contracts and promissory notes and
                              home equity loans. These contracts will be
                              divided into two groups, group 1 and group 2.
                              Group 1 will not include any contracts secured by
                              a first priority lien on the related mortgaged
                              property with an original principal balance in
                              excess of $   , or any contracts secured by a
                              junior priority lien on the related mortgaged
                              property with an original principal balance in
                              excess of   % of the original principal balance
                              of the related senior liens. Group 2 will include some contracts with original principal balances that exceed the foregoing amounts. The contracts are divided into group 1 and group 2 solely for the purpose of calculating the respective amounts of principal to which the Class A-1 and Class A-2 notes are entitled. Actual payments received from both group 1 and group 2 will be used to make payments of interest and principal on each class of notes.

A. Group 1 Contracts...       With respect to the group 1 contracts as of the
                              cut-off date:

                                . all are conventional contracts and not FHA-insured contracts;

                                .      are home improvement contracts and
                                   are home equity loans;

                                . all are secured by a lien on the related real property;

                                .  the related properties are located in
                                   states and the District of Columbia;

                                .  the interest rates range from   % to   %,
                                   with a weighted average of   %;

                                .  the weighted average term to scheduled
                                   maturity, as of their dates of origination,
                                   was    months;

                                .  the weighted average term to scheduled
                                   maturity, as of the cut-off date, was
                                   months; and

                                .  the latest scheduled maturity date was     .

                              See "The Contracts--Group 1 Contracts."

B. Group 2 Contracts........

                              This prospectus supplement provides information regarding a portion of the group 2 contracts,
                              representing about   % of all the group 2
                              contracts. We will transfer the remainder of the group 2 contracts to the trust on the closing date.

                              With respect to the initial group 2 contracts as of the cut-off date:

                                .   all are conventional (not FHA-insured)
                                    contracts;

                                .       are home improvement contracts and
                                    are home equity loans;

                                . all are secured by a lien on the related real property;

                                .   the related properties are located in
                                    states and the District of Columbia;

                                .   the interest rates range from   % to   %,
                                    with a weighted average of   %;

                                .   the weighted average term to scheduled
                                    maturity, as of their dates of origination,
                                    was    months;

                                .   the weighted average term to scheduled
                                    maturity, as of the cut-off date, was
                                    months; and

                                .   the latest scheduled maturity date was in
                                        .

                              See "The Contracts--Group 2 Contracts."

Repurchase Obligations......

                              We will make representations and warranties about the contracts when we transfer them to the trust. If a representation or warranty is breached in a way that materially and adversely affects the interests of the noteholders or the note insurer, then we must, within 90 days, either (1) cure the breach or (2) repurchase the defective contracts. See "Description of the Notes--Conveyance of contracts" in this prospectus supplement and in the prospectus.

Repurchase Option...........
                              After the scheduled principal balance of the contracts is less than 10% of the aggregate principal balance of the contracts as of the cut-off date, we will have the option to purchase all of the outstanding contracts, provided that all amounts owed to the note insurer are paid in full. The note insurer has a similar right to purchase the contracts. See "Description of the Notes--Repurchase Option" in this prospectus supplement and in the prospectus.

Tax Status..................

                              In the opinion of our counsel, for federal and Minnesota income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation and neither the trust nor any portion of the trust will constitute a taxable mortgage pool taxable as a corporation. Each noteholder, by the acceptance of a note, will agree to treat the notes as debt. See "Certain Federal Income Tax Consequence" in this prospectus supplement and in the prospectus.

ERISA Considerations........
                              If the notes are considered to be indebtedness without substantial equity features under a regulation issued by the United States Department of Labor, the acquisition or holding of notes by or on behalf of a benefit plan will not cause the assets of the trust to become plan assets, thereby generally preventing the application of certain prohibited transaction rules of ERISA and the IRS Code of 1986 that otherwise would possibly be applicable. Green Tree believes that the notes should be treated as indebtedness without substantial equity features for purposes of such regulation. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment
Considerations..............

                              The notes will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because a number of the contracts are not secured by first liens on the related real estate, as required by SMMEA. This means that many institutions that have the legal authority to invest in mortgage related securities may not be legally authorized to invest in the notes. You should consult with your own legal advisor to decide whether and to what extent you may legally invest in the notes.


Reports to Holders of         We will provide to the holders of the notes
Notes..................       monthly and annual reports about the certificates
                              and the trusts. See "Description of the Notes--
                              Reports to Noteholders" in the prospectus supplement and "Description of Notes--Statements to Securityholders" in the prospectus.

                                 RISK FACTORS

    You should consider the following risk factors in deciding whether to purchase notes.



Some of the home improvement loans in the pool are insured by FHA under Title I of the National Housing Act.

    The availability of FHA insurance following a default on an FHA-insured home improvement loan is subject to a number of conditions, including strict compliance by us with FHA regulations in originating and servicing the loan. Although we are an FHA-approved lender and we believe that we have complied with FHA regulations, these regulations are susceptible to substantial interpretation. The law does not require us to obtain approval from FHA of our origination and servicing practices. If we fail to comply with FHA regulations, FHA may deny some insurance claims and we cannot assure you that FHA's enforcement of its regulations will not become stricter in the future. We sometimes engage in disputes with FHA over the validity of claims submitted and our compliance with FHA regulations in servicing loans insured by FHA. In addition, FHA will only cover 90% of the sum of the unpaid principal on a home improvement loan, up to nine months unpaid interest and certain liquidation costs.

    The amount of FHA insurance on the loans in a given pool is limited to the
balance of a reserve amount. This reserve amount as of December 31,     , was
equal to approximately $          , but will be reduced by the amount of all
FHA insurance claims paid and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by us. Severe losses on our FHA-insured manufactured housing contracts, or on other FHA-insured home improvement loans originated by us, could reduce or eliminate our FHA insurance reserves. If this happened FHA insurance would not be available to cover losses on FHA-insured home improvement contracts. If we were terminated as servicer due to bankruptcy or otherwise, it is anticipated that a proportionate amount of our FHA insurance reserves would be transferred to the reserve account of the trustee or the successor servicer, but we can not assure you of the amount, if any, that would be transferred. See "Description of FHA Insurance."


We expect that a substantial number of the liens on improved real estate securing the loans in a given loan pool will be junior to other liens on that real estate.

    This subordinates the rights of the trust fund, and consequently the holders of securities of the related series, as beneficiary under a conventional junior deed of trust or as mortgagee under a conventional junior mortgage, to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to cause the property securing the loan to be sold upon default of the mortgagor or trustor. This extinguishes the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. See "Certain Legal Aspects of the Loans--Repurchase Obligations."

    We expect a substantial portion of the loans included in a loan pool to have loan-to-value ratios of 90% or more, based on the total of the outstanding principal balances of all senior mortgages or deeds of trust and of the loan an the one hand, and the value of the home, on the other. An overall decline in the residential real estate market, the general condition of a property securing a loan or other factors could adversely affect the value of the property securing a loan. As a result, the remaining balance of that loan, together with that of any senior liens on the related property, could equal or exceed the value of the property. See "Green Tree Financial Corporation--Loan Origination."


The obligations of an obligor under each home improvement loan will not be secured by an interest in the related real estate.

    The related trust, as the owner of the home improvement loan, will be a general unsecured creditor as to those obligations. Consequently, if an obligor defaults on its home improvement loan, the related trust will have recourse only against the obligor's assets generally, along with all other general unsecured creditors of the obligor. In a bankruptcy or insolvency proceeding relating to an obligor of a home improvement loan, the obligations of an obligor under that home improvement loan may be discharged in their entirety. An obligor on a home improvement loan may not demonstrate concern over performance of its obligations under the home improvement loan as in the case where such obligations are secured by the real estate owned by the obligor.

We intend that any transfer of loans to the related trust will constitute a sale, rather than a pledge of the loans to secure our indebtedness.

    However, if we were to become a debtor under the federal bankruptcy code or similar applicable state laws, our creditor or trustee in bankruptcy might argue that such sale of loans by us was a pledge of the loans rather than a sale. If this argument were accepted by a court, it would cause the related trust to experience a delay in or reduction of collections on the loans.

Some of the home equity loans have high loan-to-value ratios.

    We expect a substantial portion of the home equity loans included in a pool to have loan-to-value ratios of 90% or more, based on the total of the outstanding principal balances of all senior mortgages or deed of trust and of the loans on the one hand, and the value of the home on the other. See "Green Tree Financial Corporation--Contract Origination." An overall decline in the residential real estate market, the general condition of a property securing a loan or other factors could adversely affect the value of the property securing a conventional home improvement loan or a home equity loan such that the remaining balance on the loan, together with that of any senior liens on the related property, could equal or exceed the value of the property.

There may be no secondary market for the securities.

    We cannot assure to you that a secondary market will develop for the securities of any series, or, if a secondary market does develop, that it will provide the holders of any of the certificates with liquidity of investment. We also cannot assure to you that if a secondary market does develop, that it will continue to exist for the term of any series of securities.

We will not record the assignment of its security interest in the loans.

    We will not record the assignment to the trustee of the mortgage or deed of trust securing any loan, because of the expense and administrative inconvenience involved. In some states, in the absence of a recordation, the assignment to the related trustee of the mortgage or deed of trust securing a loan may not be effective against creditors of or purchasers from us or a trustee in our bankruptcy.

Some classes of securities will be subordinate to other classes of securities.

    We may subordinate distributions of interest and principal on some or all classes of securities of a series in priority or payment to interest and principal due on the notes of that series and/or to distributions of interest and principal on other classes of securities. In addition, holders of some classes of securities of any series may have the right to take actions that are detrimental to the interests of the holders of other classes of securities. For example, holders of a class of more senior securities may be entitled to instruct the trustee to liquidate the property of the trust when it is not in the interest of holders of more junior classes of securities of that series to do so. On the other hand, some actions may require the consent of a majority of security owners of all classes of a series, which may mean that owners of securities of more junior classes can prevent the owners of more senior classes of that series from taking action. Moreover, no trust will have any significant assets or sources of funds other than the loans and, as provided in the related prospectus supplement, a pre-funding account and any credit enhancement specified in the related prospectus supplement. The notes of any series will represent obligations solely of the related trust. The certificates will represent interest solely in the related trust. Except as we specify in the related prospectus supplement, neither we, the servicer, the owner trustee, the indenture trustee nor any other person or entity will insure or guarantee the notes or certificates of any series. Consequently, holders of the securities of any series must rely for payment upon payments on the related loans and, as available, amounts on deposit in a pre-funding account and any credit enhancement as we specify in the related prospectus supplement. If we so specify in the related prospectus supplement, credit enhancement for a class of securities of a series may cover one or more other classes of securities of that series, and accordingly may be exhausted for the benefit of some classes and thereafter be unavailable for other classes.

Full or partial prepayments on the loans will reduce the weighted average life of the securities.

    Obligors may prepay their loans without penalty. Prepayments may result from payments by obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by us as a result of certain uncured breaches of the warranties, purchases by the servicer as a result of certain uncured breaches of the covenants with respect to the loans made by it in the related sale and servicing pooling and servicing agreement, or us or the servicer exercising our option to purchase all of the remaining loans.

Unless we specify otherwise, the amounts paid to securityholders for principal on any distribution date will include all prepayments on the loans during the corresponding due periods. The owners of notes and the owners of certificates will bear all reinvestment risk resulting from the timing of payments of principal on the securities.

Bankruptcy proceedings could delay distributions on the certificates.

    We intend that each transfer of loans to the related trust fund will constitute a sale, rather than a pledge of the loans to secure our indebtedness. However, if we were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in our bankruptcy, or we as debtor-in-possession, may argue that our sale of the loans was a pledge of the loans rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the securities.

The historical delinquency experience with home improvement and home equity loans may not be an accurate prediction of the performance of the loans in the pool.

    The contracts were originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and were underwritten with an emphasis on the creditworthiness of the borrowers. If the contracts go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property has increased or the principal amount of the related senior liens has been reduced to the point where the value of the property, less any related foreclosure costs, is greater than the principal amount of the related senior liens. To the extent that any losses are incurred on any of the contracts that are not covered by the credit enhancement described herein, the holders of the notes will bear all risk of losses resulting from defaults by borrowers.

The servicing of high loan-to-value ratio loans requires special skill and diligence and requires more attention to each account and earlier and more frequent contact with borrowers in default.

    We have no historical loss or delinquency data with high loan-to-value contracts that may be referred to for estimating the future delinquency and loss experience on the contracts. We have not included our historical delinquency and loan loss and liquidation experience with home improvement contracts and home equity loans because this information is not a meaningful predictor of the performance of the pool of contracts.

Some of the loans in the pool will be subject to the Home Ownership and Equity Protection Act of 1994.

    The Home Protection Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors for non-purchase money mortgage loans with high interest rates or up-front fees and charges. A violation of these provisions of the Home Protection Act can affect the enforceability of the related loan, and it subjects any assignee of the loan, such as the trust, to all the claims and defenses that the consumer could assert against the creditor, including the right to rescind the loan. The return on your investment will depend largely on the performance of the home equity loans contained in the contract pool. If we are found to have violated the provisions of the Home Protection Act regarding any home equity loan that is subject to the Home Protection Act, the trust may be unable to collect on that loan. We would, however, be obligated to repurchase that loan because of the breach of our representation and warranty.

This prospectus supplement provides information regarding only a portion of the group 2 contracts that will be transferred to the trust.

    The subsequent group 2 contracts will have characteristics that differ somewhat from the group 2 contracts described in this prospectus supplement. All of the subsequent contracts will be transferred to the trust on the closing date and must satisfy various criteria specified in the sale and servicing agreement. If you purchase a note, you must not assume that the characteristics of the contract pool will be identical to the characteristics of the contracts disclosed in this prospectus supplement. We will file a Form 8-K following the purchase of contracts by the trust on the closing date. This report will include the same type of information regarding the entire contract pool as this prospectus supplement contains about the first group of contracts.

Other rating agencies could provide unsolicited ratings on the notes that could be lower than the requested ratings.

    Although we have not requested a rating of the notes from any rating agencies other than Moody's and S&P, other rating agencies may rate the notes. These ratings could be higher or lower than the ratings Moody's and S&P initially give to the notes. There is a risk that a lower rating of your note from another rating agency could reduce the market value or liquidity of your note.



                                   THE TRUST

    The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying prospectus. Prospective securityholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying prospectus.

General

    Green Tree Home Improvement and Home Equity Loan Trust 1999- , the issuer or the trust, is a business trust formed under the laws of the State of Delaware under the trust agreement for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than:

  (1) acquiring, holding and managing the loans and the other assets of the trust and proceeds therefrom;

  (2) issuing the notes and the certificate;

  (3) making payments on the notes and the certificates; and

  (4) engaging in other activities that are necessary, suitable or convenient to accomplish the above or are incidental or connected to those activities.

    The trust will be capitalized with the proceeds of the initial sale of the notes, which will be used by the trust to purchase the loans from us under the sale and servicing agreement between Green Tree and the indenture trustee.

    The trust's principal offices are in Wilmington, Delaware, at the address listed below under "--The Owner Trustee."

Capitalization of the Trust

    The following table illustrates the capitalization of the trust as of the cut-off date, as if the issuance and sale of the notes had taken place on that date:

      Class A-1 notes................................................. $
      Class A-2 notes................................................. $
      Class M-1 notes................................................. $
      Class M-2 notes................................................. $
      Class B-1 notes................................................. $
      Class B-2 notes................................................. $
                                                                       ---------
        Total......................................................... $
                                                                       =========

The Owner Trustee

    [Owner trustee] is the owner trustee under the trust agreement. [Owner trustee] is a Delaware banking corporation and its principal offices are
located at     ,      ,    , Delaware    . The owner trustee will perform
limited administrative functions under the trust agreement, including making distributions from the certificate distribution account. The owner trustee's liability in connection with the issuance and sale of the certificates and the notes is limited solely to the express obligations of the owner trustee as set forth in the trust agreement.

                               THE TRUST PROPERTY

    The trust property will consist of:

  (1) a pool of conventional home improvement contracts and promissory notes and home equity loans, together with the home improvement loans, the loans;

  (2) the mortgage, deed of trust or security deed granted by or on behalf of the related obligor with respect thereto, including the lien on the related real property;

  (3) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such contract, whether pursuant to the agreement giving rise to such contract or otherwise, together with all financing statements signed by the obligor describing any collateral securing such contract;

  (4) all rights we may have against the originator of the contract if other than Green Tree;

  (5) all rights under hazard insurance, if applicable, on the property described in the contract;

  (6) all rights in any title insurance policy with respect to a contract;

  (7) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such contract whether pursuant to the agreement giving rise to such contract or otherwise;

  (8) all records in respect of such contract; and

  (9) the note insurance policy issued by Financial Security Assurance Inc. (the "note insurer") for the benefit of the Class A noteholders. See "The Loans" and "Description of the Trust Documents--Collections" in the accompanying prospectus.

    To protect the trust's ownership interest in the loans, we will file a UCC-1 financing statement in Minnesota to give notice of the trust's ownership of the loans and the related trust property.

    Under the indenture, the trust will grant a security interest in favor of the indenture trustee and the note insurer in the trust property, the rights of the trust under the sale and servicing agreement, including our Class B-2 limited guaranty for the benefit of the Class B-2 noteholders, and the collection account and note distribution account. Any proceeds of the property will be distributed according to the indenture, as described below under "Description of the Trust Documents and Indenture--Distributions."

    The indenture trustee or its custodian will hold each original contract, as well as copies of documents and instruments relating to such contract and evidencing the security interest in the real property securing the contract.

    Payments and recoveries in respect of principal and interest on the loans will be paid into a separate trust account maintained at an eligible institution, initially U.S. Bank National Association, Minneapolis, Minnesota, in the name of the indenture trustee, no later than one business day after receipt. The indenture trustee will, on the fifteenth day of each month or, if such day is not a business day, the next succeeding business day, each payment date, deposit funds from the collection account into a distribution account, the note distribution account. Payments on deposit in the note distribution account will be applied on each payment date to make the distributions to the noteholders as of the immediately preceding record date as described under "Description of the Notes--Distributions on the Notes" herein and to pay certain monthly fees to the servicer as compensation for its servicing of the loans, the monthly servicing fee and premiums and other payments to the note insurer.

    Following the transfer of the loans from us to the trust, our obligations are limited to:

  (1) our obligations as servicer to service the loans;

  (2) representations and warranties in the sale and servicing agreement as described under "Description of the Notes--Conveyance of loans" in this prospectus supplement;

  (3) indemnities and fees; and

  (4) the Class B-2 limited guaranty.

We are obligated under the sale and servicing agreement to repurchase at the repurchase price, any contract on the first payment date which is more than 90 days after we become aware, or we receive written notice from the indenture trustee or the note insurer, of any breach of any representation and warranty in the sale and servicing agreement that materially and adversely affects the noteholders' or note insurer's interest in the contract if the breach has not been cured prior to that date. The sale and servicing agreement also provides that we have obligations to repurchase loans and to indemnify the indenture trustee, noteholders and the note insurer about other matters. We are is obligated to indemnify the note insurer for matters under the note insurance policy. We are also obligated to pay fees of the owner trustee and indenture trustee.

                                USE OF PROCEEDS

    We will use the net proceeds received from the sale of the notes for working capital and general corporate purposes, including building a portfolio of home improvement contracts and home equity loans, providing warehouse financing for the purchase of contracts and loans and other costs of maintaining the contracts and loans until they are pooled and sold to other investors.

                                 THE CONTRACTS

General

    The contract pool will consist of home improvement loans and home equity loans, and will be divided into group 1 and group 2. Group 1 will not include any loans secured by a first priority lien on the related mortgaged property
with an original principal balance in excess of $   , or any loans secured by a
junior lien on the related mortgaged property with an original principal balance in excess of 50% of the original principal balance of the related senior liens, as applicable. Group 2 will include some loans with original principal balances that exceed the foregoing amounts. The loans are divided into group 1 and group 2 solely for the purpose of calculating the respective amounts of principal to which the Class A-1 and Class A-2 notes are entitled. Actual payments received from both group 1 and group 2 will be used to make payments of interest and principal on each class of notes.

Home Improvement Contracts

    This prospectus supplement contains information regarding some home
improvement loans, which will represent approximately   % of all home
improvement loans by aggregate principal balance as of the cut-off date, and which consist of home improvement contracts and promissory notes originated
through      , initial home improvement loans. The information for the initial home improvement contract is as of the cut-off date for those loans. The remaining home improvement loans will be purchased by the trust on the closing date.

    The initial home improvement loans have an aggregate principal balance as
of the cut-off date of $     . Each home improvement contract is a home
improvement contract originated by a home improvement contractor that we approved and that we purchased, or a home improvement promissory note that we originated directly. The primary loan purpose of the initial home improvement loans is debt consolidation. Each home improvement contract is secured by a lien on the related real estate, which consists of a one- to four-family residential property, an owner-occupied condominium or town house or a manufactured home which either qualifies as real estate under state law or is located in a park that we approved. Substantially all of the liens are second or third liens.

    We will originate or acquire the home improvement loans in the ordinary course of our business. A detailed listing of the home improvement loans is appended to the sale and servicing agreement. All of the home improvement loans are conventional contracts, meaning they are not FHA-insured. Each of the initial home improvement loans
has a contract rate of at least   % per year and not more than   % and the
weighted average of the contract rates of the initial home improvement loans as
of the cut-off date is   %. As of the cut-off date, the initial home
improvement loans had remaining maturities of at least    months but not more
than    months and original maturities of at least     months but not more than
   months. The initial home improvement loans had a weighted average term to
scheduled maturity, as of origination, of    months, and a weighted average
term to scheduled maturity, as of the cut-off date, of    months. The average
principal balance per initial home improvement contract as of the cut-off date
was $    and the principal balances on the initial home improvement loans as of
the cut-off date ranged from $    to $   . The initial home improvement loans
arise from loans relating to real property located in    states and the
District of Columbia. By principal balance as of the cut-off date,
approximately   % of the initial home improvement loans were secured by real
property located in     ,   % in     ,   % in     ,   % in     ,   % in
and   % in     . No other state represented 5% or more of the aggregate
principal balance as of the cut-off date of the initial home improvement loans. Substantially none of the initial home improvement loans provide for recourse to the originating contractor in the event of a default by the obligor.

Home Equity Contracts

    The following summary information about the home equity loans is as of the cut-off date for these loans.

    The home equity loans have an aggregate principal balance of $     . Each
home equity contract is a closed-end home equity loan originated by us or by a
correspondent lender approved by us and purchased by us. Approximately   % of
the home equity loans by principal balance are for the primary purpose of debt consolidation. Each home equity contract is secured by a lien on the related real estate, substantially all of which are second or third liens.

    We will originate or acquire the home equity loans will be originated or acquired by Green Tree in the ordinary course of our business. All of the home equity loans are conventional contracts, meaning they are not FHA-insured. Each
of the home equity loans has a contract rate of at least   % per annum and not
more than   % and the weighted average of the contract rates of the initial
home equity loans as of the cut-off date is   %. As of the cut-off date, the
home equity loans had remaining maturities of at least    months but not more
than 360 months and original maturities of at least    months but not more than
   months. The home equity loans had a weighted average term to scheduled
maturity, as of origination, of    months, and a weighted average term to
scheduled maturity, as of the cut-off date, of    months. The average principal
balance per home equity contract as of the cut-off date was $    and the
principal balances on the initial home equity loans as of the cut-off date
ranged from $    to $   . The home equity loans arise from loans relating to
real property located in 48 states and the District of Columbia. By principal
balance as of the cut-off date, approximately   % of the home
equity loans were secured by real property located in California,   % in
Florida and   % in Illinois. No other state represented 5% or more of the cut-
off date pool principal balance of the home equity loans.

Group 1 Contracts

    The tables below describe the characteristics of the group 1 loans. The group 1 loans consist of home improvement loans and home equity loans.

    The weighted average of the contract rates of the group 1 loans as of the
cut-off date is   %. As of the cut-off date, the group 1 loans had remaining
maturities of at least    months but not more than    months and original
maturities of at least 24 months but not more than    months. The group 1 loans
had a weighted average term to scheduled maturity, as of origination, of months, and a weighted average term to scheduled maturity, as of the cut-off
date, of    months. The average principal balance per group 1 contract as of
the cut-off date was $    and the principal balances on the group 1 loans as of
the cut-off date ranged from $    to $   . The group 1 loans arise from loans
relating to real property located in     states and the District of Columbia.
By principal balance as of the cut-off date, approximately   % of the group 1
loans were secured by real property located in     ,   % in     ,   % in     ,
  % in      and   % in     . No other state represented 5% or more of the cut-
off date pool principal balance of the group 1 loans.

                       Contract Rates--Group 1 Contracts

                         Number of                      % of Group 1 Contracts by
                         Contracts  Aggregate Principal   Outstanding Principal
   Range of Contracts    as of Cut- Balance Outstanding       Balance as of
    by Contract Rate      off Date  as of Cut-off Date        Cut-off Date
   ------------------    ---------- ------------------- -------------------------
Less than 9.001%........              $                               %
From  9.001%--10.000%...
From 10.001%--11.000%...
From 11.001%--12.000%...
From 12.001%--13.000%...
From 13.001%--14.000%...
From 14.001%--15.000%...
From 15.001%--16.000%...
From 16.001%--17.000%...
Greater than 17.000%....
                           -----      --------------             ------
    Total...............              $                          100.00%
                           =====      ==============             ======

               Distribution of Current Balance--Group 1 Contracts

                                                                 % of Group 1
                                                                  Contracts by
                                                             Outstanding Principal
                               Number of Aggregate Principal     Balance as of
 Current Balance (in Dollars)  Contracts Balance Outstanding     Cut-off Date
 ----------------------------  --------- ------------------- ---------------------
Less than$ 10,000.00..........              $                            %
$ 10,000.00--$ 19,999.99......
$ 20,000.00--$ 29,999.99......
$ 30,000.00--$ 39,999.99......
$ 40,000.00--$ 49,999.99......
$ 50,000.00--$ 59,999.99......
Greater than $ 59,999.99......
                                 -----      ------------            ------
    Total.....................              $                       100.00%
                                 =====      ============            ======

          Distribution of Original Contract Amounts--Group 1 Contracts

                                                              % of Group 1
                           Number of                           Contracts by
                           Contracts  Aggregate Principal Outstanding Principal
    Original Contract      as of Cut- Balance Outstanding     Balance as of
   Amount (in Dollars)      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
Less than$ 10,000.00.....                $                            %
Between$ 10,000.00--
 $ 19,999.99.............
Between$ 20,000.00--
 $ 29,999.99.............
Between$ 30,000.00--
 $ 39,999.99.............
Between$ 40,000.00--
 $ 49,999.99.............
Between$ 50,000.00--
 $ 59,999.99.............
Greater than $59,999.99..
                             -----       ------------            ------
    Total................                $                       100.00%
                             =====       ============            ======

                Remaining Months to Maturity--Group 1 Contracts

                                                              % of Group 1
                           Number of                          Contracts by
   Months Remaining to     Contracts  Aggregate Principal Outstanding Principal
    Scheduled Maturity     as of Cut- Balance Outstanding     Balance as of
    As of Cut-off Date      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
  1--60...................               $                            %
 61--120..................
121--180..................
181--240..................
241--300..................
301--360..................
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

                  Months since Origination--Group 1 Contracts

                                                              % of Group 1
                           Number of                          Contracts by
                           Contracts  Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Months Since Origination    off Date  as of Cut-off Date      Cut-off Date
------------------------   ---------- ------------------- ---------------------
Less than 4...............               $                            %
From 4--6.................
From 7--12................
Greater than 12...........
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

      Geographical Distribution of Mortgaged Properties--Group 1 Contracts

                                                                             % of Group 1
                                          % of Group 1                       Contracts by
                                           Contracts     Aggregate Principal  Outstanding
                            Number of     by Number of         Balance         Principal
                         Contracts as of  Contracts as    Outstanding as of  Balance as of
                          Cut-off Date   of Cut-off Date    Cut-off Date     Cut-off Date
                         --------------- --------------- ------------------- -------------
Alabama.................                          %        $                         %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              -----          ------        ---------------      ------
Total...................                     100.00%       $                    100.00%
                              =====          ======        ===============      ======

                        Credit Scores--Group 1 Contracts

                                                             % of Group 1
                          Number of                          Contracts by
                          Contracts  Aggregate Principal Outstanding Principal
                          as of Cut- Balance Outstanding     Balance as of
Range of Scores            off Date  as of Cut-off Date      Cut-off Date
---------------           ---------- ------------------- ---------------------
Less Than 551............               $                            %
From 551--600............
From 601--650............
From 651--700............
From 701--750............
Greater Than 750.........
                            -----       ------------            ------
    Total................               $                       100.00%
                            =====       ============            ======

                    Debt to Income Ratio--Group 1 Contracts

                                                             % of Group 1
                          Number of                          Contracts by
                          Contracts  Aggregate Principal Outstanding Principal
Range of Debt to Income   as of Cut- Balance Outstanding     Balance as of
Ratios                     off Date  as of Cut-off Date      Cut-off Date
-----------------------   ---------- ------------------- ---------------------
Less Than 10.01%.........               $                            %
From 10.01%-15.00%.......
From 15.01%-20.00%.......
From 20.01%-25.00%.......
From 25.01%-30.00%.......
From 30.01%-35.00%.......
From 35.01%-40.00%.......
From 40.01%-45.00%.......
From 45.01%-50.00%.......
Greater than 50.00%......
                            -----       ------------            ------
    Total................               $                       100.00%
                            =====       ============            ======

Group 2 Contracts

    The weighted average of the contract rates of the initial group 2 loans as
of the cut-off date is   %. As of the cut-off date, the initial group 2 loans
had remaining maturities of at least    months but not more than 300 months and
original maturities of at least 36 months but not more than    months. The
initial group 2 loans had a weighted average term to scheduled maturity, as of
origination, of    months, and a weighted average term to scheduled maturity,
as of the cut-off date, of    months. The average principal balance per initial
group 2 loans as of the cut-off date was $    and the principal balances on the
initial group 2 loans as of the cut-off date ranged from $    to $   . The
initial group 2 loans arise from loans relating to real property located in states and the District of Columbia. By principal balance as of the cut-off
date, approximately   % of the initial group 2 loans were secured by real
property located in    ,   % in    ,   % in     and   % in    . No other state
represented 5% or more of the cut-off date pool principal balance of the initial group 2 loans.

    The tables below describe the characteristics of the group 2 loans. The group 2 loans consist of home improvement loans and home equity loans.

                   Contract Rates--Initial Group 2 Contracts

                                                          % of Initial Group 2
                           Number of                          Contracts by
Range of                   Contracts  Aggregate Principal Outstanding Principal
Contracts                  as of Cut- Balance Outstanding     Balance as of
by Contract Rate            off Date  as of Cut-off Date      Cut-off Date
----------------           ---------- ------------------- ---------------------
Less than 9.001%..........               $                             %
From  9.001%--10.000%.....
From 10.001%--11.000%.....
From 11.001%--12.000%.....
From 12.001%--13.000%.....
From 13.001%--14.000%.....
From 14.001%--15.000%.....
From 15.001%--16.000%.....
From 16.001%--17.000%.....
Over 17.000%..............
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

           Distribution of Current Balance--Initial Group 2 Contracts

                                                              % of Initial Group 2
                                                                  Contracts by
                                                                  Outstanding
                                                              Principal Balance as
                                Number of Aggregate Principal          of
Current Balance (in Dollars)    Contracts Balance Outstanding     Cut-off Date
----------------------------    --------- ------------------- --------------------
Less than $10,000.00...........              $                             %
Between $10,000.00--
 $19,999.99....................
Between $20,000.00--
 $29,999.99....................
Between $30,000.00--
 $39,999.99....................
Between $40,000.00--
 $49,999.99....................
Between $50,000.00--
 $59,999.99....................
Greater than $59,999.99........
                                  -----      ------------            ------
    Total......................              $                       100.00%
                                  =====      ============            ======

      Distribution of Original Contract Amounts--Initial Group 2 Contracts

                                                              % of Initial
                           Number of                      Group 2 Contracts by
                           Contracts  Aggregate Principal Outstanding Principal
    Original Contract      as of Cut- Balance Outstanding     Balance as of
   Amount (in Dollars)      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
Less Than $10,000.00.....                $                             %
Between$10,000.00--
 $19,999.99..............
Between$20,000.00--
 $29,999.99..............
Between$30,000.00--
 $39,999.99..............
Between$40,000.00--
 $49,999.99..............
Between$50,000.00--
 $59,999.99..............
Greater than $59,999.99..
                             -----       ------------            ------
Total....................                $                       100.00%
                             =====       ============            ======

            Remaining Months to Maturity--Initial Group 2 Contracts

                                                          % of Initial Group 2
                           Number of                          Contracts by
   Months Remaining to     Contracts  Aggregate Principal Outstanding Principal
    Scheduled Maturity     as of Cut- Balance Outstanding     Balance as of
    As of Cut-off Date      off Date  as of Cut-off Date      Cut-off Date
   -------------------     ---------- ------------------- ---------------------
  1-- 60..................               $                             %
 61--120..................
121--180..................
181--240..................
241--300..................
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

              Months Since Origination--Initial Group 2 Contracts

                                                              % of Initial
                           Number of                      Group 2 Contracts by
                           Contracts  Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Months since Origination    off Date  as of Cut-off Date      Cut-off Date
------------------------   ---------- ------------------- ---------------------
Less than 4...............               $                             %
From 4--6.................
From 7--12................
Greater than 12...........
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

  Geographical Distribution of Mortgaged Properties--Initial Group 2 Contracts

                                                                             % of Initial
                                          % of Initial                          Group 2
                                             Group 2                         Contracts by
                                            Contracts    Aggregate Principal  Outstanding
                            Number of     by Number of         Balance         Principal
                         Contracts as of  Contracts as    Outstanding as of  Balance as of
                          Cut-off Date   of Cut-off Date    Cut-off Date     Cut-off Date
                         --------------- --------------- ------------------- -------------
Alabama.................                           %        $                         %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              -----          ------         ------------        ------
Total...................                     100.00%        $                   100.00%
                              =====          ======         ============        ======

                    Credit Scores--Initial Group 2 Contracts

                                                              % of Initial
                                                                 Group 2
                           Number of                          Contracts by
                           Contracts  Aggregate Principal Outstanding Principal
                           as of Cut- Balance Outstanding     Balance as of
Range of Scores             off Date  as of Cut-off Date      Cut-off Date
---------------            ---------- ------------------- ---------------------
Less Than 551.............               $                             %
From 551-600..............
From 601-650..............
From 651-700..............
From 701-750..............
Greater Than 750..........
                             -----       ------------            ------
    Total.................               $                       100.00%
                             =====       ============            ======

                Debt to Income Ratio--Initial Group 2 Contracts

                                                             % of Initial
                                                                Group 2
                          Number of                          Contracts by
                          Contracts  Aggregate Principal Outstanding Principal
Range of Debt to Income   as of Cut- Balance Outstanding     Balance as of
Ratios                     off Date  as of Cut-off Date      Cut-off Date
-----------------------   ---------- ------------------- ---------------------
Less Than 10.01%.........               $                             %
From 10.01%-15.00%.......
From 15.01%-20.00%.......
From 20.01%-25.00%.......
From 25.01%-30.00%.......
From 30.01%-35.00%.......
From 35.01%-40.00%.......
From 40.01%-45.00%.......
From 45.01%-50.00%.......
Greater Than 50.00%......
                            -----       ------------            ------
    Total................               $                       100.00%
                            =====       ============            ======

Delinquency, Loan Default and Loss Information

    Because of our limited historical experience with the performance of home improvement contracts and home equity loans similar to the loans in the pool, we have not included information in this prospectus supplement about our historical loan loss or liquidation experience. The loans in the pool have high loan-to-value ratios and have been issued primarily for debt consolidation purposes.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    The yield on any note will depend on the price paid by the noteholder, the timing of principal payments, and the timing and amount of any liquidation losses on the related loans.

    We have no significant experience with the rate of principal prepayments on home improvement contracts or home equity loans. Because the loans have scheduled due dates throughout the calendar month, prepayments on the loans would affect the amount of funds available to make distributions on the notes on any payment date only if a substantial portion of the loans prepaid prior to their respective due dates in the preceding month, thus paying less than 30 days' interest for that month, while very few loans prepaid after their respective due dates in the preceding month. In addition, liquidations of defaulted contracts or the servicer's exercise of its option to repurchase the entire remaining pool of loans will affect the timing of principal distributions on the notes. See "Description of the Notes--Repurchase Option."

    The amount of interest to which the noteholders of any class are entitled on any payment date will be the product of the related interest rate and in the absence of any liquidation loss amount adjustment the principal balance of that class immediately following the preceding payment date. Interest on each class of will be computed on the basis of a 360-day year of twelve 30-day months. noteholders will receive payments in respect of principal on each payment date to the extent that funds available in the note distribution account are sufficient therefor, in the priority described under "Description of the Notes--Distributions on the Notes." As required by applicable state laws, interest paid by obligors on the loans is computed according to the simple interest method.

Weighted Average Life of the Notes

    The following information is given solely to illustrate the effect of prepayments of the related loans on the weighted average life of each class of notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the loans.

    Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the notes will be influenced by the rate at which principal on the related loans is paid. Principal payments on loans may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of the loans.

    The rate of principal payments on pools of home improvement contracts and home equity loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their contracts or loans. Other factors affecting prepayment of loans include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. In the case of home improvement contracts and home equity loans secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on such contracts or loans, the contracts or loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such contracts or loans. Conversely, if prevailing interest rates rise above the interest rates on such home improvement contracts or home equity loans, the rate of prepayment would be expected to decrease.

    The percentages and weighted average lives in the following tables were determined assuming that:

  (1) scheduled interest and principal payments on the loans are received in a timely manner and prepayments are made at the indicated percentages of the model as described below set forth in the table;

  (2) the servicer exercises its option to repurchase the loans, as described under "Description of the Notes--Repurchase Option";

  (3) the aggregate principal balance of the initial loans as of the cut-off
      date is approximately $     and such loans have the characteristics
      set forth under "The Loan";

  (4) the loans will, as of the cut-off date, be grouped into pools having the additional characteristics set forth below under "Assumed Group 1 Contract Characteristics", "Assumed Initial Group 2 Characteristics" and "Assumed Subsequent Group 2 Contract Characteristics";

  (5) each class of notes has an original principal balance as indicated in "Summary of the Terms of the Notes";

  (6) the subsequent loans will have the characteristics set forth in the
      table below and have their first scheduled payment date in     1999;

  (7) the interest rates for the notes are as indicated in "Summary of the Terms of the Notes";

  (8) no interest shortfalls will arise in connection with prepayments in full of the loans;

  (9) no delinquencies or losses are experienced on the loans;

  (10) distributions are made on the notes on the 15th day of each month,
       commencing in     1999; and

  (11) the notes are issued on     , 1999. No representation is made that
       the loans will not experience delinquencies or losses.

    Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model, the prepayment assumption. The prepayment assumption used in this prospectus supplement with respect to the home improvement and home equity loans represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home improvement and home equity loans for the life of such home improvement and home equity loans. The 100% prepayment assumption assumes a constant prepayment of 0% per year of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 1.14% (precisely, 16/14%) per year in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of such loans, the 100% prepayment assumption assumes a constant prepayment rate of 16% per year each month.

    It is not likely that the loans will prepay at any constant percentage of the prepayment assumption or that all of the loans will prepay at the same rate.

    You are urged to make your investment decisions on a basis that includes a determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

                    Assumed Group 1 Contract Characteristics

                                                       Weighted      Weighted
                              Cut-off Date Weighted    Average        Average
                                  Pool     Average  Remaining Term Original Term
                               Principal   Contract  to Maturity    to Maturity
Pool                            Balance      Rate      (months)      (months)
----                          ------------ -------- -------------- -------------
1. .......................... $                  %
2. ..........................
3. ..........................
4. ..........................
5. ..........................

                Assumed Initial Group 2 Contract Characteristics

                                                       Weighted      Weighted
                                 Cut-off   Weighted    Average        Average
                                Date Pool  Average  Remaining Term Original Term
                                Principal  Contract  to Maturity    to Maturity
Pool                             Balance     Rate      (months)      (months)
----                           ----------- -------- -------------- -------------
1. ........................... $                 %
2. ...........................
3. ...........................
4. ...........................

              Assumed Subsequent Group 2 Contract Characteristics

                                                       Weighted      Weighted
                                 Cut-off   Weighted    Average        Average
                                Date Pool  Average  Remaining Term Original Term
                                Principal    Loan    to Maturity    to Maturity
Pool                             Balance     Rate      (months)      (months)
----                            ---------- -------- -------------- -------------
1. ............................ $                %
2. ............................
3. ............................
4. ............................

    Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of notes, and outline the percentages of the original principal balance of each class that would be outstanding after each of the dates shown, at the indicated percentages of the CPR.

    The weighted average life of a class notes is determined by:

  (1) multiplying the amount of cash distributions in reduction of the principal balance of such note by the number of years from the date of issuance of such note to the stated payment date;

  (2) adding the results; and

  (3) dividing the sum by the initial principal balance of the note.

         Percentage of the Original Principal Balance of the Class A-1
                   Notes at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                                                 50%  75%  100%  125%  150%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
December 15, 1999...................................
December 15, 2000...................................
December 15, 2001...................................
December 15, 2002...................................
December 15, 2003...................................
December 15, 2004...................................
December 15, 2005...................................
December 15, 2006...................................
December 15, 2007...................................
December 15, 2008...................................
December 15, 2009...................................
December 15, 2010...................................
December 15, 2011...................................
December 15, 2012...................................
Weighted Average Life (years).......................

         Percentage of the Original Principal Balance of the Class A-2
                   Notes at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:


Date                                                 50%  75%  100%  125%  150%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
December 15, 1999...................................
December 15, 2000...................................
December 15, 2001...................................
December 15, 2002...................................
December 15, 2003...................................
December 15, 2004...................................
December 15, 2005...................................
December 15, 2006...................................
December 15, 2007...................................
December 15, 2008...................................
December 15, 2009...................................
December 15, 2010...................................
December 15, 2011...................................
December 15, 2012...................................
Weighted Average Life (years).......................

         Percentage of the Original Principal Balance of the Class M-1
                   Notes at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                                                 50%  75%  100%  125%  150%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
December 15, 1999...................................
December 15, 2000...................................
December 15, 2001...................................
December 15, 2002...................................
December 15, 2003...................................
December 15, 2004...................................
December 15, 2005...................................
December 15, 2006...................................
December 15, 2007...................................
December 15, 2008...................................
December 15, 2009...................................
December 15, 2010...................................
December 15, 2011...................................
December 15, 2012...................................
December 15, 2013...................................
December 15, 2014...................................
December 15, 2015...................................
Weighted Average Life (years).......................

   Percentage of the Original Principal Balance of the Class M-2 Notes at the
      Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                                                 50%  75%  100%  125%  150%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
December 15, 1999...................................
December 15, 2000...................................
December 15, 2001...................................
December 15, 2002...................................
December 15, 2003...................................
December 15, 2004...................................
December 15, 2005...................................
December 15, 2006...................................
December 15, 2007...................................
December 15, 2008...................................
December 15, 2009...................................
December 15, 2010...................................
December 15, 2011...................................
December 15, 2012...................................
December 15, 2013...................................
December 15, 2014...................................
Weighted Average Life (years).......................

         Percentage of the Original Principal Balance of the Class B-1
                   Notes at the Respective Percentages of the
                     Prepayment Assumption Set Forth Below:

Date                                                 50%  75%  100%  125%  150%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
December 15, 1999...................................
December 15, 2000...................................
December 15, 2001...................................
December 15, 2002...................................
December 15, 2003...................................
December 15, 2004...................................
December 15, 2005...................................
December 15, 2006...................................
December 15, 2007...................................
December 15, 2008...................................
December 15, 2009...................................
December 15, 2010...................................
Weighted Average Life (years).......................

   Percentage of the Original Principal Balance of the Class B-2 Notes at the
      Respective Percentages of the Prepayment Assumption Set Forth Below:

Date                                                 50%  75%  100%  125%  150%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
December 15, 1999...................................
December 15, 2000...................................
December 15, 2001...................................
December 15, 2002...................................
December 15, 2003...................................
December 15, 2004...................................
December 15, 2005...................................
December 15, 2006...................................
December 15, 2007...................................
December 15, 2008...................................
December 15, 2009...................................
December 15, 2010...................................
December 15, 2011...................................
December 15, 2012...................................
December 15, 2013...................................
December 15, 2014...................................
Weighted Average Life (years).......................

                        GREEN TREE FINANCIAL CORPORATION

General

    The following information supplements, and if inconsistent, supersedes the information in the prospectus under the heading "Green Tree Financial Corporation."

Ratio of Earnings to Fixed Charges for Green Tree

    The table below shows our ratios of earnings (losses) to fixed charges for the past five years and the nine months ended , 1999. For the purposes of compiling these ratios, earnings (losses) consist of earnings (losses) before both income taxes and fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                             Year Ended December 31,     Months Ended
                             ------------------------    -----------------
                             1994 1995 1996 1997 1998   1999
                             ---- ---- ---- ---- ---- --------
Ratio of Earnings (Losses)
 to Fixed Charges........... 7.98 7.90 5.44 3.94 .62*

--------

* For 1998, adjusted earnings were $83.4 million less than fixed charges. Adjusted earnings for 1998 included an impairment charge of $549.4 million and nonrecurring charges of $108.0 million related to our merger with Conseco, Inc.

Recent Developments

    We have been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by our stockholders as purported class actions on behalf of persons or entities who purchased common stock or traded in options during the alleged class periods. In addition to the company, some of our current and former officers and directors are named as defendants in one or more of the lawsuits. The lawsuits have been consolidated into two complaints, one relating to an alleged class of purchasers of our common stock and the other relating to an alleged class of traders in options for our common stock. In addition to those two complaints, a separate non-class action lawsuit containing similar allegations was also filed. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that we and the other defendants violated federal securities laws by making false and misleading statements about our current state and future prospects, particularly about prepayment assumptions and performance of some of our loan portfolios, which allegedly rendered our financial statements false and misleading. We believe that the lawsuits are without merit and intend to defend the lawsuits vigorously.

                            DESCRIPTION OF THE NOTES

    The following information supplements and, if inconsistent, supersedes the information contained in the prospectus under "The Notes," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

General

    The notes will be issued pursuant to the terms of the indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the indenture, as executed, will be filed in a current report on Form 8-K with the SEC following the issuance of the securities. The following summary describes the terms of the notes and the indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which description reference is hereby made. U.S. Bank trust National Association, a national banking association headquartered in St. Paul, Minnesota, will be the indenture trustee.

    The notes initially will be represented by certificates registered in the name of Cede as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and its participating members. See "Description of the Notes--Registration of the Notes" herein. The property held by the indenture trustee under the indenture consists primarily of the loans and the rights, benefits, obligations and proceeds arising from the loans, including liens on the related real estate, amounts held in the collection account and note distribution account, the note insurance policy and our Class B-2 limited guaranty for the benefit of the Class B-2 noteholders.

    Payments on the notes will be made each month by the paying agent, which shall initially be the indenture trustee, on each payment date to persons in whose names the notes are registered as of the business day immediately preceding the payment date. See "Description of the Notes--Registration of the
Notes." The first payment date for the notes will be in         . Payments will
be made by check mailed to the noteholder at the address appearing on the note register, except that a noteholder who holds an aggregate percentage interest of at least 5% of a class of notes may request payment for its percentage interest in the class by wire transfer. Final payments will be made only upon tender of the notes to the indenture trustee for cancellation.

    To the extent not paid in full prior to that date, the outstanding principal amount of each class of notes will be payable on the following, final scheduled distribution date for the class:

                            Class A-1:
                            Class A-2:
                            Class M-1:
                            Class M-2:
                            Class B-1:
                            Class B-2:

Payments on Contracts

    The servicer will establish and maintain in the name of the indenture trustee a collection account in an eligible account at a depository institution, initially [indenture trustee],

Minnesota with trust powers organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the FDIC, whose short-term deposits have been rated P-1 by Moody's and A-1 by S&P or whose unsecured long-term debt has been rated in one of the two highest rating categories by Moody's and S&P, and which is subject to supervision and examination by federal or state authorities. Eligible account means, at any time, an account which is:

  (1) an account maintained with an eligible institution;

  (2) an account or accounts the deposits in which are fully insured by either the bank insurance fund or the savings association insurance fund of the FDIC;

  (3) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the indenture trustee, which depository institution or trust company has capital and surplus of not less than $50,000,000; or

  (4) an account that will not cause Moody's or S&P to downgrade or withdraw its then-current rating assigned to the notes without regard to the note Policy, as evidenced in writing by Moody's and S&P.

  The servicer may authorize the indenture trustee to invest the funds in the collection account in eligible investments (as defined in the sale and servicing agreement) that will mature not later than the business day preceding the applicable monthly payment date. The eligible investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks; any other demand or time deposit or certificate of deposit fully insured by the FDIC; investments in certain money-market funds; certain repurchase agreements of United States government securities with eligible commercial banks; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least Aa2 by Moody's and AA from S&P not in excess of 10% of amounts in the collection account at the time of the investment; and commercial paper assigned a rating of at least P-1 by Moody's and A-1+ by S&P. Any losses on those investments will be deducted from other investment earnings or from other funds in the collection account.

    All receipts by the servicer of payments with respect to the loans, including principal prepayments and advance payments by obligors not constituting principal prepayments, will be paid into the collection account no later than one business day following receipt thereof, except amounts received as extension fees or assumption fees not allocated to regular installments due on loans, which are retained by the servicer as part of its servicing fees and are not paid into the collection account and except for certain proceeds from liquidated loans which are used to reimburse the servicer for customary out-of-pocket liquidation expenses. See "Description of the Notes--Servicing Compensation and Payment of Expenses". In addition, any advances by the servicer or the indenture trustee as described under "Description of the Notes--Advances," and amounts we paid for loans repurchased as a result of a breach of representations or warranties, as described under "Description of the Notes--Conveyance of loans," will be paid into the collection account.

    On a specified business day preceding each payment date, the servicer will determine the amount available and the amount of funds necessary to make all payments to be made on the next payment date from the collection account. Not later than one business day after the determination date, we will deposit in the collection account the repurchase price of any loans required to be repurchased on that payment date as a result of a breach of representations and warranties.

    The amount available will consist primarily of payments made on or in respect of the loans and will include payments made by the note insurer under the note insurance policy and amounts payable, subject to the subordination described in this prospectus supplement, to the servicer, so long as we or any of our wholly owned subsidiaries is the servicer, as the monthly servicing fee on the loans, and to the certificateholders.

    On each payment date, the indenture trustee will withdraw the amount available from the collection account and make the following payments, in the following order of priority:

  (1) if neither we nor any of our wholly owned subsidiaries is the servicer, to pay the monthly servicing fee with respect to the loans to the servicer;

  (2) to pay the amount payable monthly to the note insurer, in an amount equal to the premium rate times the sum of the Class A-1 and Class A-2 principal balance;

  (3) to pay interest on the notes, in the following order of priority:

     (A) first, to Class A-1 noteholders and the Class A-2 noteholders, interest on the Class A-1 principal balance and Class A-2 principal balance, respectively;

     (B) second, to Class M-1 noteholders, interest on the Class M-1 adjusted principal balance;

     (C) third, to Class M-2 noteholders, interest on the Class M-2 adjusted principal balance; and

     (D) fourth, to Class B-1 noteholders, interest on the Class B-1 adjusted principal balance;

  (4) to pay principal on the Class A notes, in the amount described below under "Distributions on the Notes--Principal on the Class A, Class M-1, Class M-2 and Class B-1 Notes," in respect of the group 1 formula principal distribution amount in the case of the Class A-1 notes, and in respect of the group 2 formula principal distribution amount in the case of the Class A-2 notes;

  (5) to pay the note insurer for any unreimbursed insurance payments and any other amounts owing to the note insurer under the insurance agreement, including any unpaid premium amount, together with interest thereon as specified in the insurance agreement;

  (6) to pay principal and interest on certain of the notes, in the following order of priority:

     (A) principal on the Class M-1, Class M-2 and Class B-1 notes, in the amount described below under "Distributions on the Notes-- Principal on the Class A, Class M-1, Class M-2 and Class B-1 Notes," in respect of the Class M principal distribution amount and Class B-1 principal distribution amount, respectively;

     (B) payments on the Class M-1, Class M-2 and Class B-1 notes in respect of liquidation loss interest amounts as follows:

            (I) first, to Class M-1 noteholders, any unpaid Class M-1
                liquidation loss interest amount;

            (II) second, to Class M-2 noteholders, any unpaid Class M-2 liquidation loss interest amount; and

            (III) third, to Class B-1 noteholders, any unpaid Class B-1 liquidation loss interest amount; and

     (C) interest and principal on the Class B-2 notes, in the manner and order of priority described below under "Distributions on the Notes--Class B-2 Interest" and "--Class B-2 Principal."

  (7) if we or any one of our wholly owned subsidiaries is the servicer, to pay the monthly servicing fee to the servicer;

  (8) to pay principal on the Class A notes, in the manner described below under "Distributions on Notes--Principal on the Class A, Class M-1, Class M-2 and Class B-1 Notes," in respect of any supplementary principal distribution amount, which is an amount equal to the lesser of the Class A principal balance or the amount available remaining after the distributions described in (1) through (7) above; and

  (9) to pay any remaining amounts to the holder of the certificate.

Distributions on the Notes

    On each payment date, distributions on the notes will be made to the holders of the Class A, the Class M and the Class B notes in the manner described below.

    [Noteholders will be entitled to receive on each payment date commencing in January 1999, to the extent that the amount available in the note distribution account (together with, in the case of the Class B-2 notes, any Class B-2 guaranty payment, as described below) is sufficient therefor, distributions allocable to interest and principal, as described herein. The rights of the Class M and Class B noteholders to receive distributions in respect of the amount available are subordinated to the rights of the Class A noteholders and the note insurer's right to the premium amount and the reimbursement amount; the rights of the Class M-2 and Class B noteholders to receive such distributions are further subordinated to the rights of the Class M-1 noteholders; the rights of the Class B noteholders to receive such distributions are further subordinated to the rights of the Class M-2 noteholders; and the rights of the Class B-2 noteholders to receive such distributions are further subordinated to the rights of the Class B-1 noteholders. Distributions will be made on each
payment date commencing in     1999 to holders of record on the related record
date, except that the final distribution in respect of the notes will only be made upon presentation and surrender of the notes at the office or agency appointed by the indenture trustee for that purpose in Minneapolis or St. Paul, Minnesota.]

  Interest on the Class A, Class M-1, Class M-2 and Class B-1 Notes

    Interest will be distributable first to each class of Class A notes concurrently, then to the Class M-1 notes, then to the Class M-2 notes and then to the Class B-1 notes. The interest rates for the Class A, Class M and Class B-1 notes are listed in "Summary of the Terms of the Notes." Interest on the outstanding Class A principal balance, Class M-1 adjusted principal balance, Class M-2 adjusted principal balance and Class B-1 adjusted principal balance,
as applicable, will accrue at the related interest rate from    , 1999, or from
the most recent payment date on which interest has been paid, to but excluding the following payment date, and will be computed on the basis of a 360-day year of twelve 30-day months. The principal balance of a class of notes as of any payment date is the original principal balance of that class less all amounts previously distributed on account of principal of such class. The Class A principal balance as of any payment date is the sum of the Class A-1 principal balance and the Class A-2 principal balance. The Class M principal balance as of any payment date is the sum of the Class M-1 principal balance and the Class M-2 principal balance. The Class M-1 adjusted principal balance as of any payment date is the Class M-1 principal balance less any Class M-1 liquidation loss principal amount (described below under "--Losses on Liquidated loans"). The class M-2 adjusted principal balance as of any payment date is the Class M-2 principal balance less any Class M-2 liquidation loss principal amount described below under "Losses on Liquidated loans." The Class B principal balance as of any payment date is the sum of the Class B-1 principal balance and the Class B-2 principal balance. The Class B-1 adjusted principal balance as of any payment date is the Class B-1 principal balance less any Class B-1 liquidation loss principal amount (described below under "Losses on Liquidated loans").

    In the event that, on a particular payment date, the amount available in the note distribution account is not sufficient to make a full distribution of interest to the holders of Class M-1 notes, Class M-2 notes or Class B-1 notes, after payment of interest on each class of notes that is senior to that class of notes, the amount of interest to be distributed in respect of that class will be allocated among the outstanding holders of that class pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next payment date. Any such amount so carried forward will bear interest at the applicable interest rate, to the extent legally permissible.

  Principal on the Class A, Class M-1, Class M-2 and Class B-1 Notes.

    The Class A, Class M-1, Class M-2 and Class B-1 notes will be entitled to receive on each payment date distributions of principal, in the order of priority set forth below and to the extent of the amount available in the note distribution account after payment of certain fees to the servicer and to the note insurer and all interest then accrued on the Class A principal balance, Class M-1 adjusted principal balance, Class M-2 adjusted principal balance and Class B-1 adjusted principal balance.

    Principal will be distributable first to each class of Class A notes, concurrently, until retired. The Class A-1 notes will be entitled to receive an amount equal to the senior percentage of the "Group 1 Formula Principal Distribution Amount," which is the sum of:

  (1) all scheduled payments of principal due on each outstanding group 1 contract during the related due period;

  (2) the scheduled principal balance of each group 1 contract which, during such due period, was purchased by Green Tree on account of certain breaches of its representations and warranties;

  (3) all partial principal prepayments applied and all principal prepayments in full received during such due period in respect of group 1 loans;

  (4) the scheduled principal balance of each group 1 contract that became a liquidated contract during such due period; and

  (5) any amount described in clauses (1) through (4) above that was not previously distributed because of an insufficient amount of funds available in the note distribution account if, the payment date occurs on or after the payment date on which the Class B-2 principal balance has been reduced to zero, or such amount was not covered by a Class B-2 guaranty payment and corresponding reduction in the Class B-2 principal balance.

    The Class A-2 notes will be entitled to receive an amount equal to the senior percentage of "Group 2 Formula Principal Distribution Amount," which is the sum of:

  (1) all scheduled payments of principal due on each outstanding group 2 contract during the related due period;

  (2) the scheduled principal balance of each group 2 contract which, during such due period, was purchased by us on account of breaches of our representations and warranties;

  (3) all partial principal prepayments applied and all principal prepayments in full received during such due period in respect of group 2 loans;

  (4) the scheduled principal balance of each group 2 contract that became a liquidated contract during the due period; and

  (5) any amount described in clauses (1) through (4) above that was not previously distributed because of an insufficient amount of funds available in the note distribution account if, the payment date occurs on or after the payment date on which the Class B-2 principal balance has been reduced to zero, or such amount was not covered by a Class B-2 guaranty payment and corresponding reduction in Class B-2 principal balance.

    If either the Class A-1 notes or the Class A-2 notes are retired, the remaining class will be entitled to receive the senior percentage of the group 1 formula principal distribution amount and group 2 formula principal distribution amount.

    In addition, on each payment date on which the supplementary principal distribution test has not been satisfied, holders of Class A notes will be entitled to receive as payments of principal the supplementary principal distribution amount. The supplementary principal distribution test will not be met if the cumulative losses on the loans exceed certain specified percentages of the principal balance of the loans as of the cut-off date.

    Upon the payment in full of the Class A notes, the Class M-1 notes will be entitled to receive an amount equal to the senior percentage of the group 1 and group 2 formula principal distribution amounts. Upon payment in full of the Class M-1 notes, the Class M-2 notes will be entitled to receive an amount equal to the senior percentage of the group 1 and group 2 formula principal distribution amounts. On each payment date, the Class B-1 notes will be entitled to receive an amount equal to the Class B percentage of the group 1 and group 2 formula principal distribution amounts. When the principal balance of a class of notes is reduced to zero, no further distributions of principal will be made to the holders of such class.

    The scheduled principal balance of a contract with respect to any payment date is its principal balance as of the scheduled payment date in the due period, after giving effect to any previous partial principal prepayments applied and to the scheduled payment due on the due date, and after giving effect to any adjustments due to bankruptcy or similar proceedings. The pool scheduled principal balance, with respect to the loan pool as of any payment date, is the aggregate of the scheduled principal balances of loans comprising the loan pool that were outstanding during the preceding due period. A liquidated loan is a defaulted loan, which is 180 days delinquent, or as to which all amounts that the servicer expects to recover on account of the loan have been received.

    The senior percentage for any payment date before the Class B cross-over date, and for any payment date on or after the Class B cross-over date on which any Class B principal distribution test has not been satisfied, will equal 100%. On each payment date on or after the Class B cross-over date, if each Class B principal distribution test has been satisfied on that payment date, the senior percentage will equal a fraction, expressed as a percentage, the numerator of which is the sum of the Class A principal balance and the Class M principal balance for such payment date and the denominator of which is the pool scheduled principal balance for the immediately preceding payment date.

    Payments of principal on the Class B-l notes will not commence until the Class B cross-over date, and will be made on that payment date and each payment date after that only if each Class B principal distribution test is satisfied on that payment date, unless the Class A principal balance and the Class M principal balance have been reduced to zero. The Class B cross-over date, will be the earlier of:

  (1) the payment date on which the Class M-2 principal balance is reduced to zero; and

  (2) the first payment date on or after the payment date in January 2003.

    The Class B principal distribution test, will be satisfied on each payment date that

  (1) the average of the sixty-day delinquency ratio as of such payment date
      and the prior two payment dates does not exceed   %;

  (2) the average of the thirty-day delinquency ratio as of such payment
      date and the prior two payment dates does not exceed   %;

  (3) the cumulative realized loss ratio as of such payment date does not
      exceed   %;

  (4) the current realized loss ratio as of such payment date does not
      exceed   %; and

  (5) the Class B principal balance divided by the pool scheduled principal balance as of the immediately preceding payment date is equal to or
      greater than   %.

    On each payment date on which the Class B notes are eligible to receive distributions of principal, the Class B percentage of the group 1 and group 2 formula principal distribution amounts less the Class B floor reduction amount will be paid to the Class B-1 noteholders to the extent of the amount available, after payment of certain fees to the servicer, if other than Green Tree and the note insurer, all interest then accrued on the Class A principal balance, Class M-1 adjusted principal balance, Class M-2 adjusted principal balance and Class B-1 adjusted principal balance, all principal then due on the Class A notes and Class M notes and reimbursement to the note insurer and all principal then due on the Class M notes, until the Class B-l principal balance has been reduced to zero. The Class B floor reduction amount means as to any payment date prior to the Class M-2 cross-over date, the amount, if any, by which the Class B percentage of the group 1 and group 2 formula principal distribution amounts exceeds:

  (1) the Class B principal balance prior to the effect of such distribution less;

  (2) $2,250,000, and after the Class M-2 cross-over date the Class B floor reduction amount will equal zero. The Class M-2 cross-over date, is the payment date on which the Class M-2 principal balance has been reduced to zero.

    Any Class B floor reduction amount will be distributed to the Class A-1 notes and Class A-2 notes concurrently, until the related balances are reduced to zero, then to the Class M-1 notes until the balance is reduced to zero, and then to the Class M-2 notes until the balance is reduced to zero.

    The Class B percentage for any payment date will be equal to 100% minus the senior percentage. The Class B percentage for each payment date, if any, after the Class A principal balance and the Class M principal balance have been reduced to zero will be equal to 100%.

    Notwithstanding the above, on any payment date as to which there is a Class A principal deficiency amount, the remaining amount available, after payment of all interest then accrued on the Class A principal balance, Class M-1 adjusted principal balance, Class M-2 adjusted principal balance and Class B-1 adjusted principal balance, will be distributed pro rata to each class of Class A notes based on the principal balance of each class. In no event will the amount exceed the principal balance of any such class.

  Class B-2 Interest.

    Interest on the outstanding Class B-2 principal balance will accrue from
     , 1999, or from the most recent payment date on which interest has been paid, to but excluding the following payment date, and will be computed on the basis of a 360-day year of twelve 30-day months.

    To the extent of the remaining amount available, if any, for a payment date after payment of certain fees to the servicer and the note insurer, all interest and principal then payable on the Class A, Class M-1, Class M-2 and Class B-1 notes and reimbursement to the note insurer, and the Class B-2 guaranty payment, if any, for such date, interest will be paid to the Class B-2 noteholders on such payment date at the Class B-2 interest rate on the then outstanding Class B-2 principal balance. The Class B-2 principal balance is the original Class B-2 principal balance less all amounts previously distributed to the Class B-2 noteholders, including any Class B-2 guaranty payments on account of principal.

    If, on a particular payment date, the remaining amount available in the note distribution account plus any amounts actually paid under the Class B-2 limited guaranty are not sufficient to make a full distribution of interest to the Class B-2 noteholders, the amount of the deficiency will be carried forward as an amount that the Class B-2 noteholders are entitled to receive on the next payment date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class B-2 interest rate.

  Class B-2 Principal.

    Except for payments of the Class B-2 liquidation loss principal amount, payments of principal on the Class B-2 notes will not commence until the payment date on which the Class B-1 principal balance has been reduced to zero, and will be made on that payment date and each payment date thereafter only if each Class B principal distribution test is satisfied on such payment date unless the Class A principal balance and the Class M principal balance have been reduced to zero. On any payment date, the Class B percentage of the group 1 and group 2 formula principal distribution amounts less the Class B floor reduction amount will be distributed, up to any amounts actually paid under the Class B-2 limited guaranty and the amount available, after payment of fees to the servicer and the note insurer, all interest and principal then due on the Class A and Class M and Class B-1 notes, reimbursement to the note insurer and interest on the Class B-2 notes, to the Class B-2 noteholders until the Class B-2 principal balance has been reduced to zero. The Class B-2 principal balance generally will not be reduced below $2,250,000 until the Class A principal balance, the Class M principal balance and the Class B-1 principal balance have been reduced to zero.

    On each payment date, the Class B-2 noteholders will be entitled to receive, under the Class B-2 limited guaranty, the Class B-2 liquidation loss principal amount until the Class B-2 principal balance has been reduced to zero.

Subordination of Class M Notes and Class B Notes

    The rights of the holders of the Class M notes and Class B notes to receive distributions on the loans, as well as any other amounts constituting the amount available, will be subordinated to the rights of the holders of the Class A notes and the rights of the note insurer under the insurance agreement. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A notes of the full amount of their scheduled monthly payments of interest and principal and to afford holders protection against losses on liquidated loans.

    A portion of the protection afforded to the holders of the Class A notes by means of the subordination of the Class M and Class B notes will be accomplished by the preferential right of the Class A noteholders to receive on any payment date the amount of interest due on the Class A notes, including any interest due on a prior payment date but not received, before any distribution being made on a payment date in respect of interest on the Class M and Class B notes. Thereafter, any remaining amount available in the note distribution account will be applied to the payment of interest due on the Class M-1 adjusted principal balance, then interest due on the Class M-2 adjusted principal balance and then interest due on the Class B-1 adjusted principal balance. The Class A notes will also have the benefit of the note insurance policy.

    After payment of fees to the servicer and the note insurer, all interest then accrued on the Class A principal balance, Class M-1 adjusted principal balance, Class M-2 adjusted principal balance and Class B-1 adjusted principal balance and reimbursement to the note insurer, any remaining amount available will be distributed in the following order of priority: first, the senior percentage or the Class B percentage, as applicable, of the formula principal distribution amounts will be distributed to the Class A, Class M and Class B-1 noteholders in the order of priority described above under "Distributions on the Notes--Principal on the Class A, Class M-1, Class M-2 and Class B-1 Notes." The remaining amount available will be distributed in the following order of priority:

  . any unpaid Class M-1 liquidation loss interest amount (as described below under "Losses on Liquidated loans") will be distributed to the Class M-1 noteholders;

  . any unpaid Class M-2 liquidation loss interest amount (as described below under "Losses on Liquidated loans") will be distributed to the Class M-2 noteholders; and

  . any unpaid Class B-1 liquidation loss interest amount (as described below under "Losses on Liquidated loans") will be distributed to the Class B-1 noteholders.

    The rights of the holders of the Class B-2 notes to receive distributions on the loans and other amounts in the note distribution account will be subordinated to the rights of the holders of the Class A notes, Class M notes and Class B-1 notes and amounts payable to the note insurer. Thus, the Class B-2 noteholders will be entitled to distribution of interest and principal on the Class B-2 notes only after distribution of all interest and principal then payable on the Class A, Class M and Class B-1 notes.

    If a Class B-2 liquidation loss principal amount is realized for any payment date and we fail to pay that amount under our Class B-2 limited guaranty, the Class B-2 noteholders may incur losses on their investment in the Class B-2 notes to the extent the losses are not made up from future payments on the loans or the Class B-2 limited guaranty.

Losses on Liquidated Contracts

    As described above, the distribution of principal to the Class A noteholders is intended to include the senior percentage of the scheduled principal balance of each contract that became a liquidated contract during the preceding due period. If the net liquidation proceeds from the liquidated contract are less than the scheduled principal balance of the liquidated contract plus accrued and unpaid interest, the deficiency will, in effect, be absorbed by the certificateholders first, then the monthly servicing fee otherwise payable to the servicer, so long as we or one of our or any wholly owned subsidiaries is the servicer on the loans, then the Class B-2 noteholders, then the Class B-1 noteholders, then the Class M-2 noteholders and then the Class M-1 noteholders. Likewise, to the extent the Class M-1 noteholders, the Class M-2 noteholders or the Class B-1 noteholders are entitled to receive distributions of principal, similar deficiencies could result for each class of notes with a lower payment priority.

    If the amount available in the note distribution account for any payment date is insufficient to distribute the full formula principal distribution amounts for that payment date to the noteholders, the aggregate outstanding principal balance of the notes will be greater than the pool scheduled principal balance for that payment date. If this happens, the amount of such deficiency would be allocated first to the Class B-2 notes, and we would be obligated to pay the amount of the Class B-2 liquidation loss principal amount to the Class B-2 noteholders under the Class B-2 limited guaranty. If on any payment date the sum of the Class A principal balance, the Class M-1 principal balance, the Class M-2 principal balance and the Class B-1 principal balance was equal to the pool scheduled principal balance, no further liquidation loss principal amounts could be allocated to the Class B-2 notes and any further liquidation loss principal amounts realized would be allocated to reduce the Class B-1 adjusted principal balance . If the Class B-1 adjusted principal balance were reduced to zero, any further liquidation loss principal amounts realized would be allocated to reduce the Class M-2 adjusted principal balance. If the Class M-2 adjusted principal balance were reduced to zero, any further liquidation loss principal amounts realized would be allocated to reduce the Class M-1 adjusted principal balance. Any liquidation loss principal amounts would be reduced on subsequent payment dates up to the amount available in the note distribution account on the payment dates is sufficient to permit the distribution of principal due, but not paid, on the notes on prior payment dates. If the adjusted principal balance of the Class M-1, Class M-2 or Class B-1 notes were reduced by a liquidation loss principal amount, interest accruing on that class would be calculated on the reduced adjusted principal balance of that class. The interest accruing on that class's liquidation loss principal amount each month, plus interest at the applicable interest rate on any liquidation loss interest amount due on a prior payment date but not paid, would be paid to the noteholders of that class from the amount available, after distributions of principal on all Class A, Class M and

Class B-1 notes, in the order of priority described above under "Subordination of Class M and Class B Notes."

    But for the effect of the subordination of the Class M-2 and Class B notes and the certificates and the related monthly servicing fee otherwise payable to the servicer, so long as we or one of our wholly owned subsidiaries is the servicer, on the loans, the Class M-1 noteholders will absorb all losses on each liquidated contract in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

    But for the effect of the subordination of the Class B notes and the certificates and the related monthly servicing fee otherwise payable to the servicer, so long as we or one of our wholly owned subsidiaries is the servicer on the loans, the Class M-2 noteholders will absorb all losses on each liquidated contract in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

    But for the effect of the subordination of the Class B-2 notes and the certificates and the related monthly servicing fee otherwise payable to the servicer, so long as we or one of our wholly owned subsidiaries is the servicer on the loans, the Class B-1 noteholders will absorb all losses on each liquidated contract in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

    But for the payments under the Class B-2 limited guaranty described below and the subordination of the certificates and the related monthly servicing fee otherwise payable to the servicer, so long as we or one of our wholly owned subsidiaries is the servicer on the loans, the Class B-2 noteholders will absorb all losses on each liquidated contract in the amount by which its net liquidation proceeds are less than its unpaid principal balance plus accrued and unpaid interest less the related monthly servicing fee.

Reports to Noteholders

    The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution to a Class A noteholder, a statement in respect of the related payment date that shows:

  (1) the amount of the distribution to holders of each class of Class A notes allocable to interest;

  (2) the amount of the distribution to holders of each class of Class A notes allocable to principal, separately identifying the aggregate amount of any principal prepayments and any supplementary principal distribution amount included;

  (3) any amount by which the Class A formula distribution amount exceeds the Class A distribution amount for the payment date;

  (4) the principal balance of each class of Class A notes after giving effect to the distribution of principal on the payment date;

  (5) the senior percentage for the payment date;

  (6) the pool scheduled principal balance for the payment date;

  (7) the pool factor (a percentage derived from a fraction the numerator of which is the sum of the Class A principal balance, the Class M principal balance and the Class B principal balance and the denominator of which is the cut-off date pool principal balance;

  (8) the number and aggregate principal balance of loans delinquent (a) 30-59 days, (b) 60-89 days, and (c) 90 or more days;

  (9) the amount of any payment by the note insurer under the note insurance policy and any reimbursement paid to the note insurer; and

  (10) the number of defaulted loans in foreclosure or foreclosed upon and in the servicer's inventory.

    Information furnished under clauses (1) through (4) will be expressed as dollar amounts for a Class A note with a 1% percentage interest or per $1,000 denomination of Class A note.

    In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class A noteholder of record at any time during that calendar year as to the aggregate of amounts reported under (1) and (2) above for such calendar year.

    The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution to a Class M-1 noteholder, a statement in respect of the related payment date that shows:

  (1) the amount of the distribution to holders of the Class M-1 notes allocable to interest, separately identifying any unpaid interest shortfall included;

  (2) the amount of such distribution to holders of the Class M-1 notes allocable to principal, separately identifying the aggregate amount of any principal prepayments included;

  (3) any amount by which the Class M-1 formula distribution amount exceeds the Class M-1 distribution amount for the payment date;

  (4) the principal balance of the Class M-1 note after giving effect to the distribution of principal on the payment date;

  (5) any unpaid Class M-1 liquidation loss interest amount, after giving effect to payments of interest on the payment date;

  (6) the senior percentage for the payment date;

  (7) the pool scheduled principal balance for the payment date;

  (8) the pool factor;

  (9) the number and aggregate principal balance of loans delinquent (a) 30-59 days, (b) 60-89 days, and (c) 90 or more days; and

  (10) the number of defaulted loans in foreclosure or foreclosed upon and in the servicer's inventory.

    Information furnished under clauses (1) through (4) will be expressed as dollar amounts for a Class M-1 note with a 1% percentage interest or per $1,000 denomination of Class M-1 note.

    In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class M-1 noteholder of record at any time during that calendar year as to the aggregate of amounts reported under (1) and (2) above for that calendar year.

    The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution to a Class M-2 noteholder, a statement in respect of the related payment date showing:

  (1) the amount of the distribution to holders of the Class M-2 notes allocable to interest, separately identifying any unpaid interest shortfall included;

  (2) the amount of the distribution to holders of the Class M-2 notes allocable to principal, separately identifying the aggregate amount of any principal prepayments included;

  (3) any amount, by which the Class M-2 formula distribution amount exceeds the Class M-2 distribution amount for the payment date;

  (4) the principal balance of the Class M-2 notes after giving effect to the distribution of principal on the payment date;

  (5) any unpaid Class M-2 liquidation loss interest amount, after giving effect to payments of interest on the payment date;

  (6) the senior percentage for the payment date;

  (7) the pool scheduled principal balance for the payment date;

  (8) the pool factor;

  (9) the number and aggregate principal balance of loans delinquent (a) 30-59 days, (b) 60-89 days, and (c) 90 or more days; and

  (10) the number of defaulted loans in foreclosure or foreclosed upon and in the servicer's inventory.

    Information furnished under clauses (1) through (4) will be expressed as dollar amounts for a Class M-2 note with a 1% percentage interest or per $1,000 denomination of Class M-2 note.

    In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class M-2 noteholder of record at any time during that calendar year as to the aggregate of amounts reported pursuant to (1) and (2) above for that calendar year.

    The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution to a Class B-1 noteholder, a statement in respect of the related payment date that shows:

  (1) the amount of the distribution to holders of the Class B-1 notes allocable to interest, separately identifying any unpaid interest shortfall included;

  (2) the amount of the distribution to holders of the Class B-1 notes allocable to principal, separately identifying the aggregate amount of any principal prepayments included;

  (3) any amount which the Class B-1 formula distribution amount exceeds the Class B-1 distribution amount for the payment date;

  (4) the principal balance of the Class B-1 notes after giving effect to the distribution of principal on the payment date;

  (5) any unpaid Class B-1 liquidation loss interest amount, after giving effect to payments of interest on the payment date;

  (6) the Class B percentage for the payment date;

  (7) the pool scheduled principal balance for the payment date;

  (8) the pool factor;

  (9) the number and aggregate principal balance of loans delinquent (a) 30-59 days, (b) 60-89 days, and (c) 90 or more days; and

  (10) the number of defaulted loans in foreclosure or foreclosed upon and in the servicer's inventory.

    Information furnished under clauses (1) through (4) will be expressed as dollar amounts for a class B-1 note with a 1% percentage interest or per $1,000 denomination of Class B-1 note.

    In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class B-1 noteholder of record at any time during that calendar year as to the aggregate of amounts reported under (1) and (2) above for that calendar year.

    The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution to a Class B-2 noteholder, a statement in respect of the related payment date that shows:

  (1) the amount of the distribution to holders of Class B-2 notes allocable to interest;

  (2) the amount of the distribution to holders of Class B-2 notes allocable to principal (separately identifying the aggregate amount of any principal prepayments included);

  (3) any amount by which the sum of the Class B-2 formula distribution amount and the Class B-2 liquidation loss principal amount, if any, exceeds the Class B-2 distribution amount for the payment date;

  (4) the Class B-2 liquidation loss principal amount for the payment date;

  (5) the Class B-2 guaranty payment for the payment date;

  (6) the Class B-2 principal balance after giving effect to the distribution of principal on the payment date;

  (7) the Class B percentage for the payment date;

  (8) the pool scheduled principal balance for the payment date;

  (9) the pool factor;

  (10) the number and aggregate principal balance of loans delinquent (a) 30-59 days, (b) 60-89 days, and (c) 90 or more days; and

  (11) the number of defaulted loans in foreclosure or foreclosed upon and in the servicer's inventory.

    Information furnished under clauses (1) through (3) will be expressed as dollar amounts for a Class B-2 note with a 1% percentage interest or per $1,000 denomination of Class B-2 note.

    In addition, within a reasonable period of time after the end of each calendar year, the servicer will furnish a report to each Class B-2 noteholder of record at any time during that calendar year as to the aggregate amounts reported pursuant to (1) and (2) above for that calendar year.

    Each of the foregoing statements will also be provided to the note insurer, so long as the note insurance policy is in effect.

Conveyance of Contracts

    On the closing date, we will establish the trust and transfer, assign, set over and otherwise convey to the trust all our right, title and interest in the home improvement loans and the home equity loans, including all principal and interest received on or with respect to such loans, other than receipts of principal and interest due on such loans before the cut-off date. The trust will pledge each contract to the indenture trustee for the benefit of the noteholders and the note insurer under the indenture.

    The indenture trustee, concurrently with each conveyance, will execute and deliver the notes to or upon our the order. The loans are described on a list delivered to the trust and certified by a duly authorized officer of Green Tree. The list includes the amount of monthly payments due on each contract as of the date of issuance of the notes, the interest rate on each contract and the maturity date of each contract. The list will be available for inspection by any noteholder at our principal office. Before conveying the loans to the trust, we will have completed a review of all the contract files, confirming the accuracy of each item on the list of loans delivered to the indenture trustee. We will repurchase any contract discovered not to agree with the list in a manner that is materially adverse to the interests of the noteholders, or, if the discrepancy relates to the unpaid principal balance of a contract, we may deposit cash in the collection account in an amount sufficient to offset the discrepancy.

    The indenture trustee will maintain possession of the loans and any other documents contained in the contract files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the pledge and assignment of the loans to the indenture trustee, and our accounting records and computer systems will also reflect such pledge and assignment.

    [Company Counsel], our counsel, will render an opinion to the indenture trustee that the transfer of the loans from us to the trust would, in the event we became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, however, the transfer of the loans from us to the trust were treated as a pledge to secure our borrowings, the distribution of proceeds of the loans to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the loans if the proceeds of the sale could satisfy the amount of the debt deemed owed by us, or the bankruptcy trustee could substitute other collateral in lieu of the loans to secure the debt, or the debt could be subject to adjustment by the bankruptcy trustee if we were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

    We will make representations and warranties in the sale and servicing agreement about each contract, including that:

  (1) for each contract as of the applicable cut-off date, the most recent scheduled payment was made or was not delinquent more than 59 days;

  (2) no provision of a contract has been waived, altered or modified in any respect, except by instruments or documents included in the contract file and reflected on the list of loans delivered to the trust;

  (3) each contract is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally;

  (4) no contract is subject to any right of rescission, set-off, counterclaim or defense;

  (5) each contract was originated by a home improvement contractor or home equity lender in the ordinary course of its business or was originated by us directly;

  (6) no contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the contract or an interest therein pursuant to the pooling and servicing agreement or the notes unlawful;

  (7)  each contract complies with all requirements of law;

  (8) no contract has been satisfied, subordinated to a lower lien ranking than its original position or rescinded;

  (9) each contract creates a valid and perfected lien on the related real estate;

  (10) all parties to each contract had full legal capacity to execute the contract;

  (11) no contract has been sold, conveyed and assigned or pledged to any other person and we have good and marketable title to each contract free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, and are the sole owner and have full right to transfer the contract to the trust;

  (12) as of the cut-off date there was no default, breach, violation or event permitting acceleration under any contract, except for payment delinquencies permitted by clauses (1) and (2) above, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under the contract, and we have not waived any of the above;

  (13) each contract is a fully-amortizing loan and provides for level monthly payments based on its applicable contract rate, for the final monthly payment, over the term of such contract;

  (14) each contract contains customary and enforceable provisions such as to render the rights and remedies of the holder adequate for realization against the collateral;

  (15) the description of each contract in the list delivered to the trust is true and correct;

  (16)  there is only one original of each contract; and

  (17) each contract was originated or purchased in accordance with our then-current underwriting guidelines.

    We will also make representations and warranties about the home improvement loans in the aggregate, including that:

  (1)  the aggregate pool of home improvement loans have a contractual rate
       of interest of at least   %;

  (2)  no home improvement contract had a remaining term to maturity at
       origination of more than    months;

  (3) no more than 1% of the home improvement loans, by principal balance as of the cut-off date, were secured by properties located in an area with the same zip code;

  (4) no more than 5% of the home improvement loans, by principal balance as of the cut-off date, were originated by any one contractor or lender; and

  (5) no adverse selection procedures were employed in selecting the home improvement loans from our portfolio.

    Under the terms of the sale and servicing agreement, we have agreed to repurchase, at the repurchase price, any contract that is materially and adversely affected by a breach of a representation and warranty regarding the contract made in the sale and servicing agreement if the breach has not been cured within 90 days of the day it was or should have been discovered by the servicer or the indenture trustee. The repurchase price, with respect to any contract to be so repurchased or with respect to a liquidated contract, means the outstanding principal balance of the contract plus interest on the contract at the interest rate, which will be the weighted average of the interest rates of the related classes of notes, from the end of the due period with respect to which the obligor last made a scheduled payment, without giving effect to any advances made by the servicer or the indenture trustee, through the date of the repurchase or liquidation. This repurchase obligation constitutes the sole remedy available to the trust and the noteholders for a breach of a representation or warranty under the sale and servicing agreement regarding the loans, but not for any other breach by us of our obligations under the sale and servicing agreement.

Collection and Other Servicing Procedures

    The servicer will manage, administer, service and make collections on the loans, exercising the degree of skill and care consistent with the highest degree of skill and care that the servicer exercises with respect to similar contracts (including manufactured housing contracts) serviced by the servicer. The servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties. We do, however, as a matter of our own policy, monitor proof of hazard insurance coverage, other than flood insurance and require that we be named as an additional loss payee on all first lien secured contracts and generally on junior lien secured contracts with amounts financed of over $20,000.

Servicing Compensation and Payment of Expenses

    The servicer will receive a monthly servicing fee for each due period, paid on the next succeeding payment date for servicing the loans equal to one-twelfth of the product of .75% and the remaining pool scheduled principal balance of the loans.

    The monthly servicing fee provides compensation for customary third-party servicing activities to be performed by the servicer for the trust, for additional administrative services performed by the servicer on behalf of the trust and for expenses paid by the servicer on behalf of the trust. The servicer is also entitled to reimbursement out of the liquidation proceeds of a liquidated contract for customary out-of-pocket liquidation expenses it incurs.

    Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records on each contract. Administrative services performed by the servicer on behalf of the trust include selecting and packaging the loans, calculating distributions to noteholders and providing related data processing and reporting services for noteholders and on behalf of the indenture trustee. Expenses incurred in connection with the servicing of the loans and paid by the servicer from its servicing fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in the enforcement of loans or foreclosure on related collateral, payment of trustee's fees, and payment of expenses incurred in distributions and reports to noteholders.

Evidence as to Compliance

    The sale and servicing agreement provides for delivery to the indenture trustee of a monthly report by the servicer no later than one business day following the determination date, setting forth the information described under "Description of the Notes--Reports to the Noteholders." Each report to the indenture trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of such report and stating that the servicer has not defaulted in the performance of its obligations under the sale and servicing agreement. On or before May 1 of each year, beginning in 2000, the servicer will deliver to the indenture trustee a report of a nationally recognized accounting firm, stating that the firm has examined documents and records relating to the servicing of loans serviced by the servicer and stating that, on the basis of the examination, the servicing has been conducted in compliance with the sale and servicing agreement, except for any exceptions listed in report.

    The sale and servicing agreement provides that the servicer shall furnish to the indenture trustee and the note insurer such reasonably pertinent underlying data as can be generated by the servicer's existing data processing system without undue modification or expense.

    The sale and servicing agreement provides that a noteholder holding notes representing at least 5% of the aggregate principal balance will have the same rights of inspection as the indenture trustee and may upon written request to the servicer receive copies of all reports provided to the indenture trustee.

Certain Matters Relating to Green Tree

    The sale and servicing agreement provides that we may not resign from our obligations and duties as servicer, except upon a determination that our performance of our duties is no longer permissible under the sale and servicing agreement or applicable law, and prohibits us from extending credit to any noteholder for the purchase of a note, purchasing notes in any agency or trustee capacity or lending money to the trust. We can be removed as servicer only in an event of termination as discussed below.

Repurchase Option

    We, the servicer and the note insurer each will be permitted, at its option, to purchase from the trust, on any distribution date immediately following any monthly period as of the last day of which the pool scheduled principal balance is equal to or less than 10% of the cut-off date pool principal balance, all remaining loans and the other remaining trust property at a price equal to the unpaid principal amount of the notes and certificates, plus accrued and unpaid interest, provided that all amounts owed to the note insurer are paid in full.

Administrator

    Green Tree Financial Servicing Corporation, a Delaware corporation will provide the notices and perform other administrative obligations required by the indenture and the trust agreement. The administrator, one of our subsidiaries, will enter into an administration agreement with the trust and the indenture trustee relating to its duties and obligations as administrator.

Registration of the Notes

    The notes initially will be represented by certificates registered in the name of Cede & Co., the nominee of DTC. The interests of beneficial owners of the notes will be represented by book entries on the records of the participating members of DTC. Definitive notes will be available only under the limited circumstances described herein. Holders of the notes may hold through DTC in the United States, CEDEL or Euroclear in Europe if they are participants of these systems, or indirectly through organizations that are participants in these systems.

    CEDEL and Euroclear will hold omnibus positions in the notes on behalf of the CEDEL participants and the Euroclear participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in the securities through electronic book-entry changes in accounts of participants, eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    The beneficial owners of notes who are not participants but desire to purchase, sell or otherwise transfer ownership of the notes may do so only through participants unless and until definitive notes, are issued. In addition, note owners will receive all distributions of principal of, and interest on, the notes from the indenture trustee through DTC and participants. Note owners will not receive or be entitled to receive certificates representing their respective interests in the notes, except under the limited circumstances described below.

    Unless and until definitive notes are issued, it is anticipated that the only noteholder of the notes will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders as that term is used in the sale and servicing agreement. Note owners are only permitted to exercise the rights of noteholders indirectly through participants and DTC.

    While notes are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts for the notes and is required to receive and transmit distributions of principal of, and interest on, the notes. Participants with whom note owners have accounts for notes are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective note owners. Accordingly, although note owners will not possess certificates, the rules provide a mechanism by which note owners will receive distributions and will be able to transfer their interests.

    Notes will be issued in registered form to note owners, or their nominees, rather than to DTC, only if (1) DTC or Green Tree advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the notes and Green Tree or the indenture trustee is unable to locate a qualified successor or (2) Green Tree at its sole option advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of definitive notes to note owners, such notes will be transferable directly and registered holders will deal directly with the indenture trustee with respect to transfers, notices and distributions.

    DTC has advised us that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by a noteholder under the sale and servicing agreement only at the direction of one or more participants to whose DTC accounts the notes are credited. DTC has advised us that DTC will take action on any fractional interest of the notes only at the direction of and on behalf of the participants beneficially owning a corresponding fractional interest of the notes. DTC may take actions, at the direction of the participants, on some notes which conflict with actions taken on other notes.

    Issuance of notes in book-entry form rather than as physical certificates may adversely affect the liquidity of the notes in the secondary market and the ability of note owners to pledge them. In addition, since distributions on the notes will be made by the indenture trustee to DTC and DTC will credit distributions to the accounts of its participants, with the participants further crediting distributions to the accounts of indirect participants or note owners, note owners may experience delays in the receipt of distributions.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL participants and Euroclear participants may not deliver instructions directly to the depositaries.

    Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and credits or any transactions in the securities settled during the processing will be reported to the relevant CEDEL participant or Euroclear participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant or a Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations, which are called CEDEL participants, and facilitates the clearance and settlement of securities transactions between CEDEL participants through electronic book-entry changes in accounts of CEDEL participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments on securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    Distributions on notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. The distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this prospectus supplement.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                                THE NOTE INSURER

               [Insert information about note insurer here]

                           THE NOTE INSURANCE POLICY

Note Insurance Policy

    The following summary of the terms of the note insurance policy does not purport to be complete and is qualified in its entirety by reference to the note insurance policy. A form of the note insurance policy may be obtained from us upon request.

    Simultaneously with the issuance of the notes, the note insurer will deliver the note insurance policy to the indenture trustee for the benefit of the Class A noteholders. Under the note insurance policy, the note insurer will irrevocably and unconditionally guarantee payment on each payment date to the indenture trustee for the benefit of the Class A noteholders of the insured payments for such payment date calculated in accordance with the original terms of the Class A notes when issued and without regard to any amendment or modification of the Class A notes, the indenture or the sale and servicing agreement, except amendments or modifications to which the note insurer has given its prior written consent. An insured payment for a payment date, if any, will equal the amount by which the sum of:

  (1)  the current interest payable on the Class A notes; and

  (2) the Class A principal deficiency amount (the amount by which the principal balance of the Class A notes exceeds the scheduled principal balance of the loans); and

  (3) on the maturity date, the amount by which the unpaid principal balance of the Class A notes exceeds the cash available to pay such amount on that payment date (without regard to any insured payment to be made with respect to such payment date).

  Insured payments do not cover realized losses; provided, however, that the note insurer is permitted at its sole option, but not required, to pay any losses in connection with the liquidation of a contract in accordance with the note insurance policy. Insured payments do not cover deficiencies resulting from relief to debtors under the federal Soldiers' and Sailors' Civil Relief Act of 1940. Nevertheless, the effect of the note insurance policy is to guaranty the timely payments of interest on, and the ultimate payment of the principal amount of, the Class A notes.

    Payment of claims under the note insurance policy will be made by the note insurer following receipt by the note insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second business day following receipt of such notice for payment and (b) 12:00 noon, New York City time, on the relevant payment date.

    If any payment of an amount guaranteed by the note insurer pursuant to the note insurance policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the note insurer will pay such amount out of the funds of the note insurer on the later of:

  (1)  the date when due to be paid pursuant to the order referred to below;
       or

  (2)  the first to occur of

     (a) the fourth business day following receipt by the note insurer from the indenture trustee of

            (i) a certified copy of the order of the court or other governmental body that exercised jurisdiction to the effect that a noteholder is required to return principal or interest distributed with respect to a note during the term of the note insurance policy because such distributions were avoidable preferences under applicable bankruptcy law;

            (ii) a certificate of the Class A noteholders(s) that the order has been entered and is not subject to any stay; and

            (iii) an assignment duly executed and delivered by the Class A noteholder(s) in such form as is reasonably required by the note insurer and provided to the Class A noteholder(s) by the note insurer, irrevocably assigning to the note insurer all rights and claims of the Class A noteholder(s) relating to or arising under the Class A notes against the debtor that made such preference payment or otherwise with respect to such preference payment; and

     (b) the date of receipt by the note insurer from the Indenture trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least four business days prior to such date of receipt, the note insurer shall have received written notice from the indenture trustee that such items were to be delivered on such date and such date was specified in such notice.

    The payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the indenture trustee or any Class A noteholder directly, (unless a Class A noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case such payment shall be disbursed to the indenture trustee for distribution to such noteholder upon proof of such payment reasonably satisfactory to the note insurer).

    The terms receipt and received, with respect to the note insurance policy, mean actual delivery to the note insurer and to its fiscal agent appointed by the note insurer at its option, if any, prior to 12:00 p.m., New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 p.m., New York City time, shall be deemed to be receipt on the next succeeding business day. If any notice or certificate given under the note insurance policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and the note insurer or the fiscal agent shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

    Under the note insurance policy, business day means any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in the City of New York or the State of New York are authorized or obligated by law or executive order to be closed. The note insurer's obligations under the note insurance policy to make insured payments shall be discharged to the extent funds are transferred to the indenture trustee as provided in the note insurance policy, whether or not such funds are properly applied by the indenture trustee.

    The note insurer shall be subrogated to the rights of each Class A noteholder to receive payments of principal and interest, as applicable, with respect to distribution on the Class A notes to the extent of any payment by the note insurer under the note insurance policy. To the extent the note insurer makes insured payments, either directly or indirectly, to the Class A noteholders, the note insurer will be subrogated to the rights of the Class A noteholders, as applicable, with respect to such insured payment and shall be deemed to the extent of the payment so made to be a registered Class A noteholder for purposes of payment.

    Claims under the note insurance policy will rank equally with any other unsecured debt and unsubordinated obligations of the note insurer except for certain obligations in respect of tax and other payments to which preference is or may become afforded by statute. Claims against the note insurer under the note insurance policy constitute pari passu claims against the general assets of the note insurer. The terms of the note insurance policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of Green Tree. The note insurance policy may not be canceled or revoked prior to payment in full of the notes. The note insurance policy is governed by the laws of the State of New York. The note insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

    To the fullest extent permitted by applicable law, the note insurer agrees under the note insurance policy not to assert, and waives, for the benefit of each Class A noteholder, all of its rights whether by counterclaim, setoff or otherwise and defense (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the note insurer to avoid payment of its obligations under the note insurance policy in accordance with the express provisions of the note insurance policy.

    Under the terms of the sale and servicing agreement and the indenture, unless a note insurer default exists, the note insurer will be deemed to be a Class A noteholder for all purposes (other than with respect to payment on the Class A notes), will be entitled to exercise all rights of the Class A noteholders thereunder, without the consent of the noteholders, and the Class A noteholders may exercise such rights only with the prior written consent of the note insurer. In addition, the note insurer will have, as a third party beneficiary to the sale and servicing agreement, among others, the following rights:

  (1) the right to give notices of breach or to terminate the rights and obligations of the servicer under the sale and servicing agreement in the event of a servicer termination event; as defined in the sale and servicing agreement and to institute proceedings against the servicer;

  (2) the right to consent to or direct any waivers of defaults by the servicer;

  (3) the right to remove the indenture trustee pursuant to the indenture;

  (4) the right to direct the actions of the indenture trustee during the continuation of a servicer default;

  (5) the right to require us to repurchase loans for breach of representation and warranty or defect in documentation;

  (6) the right to direct all matters relating to a bankruptcy or other insolvency proceeding involving us; and

  (7) the right to direct the indenture trustee to investigate certain matters.

The note insurer's consent will be required prior to, among other things,
(a) the removal of the indenture trustee, (b) the appointment of any successor indenture trustee or servicer or (c) any amendment to the sale and servicing agreement.

    We, the issuer and the note insurer will enter into an insurance and indemnity agreement pursuant to which we will agree to reimburse, with interest, the note insurer for amounts paid pursuant to claims under the note insurance policy. We will further agree to pay the note insurer all reasonable charges and expenses that the note insurer may pay or incur relative to any amounts paid under the note insurance policy or otherwise in connection with the transaction and to indemnify the note insurer against certain liabilities. Except to the extent provided therein, amounts owing under the insurance agreement will be payable solely from the trust estate. An event of default by us under the insurance agreement will constitute a servicer termination event under the sale and servicing agreement and allow the note insurer, among other things, to direct the indenture trustee to terminate us or the servicer. See "Administration, Removal and Resignation of the Servicer". An event of default under the insurance agreement includes:

  (1) Green Tree's or the issuer's failure to pay when due any amount owed under the insurance agreement or certain other documents;

  (2) the inaccuracy or incompleteness in any material respect of any representation, or warranty of Green Tree or the issuer in the insurance agreement, the sale and servicing agreement or certain other documents;

  (3) Green Tree's or the issuer's failure to perform or to comply with any covenant or agreement in the insurance agreement, the sale and servicing agreement and other documents;

  (4) a finding or ruling by a governmental authority or agency that the insurance agreement, the sale and servicing agreement or other documents are not binding on us or the issuer;

  (5) our failure to pay our debts in general or the occurrence of events of insolvency or bankruptcy with respect to us or the issuer; and

  (6) the occurrence of performance test violations designed to measure the performance of the loans.

                      DESCRIPTION OF THE LIMITED GUARANTY

    To mitigate the effect of the subordination of the Class B-2 notes and liquidation losses and delinquencies on the loans, we will provide a guaranty against losses that would otherwise be borne by the Class B-2 notes. Each payment required to be made under the Class B-2 limited guaranty is referred to as a Class B-2 guaranty payment. Before the Class B-1 cross-over date, and on any payment date on or after the Class B-1 cross-over date on which a Class B principal distribution test is not satisfied, the Class B-2 guaranty payment will equal the amount by which:

  (1)  the sum of;

     (a) the Class B-2 formula distribution amount for the payment date which will be equal to accrued and unpaid interest on the Class B-2 notes; and

     (b) the Class B-2 liquidation loss principal amount, if any, for the payment date exceeds;

  (2) the Class B-2 distribution amount for the payment date. The Class B-2 liquidation loss principal amount for any payment date equals the amount, if any, by which the sum of the Class A principal balance, the Class M principal balance and the Class B principal balance for such payment date exceeds the pool scheduled principal balance for such payment date but in no event greater than the Class B-2 principal balance. The Class B-2 liquidation loss principal amount is, in substance, the amount of delinquencies and losses experienced on the loans during the related due period that was not absorbed by the certificate and the related monthly servicing fee otherwise payable to Green Tree, so long as we or one of our or any wholly owned subsidiaries is the servicer on the loans. On each payment date on or after the Class B-1 cross-over date, if each Class B principal distribution test is satisfied on such payment date (or the Class A principal balance and the Class M principal balance have been reduced to zero), the Class B-2 guaranty payment will equal the amount, if any, by which;
     (a)  the sum of

            (i) the Class B-2 formula distribution amount for the payment date, which will include both interest and principal; and

            (ii) the Class B-2 liquidation loss principal amount for the payment date exceeds;

     (b)  the Class B-2 distribution amount for the payment date.

    The Class B-2 limited guaranty will be our unsecured general obligation and will not be supported by any letter of credit or other credit enhancement arrangement. The Class B-2 limited guaranty will not benefit in any way, or result in any payment to, the Class A, Class M or Class B-1 noteholders.

               CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

    The following is a general discussion of federal and state income tax consequences relating to the purchase, ownership and disposition of the notes. The discussion is based upon the current provisions of the IRS code, the treasury regulations promulgated under the code, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. See "Certain Federal Income Tax Consequences" and "Certain State Income Tax Consequences" in the prospectus.

    You should consult your own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes. You should note that no rulings have been or will be sought from the IRS about any of the federal income tax consequences discussed herein or in the accompanying prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those we describe about the trust, involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates.

    In the opinion of [Company Counsel], for Federal and Minnesota income tax purposes, the notes will be characterized as debt and the trust will not be characterized as an association, or a publicly traded partnership taxable as a corporation and neither the trust nor any portion of the trust will constitute a taxable mortgage pool taxable as a corporation.

    The Class A-1 and Class A-2 notes will not be issued with original issue discount. Depending upon the price at which a substantial portion of a class of notes is sold, the Class M-1, Class M-2 and Class B-1 notes may be issued with OID.

    The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be 100% of the prepayment assumption. No representation is made that the loans will prepay at that rate or any other rate.

    The notes will not be treated as assets described in Section 7701(a)(19)(C) of the IRS code and "real estate assets" under Section 856(c)(4)(A) of the IRS code. In addition, interest on the notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the IRS code. The notes also will not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the IRS code.

                              ERISA CONSIDERATIONS

    The following information supplements, and if inconsistent supersedes, the information in the prospectus under "ERISA Considerations."

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the IRS code, prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the IRS code with respect to such benefit plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and the IRS code for those persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

    Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the IRS code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the IRS code only if the benefit plan acquires an equity interest in the trust and none of the exceptions contained in the plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. We believe that, as of the date of this prospectus supplement, the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. However, without regard to whether the notes are treated as an equity interest for such purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the owner trustee or the indenture trustee, the owner of collateral, the underwriters, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. In this case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of asset invested and the position of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; and PTCE 96-23, regarding transactions effected by in-house asset managers.

    In addition, if the notes were treated as an equity interest in the future, the assets of the trust could be treated as plan assets of a benefit plan for the purposes of ERISA and the IRS code. In view of the investor-specific nature of the conditions on the exemptive relief available under ERISA and the IRS code, each investor should determine whether it is investing plan assets in the notes and, if it is, should determine that appropriate exemptive relief from ERISA's prohibited transaction provisions is available. By acquiring notes, each purchaser will be deemed to represent that either (1) it is not acquiring the note with the assets of a benefit plan; or (2) the acquisition and holding of the note will not give rise to a nonexempt prohibited transaction under
Section 406(a) of ERISA or Section 4975 of the IRS code.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. The plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any such governmental or church plan qualified under Section 401(a) of the IRS code and exempt from taxation under Section 501(a) of the IRS code, the prohibited transaction rules set forth in Section 503 of the IRS code.

    A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                    EXPERTS

    [Information to be supplied by note insurer.]

                                  UNDERWRITING

    The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase from Green Tree the respective principal amounts of the notes set forth opposite their names below.

                                                           Principal  Principal
                                                           Amount of  Amount of
                                                             Class      Class
     Underwriter                                           A-1 Notes  A-2 Notes
     -----------                                           ---------- ----------
   [Underwriters]......................................... $          $
                                                           ---------- ----------
     Totals............................................... $          $
                                                           ========== ==========

    In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions in the agreement, to purchase all of the Class A-1 and Class A-2 notes offered hereby if any such notes are purchased. In the event of a default by the underwriters, the underwriting agreement provides that, in certain circumstances, the underwriting agreement may be terminated.

    We have been advised by the underwriters that they propose initially to offer the notes to the public at the respective offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative principal balance). The underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts listed in the table below to other dealers.

                                                           Selling   Reallowance
        Class                                             Concession  Discount
        -----                                             ---------- -----------
        A-1..............................................       %           %
        A-2..............................................       %           %

    Neither we nor any of the underwriters makes any representations or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A-1 and Class A-2 notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Until the distribution of the Class A-1 and Class A-2 notes is completed, rules of SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A-1 and Class A-2 notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. These transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Class A-1 and Class A-2 notes. In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might without these purchases.

    Subject to the terms and conditions set forth in an underwriting agreement relating to the Class M and Class B-1 notes, the underwriters have agreed to offer the Class M and Class B-1 notes on a best effort basis and we have agreed to sell the Class M and Class B-1 notes if and when sold by the underwriters.

    Each underwriting agreement provides that we will indemnify the underwriters against liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the underwriters may be required to make.

    We have agreed that for a period of 30 days from the date of this prospectus supplement we will not offer or sell publicly any other home improvement contract or home equity loan pass-through certificates without the consent of the underwriters.

    Each of the underwriters or one of its affiliates has from time to time provided or may in the future provide warehouse and other financing to us.

                                 LEGAL MATTERS

    Certain legal matters relating to the issuance of the notes will be passed upon for Green Tree and the trust by [Company Counsel], Minnesota, and for the Underwriters by Thacher Proffitt & Wood, New York, New York. The material federal income tax consequences of the notes will be passed upon for Green Tree by [Company Counsel].

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the certificates will be available only in book-entry form (the "Global Certificates"). Investors in the global certificates may hold such global certificates through any of DTC, CEDEL or Euroclear. The global certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding global certificates through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding global certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of CEDEL and Euroclear (in such capacity) and DTC participants.

  Non-U.S. holders (as described below) of global certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All global certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

  Investors electing to hold their global certificates through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their global certificates through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global certificates will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  Trading between CEDEL or Euroclear Participants. Secondary market trading between CEDEL participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When global certificates are to be transferred from the account of a DTC participant to the account of a CEDEL participant or a Euroclear participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL participant or Euroclear participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its depositary to receive the global certificates against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC participant's account against delivery of the global certificates. After settlement has been completed, the global certificates will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL participant's or Euroclear participant's account. The global certificates credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the global certificates are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL participants or Euroclear participants purchasing global certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the global certificates were credited to their accounts. However, interest on the global certificates would accrue from the value date. Therefore, in many cases the investment income on the global certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL participant's or Euroclear participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Certificates to the respective depositary for the benefit of CEDEL participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL participants and Euroclear participants may employ their customary procedures for transactions in which global certificates are to be transferred by the respective clearing systems, through their respective depositaries, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL participant or Euroclear participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective depositaries, as appropriate, to deliver the certificates to the DTC participant's account against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL participant or Euroclear participant the following day, and receipt of the cash proceeds in the CEDEL participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL participant or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipts of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase global certificates from DTC participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

  (b) borrowing the global certificates in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of global certificates holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30%

U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless: (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption of non-U.S. Persons (Form W-8). Beneficial owners of certificates that are non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the IRS Code) that is related (within the meaning of Section 846(d)(4) of the IRS Code) to the trust or the transferor and (ii) not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the IRS Code) of the trust or the transferor. If the information shown on Form W-8 or the tax certificate changes, a new Form W-8 or tax certificate, as the case may be, must be filed within 30 days of such change.

    Exemption for non-U.S. Persons with effectively connected income (Form
  4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners of certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (ownership, exemption or reduced rate certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of certificates or such owner's agent.

    Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (payer's request for taxpayer identification number and certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global certificate or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means:

  (1) a citizen or resident of the United States;

  (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations);

  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

  (4) a trust other than a foreign trust within the meaning of Section 7701
      (1)(31) of the IRS Code. To the extent prescribed in regulations by the secretary of the treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part 1 of Subchapter J of Chapter 1 of the IRS Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global certificates.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information contained in this prospectus is not complete and may be       +
+changed. We may not sell these securities until the registration statement    +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus is not an offer to sell these securities, and it is not soliciting + +an offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS                                                 Base Prospectus No. 5
                                               Unsecured Home Improvement Loans
                                     and High-LTV Home Equity Loans--Owner Trust

             Green Tree Financial Corporation, Seller and Servicer
                  Home Improvement and Home Equity Loan Trusts
                              (Issuable In Series)

  We are offering loan-backed notes and loan-backed certificates for home improvement and home equity loans under this prospectus and a prospectus supplement. We will form a trust for each series, and the trust will issue the securities of that series. The securities of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of securities within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of securities. In addition, a series of securities may include one or more classes which on the one hand are subordinated to one or more classes of securities, while on the other hand are senior to one or more classes of securities. The rate of principal and interest payment on the securities of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home equity loans.

                                  -----------

  The securities will represent obligations of the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

  This prospectus may not be used to consummate sales of any securities unless accompanied by the prospectus supplement relating to that series.

                         Prospectus dated       , 1999.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which many not apply to a particular series of securities, including your series; and (2) the prospectus supplement for the particular terms of your series of securities.

  If the description of the terms of your series of securities varies between this prospectus and the prospectus supplement, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

                                   THE TRUSTS

  For each series of securities, we will establish a trust under the related trust documents. Before the sale and assignment of the related loans under the related trust documents, the trust will have no assets or obligations. The trust will not engage in any business activity other than acquiring and holding the trust property, issuing the notes and the certificates, if any, of such series and distributing payments.

  Each note will represent an obligation of, and each certificate, if any, will represent a fractional undivided interest in, the related trust. The trust property of each trust will include:

  (1)  a loan pool,

  (2) amounts as from time to time may be held in the collection account, including all investments in the collection account and all income from the investment of funds and all proceeds and certain other accounts, including the proceeds,

  (3) proceeds from FHA insurance, with respect to any FHA-insured home improvement loan included in the loan pool,

  (4) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of securities,

  (5)  other rights under the trust documents and

  (6) other property as may be specified in the related prospectus supplement. See "The Loans" and "Description of the Trust Documents-- Collections."

The trust property will also include, if so specified in the related prospectus supplement, monies on deposit in a pre-funding account to be established with the indenture trustee or the trustee, which will be used to purchase subsequent loans from us, and as frequently as daily, during the pre-funding period specified in the related prospectus supplement. Any subsequent loans purchased will be included in the related loan pool forming part of the trust property, subject to the prior rights of the related indenture trustee and the noteholders. In addition, to the extent specified in the related prospectus supplement, a form of credit enhancement may be issued or held by the trustee or the indenture trustee for the benefit of holders of one or more classes of securities. Holders of securities of a series will have interests only in the loan pool and will have no interest in the loan pool created with respect to any other series of securities, except with respect to FHA insurance reserves.

  Except as otherwise specified in the related prospectus supplement, we will have originated all of the loans in the ordinary course of our business. Specific information respecting the loans included in each trust will be provided in the related prospectus supplement and, if not contained in the related prospectus supplement, in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A copy of the sale and servicing agreement for each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to that series will be attached to the sale and servicing agreement delivered to the trustee upon delivery of the securities.

  When we use terms in this prospectus such as loan pool, trust, sale and servicing agreement, interest rate or pass-through rate, those terms apply, unless the context otherwise indicates, to one specific loan pool and trust, each sale and servicing agreement, each interest rate applicable to the related class of notes and each pass-through rate applicable to the related class of certificates.

The Contract Pools

  Except as otherwise specified in the related prospectus supplement, the loan pool will consist of home improvement contracts and promissory notes, and closed-end home equity loans we originated on an individual basis in the ordinary course of business. The home improvement loans may be conventional home improvement contracts or contracts insured by FHA. The home improvement loans will not be secured by any lien on the related real estate, and the home equity loans may have a loan-to-value ratio substantially in excess of 100%. Except as otherwise specified in the related prospectus supplement, the loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

  For each series of securities, we will assign the loans constituting the loan pool to the trustee named in the related prospectus supplement. We, as servicer, will service the loans under the sale and servicing agreement. See "Description of the Trust Documents--Servicing." Unless we specify otherwise in the related prospectus supplement, the loan documents will be held by the trustee or a custodian.

  The related prospectus supplement will specify for the loans contained in the related loan pool, the range of the dates of origination of the loans; the range of the loan rates and the weighted average loan rate; the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the cut-off date; the aggregate principal balance of the loans included in the loan pool as of the cut-off date; the weighted average and range of scheduled terms to maturity as of origination and as of the cut-off date; the range of original maturities of the loans and the last maturity date of any loan; and the geographic location of improved real estate securing the loans. If the trust includes a pre-funding account, the related prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  We will make representations and warranties as to the types and geographical distribution of the loans included in a loan pool and as to the accuracy in all material respects of information furnished to the trustee for each such loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the securityholders in a loan, we will be obligated to cure the breach in all material respects, or to repurchase or substitute for the loan as described below. This repurchase obligation constitutes the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by us. See "Description of the Trust Documents--Sale and Assignment of the Loans."

The Trustee

  The trustee for each trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities of such series will be limited solely to the express obligations of such trustee described in the related trust documents. A trustee may resign at any time, in which event the general partner will be obligated to appoint a successor trustee. The general partner may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related trust documents or if the trustee becomes insolvent. In such circumstances, the general partner will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related prospectus supplement and will not become effective until acceptance of the appointment by the successor trustee.

                        GREEN TREE FINANCIAL CORPORATION

General

  We are a Delaware corporation that, as of December 31, 1998, had stockholders' equity of approximately $2.2 billion. Through our various divisions, we purchase, pool, sell and service retail conditional sales contracts for manufactured housing and retail installment sales contracts for home improvements, a variety of consumer products and equipment finance, and home equity loans. We are the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, our wholly owned subsidiary. Through our principal offices in St. Paul, Minnesota, and service centers throughout the United States, we serve all 50 states. We began financing FHA-insured home improvement loans in April 1989 and conventional home improvement loans in September 1992. We also purchase, pool and service installment sales contracts for various consumer products. Our principal executive offices are located at 1100 Landmark Towers, St. Paul, Minnesota 55102-1639 (telephone (651) 293-
3400). Our annual report on Form 10-K for the year ended December 31, 1998 and, when available, subsequent quarterly and annual reports are available from us upon written request.

  The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference the following documents into this prospectus and the prospectus supplement:

  . Green Tree Financial Corporation's annual report on Form 10-K for the year ended December 31, 1998.

  . Green Tree Financial Corporation's quarterly report on Form 10Q for the quarter ended March 31, 1999.

  All documents filed by the servicer, on behalf of any trust, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and before the termination of the offering of the securities issued by that trust, will be incorporated by reference into this prospectus.

  Federal securities law requires the filing of information with the Securities and Exchange Commission, including annual, quarterly and special reports and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the SEC:

  New York Regional Office                  Chicago Regional Office

  Seven World Trade Center                  Citicorp Center

  Suite 1300                                500 West Madison Street, Suite
                                            1400

  New York, NY 10048                        Chicago, IL 60661

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

Contract Origination

  Home Improvement Contracts. Through our centralized loan processing operations in St. Paul, Minnesota, we arrange to purchase contracts from home improvement contractors located throughout the United States. Our regional sales managers contact home improvement contractors and explain our available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to use our available customer financing, the contractor must make an application for contractor approval. We have a contractor approval process under to which the financial condition, business experience and qualifications of the contractor are reviewed prior to his or her approval to sell contracts to us. In addition, we have a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether the contractor's approval will be continued. We also review monthly contractor trend reports which show the default and delinquency trends of the particular contractor on contracts sold to us. We occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All contracts that we originate are written on forms provided or approved by us and are purchased on an individually approved basis in accordance with our guidelines. The contractor submits the customer's credit application and construction contract to our office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by us in June 1993. If we determine that the application meets our underwriting guidelines and applicable FHA regulations, for FHA-insured contracts, and the credit is approved, we purchase the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, we follow up with the customer for the completion certificate 90 days after funding.

  The types of home improvements we finance include:

  (1)  exterior renovations, including windows, siding and roofing;

  (2)  pools and spas;

  (3)  kitchen and bath remodeling; and

  (4) room additions and garages. We may also, under some limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an unsecured FHA-insured home improvement contract currently may not exceed $7,500 without specific FHA approval, with a maximum term of 20 years. Some other criteria for home improvement contracts eligible for FHA insurance are described under the caption "Description of FHA Insurance."

  We began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The unsecured conventional program allows for an amount financed from $2,500 to $15,000, except in Massachusetts where the loan limit may be $20,000. The allowable term of unsecured contracts is 24 to 120 months. Our underwriting standards for unsecured home improvement contracts are, in general, more stringent than its underwriting standards for secured home improvement contracts with similar terms. Eligible property includes an owner-occupied single family home, up to four unit multiple-family dwelling, owner-occupied condominium or town house, or an owner-occupied manufactured home located in a Green Tree-approved park or attached to the real estate.

  Home Equity Contracts. We have originated closed-end home equity loans since January 1996. As of December 31, 1998, we had approximately $7,302,696,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, we market our home equity lending directly to consumers using a variety of marketing techniques. We also review and re-underwrite loan applications forwarded by correspondent lenders.

  Our credit approval process analyzes both the equity position of the requested loan, including both the priority of the lien and the combined loan-to-value ratio, and the applicant's creditworthiness; to the extent the requested loan would have a less favorable equity position, the creditworthiness of the borrower must be stronger, or may be weaker. The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

Loss and Delinquency Information

  Each prospectus supplement will include our loss and delinquency experience for our entire servicing portfolio of home improvement contracts and home equity loans. We cannot assure you that this experience will be an indicator of the performance of the loans included in a particular loan pool.

Ratio of Earnings to Fixed Charges for Green Tree

  The table below describes our ratios of earnings to fixed charges for the past five years. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                        Year Ended December 31,
                                                        ------------------------
                                                        1994 1995 1996 1997 1998
                                                        ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges..................... 7.98 7.90 5.44 3.94 0.62

--------

* For 1998, adjusted earnings were $83.4 million less than fixed charges. Adjusted earnings for 1998 included an impairment charge of $549.4 million and nonrecurring charges of $108.0 million related to our merger with Conseco, Inc.

                              YIELD CONSIDERATIONS

  The interest rates, pass-through rates and the weighted average loan rate of the loans, as of the related cut-off date relating to each series of securities will be described in the related prospectus supplement.

  The prospectus supplement for each series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of securities that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of securities that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of securities which may be offered, such as stripped notes, interest only certificates, principal only certificates and fast pay/slow pay certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying loans. If stated in the related prospectus supplement, the yield on some types of securities which may be offered could change and may be negative under some prepayment rate scenarios. Accordingly, some types of securities may not be legal or appropriate investments for some financial institutions, pension funds or others. See "ERISA

Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the loans included in a loan pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on loans occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless otherwise described in an applicable prospectus supplement, all of the loans will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Loans generally may be prepaid in full or in part without penalty. FHA-insured loans may be prepaid at any time without penalty. We have no significant experience with respect to the rate of principal prepayments on home improvement contracts and home equity loans. Because the loans have scheduled due dates throughout the calendar month, and because, unless otherwise specified in the related prospectus supplement, all principal prepayments will be passed through to securityholders of the related series on the payment date following the due period in which the principal prepayment occurred, prepayments on the loans would affect the amount of funds available to make distributions on the securities on any payment date only if a substantial portion of the loans prepaid prior to their respective due dates in a particular month, thus paying less than 30 days' interest for that due period while very few loans prepaid after their respective due dates in that month. In addition, liquidations of defaulted loans or the servicer's or Green Tree's exercise of its option to repurchase the entire remaining pool of loans, see "Description of the Trust Documents--Termination," will affect the timing of principal distributions on the securities of a series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment will be described in the prospectus supplement for a series of securities. Although the related prospectus supplement will specify the prepayment assumptions used to price any series of securities, we cannot assure you that the loans will prepay at that rate, and it is unlikely that prepayments or liquidations of the loans will occur at any constant rate.

  See "Description of the Trust Documents--Termination" for a description of Green Tree's or the servicer's option to repurchase the loans comprising part of a trust when the aggregate principal balance of the loans as of the related cut-off date is less than a specified percentage of the cut-off date principal balance of the loans. See also "The Trusts--The Loan Pools" for a description of our obligations to repurchase a loan in case of a breach of a representation or warranty relative to the loan.

                                  POOL FACTOR

  The certificate pool factor for each class of certificates will be an eight-digit decimal which the servicer will compute indicating the outstanding balance with respect to the certificates as of each distribution date, after giving effect to all distributions of principal made on such distribution date, as a fraction of the original certificate balance of the certificates. The note pool factor for each class of notes will be an eight-digit decimal which the servicer will compute indicating the remaining outstanding principal balance for such notes as of each distribution date, after giving effect to all distributions of principal on the distribution date as a fraction of the initial outstanding principal balance of the class of notes. Each certificate pool factor and each note pool factor will initially be 1.00000000; thereafter, the certificate pool factor and the note pool factor will decline to reflect reductions in the certificate balance of the applicable class of certificates or reductions in the outstanding principal balance of the applicable class of notes, as the case may be. The amount of a certificateholder's pro rata share of the certificate balance for the related class of certificates can be determined by multiplying the original denomination of the certificateholder's certificate by the then applicable certificate pool factor. The amount of a noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of notes can be determined by multiplying the original denomination of the noteholder's note by the then applicable note pool factor.

  For each trust and under the related trust documents, on each distribution date or payment date, as the case may be, the related certificateholders and noteholders will receive periodic reports from the trustee stating the certificate pool factor or the note pool factor, as the case may be, and containing various other items of information. Unless and until definitive certificates or definitive notes are issued, the reports will be sent on behalf of the trust to the trustee and the indenture trustee and Cede & Co., as registered holder of the certificates and the notes and the nominee of DTC. Certificate owners and note owners may receive such reports, upon written request, together with a certification that they are certificate owners or note owners and payment of any expenses associated with the distribution of the reports, from the trustee and the indenture trustee at the addresses specified in the related prospectus supplement. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                USE OF PROCEEDS

  Unless we specify otherwise in the related prospectus supplement, the net proceeds to be received by the trust from the sale of each series of securities will be used to pay to us the purchase price for the loans and to make the deposit of the pre-funded amount into the pre-funding account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related prospectus supplement. The net proceeds we will receive will be used for our general corporate purposes, including the origination or acquisition of additional home improvement loan contracts and home equity loans, costs of carrying such contracts until sale of the related certificates and to pay other expenses connected with pooling the loans and issuing the securities.

                                   THE NOTES

General

  For each series of securities, one or more classes of notes will be issued under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Unless we specify otherwise in the related prospectus supplement, no notes will be issued as a part of any series. The following summary does not claim to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the indenture, and the following summary will be supplemented in whole or in part by the related prospectus supplement. Where particular provisions of or terms used in the indenture are referred to, the actual provisions are incorporated by reference as part of this summary.

  Unless we specify otherwise in the related prospectus supplement, each class of notes will initially be represented by a single note registered in the name of the nominee of the depository. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related prospectus supplement, notes will be available for purchase in denominations of $1,000 and in integral multiples of $1,000. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with the transfer or exchange. Unless otherwise provided in the related prospectus supplement, the indenture trustee will initially be designated as the registrar for the notes.

Principal and Interest on the Notes

  The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of notes of such series, or any class of certificates, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the notes will be made before payments of principal. A series may include one or more classes of stripped notes entitled to: (1) principal payments with disproportionate, nominal or no interest payment, or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of stripped notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the interest rate. One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement.

  Unless we specify otherwise in the related prospectus supplement, payments for interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for the payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the related prospectus supplement in which case each class of noteholders will receive their ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed for interest on the notes.

  In the case of a series of securities which includes two or more classes of notes, the timing, sequential order and priority of payment for principal and interest, and any schedule or formula or other provisions applicable to the determination, of each class will be set forth in the related prospectus supplement. Unless we specify otherwise in the related prospectus supplement, payments for principal and interest of any class of notes will be made on a pro rata basis among all of the notes of that class.

The Indenture

  A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. We will provide a copy of the applicable indenture, without exhibits, upon request to a holder of notes issued.

  Modification of Indenture Without Noteholder Consent. Each trust and related indenture trustee, on behalf of the trust may, without consent of the related noteholders, enter into one or more supplemental indentures for any of the following purposes:

  (1) to correct or amplify the description of the collateral or add additional collateral;

  (2) to provide for the assumption of the note and the indenture obligations by a permitted successor to the trust;

  (3) to add additional covenants for the benefit of the related noteholders;

  (4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

  (5) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture;

  (6) to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture or any supplemental indenture which may be inconsistent with any other provision of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

  (7) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

  (8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under the indenture; provided that any action specified in this clause shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related noteholder unless noteholder consent is otherwise obtained as described below.

  Modifications of Indenture With Noteholder Consent. For each trust, with the consent of the holders representing a majority of the principal balance of the outstanding related notes, the owner trustee and the indenture trustee may execute a supplemental indenture to add provisions, to change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders.

  Without the consent of the holder of each outstanding related note affected, however, no supplemental indenture may:

  (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate specified or the redemption price or change the manner of calculating any payment, any place of payment where, or the coin or currency in which any note or any interest is payable;

  (2) impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

  (3) reduce the percentage of the aggregate amount of the outstanding notes unless under certain circumstances the consent of the holders is obtained.

  (4) modify or alter the provisions of the indenture regarding the voting of notes held by the related trust, any other obligor on the notes, Green Tree or an affiliate of any of them;

  (5) reduce the percentage of the aggregate outstanding amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

  (6) decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or other related agreements; or

  (7) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

  Events of Default; Rights Upon Event of Default. With respect to each trust, unless otherwise specified in the related prospectus supplement, events of default under the indenture will consist of:

  (1) a default for five days or more in the payment of interest on any note;

  (2) a default in the payment of the principal or any installment of the principal of any note when the same becomes due and payable;

  (3) a default in the observance or performance in any material respect of any covenant or agreement of the trust made in the indenture, or any representation or warranty made by the trust in the indenture or in any certificate delivered or in connection with having been incorrect as of the time made, and the continuation of any default or the failure to cure the breach of a representation or warranty for a period of 30 days after notice is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes outstanding; or

  (4) some events of bankruptcy, insolvency, receivership or liquidation of the trust.

However, the amount of principal due and payable on any class of notes on any payment date, before the final scheduled payment date, if any, for that class will generally be determined by amounts available to be deposited in the note distribution account for the payment date. As a result, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default unless that class of notes has a final scheduled payment date, and then not until that final scheduled payment date for that class of notes.

  Unless we specify otherwise in the related prospectus supplement, if an event of default should occur and be continuing for the notes of any series, the related indenture trustee or a note majority may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by a note majority.

  Unless we specify otherwise in the related prospectus supplement, if the notes of any series have been declared due and payable following an event of default, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related loans or elect to have the trust maintain possession of the loans and continue to apply collections on the loans as if there had been no declaration of acceleration. Unless we specify otherwise in the related prospectus supplement, the indenture trustee, however, will be prohibited from selling the related loans following an event of default, unless:

  (1) the holders of all outstanding related notes consent to such sale;

  (2) the proceeds of the sale are sufficient to pay in full the principal and the accrued interest on the outstanding notes at the date of the sale; or

  (3) the indenture trustee determines the proceeds of the loans would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes.

Unless we specify otherwise in the related prospectus supplement, following a declaration upon an event of default that the notes are immediately due and payable, (1) note owners will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (2) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made before any further payment of interest or principal on the certificates.

  Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing for a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture, a note majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and a note majority may, in certain cases, waive any default, except a default in the payment of principal or interest or a default for a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

  No holder of a note of any series will have the right to institute any proceeding with respect to the related indenture, unless:

  (1) such holder previously has given to the indenture trustee written notice of a continuing event of default;

  (2) the holders of not less than 25% in principal amount of the outstanding notes of such series have made written request of the indenture trustee to institute such proceeding in its own name as indenture trustee;

  (3) the holder or holders have offered the indenture trustee reasonable indemnity;

  (4) the indenture trustee has for 60 days failed to institute the proceeding; and

  (5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

  If an event of default occurs and is continuing and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder notice of the event of default within 90 days after it occurs. Except in the case of a failure to pay principal or interest on any note, the indenture trustee may withhold the notice if it determines in good faith that withholding the notice is in the interests of the noteholders.

  In addition, each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the seller or the related trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the indenture trustee nor the trustee in its individual capacity, nor any holder of a certificate including, without limitation, Green Tree, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related notes or for any agreement or covenant of the related trust contained in the indenture.

  Certain Covenants. Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

  (1) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state;

  (2) the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

  (3) no event of default shall have occurred and be continuing immediately after the merger or consolidation;

  (4) the trustee has been advised that the current rating of the related notes or certificates in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation;

  (5) the trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related note owner or certificate owner.

  Each trust will not:

  (1) except as expressly permitted by the indenture, the trust documents or certain related documents for the trust, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

  (2) claim any credit or make any deduction from the principal and interest payable for the related notes, other than amounts withheld under the IRS Code or applicable state law or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust,

  (3)  dissolve or liquidate in whole or in part,

  (4) permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under such indenture except as may be expressly permitted, or

  (5) except as expressly permitted by the related documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest or proceeds.

  No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "The Trust." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related documents.

  Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

  Indenture Trustee's Annual Report. The indenture trustee will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported. Note owners may receive these reports upon written request, together with a certification that they are note owners and payment of reproduction and postage expenses associated with the distribution of the reports, from the indenture trustee at the address specified in the related prospectus supplement.

  Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related Indenture trustee for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

  The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee may resign at any time, in which event the seller will be obligated to appoint a successor trustee. We may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. In such circumstances, We will be obligated to appoint a successor trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related prospectus supplement and will not become effective until acceptance of the appointment by a successor trustee.

                                THE CERTIFICATES

General

  A series of securities may include one or more classes of certificates issued under trust documents to be entered into between Green Tree, as seller and as servicer, and the trustee, forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. The following summary does not claim to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the trust documents. Where particular provisions or terms used in the trust documents are referred to, the actual provisions are incorporated by reference as part of this summary.

  If the certificates of a series are issued in more than one class, the certificates of all or less than all of those classes may be sold under this prospectus, and there may be separate prospectus supplements relating to one or more of the classes sold. Any reference in this prospectus to the prospectus supplement relating to a series comprised of more than one class should be understood as a reference to each of the prospectus supplements relating to the classes sold under this prospectus. Any reference in this prospectus to the certificates of a class should be understood to refer to the certificates of a class within a series or all of the certificates of a single-class series, as the context may require. For convenience of description, any reference in this prospectus to a "class" of certificates includes a reference to any subclasses of that class.

  Unless we specify otherwise in the related prospectus supplement, each class of certificates will initially be represented by a single certificate registered in the name of the nominee of DTC. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related prospectus supplement, the certificates evidencing interests in a trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one certificate evidencing an interest in the trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related prospectus supplement, the trustee will initially be designated as the registrar for the certificates.

Distributions of Interest and Principal

  The timing and priority of distributions, seniority, allocations of loss, pass-through rate and amount of or method of determining distributions with respect to principal and interest, or, where applicable, for principal only or interest only, on the certificates of any series will be described in the related prospectus supplement. Distributions of interest on the certificates will be made on the dates specified in the related prospectus supplement and, unless otherwise specified in the related prospectus supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of certificates which are subordinated in right of distribution to one or more other classes of certificates, as provided in the related prospectus supplement. Certificates of a series which includes senior and subordinated certificates are referred to herein collectively as senior/subordinated certificates. A series of senior/subordinated certificates may include one or more classes referred to as mezzanine certificates which are subordinated to one or more classes of certificates and are senior to one or more classes of certificates. The prospectus supplement with respect to a series of senior/subordinated certificates will describe, among other things:

  . the extent to which the subordinated certificates are subordinated, which may include a formula for determining the subordinated amount or for determining the allocation of the amount available among senior certificates and subordinated certificates;

  . the allocation of losses among the classes of subordinated certificates;

  . the period or periods of such subordination, the minimum subordinated amount, if any; and

  . any distributions or payments which will not be affected by such subordination.

The protection afforded to the senior certificateholders from the subordination feature described above will be effected by the preferential right of those certificateholders to receive current distributions from the loan pool. If a series of certificates contains more than one class of subordinated certificates, losses will be allocated among those classes in the manner described in the prospectus supplement. If specified in the applicable prospectus supplement, mezzanine certificates or other classes of subordinated certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered under this prospectus and the prospectus supplement.

  If specified in a prospectus supplement, a series may include one or more classes of certificates which:

  (1) are entitled to receive distributions only in respect of principal, interest or any combination thereof, or in specified proportions for such payments; and/or

  (2) are entitled to receive distributions for principal before or after specified principal distributions have been made on one or more other classes within such series, or on a planned amortization schedule or targeted amortization schedule or upon the occurrence of other specified events.

The prospectus supplement will describe the rate at which interest will be paid to certificateholders of each class of a given series. Such pass-through rate may be fixed, variable or adjustable, as specified in the related prospectus supplement.

  The related prospectus supplement will specify the pass-through rate for each class of certificate, or the initial pass-through rate and the method for determining the pass-through rate. Unless we specify otherwise in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless we specify otherwise in the related prospectus supplement, distributions for the certificates will be subordinate to payments for the notes, if any, as more fully described in the related prospectus supplement. Distributions in respect of principal of any class of certificates will be made on a pro rata basis among all of the certificateholders of that class.

  In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions for principal, and any schedule or formula or other provisions applicable to the determination, of each class shall be as described in the related prospectus supplement.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

  Unless otherwise provided in the related prospectus supplement, the securities of each series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in those securities through electronic book-entry changes in accounts of participants, eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Certificate owners and note owners who are not participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only through participants unless and until definitive certificates or definitive notes, are issued. In addition, certificate owners and note owners will receive all distributions of principal of, and interest on, the securities from the trustee or the indenture trustee, through DTC and participants. Certificate owners and note owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below and other circumstances as may be specified in the related prospectus supplement.

  Unless and until definitive securities are issued, it is anticipated that the only certificateholder of the certificates and the only noteholder of the notes, if any, will be Cede & Co., as nominee of DTC. Certificate owners and note owners will not be recognized by the trustee as certificateholders or by the indenture trustee as noteholders as those terms are used in the related trust documents or indenture. Certificate owners and note owners will be permitted to exercise the rights of certificateholders or noteholders only indirectly through participants and DTC.

  With respect to any series of securities, while the securities are outstanding under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants with whom certificate owners or note owners have accounts for securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners and note owners. Accordingly, although certificate owners and note owners will not possess securities, the rules provide a mechanism by which certificate owners and note owners will receive distributions and will be able to transfer their interests.

  With respect to any series of securities, unless otherwise specified in the related prospectus supplement, certificates, if any, and notes will be issued in registered form to certificate owners and note owners, or their nominees, rather than to DTC, only if:

  (1) DTC, Green Tree or the servicer advises the trustee or the indenture trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository for the certificates or the notes, and Green Tree, the servicer, the trustee or the indenture trustee, as the case may be, is unable to locate a qualified successor;

  (2) Green Tree or the administrator, if any, at its sole option has advised the trustee or the indenture trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC; and

  (3) after the occurrence of a servicer termination event, the holders representing a majority of the certificate balance or a note majority advises the trustee or the indenture trustee through DTC, that continuation of a book-entry system is no longer in their best interests.

Upon issuance of definitive certificates or definitive notes to certificate owners or note owners, such certificates or notes will be transferable directly, and not exclusively on a book-entry basis and registered holders will deal directly with the trustee or the indenture trustee with respect to transfers, notices and distributions.

  DTC has advised Green Tree that, unless and until definitive certificates or definitive notes are issued, DTC will take any action permitted to be taken by a certificateholder or a noteholder under the related trust documents or indenture only at the direction of one or more participants to whose DTC accounts the certificates or notes are credited. DTC has advised us that DTC will take action with respect to any fractional interest of the certificates or the notes only at the direction of and on behalf of those participants beneficially owning a corresponding fractional interest of the certificates or the notes. DTC may take actions, at the direction of the related participants, for some certificates or notes which conflict with actions taken for other certificates or notes.

  Issuance of certificates and notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of certificates or notes in the secondary market and the ability of the certificate owners or note owners to pledge them. In addition, since distributions on the certificates and the notes will be made by the trustee or the indenture trustee to DTC and DTC will credit such distributions to the accounts of its participants, with the participants further crediting such distributions to the accounts of indirect participants or certificate owners or note owners, certificate owners and note owners may experience delays in the receipt of distributions.

Statements to Securityholders

  On or before each distribution date, the servicer will prepare and provide to the trustee a statement to be delivered to the related certificateholders on that distribution date. On or prior to each distribution date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the related noteholders on such distribution date. Such statements will be based on the information in the related servicer's certificate listing some information required under the trust documents. Unless we specify otherwise in the related prospectus supplement, each statement to be delivered to certificateholders will include the following information as to the certificates for such distribution date or the period since the previous distribution date, as applicable, and each such statement to be delivered to noteholders will include the following information as to the notes for such distribution date or the period since the previous distribution date:

  (1) the amount of the distribution allocable to interest on or for each class of securities;

  (2) the amount of the distribution allocable to principal on or for each class of securities;

  (3) the certificate balance and the certificate pool factor for each class of certificates and the aggregate outstanding principal balance and the note pool factor for each class of notes, after giving effect to all payments reported under (2) above on that date;

  (4) the amount of the monthly servicing fee paid to the servicer for the related due period or periods;

  (5) the pass-through rate or interest rate for the next period for any class of certificates or notes with variable or adjustable rates;

  (6) the amount of advances made by the servicer for such distribution date, and the amount paid to the servicer on that distribution date as reimbursement of advances made on previous distribution dates;

  (7) the amount distributed to certificateholders and noteholders applicable to payments under the related form of credit enhancement, if any;

  (8) our FHA insurance reserve amount;

  (9) the number and aggregate principal balance of loans delinquent (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

  (10) the number of loans liquidated during the due period ending immediately before the payment date;

  (11) such customary factual information as is necessary to enable securityholders to prepare their tax returns; and

  (12) such other information as may be specified in the prospectus supplement.

  Each amount described in subclauses (1), (2), (4) and (6) with respect to certificates or notes will be expressed as a dollar amount per $1,000 of the initial certificate balance or the initial principal balance of the notes.

  Unless and until definitive certificates or definitive notes are issued, the reports with respect to a series of securities will be sent on behalf of the related trust to the trustee, the indenture trustee and Cede & Co., as registered holder of the certificates and the notes and the nominee of DTC. Certificate owners and note owners may receive copies of the reports upon written request, together with a certification that they are certificate owners or note owners, as the case may be, and payment of reproduction and postage expenses associated with the distribution of the reports, from the trustee or the indenture trustee. See "Reports to Securityholders" and "--Book-Entry Registration" above.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a trust, the trustee and the indenture trustee will mail to each holder of a class of securities who at any time during that calendar year has been a securityholder, and received any payment, a statement containing information for the purposes of that securityholder's preparation of federal income tax returns. DTC will convey that information to its participants, who in turn will convey that information to their related indirect participants in accordance with arrangements among DTC and those participants. Certificate owners and note owners may receive the reports upon written request, together with a certification that they are certificate owners or note owners and payment of reproduction and postage expenses associated with the distribution of that information, from the trustee, for certificate owners, or from the indenture trustee, for note owners, at the addresses specified in the related prospectus supplement. See "Certain Federal Income Tax Consequences."

Lists of Securityholders

  Unless we state otherwise in the prospectus supplement, for each series of certificates, at such time, if any, as definitive certificates have been issued, the trustee will, upon written request by three or more certificateholders or one or more holders of certificates evidencing not less than 25% of the certificate balance, within five business days after provision to the trustee of a statement of the applicants' desire to communicate with other certificateholders about their rights under the regarding trust documents or the certificates and a copy of the communication that the applicants propose to transmit, afford the certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the trust documents. Unless otherwise specified in the prospectus supplement, the trust documents will not provide for holding any annual or other meetings of certificateholders.

  Unless otherwise provided in the prospectus supplement, for each series of notes, at such time as definitive notes have been issued, the indenture trustee will, upon written request by three or more noteholders or one or more holders of notes evidencing not less than 25% of the aggregate principal balance of the related notes, within five business days after provision to the indenture trustee of a statement of the applicants' desire to communicate with other noteholders about their rights under the related indenture or the notes and a copy of the communication that the applicants propose to transmit, afford such noteholders access during business hours to the current list of noteholders for purposes of communicating with other noteholders with respect to their rights under the indenture. Unless we specify otherwise in the prospectus supplement, the indenture will not provide for holding any annual or other meetings of noteholders.

                       DESCRIPTION OF THE TRUST DOCUMENTS

  Except as otherwise specified in the prospectus supplement, the following summary describes terms of the sale and servicing agreements and the trust agreements under which we will sell and assign the loans to a trust and the servicer will agree to service the loans on behalf of the trust, and pursuant to which the trust will be created and certificates will be issued. Forms of the trust documents have been filed as exhibits to the registration statement of which this prospectus forms a part. We will provide a copy of those agreements upon request to a holder of securities. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the trust documents. Where particular provisions or terms used in the trust documents are referred to, the actual provisions are incorporated by reference as part of that summary.

Sale and Assignment of the Loans

  On the closing date, we will sell and assign to the trust, without recourse, our entire interest in the related loans, including all principal and interest received on or for the loans other than receipts of principal and interest due on the loans before the cut-off date. Each loan transferred by us to the trust will be identified in a schedule appearing as an exhibit to the trust documents. Concurrently with the sale and assignment, the trustee will execute and the indenture trustee will authenticate and deliver the notes to or upon our order and the trustee will execute and deliver the related certificates representing the certificates, if any, to or upon our order.

  The schedule of loans will include the amount of monthly payments due on each loan as of the date of issuance of the securities, the loan rate on each loan and the maturity date of each loan. The list will be available for inspection by any securityholder at the principal executive office of the servicer. Before the conveyance of the loans to the trustee, our internal audit department will complete a review of all of the loan files confirming the accuracy of the list of loans delivered to the trustee. Any loan discovered not to agree with that list in a manner that is materially adverse to the interests of the securityholders will be repurchased or substituted for by us, or, if the discrepancy relates to the unpaid principal balance of a loan, we may deposit cash in the separate account maintained at an eligible institution in the name of the trustee in an amount sufficient to offset the discrepancy. If the trust includes a pre-funding account, the prospectus supplement will specify the conditions that must be satisfied any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  Unless we specify otherwise in the prospectus supplement, the trustee or its custodian will maintain possession of the loans and any other documents contained in the loan files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the loans to the trustee, and our accounting records and computer systems will also reflect the sale and assignment.

  Our counsel identified in the prospectus supplement will render an opinion to the trustee that the transfer of the loans from us to the trust would, in the event we became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If the transfer of the loans from us to the trust were treated as a pledge to secure our borrowings, the distribution of proceeds of the loans to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of the proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the loans if the proceeds of the sale could satisfy the amount of the debt deemed owed by us, or the bankruptcy trustee could substitute other collateral in lieu of the loans to secure that debt, or that debt could be subject to adjustment by the bankruptcy trustee if Green Tree were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Unless we specify otherwise in the prospectus supplement, we will make representations and warranties in the sale and servicing agreement for each loan as of the related closing date, including that:

  (1) as of the cut-off date the most recent scheduled payment was made or was not delinquent more than 59 days;

  (2) no provision of a loan has been waived, altered or modified in any respect, except by instruments or documents included in the loan file and reflected on the list of loans delivered to the trustee;

  (3) each loan is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors rights generally;

  (4) no loan is subject to any right of rescission, set-off, counterclaim or defense;

  (5) each FHA-insured home improvement loan was originated in accordance with applicable FHA regulations and is insured, without set off, surcharge or defense, by FHA insurance;

  (6) each loan was either (a) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to us or (b) was originated by a home equity lender in the ordinary course of such lender's business and assigned to us or (c) was originated by us directly;

  (7) no loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the loan or an interest therein pursuant to the sale and servicing agreement or the securities unlawful;

  (8) each loan complies with all requirements of law;

  (9) no loan has been satisfied, subordinated to a lower lien ranking than its original position, if any, or rescinded;

  (10) all parties to each loan had full legal capacity to execute such loan;

  (11) no loan has been sold, conveyed and assigned or pledged to any other person and Green Tree has good and marketable title to each loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer the loan to the trustee;

  (12) as of the cut-off date there was no default, breach, violation or event permitting acceleration under any loan, except for payment delinquencies permitted by clause (1) above, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under loan, and we have not waived any of the foregoing;

  (13) each loan is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of the loan;

  (14) the description of each loan described in the list delivered to the trustee is true and correct;

  (15) there is only one original of each loan; and

  (16) each loan was originated or purchased in accordance with our then-current underwriting guidelines.

  Our warranties will be made as of the execution and delivery of the trust documents and will survive the sale, transfer and assignment of the related loans and other trust property to the trust but will speak only as of the date made.

  Under the terms of the sale and servicing agreement, if we become aware of a breach of any representation or warranty that materially adversely affects the interests of the note owners, the certificate owners, or the related trust in any loan, or receive written notice of such a breach from the trustee or the servicer, then we will be obligated either to cure that breach or to repurchase or, if so provided in the related prospectus supplement, substitute for the affected loan, in each case under the conditions further described and in the prospectus supplement. This repurchase obligation will constitute the sole remedy available to the trust and the securityholders for a breach of a representation or warranty under the sale and servicing agreement for the loans, but not for any other breach by us of our obligations under the sale and servicing agreement.

  The purchase amount of a loan at any time means the outstanding principal amount of that loan, without giving effect to any advances made by the servicer or the trustee, plus interest at the applicable loan rate on that loan from the end of the due period for which the obligor last made a payment, without giving effect to any advances made by the servicer or the trustee through the end of the immediately preceding due period.

  Upon the purchase by us of a loan due to a breach of a representation or warranty, the trustee will convey that loan and the related trust property to us.

Collections

  With respect to each trust, the servicer will establish one or more collection accounts in the name of the indenture trustee for the benefit of the related securityholders. If specified in the prospectus supplement, the indenture trustee will establish and maintain for each series an account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for payment to those noteholders will be deposited and from which all distributions to those noteholders will be made. For any series including one or more classes of certificates, the trustee will establish and maintain for each series an account, in the name of the trustee on behalf of the related certificateholders, in which amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for distribution to certificateholders will be deposited and from which all distributions to certificateholders will be made. The collection account, the certificate distribution account, and the note distribution account, are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a trust will be described in the prospectus supplement.

  Each designated account will be an eligible account maintained with the trustee, the indenture trustee and/or other depository institutions. Eligible account means any account which is:

  (1) an account maintained with an eligible institution;

  (2) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

  (3) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the trustee, which depository institution or trust company has capital and surplus, or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company, of not less than $50,000,000 and the securities of such depository institution, or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company, has a credit rating from each rating agency rating such series of notes and/or certificates in one of its generic credit rating categories which signifies investment grade; or

  (4) an account that will not cause any rating agency to downgrade or withdraw its then-current rating assigned to the securities, as confirmed in writing by each rating agency.

Eligible institution means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund, currently administered by the Federal Deposit Insurance Corporation, whose short-term deposits have been rated in one of the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the securities of the series. On the closing date specified in the prospectus supplement, the servicer will cause to be deposited in the collection account all payments on the loans received by the servicer after the cut-off date and on or before the second business day preceding the closing date.

  Unless we specify otherwise in the prospectus supplement, the servicer will deposit in the collection account on a daily basis all proceeds and collections received or made by it for the related loans subsequent to the cut-off date, including scheduled payments of principal and interest due after the cut-off date but received by the servicer on or before the cut-off date, including:

  (1) all obligor payments on account of principal, including principal prepayments, on the loans;

  (2) all obligor payments on account of interest on the loans;

  (3) all FHA insurance payments received by the servicer;

  (4) all amounts received and retained in connection with the liquidation of defaulted loans;

  (5) any advances made as described under "Advances" below and other amounts required under the sale and servicing agreement to be deposited in the collection account;

  (6) all amounts received from any credit enhancement provided a series of securities; and

  (7) all proceeds of any loan or property acquired in respect thereof repurchased by the servicer or Green Tree, as described under "Sale and Assignment of the Loans" above or under "Repurchase Option" below.

  Notwithstanding the foregoing and unless we provide otherwise in the prospectus supplement, the servicer may utilize an alternative remittance schedule, if the servicer provides to the trustee and the indenture trustee written confirmation from each rating agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such rating agency of the rating(s) then assigned to the securities. Green Tree will also deposit into the collection account on or before the deposit date the purchase amount of each loan to be purchased by it for breach of a representation or warranty.

  For any series of securities, funds in the designated accounts and any other accounts identified in the prospectus supplement will be invested, as provided in the trust documents, at the direction of the servicer in United States government securities and certain other high-quality investments meeting the criteria specified in the trust documents ("Eligible Investments"). Eligible investments shall mature no later than the business day preceding the applicable distribution date for the due period to which the amounts relate. Investments in eligible investments will be made in the name of the trustee or the indenture trustee and such investments will not be sold or disposed of prior to their maturity.

  Unless otherwise specified in the prospectus supplement, collections or recoveries on a loan, other than late fees or other similar fees or charges received during a due period and purchase amounts deposited with the trustee before a distribution date will be applied first to any outstanding advances made by the servicer for the loan, and then to interest and principal on the loan in accordance with the terms of the loan.

Servicing

  Under the sale and servicing agreement, the servicer will service and administer the loans assigned to the trustee as more fully described below. The servicer will perform diligently all services and duties specified in each sale and servicing agreement, in the same manner as prudent lending institutions of home improvement contracts of the same type as the loans in those jurisdictions where the related real properties are located or as otherwise specified in the sale and servicing agreement. The duties to be performed by the servicer will include collection and remittance of principal and interest payments, as well as submission of FHA insurance claims where applicable.

  The servicer will make reasonable efforts to collect all payments called for under the loans and, consistent with the sale and servicing agreement and any FHA insurance, will follow the collection procedures for the loans as it follows with respect to loans or contracts serviced that are comparable to the loans.

  Evidence as to Compliance. Unless we specify otherwise in the prospectus supplement, each sale and servicing agreement will require the servicer to deliver to the trustee a monthly report before each payment date, describing information regarding the loan pool and the securities of the series as is specified in the prospectus supplement. Each report to the trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of the report and stating that the servicer has not defaulted in the performance of its obligations under the sale and servicing agreement. On or before May 1 of each year, the servicer will deliver to the trustee a report of a nationally recognized accounting firm stating that the firm has examined documents and records for the servicing of home improvement contracts serviced by the servicer under agreements similar to the sale and servicing agreement and stating that the servicing has been conducted in compliance with the sale and servicing agreement, except for any exceptions described in the report.

  Certain Matters Regarding the Servicer. The servicer may not resign from its obligations and duties under a sale and servicing agreement except upon a determination that its duties are no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the sale and servicing agreement. The servicer can only be removed as servicer upon the occurrence of an event of termination as discussed below.

  The servicer shall keep in force throughout the term of the sale and servicing agreement:

  . a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the sale and servicing agreement, and

  .   a fidelity bond.

The policy or policies and the fidelity bond shall be in the form and amount as is generally customary among persons which service a portfolio of home improvement contracts having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the loans, the servicer will receive servicing fees which include a monthly servicing fee, which we may assign for each due period, paid on the next succeeding payment date equal to 1/12th of the product of the annual servicing fee rate described in the applicable prospectus supplement and the aggregate principal balance for the payment date. As long as we are the servicer, the trustee will pay us its monthly servicing fee from any monies remaining after the securityholders have received all payments of principal and interest for the payment date.

  The monthly servicing fee provides compensation for customary third-party servicing activities to be performed by the servicer for the trust, for additional administrative services performed by the servicer on behalf of the trust and for expenses paid by the servicer on behalf of the trust.

  Customary servicing activities include:

  .   collecting and recording payments,

  .   communicating with obligors,

  .   investigating payment delinquencies,

  .   providing billing and tax records to obligors, and

  .   maintaining internal records with respect to each loan.

Administrative services performed by the servicer on behalf of the trust include:

  .   selecting and packaging the loans,

  .   calculating distributions to securityholders, and

  . providing related data processing and reporting services for securityholders and on behalf of the trustee.

Expenses incurred in connection with servicing of the loans and paid by Green Tree from its monthly servicing fees include:

  .   payment of FHA Insurance premiums,

  .   payment of fees and expenses of accountants,

  . payments of all fees and expenses incurred in connection with the enforcement of loans, including submission of FHA Insurance claims, if applicable or payment of trustee's fees, and

  . payment of expenses incurred in connection with distributions and reports to securityholders, except that the servicer shall be reimbursed out of the liquidation proceeds of a liquidated loan, including FHA Insurance proceeds for customary out-of-pocket liquidation expenses incurred.

  Events of Termination. Unless we specify otherwise in the prospectus supplement, events of termination under each sale and servicing agreement will occur if:

  (1) any failure by the servicer to deliver to the indenture trustee for distribution to the noteholders or to the trustee for distribution to the certificateholders any required payment which continues unremedied for 5 days, or such other period specified in the prospectus supplement, after the giving of written notice;

  (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the trust documents that materially and adversely affects the interests of securityholders, which, in either case, continues unremedied for 30 days after the giving of written notice of the failure or breach;

  (3) any assignment or delegation by the servicer of its duties or rights under the trust documents, except as specifically permitted under the trust documents, or any attempt to make such an assignment or delegation;

  (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer;

  (5) the servicer is no longer an eligible servicer, as defined in the trust documents; or

  (6) if Green Tree is the servicer, Green Tree's receiving rights under its master seller-servicer contract with GNMA are terminated. Notice means notice to the servicer by the trustee, the indenture trustee, or Green Tree, or to Green Tree, the servicer, the indenture trustee, and the trustee by the holders of securities representing interests aggregating not less than 25% of the outstanding principal balance of the securities issued by the trust.

  Unless otherwise specified in the prospectus supplement, if a servicer termination event occurs and is continuing, the trustee, the indenture trustee or the holders of at least 25% in aggregate principal balance of the outstanding securities issued by the trust, by notice given in writing to the servicer, and to the trustee and the indenture trustee if given by the securityholders, may terminate all of the rights and obligations of the servicer under the trust documents. Immediately upon the giving of such notice, and, in the case of a successor servicer other than the trustee, the acceptance by such successor servicer of its appointment, all authority of the servicer will pass to the trustee or other successor servicer. The trustee, the indenture trustee and the successor servicer may set off and deduct any amounts owed by the servicer from any amounts payable to the outgoing servicer.

  On and after the time the servicer receives a notice of termination, the trustee or other successor servicer specified in the prospectus supplement will be the successor in all respects to the servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the servicer under the trust documents; provided, however, that the successor servicer shall have no liability with respect to any obligation which was required to be performed by the prior servicer before the date that the successor servicer becomes the servicer or any claim of a third party, including a securityholder based on any alleged action or inaction of the prior servicer.

  In addition, the trustee will notify FHA of Green Tree's termination as servicer of the loans and will request that the portion of Green Tree's FHA insurance reserves allocable to the FHA-insured loans be transferred to the trustee or a successor servicer. See "Description of FHA Insurance." Notwithstanding such termination, the servicer will be entitled to payment of amounts payable to it before such termination, for services rendered before such termination. No such termination will affect Green Tree's obligation to repurchase loans for breaches of representations or warranties under the trust documents. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer. Pending appointment, the trustee is obligated to act in that capacity. The trustee and successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the servicer under the trust documents without the consent of all of the securityholders.

  The trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the sale and servicing agreement at the request, order or direction of any of the holders of securities, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.

  Green Tree, as servicer, will be required to pay all expenses incurred by it in connection with its servicing activities, including fees, expenses and disbursements of the trustee, the indenture trustee, the custodian and independent accountants, taxes imposed on the servicer and expenses incurred in connection with distributions and reports to certificateholders and noteholders, except some expenses incurred in connection with realizing upon the loans.

  Upon any termination of, or appointment of a successor to, the servicer, the trustee and the indenture trustee will each give prompt written notice to certificateholders and noteholders at their respective addresses appearing in the certificate register or the note register and to each rating agency.

Distributions

  For each trust, beginning on the distribution date specified in the prospectus supplement, distributions of principal and interest, or of principal or interest only, on each class of securities entitled under this prospectus will be made by the trustee or the indenture trustee, as applicable, to the certificateholders and the noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of certificateholders and all payments to each class of noteholders will be described in the prospectus supplement.

  Unless we specify otherwise in the prospectus supplement, on the third business day before each distribution date, the servicer will determine the amount available and the amounts to be distributed on the notes and certificates for that distribution date. Unless we specify otherwise in the prospectus supplement, the amount available for any distribution date will be equal to:

  (1) the funds on deposit in the collection account at the close of business on the last day of the related due period; plus

  (2) any advances to be made by the servicer for delinquent payments; plus

  (3) any purchase amounts to be deposited by Green Tree for loans to be repurchased due to a breach of a representation or warranty; minus

  (4) any amounts paid by obligors in the related due period, but to be applied in respect of a regular monthly payment due in a subsequent due period; minus

  (5) any amounts incorrectly deposited in the collection account.

  Unless we specify otherwise in the prospectus supplement, on each distribution date, before making distributions for the notes and certificates, the amount available will be applied, first, if Green Tree is no longer the servicer, to pay the monthly servicing fee to the successor servicer, and second, to reimburse the servicer, including Green Tree for any advances made for a prior due period and subsequently recovered and for any advances previously made that the servicer has determined are uncollectible advances.

Enhancement

  The amounts and types of enhancement arrangements and the provider, if applicable, with respect to each class of securities, will be described in the prospectus supplement. If and to the extent provided in the prospectus supplement, enhancement may be in the form of a financial guaranty insurance policy, letter of credit, Green Tree guaranty, cash reserve fund, derivative product, or other form of enhancement, or any combination, as may be described in the prospectus supplement. If specified in the applicable prospectus supplement, enhancement for a class of securities of a series may cover one or more other classes of securities in that series, and accordingly may be exhausted for the benefit of a particular class and be unavailable to other classes. Further information regarding any provider of enhancement, including financial information when material, will be included in the prospectus supplement.

  The presence of enhancement may be intended to enhance the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due and to decrease the likelihood that the certificateholders and the noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the prospectus supplement. Unless we specify otherwise in the prospectus supplement, the enhancement for a class of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest. If losses occur which exceed the amount covered by any enhancement or which are not covered by any enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of enhancement covers more than one class of securities of a series, securityholders of any class will be subject to the risk that the enhancement will be exhausted by the claims of securityholders of other classes.

Advances

  Unless we specify otherwise in the prospectus supplement, the servicer will be obligated to make advances each month of any scheduled payments on the loans included in a trust that were due but not received during the prior due period. The servicer will be entitled to reimbursement of an advance from the amount available in the collection account for the related trust when:

  (1)  the delinquent payment is recovered by the trust; or

  (2) the servicer has determined that the advance has become an uncollectible advance.

The servicer will be obligated to make an advance only to the extent that it determines that the advance will be recoverable from subsequent funds available in the collection account for the trust. The servicer will be entitled to recoup its advances on a loan from subsequent payments by or on behalf of the obligor and from liquidation proceeds, including FHA insurance payments, if any, of the loan, and will release its right to reimbursements in conjunction with the purchase of the loan by Green Tree for breach of representations and warranties. If the servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the obligor or from net liquidation proceeds, including FHA insurance payments, if any, of the loan, the servicer will be entitled to reimbursement from payments on other loans or from other funds available.

  Unless we specify otherwise in the prospectus supplement, if the servicer fails to make an advance required under the sale and servicing agreement, the trustee will be obligated to deposit the amount of that advance in the collection account on the payment date. The trustee will not be obligated to deposit any amount if:

  (1) the trustee does not expect to recoup the advance from subsequent collections on the loan or from liquidation proceeds; or

  (2) the trustee determines that it is not legally able to make the advance.

Evidence as to Compliance

  On or before March 31 of each year the servicer will deliver to each trustee and each indenture trustee a report of a nationally recognized accounting firm stating that the firm has examined certain documents and records for the servicing of loans serviced by the servicer under sale and servicing agreements similar to the trust documents and stating that, on the basis of those procedures, the servicing has been conducted in compliance with the applicable trust documents, except for any exceptions described in the report. A copy of the statement may be obtained by any certificate owner or note owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities--Statements to Securityholders" above.

Indemnification and Limits on Liability

  Unless we specify otherwise in the prospectus supplement, the trust documents will provide that the servicer will be liable only to the extent of the obligations specifically undertaken by it under the trust documents and will have no other obligations or liabilities. The trust documents will further provide that neither the servicer nor any of its directors, officers, employees and agents will have any liability to the trust, the certificateholders or the noteholders, except as provided in the trust documents, for any action taken or for refraining from taking any action under the trust documents, other than liability that would otherwise be imposed by reason of the servicer's breach of the trust documents or willful misfeasance, bad faith or negligence, or by reason of reckless disregard of obligations and duties under the trust documents or any violation of law.

  The servicer may, with the prior consent of the trustee and the indenture trustee, delegate duties under the trust documents to any of its affiliates. In addition, the servicer may at any time perform the specific duty of repossessing products through subcontractors who are in the business of servicing consumer receivables. The servicer may also perform other specific duties through subcontractors; provided, however, that no delegation of duties by the servicer shall relieve the servicer of its responsibility.

Amendment

  Unless we specify otherwise in the prospectus supplement, the trust documents may be amended by Green Tree, the servicer, the trustee and the indenture trustee, but without the consent of any of the securityholders, to cure any ambiguity or to correct or supplement any provision, provided that such action will not, in the opinion of counsel, which may be internal counsel to Green Tree or the servicer reasonably satisfactory to the trustee and the indenture trustee, materially and adversely affect the interests of the securityholders. The trust documents may also be amended by Green Tree, the servicer and the trustee and the indenture trustee, and a certificate majority and a note majority, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust documents or of modifying, in any manner, the rights of the certificateholders or the noteholders. No such amendment may:

  (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related loans or distributions that are required to be made on any related certificate or note or the related pass-through rate or interest rate; or

  (2) reduce the percentage of the certificate balance evidenced by certificates or of the aggregate principal amount of notes then outstanding required to consent to any amendment, without the consent of the holders of all certificates or all notes, as the case may be.

Termination

  The obligations created by the trust documents will terminate upon the date calculated as specified in the trust documents, generally upon:

  (1) the later of the final payment or other liquidation of the last loan subject thereto and the disposition of all property acquired upon repossession of any product; and

  (2) the payment to the securityholders of all amounts held by the servicer or the trustee and required to be paid to the securityholders under the trust documents.

  Unless we specify otherwise in the prospectus supplement, for each series of securities, in order to avoid excessive administrative expense, Green Tree and the servicer each will be permitted, at its option, to purchase from the trust, on any distribution date immediately after any due period as of the last day of which the aggregate principal balance is equal to or less than 10%, or other percentage as may be specified in the prospectus supplement, of the cut-off date principal balance, all remaining loans in the trust and the other remaining trust property at a price equal to the aggregate of the purchase amounts and the appraised value of any remaining trust property. The exercise of this right will effect an early retirement of the related certificates and notes.

  If a general partner is named in the prospectus supplement, unless otherwise specified in the prospectus supplement, the trust pooling and servicing agreement will provide that, in the event that the general partner becomes insolvent, withdraws or is expelled as a general partner or is terminated or dissolved, the trust will terminate in 90 days and effect redemption of the notes and prepayment of the certificates following the winding-up of the affairs of the trust, unless within such 90 days the remaining general partner, and holders of a majority of the certificates of such series agree in writing to the continuation of the business of the trust and to the appointment of a successor to the former general partner, and the owner trustee is able to obtain an opinion of counsel to the effect that the trust will not thereafter be an association, or publicly traded partnership taxable as a corporation for federal income tax purposes.

  Unless otherwise specified in the prospectus supplement, for each series of securities, the trustee will give written notice of the final distribution for the certificates, to each certificateholder of record and the indenture trustee will give written notice of the final payment for the notes to each noteholder of record. The final distribution to any certificateholder and the final payment to any noteholder will be made only upon surrender and cancellation of the holder's certificate or note at the office or agency of the trustee, for certificates, or of the indenture trustee, for notes, specified in the notice of termination. Any funds remaining in the trust, after the trustee or the indenture trustee has taken measures to locate a certificateholder or noteholder, as the case may be, and such measures have failed, will be distributed to The United Way, and the certificateholders and noteholders, by acceptance of their certificates and notes, will waive any rights with respect to such funds.

The Trustee

  The trustee or owner trustee, as applicable, for each trust will be specified in the prospectus supplement. The trustee, in its individual capacity or otherwise, and any of its affiliates may hold certificates or notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of some jurisdictions, the trustee, with the consent of the servicer, will have the power to appoint co-trustees or separate trustees of all or any part of the related trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the trust documents will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction where the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who shall exercise and perform the rights, powers, duties and obligations solely at the direction of the trustee.

  The trustee of any trust may resign at any time, in which event the general partner, specified in the prospectus supplement or, if no general partner is specified, the servicer or its successor will be obligated to appoint a successor trustee. The general partner specified in the prospectus supplement, or, if no general partner is specified, the servicer, may also remove the trustee, if:

  .   trustee ceases to be eligible to serve;

  .   becomes legally unable to act;

  .   is adjudged insolvent; or

  .   is placed in receivership or similar proceedings.

In such circumstances, the general partner specified in the prospectus supplement or, if no general partner is specified, the servicer will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Duties of the Trustee

  The trustee will make no representation as to the validity or sufficiency of any trust document, the certificates or the notes, other than its execution of the certificates and the notes, the loans or any related documents, and will not be accountable for the use or application by the servicer of any funds paid to the servicer for the certificates, the notes or the loans before deposit in the collection account.

  The trustee will be required to perform only those duties specifically required of it under the trust documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the servicer to the trustee under the trust documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the trust documents.

  The trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust documents or to institute, conduct, or defend any litigation or relation at the request, order or direction of any of the certificateholders or noteholders, unless such certificateholders or noteholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred. No certificateholder nor any noteholder will have any right under the trust documents to institute any proceeding with respect to the trust documents, unless the holder has given the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the certificate balance or the holders of notes evidencing not less than 25% of the aggregate principal balance of the notes then outstanding have made written request to the trustee to institute proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 30 days after the receipt of the notice, request and offer to indemnify has neglected or refused to institute any proceedings.

Administrator

  If an administrator is specified in the prospectus supplement, such administrator will enter into an agreement under which such administrator will agree, to the extent provided in such administration agreement, to provide the notices and to perform other administrative obligations required by the indenture and the trust agreement.

                          DESCRIPTION OF FHA INSURANCE

  Certain of the home improvement loans may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any trust will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA insurance by Green Tree, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by Green Tree. Green Tree's reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by Green Tree. In the sale and servicing agreement, Green Tree will agree to pay all FHA insurance premiums required by FHA regulations. If Green Tree fails to pay any premium, the trustee or the successor servicer with respect to each series is obligated to pay the premium and is entitled to be reimbursed by Green Tree and from collections on the related home improvement loans.

  As of December 31, 1998, Green Tree's FHA insurance reserve amount was equal
to approximately [$   ]. These insurance reserves were available to cover
losses on approximately $[   ] of FHA-insured manufactured housing contracts
and approximately $[   ] of FHA-insured home improvement loans, including the
FHA-insured loans that may be owned by a trust. If an event of termination occurs, each trustee will notify FHA of Green Tree's termination as servicer of the related FHA-insured loans and will request that the portion of Green Tree's FHA insurance reserves allocable to the FHA-insured loans be transferred to the trustee or a successor servicer. Although each trustee will request a transfer of reserves, FHA is not obligated to comply with a request, and may determine that it is not in FHA's interest to permit the transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in that event, and there can be no assurance that any reserve amount, if transferred to the trustee or a successor servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured loans. It is likely that the trustee or any successor servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with "earmarking," segregating the reserves so that they will not be commingled with the reserves of the transferee, if it is in FHA's interest to do so.

  In general, FHA will insure unsecured property improvement loans up to $7,500, with a maximum term of 20 years. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured home improvement loan the servicer may, subject to certain conditions, submit a claim to FHA. The availability of FHA insurance following a default on an FHA-insured loan is subject to a number of conditions, including strict compliance by Green Tree with FHA regulations in originating and servicing the loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim. Before declaring an FHA-insured home improvement loan in default and submitting a claim to FHA, the servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice before declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In that event, Green Tree will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation--Loan Origination," Green Tree does not purchase a loan until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the trust must assign its entire interest in the loan to the United States. In general, the claim payment will equal 90% of the sum of:

  (1) the unpaid principal amount of the home improvement loan at the date of default and uncollected interest computed at the loan rate earned to the date of default;

  (2) accrued and unpaid interest on the unpaid amount of the loan from the date of default to the date of submission of the claim plus 15 calendar days, but in no event more than nine months, computed at a rate of 7% per year;

  (3) uncollected court costs; and

  (4) legal fees, not to exceed $500.

        CERTAIN LEGAL ASPECTS OF THE LOANS; REPURCHASE OBLIGATIONS

  As a result of Green Tree's conveyance and assignment of a pool of loans to a trust, the securityholders of the series, as the beneficial owners of the trust, will succeed collectively to all of the rights, including the right to receive payment on the loans. The following discussion contains summaries of certain legal aspects of home improvement contracts which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" with respect to the FHA-insured home improvement loans. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the improved real estate is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

Mortgages and Deeds of Trust

  The home equity loans, but not the home improvement loans, will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the prevailing practice in the state in which the underlying property is located, and may have first, second or third priority. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage or deed of trust. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, such as, the payment of the indebtedness secured. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or retail installment contract evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, or trustor, the lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure repayment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases for deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to the instrument in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

Subordinate Mortgages; Rights of Senior Mortgagees or Beneficiaries

  A substantial number of the mortgages, security deeds, deeds to secure debt and deeds of trust securing the home equity loans in any loan pool are expected to be second or third mortgages or deeds of trust which are junior to mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust, as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor or trustor under the senior mortgage or deed of trust, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer on behalf of the trust asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior loan or loans. As discussed more fully below, a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or in some states may cure the default and bring the senior loan current, in either event usually adding the amounts expended to the balance due on the junior loan. Although we generally do not cure defaults under a senior mortgage or deed of trust, it is our standard practice to protect its interest by attending any foreclosure sale and bidding for property only if it is in our best interests to do so.

  The standard form of the mortgage or deed of trust used by most institutional lenders, like that of Green Tree, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or deed of trust.

  The form of mortgage or deed of trust used by institutional lenders may contain a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the senior mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. If the mortgagor or trustor fails to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums expended by a senior mortgagee or beneficiary generally become part of the indebtedness secured by the senior mortgage or deed of trust.

Subordinate Financing

  Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.

  . First, the borrower may have difficulty servicing and repaying multiple loans.

  . Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

  . Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Foreclosure

  Foreclosure is a legal procedure that allows the mortgagor to recover its mortgage debt by enforcing its rights and available remedies under the mortgage, deed of trust, deed to secure debt or security deed. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action establishes a waiver, or fraud, bad faith, oppressive or unconscionable conduct and warrants a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, security deed or deed to secure debt that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note, deed of trust, security deed or deed to secure debt. In some states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, before a sale, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, before the sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. Some states require that a notice of sale be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner before the date of the trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Some state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer, or by the trustee, is generally a public sale. However, because of the difficulty a potential third party buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. In some states, there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss resulting from such sale may be reduced by the receipt of mortgage insurance proceeds.

  A second or third mortgagee, junior mortgagee, may not foreclose on the property securing a second or first mortgage, senior mortgages, unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages before or at the time of the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, for those loans which are second or third mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees, and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeding.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders."

  In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the related trust for its acquisition, by foreclosure or otherwise, and disposition of real property securing a loan, and any taxes or fees imposed may reduce liquidation proceeds with respect to the property, as well as distributions payable to the securityholders.

Second or Third Mortgages

  The home equity loans may be secured by second or third mortgages or deeds of trust, which are junior to first or second mortgages or deeds of trust held by other lenders. The rights of the securityholders as the holders of a junior deed of trust, junior mortgage, or junior security deed are subordinate in lien and in payment to those of the holder of the senior mortgage, deed of trust, or security deed including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor under the senior mortgage or deed of trust, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale under the senior deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. Such extinguishment will eliminate access to the collateral for the loan. See "--Foreclosure."

  Furthermore, the terms of the junior mortgage, deed of trust, deed to secure debt or security deed are subordinate to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed. In the event of a conflict between the terms of the senior mortgage, deed of trust, deed to secure debt or security deed and the junior mortgage, deed of trust, deed to secure debt or security deed, the terms of the senior mortgage, deed of trust, deed to secure debt or security deed will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage, deed of trust, deed to secure debt or security deed may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage, deed of trust, deed to secure debt or security deed. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under a junior mortgage, deed of trust, deed to secure debt or security deed.

Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their equity of redemption. The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay some costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some other states, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised before foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

  Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding, the holder may not be able to obtain a lift of the automatic stay to foreclose if the borrower has equity and the home is necessary to the bankruptcy reorganization. Generally, with respect to the federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during bankruptcy proceedings. A bankruptcy court may also grant the debtor a reasonable time to cure a payment default for a mortgage loan on a debtor's residence by paying arrearages and reinstate the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the property had yet occurred, before the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In the case of a mortgage loan not secured by the debtor's principal residence, courts with federal bankruptcy jurisdiction may also reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.

  The IRS code provides priority to certain federal tax liens over the lien of the mortgage or deed of trust. The Bankruptcy code also provides priority to some tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to some state tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, state licensing requirements, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Consumer Protection Laws with respect to Loans

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. The Home Ownership and Equity Protection Act of 1994, which became effective on October 1, 1995, adds provisions to Regulation Z which impose additional disclosure and other requirements on creditors involved in non-purchase money mortgage loans with high interest rates or high up-front fees and charges. It is possible that some loans included in a loan pool may be subject to these provisions. The Home Protection Act applies to mortgage loans originated on or after the effective date of these regulations. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

  In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

  The holder-in-due-course rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and certain related lenders and assignees to transfer such contract free of notice of claims by the debtor. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods, such as a home improvement contractor. Liability under this rule is limited to amounts paid under a loan. However, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trust against such obligor. The Home Protection Act provides that assignees of certain high-interest, non-purchase money mortgage loans, which may include some loans, are subject to all claims and defenses that the debtor could assert against the original creditor, unless the assignee demonstrates that a reasonable person in the exercise of ordinary due diligence could not have determined that the mortgage loan was subject to the provisions of the Home Protection Act.

Enforceability of Certain Provisions

  The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA insured home improvement loans, in some states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the sale and servicing agreement, late charges, to the extent permitted by law and not waived by us, will be retained by us as additional servicing compensation.

  The standard forms of note, mortgage and deed of trust also include a debt acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

  It is our practice with some of the home improvement loans to defer the first payment for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment contracts.

Due-on-Sale Clauses

  All of the loan documents will contain due-on-sale clauses unless the prospectus supplement indicates otherwise. These clauses permit the servicer to accelerate the maturity of the loan on notice, which is usually 30 days, if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982, which, after a three-year grace period, preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans, including the loans made after the effective date of the Garn-St. Germain Act are enforceable within some limitations as described in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the servicer generally may be permitted to accelerate any loan which contains a due-on-sale clause upon transfer of an interest in the mortgaged property. This ability to accelerate will not apply to certain types of transfers, including:

  (1) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase;

  (2) a transfer to a relative resulting from the death of a mortgagor or trustor, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property;

  (3) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property;

  (4) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that the lien or encumbrance is not created pursuant to a contract for deed;

  (5) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; and

  (6) other transfers as described in the Garn-St. Germain Act and the regulations thereunder. As a result, a lesser number of loans which contain "due-on-sale" clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans.

We cannot predict the extent of the effect of the Garn-St. Germain Act on the average lives and delinquency rates of the loans.

  The inability to enforce a due-on-sale clause may result in loans bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the loans and the number of loans which may be outstanding until maturity.

  Although Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that, subject to specific conditions, state usury limitations shall not apply to FHA-insured loans and to first mortgage secured conventional contracts if the contract is defined as a federally related mortgage loan, a number of states have adopted legislation overriding Title V's exemptions, as permitted by Title V. We will represent and warrant in each sale and servicing agreement that all loans comply with any applicable usury limitations.

Environmental Legislation

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under state law in individual states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities in some circumstances if the cleanup costs were incurred. Moreover, some states by statute impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make the evaluations before origination of the loans. Neither we nor any replacement servicer will be required by any sale and servicing agreement to undertake any evaluations before foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not foreclose on related real property or accept a deed-in-lieu of foreclosure if we knows or reasonably believe that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage, deed of trust, deed to secured debt or security deed during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period. Thus, in the event that the Relief Act or similar legislation applies to any loan which goes into default, there may be delays in payment on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

Repurchase Obligations

  Under the sale and servicing agreement, we will represent and warrant that each FHA insured home improvement loan was originated in compliance with FHA regulations and is covered by FHA insurance. In the event FHA were to deny insurance coverage on an FHA insured home improvement loan due to a violation of FHA regulations in originating or servicing the home improvement loans, that violation would constitute a breach of a representation and warranty under the sale and servicing agreement and we would be obligated to repurchase the home improvement loan unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Loans."

  In addition, we will also represent and warrant under each sale and servicing agreement that each loan complies with all requirements of law. Accordingly, if any obligor has a claim against the related trust for violation of any law and such claim materially adversely affects the trust's interest in a loan, that violation would constitute a breach of a representation and warranty under the sale and servicing agreement and would create an obligation to repurchase that loan unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Loans."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership, and disposition of the securities. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, the Treasury regulations and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. You are encouraged to consult your own tax advisor in determining the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the securities.

  Our counsel, Dorsey & Whitney LLP, has delivered an opinion regarding certain federal income tax matters discussed below. Our counsel identified in the prospectus supplement, will deliver an opinion regarding tax matters applicable to each series of securities. Such an opinion, however, is not binding on the IRS or the courts. The opinion of counsel will specifically address only those issues specifically identified below as being covered by such opinion; however, the opinion of counsel also will state that the additional discussion below accurately sets forth counsel's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the IRS.

Tax Status of the Trust

  For each series of securities which includes both notes and certificates, counsel will deliver its opinion that the trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of counsel, the trust itself will not be subject to federal income tax but, instead, each certificateholder will be required to take into account its distributive share of items of income and deduction, including deductions for distributions of interest to the noteholders of the trust as though such items had been realized directly by the certificateholder. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. There are, however, no cases or IRS rulings on transactions involving a trust issuing both debt and equity interests with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of this discussion.

  If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the loans, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates.

Tax Consequences to Noteholders

  Treatment of the Notes as Indebtedness. The owner trustee, on behalf of the trust, will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Counsel will deliver its opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

  Interest Income on the Notes. Interest on the notes will be taxable as ordinary interest income when received by noteholders utilizing the cash-basis method of accounting and when accrued by noteholders utilizing the accrual method of accounting. Under the applicable regulations, the notes would be considered issued with original issue discount ("OID") if the stated redemption price at maturity of a note, generally equal to its principal amount as of the date of issuance plus all interest other than qualified stated interest payable prior to or at maturity exceeds the original issue price. Any OID would be considered de minimis under the OID regulations if it does not exceed 1/4% of the stated redemption price at maturity of a note multiplied by the number of full years until its maturity date. It is anticipated that the notes will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note.

  While it is not anticipated that the notes will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the notes are not deemed to be qualified stated interest because the notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, however, the trust will treat interest payments on the notes as qualified stated interest under the OID regulations. If the notes are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the notes would be includible in the income of noteholders as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of notes were not materially different from its coupon, this treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the notes in advance of the receipt of cash attributable to such income.

  A noteholder must include OID in income as interest over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each noteholder is encouraged to consult its own tax advisor regarding the impact of the OID rules if the notes are issued with OID.

  Market Discount. The notes, whether or not issued with original issue discount, will be subject to the market discount rules of Section 1276 of the IRS code. In general, these rules provide that if a noteholder purchases the note at a market discount, such as a discount from its original issue price plus any accrued original issue discount, that exceeds a de minimis amount specified in the IRS code, and thereafter recognizes gain upon a disposition, the lesser of (1) such gain; or (2) the accrued market discount will be taxed as ordinary interest income. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the notes to the extent that the amount of the payments does not exceed the accrued market discount. Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the noteholder held the note and the denominator of which is the number of days after the date the noteholder acquired the note until and including its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the IRS.

  Limitations imposed by the IRS code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if such noteholder makes such an election, is exempt from this rule. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any election to include market discount in gross income as it accrues shall apply to all debt instruments held by the noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the IRS.

  Amortizable Bond Premium. In general, if a noteholder purchases a note at a premium, such as an amount in excess of the amount payable upon the maturity thereof, the noteholder will be considered to have purchased the note with amortizable bond premium equal to the amount of the excess. The noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the note. The noteholder's tax basis in the note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium with respect to a note will be treated as an offset to interest income on the note, and a noteholder's deduction for amortizable bond premium for a note will be limited in each year to the amount of interest income derived for the note for the year. Any election to deduct amortizable bond premium shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

  Disposition of Notes. If a noteholder sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder generally will equal the noteholder's cost for the note, increased by any market discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by principal payments previously received by the noteholder and the amount of bond premium previously amortized for the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term, mid-term or long-term capital gain or loss depending upon whether the note was held for more or less than one year or for more than eighteen months. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. Generally, interest paid to a noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the note in connection with a United States trade or business will be treated as portfolio interest and will be exempt from the 30% withholding tax. Such a noteholder will be entitled to receive interest payments on the notes free of United States federal income tax provided that such noteholder periodically provides the indenture trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the noteholder is not a United States person and providing the name and address of such noteholder and will not be subject to federal income tax on gain from the disposition of a note unless the noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and some other requirements are met.

  Tax Administration and Reporting. The Indenture trustee will furnish to each noteholder with each distribution a statement describing the amount of such distribution allocable to principal and to interest. Reports will be made annually to the IRS and to holders of record that are not excepted from the reporting requirements regarding information as may be required for interest and original issue discount, if any, with respect to the notes.

  Backup Withholding. Under specific circumstances, a noteholder may be subject to backup withholding at a 31% rate. Backup withholding may apply to a noteholder who is a United States person if the holder, among other circumstances, fails to furnish his social security number or other taxpayer identification number to the indenture trustee. Backup withholding may apply, under certain circumstances, to a noteholder who is a foreign person if the noteholder fails to provide the indenture trustee or the noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the note. Backup withholding, however, does not apply to payments on a note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to some foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them on a note.

  Possible Alternative Treatment of the Notes. If, contrary to the opinion of counsel, the IRS successfully asserted that the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, income to certain tax-exempt entities, including pension funds, would be unrelated business taxable income, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Certificateholders

  Treatment of the Trust as a Partnership. We, the general partner and the owner trustee will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders and the general partner, and the notes being debt of the partnership. The proper characterization of the arrangement involving the trust, the certificates, the notes, the General Partner, we and the servicer, however, is not certain because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the certificates have specific features characteristic of debt, the certificates might be considered debt of the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership. The following discussion assumes that the certificates represent equity interests in a partnership.

  Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium and any gain upon collection or disposition of the loans. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of the loans.

  The tax items of a partnership are allocable to the partners in accordance with the IRS code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

  (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

  (2) any trust income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

  (3)  prepayment premium payable to the certificateholders for that month;
       and

  (4) any other amounts of income payable to the certificateholders for that month.

Although it is not anticipated that the certificates will be issued at a price which exceeds their principal amount, the allocations of trust income to the certificateholders will be reduced by any amortization by the trust of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the general partner. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

  All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to such a holder under the IRS code.

  A certificateholder's share of expenses of the trust, including fees to the servicer but not interest expense will be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a certificate either directly or through a pass-through entity will be allowed to deduct such expenses under
Section 212 of the IRS code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the certificateholder. In addition, Section 68 of the IRS code provides that the amount of itemized deductions, including those provided for in Section 212 of the IRS code, otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the IRS code ($124,500 in 1998, in the case of a joint return) will be reduced by the lesser of: (1) 3% of the excess of adjusted gross income over the specified threshold amount; or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. To the extent that a certificateholder is not permitted to deduct servicing fees allocable to a certificate, the taxable income of the certificateholder attributable to that certificate will exceed the net cash distributions related to the income. Certificateholders may deduct any loss on disposition of the loans to the extent permitted under the IRS code.

  Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust should not have OID income. The purchase price paid by the trust for the loans may exceed the remaining principal balance of the loans at the time of purchase. If the trust is deemed to acquire the loans at a premium or at a market discount, the trust will elect to offset any premium against interest income on the loans or to include any discount in income currently as it accrues over the life of the loans. The trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a loan-by-loan basis. As indicated above, a portion of the premium deduction or market discount income may be allocated to certificateholders.

  Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the trust. A certificateholder will recognize gain, however, to the extent that any money distributed exceeds the certificateholder's adjusted basis in its certificates, as described below under "Disposition of Certificates" immediately before the distribution. A certificateholder will recognize loss upon termination of the trust or termination of the certificateholder's interest in the trust if the trust only distributes money to the certificateholder and the amount distributed is less than the certificateholder's adjusted basis in the certificates. Any gain or loss generally will be capital gain or loss if the certificates are held as capital assets and will be long-term gain or loss if the holding period of the certificates is more than one year.

  Section 708 Termination. Under Section 708 of the IRS code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under Treasury regulations, if such a termination occurs, the trust will be considered to have contributed the assets of the trust, the old partnership, to a new partnership in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange for United States federal income tax purposes.

  Disposition of Certificates. If a certificateholder sells a certificate, the certificateholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the seller's tax basis in the certificate. A certificateholder's tax basis in a certificate generally will equal the certificateholder's cost increased by the certificateholder's share of trust income and decreased by any distributions received on the certificate. In addition, both the tax basis in the certificate and the amount realized on a sale of a certificate would include the certificateholder's share of the notes and other liabilities of the trust. A certificateholder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold, rather than maintain a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

  Any gain on the sale of a certificate attributable to the certificateholder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the certificateholder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. To avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

  If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions, the excess generally will give rise to a capital loss upon the retirement of the certificates.

  Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the related record date. As a result, a certificateholder purchasing a certificate may be allocated tax items, which will affect the certificateholder's tax liability and tax basis, attributable to periods before the certificateholder actually owns the certificate. The use of such a convention may not be permitted by existing regulations. If a monthly convention is not permitted, or only applies to transfers of less than all of the certificateholder's interest, taxable income or losses of the trust may be reallocated among the certificateholders. The general partner is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a certificateholder sells a certificate at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificate than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under Section 754 of the IRS code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. Because of this, certificateholders may be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

  Administrative Matters. Under the administration agreement, the trustee will monitor the performance of the following responsibilities of the trust by other service providers. The trust is required to keep or have kept complete and accurate books of the trust. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trust will file a partnership information return with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to certificateholders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with required information statements relating to identification of beneficial owners of certificates and the nominees will be required to forward the information to the beneficial owners. Generally, certificateholders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the certificateholder notifies the IRS of all such inconsistencies.

  We or a subsidiary identified in the prospectus supplement will be designated as the tax matters partner in the trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The IRS code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under specific circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

  Tax Consequences to Foreign Certificateholders. It is not clear whether the trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes for non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust will be engaged in a trade or business in the United States for those purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. It is expected that the trust will withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the IRS code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a certificateholder's nonforeign status, the trust may rely on Form W-8, Form W-9 or the certificateholder's certification of nonforeign status signed under penalties of perjury.

  Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return including, in the case of a corporation, the branch profits tax on its share of the trust's income. Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally will be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes are due because the trust is not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  Backup Withholding. Under certain circumstances, a certificateholder may be subject to backup withholding at a 31% rate. See the discussion above under "-- Tax Consequences to Noteholders--Backup Withholding."

                     CERTAIN STATE INCOME TAX CONSEQUENCES

  The activities to be undertaken by the IRS in servicing and collecting the loans will take place in Minnesota. The State of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which may be retroactive. No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

  If the notes are treated as debt for federal income tax purposes, in the opinion of counsel this treatment will also apply for Minnesota tax purposes. Noteholders not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their ownership of the notes. Noteholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income generated from ownership of the notes.

  If the trust is treated as a partnership, not taxable as a corporation for federal income tax purposes, in the opinion of counsel the trust would also be treated as a partnership for Minnesota income tax purposes. The partnership therefore would not be subject to Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the partnership. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the partnership.

  If the certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation for federal income tax purposes, in the opinion of counsel this treatment would also apply for Minnesota income and franchise tax purposes. Under this treatment, the trust would be subject to the Minnesota franchise tax measured by net income, which could result in reduced distributions to certificateholders. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive corporation. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive corporation.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974 ("ERISA"), and Section 4975 of the IRS code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the IRS code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these prohibited transaction rules may generate excise tax and other liabilities under ERISA and the IRS code for such persons.

  Some transactions involving the related trust might be deemed to constitute prohibited transactions under ERISA and the IRS code with respect to a benefit plan that purchased securities if assets of the related trust were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, the assets of a trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the IRS code only if the benefit plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation was applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of notes and certificates will be discussed in the related prospectus supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                        LEGAL INVESTMENT CONSIDERATIONS

  Unless we indicate otherwise in the prospectus supplement, any securities offered under this prospectus are not expected to constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because there will be a substantial number of loans that are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the securities.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, some state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of some investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. You should consult your own legal advisors in determining whether and to what extent the securities constitute legal investments for you.

                                    RATINGS

  Before to the issuance of any class of securities sold under this prospectus they must be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories, within which there may be sub-categories or gradations indicating relative standing. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any series of securities should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  We may sell securities of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place securities directly to other purchasers or through agents. We intend that securities will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of such methods.

  The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If specified in the prospectus supplement relating to a series of securities, we or our affiliate may purchase some or all of one or more classes of securities of the series from the underwriter or underwriters at a price specified in the prospectus supplement. The purchaser may then offer and sell, some or all of such securities so purchased directly, through one or more underwriters to be designated at the time of the offering of such securities or through broker-dealers acting as agent or principal or both. This kind of offering may be restricted in the manner specified in the prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities of a series to or through dealers and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities of a series may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and SEC, under the Securities Act. Any underwriters or agents will be identified, and any compensation received from us will be described, in the prospectus supplement.

  Under agreements which may be entered into by us, underwriters and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

  If indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by some institutions to purchase the securities from us under contracts providing for payment and delivery on a future date. Institutions with which their contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases these institutions must be approved by us. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject from purchasing the securities. The underwriters and the other agents will not have responsibility for the validity or performance of the contracts.

  The underwriters may buy and sell securities, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the securities. These types of transactions may include stabilizing, the purchase of securities to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

  Some of the underwriters and their associates may engage in transactions with and perform services for us in the ordinary course of business.

  The indenture trustee may invest the funds in the designated accounts in eligible investments acquired from the underwriters.

  Under each underwriting agreement, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other such classes.

  The place and time of delivery for the securities under which this prospectus is delivered will be described in the prospectus supplement.

                                 LEGAL MATTERS

  Various matters relating to the validity of the certificates and the notes will be passed upon by our counsel identified in the prospectus supplement. The validity of the certificates and the notes will be passed upon for the underwriters named in the prospectus supplement by the counsel for the underwriters identified in the prospectus supplement.

                                    EXPERTS

  The consolidated financial statements of Green Tree as of December 31, 1998 and for the year ended December 31, 1998, incorporated by reference in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Green Tree as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference in their prospectus, and upon the authority of KPMG Peat Marwick LLP as experts in accounting and auditing.

                                 GLOSSARY

  For the purposes of this prospectus and the prospectus supplement, the following terms will have the following meanings:

  "Amount available" with respect to any distribution date, means generally the sum of payments on the loans due and received during the preceding month, prepayments and other unscheduled collections received during the preceding month, any amounts deposited in respect of purchased loans, any interest rate cap payment, any guaranty payment, and all earnings from the investment of funds in the collection account.

  The "formula principal distribution amount" for any distribution date (but subject to the last sentence of this definition) will generally be equal to the sum of the following amounts with respect to the monthly period, in each case computed in accordance with the method specified in each home equity loan:

    (1) all scheduled payments of principal due on each outstanding home equity loan during the monthly period,

    (2) all partial principal prepayments applied and all principal prepayments in full received during the monthly period in respect of each home equity loan,

    (3) the scheduled principal balance of each home equity loan that became a liquidated loan during the monthly period,

    (4) the scheduled principal balance of each home equity loan which, during the monthly period, was purchased by us as a result of a breach of a representation or warranty or by the servicer as a result of an uncured breach of a covenant under the sale and servicing agreement, and

    (5) with respect to the distribution date in     1999, any remaining
  amounts on deposit in the pre-funding account.

The formula principal distribution amount for the distribution date in 2029, will be the sum of the note principal balance and the certificate principal balance.

  "Liquidated loan" means any defaulted loan as to which the servicer has determined that all amounts which it expects to recover from or on account of such loan through the date of disposition of the real property have been recovered; provided that any defaulted loan in respect of which the real property has been realized upon and disposed of and proceeds of such disposition have been received shall be deemed to be a liquidated loan.

  "Purchased loan" means a loan that:

  . We have become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach by us of a representation or warranty made by us for such loan or

  . the servicer has become obligated to repurchase, or, under certain circumstances, has elected to repurchase, as a result of an uncured breach of the covenants made by it for that such loan.

  "Noteholders' distributable amount" means, for any distribution date, the sum of the noteholders' interest distributable amount and the noteholders' principal distributable amount.

  "Noteholders' interest distributable amount" means, for any distribution date, the sum of the noteholders' monthly interest distributable amount for such distribution date and the noteholders' interest carryover shortfall for the distribution date.

  "Noteholders' monthly interest distributable amount" means, for any distribution date, interest accrued for the monthly interest period on each class of notes at the respective interest rate for such class on:

  (1) the outstanding principal balance of the notes of such class and

  (2) the aggregate unreimbursed principal liquidation losses of the class on each prior distribution date, in each case after giving effect to all payments of principal to the noteholders of the class on the immediately preceding distribution date.

  "Principal liquidation loss" means, for any distribution date and any class of notes, the amount by which the aggregate principal balance of the class and each junior class and the certificate principal balance, after giving effect to any principal liquidation losses imposed on such junior classes and certificates, exceeds the pool scheduled principal balance, after giving effect to all distributions of principal on such distribution date.

  "Principal balance" means, with respect to any determination date and any class of notes, the original principal balance of a class minus all amounts previously distributed in respect of principal of the class and minus any unreimbursed principal liquidation losses of such class.

  "Noteholders' interest carryover shortfall" means, for any distribution date, the excess of the noteholders' monthly interest distributable amount for the preceding distribution date and any outstanding noteholders' interest carryover shortfall on such preceding distribution date, over the amount in respect of interest that is actually deposited in the note distribution account on the preceding distribution date, plus interest on the amount of interest due but not paid to noteholders on the preceding distribution date, to the extent permitted by law, at the respective interest rate for each class of notes for the applicable monthly interest period.

  "Noteholder's principal distributable amount" means, for any distribution date, the sum of the noteholders' monthly principal distributable amount for the distribution date and the noteholders' unpaid principal shortfall as of the close of the preceding distribution date; provided, however, that the noteholders' principal distributable amount shall not exceed the outstanding principal balance of the notes, and provided further, that the noteholders' principal distributable amount on the final scheduled distribution date shall not be less than the amount that is necessary, after giving effect to other amounts to be deposited in the note distribution account on such distribution date and allocable to principal, to reduce the outstanding principal balances, including all unreimbursed principal liquidation losses, of all classes of notes to zero.

  "Noteholders' monthly principal distributable amount" means, for any distribution date, the noteholders' percentage of the formula principal distribution amount plus the aggregate unreimbursed principal liquidation losses of each class of notes.

  "Noteholders' percentage" means, 100% until and including the distribution date on which the aggregate principal balance of the notes are paid in full and 0% thereafter.

  "Noteholders' unpaid principal shortfall" means, as of the close of any distribution date, the excess of the noteholders' monthly principal distributable amount and any outstanding noteholders' unpaid principal shortfall from the preceding distribution date over the amount in respect of principal that is actually deposited in the note distribution account on such distribution date.

  "Certificateholders' distributable amount" means, for any distribution date, the sum of the certificateholders' interest distributable amount and the certificateholders' principal distributable amount.

  "Certificateholders' interest distributable amount" means, for any distribution date, the sum of the certificateholders' monthly interest distributable amount for such distribution date and the certificateholders' interest carryover shortfall for such distribution date.

  "Certificateholders' monthly interest distributable amount" means, for any distribution date, interest accrued at the pass-through rate on:

  (1) the certificate principal balance and

  (2) the aggregate unreimbursed certificate principal liquidation losses on each prior distribution date, in each case after giving effect to all payments of principal to the certificateholders on the immediately preceding distribution date.

  "Certificate principal liquidation loss" means, for any distribution date, the amount by which the aggregate principal balance of the notes and the certificate principal balance exceeds the pool scheduled principal balance, after giving effect to all distributions of principal on such distribution date.

  "Certificate principal balance" equals, initially, approximately $     and,
after that, equals the original certificate principal balance, reduced by all amounts allocable to principal previously distributed to certificateholders minus any unreimbursed certificate principal liquidation losses.

  "Certificateholders' interest carryover shortfall" means, for any distribution date, the excess of the certificateholders' monthly interest distributable amount for the preceding distribution date and any outstanding certificateholders' interest carryover shortfall on the preceding distribution date, over the amount in respect of interest at the pass-through rate that is actually deposited in the certificate distribution account on such preceding distribution date, plus interest on such excess, to the extent permitted by law, at the pass-through rate from such preceding distribution date to but excluding the current distribution date.

  "Certificateholders' principal distributable amount" means, for any distribution date, the sum of the certificateholders' monthly principal distributable amount for such distribution date and the certificateholders' unpaid principal shortfall as of the close of the preceding distribution date; provided, however, that the certificateholders' principal distributable amount shall not exceed the certificate principal balance plus any unreimbursed certificate principal liquidation losses. In addition, on the final scheduled distribution date, the principal required to be deposited into the certificate distribution account shall not be less than the amount that is necessary, after giving effect to the other amounts to be deposited in the certificate distribution account on such distribution date and allocable to principal, to reduce to zero the certificate principal balance plus the unreimbursed certificate principal liquidation losses.

  "Certificateholders' monthly principal distributable amount" means, for any distribution date prior to the distribution date on which the notes are paid in full, zero; and with respect to any distribution date commencing on the distribution date on which the notes are paid in full, the formula principal distribution amount, less, on the distribution date on which the notes are paid in full, the portion thereof payable on the notes.

  "Certificateholders' unpaid principal shortfall" means, as of the close of any distribution date, the excess of the certificateholders' monthly principal distributable amount and any outstanding certificateholders' unpaid principal shortfall from the preceding distribution date, over the amount in respect of principal that is actually deposited in the certificate distribution account.

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      For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



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+                                                                              +
+The information contained in this prospectus supplement is not complete and   +
+may be changed. We may not sell these securities until the registration       +
+statement filed with the Securities and Exchange Commission is effective. + +This prospectus supplement is not an offer to sell these securities, and it + +is not soliciting an offer to buy these securities in any state where the +
+offer or sale is not permitted.                                               +
+                                                                              +
+                                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                             Prospectus Supplement to Base No. 6
PROSPECTUS SUPPLEMENT

(To prospectus dated       , 1999)
                           $           (Approximate)


GREEN TREE

                              Seller and Servicer

                    Certificates for Home Improvement Loans
                                 Series 1999-

                                  ----------

  The certificates will consist of    classes, but we are offering only the
classes listed below now:

                             Approximate      Pass-Through                    Underwriting  Proceeds to
Class                    Principal Amount(1)     Rate      Price to Public(2)   Discount     Company(3)
-----                    ------------------- ------------- ------------------ ------------ --------------
Each Certificate........    $                                             %             %               %
                            ------------                     --------------    ----------  --------------
Total...................    $                                $                 $           $
                            ============                     ==============    ==========  ==============

-----
(1) May vary plus or minus 5%.
(2) Plus any accrued interest beginning on     , 1999.
(3) Before deducting expenses, which we estimate to be $500,000.

  Consider carefully the risk factors beginning on page S-10 in this prospectus supplement.

                                  ----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.


  These certificates will be delivered on or about      , 1999.

  The underwriters named below will offer these securities to the public at the offering price listed on this cover page and they will receive the discount
listed above. See "Underwriting" on page S-   in this prospectus supplement and
on page    in the prospectus.

                                  ----------

                                  Underwriters

             The date of this prospectus supplement is      , 1999.

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                          Page
                                                                          ----
Summary of the Terms of the Certificates.................................  S-4
Risk Factors............................................................. S-10
Structure of the Transaction............................................. S-11
Use of Proceeds.......................................................... S-12
The Loans................................................................ S-13
Yield and Prepayment Considerations...................................... S-17
Green Tree Financial Corporation......................................... S-21
Description of the Certificates.......................................... S-21
Description of the Limited Guaranty...................................... S-37
Certain Federal Income Tax Consequences.................................. S-37
ERISA Considerations..................................................... S-38
Underwriting............................................................. S-39
Legal Matters............................................................ S-39

                                   Prospectus

Important Notice about Information Presented in this Prospectus and the
 Accompanying Prospectus Supplement......................................    2
The Trust................................................................    3
Use of Proceeds..........................................................    8
Green Tree Financial Corporation.........................................    8
Yield Considerations.....................................................   10
Maturity and Prepayment Considerations...................................   11
Description of the Certificates..........................................   12
Description of FHA Insurance.............................................   22
Certain Legal Aspects of the Loans; Repurchase Obligations...............   28
ERISA Considerations.....................................................   30
Certain Federal Income Tax Consequences..................................   33
Legal Investment Considerations..........................................   40
Ratings..................................................................   41
Underwriting.............................................................   41
Legal Matters............................................................   42
Experts..................................................................   42
Glossary.................................................................   43

      You should rely only on the information contained in this prospectus. Green Tree and the underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Green Tree and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

  This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation, about our home improvement lending business, and about any series of certificates for home improvement loans that we may wish to sell. This prospectus supplement contains more detailed information about the specific terms of this series of certificates. If the description of the terms of your certificate varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

  If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from us or an underwriter by asking for it.

  No prospectus regarding these certificates has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These certificates may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or
(2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase certificates or offering certificates for purchase, to any person in the United Kingdom who (1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or
(2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

This summary highlights selected information regarding the certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the certificates, read this entire prospectus supplement and the accompanying prospectus. In particular, reference will be made throughout this summary to sections of this prospectus supplement or the prospectus, or both, which will contain more complete descriptions of the matters summarized. All these references will be to sections of this prospectus supplement only unless otherwise noted.

  The certificates for home improvement loans, Series 1999-A listed on the table below will represent interests in a trust. The trust will own a pool of home equity loans.

                                  Pass-Through     Approximate      S&P   Fitch
Class                                 Rate     Principal Amount(1) Rating Rating
-----                             ------------ ------------------- ------ ------
Each Certificate.................                 $

--------
(1)May vary plus or minus 5%.

  We will not issue or sell the certificates unless S&P and Fitch assign each class at least the rating listed above. The rating on the certificates by S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The rating by Fitch addresses the likelihood of the receipt of certificateholders of all distributions to which such certificateholders are entitled. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Seller and Servicer.........
                                Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Trustee.....................
                                [Trustee], Minnesota.

Payment Date................

                                The fifteenth day of each month, or if that day is not business day, the next succeeding business day. The first payment date will be
                                    ,     .

Record Date.................
                                The business day just before the payment date



Distributions...............
                                Holders of the certificates will receive on each payment date distribution of interest and principal. The final distribution in respect of the certificates will be made only upon presentation and surrender of the certificates at the office or agency appointed by the trustee for that purpose in Minneapolis or St. Paul, Minnesota. The amount available for the trust on each payment date generally includes payments on the loans due during the previous calendar month and received on or prior to the determination date, prepayments and other unscheduled collections received on the loans during the due period, any advances made by the servicer or the trustee with respect to such due period and any amounts paid by us to repurchase a loan due to a breach of representation or warranty.

Distributions on the
Certificates

  Interest..................

                                We will pay interest on the certificates on
                                each payment date in an amount equal to one
                                month's interest at the pass-through rate on
                                the aggregate certificate principal balance
                                immediately prior to that payment date. In the case of the first payment date, we will only
                                pay interest from the closing date to      ,
                                1999. We will compute accrued interest on the basis of a 360-day year of twelve 30-day months.

                                If there is not a sufficient amount available in the certificate account to make a full distribution of interest to the certificateholders, we will allocate the amount of interest due pro rata to the outstanding certificates and we will carry forward the amount of the shortfall and add it to the amounts due on the next payment date. See "Description of the Certificates."

  Principal.................
                                We will pay principal on the certificates on each payment date, to the extent of the amount available after payment of all interest payable on the certificates, in an amount equal to the sum of

                                    ^ the amount of regular principal payments on loans paid or applied during the prior due period;

                                    ^  the amount of principal prepayments
                                       received on loans during the prior due
                                       period;

                                    ^ the principal portion of all payments on loans that were delinquent payments as of the end of the prior due period;

                                    ^  the unpaid principal balance of all
                                       loans that became liquidated loans with
                                       respect to the prior due period;

                                    ^  the principal portion of the repurchase
                                       price paid by us to repurchase loans for breach of representations and warranties with respect to the prior due period;

                                    ^  the amount of any reduction in the
                                       principal amount deemed owed on any loan as a result of the obligor's bankruptcy; and

                                    ^  any principal amount described that was
                                       not previously distributed because of an insufficient amount of funds available in the certificate account and we either were not obligated to or failed to pay amounts under the limited guaranty.

Limited Guaranty............

                                To mitigate the effect of liquidation losses on the loans, we will entitle the certificateholders to receive on each distribution date an amount equal to the guaranty payment, if any, under our limited guaranty. The guaranty payment for any payment date will equal the amount by which the formula distribution amount exceeds the amount available in the certificate account for that payment date.

                                The limited guaranty will be our unsecured general obligation and will not be supported by any letter of credit or other enhancement arrangement. The rating assigned to the certificates may be affected by the rating of our debt securities.

Loans.......................
                                The loans consist of       conventional and
                                FHA-insured home improvement contracts and
                                promissory notes. The obligations of the
                                obligor under each loan are unsecured loans.
                                The loans arise from loans relating to the
                                improvement of real estate located in    states
                                and the District of Columbia. The annual
                                interest rate on the loans as of the cut-off
                                date ranges from      % to      % with a
                                weighted average of

                                     %. The loans had a weighted average term
                                to scheduled maturity, as of origination, of
                                months, and a weighted average term to
                                scheduled maturity, as of the cut-off date, of
                                   months. The final scheduled payment date on
                                the loan with the latest scheduled maturity is
                                in       . See "The Loans" in this prospectus
                                supplement.

FHA Insurance...............

                                Approximately    % of the loans by principal
                                balance as of the cut-off date are insured by FHA against obligor defaults pursuant to Title I of the National Housing Act. See "Description of FHA Insurance" in the prospectus.

Advances....................
                                The servicer must make advances each month for any scheduled payments on the loans that were due but not received during the prior due period. The servicer will be entitled to reimbursement of an advance from subsequent funds available in the certificate account. The servicer will be obligated to make an advance only if it determines that the advance will be recoverable from subsequent funds available in the certificate account. If the servicer fails to make any advance required under the pooling and servicing agreement, the trustee will be obligated, subject to certain conditions, to make that advance. See "Description of the Certificates--Advances" in this prospectus supplement and in the prospectus.

Repurchase or Substitution
Obligations.................

                                We will repurchase any loan in which the trust's or the certificateholders' interest is materially and adversely affected by a breach of a representation and warranty on that loan made in the pooling and servicing agreement if the breach has not been cured within 90 days of the day it was or should have been discovered by the servicer or the trustee. Instead of repurchasing a loan, during the 120 day period following the closing date, we may substitute another loan for the loan that we were otherwise obligated to repurchase. See "Description of the Certificates--Conveyance of Loans" in this prospectus supplement and in the prospectus.

Repurchase Option...........

                                The servicer will have the option to repurchase all of the outstanding loans on any payment date on which the pool scheduled principal balance is less than 10% of the cut-off date pool principal balance. See "Description of the Certificates--Repurchase Option" in this prospectus supplement and in the prospectus.

Monthly Servicing Fee.......
                                The servicer will receive monthly compensation for servicing the loans equal to 1/12 of the product of .75% and the pool scheduled principal balance. See "Description of the Certificates--Servicing Compensation and
                                Payment of Expenses" and "Rights upon an Event of Termination" in this prospectus supplement.

Tax Status..................
                                In the opinion of our counsel, the trust will be classified as a grantor trust for federal income tax purposes and not as an association which is taxable as a corporation. Each certificateholder will be treated for these purposes as the owner of an undivided interest in the loans. Accordingly, each certificateholder must report on its federal income tax return its share of the income from the loans and, subject to limitations on deductions by individuals, estates and trusts, may deduct its share of the reasonable fees paid by the trust, determined in accordance with a certificateholder's tax accounting method. See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations........

                                No transfer of any certificates will be
                                permitted to be made to any employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or to the Internal Revenue Code of 1986 unless an opinion of counsel is delivered to the trustee. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment
Considerations..............

                                The certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because the loans are not secured by first liens on the related real estate. This means that many institutions that have the legal authority to invest in mortgage related securities may not be legally authorized to invest in the certificates. You should consult with your own legal advisor to decide whether and to what extent you may legally invest in the certificates.

Reports to Holders of
Certificates...........

                                We will provide to the holder of the
                                certificates monthly and annual reports about the certificates and the trusts. See "Description of the Certificates--Reports to Certificateholders" in the prospectus.

                                  RISK FACTORS

  You should consider the following factors in connection with the purchase of the certificates.

We have limited experience with home improvement loans.

  We began purchasing and servicing FHA-insured home improvement loans in April 1989, and conventional home improvement loans in September 1992, and thus has limited historical experience with the performance, including the rate of prepayments of home improvement loans. Accordingly, our delinquency experience and loan loss and liquidation experience described under "The Loans" may not be indicative of the performance of the loans.

There are limits on the availability of FHA insurance.

  We will specify in the prospectus supplement the number and percentage of home improvement loans in the pool that are insured by FHA pursuant to Title I of the National Housing Act. The availability of FHA insurance following a default on an FHA-insured home improvement loan is subject to a number of conditions, including strict compliance by us with FHA regulations in originating and servicing the loan. Although we are an FHA-approved lender and we believe that we have complied with FHA regulations, these regulations are susceptible to substantial interpretation. The law does not require us to obtain approval from FHA of its origination and servicing practices. If we fail to comply with FHA regulations, FHA may deny some insurance claims and we cannot assure you that FHA's enforcement of its regulations will not become stricter in the future. We sometimes engage in disputes with FHA over the validity of claims submitted and our compliance with FHA regulations in servicing loans insured by FHA. In addition, FHA will only cover 90% of the sum of the unpaid principal on a home improvement loan, up to nine months unpaid interest and certain liquidation costs.

  The amount of FHA insurance on the loans in a given pool is limited to the
balance of a reserve amount. This reserve amount as of     , 1998, was equal to
approximately $    , but will be reduced by the amount of all FHA insurance
claims paid and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by us. Severe losses on our FHA-insured manufactured housing loans, or on other FHA-insured home improvement loans originated by us, could reduce or eliminate our FHA insurance reserves. If this happened FHA insurance would not be available to cover losses on FHA-insured home improvement loans. If we were terminated as servicer due to bankruptcy or otherwise, it is anticipated that a proportionate amount of our FHA insurance reserves would be transferred to the reserve account of the trustee or the successor servicer, but we can not assure you of the amount, if any, that would be transferred. For a more complete description of the limits on the availability of FHA insurance, see "Description of FHA Insurance."

The certificates will not represent an interest in or obligation of Green Tree.


  Neither the government, any underwriter or its affiliates, the servicer nor any other party will insure or guarantee any of the certificates of any series, except as we otherwise specify in the related prospectus supplement.

The obligations of an obligor under each home improvement loan will not be secured by an interest in the real estate.

  The trust, as the owner of the home improvement loans, will be a general unsecured creditor as to those obligations. If an obligor defaults on its home improvement loan, the related trust will have recourse only against the obligor's assets generally, along with all other general unsecured creditors of the obligor. In a bankruptcy or insolvency proceeding relating to an obligor of a home improvement loan, the obligations of an obligor under that home improvement loan may be discharged in their entirety. An obligor on a home improvement loan may not demonstrate concern over performance of its obligations under the home improvement loan as in the case where such obligations are secured by the real estate owned by the obligor.

  We intend that each transfer of loans to the related trust fund will constitute a sale, rather than a pledge of the loans to secure our indebtedness. However, if we were to become a debtor under the federal bankruptcy code, it is possible that our creditor or trustee in bankruptcy may argue that the sale of the loans by us was a pledge of the loans rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the certificates.

There may be no secondary market for the securities.

  We cannot assure to you that a secondary market will develop for the certificates of any series, or, if a secondary market does develop, that it will provide the holders of any of the certificates with liquidity of investment. We also cannot assure to you that if a secondary market does develop, that it will continue to exist for the term of any series of certificates.

Unsecured home improvement loans experience a higher rate of delinquency.

   Based on our experience, home improvement loans that are not secured by any lien on the improved real estate have experienced, and are expected to continue to experience, a higher rate of delinquency and loan default as compared with our servicing portfolio of FHA-insured and other secured home improvement loans. Based on our experience to date, loan defaults on unsecured home improvement loans typically result in chargeoffs that equal or exceed 100% of the outstanding principal balance of the loan.

                          STRUCTURE OF THE TRANSACTION

  On or about the closing date, 1998, we will establish the trust under a
pooling and servicing agreement to be dated as of      , 1999, between us, as
seller and servicer, and the trustee.

  The certificates will be issued by the trust, which will consist primarily of the loans, including all rights to receive payments due on the loans on and
after      , 1998, or the date of origination, if later, all rights under FHA insurance for the FHA-insured loans, amounts held for the trust in the certificate account, and our limited guaranty described in "Description of the Limited Guaranty."

  Payments and recoveries of principal and interest on the loans will be paid into a separate trust account maintained at an eligible institution (initially
[trustee],      , Minnesota) in the name of the trust, no later than one
business day after receipt. Payments deposited in the certificate account for each due period will be applied on the fifteenth day of the next month, or, if that day is not a business day, the next business day, each a payment date, to make the distributions to the certificateholders as of the immediately preceding record date and to pay some monthly fees to the servicer as compensation for its servicing of the loans and to pay any remaining amounts in the certificate account to us as compensation for providing the limited guaranty.

  The servicer will be obligated to advance any scheduled payments on the loans that were due but not received during the prior due period. The servicer will be entitled to reimbursement of an advance from payments on or liquidation proceeds of the related loan and then from other funds in the certificate account. The servicer will not be required to make any advance to the extent that it does not expect to recoup the advance from subsequent collections on the loan or from liquidation proceeds. If the servicer fails to make any advance required under the agreement, the trustee is obligated, subject to certain conditions, to make the advance.

  Following the transfer of the loans from us to the trust, our obligations are limited to:

  (1) our obligation as servicer to service the loans,

  (2) some representations and warranties in the agreement as described under "Description of the Certificates--Conveyance of Contracts,"

  (3) some indemnities, and

  (4) the limited guaranty.

We are obligated under the agreement to repurchase at the repurchase price, or, at its option, to substitute another contract for, any loan on the first payment date which is more than 90 days after we become aware, or we receive written notice from the trustee, of any breach of any representation and warranty in the agreement that materially adversely affects the certificateholders' interest in the loan if the breach has not been cured before that date. The agreement also provides that we have some obligations to repurchase loans and to indemnify the trustee and certificateholders for other matters.

                                USE OF PROCEEDS

  We will use the net proceeds received from the sale of the certificates for working capital and general corporate purposes, including building a portfolio of home improvement contracts and promissory notes, providing warehouse financing for the purchase of contracts and other costs of maintaining these contracts until they are pooled and sold to other investors.

                                 THE LOANS

  Each loan is a home improvement loan originated by a Green Tree-approved home improvement contractor and purchased by us, or a home improvement promissory note originated by us directly. Each loan finances improvements to a one- to four-family residential property, an owner-occupied condominium or town house or a manufactured home which either qualifies as real estate under state law or is located in a park approved by us. The loans are not secured by any mortgage or other lien on or security interest in the related improved real estate or any other real or personal property.

  We will make various representations and warranties in the agreement, including:

  (1) each loan is fully amortizing with a fixed contractual rate of interest and provides for level payments over the term of the loan, computed on the simple interest method,

  (2) each loan has its last scheduled payment due no later than        ,
      and

  (3) each FHA-insured loan was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA insurance.

The loans were originated or acquired by us in the ordinary course of our business. A detailed listing of the loans is attached to the agreement. See "Description of the Certificates" in this supplement and in the prospectus.
Each of the loans has a loan rate of at least      % per year and not more than
     % and the weighted average of the loan rates of the loans as of the cut-
off date is      %. As of the cut-off date, the loans had remaining maturities
of at least    months but not more than     months and original maturities of
at least 24 months but not more than     months. The loans had a weighted
average term to scheduled maturity, as of origination, of    months, and a
weighted average term to scheduled maturity, as of the cut-off date, of months. The average principal balance per loan as of the cut-off date was $
and the principal balances on the loans as of the cut-off date ranged from
$     to $    . The loans arise from loans for real property located in
states and the District of Columbia. By principal balance as of the cut-off
date, approximately      % of the loans financed improvements to real estate
located in California. No other state represented   % or more of the cut-off
date pool principal balance. Substantially none of the loans provide for recourse to the originating contractor in the event of a default by the obligor.

  The table below describes some additional characteristics of the loans.

               Geographical Distribution of Improved Real Estate

                                                                                % of
                                                                            Loan Pool by
                                      % of Loan Pool by Aggregate Principal  Outstanding
                          Number of       Number of           Balance         Principal
                         Loans as of      Loans as       Outstanding as of  Balance as of
                         Cut-off Date  of Cut-off Date     Cut-off Date     Cut-off Date
                         ------------ ----------------- ------------------- -------------
Alabama.................                          %        $                         %
Alaska..................
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                            -----          -------         ------------        ------
    Total...............                   100.00%         $                   100.00%
                            =====          =======         ============        ======

                       Years of Origination of Loans

                                                                       % of
                                                                   Loan Pool by
                         Number of Loans  Aggregate Principal Outstanding Principal
                            as of Cut-    Balance Outstanding     Balance as of
  Year of Origination        off Date     as of Cut-off Date       Cut-off Date
  -------------------    ---------------- ------------------- ----------------------
    ....................                     $                              %
    ....................
    ....................
                              ------         ------------             ------
    Total...............                     $                        100.00%
                              ======         ============             ======

                     Distribution of Original Loan Amounts

                                                                       % of
                                                                   Loan Pool by
                         Number of Loans  Aggregate Principal  Outstanding Principal
     Original Loan          as of Cut-    Balance Outstanding     Balance as of
  Amount (in Dollars)        off Date     as of Cut-off Date       Cut-off Date
  -------------------    ---------------- ------------------- ----------------------
Less than $10,000.......                     $                              %
$10,000-$19,999.........
                              ------         ------------             ------
    Total...............                     $                        100.00%
                              ======         ============             ======

                                   Loan Rates

                                                                       % of
                                                                   Loan Pool by
                         Number of Loans  Aggregate Principal  Outstanding Principal
Range of Loans              as of Cut-    Balance Outstanding     Balance as of
by Loan Rate                 off Date     as of Cut-off Date       Cut-off Date
--------------           ---------------- ------------------- ----------------------
 9.00001%-10.00000%.....                     $                              %
10.00001%-11.00000%.....
11.00001%-12.00000%.....
12.00001%-13.00000%.....
13.00001%-14.00000%.....
14.00001%-15.00000%.....
15.00001%-16.00000%.....
16.00001%-17.00000%.....
Over 17.00000%..........
                              ------         ------------             ------
    Total...............                     $                        100.00%
                              ======         ============             ======

                          Remaining Months to Maturity

                                                                       % of
                                                                   Loan Pool by
  Months Remaining to    Number of  Loans Aggregate Principal  Outstanding Principal
   Scheduled Maturity       as of Cut-    Balance Outstanding     Balance as of
   As of Cut-off Date        off Date     as of Cut-off Date       Cut-off Date
  -------------------    ---------------- ------------------- ----------------------
Less than 31............                     $                              %
31 to 60................
61 to 90................
91 to 120...............
121 to 150..............
151 to 180..............
181 to 210..............
211 to 240..............
                              ------         ------------             ------
    Total...............                     $                        100.00%
                              ======         ============             ======

Delinquency, Loan Default and Loss Information

  The table below shows the delinquency experience for the periods indicated of the portfolio of unsecured home improvement loans serviced by us.

                             Delinquency Experience

                                                         At December 31,
                                              At    , ------------------------
                                                      1998  1997  1996   1995
                                              ------- ----  ----  ----  ------
Number of Contracts Outstanding(1)..........                            18,411
Number of Contracts Delinquent(2)(3)
  30-59 Days................................                               115
  60-89 Days................................                                44
  90 Days or More...........................                                14
                                               ----   ----  ----  ----  ------
Total Contracts Delinquent..................                               173
Delinquencies as a Percent of Contracts Out-
 standing(4)................................       %      %     %     %    .94%

--------
(1) Excludes defaulted contracts not yet liquidated.

(2) A contract is considered delinquent by us if any payment of $25 or more is past-due 30 days or more.
(3) The period of delinquency is based on the number of days that payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(4) By number of contracts.

  The table below shows the loan default and loss experience for the periods indicated of the portfolio of unsecured home improvement loans serviced by us.

                        Loan Default and Loss Experience
                             (Dollars in thousands)

                                                    Twelve Months
                                    Months       Ended December 31,
                                Ended    , ----------------------------------
                                   1999     1998     1997     1996     1995
                                ---------- -------  -------  -------  -------
Principal Balance of Contracts
 Serviced(1)...................  $         $        $        $        $97,544
Contract Defaults(2)...........          %        %        %        %    1.38%
Net Losses:
  Dollars(3)...................  $         $        $        $        $ 1,710
  Percentage(4)................          %        %        %        %    1.75%

--------
(1) As of period end. Includes defaulted contracts not yet liquidated.

(2) As a percentage of the total number of contracts being serviced as of period end. We consider a contract defaulted when we have submitted a claim to FHA (in the case of FHA-insured contracts), we have commenced foreclosure or enforcement proceedings, or the contract is 180 days delinquent.
(3) Does not include any estimated losses for defaulted contracts not yet liquidated. The calculation of net loss on FHA-insured contracts includes unpaid interest to the date of FHA claim submission and all expenses of liquidation, and reflects proceeds of FHA Insurance claims paid.
(4) As a percentage of the principal amount of contracts being serviced as of period end.

  Our management is not aware of any trends or anomalies which have adversely affected the delinquency, loan default and loss experience of its portfolio of home improvement contracts.

  The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan default and loss experience of the loans will be similar to that shown above. Because we began originating and purchasing unsecured home improvement contracts in September 1992, it is likely that our portfolio is not yet sufficiently seasoned to show the delinquencies and losses that would be experienced if such data were collected over a longer period of time. The delinquency, loan default and loss experience of home improvement loans may be adversely affected by a downturn in regional or local economic conditions. Regional and local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The yield on any certificate will depend on the price paid by the certificateholder, the timing of principal payments, and the timing and amount of any liquidation losses on the loans.

  Higher than expected principal prepayments will increase the yield on certificates purchased at a price less than the undivided ownership interest in the aggregate principal balance of the loans represented by those certificates and will decrease the yield on certificates purchased at a price greater than the undivided ownership interest in the aggregate principal balance of the loans represented by those certificates. Because the loans have scheduled due dates throughout the calendar month, and because all principal prepayments are passed through to certificateholders on the payment date following the due period in which the principal prepayment occurred, prepayments on the loans would affect the amount of funds available to make distributions on the certificates on any payment date only if a substantial portion of the loans prepaid before their respective due dates in a particular month, thus paying less than 30 days' interest for that due period, while very few loans prepaid after their respective due dates in that month. In addition, liquidations of defaulted loans or the servicer's exercise of its option to repurchase the entire remaining pool of loans will affect the timing of principal distributions on the certificates. Prepayments on mortgage loans and other consumer installment obligations are commonly measured relative to a prepayment standard or model. The constant prepayment rate model ("CPR") assumes that the outstanding principal balance of a pool of loans prepays each month at a specified constant annual rate. The certificates were priced using a prepayment
assumption of   % CPR. We cannot assure you that the loans will prepay at this rate, and it is unlikely that prepayments or liquidations of the loans will occur at any constant rate.

  The amount of interest to which the certificateholders are entitled on any payment date will be the product of the pass-through rate and the aggregate certificate principal balance immediately following the preceding payment date, based on a 360-day year consisting of 12 months of 30 days each. Certificateholders will receive payments for principal on each payment date to the extent that funds available in the certificate account are sufficient, in the priority described under "Description of the Certificates--Distributions on the Certificates." As required by applicable state laws, interest paid by obligors on the loans is computed according to the simple interest method. Principal and interest payable on the certificates will be computed according to the actuarial method.

  The final scheduled payment date on the loan with the latest maturity is in
    .

Weighted Average Life of the Certificates

  The following information is given solely to illustrate the effect of prepayments of the loans on the weighted average life of the certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the loans.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the certificates will be influenced by the rate at which principal on the loans is paid. Principal payments on loans may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes repayments and liquidations due to default or other dispositions of the loans. Prepayments on loans may be measured by a prepayment standard or model. The model used in this prospectus supplement, the constant prepayment rate model, is described above.

  As used in the following table, "0% CPR" assumes that none of the loans are prepaid before maturity, " % CPR" assumes the loans will prepay at a CPR of
  %, and so forth.

  We cannot assure you that prepayment of the loans will conform to any level of the CPR, and no representation is made that the loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of home improvement contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their contracts. Other factors affecting prepayment of contracts include:

  .   changes in obligors' housing needs,

  .   job transfers,

  .   unemployment and

  .   obligors' net equity in their homes.

In the case of home improvement contracts secured by real estate, in general, if prevailing interest rates fall significantly below the interest rates on the home improvement contracts, the home improvement contracts are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by the home improvement contracts. Conversely, if prevailing interest rates rise above the interest rates on the home improvement contracts, the rate of prepayment would be expected to decrease.

  The percentages and weighted average lives in the following table were determined assuming that:

  (1) scheduled interest and principal payments on the loans are received in a timely manner and prepayments are made at the indicated percentages of the CPR;

  (2) the servicer exercises its option to repurchase the loans, as described under "Description of the Certificates--Repurchase Option";

  (3) the loans will, as of the cut-off date, be grouped into four pools having the additional characteristics described under "Assumed Loan Characteristics";

  (4) the certificates have an original series 1999-  certificate principal
      balance of $      and a pass-through rate of     %;

  (5) no interest shortfalls will arise in connection with prepayments in full of the loans;

  (6) no delinquencies or losses are experienced on the loans;

  (7) distributions are made on the certificates on the 15th day of each
      month, commencing in     1998; and

  (8) the certificates are issued on       , 1999.

No representation is made that the loans will not experience delinquencies or losses.

                       Assumed Loan Characteristics

                Cut-off Date                  Weighted Average Weighted Average
                    Pool                       Remaining Term   Original Term
                 Principal   Weighted Average   to Maturity      to Maturity
     Pool         Balance       Loan Rate         (months)         (months)
     ----       ------------ ---------------- ---------------- ----------------
1.............. $                     %
2..............
3..............
4..............

  It is not likely that the loans will prepay at any constant percentage of the CPR to maturity or that all of the loans will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement.

  Based on these assumptions, the table below indicates the projected weighted average life of the certificates and describes the percentages of the original series 1996-E certificate principal balance that would be outstanding after each of the dates shown, at the indicated percentages of the CPR.

  The weighted average life of a certificate is determined by:

  (1) multiplying the amount of cash distributions in reduction of the principal balance of the certificate by the number of years from the date of issuance of that certificate to the stated payment date,

  (2) adding the results, and

  (3) dividing the sum by the initial principal balance of that certificate.

   Percentage of the Original Series 1996-E Certificate Principal Balance at theRespective Percentages of the CPR Set Forth Below:

Date                                                    10%  15%  20%  25%  30%
----                                                    ---  ---  ---  ---  ---
Initial Percentage..................................... 100% 100% 100% 100% 100%
        ...............................................
        ...............................................
        ...............................................
        ...............................................
        ...............................................
        ...............................................
        ...............................................
        ...............................................
Weighted Average Life (years)..........................

                        GREEN TREE FINANCIAL CORPORATION

General

  The following information supplements, and if inconsistent, supersedes the information in the prospectus under the heading "Green Tree Financial Corporation."

Ratio of Earnings to Fixed Charges for Green Tree

  The table below shows Green Tree's ratios of earnings to fixed charges for the past five years ending December 31, 1998 and the three months ended March 31, 1999. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                                        Three
                                                                       Months
                                                                        Ended
                                            Year Ended December 31,   March 31,
                                            ------------------------  ---------
                                            1994 1995 1996 1997 1998    1999
                                            ---- ---- ---- ---- ----  ---------
Ratio of Earnings to Fixed Charges......... 7.98 7.90 5.44 3.94 0.62*   4.53

--------

* For 1998, adjusted earnings were $83.4 million less than fixed charges. Adjusted earnings for 1998 included an impairment charge of $549.4 million and nonrecurring charges of $108.0 million related to our merger with Conseco, Inc.

Recent Developments


  We have been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by our stockholders as purported class actions on behalf of persons or entities who purchased common stock or traded in options during the alleged class periods. In addition to the company, some of our current and former officers and directors are named as defendants in one or more of the lawsuits. The lawsuits have been consolidated into two complaints, one relating to an alleged class of purchasers of our common stock and the other relating to an alleged class of traders in options for our common stock. In addition to these two complaints, a separate non-class action lawsuit containing similar allegations was also filed. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that we and the other defendants violated federal securities laws by making false and misleading statements about our current state and our future prospects particularly about prepayment assumptions and performance of some of our loan portfolios, which allegedly rendered our financial statements false and misleading. We believe that the lawsuits are without merit and intend to defend the lawsuits vigorously.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements and if inconsistent, supersedes the information in the prospectus under "Description of the Certificates."

  The certificates will be issued pursuant to the pooling and servicing agreement between us, as seller and servicer, and the trustee. A copy of the execution form of the pooling and servicing agreement will be filed in a current report on Form 8-K with the SEC after the initial issuance of the certificates. The following summary describes the material provisions of the pooling and servicing agreement, reference to which is made for a complete recital of its terms.

General

  The certificates will be issued in fully registered, certificated form only in denominations of $1,000 or any integral multiple of $1,000, except for one certificate with a denomination representing the remainder of the original principal balance. The certificates initially will be represented by one or more certificates registered in the name of Cede & Co. as the nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members. See "Description of the Certificates--Registration of the Certificates" below. The trust consists primarily of the loans and the rights, benefits, obligations and proceeds, all rights under FHA insurance for the FHA-insured loans, amounts held in the certificate account and the limited guaranty of Green Tree.

  Distributions on the certificates will be made by the paying agent on each payment date to persons in whose names the certificates are registered as of the business day immediately preceding the payment date. See "Description of the Certificates--Registration of the Certificates". The first payment date for
the certificates will be in      1999. Payments will be made by check mailed to
the certificateholder at the address appearing on the certificate register, except that a certificateholder who holds an aggregate percentage interest of at least 5% of the trust may request payment by wire transfer. Final payments will be made only upon tender of the certificates to the trustee for cancellation.

Conveyance of Loans

  On the closing date, we will establish the trust and transfer, assign, set over and otherwise convey to the trust all our right, title and interest in the loans, including all principal and interest received the loans other than receipts of principal and interest due on the loans before the cut-off date. On behalf of the trust, as the issuer of the certificates offered, the trustee, concurrently with such conveyance, will execute and deliver the certificates to or upon our order. The loans are described on a list delivered to the trustee and certified by a duly authorized officer of the company. This list includes the amount of monthly payments due on each loan as of the date of issuance of the certificates, the loan rate on each loan and the maturity date of each loan. The list will be attached as an exhibit to the pooling and servicing agreement and will be available for inspection by any certificateholder at our principal office. Before the conveyance of the loans to the trust, our internal audit department will have completed a review of all the loan files, confirming the accuracy of each item on the list of loans delivered to the trustee. Any loan discovered not to agree with the list in a manner that is materially adverse to the interests of the certificateholders will be repurchased by us, or, if the discrepancy relates to the unpaid principal balance of a loan, we may deposit cash in the certificate account in an amount sufficient to offset such discrepancy.

  The trustee will maintain possession of the loans and any other documents contained in the loan files. Uniform Commercial Code financing statements will be filed in Minnesota, reflecting the conveyance and assignment of the loans to the trustee, and our accounting records and computer systems will also reflect the conveyance and assignment.

  Our counsel, [counsel], will render an opinion to the trustee that the transfer of the loans from us to the trust would, in the event we became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If the transfer of the loans from us to the trust were treated as a pledge to secure borrowings by us, the distribution of proceeds of the loans to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of the proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the loans if the proceeds of such sale could satisfy the amount of the debt deemed owed by us, or the bankruptcy trustee could substitute other collateral in lieu of the loans to secure such debt, or such debt could be subject to adjustment by the bankruptcy trustee if we were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  We will make certain representations and warranties in the pooling and servicing agreement with respect to each loan, including that:

  (1) as of the cut-off date the most recent scheduled payment was made or was not delinquent more than 59 days;

  (2) no provision of a loan has been waived, altered or modified in any way, except by instruments or documents included in the loan file and reflected on the list of loans delivered to the trustee;

  (3) each loan is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms except as may be limited by laws affecting creditors' rights generally;

  (4) no loan is subject to any right of rescission, set-off, counterclaim or defense;

  (5) each loan, if it is an FHA-insured contract, was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense, by FHA insurance;

  (6) each loan was originated by a home improvement contractor in the ordinary course of its business or was originated by us directly;

  (7) no loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the loan or an interest on the loan unlawful;

  (8) each loan complies with all requirements of law;

  (9) no loan has been satisfied or rescinded;

  (10) all parties to each loan had full legal capacity to execute the loan;

  (11) no loan has been sold, conveyed and assigned or pledged to any other person and we have good and marketable title to each loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer the loan to the trustee;

  (12) as of the cut-off date there was no default, breach, violation or event permitting acceleration under any loan, except for payment delinquencies permitted by clause (1) above, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under the loan, and Green Tree has not waived any of the foregoing;

  (13) each loan is a fully-amortizing loan with a fixed rate of interest and provides for level monthly payments over the term of the loan;

  (14) the description of each loan described in the list delivered to the trustee is true and correct;

  (15) there is only one original of each loan; and

  (16) each loan was originated or purchased in accordance with our then-current underwriting guidelines.

  We will also make certain representations and warranties for the loans in the aggregate, including that:

  (1) the cut-off date pool principal balance equals at least the original series 1999- certificate principal balance, and each loan has a
      contractual rate of interest of at least     %;

  (2) no loan had a remaining term to maturity at origination of more than months;

  (3) no more than % of the loans, by principal balance as of the cut-off date, related to properties located in an area with the same zip code; and

  (4) no adverse selection procedures were employed in selecting the loans from our portfolio.

  Under the terms of the pooling and servicing agreement, and subject to our option to effect a substitution as described in the next paragraph, we have agreed to repurchase, at the repurchase price, any loan that is materially and adversely affected by a breach of a representation and warranty for the loan made in the pooling and servicing agreement if the breach has not been cured within 90 days of the day it was or should have been discovered by the servicer or the trustee. The repurchase price, for any loan to be repurchased or for a liquidated loan, means the outstanding principal balance of the loan without giving effect to any advances made by the servicer or the trustee, plus interest on the loan at the pass-through rate from the end of the due period for which the obligor last made a payment without giving effect to any advances made by the servicer or the trustee, through the date of the repurchase or liquidation. This repurchase obligation constitutes the sole remedy available to the trust and the certificateholders for a breach of a representation or warranty under the pooling and servicing agreement for the loans, but not for any breach by us of our obligations under the pooling and servicing agreements.

  Instead of purchasing a loan as described in the preceding paragraph, during the 120 day period following the closing date, we may, at our option, substitute an eligible substitute loan for the loan that we are otherwise obligated to repurchase. An eligible substitute loan is:

  (1) a loan that satisfies, as of the date of its substitution, the representations and warranties specified in article III of the pooling and servicing agreement;

  (2) has a scheduled principal balance that is not greater than the scheduled principal balance of the replaced loan;

  (3) has a loan rate that is at least equal to the loan rate of the replaced loan; and

  (4) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the replaced loan.

We will be required to deposit in the certificate account cash in the amount by which the scheduled principal balance of the replaced loan exceeds the scheduled principal balance of the loan being substituted. This deposit will be deemed to be a partial principal prepayment.

  Under the pooling and servicing agreement, the servicer will service and administer the loans conveyed and assigned to the trustee as more fully described below.

Payments on Loans

  The servicer, on behalf of the trust, will establish and maintain a certificate account in an "eligible account" at a depository institution
initially, [trustee],      , Minnesota, with trust powers organized under the
laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, whose short-term deposits have been rated A-1 by S&P and F-1 by Fitch, if rated by Fitch, or whose unsecured long-term debt has been rated in one of the two highest rating categories by S&P and Fitch, and which is subject to supervision and examination by federal or state authorities. "Eligible account" means an account which is any of the following:

  (1) an account maintained with an eligible institution;

  (2) an account or accounts the deposits in which are fully insured by either the bank insurance fund or the savings association insurance fund of the FDIC;

  (3) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the trustee, which depository institution or trust
      company has capital and surplus of not less than $     ; or

  (4) an account that will not cause S&P or Fitch to downgrade or withdraw its then-current rating assigned to the certificates, as evidenced in writing by S&P and Fitch.

The servicer may authorize the trustee to invest the funds in the certificate account in eligible investments that will mature not later than the business day preceding the applicable monthly payment date. These eligible investments include:

  . obligations of the United States backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers acceptances sold by eligible commercial banks;

  . any other demand or time deposit or certificate of deposit fully insured by the FDIC;

  .   investments in certain money-market funds;

  . certain repurchase agreements of United States government securities with eligible commercial banks;

  . securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least "AA" from S&P and Fitch, if rated by Fitch, not in excess of 10% of amounts in the certificate account at the time of the investment; and

  . commercial paper assigned a rating of at least A-1+ by S&P and F-1+ by Fitch, if rated by Fitch. Any losses on these investments will be deducted from other investment earnings or from other funds in the certificate account.

  All receipts by the servicer of payments for the loans, including principal prepayments and advance payments by obligors not constituting principal prepayments, will be paid into the certificate account no later than one business day following receipt, except amounts received as extension fees or assumption fees not allocated to regular installments due on loans, which are retained by the servicer as part of its servicing fees and are not paid into the certificate account and except for some proceeds from liquidated loans which are used to reimburse the servicer for customary out-of-pocket liquidation expenses. See "Description of the Certificates--Servicing Compensation and Payment of Expenses". In addition, all payments under FHA insurance received by the servicer, any advances by the servicer or the trustee as described under "Description of the Certificates--Advances," amounts paid by Green Tree for loans repurchased as a result of breach of warranties under the pooling and servicing agreement, and amounts required to be deposited upon substitution of a loan because of breach of warranties under the pooling and servicing agreement, as described under "Description of the Certificates-- Conveyance of Loans," will be paid into the certificate account.

  On the seventh business day of each month, the servicer will determine the amount available in the certificate account and the amount of funds necessary to make all payments to be made on the next payment date from the certificate account. Not later than one business day after the determination date, we will deposit in the certificate account the repurchase price of any loans required to be repurchased on the payment date and any amounts required to be deposited due to the substitution of a loan, as a result of a breach of representations and warranties.

Distributions

  Holders of the certificates will be entitled to receive on the payment date, to the extent that the amount available, together with any guaranty payment, as described below in the certificate account is sufficient, distributions allocable to interest and principal, as described in this prospectus supplement. Distributions will be made on the payment date to holders of record of the certificates on the related record date, except that the final distribution for the certificates will be made only upon presentation and surrender of the certificates at the office or agency appointed by the trustee for that purpose in Minneapolis or St. Paul, Minnesota. The amount available on the payment date generally includes scheduled payments on the loans due during the previous calendar month and received on or before the related determination date, prepayments and other unscheduled collections received on the loans during the due period, any advances made by the servicer or the trustee for the due period and any amounts paid by us to repurchase a loan due to a breach of representation or warranty.

Distributions on Certificates

  Interest on the certificates will be payable on each payment date in an amount, referred to as the monthly interest equal to one month's interest at the pass-through rate on the aggregate certificate principal balance immediately before that payment date. However, in the case of the first payment date, interest will be payable only for the period from the closing date to but
excluding      , 1999. The aggregate certificate principal balance for any payment date will equal the original series 1998- certificate principal balance minus all distributions previously made for principal on the certificates. Accrued interest will be computed on the basis of a 360-day year of twelve 30-day months.

  In the event that, on a particular payment date, the amount available in the certificate account, together with any guaranty payment, is not sufficient to make a full distribution of interest to the certificateholders, the amount of interest to be distributed for the certificates will be allocated among the outstanding certificates pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount the holders will be entitled to receive on the next payment date. Any amount so carried forward will bear interest at the pass-through rate, to the extent legally permissible.

  On each payment date, the certificateholders will be entitled to receive as distributions of principal, to the extent of the amount available in the certificate account after payment of all interest payable on the certificates, an amount equal to the sum, which is referred to as the "monthly principal," of:

  (1) the amount of regular principal payments on the loans paid or applied during the prior due period;

  (2) the amount of principal prepayments received on the loans during the prior due period;

  (3) the principal portion of all payments on loans that were delinquent payments with respect to the prior due period;

  (4) the unpaid principal balance of all loans that became liquidated loans during the prior due period;

  (5) the principal portion of the repurchase price paid by us to repurchase loans for breach of representations and warranties during the prior due period, as described below under "Repurchases by Green Tree";

  (6) the amount of any reduction in the principal amount deemed owed on any loan as a result of the obligor's bankruptcy; and

  (7) any principal amount described in clauses (1) through (6) above that was not previously distributed because of an insufficient amount of funds available in the certificate account and we either were not obligated to or failed to pay the amount under the limited guaranty.

  On each payment date the trustee will withdraw the amount available from the certificate account and make the following payments, in the following order of priority:

  (1) if neither we nor our wholly owned subsidiary are the servicer, to pay the monthly servicing fee to the servicer;

  (2) to pay interest on the certificates;

  (3) to pay principal on the certificates;

  (4) if we or our wholly owned subsidiary are the servicer, to pay the monthly servicing fee to the servicer;

  (5) to reimburse the servicer or the trustee, as applicable, for any unreimbursed advances made for current or prior payment dates; and

  (6) to pay the remainder, if any, of the amount available to us as the fee for providing the limited guaranty.

Advances

  To the extent that collections on a loan in any due period are less than the scheduled payment due, the servicer will be obligated to make an advance of the uncollected portion of such scheduled payment. The servicer will be obligated to advance a delinquent payment on a loan only to the extent that the servicer, in its sole discretion, expects to recoup such advance from subsequent funds available therefor in the certificate account.

  If the servicer fails to make an advance required under the agreement, the trustee will be obligated to deposit the amount of that advance in the certificate account on the payment date. The trustee will not, however, be obligated to deposit any such amount if:

  (1) the trustee does not expect to recoup that advance from subsequent funds available in the certificate account, or

  (2) the trustee determines that it is not legally able to make such advance.

Reports to Certificateholders

  The servicer will include with each distribution to a certificateholder a statement that shows:

  (1) the amount of interest being paid to certificateholders;

  (2) the amount of monthly principal, specifying the amounts constituting scheduled payments by obligors, principal prepayments on the loans, and other payments for the loans;

  (3) the amount of principal being distributed to certificateholders;

  (4) the aggregate certificate principal balance;

  (5) the amount of fees paid out of the trust;

  (6) the pool factor which is a percentage derived from a fraction the numerator of which is the remaining aggregate certificate principal balance and the denominator of which is the original series 1999-certificate principal balance, immediately before and immediately after the payment date;

  (7) the amount of any guaranty payment being distributed on the payment date;

  (8) the remaining guaranty amount after giving effect to the distribution on the payment date;

  (9) the number and aggregate principal balance of loans delinquent

     (a)31-59 days,

     (b)60-89 and

     (c)90 or more days;

  (10) the number of loans liquidated during the due period ending immediately before the payment date;

  (11) the customary factual information as is necessary to enable certificateholders to prepare their tax returns; and

  (12) the other customary factual information available to the servicer without unreasonable expense as is necessary to enable certificateholders to comply with regulatory requirements.

Repurchase Option

  The pooling and servicing agreement provides that at any time that the pool scheduled principal balance is less than 10% of the cut-off date pool principal balance, the servicer will have the option to repurchase, on 30 days' prior written notice to the trustee, all outstanding loans at a price sufficient to pay the aggregate certificate principal balance plus the monthly interest due on all certificates on the payment date occurring in the month following the date of repurchase. That amount will be distributed on such payment date.

  The scheduled principal balance of a loan for any month is its principal balance as specified in its amortization schedule, after giving effect to any previous partial principal prepayments and to the scheduled payment due on its scheduled payment date in that month, but without giving effect to any adjustments due to bankruptcy or similar proceedings. The pool scheduled principal balance for any payment date is the aggregate of the scheduled principal balances of the loans outstanding at the end of the prior calendar month.

Collection and Other Servicing Procedures

  The servicer will manage, administer, service and make collections on the loans, exercising the degree of skill and care required by the FHA and otherwise consistent with the highest degree of skill and care that the servicer exercises for similar contracts, including manufactured housing contracts, serviced by the servicer. The servicer will not be required to cause to be maintained, or otherwise monitor the maintenance of, hazard insurance on the improved properties.

Servicing Compensation and Payment of Expenses

  The servicer will receive a monthly servicing fee for each due period paid on the next succeeding payment date equal to one-twelfth of the product of .75% and the remaining pool scheduled principal balance of the loans.

  The monthly servicing fee provides compensation for customary third-party servicing activities to be performed by the servicer for the trust, for additional administrative services performed by the servicer on behalf of the trust and for expenses paid by the servicer on behalf of the trust. The servicer is also entitled to reimbursement out of the liquidation proceeds of a liquidated loan, including FHA insurance proceeds, for customary out-of-pocket liquidation expenses incurred.

  Customary servicing activities include:

  (1) collecting and recording payments;

  (2) communicating with obligors;

  (3) investigating payment delinquencies;

  (4) providing billing and tax records to obligors; and

  (5) maintaining internal records with respect to each loan.

Administrative services performed by the servicer on behalf of the trust include selecting and packaging the loans, calculating distributions to certificateholders and providing related data processing and reporting services for certificateholders and on behalf of the trustee. Expenses incurred in connection with servicing of the loans and paid by the servicer from its servicing fees include:

  (1) payment of FHA insurance premiums;

  (2) payment of fees and expenses of accountants;

  (3) payments of all fees and expenses incurred in connection with the enforcement of loans, including submission of FHA insurance claims;

  (4) payment of trustee's fees; and

  (5) payment of expenses incurred in connection with distributions and reports to certificateholders.

Evidence as to Compliance

  The pooling and servicing agreement provides for delivery to the trustee of a monthly report by the servicer no later than one business day following the determination date, setting forth the information described under "Description of the Certificates--Reports to Certificateholders." Each report to the trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of that and stating that the servicer has not defaulted in the performance of its obligations under the agreement. On or before of each year, beginning in , the servicer will deliver to the trustee a report of [Accountant], or another nationally recognized accounting firm, stating that such firm has examined certain documents and records relating to the servicing of loans serviced by the servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the pooling and servicing agreement, except for any exceptions described in the report.

  The agreement provides that the servicer will furnish to the trustee such reasonably pertinent underlying data as can be generated by the servicer's existing data processing system without undue modification or expense.

  The agreement provides that a certificateholder holding certificates representing at least 5% of the interests in the trust will have the same rights of inspection as the trustee and may upon written request to the servicer receive copies of all reports provided to the trustee.

Transferability

  The certificates are subject to certain restrictions on transfer to or for the benefit of employee benefit plans, trusts or accounts subject to ERISA and described in Section 4975 of the IRS code. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Certain Matters Relating to Green Tree

  The pooling and servicing agreement provides that we may not resign from its obligations and duties as servicer, except upon a determination that our performance of such duties is no longer permissible under the pooling and servicing agreement or applicable law, and prohibits us from extending credit to any certificateholder for the purchase of a certificate, purchasing certificates in any agency or trustee capacity or lending money to the trust. We can be removed as servicer only pursuant to an event of termination as discussed below.

Events of Termination

  An event of termination under the pooling and servicing agreement will occur if:

  (1) the servicer fails to make any payment or deposit required under the pooling and servicing agreement, including an advance, and such failure continues for four business days;

  (2) the servicer fails to observe or perform in any material respect any other covenant or agreement in the pooling and servicing agreement which continues unremedied for thirty days;

  (3) the servicer conveys, assigns or delegates its duties or rights under the pooling and servicing agreement, except as specifically permitted under the pooling and servicing agreement, or attempts to make such a conveyance, assignment or delegation;

  (4) a court having jurisdiction in the premises enters a decree or order for relief in respect of the servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs;

  (5) the servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing;

  (6) the servicer fails to be an eligible servicer; or

  (7) the servicer's seller-servicer contract with GNMA is terminated. The servicer will be required under the pooling and servicing agreement to give the trustee and the certificateholders notice of an event of termination promptly upon the occurrence of that event.

Rights Upon an Event of Termination

  If an event of termination has occurred and is continuing, either the trustee or holders of certificates representing 25% or more of the trust may terminate all of the servicer's management, administrative, servicing and collection functions under the pooling and servicing agreement. Upon such termination, the trustee or its designee will succeed to all the responsibilities, duties and liabilities of us as servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that neither the trustee nor any successor servicer will assume any accrued obligation of the prior servicer or our obligation to repurchase loans for breach of representations and warranties, and the trustee will not be liable for any acts or omissions of the servicer occurring before a transfer of the servicer's servicing and related functions or for any breach by the servicer of any of its representations and warranties contained in the pooling and servicing agreement or any related document or agreement. In addition, the trustee will notify FHA of the servicer's termination as servicer of the FHA-insured loans and will request that the portion of the servicer's FHA insurance reserves allocable to the FHA-insured loans be transferred to the trustee or a successor servicer. See "Description of FHA Insurance" in the prospectus. Notwithstanding such termination, the servicer will be entitled to payment of some amounts payable to it before the termination, for services rendered before the termination. No termination of us as servicer will affect in any manner our obligation to repurchase certain loans for breaches of warranties under the pooling and servicing agreement. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an eligible servicer to act as successor to the servicer under the agreement. The trustee and such successor may agree upon the servicing compensation to be paid after receiving comparable bids from other eligible servicers which may not be greater than the monthly servicing fee payable to us under the pooling and servicing agreement without the consent of all of the certificateholders.

Termination of the Agreement

  The pooling and servicing agreement will terminate after distribution of all principal and interest then due to certificateholders on the earlier of:

  (1) the payment date on which the aggregate certificate principal balance is reduced to zero; or

  (2) the payment date occurring in the month following the servicer's repurchase of the loans as described under "Description of the Certificates--Repurchase Option."

However, our representations, warranties and indemnities will survive any termination of the pooling and servicing agreement.

Amendment; Waiver

  The pooling and servicing agreement may be amended by agreement of the trustee, the servicer and us at any time without the consent of the certificateholders to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the pooling and servicing agreement, upon receipt of an opinion of counsel to the servicer that such amendment will not adversely affect in any material respect the interests of any certificateholder.

  The pooling and servicing agreement may also be amended by agreement of the trustee, the servicer and us at any time without the consent of the certificateholders to effect the transfer of FHA insurance reserves to another entity in compliance with revisions to FHA regulations, provided that before any such amendment S&P and Fitch will have confirmed that the ratings of the certificates will not be lowered or withdrawn following the amendment.

  The pooling and servicing agreement may also be amended from time to time by the trustee, the servicer and us with the consent of holders of certificates representing 66 2/3% or more of the trust, the servicer and holders of certificates representing 51% or more of the trust may vote to waive any event of termination, provided that no amendment or waiver shall:

  (1) reduce in any manner the amount of, or delay the timing of, collections of payments on loans or distributions which are required to be made on any certificate, or

  (2) reduce the aggregate amount of certificates required for any amendment of the agreement, without unanimous consent of the certificateholders.

  The trustee is required under the agreement to furnish certificateholders with notice promptly upon execution of any amendment to the pooling and servicing agreement.

Indemnification

  The pooling and servicing agreement provides that we will defend and indemnify the trust, the trustee, including any agent of the trustee, and the certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation:

  (1) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the loans to the trust, but not including any federal, state or other tax arising out of the creation of the trust and the issuance of the certificates, and

  (2) for various other tax matters.

  The pooling and servicing agreement also provides that the servicer will defend and indemnify the trust, the trustee and the certificateholders, which indemnification will survive any removal of the servicer, against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, for any action taken by us as servicer for any loan.

Duties and Immunities of the Trustee

  The trustee will make no representations as to the validity or sufficiency of the agreement, the certificates or any loan, loan file or related documents, and will not be accountable for the use or application by us of any funds paid to us in consideration of the conveyance of the loans, or deposited into the certificate account by the servicer. If no event of termination has occurred, the trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform as to form to the requirements of the pooling and servicing agreement.

  Under the pooling and servicing agreement the servicer will agree:

  (1) to pay to the trustee from time to time reasonable compensation for all services rendered by it;

  (2) to reimburse the trustee upon its request for all reasonable expenses, disbursements and advances incurred by the trustee in accordance with any provision of the pooling and servicing agreement, including FHA insurance premiums not paid by the servicer and reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

  (3) to indemnify the trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties.

  The trustee is not obligated to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under the pooling and servicing agreement if there is a reasonable ground for believing that the repayment of those funds or adequate indemnity against the risk or liability is not reasonably assured.

  The pooling and servicing agreement also provides that the trustee will maintain at its expense in Minneapolis or St. Paul, Minnesota, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the certificate registrar and transfer agent for the certificates under the pooling and servicing agreement may be served. On the date of this prospectus supplement the trustee's office for those purposes is located at 180 East Fifth Street, St. Paul, Minnesota 55101. The trustee will promptly give written notice to Green Tree, the servicer and the certificateholders of any change in office.

The Trustee

  [Trustee] has its corporate trust offices at [address], Minnesota      .

  The trustee may resign from its duties under the pooling and servicing agreement at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. In those circumstances, the servicer will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any successor trustee must be an FHA Title I approved lender.

Registration of the Certificates

  The certificates initially will be registered in the name of Cede & Co., the nominee of DTC. The certificates may be held by investors only through the book-entry facilities of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  The beneficial owners of certificates who are not participants but desire to purchase, sell or otherwise transfer ownership of the certificates may do so only through participants, unless and until definitive certificates are issued. In addition, certificate owners will receive all distributions of principal of, and interest on, the certificates from the trustee through DTC and participants. Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the certificates, except under the limited circumstances described below.

  Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee as certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC.

  While certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the certificates and is required to receive and transmit distributions of principal of, and interest on, the certificates. Participants with whom certificate owners have accounts for certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, the rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

  Certificates will be issued in registered form to certificate owners, or their nominees, rather than to DTC only if:

  (1) DTC or Green Tree advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository, with respect to the certificates and Green Tree or the trustee is unable to locate a qualified successor, or

  (2) Green Tree at its sole option advises the trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of definitive certificates to certificate owners, the certificates will be transferable directly and registered holders will deal directly with the trustee for transfers, notices and distributions.

  DTC has advised Green Tree that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more participants to whose DTC accounts the certificates are credited. DTC has advised Green Tree that DTC will take such action for any fractional interest of the certificates only at the direction of and on behalf of the participants beneficially owning a corresponding fractional interest of the certificates. DTC may take actions, at the direction of the participants, for some certificates which conflict with actions taken with respect to other certificates.

  Issuance of certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the certificates in the secondary market and the ability of certificate owners to pledge them. In addition, since distributions on the certificates will be made by the trustee to DTC and DTC will credit those distributions to the accounts of its participants, with the participants further crediting the distributions to the accounts of indirect participants or certificate owners, certificate owners may experience delays in the receipt of those distributions.

                      DESCRIPTION OF THE LIMITED GUARANTY

  In order to mitigate the effect of liquidation losses and delinquencies on the loans, the certificateholders are entitled to receive on each payment date subject to the limit of the guaranty amount, the amount equal to the guaranty payment under our limited guaranty. The guaranty payment for any payment date will equal the amount by which the formula distribution amount, which is equal to one month's interest at the pass-through rate on the aggregate certificate principal balance plus the monthly principal for the payment date, exceeds the amount available in the certificate account for the payment date.

  The guaranty amount initially equals $    . After that, on any payment date,
the guaranty amount will equal the lesser of:

  (1) $     minus all guaranty payments previously made by us, or

  (2) the aggregate certificate principal balance as of the payment date plus three months of interest at the pass-through rate on the aggregate certificate principal balance as of the payment date.

  The limited guaranty will be our unsecured general obligation and will not be supported by any letter of credit or other credit enhancement arrangement.

  As compensation for providing the limited guaranty, we will be entitled to receive a guaranty fee on each payment date equal to the amount available in the certificate account less the amounts distributed to the certificateholders, the monthly servicing fee and some amounts required to reimburse the trustee or the servicer, as described under "Description of the Certificates-- Distributions on the Certificates."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Our counsel,[Company Counsel], will deliver its opinion that, assuming ongoing compliance with the terms of the pooling and servicing agreement, the trust will be classified as a grantor trust for federal income tax purposes and not as an association which is taxable as a corporation. We do not intend to treat the certificates as stripped certificates for federal income tax reporting purposes. If any fees paid to us are deemed to exceed a reasonable amount, the certificates may be required to be treated as stripped certificates, which would require any discount at which a certificate is purchased to be treated as original issue discount. See "Certain Federal Income Tax Consequences--Stripped Certificates" in the prospectus.

  The certificates held by financial institutions, thrift institutions taxed as domestic building and loan associations and real estate investment trusts will not represent interests in qualifying real property loans, loans secured by an interest in real property or real estate assets for purposes of Sections 593(d), 7701(a)(19)(C) or 856(c)(5) of the IRS code. Also, interest paid for certificates held by a real estate investment trust will not be considered to be interest on obligations secured by mortgages on real property or on interests in real property for purposes of Section 856(c)(3) of the IRS code.

  For purposes of the exemption from United States withholding tax described in the prospectus, potential foreign investors are advised that all of the loans were originated after July 18, 1984.

  For further information regarding federal income tax consequences of investing in the certificates, see "Certain Federal Income Tax Consequences-- Non-REMIC Series" in the prospectus.

                             ERISA CONSIDERATIONS

  No transfer of any certificates will be permitted to be made to any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the IRS code unless such plan, at its expense, delivers to the trustee and Green Tree an opinion of counsel, in form satisfactory to the trustee and Green Tree, to the effect that the purchase or holding of any certificates by such plan will not result in the assets of the trust being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA and the IRS code and will not subject the trustee, Green Tree or the servicer to any obligation or liability in addition to those undertaken in the agreement. Unless such opinion is delivered, each person acquiring a certificate will be deemed to represent to the trustee, Green Tree and the servicer that such person is neither a plan, nor acting on behalf of a plan, subject to ERISA or to Section 4975 of the IRS code.

                                  UNDERWRITING

  The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase from us the respective principal amounts of the certificates listed opposite their names below.

                                                                Principal Amount
      Underwriter                                               of Certificates
      -----------                                               ----------------

                    ...........................................    $
                 ..............................................    $
                                                                   ----------
          Total................................................    $
                                                                   ==========

  In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions described in that agreement, to purchase all of the certificates offered if any certificates are purchased. In the event of a default by the underwriter, the underwriting agreement provides that, in some circumstances, the underwriting agreement may be terminated.

  The underwriters propose to offer the certificates in part directly to purchasers at the initial public offering price listed on the cover page of this prospectus supplement and in part to certain securities dealers at such
price less concessions not to exceed    % of the original series 1999-
certificate principal balance. The underwriters may allow, and some dealers may
reallow, concessions not to exceed    % of the original series 1999-
certificate principal balance to some brokers and dealers. After the certificates are released for sale to the public, the offering price and other selling terms may be varied by the underwriters.

  The underwriting agreement provides that we will indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933 or contribute to payments the underwriters may be required to make.

  We have agreed that for a period of 30 days from the date of this prospectus supplement we will not offer or sell publicly any other home improvement contract pass-through certificates without the consent of the underwriters.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the certificates will be passed upon for us and the trust by [Company Counsel] Minneapolis, Minnesota, and for the underwriters by [Underwriters.] The material federal income tax consequences of the certificates will be passed upon for us by [Company Counsel].

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information contained in this prospectus is not complete and may be       +
+changed. We may not sell these securities until the registration statement    +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus is not an offer to sell these securities, and it is not soliciting + +an offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
          Base Prospectus No. 6 Unsecured Home Improvement Loans --Grantor Trust PROSPECTUS

             Green Tree Financial Corporation, Seller and Servicer
                    Certificates for Home Improvement Loans
                              (Issuable In Series)

  We are offering certificates for home improvement loans under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of certificates offered. Green Tree Financial Corporation will form a trust for each series, and the trust will issue the certificates of that series. The certificates of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of certificates within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of certificates. In addition, a series of certificates may include one or more classes which on the one hand are subordinated to one or more classes of certificates, while on the other hand are senior to one or more classes of certificates. The rate of principal and interest payment on the certificates of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home improvement loans.

                                  -----------

  The certificates will represent obligations of the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

  This prospectus may not be used to consummate sales of any certificates unless accompanied by the prospectus supplement relating to that series.

                        Prospectus dated        , 1999.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the certificates in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and (2) the prospectus supplement for the particular terms of your series of certificates.

  If the terms of your certificates varies between this prospectus and the prospectus supplement, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

  To understand all of the terms of the certificates, read this entire prospectus and the accompanying prospectus supplement. We have also defined terms in the "Glossary" section at the back of this prospectus.

                                 THE TRUST

General

  Certificates evidencing interests in pools of loans may be issued from time to time in series under a separate pooling and servicing agreement between us, as seller and servicer, and the trustee.

  Each trust will include:

  (1) a loan pool

  (2) the amounts held from time to time in a trust account maintained by the trustee under the pooling and servicing agreement

  (3) proceeds from FHA insurance with respect to any FHA-insured loan included in the loan pool

  (4) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of certificates, and

  (5) other property as may be specified in the prospectus supplement.

  Each certificate will evidence the interest specified in the related prospectus supplement in one trust, containing one loan pool comprised of loans having the aggregate principal balance as of the specified day of the month of the creation of the pool specified in the prospectus supplement. Holders of certificates of a series will have interests only in the loan pool and will have no interest in the loan pool created for any other series of certificates, except for FHA insurance reserves. If specified in the prospectus supplement, the trust may include a pre-funding account which would be used to purchase subsequent loans from us during the pre-funding period specified in the prospectus supplement. The prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  Except as we specify otherwise in the prospectus supplement, all of the loans will have been originated by us in the ordinary course of its business. Specific information regarding the loans included in each trust will be provided in the prospectus supplement and, if not contained in the prospectus supplement, in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A copy of the pooling and servicing agreement for each series of certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the prospectus supplement. A schedule of the loans relating to that series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

The Loan Pools

  Unless we specify otherwise in the prospectus supplement, the loan pool will consist of home improvement contracts and promissory notes originated by us on an individual basis in the ordinary course of business. The loans will be conventional home improvement contracts or contracts insured by FHA. No loan will be secured by an interest in the related real estate. Except as we specify otherwise in the prospectus supplement, the loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

  For each series of certificates, we will assign the loans constituting the loan pool to the trustee named in the prospectus supplement. We, as servicer will service the loans pursuant to the pooling and servicing agreement. See "Description of the Certificates--Servicing." Unless we otherwise specify in the prospectus supplement, the loan documents will be held by the trustee or a custodian on its behalf.

  Each loan pool will be composed of loans bearing interest at the loan rates shown in the prospectus supplement. Unless the prospectus supplement states otherwise, each registered holder of a certificate will be entitled to receive periodic distributions, which will be monthly unless we specify otherwise in the prospectus supplement, of all or a portion of principal on the underlying loans or interest on the principal balance of the certificate, or on some other principal balance unrelated to that of the certificate at the pass-through rate, or both.

  The prospectus supplement will specify for the loans contained in the related loan pool, among other things,

  .   the range of the dates of origination of the loans;

  .   the range of the loan rates and the weighted average loan rate;

  . the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the cut-off date;

  . the aggregate principal balance of the loans included in the loan pool as of the cut-off date;

  . the weighted average and range of scheduled terms to maturity as of origination and as of the cut-off date; and

  . the range of original maturities of the loans and the last maturity date of any loan.

If the trust fund includes a pre-funding account, the prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  We will make representations and warranties as to the types and geographical distribution of the loans included in a loan pool and as to the accuracy in all material respects of certain information furnished to the trustee for each loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a loan, we will be obligated to cure the breach in all material respects, or to repurchase or substitute for the loan as described below. This repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us. See "Description of the Certificates--Conveyance of Loans."

Conveyance of Loans

  We will transfer to the trustee all our right, title and interest in the loans, including all principal and interest received on or for the loans except receipts of principal and interest due on the loans before the cut-off date. On behalf of the trust, as the issuer of the related series of certificates, the trustee, concurrently with the conveyance, will execute and deliver the certificates upon our order. The loans will be as described on a list attached to the agreement. This list will include the amount of monthly payments due on each loan as of the date of issuance of the certificates, the loan rate on each loan and the maturity date of each loan. This list will be available for inspection by any certificateholder at the principal executive office of the servicer. Before the conveyance of the loans to the trust, our internal audit department will complete a review of all of the loan files confirming the accuracy of the list of loans delivered to the trustee. Any loan discovered not to agree with that list in a manner that is materially adverse to the interests of the certificateholders will be repurchased or substituted for by us, or, if the discrepancy relates to the unpaid principal balance of a loan, we may deposit cash in the separate certificate account maintained at an eligible institution in the name of the trustee in an amount sufficient to offset the discrepancy. If the trust includes a pre-funding account, the prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  Unless we specify otherwise in the prospectus supplement, the trustee or its custodian will maintain possession of the loans and any other documents contained in the loan files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the loans to the trustee, and our accounting records and computer systems will also reflect this sale and assignment.

  Our counsel as identified in the applicable prospectus supplement will render an opinion to the trustee that the transfer of the loans from us to the related trust would, if we became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If the transfer of the loans from us to the trust were treated as a pledge to secure borrowings by us, the distribution of proceeds of the loans to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of those proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the loans if the proceeds of the sale could satisfy the amount of the debt deemed owed by us, or the bankruptcy trustee could substitute other collateral in lieu of the loans to secure the debt, or the debt could be subject to adjustment by the bankruptcy trustee if we were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as we specify otherwise in the prospectus supplement, we will make some representations and warranties in the pooling and servicing agreement with respect to each loan as of the related closing date, including that:

  (1) as of the cut-off date the most recent scheduled payment was made or was not delinquent more than 59 days;

  (2) no provision of a loan has been waived, altered or modified in any respect, except by instruments or documents included in the loan file and reflected on the list of loans delivered to the trustee;

  (3) each loan is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors rights generally;

  (4) no loan is subject to any right of rescission, set-off, counterclaim or defense;

  (5) each FHA-insured loan was originated in accordance with applicable FHA regulations and is insured, without set off, surcharge or defense, by FHA insurance;

  (6) each loan was either (a) entered into by a home improvement contractor in the ordinary course of such contractor's business and, immediately upon funding, assigned to us or (b) was originated by us directly;

  (7) no loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the loan or an interest in the loan to the trustee under the pooling and servicing agreement or the certificates unlawful;

  (8) each loan complies with all requirements of law;

  (9) no loan has been satisfied or rescinded;

  (10) all parties to each loan had full legal capacity to execute the loan;

  (11) no loan has been sold, conveyed and assigned or pledged to any other person and we have good and marketable title to each loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer the loan to the trustee;

  (12) as of the cut-off date there was no default, breach, violation or event permitting acceleration under any loan, except for payment delinquencies permitted by clause (1) above, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under the loan, and we have not waived any of the foregoing;

  (13) each loan is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of the loan;

  (14) the description of each loan set forth in the list delivered to the trustee is true and correct;

  (15) there is only one original of each loan; and

  (16) each loan was originated or purchased in accordance with our then-current underwriting guidelines.

  Under the terms of the pooling and servicing agreement, if we become aware of a breach of any representation or warranty that materially adversely affects the trust's interest in any loan or receives written notice of such a breach from the trustee or the servicer, then we will be obligated either to cure the breach or to repurchase or, if so provided in the prospectus supplement, substitute the affected loan, in each case under the conditions further described in this prospectus and in the prospectus supplement. This repurchase obligation will constitute the sole remedy available to the trust and the certificateholders for a breach of a representation or warranty under the agreement relating to the loans, but not with respect to any other breach by us of our obligations under the agreement.

  The repurchase price of a loan at any time means the outstanding principal amount of the loan, without giving effect to any advances made by the servicer or the trustee, plus interest at the applicable pass-through rate on the loan from the end of the due period for which the obligor last made a payment, without giving effect to any advances made by the servicer or the trustee, through the end of the immediately preceding due period.

                                USE OF PROCEEDS

  Unless we specify otherwise in the prospectus supplement, substantially all of the net proceeds to be received from the sale of each series of certificates will be used by us for general corporate purposes, including the origination or acquisition of additional home improvement loan contracts, costs of carrying the contracts until sale of the related certificates and to pay other expenses connected with pooling the loans and issuing the certificates.

                        GREEN TREE FINANCIAL CORPORATION

General

  Green Tree is a Delaware corporation which, as of December 31, 1998, had stockholders' equity of approximately $2.2 billion. We purchase, pool, sell and service conditional sales contracts for manufactured homes and other consumer installment sales contracts, as well as home equity loans. We are the largest servicer of government-insured manufactured housing contracts and conventional manufactured housing contracts in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, our wholly owned subsidiary. Through our principal offices in St. Paul, Minnesota, and service centers throughout the United States, we serve all 50 states. We began financing FHA-insured home improvement loans in April 1989 and conventional home improvement loans in September 1992. We also purchase, pool and service installment sales contracts for various consumer products. Our principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Our quarterly and annual reports are available from Green Tree upon written request.

  The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

  We are incorporating by reference the following documents into this prospectus and prospectus supplement:

  . Green Tree Financial Corporation's annual report on Form 10-K for the year ended December 31, 1998.

  . Green Tree Financial Corporation's quarterly report on Form 10-Q for the quarter ended March 31, 1999.

  All documents filed by the servicer, on behalf of any trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the certificates issued by that trust, will be incorporated by reference into this prospectus.

  We will provide you, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, exhibits to those documents. Please direct your requests for copies to John Dolphin, Vice President and Director of Investor Relations, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (651) 293-3400.

  Federal securities law requires the filing of information with the SEC, including annual, quarterly and special reports (including those referred to above as being incorporated by reference), proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy these reports and other information at the following regional offices of the SEC:

  New York Regional Office                  Chicago Regional Office

  Seven World Trade Center                  Citicorp Center

  Suite 1300                                500 West Madison Street, Suite
                                            1400

  New York, NY 10048                        Chicago, IL 60661

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

Loan Origination

  Through our centralized loan processing operations in St. Paul, Minnesota, we arrange to purchase certain contracts from home improvement contractors located throughout the United States. Our regional sales managers contact home improvement contractors and explain our available financing plans, terms, prevailing rates and credit and financing policies. If the contractor wishes to utilize our available customer financing, the contractor must make an application for contractor approval. We have a contractor approval process which calls for reviewing the financial condition, business experience and qualifications of the contractor before their approval to sell loans to us. In addition, we have a centralized compliance group which reviews and updates contractor financial condition and reviews contractors on an annual basis to determine whether such contractor's approval will be continued. We also review monthly contractor trend reports which show the default and delinquency trends of the particular contractor with respect to contracts sold to us. We occasionally will originate directly a home improvement promissory note involving a home improvement transaction.

  All contracts that we originate are written on forms provided or approved by us and are purchased on an individually approved basis in accordance with our guidelines. The contractor submits the customer's credit application and construction contract to our office where an analysis of the creditworthiness of the customer is made using a proprietary credit scoring system that was implemented by us in June 1993. If we determine that the application meets our underwriting guidelines for all contracts and applicable FHA regulations for FHA-insured contracts and the credit is approved, we purchase the contract from the contractor when the customer verifies satisfactory completion of the work, or, in the case of staged funding, we follow up with the customer for the completion certificate 90 days after funding.

  The types of home improvements financed by us include:

  (1) exterior renovations, including windows, siding and roofing,

  (2)  pools and spas,

  (3) kitchen and bath remodeling, and

  (4) room additions and garages.

We may also, under some limited conditions, extend additional credit beyond the purchase price of the home improvement for the purpose of debt consolidation.

  The original principal amount of an unsecured FHA-insured home improvement contract currently may not exceed $7,500 without specific FHA approval, with a maximum term of 20 years. Certain other criteria for home improvement contracts eligible for FHA insurance are described under the caption "Description of FHA Insurance."

  We began financing conventional home improvement loans in September 1992. Conventional home improvement loans are not insured by FHA. The unsecured conventional program allows for an amount financed from $2,500 to $15,000, except in Massachusetts where the loan limit may be $20,000. The allowable term of unsecured contracts is 24 to 120 months. Our underwriting standards for unsecured home improvement contracts are, in general, more stringent than our underwriting standards for secured home improvement contracts with similar terms. Eligible property includes an owner-occupied single family home, up to four unit multiple-family dwelling, owner-occupied condominium or town house, or an owner-occupied manufactured home located in a park approved by us or attached to the real estate.

                              YIELD CONSIDERATIONS

  The pass-through rates and the weighted average loan rate of the loans as of the cut-off date, relating to each series of certificates will be set forth in the prospectus supplement.

  The prospectus supplement for each series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such class of certificates that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of certificates which may be offered, such as interest only certificates, principal only certificates, and fast pay/slow pay certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying loans. If stated in the prospectus supplement, the yield on some types of certificates which we may offer could change and may be negative under some prepayment rate scenarios. Accordingly, some types of certificates may not be legal or appropriate investments for financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations" in this prospectus and in the prospectus supplement. In addition, the timing of changes in the rate of prepayment on the loans included in a loan pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on loans occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless we describe otherwise in an applicable prospectus supplement, all of the loans will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Loans generally may be prepaid in full or in part without penalty. FHA-insured loans may be prepaid at any time without penalty. We have no significant experience relating to the rate of principal prepayments on home improvement contracts. Because the loans have scheduled due dates throughout the calendar month, and because, unless we specify otherwise in the prospectus supplement, all principal prepayments will be passed through to certificateholders of the related series on the payment date following the due period in which the principal prepayment occurred, prepayments on the loans would affect the amount of funds available to make distributions on the certificates on any payment date only if a substantial portion of the loans prepaid before their respective due dates in a particular month, thus paying less than 30 days' interest for that due period, while very few loans prepaid after their respective due dates in that month. In addition, liquidations of defaulted loans or the servicer's or our exercise of its option to repurchase the entire remaining pool of loans will affect the timing of principal distributions on the certificates of a series. See "Description of the Certificates--Repurchase Option".

  Information regarding the prepayment standard or model or any other rate of assumed prepayment, as applicable, will be described in the prospectus supplement for a series of certificates. Although the prospectus supplement will specify the prepayment assumptions used to price any series of certificates, we cannot assure you that the loans will prepay at that rate, and it is unlikely that prepayments or liquidations of the loans will occur at any constant rate.

  See "Description of the Certificates--Repurchase Option" for a description of our or the servicer's option to repurchase the loans comprising part of a trust fund when the aggregate outstanding principal balance of those loans is less than a specified percentage of the initial aggregate outstanding principal balance of the loans as of the cut-off date. See also "The Trust Fund--The Contract Pools" for a description of our obligation to repurchase a loan in case of a breach of a representation or warranty for that loan.

                        DESCRIPTION OF THE CERTIFICATES

  Each series of certificates will be issued under a separate pooling and servicing agreement to be entered into among us, as seller and servicer, and the trustee named in the prospectus supplement, and other parties, as are described in the applicable prospectus supplement. The following summaries describe provisions expected to be common to each agreement and the certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement and its description in the prospectus supplement. The provisions of the form of the pooling and servicing agreement filed as an exhibit to the registration statement of which this prospectus is a part that we do not describe in this prospectus may differ from the provisions of any actual pooling and servicing agreement. The material differences will be described in the prospectus supplement. Capitalized terms used in this prospecuts and not otherwise defined shall have the meanings assigned to them in the form of pooling and servicing agreement filed as an exhibit to the registration statement containing this prospectus.

  Each series of certificates will have been rated in the rating category by the rating agency or agencies specified in the prospectus supplement.

General

  The certificates may be issued in one or more classes. If the certificates of a series are issued in more than one class, the certificates of all or less than all of such classes may be sold under this prospectus, and there may be separate prospectus supplements relating to one or more of the classes sold. When we refer to the prospectus supplement relating to a series comprised of more than one class it should be understood to refer to each of the prospectus supplements relating to the classes sold under this prospectus. When we refer to the certificates of a class it should be understood to refer to the certificates of a class within a series or all of the certificates of a single-class series, as the context may require. For convenience of description, any reference in this prospectus to a "class" of certificates includes a reference to any subclasses of that class.

  The certificates of each series will be issued in fully registered form only and will represent the interests specified in the prospectus supplement in a separate trust created under the pooling and servicing agreement. The trust will be held by the trustee for the benefit of the certificateholders. Except as we specify otherwise in the prospectus supplement, the certificates will be freely transferable and exchangeable at the corporate trust office of the trustee at the address listed in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  Ownership of each loan pool may be evidenced by one or more classes of certificates, each representing the interest in the loan pool specified in the prospectus supplement. Each series of certificates may include one or more classes which are subordinated in right of distribution to one or more other classes, as provided in the prospectus supplement.

Certificates of a series which includes senior and subordinated certificates are referred to in this prospectus as senior/subordinated certificates. A series of senior/subordinated certificates may include one or more classes which are subordinated to one or more classes of certificates and are senior to one or more classes of certificates. The prospectus supplement for a series of senior/subordinated certificates will describe;

  (1) The extent to which the subordinated certificates are subordinated, which may include a formula for determining the subordinated amount or for determining the allocation of the amount available, among senior certificates and subordinated certificates,

  (2) the allocation of losses among the classes of subordinated certificates,

  (3) the period or periods of subordination,

  (4) any minimum subordinated amount, and

  (5) any distributions or payments which will not be affected by the subordination. The protection afforded to the senior certificateholders from the subordination feature described above will be effected by the preferential right of the certificateholders to receive current distributions from the loan pool. If a series of certificates contains more than one class of subordinated certificates, losses will be allocated among the classes in the manner described in the prospectus supplement. If specified in the applicable prospectus supplement, mezzanine certificates or other classes of subordinated certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered under this prospectus and the prospectus supplement.

  If we specify in a prospectus supplement, a series of certificates may include one or more classes which:

  (1) are entitled to receive distributions only in respect of principal, interest or any combination of the two, or in specified proportions payments; and

  (2) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other classes within the series, or on a planned amortization schedule or targeted amortization schedule or upon the occurrence of other specified events.

The prospectus supplement will list the pass-through rate at which interest will be paid to certificateholders of each class of a given series. The pass-through rate may be fixed, variable or adjustable, as specified in the prospectus supplement.

  The prospectus supplement will specify the minimum denomination or initial principal amount of loans evidenced by a single certificate of each class of certificates of a series.

  Distributions of principal and interest on the certificates will be made on the payment dates listed in the prospectus supplement to the persons in whose names the certificates are registered at the close of business on the related record date specified in the prospectus supplement. Distributions will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register, or, as described in the prospectus supplement, by wire transfer, except that the final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the final distribution notice to certificateholders.

Global Certificates

  The certificates of a class may be issued in whole or in part in the form of one or more global certificates that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary identified in the prospectus supplement. The description of the certificates contained in this prospectus assumes that the certificates will be issued in definitive form.


  Global certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for a certificate in definitive form, a global certificate may not be transferred except as a whole by the depositary for the global certificate to a nominee of the depositary or by a nominee of such depositary to the depositary or another nominee of such depositary.

  The specific terms of the depositary arrangement for any certificates of a class will be described in the prospectus supplement. It is anticipated that the following provisions described in this subsection will apply to all depositary arrangements:

  Upon the issuance of a global certificate, the depositary for the global certificate will credit, on its book-entry registration and transfer system, the respective denominations of the certificates represented by the global certificate to the accounts of institutions that have accounts with such depositary. Ownership of beneficial interests in a global certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global certificate.

  So long as the depositary for a global certificate, or its nominee, is the owner of the global certificate, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the certificates represented by the global certificate for all purposes under the pooling and servicing agreement relating to the certificates. Except as we describe in the paragraph below, owners of beneficial interests in a global certificate will not be entitled to have certificates of the series represented by the global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificates of the series in definitive form and will not be considered the owners or holders under the pooling and servicing agreement governing those certificates.

  Distributions or payments on certificates registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner for the holder of the global certificate representing the certificates. In addition, all reports required under the applicable pooling and servicing agreement to be made to certificateholders, as described below under "Reports to Certificateholders," will be delivered to the depositary or its nominee, as the case may be. Green Tree, the servicer, the trustee, or any agent, including any applicable certificate registrar or paying agent, will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

  We expect that the depositary for certificates of a class, upon receipt of any distribution or payment on a global certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in that global certificate as shown on the records of that depositary. We also expect that payments by participants to owners of beneficial interests in that global certificate held through participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in street name, and will be the responsibility of the participants.

  If a depositary for certificates of a class is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by or on behalf of us within the time period specified in the pooling and servicing agreement, we will cause to be issued certificates of that class in definitive form in exchange for the related global certificate or certificates. In addition, we may at any time and in its sole discretion determine not to have any certificates of a class represented by one or more global certificates and, if this occurs, will cause to be issued certificates of that class in definitive form in exchange for the related global certificate or certificates. Further, if we specify that the certificates of a class, an owner of a beneficial interest in a global certificate representing certificates of that class may, on terms acceptable to us and the depositary for the global certificate, receive certificates of the class in definitive form. In any instance, an owner of a beneficial interest in a global certificate will be entitled to physical delivery in definitive form of certificates of the class represented by that global certificate equal in denominations to such beneficial interest and to have those certificates registered in its name.

Payments on Loans

  Each certificate account will be a trust account established by the servicer as to each series of certificates in the name of the trustee:

  (1) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated within the two highest rating categories, or such other rating category as will not adversely affect the ratings assigned to the certificates, by each rating agency rating the certificates of the series,

  (2) with the trust department of a national bank,

  (3) in an account or accounts the deposits in which are fully insured by the FDIC,

  (4) in an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the certificate account is maintained, or

  (5) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant certificates.

The collateral eligible to secure amounts in the certificate account is limited to United States government securities and certain other high-quality investments specified in the applicable pooling and servicing agreement. A certificate account may be maintained as an interest-bearing account, or the funds held in the account may be invested pending each succeeding payment date in eligible investments.

  Unless we otherwise specify in the prospectus supplement, the servicer will deposit in the certificate account on a daily basis all proceeds and collections received or made by it subsequent to the cut-off date, including scheduled payments of principal and interest due after the cut-off date but received by the servicer on or before the cut-off date, including:

  (1) all obligor payments on account of principal, including principal prepayments, on the loans;

  (2)  all obligor payments on account of interest on the loans;

  (3)  all FHA insurance payments received by the servicer;

  (4) all amounts received and retained in connection with the liquidation of defaulted loans, net of liquidation expenses;

  (5) any advances made as described under "Advances" below and other amounts required under the pooling and servicing agreement to be deposited in the certificate account;

  (6) all amounts received from any credit enhancement provided on a series of certificates; and

  (7) all proceeds of any loan or property acquired or repurchased by the servicer or us, as described under "Conveyance of Loans" above or under "Repurchase Option" below.

Distributions on Certificates

  Except as otherwise provided in the prospectus supplement, on each payment date for a series of certificates, the trustee will withdraw from the applicable certificate account and distribute to the certificateholders of the series of record on the preceding record date an amount equal to the amount available for that payment date. Unless otherwise specified in the applicable prospectus supplement, the amount available for a payment date is an amount equal to the aggregate of all amounts on deposit in the certificate account as of the seventh business day following the end of the related due period, or any other date as may be specified in the prospectus supplement except:

  (1) all payments on the loans that were due on or before the cut-off date;

  (2) all payments or collections received after the due period preceding the month in which the payment date occurs;

  (3) all scheduled payments of principal and interest due on a date or dates subsequent to the due period preceding the determination date;

  (4) amounts representing reimbursement for advances, the reimbursement being limited, if so specified in the prospectus supplement, to amounts received on particular loans as late collections of principal or interest as to which the servicer has made an unreimbursed advance; and

  (5)  amounts representing reimbursement for any unpaid servicing fee.

In the case of a series of certificates which includes only one class, the amount available for distribution on each payment date will be distributed pro rata to the holders of these certificates. In the case of any other series of certificates, the amount available for each payment date will be allocated and distributed to holders of the certificates of that series following the method and in the order of priority specified in the applicable prospectus supplement. The amount of principal and interest specified in the prospectus supplement to be distributed to certificateholders is referred to in this prospectus as the "Certificate Distribution Amount."

  Within the time specified in the pooling and servicing agreement and described in the prospectus supplement, the servicer will furnish a statement to the trustee listing the amount to be distributed on the related payment date on account of principal and interest, stated separately, and a statement listing information about the loans.

Reports to Certificateholders

  The trustee will forward to each certificateholder on each payment date, or as soon after that date as is practicable, as specified in the prospectus supplement, a statement listing the following information:

  (1) the amount of such distribution which constitutes monthly principal, specifying the amounts constituting scheduled payments by obligors, principal prepayments on the loans, and other payments on the loans;

  (2)  the amount of such distribution which constitutes monthly interest;

  (3) the remaining principal balance represented by the certificateholder's interest;

  (4)  our FHA insurance reserve amount;

  (5)  the amount of fees payable out of the trust fund;

  (6) the pool factor, which is a percentage derived from a fraction the numerator of which is the remaining principal balance of the certificates and the denominator of which is the initial principal amount of the certificates, immediately before and immediately after the payment date;

  (7) the number and aggregate principal balance of loans delinquent (a) 31-59 days, (b) 60-89 and (c) 90 or more days;

  (8) the number of loans liquidated during the due period ending immediately before the payment date;

  (9) the customary factual information as is necessary to enable certificateholders to prepare their tax returns; and

  (10) any other customary factual information available to the servicer without unreasonable expense as is necessary to enable certificateholders to comply with regulatory requirements.

Example of Distributions

  The following is an example of the flow of funds as it would relate to a hypothetical series of certificates issued, and with a cut-off date occurring, in March 1998. All weekdays are assumed to be business days. Succeeding months follow the pattern of the due period through the payment date. The flow of funds for any series of certificates may differ from the above example, as described in the prospectus supplement. The initial principal balance of the loan pool will be the aggregate principal balance of the loans at the close of business on the cut-off date, after deducting principal payments due on or before that date, which, together with corresponding interest payments, are not part of the loan pool and will not be passed through to certificateholders. Scheduled payments and principal prepayments may be received at any time during this period and will be deposited in the certificate account by the servicer for distribution to certificateholders. When a loan is prepaid in full, interest on the amount prepaid is collected from the obligor only to the date of payment. Distributions on April 15 will be made to certificateholders of record at the close of business on the last business day of March, which is the month immediately preceding the month of distribution. On April 9, the seventh business day following the end of the prior due period, the servicer will determine the amounts of principal and interest which will be passed through on April 15. In addition, the servicer may advance funds to cover any delinquencies, in which event the distribution to certificateholders on April 15 will include the full amounts of principal and interest due during March. The servicer will also calculate any changes in the relative interests evidenced by the senior certificates and the subordinated certificates in the trust fund. On April 15, the amounts determined on April 9 will be distributed to certificateholders.

March 1............................................. cut-off date.
March 1-31.......................................... due period. Servicer receives scheduled payments
                                                     on the loans and any
                                                     principal prepayments made
                                                     by obligors and applicable
                                                     interest thereon.

March 29.................................................... record date.
April 9..................................................... determination date.
                                                             Distribution amount
                                                             determined.
April 15.................................................... payment date.

Advances

  Unless we specify otherwise in the prospectus supplement, to the extent that collections on a loan in any due period are less than the scheduled payment due, the servicer will be obligated to make an advance of the uncollected portion of the scheduled payment. The servicer will be obligated to advance a delinquent payment on a loan only to the extent that the servicer, in its sole discretion, expects to recoup the advance from subsequent collections on the loan or from liquidation proceeds of the loans. The servicer will deposit any advances in the certificate account no later than one business day before the following payment date. The servicer will be entitled to recoup its advances on a loan from subsequent payments by or on behalf of the obligor and from liquidation proceeds, including FHA insurance payments of the loan, and will release its right to reimbursements in conjunction with the purchase of the loan by us for breach of representations and warranties. If the servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the obligor or from liquidation proceeds, including any FHA insurance payments of the loan, the servicer will be entitled to reimbursement from payments on other loans or from other funds available.

  Unless we specify otherwise in the prospectus supplement, if the servicer fails to make an advance required under the pooling and servicing agreement, the trustee will be obligated to deposit the amount of such advance in the certificate account on the payment date. The trustee will not be obligated to deposit any amount if:

  (1) the trustee does not expect to recoup the advance from subsequent collections on the loan or from liquidation proceeds, or

  (2) the trustee determines that it is not legally able to make the advance.

Indemnification

  The pooling and servicing agreement requires us to defend and indemnify the trust, the trustee, including any agent of the trustee, and the certificateholders, against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation:

  (1) for any taxes which may at any time be asserted for, and as of the date of, the conveyance of the loans to the trust, but not including;

  (2) any federal, state or other tax arising out of the creation of the trust and the issuance of the certificates.

  The pooling and servicing agreement also requires the servicer, in connection with its duties as servicer of the loans, to defend and indemnify the trust fund, the trustee and the certificateholders, which indemnification will survive any removal of the servicer as servicer of the loans, against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, for any action taken by the servicer for any loan while it was the servicer.


Repurchase Option

  Unless we specify otherwise in the prospectus supplement, each agreement will provide that on any payment date on which the pool scheduled principal balance is less than 10% of the cut-off date pool principal balance, we or the servicer will have the option to repurchase, on 30 days' prior written notice to the trustee, all outstanding loans in the related loan pool at a price equal to the greatest of:

  (1) the principal balance of the loans on the prior payment date plus 30 days' accrued interest at the applicable pass-through rate and any delinquent payments of interest, plus the fair market value, as determined by the servicer, of any acquired properties,

  (2)  the fair market value of all of the assets of the trust fund, and

  (3) an amount equal to the aggregate certificate principal balance of the related certificates plus interest on the certificates payable on and before the payment date occurring in the month following the repurchase, less amounts on deposit in the certificate account and available to pay the principal and interest.

The price will be paid on the payment date on which the purchase occurs to the certificateholders of record on the last business day of the immediately preceding due period in immediately available funds against the trustee's delivery of the loans and any acquired properties to the servicer. The distribution of the purchase price to certificateholders will be in lieu of any other distribution to be made on the payment date for the related loans.

Amendment

  Unless we specify otherwise in the prospectus supplement, the pooling and servicing agreement may be amended by us, the servicer and the trustee without the consent of the certificateholders:

  (1)  to cure any ambiguity,

  (2) to correct or supplement any provision that may be inconsistent with any other provision in the pooling and servicing agreement, or

  (3) to make any other provisions for matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions in the pooling and servicing agreement, provided that the action will not adversely affect in any material respect the interests of the certificateholders of the related series.

Unless we specify otherwise in the prospectus supplement, the agreement may also be amended by us, the servicer and the trustee with the consent of the certificateholders, other than holders of residual certificates, representing 66 2/3% or more of the aggregate certificate principal balance of a series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to loans which are required to be distributed on any certificate may be effective without the consent of the holders of each of those certificates.

Termination of the Agreement

  The obligations created by each agreement will terminate, after distribution of all monthly principal and monthly interest then due to certificateholders, on the earlier of:

  (1) the payment date next succeeding the final payment or other liquidation of the last loan; or

  (2) the payment date on which we or the servicer repurchases the loans as described under "Description of the Certificates--Repurchase Option."

However, our representations, warranties and indemnities will survive any termination of the pooling and servicing agreement.

The Trustee

  The prospectus supplement for a series of certificates will specify the trustee under the pooling and servicing agreement. The trustee may have customary commercial banking relationships with us or our affiliates and the servicer or its affiliates.

  The trustee may resign at any time, and then we will be obligated to appoint a successor trustee. We may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the agreement or if the trustee becomes insolvent. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

  The trustee will make no representation as to the validity or sufficiency of the agreement, the certificates or any loan, loan file or related documents, and will not be accountable for the use or application by us of any funds paid to us, as seller, in consideration of the conveyance of the loans, or deposited into or withdrawn from the certificate account by the servicer. If no event of termination has occurred, the trustee will be required to perform only those duties specifically required of it under the agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform to the requirements of the agreement. Whether or not an event of termination has occurred, the trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of the funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  Under the agreement, the servicer agrees to pay to the trustee on each payment date:

  (1) reasonable compensation for all services rendered by it, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and

  (2) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with any provision of the agreement, including FHA insurance premiums not paid by the servicer and reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense, disbursement or advance as may be attributable to the trustee's negligence or bad faith.

We have agreed to indemnify the trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust and the trustee's duties under the trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the trustee's powers or duties under the trust.

                          DESCRIPTION OF FHA INSURANCE

  Some of the loans may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any trust will be subject to the limit of a reserve amount equal to 10% of the principal balance of all Title I insured loans originated or purchased and reported for FHA insurance by us, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by us. Our reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by us. In the pooling and servicing agreement, we will agree to pay all FHA insurance premiums required by FHA regulations. If we fail to pay any premium, the trustee or the successor servicer for each series is obligated to pay the premium and is entitled to be reimbursed by us and from collections on the related loans.

  As of December 31, 1998, our FHA insurance reserve amount was equal to
approximately $   . These insurance reserves were available to cover losses on
approximately $    of FHA-insured manufactured housing contracts and
approximately $    of FHA-insured home improvement loans, including the FHA-
insured loans that may be owned by a trust. If an event of termination, as defined under "Description of the Certificates--Events of Termination" occurs, each trustee will notify FHA of our termination as servicer of the related FHA-insured loans and will request that the portion of our FHA insurance reserves allocable to the FHA-insured loans be transferred to the trustee or a successor servicer. Although each trustee will request such a transfer of reserves, FHA is not obligated to comply with that request, and may determine that it is not in FHA's interest to permit those transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in that event, and there can be no assurance that any reserve amount, if transferred to the trustee or a successor servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured loans. It is likely that the trustee or any successor servicer would be the lender of record on other FHA Title I loans, so that any reserves that are permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with earmarking, segregating such reserves so that they will not be commingled with the reserves of the transferee, if it is in FHA's interest to do so.

  In general, FHA will insure unsecured property improvement loans up to $7,500, with a maximum term of 20 years. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The Secretary of HUD from time to time publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured loan the servicer may, subject to certain conditions, submit a claim to FHA. The availability of FHA insurance following a default on an FHA-insured loan is subject to a number of conditions, including strict compliance by us with FHA regulations in originating and servicing the loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim. Before declaring an FHA-insured loan in default and submitting a claim to FHA, the servicer must take specific steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In that event, we will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment. As described under "Green Tree Financial Corporation--Loan Origination." We do not purchase a loan until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related trust must assign its entire interest in the loan to the United States. In general, the claim payment will equal 90% of the sum of:

  (1) the unpaid principal amount of the loan at the date of default and uncollected interest computed at the loan rate earned to the data of default,

  (2) accrued and unpaid interest on the unpaid amount of the loan from the date of default to the date of submission of the claim plus 15 calendar days, but in no event more than nine months, computed at a rate of 7% per year,

  (3)  uncollected court costs, and

  (4)  legal fees, not to exceed $500.

Servicing

  Under to the pooling and servicing agreement, the servicer will service and administer the loans assigned to the trustee as described below in this section. The servicer will perform diligently all services and duties specified in each agreement, in the same manner as prudent lending institutions of home improvement contracts of the same type as the loans in those jurisdictions where the related real properties are located or as otherwise specified in the pooling and servicing agreement. The duties to be performed by the servicer will include collection and remittance of principal and interest payments, as well as submission of FHA insurance claims where applicable.

  The servicer will make reasonable efforts to collect all payments called for under the loans and, consistent with the pooling and servicing agreement and any FHA insurance, will follow the collection procedures with respect to the loans as it follows for loans or contracts serviced by it that are comparable to the loans.

  Evidence as to Compliance. Unless we specify otherwise in the prospectus supplement, each pooling and servicing agreement will require the servicer to deliver to the trustee a monthly report before each payment date, describing information about the loan pool and the certificates of the series specified in the prospectus supplement. Each such report to the trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of the report and stating that the servicer has not defaulted in the performance of its obligations under the pooling and servicing agreement. On or before May 1 of each year, the servicer will deliver to the trustee a report of a nationally recognized accounting firm stating that the firm has examined selected documents and records relating to the servicing of home improvement contracts serviced by the servicer under pooling and servicing agreements similar to the pooling and servicing agreement and stating that, on the basis of those procedures, the servicing has been conducted in compliance with the pooling and servicing agreement, except for any exceptions described in the report.

  About the Servicer. The servicer may not resign from its obligations and duties under a pooling and servicing agreement except upon a determination that its duties under the pooling and servicing agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. The servicer can only be removed as servicer upon the occurrence of an event of termination as discussed below.

  The servicer shall keep in force throughout the term of the pooling and servicing agreement:

  (1) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the pooling and servicing agreement; and

  (2)  a fidelity bond.

The policy or policies and the fidelity bond shall be in the form and amount as is generally customary among persons which service a portfolio of home improvement contracts having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the loans, the servicer will receive servicing fees which include a monthly servicing fee, which we may assign, for each due period, paid on the next succeeding payment date, equal to 1/12th of the product of the annual servicing fee rate described in the applicable prospectus supplement and the pool scheduled principal balance for the payment date. As long as we are the servicer, the trustee will pay us its monthly servicing fee from any monies remaining after the certificateholders have received all payments of principal and interest for the payment date.

  The monthly servicing fee provides compensation for customary third-party servicing activities to be performed by the servicer for the trust fund, for additional administrative services performed by the servicer on behalf of the trust fund and for expenses paid by the servicer on behalf of the trust.

  Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records for each loan. Administrative services performed by the servicer on behalf of the trust fund include selecting and packaging the loans, calculating distributions to certificateholders and providing related data processing and reporting services for certificateholders and on behalf of the trustee. Expenses incurred in connection with servicing of the loans and paid by us from its monthly servicing fees include payment of FHA insurance premiums, payment of fees and expenses of accountants, payments of all fees and expenses incurred in the enforcement of loans, including submission of FHA insurance claims, if applicable, or payment of trustee's fees, and payment of expenses incurred in connection with distributions and reports to certificateholders, except that the servicer shall be reimbursed out of the liquidation proceeds of a liquidated loan, including FHA insurance proceeds, for customary out-of-pocket liquidation expenses incurred.

  Events of Termination. Except as otherwise specified in the prospectus supplement, events of termination under each pooling and servicing agreement will occur if:

  . the servicer fails to make any payment or deposit required under the pooling and servicing agreement, including an advance, and that failure continues for four business days;

  . the servicer fails to observe or perform in any material respect any other covenant or agreement in the pooling and servicing agreement which continues unremedied for 30 days;

  . the servicer conveys, assigns or delegates its duties or rights under the pooling and servicing agreement, except as specifically permitted under the pooling and servicing agreement, or attempts to make such a conveyance, assignment or delegation;

  . a court having jurisdiction in the premises enters a decree or order for relief in respect of the servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator, or similar official, of the servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs;

  . the servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing;

  .   the servicer fails to be an eligible servicer; or

  . if we are the servicer, our receiving rights under our master seller-servicer contract with GNMA will be terminated. The servicer will be required under the pooling and servicing agreement to give the trustee and the certificateholders notice of an event of termination promptly after such event.

  Rights Upon Event of Termination. Except as we specify otherwise in the prospectus supplement, so long as an event of termination remains unremedied, the trustee may, and at the written direction of certificateholders representing 25% or more of the aggregate certificate principal balance of a series shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the loans, and the proceeds of the contracts, at which time, subject to applicable law regarding the trustee's ability to make advances, the trustee or a successor servicer under the pooling and servicing agreement will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that neither the trustee nor any successor servicer will assume our obligation to repurchase loans for breaches of representations or warranties, and the trustee and such successor servicer will not be liable for any acts or omissions of the prior servicer occurring before a transfer of the servicer's servicing and related functions or for any breach by the servicer of any of its obligations contained in the pooling and servicing agreement. In addition, the trustee will notify FHA of our termination as servicer of the loans and will request that our portion FHA insurance reserves allocable to the FHA-insured loans be transferred to the trustee or a successor servicer. Notwithstanding the termination, the servicer shall be entitled to payment of certain amounts payable to it before the termination, for services rendered before the termination. No such termination will affect in any manner our obligation to repurchase certain loans for breaches of representations or warranties under the pooling and servicing agreement. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the servicer under the pooling and servicing agreement without the consent of all of the certificateholders.

  The trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the agreement at the request, order or direction of any of the holders of certificates, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.

         CERTAIN LEGAL ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS

  As a result of our conveyance and assignment of a pool of loans to the trust, the certificateholders of such series, as the beneficial owners of the trust, will succeed collectively to all of the rights under the trust, including the right to receive payment on the loans. The following discussion contains summaries of certain legal aspects of home improvement contracts which are general in nature. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the improved real estate is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

Consumer Protection Laws with respect to Loans

  Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

  The so-called holder-in-due-course rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and certain related lenders and assignees, to transfer such loan free of notice of claims by the debtor under the loan. The effect of this rule is to subject the assignee of a loan to all claims and defenses which the debtor could assert against the home improvement contractor. Liability under this rule is limited to amounts paid under a loan; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trust against the obligor.

  The obligations of the obligor under each loan are not secured by an interest in the related real estate or otherwise, and the related trust, as the owner of a loan, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under a loan, the related trust will have recourse only against the obligor's assets generally, along with all other general unsecured creditors of the obligor. In a bankruptcy or insolvency proceeding relating to an obligor on a loan, the obligations of the obligor under the loan may be discharged in their entirety, notwithstanding the fact that the portion of the obligor's assets made available to the trust as a general unsecured creditor to pay amounts due and owing under the trust are insufficient to pay all these amounts.

Enforceability of Certain Provisions

  The standard form of note generally contains provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA-insured loans, in some states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the pooling and servicing agreement, late charges, to the extent permitted by law and not waived by us, will be retained by us as additional servicing compensation.

  The standard form of note also includes a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to accelerate when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender take affirmative actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages or the deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

  It is our practice with some of the loans to defer the first payment for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment contracts.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the loans. Any shortfall in interest collections resulting from the application of the relief act or similar legislation, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the certificateholders. In the event that the relief act or similar legislation applies to any loan which goes into default, there may be delays in payment on the certificates. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders.

  We will represent and warrant under each pooling and servicing agreement that each loan complies with all requirements of law. Accordingly, if any obligor has a claim against the related trust for violation of any law and such claim materially adversely affects the trust's interest in a loan, such violation would constitute a breach of a representation and warranty under the agreement and would create an obligation to repurchase the loan unless the breach is cured. See "Description of the Certificates--Conveyance of Loans."

Repurchase Obligations

  We will represent and warrant that each FHA-insured loan was originated in compliance with FHA regulations and is covered by FHA insurance. In the event FHA were to deny insurance coverage on an FHA-insured loan due to a violation of FHA regulations in originating or servicing the loans, such violation would constitute a breach of a representation and warranty under the pooling and servicing agreement and we would be obligated to repurchase the loan unless the breach is cured. See "Description of the Certificates--Conveyance of Loans."

  In addition, we will also represent and warrant under each agreement that each loan complies with all requirements of law. Accordingly, if any obligor has a claim against the related trust for violation of any law and that claim materially adversely affects the trust's interest in a loan, such violation would constitute a breach of a representation and warranty under the pooling and servicing agreement and would create an obligation to repurchase the loan unless the breach is cured. See "Description of the Certificates--Conveyance of Loans."

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974 imposes requirements on employee benefit plans subject to ERISA and on persons who are fiduciaries with respect to such plans. Generally, ERISA applies to investments made by such plans. Among other requirements, ERISA mandates that the assets of plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those plans. ERISA also imposes duties on persons who are fiduciaries of the plans. Under ERISA, and subject to exemptions not relevant to this offering, any person who exercises any authority or control over the management or disposition of the assets of a plan is considered to be a fiduciary of the plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of plans be invested and managed for the exclusive benefit of plan participants and beneficiaries, a determination by the plan fiduciary that any such investment is permitted under the governing plan instruments and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio. Some employee benefit plans, such as governmental plans and selected church plans, are not subject to ERISA. Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described above and in the paragraphs below, subject to the provisions of applicable state law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules provided in Section 503 of the IRS code.

  In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the IRS code, prohibit a broad range of transactions involving plan assets and persons having specified relationships to a plan. These transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the IRS code. An investment in the certificates by a plan might constitute prohibited transactions under the foregoing provisions unless an administrative exemption applies. In addition, if an investing plan's assets were deemed to include an interest in the assets of the loan pool and not merely an interest in the certificates, transactions occurring in the operation of the loan pool might constitute prohibited transactions unless an administrative exemption applies. Specific exemptions which may be applicable to the acquisition and holding of the certificates or to the servicing and operation of the loan pool are noted in the paragraphs below.

  The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-
101) concerning the definition of what constitutes the assets of a plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan makes an equity investment will be deemed for purposes of ERISA to be assets of the investing plan unless specific exceptions apply. However, the regulation provides that, generally, the assets of a corporation or partnership in which a plan invests will not be deemed for purposes of ERISA to be assets of such plan if the equity interest acquired by the investing plan is a publicly offered security. A publicly offered security, as defined under the regulation, is a security that is widely held, freely transferable, and registered under the Securities Exchange Act of 1934. The certificates are not expected to be publicly offered securities under the terms of this regulation.

  Relief from the prohibited transaction rules of Section 406 and 407 of ERISA may be found under the provisions of specific statutory or administrative exemptive relief authorized under Section 408 of ERISA. In Prohibited Transaction Exemption 83-1, which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of mortgage pool pass-through certificates in the initial issuance of such certificates. PTE 83-1 permits, subject to some conditions, transactions which might otherwise be prohibited between plans and parties in interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a plan in certificates that represent interests in a mortgage pool consisting of single family loans will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA, relating generally to transactions with parties in interest who are not fiduciaries, if the plan purchases such certificates at no more than fair market value, and will be exempt from the prohibitions of

Section 406(b)(1) and (2) of ERISA, relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the plan does not purchase more than 25 percent of such certificates, and at least 50 percent of all such certificates are purchased by persons independent of the pool sponsor or pool trustee. However, PTE 83-1 does not provide an exemption for transactions involving subordinate certificates or for certificates representing an interest in conditional sales contracts and installment sales or loan agreements secured by housing like the loans.

  We cannot assure you that any of the exceptions provided in the regulation described in the paragraph above, PTE 83-1 or any other administrative exemption under ERISA, will apply to the purchase of certificates offered under this prospectus, and, as a result, an investing plan's assets could be considered to include an undivided interest in the home improvement loans and any other assets held in the loan pool. If the assets of a loan pool are considered assets of an investing plan, Green Tree, the servicer, the trustee and other persons, in providing services on the contracts, may be considered fiduciaries to the plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the IRS code for transactions involving those assets unless a statutory or administrative exemption applies.

  Any plan fiduciary considering the purchase of a certificate should consult with its counsel about the potential applicability of ERISA and the IRS code to the investment. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

  PTE 95-60 exempts from ERISA's prohibited transaction rules transactions engaged in by insurance company general accounts in which an employee benefit plan has an interest if specified conditions are met. Additional exemptive relief is provided for plans to engage in transactions with persons who provide services to insurance company general accounts. PTE 95-60 also permits transactions relating to the origination and operation of asset pool investment trusts in which an insurance company general account has an interest as the result of the acquisition of certificates issued by the trust.

  PTE 95-60 will provide an exemption for transactions involving certificates representing interests in asset-backed pass-through trusts that consist of some receivables, loans and other obligations that meet the conditions and requirements of PTE 95-60. The receivables covered by PTE 95-60 include home equity loans secured by either first or second mortgages in single-family, residential property. The exemption offered by PTE 95-60 is conditioned upon compliance with the requirements of one of several "underwriter exemptions," other than compliance with the requirements that the certificates acquired by the general account not be subordinated and receive a rating that is in one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch.

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business

Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the IRS code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the IRS code, for transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL published proposed regulations on December 22, 1997 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the IRS code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless:

  (1) as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations; or

  (2) an action is brought by the Secretary of Labor for breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel about the applicability of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the federal income tax consequences relating to the purchase, ownership, and disposition of the certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, which change may be retroactive, or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the certificates.

  Tax Status of the Trust Fund. Counsel will, unless otherwise specified in the prospectus supplement, have advised us that, in their opinion, each loan pool and the arrangement to be administered by us under which the trustee will hold and we will be obligated to service the loans and under which certificates will be issued to certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool," within the meaning of
Section 7701(i) of the IRS code, but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the IRS code. In that event, each certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the loan pool in which its certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the loans included in the trust. The following discussion assumes the trust will be so classified as a grantor trust.

  Tax Status of Certificates. In general, (1) certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the IRS code will not be considered to represent loans secured by an interest in real property within the meaning of Section 7701(a)(19)(C)(v) of the IRS code and (2) certificates held by a real estate investment trust will not constitute real estate assets within the meaning of Section 856(c)(5)(A) of the IRS code and interest will not be considered interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the IRS code. Investors affected by the foregoing provisions of the IRS code should consult with their own tax advisors concerning these matters.

  Tax Treatment of Certificates. Subject to the discussion below of the stripped bond rules of the IRS code, certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their methods of accounting, their pro rata share of the entire income arising from the loans comprising the loan pool, including interest, market or original issue discount, prepayment fees, assumption fees, and late payment charges received by us, and any gain upon disposition of the loans. For purposes of this discussion, the term disposition, when used with respect to the loans, includes scheduled or prepaid collections with respect to the loans, as well as the sale or exchange of a certificate. Subject to the discussion below of certain limitations on itemized deductions, certificateholders will be entitled under Section 162 or 212 of the IRS code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by us. An individual, an estate, or a trust that holds a certificate either directly or through a pass-through entity will be allowed to deduct these expenses under
Section 212 of the IRS code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the IRS code provides that the amount of itemized deductions, including those provided for in Section 212 of the IRS code, otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the IRS code, $124,500 for 1998, in the case of a joint return, will be reduced by the lesser of:

  (i) 3% of the excess of adjusted gross income over the specified threshold amount; or

  (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

Furthermore, in determining the alternative minimum taxable income of an individual, trust, estate or pass-through entity that is a holder of a certificate, no deduction will be allowed for the holder's allocable portion of the foregoing expenses, even though an amount equal to the total of the expenses will be included in the holder's gross income for alternative minimum tax purposes. To the extent that a certificateholder is not permitted to deduct servicing fees allocable to a certificate, the taxable income of the certificateholder attributable to that certificate will exceed the net cash distributions related to that income. Certificateholders may deduct any loss on disposition of the loans to the extent permitted under the IRS code.

  A certificateholder will be treated as purchasing an interest in each loan comprising the loan pool at a price determined by allocating the purchase price paid for the certificate among all the loans in proportion to their fair market values at the time of purchase of the certificate. Up to that the portion of the purchase price of a certificate allocated to a loan is greater than or less than the portion of the principal balance of the loan allocable to the certificate, that interest in the loan will be deemed to have been acquired with premium or discount, respectively.

  Market Discount. A certificateholder generally will be treated as having acquired an interest in a loan at a market discount if, at the time the certificate is acquired, the unpaid principal balance on the loan allocable to the certificate exceeds the portion of the price paid for the certificate by the certificateholder that is allocated to that loan. A certificateholder who acquires an interest in a loan at a market discount will be required to recognize accrued market discount as ordinary income as payments of principal are received on the loan or upon the sale or exchange of the certificate.
Section 1276(b)(3) of the IRS code authorizes the issuance of regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment, such as a loan. Until these regulations are issued, the legislative history associated with this provision indicates certain methods which are to be used. In general, the holder of a certificate may elect to treat market discount as accruing either:

  (i) under a constant yield method that is similar to the method for the accrual of original issue discount; or

  (ii) under a ratable accrual method, pursuant to which the market discount is treated as accruing in equal daily installments during the period the certificate is held by the purchaser, in each case computed taking into account the prepayment assumption used in pricing the initial offering of the certificate.

Because the regulations referred to in this section have not been issued, it is not possible to predict what effect, if any, these regulations, when issued, might have on the tax treatment of an interest in a loan purchased at a discount.

  The IRS code provides that the market discount in respect of a loan will be considered to be zero if the amount of discount allocable to the loan is less than 0.25% of the loan's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled payment representing the stated redemption price of the loan and that portion of the discount allocable to the payment would be reported as income when the payment occurs or is due.

  The IRS code further provides that any principal payment with respect to a loan acquired with market discount or any gain on disposition of a loan shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on a loan is to be reduced by the amount previously treated as ordinary income.

  In general, limitations imposed by the IRS code that are intended to match deductions with the taxation of income may require a holder of an interest in a loan having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the loan. Alternatively, a holder of an interest in a loan may elect to include market discount in gross income as it accrues and, if he makes this election, is exempt from this rule. The adjusted basis of a certificate subject to this election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  The treatment of any discount will depend upon whether the discount represents market discount or original issue discount. It is not anticipated that the loans will have original issue discount, unless they are subject to the stripped bond rules of the IRS code described below. If the loans are subject to the stripped bond rules of the IRS code, the market discount rules discussed above may not apply.

  Amortizable Premium. A holder of a certificate who holds the certificate as a capital asset and who is treated as having purchased an interest in a loan at a cost greater than its stated redemption price at maturity will be considered to have purchased the interest in the loan at a premium. In general, the certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A certificateholder's tax basis in the certificate will be reduced by the amount of the amortizable bond premium deducted. It appears that the prepayment assumption should be taken into account in determining the term of a loan for this purpose. Amortizable bond premium with respect to an interest in a loan will be treated as an offset to interest income on the loan, and a certificateholder's deduction for amortizable bond premium will be limited in each year to the amount of interest income derived from the loan for such year. Any election to deduct amortizable bond premium will apply to all debt instruments, other than instruments the interest on which is excludable from gross income, held by the certificateholder at the beginning of the first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. Bond premium on an interest in a loan held by a certificateholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the certificate. Certificateholders who pay a premium for a certificate should consult their tax advisors concerning than election and rules for determining the method for amortizing bond premium.

  Stripped Certificates. Certain classes of certificates may be subject to the stripped bond rules of Section 1286 of the IRS code and for purposes of this discussion will be referred to as stripped certificates. In general, a stripped certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a loan from ownership of the right to receive some or all of the related interest payments. Certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

  (1) if any servicing compensation is deemed to exceed a reasonable amount;

  (2) if we or any other party retains a portion of the payments to be made under the loans comprising a loan pool;

  (3) if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the loans; or

  (4) if certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each stripped certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the IRS code and the treasury regulations issued thereunder. In general, in the hands of the original holder of a stripped certificate, original issue discount is the difference between the stated redemption price at maturity of the certificate and its issue price. For purposes of applying the original issue discount provisions of the IRS code, the issue price of a stripped certificate will be the purchase price paid by each holder of the certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the stripped certificate whether or not denominated as interest. The amount of original issue discount with respect to a stripped certificate may be treated as zero under the original issue discount de minimis rules if it is less than .25% of the principal amount of the certificate multiplied by the weighted average maturity of the certificate as defined in the OID regulations. A purchaser of a stripped certificate may be required to account for any discount on the certificate as market discount rather than original issue discount if either:

  (1) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped; or

  (2) no more than 100 basis points, including any amount of servicing in excess of reasonable servicing, is stripped off of the loans. See "Market Discount" above.

  Original issue discount with respect to a stripped certificate must be included in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to that income. The amount of original issue discount required to be included in a stripped certificateholder's ordinary gross income in any taxable year will be computed in accordance with Section 1272(a) of the code and the OID regulations. Under that Section and the OID regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. Although the OID regulations suggest that a prepayment assumption is not to be used in computing the yield on the underlying assets of a trust, the IRS code appears to require that such a prepayment assumption be used in computing yield with respect to stripped certificates. In the absence of authority to the contrary, we intend to base information reports and returns to the IRS and the holders of stripped certificates taking into account an appropriate prepayment assumption. Holders of stripped certificates should refer to the related prospectus supplement to determine whether and in what manner the original issue discount rules will apply to the prospectus supplement.

  When an investor purchases more than one class of stripped certificates it is currently unclear whether for federal income tax purposes such classes of stripped certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the IRS may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a stripped certificate may be treated as the owner of:

  (1) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each loan; or

  (2) a separate installment obligation for each loan representing the stripped certificate's pro rata share of principal and/or interest payments to be made with respect to the loans.

As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

  The servicing compensation to be received by us and the fee for credit enhancement, if any, may be questioned by the IRS with respect to certain certificates or loans as exceeding a reasonable fee for the services being performed in exchange for the fee, and a portion of that servicing compensation could be recharacterized as an ownership interest retained by us or other party in a portion of the interest payments to be made pursuant to the loans. In this event, a certificate might be treated as a stripped certificate subject to the stripped bond rules of Section 1286 of the IRS code and the original issue discount provisions rather than to the market discount and premium rules.

  Gain or Loss on Disposition. Upon sale or exchange of a certificate, a certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the loans represented by the certificate. Generally, the aggregate adjusted basis will equal the certificateholder's cost for the certificate increased by the amount of any previously reported income or gain from the certificate and decreased by the amount of any losses previously reported from the certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the certificate was held as a capital asset.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "foreign holder" is a certificateholder who holds a certificate and who is not:

  (1)  a citizen or resident of the United States,

  (2) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision,

  (3) an estate the income of which is includible in gross income for United States tax purposes regardless of its source;

  (4)  a trust if:

     (a) a court within the United States is able to execute primary supervision over the administration of the trust, and

     (b) one or more United States trustees have authority to control all substantial decisions of the trust.

Unless the interest on a certificate is effectively connected with the conduct by the foreign holder of a trade or business within the United States, the foreign holder is not subject to federal income or withholding tax on interest or original issue discount, if any on a certificate subject to possible backup withholding of tax, discussed below. To qualify for this tax exemption, the foreign holder will be required to provide periodically a statement signed under penalties of perjury certifying that the foreign holder meets the requirements for treatment as a foreign holder and providing the foreign holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. If the interest on a certificate is effectively connected with the conduct by a foreign holder of a trade or business within the United States, then the foreign holder will be subject to tax at regular graduated rates. In addition, the foregoing rules will not apply to exempt a U.S. shareholder of a controlled foreign corporation from taxation on such U.S. shareholder's allocable portion of the interest income received by such controlled foreign corporation. Foreign holders should consult their own tax advisors regarding the specific tax consequences of their owning a certificate.

  Any gain recognized by a foreign holder upon a sale, retirement or other taxable disposition of a certificate generally will not be subject to United States federal income tax unless either:

  (1) the foreign holder is a nonresident alien individual who holds the certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or

  (2) the gain is effectively connected with the conduct by the foreign holder of a trade or business within the United States.

  It appears that a certificate will not be included in the estate of a foreign holder and will not be subject to United States estate taxes. However, foreign holders should consult their own tax advisors regarding estate tax consequences.

  Backup Withholding. Under certain circumstances, a certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a certificateholder who is a United States person if the holder, among other circumstances, fails to furnish their social security number or other taxpayer identification number to the trustee. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the certificate. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them from a certificate.

  Tax Administration and Reporting. We will furnish to each certificateholder with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest. In addition, we will furnish, within a reasonable time after the end of each calendar year, to each certificateholder who was a certificateholder at any time during such year, information regarding the amount of servicing compensation received by us and any sub-servicer and such other customary factual information as we deem necessary or desirable to enable certificateholders to prepare their tax returns. Reports will be made annually to the IRS and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount with respect to the certificates.

  Other Tax Consequences. No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

  No certificates offered under this prospectus will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because none of the loans will be secured as required by SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the certificates.

  There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors.

                                    RATINGS

  Before the issuance of any class of certificates sold under this prospectus, that class must be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any series of certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  We may sell certificates of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place certificates directly to other purchasers or through agents. Green Tree intends that certificates will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of these methods.

  The distribution of the certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If specified in the prospectus supplement relating to a series of certificates, we or our affiliate may purchase some or all of one or more classes of certificates of the series from the underwriter or underwriters at a price specified in the prospectus supplement. The purchaser may from time to time offer and sell, according to this prospectus, some or all of the certificates purchased directly, through one or more underwriters to be designated at the time of the offering of the certificates or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner described in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the certificates, underwriters may receive compensation from us or from purchasers of certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the certificates of a series to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the certificates of a series may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Any underwriters or agents will be identified, and any of their compensation received from us will be described in the prospectus supplement.

  Under agreements which may be entered into by us, underwriters and agents who participate in the distribution of the certificates may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

  If indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the certificates from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by us. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing the certificates. The underwriters and other agents will not have responsibility in respect of the validity or performance of the contracts.

  The underwriters may, from time to time, buy and sell certificates, but we cannot assure you that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the certificates. These types of transactions may include stabilizing, the purchase of certificates to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

  Some of the underwriters and their associates may engage in transactions with and perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

  The legality and material federal income tax consequences of the certificates will be passed upon for us by our counsel as identified in the applicable prospectus supplement.

                                    EXPERTS

  The consolidated financial statements of Green Tree as of December 31, 1998 and for the year ended December 31 1998, incorporated by reference in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Green Tree as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 are incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference in this prospectus, and upon the authority of KPMG Peat Marwick LLP as experts in accounting and auditing.

                                    GLOSSARY

Below are abbreviated definitions of terms used in this prospectus and the prospectus supplement. The pooling and servicing agreement may contain a more complete definition of some of the terms defined here and reference should be made to the pooling and servicing agreement for a more complete definition of all such terms.

"Adjustable Rate Certificates" means certificates which evidence the right to receive distributions of income at a variable payment rate.

"Advances" means the advances made by a servicer (including from advances made by a sub-servicer) on any payment date pursuant to a pooling and servicing agreement.


"Amount Available" means, for each series of certificates, amounts on deposit in the certificate account on a Determination Date.

"Certificate Distribution Amount" means the amount of principal and interest specified in the related prospectus supplement to be distributed to certificateholders.




"Compound Interest Certificates" means certificates on which interest may accrue but not be paid for the period described in the related prospectus supplement.


"Cut-off Date" means the date specified in the related prospectus supplement as the date from which principal and interest payments on the contracts are included in the trust.

"Determination Date" means, unless otherwise specified in the related prospectus supplement, the third business day immediately preceding the related payment date.

"Due Period" means, unless otherwise provided in a related prospectus supplement, with respect to any payment date, the period from and including the 15th day of the second month preceding the payment date, to and including the 14th day of the month immediately preceding the payment date.

"Eligible Investments" means one or more of the investments specified in the pooling and servicing agreement in which moneys in the certificate account and certain other accounts are permitted to be invested.

"Formula Principal Distribution Amount" means the sum of:

  (1) all scheduled payments of principal due on each outstanding contract during the related due period, after adjustments for previous partial principal prepayments and after any adjustments to a contract's amortization schedule as a result of a bankruptcy or a similar proceeding involving the related obligor,

  (2) the Scheduled Principal Balance of each contract which, during the month preceding the related due period, was purchased by Green Tree under the pooling and servicing agreement on account of breaches of its representations and warranties,

  (3) all partial principal prepayments applied and all principal prepayments in full received during the related due period,

  (4) the Scheduled Principal Balance of each contract that became a liquidated contract during the related due period, plus the amount of any reduction in the outstanding principal balance of a contract during the related due period ordered as the result of a bankruptcy or similar proceeding involving the related obligor,

  (5) without repeating the above, all collections in respect of principal on the contracts received during the due period in which the payment date occurs up to and including the third business day prior to such payment date, but in no event later than the 25th day of the month before the payment rate, minus

  (6) with respect to all payment dates other than the payment date in 1999, the amount included in the formula principal distribution amount for the preceding payment date by virtue of clause (5) above, plus

  (7) with respect to the payment date in     2000, any amount, by which the
      Class A-1 principal balance as of the payment date exceeds the sum on the payment date of the amounts described in clause (1) through (6) above; minus

  (8) with respect to the payment date in    2000, any amount, distributed
      in respect of principal on the Class A-1 certificates on the payment
      date in    2000 under clause (7) above.


"Liquidation Proceeds" means cash including insurance proceeds received in connection with the repossession of a manufactured home.

"Monthly Payment" means the scheduled monthly payment of principal and interest on a contract.

"Net Liquidated Proceeds" means all amounts received and retained for the liquidation of defaulted contracts, net of liquidation expenses.

"Participants means institutions that have accounts with the depositary.

"Pool Scheduled Principal Balance" means, as of any payment date, the aggregate of the Scheduled Principal Balances of contracts outstanding at the end of the related due period.

"Replaced loan" means an Eligible Substitute loan substituted for a manufactured housing contract which Green Tree is otherwise obligated to repurchase under the pooling and servicing agreement.

"Repurchase Price" means the remaining principal amount outstanding on a manufactured housing contract on the date of repurchase plus accrued and unpaid interest at its contract rate to the date of the repurchase.


"Scheduled Principal Balance" means, as of any payment date, the "Scheduled Principal Balance" of a contract as of any payment date is the unpaid principal balance of the contract as specified in the amortization schedule at the time relating to the contract as of the due date in the related due period, after giving effect to any previous partial prepayments and to the payment of principal due on the due date and irrespective of any delinquency in payment on the contract.

"Senior Distribution Amount" means, for a series of certificates having Subordinated Certificates, as of each payment date and for each class of Senior Certificates, the amount due the holders of that class of Senior Certificates.

"Senior Percentage" means, for a series of certificates having Subordinated Certificates, the percentage specified in the related prospectus supplement.

"Subordinated Percentage" means, for a series of certificates having Subordinated Certificates, the percentage specified in the related prospectus supplement.

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  For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information contained in this prospectus supplement is not complete and   +
+maybe changed. We may not sell these securities until the registration        +
+statement filed with the Securities and Exchange Commission is effective. + +This prospectus supplement is not an offer to sell these securities, and it + +is not soliciting an offer to buy these securities in any state where the +
+offer or sale is not permitted.                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                             Prospectus Supplement to Base No. 7
PROSPECTUS SUPPLEMENT
(To prospectus dated      , 1999)

                              $      (Approximate)

GREEN TREE

                              Seller and Servicer

                    Green Tree Home Improvement Trust 1999-
                       Loan-Backed Notes and Certificates

                                  ----------

    The securities will consist of     classes, but we are offering only the
    following classes now:

               Approximate    Interest                 Underwriting Proceeds to
Class        Principal Amount   Rate   Price to Public   Discount     Company
-----        ---------------- -------- --------------- ------------ ------------
A-1 Notes..     $                  %               %             %             %
A-2 Notes..     $                  %               %             %             %
A-3 Notes..     $                  %
A-4 Notes..     $                  %
Total......     $                                       $           $

  Investing in the notes and the certificates involves certain risks. Prospective investors should consider carefully the risk factors beginning on page S-12 in this prospectus supplement.

                                  ----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  The attorney general of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.


  The notes will be delivered on or about      , 1999.

  The underwriters named below will offer the notes to the public at the offering price listed on this cover page and they will receive the discount
listed above. See "Underwriting" on page S-   in this prospectus supplement and
on page    in the prospectus.

                                  ----------

                                 [Underwriters]

             The date of this prospectus supplement is      , 1999

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                          Page
                                                                          ----
Summary of the Terms of the Notes........................................  S-4
Risk Factors............................................................. S-12
The Trust................................................................ S-15
The Trust Property....................................................... S-16
The Loan Pool............................................................ S-17
Green Tree Financial Corporation......................................... S-21
Yield and Prepayment Considerations...................................... S-25
Description of the Notes................................................. S-27
Description of the Counterparty.......................................... S-37
Description of the Certificates.......................................... S-37
Description of the Trust Documents and Indenture......................... S-40
Certain Federal and State Income Tax Consequences........................ S-45
ERISA Considerations..................................................... S-45
Underwriting............................................................. S-48
Legal Matters............................................................ S-49
Annex I..................................................................  A-1

                                   Prospectus

Important Notice About Information Presented in This Prospectus and the
 Accompanying Prospectus Supplement......................................    2
The Trusts...............................................................    3
Green Tree Financial Corporation.........................................    5
Yield Considerations.....................................................    7
Maturity and Prepayment Considerations...................................    8
Pool Factor..............................................................    9
Use of Proceeds..........................................................    9
The Notes................................................................   10
The Certificates.........................................................   16
Certain Information Regarding the Securities.............................   19
Description of the Trust Documents.......................................   22
Description of FHA Insurance.............................................   37
Certain Legal Aspects of the Loans; Repurchase Obligations...............   38
Certain Federal Income Tax Consequences..................................   40
Certain State Income Tax Consequences....................................   49
ERISA Considerations.....................................................   50
Legal Investment Considerations..........................................   53
Ratings..................................................................   54
Underwriting.............................................................   54
Legal Matters............................................................   56
Experts..................................................................   56
Glossary.................................................................   57

    You should rely only on the information contained in this prospectus. We and the underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information. you should not rely on it. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

      This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation, about our home improvement lending business, and about any series of certificates or notes for home improvement loans that we may wish to sell. This prospectus supplement contains more detailed information about the specific terms of this series of notes and certificates. If the description of the terms of your note or certificate varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

      If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from us or an underwriter by asking for it.

      No prospectus regarding these notes and certificates has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These notes may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments, as principal or agent for the purpose of their businesses, or (2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase notes or offering notes for purchase, to any person in the United Kingdom who (1) does not fall within article 11(3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or
(2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                       SUMMARY OF THE TERMS OF THE NOTES

    This summary highlights selected information regarding the notes, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the notes, read this entire prospectus supplement and the accompanying prospectus. In particular, throughout this summary we will refer to sections of this prospectus supplement or the prospectus, or both, which will contain more complete descriptions of the matters summarized. All these references will be to sections of this prospectus supplement only unless we specify otherwise.

    Green Tree Home Improvement Trust 1999- will issue the classes of securities listed in the table below. The trust will own a pool of home improvement loans.

                                        Interest   Approximate    Moody's  S&P
Class                                     Rate   Principal Amount Rating  Rating
-----                                   -------- ---------------- ------- ------
A-1 notes..............................       %        $
A-2 notes..............................
A-3 notes..............................
A-4 notes..............................
Certificates...........................

--------


    We will not issue or sell the notes unless Moody's and S&P assign each class the rating listed above.

    The rating of each class of notes by Moody's and S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

    The certificates are not being offered under this prospectus supplement and prospectus. We are offering all the classes of notes listed above. We, or one of our affiliates, will initially retain the certificates.

Seller and Servicer.........
                              Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.


Indenture Trustee...........
                              [Indenture trustee]

Owner Trustee...............

                              [Owner trustee]

Distribution Date......       The fifteenth day of each month, or, if that
                              fifteenth day is not a business day, the next
                              succeeding business day, beginning on     15,
                              1999.

Record Date.................

                              The business day just before the related
                              distribution date, beginning in     1999.

Distributions on Notes......
                              Distributions on the notes on any distribution date will be made primarily from amounts collected on the home improvement loans during the prior calendar month. This is the amount available for distribution. On each distribution date, the indenture trustee will apply the amount available, to make distributions of principal and interest on the notes in the following order of priority:

                              ^Class A-1 interest;

                              ^Class A-1 principal;

                              ^Class A-2 interest;

                              ^Class A-2 principal;

                              ^Class A-3 interest;

                              ^Class A-3 principal;

                              ^Class A-4 interest; and

                              ^Class A-4 principal;

                              This prospectus supplement summarizes in the next 3 pages the amounts of interest and principal to be paid on each distribution date. In each case, the payments will be made only up to the amount available, after making any payments with a higher priority. See "Description of the Notes-- Payments on Loans."

A. Class A-1 Interest ......
                              We will pay interest on the Class A-1 notes that has accrued from the previous distribution date. If there are not enough funds available to pay interest on the Class A-1 notes, we will carry the shortfall forward and add it to the amount of interest payable on the next distribution date.

B. Class A-1 Principal......
                              We will pay the Class A-1 noteholders principal on each distribution date, up to the remaining
                              amount available, equal to approximately   % of a
                              formula principal distribution amount plus any unpaid shortfall of principal from a previous distribution date. For more information on how we calculate the amount of principal we pay each month on the notes, see "Description of the Trust Documents and Indenture--Distributions."

C. Class A-2 Interest.......
                              We will pay interest on the Class A-2 notes that has accrued from the previous distribution date. We will pay interest on the Class A-2 notes from funds available after we pay interest on the previous class of notes. If there are not enough funds available to pay interest on the Class A-2 notes, we will carry the shortfall forward and add it to the amount of interest payable on the next distribution date.

D. Class A-2 Principal......
                              We will pay the Class A-2 noteholders principal on each distribution date, up to the remaining amount available after paying interest and principal on the Class A-1 notes, equal to
                              approximately   % of a formula principal
                              distribution amount plus any unpaid shortfall of principal from a previous distribution date.

E. Class A-3 Interest.......
                              We will pay interest on the Class A-3 notes that has accrued from the previous distribution date. We will pay interest on the Class A-3 notes from funds available after we pay interest on the previous class of notes. If there are not enough funds available to pay interest on the Class A-3 notes, we will carry the shortfall forward and add it to the amount of interest payable on the next distribution date.

F. Class A-3 Principal .....
                              We will pay the Class A-3 noteholders principal on each distribution date, up to the remaining amount available after paying interest and principal on the Class A-1 and Class A-2 notes,
                              in an amount equal to approximately   % of a
                              formula principal distribution amount plus any unpaid shortfall of principal from a previous distribution date.

G. Class A-4 Interest.......  We will pay interest on the Class A-4 notes that has accrued from the previous distribution date. We will pay interest on the Class A-4 notes from funds available after we pay interest on the previous class of notes. If there are not enough funds available to pay interest on the Class A-4 notes, we will carry the shortfall forward and add it to the amount of interest payable on the next distribution date.

H. Class A-4 Principal......

                              We will pay the Class A-4 noteholders principal on each distribution date, up to the remaining amount available after paying interest and principal on the Class A-1, Class A-2 and Class A-3 notes, in an amount equal to approximately
                                % of a formula principal distribution amount
                              plus any unpaid shortfall of principal from a previous distribution date.


Interest Rate Cap
Agreement...................  The Class A-1 noteholders will have the benefit
                              of an interest rate cap agreement, dated      ,
                              1999 between the trust and [counterparty]. Under the interest rate cap agreement, [counterparty] will make a payment to the trust on each distribution date, to the extent that the Class A-1 rate exceeds %, following a pre-set formula. See "Description of the Notes-- Interest Rate Cap Agreement" and "Description of the Counterparty."


Spread Account..............
                              The indenture trustee will hold a spread account, and the Class A-2, Class A-3 and Class A-4 noteholders will have the benefit of a separate sub-account for each class contained in a spread account. On any distribution date, if there are not enough funds to distribute interest on the Class A-2, Class A-3 or Class A-4 notes, the indenture trustee will withdraw the amount of the deficiency from the applicable sub-account for distribution to the applicable class of notes.


                              On the closing date, the amount on deposit in the Class A-2, Class A-3 and Class A-4 sub-accounts will be zero. On each distribution date, the indenture trustee will deposit all funds remaining in the collection account, after distribution of all interest and principal on the notes, first to the Class A-2 sub-account, then to the Class A-3 sub-account and then to the Class A-4 sub account, until the amount on deposit in each of the sub-accounts equals
                              $     , $        and $         . If the indenture
                              trustee withdraws funds from any sub-account, that sub-account will be replenished as provided in the sale and servicing agreement and the indenture. The spread account will be included in the property of the trust. See "Description of the Notes--The Spread Account."

Reserve Account.............
                              Noteholders will have the benefit of a reserve account. The indenture trustee will hold the reserve account. On any distribution date, if the funds in the note distribution account are insufficient to make full payment of interest or principal payable on a class of notes, the indenture trustee will withdraw the amount of the deficiency from the reserve account and deposit that amount in the note distribution account for distribution to the applicable class of notes.

                              On the closing date, the amount on deposit in the reserve account will be zero. On each distribution date, the indenture trustee will deposit into the reserve account all funds remaining in the collection account, after distribution of all interest and principal payable on the notes, all interest payable on the certificates and all deposits in the spread account, until the amount in the reserve account
                              equals      % of the pool scheduled principal
                              balance. If the reserve account is drawn upon, it will be replenished to the extent provided in the sale and servicing agreement and the indenture. The reserve account will be included in the trust property. See "Description of the notes--The Reserve Account."


Terms of the Certificates...  Below are the principal terms of the certificates. We, or one of our affiliates, will initially retain the certificates.


A. Distributions............  Certificateholders will be entitled to receive on
                              each distribution date commencing in       1999,
                              to the extend the amount available in the collection account including the guaranty payment is sufficient, their distributable amount. See "Description of the Trust Documents and Indenture."

B. Pass-Through Rate........       % per year payable monthly at one-twelfth
                              the annual rate calculated on the basis of a 360-day year consisting of twelve 30-day months.


C. Interest.................  On each distribution date, the owner trustee will distribute to the certificateholders accrued
                              interest at the pass-through rate on the
                              outstanding certificate principal balance.
                              Interest will accrue from      , 1999 or from the
                              most recent distribution date up to but excluding the following distribution date. The certificate principal balance on any distribution date will be the original certificate principal balance minus all amounts previously distributed to the certificateholders in respect of principal and minus any unreimbursed liquidation losses absorbed by the certificates.

                              We will pay interest on the certificates to the extent of funds available on each distribution date after payment of all interest and principal then payable on the notes. If there are not enough funds available to make a full distribution of interest on the certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next distribution date. Any amount carried forward will bear interest at the pass-through rate, to the extent legally permissible. See "Description of the Certificates."

D. Principal................
                              We will not pay principal on the certificates until we have paid off all of the notes in full. On each distribution date after we have paid off the notes, we will pay principal on the certificates in an amount equal to the formula principal distribution amount for that distribution date, plus any unpaid shortfall from prior distribution dates.

E. Limited Guarantee........
                              To mitigate the effect of the subordination of the certificates and the effect of liquidation losses on the loans, we will entitle the certificateholders to receive on each distribution date an amount equal to the guaranty payment, if any, under Green Tree's limited guaranty. The guaranty payment for any distribution date will equal the difference between the certificateholders' distributable amount and the remaining funds available in the collection account after payment of all interest and principal on the notes and the deposit in any sub-account of the spread account or the reserve account of any amounts previously withdrawn and not previously replenished. See "Limited Guaranty."

F. Optional Prepayment......

                              If we exercise our option to purchase the loans under the sale and servicing agreement, the certificateholders will receive an amount equal to the principal amount together with accrued interest and the certificates will be retired. For more information about the process of optional prepayment, see "Description of the Certificates--Optional Prepayment."

Collection Account;
Priority of Payments........

                              The servicer generally will be required to remit payments received on the loans within one business day to an account in the name of the indenture trustee. This account is the collection account. On each distribution date, the servicer will instruct the indenture trustee to withdraw funds on deposit in the collection account and to apply those funds as follows:

                                ^  if we are not the servicer, the monthly
                                   servicing fee,

                                ^ reimbursement of any advances made by the servicer that were recovered during the prior monthly period,

                                ^ the noteholders' interest and principal and any amounts previously withdrawn from any sub-account of the spread account or the reserve account,


                                ^  the certificateholders' interest and
                                   principal after the notes have been paid in full,

                                ^ amounts necessary to fully fund the Class A-2, Class A-3 and Class A-4 sub-accounts of the spread account,

                                ^  the amount necessary to fully fund the
                                   reserve account and

                                ^ any remaining amount to us as the monthly servicing and guaranty fee.

Pre-Funding Account.........
                              On the closing date, the indenture trustee will deposit money in the pre-funding account to provide the trust with sufficient funds to purchase the subsequent loans. The pre-funded amount will initially equal the difference
                              between $         and the aggregate principal
                              balance as of the cut-off date of the initial loans. The pre-funding account will be included in the trust's property. Any reimbursement income earned on amounts on deposit in the pre-funding account will be taxable to us. For more detailed information about the pre-funding account, see "Yield and Prepayment Considerations" and "Description of the trust Documents and Indenture--Accounts."


Tax Status..................  In the opinion of our counsel, for federal and
                              Minnesota income tax purposes, the notes will be characterized as debt, and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation and neither the trust nor any portion of the trust will constitute a taxable mortgage pool taxable as a corporation. Each noteholder, by the acceptance of a note, will agree to treat the notes as debt. Each certificateholder, by the acceptance of a certificate, will agree to treat the trust as a partnership in which the certificateholders are partners for federal income tax purposes. See "Certain Federal Income Tax Consequences."


ERISA Considerations........  If the notes are considered to be indebtedness without substantial equity features under a regulation issued by the United States Department of Labor, the acquisition or holding of notes by or on behalf of a benefit plan will not cause the assets of the trust to become plan assets, generally preventing the application of certain prohibited transaction rules of ERISA and the IRS code that otherwise would possibly be applicable. We believe that the notes should be treated as indebtedness without substantial equity features for purposes of the regulations. You may not acquire the certificates if you are an employee benefit plan, individual retirement account or Keogh Plan subject to either Title I of ERISA or the IRS code of 1986, as amended. See "ERISA Considerations."


Reports to Holders of
Certificates...........
                              We will provide to the holder of the certificates monthly and annual reports about the certificates and the trusts. See "Description of the Certificates--Reports to Certificateholders" in the prospectus.

                                 RISK FACTORS

    You should consider the following risk factors in deciding whether to purchase notes.

    There are limits to the availability of FHA insurance.

    About   % of the home improvement loans in the pool are insured by FHA under Title I of the National Housing Act. The availability of FHA insurance following a default on an FHA-insured home improvement loan is subject to a number of conditions, including strict compliance by us with FHA regulations in originating and servicing the loan. Although we are an FHA-approved lender and believe that we have complied with FHA regulations, these regulations are susceptible to substantial interpretation. The law does not require us to obtain approval from FHA of our origination and servicing practices. If we fail to comply with FHA regulations, FHA may deny some insurance claims and we cannot assure you that FHA's enforcement of its regulations will not become stricter in the future. We sometimes have disputes with FHA over the validity of claims submitted and our compliance with FHA regulations in servicing loans insured by FHA. In addition, FHA will only cover 90% of the sum of the unpaid principal on a home improvement loan, up to nine months unpaid interest and certain liquidation costs.

    The amount of FHA insurance on the loans in a given pool is limited to the balance of a reserve amount. This reserve amount as of December 31, 1997, was equal to approximately $86,950,000, but will be reduced by the amount of all FHA insurance claims paid and will be increased by an amount equal to 10% of the unpaid principal balance of FHA Title I loans subsequently originated and reported for insurance by us. Severe losses on our FHA-insured manufactured housing loans, or on other FHA-insured home improvement loans originated by us, could reduce or eliminate our FHA insurance reserves. If this happened FHA insurance would not be available to cover losses on FHA-insured home improvement loans. If we were terminated as servicer due to bankruptcy or otherwise, it is anticipated that a proportionate amount of our FHA insurance reserves would be transferred to the reserve account of the trustee or the successor servicer, but we can not assure you of the amount, if any, that would be transferred. For a more complete description of the limits on the availability of FHA insurance, see "Description of FHA Insurance."

The home improvement loans will not be secured by an interest in the related real estate.

    If an obligor defaults on its home improvement loan, the trust will have recourse only against the obligor's assets generally, along with all other general unsecured creditors of the obligor. In a bankruptcy or insolvency proceeding relating to an obligor on a home improvement loan, the obligations of that obligor may be discharged in full. An obligor on an unsecured home improvement loan may not care as much about his or her obligations under that loan compared to his or her obligations on a loan secured by his or her real estate.

A secondary market for the certificates may not develop.

    We cannot assure you that a secondary market will develop for the securities of any series, or, if a secondary market does develop, that it will provide the holders of any of the certificates with liquidity of investment. We also cannot assure you that if a secondary market does develop, that it will continue to exist for the term of any series of securities.

    Issuance of certificates and notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of certificates or notes in the secondary market and the ability of the certificate owners or note owners to pledge them. In addition, since distributions on the certificates and the notes will be made by the trustee or the indenture trustee to DTC and DTC will credit distributions to the accounts of its participants, with the participants further crediting such distributions to the accounts of indirect participants or certificate owners or note owners, certificate owners and note owners may experience delays in the receipt of distributions.

    In addition, holders of some classes of notes may have the right to take actions that are detrimental to the interests of the holders of other classes of notes. For example, holders of a class of more senior notes may be entitled to instruct the trustee to liquidate the property of the trust when it is not in the interest of holders of more junior classes of notes to do so. On the other hand, some actions require the consent of a majority of note owners of all classes which may mean that owners of notes of more junior classes can prevent the owners of more senior classes from taking action.

The loans may be prepaid before their scheduled maturity.

    Full or partial prepayments on the loans will reduce the weighted average life of the notes. Obligors may prepay their loans without penalty. Prepayments may result from payments by obligors, liquidations due to default, repurchases by us as a result of certain uncured breaches of the warranties, purchases by the servicer as a result of certain uncured breaches of the covenants with respect to the loans made by it in the sale and servicing agreement, or us or the servicer exercising our option to purchase all of the remaining loans.

    You will bear all reinvestment risk resulting from the timing of payments of principal on the securities. If you purchased your note at a premium, higher than expected prepayments on the loans will reduce your yield.

Bankruptcy proceedings could delay distributions on the notes.

    We intend that each transfer of loans to the related trust will constitute a sale, rather than a pledge of the loans to secure our indebtedness. However, if we were to become a debtor under the federal bankruptcy code, it is possible that a creditor or our trustee in bankruptcy, or us as debtor-in-possession, may argue that the sale of the loans by us were a pledge of the loans rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the notes.

The Class A-2, Class A-3 and Class A-4 notes will be subordinate.

    Each class of notes will be subordinate for payment of interest and principal to the holders of the class of notes with a prior numeric designation. The certificates will be subordinate in priority of payment of interest and principal to the notes. We will not pay principal on the certificates until the outstanding principal amounts of all of the notes have been paid.

    You must rely upon payments on the loans for payment of your interest and principal. The trust will not have any significant assets or sources of funds other than the loans, the spread account, the reserve account, the interest rate cap payments and our limited guaranty.

We have limited delinquency, loan loss and repossession experience.

    We have limited underwriting and servicing experience with home improvement loans similar to the loans in the trust. Although we have calculated our delinquency and net loss experience with respect to our servicing portfolio of home improvement loans, we cannot assure you that the information presented will reflect actual experience with respect to the loans in the trust. In addition, we cannot assure you that the future delinquency, loan loss or repossession experience of the trust will be better or worse than our own experience. For more information about delinquency, loan loss and repossession experience, see "The Loan Pool--Delinquency, Loan Loss and Repossession Information."

The loans are located primarily in          .

    As of the cut-off date, obligors on approximately     % of the initial
loans were located in         . Accordingly, adverse economic conditions or
other factors particularly affecting this state could adversely affect the delinquency, loan loss or repossession experience of the trust with respect to the loans.

Other rating agencies could provide unsolicited ratings on the certificates that could be lower than the requested ratings.

    Other rating agencies could provide unsolicited ratings on the notes that could be lower than the requested ratings. Although we have not requested a rating of the certificates from any rating agencies other than S&P and Moody's, other rating agencies may rate the notes. These ratings could be higher or lower than the ratings S&P and Moody's initially give to the certificates. A lower rating of your note from another rating agency could lower the market value or liquidity of your note.

                                   THE TRUST

    The following information supplements and, if inconsistent, supersedes the information contained in the prospectus under the heading "The Trust".

General

    Green Tree Home Improvement Loan Trust 1999- is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than:

  (1) acquiring, holding and managing the loans and the other assets of the trust and proceeds;

  (2) issuing the notes and the certificates;

  (3) making payments on the notes and the certificates and;

  (4) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

    The trust will initially be capitalized with equity equal to approximately
$     The equity of the trust, together with the proceeds of the initial sale of the notes, will be used by the trust to purchase the loans from us under pursuant to the sale and servicing agreement.

    The trust's principal offices are in    , Delaware, at the address listed
below under "--The Owner Trustee."

Capitalization of the Trust

    The following table illustrates the capitalization of the trust as of the cut-off date, as if the issuance and sale of the notes and certificates had taken place on such date:

      Class A-1 notes.............................................. $
      Class A-2 notes..............................................
      Class A-3 notes..............................................
      Class A-4 notes..............................................
      Certificates.................................................
                                                                    ------------
        Total...................................................... $
                                                                    ============

The Owner Trustee

    [Owner Trustee name] is the owner trustee under the trust agreement. [Owner Trustee] is a Delaware banking corporation and its principal offices are
located at             , Delaware          . The owner trustee will perform
limited administrative functions under the trust agreement, including making distributions from the certificate distribution account. The owner trustee's liability in connection with the issuance and sale of the certificates and the notes is limited solely to the express obligations of the owner trustee as set forth in the trust agreement.

                               THE TRUST PROPERTY

    The trust property will include:

  (1) the loan;

  (2) all rights to receive payments due on or after the cut-off date, excluding some insurance premiums, late fees and other servicing charges;

  (3) the amounts as from time to time may be held in the collection account, the spread account, the reserve account, the pre-funding account and certain other accounts established and maintained by the servicer under the sale and servicing agreement, as described below (including all investments in the collection account, the spread account, the reserve account and the other accounts and all income from the investment of funds and all proceeds);

  (4) an assignment of the mortgages on the real estate securing the various loans; and

  (5) some other rights under the trust documents.

See "The Loans" and "Description of the Trust Documents--Collections" in the prospectus.

    Each certificate will represent a fractional undivided interest in the trust property. Under to the indenture the trust will grant a security interest in the trust property in favor of the indenture trustee on behalf of the noteholders. Any proceeds of the security interest in the trust property would be distributed according to the indenture, as described below under "Description of the Trust Documents and Indenture--Distributions."

    [Indenture Trustee] or a custodian on its behalf, will hold each original loan, as well as copies of documents and instruments relating to that loan. In order to protect the trust's ownership interest in the loans, we will file a UCC-1 financing statement in Minnesota and Delaware to give notice of the trust's ownership of the loans and the related trust property.

                               THE LOAN POOL

General

    This prospectus supplement contains information regarding the initial
loans, which were originated through          and will be transferred to the
trust on the closing date. The information for each initial loan is as of the cut-off date for that loan. The initial loans had an aggregate principal
balance as of the cut-off date of $     . The sale and servicing agreement
provides that the initial loans will be purchased by the trust on the closing date and that subsequent loans will be purchased by the trust from time to time during the pre-funding period.

    All of the loans will be purchased by us from dealers, home improvement contractors and correspondent lenders who regularly originate and sell these loans to us, or will be originated by us directly.

Certain Other Characteristics

    The initial loans:

  (1) had a remaining maturity, as of the cut-off date, of at least
      months, but not more than     months;

  (2) had an original maturity of at least    months, but not more than
      months;

  (3) had an original principal balance of at least $         and not more
      than $    ;

  (4) had a remaining principal balance as of the cut-off date of at least
      $       and not more than     .

Neither we nor the servicer may substitute other loans for the home improvement loans at any time during the term of the sales and servicing agreement.

    The initial loans have an aggregate principal balance as of the cut-off
date of approximately $           . The initial loans were originated between
         and         . A significant portion of the initial loans were
purchased by us from an independent financing company. We believe that the underwriting standards employed by the independent financing company are similar to the standards used by us.

                     Characteristics of Initial Loans

                                                                                   Weighted
                                                         % of                       Average  Weighted
                                     % of   Scheduled  Scheduled  Average  Weight  Original   Average
                         Number of Initial  Principal Principal  Principal Average Scheduled Remaining
       Asset Type          Loans    Loans    Balance   Balance    Balance   Rate     Term    Term (1)
------------------------ --------- -------- --------- ---------- --------- ------- --------- ---------
Unsecured Home
 Improvement............                 %                   %                  %
Debt Consolidation
 Home Improvement.......                 %                   %                  %
                           -----   -------  --------   -------     -----   ------     ---       ---
  Total ................           100.00%  $          100.00%     $            %
                           =====   =======  ========   =======     =====   ======     ===       ===

--------

(1) Based on scheduled payments due after the cut-off date and assuming no prepayments on the loans.

                 Geographic Concentration of Initial Loans

                          Number of
                         Loans as of Percent of Number Principal Balance Percent of Cutoff Date
       State (1)         Cutoff Date     of Loans      as of Cutoff Date   Principal Balance
       ---------         ----------- ----------------- ----------------- ----------------------
Alabama.................                        %       $                              %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                            -----         ------        ---------------          ------
  Total.................                  100.00%       $                        100.00%
                            =====         ======        ===============          ======

--------

(1) Based on the address of the obligor set forth in Green Tree's records.

          Distribution of Original Loan Amounts of Initial Loans

                                                Aggregate
                                                Principal
                                                 Balance      % of Loan Pool
                                               Outstanding    by Outstanding
                            Number of Loans   as of Cutoff   Principal Balance
   Original Loan Amount    as of Cutoff Date      Date       as of Cutoff Date
   --------------------    ----------------- --------------- -----------------
Less than $10,000.........                   $                          %
Between $10,000 and
 $19,999..................
Between $20,000 and
 $29,999..................
Between $30,000 and
 $39,999..................
Between $40,000 and
 $49,999..................
Between $50,000 and
 $59,999..................
Between $60,000 and
 $69,999..................
Between $70,000 and
 $79,999..................
Between $80,000 and
 $89,999..................
Between $90,000 and
 $99,999..................
Between $100,000 and
 $109,999.................
Between $110,000 and
 $119,999.................
Between $120,000 and
 $129,999.................
Between $130,000 and
 $139,999.................
Between $140,000 and
 $149,999.................
Between $150,000 and
 $159,999.................
Between $160,000 and
 $169,999.................
Between $170,000 and
 $179,999.................
Between $180,000 and
 $189,999.................
Between $190,000 and
 $199,999.................
Between $200,000 and
 $249,999.................
Between $250,000 and
 $299,999.................
Over $300,000.............
                                 -----       ---------------      ------
  Total...................                   $                    100.00%
                                 =====       ===============      ======

                   Year of Origination of Initial Loans

                                                  Aggregate      % of Loan Pool
                                              Principal Balance  by Outstanding
  Year of                    Number of Loans     Outstanding    Principal Balance
 Oiginationr                as of Cutoff Date as of Cutoff Date as of Cutoff Date
-----------                 ----------------- ----------------- -----------------
   1989....................                     $                          %
   1990....................
   1991....................
   1992....................
   1993....................
   1994....................
   1995....................
   1996....................
   1997....................
                                 ------         -------------        ------
     Total.................                     $                    100.00%
                                 ======         =============        ======

                            Initial Loan Rates

                                                Aggregate Principal     % of Loan Pool by
                               Number of Loans  Balance Outstanding   Outstanding Principal
         Loan Rate            as of Cutoff Date  as of Cutoff Date  Balance as of Cutoff Date
         ---------            ----------------- ------------------- -------------------------
Less than 9.00%...........                         $                               %
 9.01% to 10.00%..........
10.01% to 11.00%..........
11.01% to 12.00%..........
12.01% to 13.00%..........
13.01% to 14.00%..........
14.01% to 15.00%..........
15.01% to 16.00%..........
16.01% to 17.00%..........
Over 17.00%...............
                                    -----          -------------             ------
  Total...................                         $                         100.00%
                                    =====          =============             ======

                 Remaining Months to Maturity of Initial Loans

                                                Aggregate Principal     % of Loan Pool by
                               Number of Loans  Balance Outstanding   Outstanding Principal
Remaining Months to Maturity  as of Cutoff Date  as of Cutoff Date  Balance as of Cutoff Date
----------------------------  ----------------- ------------------- -------------------------
Fewer than 31.............                         $                               %
 31 to  60................
 61 to  90................
 91 to 120................
121 to 150................
151 to 180................
181 to 210................
211 to 240................
241-270...................
271-300...................
301-330...................
331-360...................
                                    -----          -------------             ------
  Total...................                         $                         100.00%
                                    =====          =============             ======

                        GREEN TREE FINANCIAL CORPORATION

    The following information supplements, and if inconsistent, supersedes the information contained in the prospectus.

Delinquency, Loan Loss and Repossession Information for the Home Improvement
Loans

    The following tables show information relating to our delinquency, loan loss and repossession information for each period indicated with respect to all unsecured home improvement loans and all debt-consolidation home improvement loans we have purchased and continue to service.

Delinquency Experience--Unsecured and Debt Consolidation Home Improvement Loans

                                                       At December 31,
                                                 ------------------------------
                                                  1994    1995    1996    1997
                                                 ------  ------  ------  ------
Number of Loans Outstanding (1)................. 10,397  18,411  25,104  25,077
Number of Loans Delinquent (2)
  30-59 Days....................................     50     115     198     221
  60-89 Days....................................     18      44      68      90
  90 Days or More...............................      4      14      38     140
                                                 ------  ------  ------  ------
Total Loans Delinquent..........................     72     173     304     451
                                                 ======  ======  ======  ======
Delinquencies as a Percentage of Loans
 Outstanding (3)................................   0.69%   0.94%   1.21%   1.80%

--------

(1) Excludes loans already in repossession.

(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

(3) By number of loans.

    Loan Loss/Repossession Experience--Unsecured and Debt Consolidation Home
                             Improvement Loans
                             (Dollars in Thousands)

                                         Year Ended December 31,
                                ----------------------------------------------
                                 1994     1995      1996      1997      1998
                                -------  -------  --------  --------  --------
Number of Loans Serviced (1)..   10,412   18,412    25,145    25,117
Principal Balance of Loans
  (1).........................  $59,329  $97,544  $122,372  $113,405  $
Loan Liquidations:
  Units.......................       93      254       519       603
  Percentage (2)..............     0.89%    1.38%     2.06%     2.40%         %
Net Losses:
  Dollars (3).................  $   578  $ 1,710  $  2,863  $  3,056  $
  Percentage (4)..............     0.97%    1.75%     2.34%     2.69%         %

--------

(1) As of period end. Includes loans already in repossession.

(2) As a percentage of the total number of loans being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.

(4) As a percentage of the principal balance of loans being serviced as of period end.

    We cannot assure you that the delinquency, loan loss and repossession experience of the trust for the home improvement loans will be better than, worse than or comparable to the experience shown above. See "Risk Factors-- Delinquency, Loan Loss and Repossession Experience."

    We cannot assure you that the delinquency, loan loss or repossession experience of the trust for the unsecured home improvement loans will be better than, worse than or comparable to the experience set forth above. See "Risk Factors--Delinquency, Loan Loss and Repossession Experience."

Delinquency Information for Secured Home Improvement Loans

    The following tables set forth information relating to our delinquency, loan loss and repossession experience for each period indicated for all secured home improvement loans serviced by us. Because of the rapid growth of our portfolio of secured home improvement loans, the experience shown in more recent periods may not be indicative of the experience to be expected of a more seasoned portfolio.

          Delinquency Experience--Secured Home Improvement Loans

                                           At December 31,            As of
                                     ------------------------------
                                      1994    1995    1996    1997     1998
                                     ------  ------  ------  ------  --------
Number of Loans Outstanding (1)..... 56,673  81,953  96,022
Number of Loans Delinquent (2)(3)
  30-59 Days........................    294     856   1,115
  60-89 Days........................    105     230     364
  90 Days or More...................    161     309     477
Total Loans Delinquent..............    560   1,395   1,956
Delinquencies as a Percent of Loans
 Outstanding (4)....................   0.99%   1.70%   2.04%       %         %

--------

(1) Excludes defaulted loans not yet liquidated.

(2) A loan is considered delinquent by us if any payment of $25 or more is past-due 30 days or more.

(3) The period of delinquency is based on the number of days that payments are contractually past-due, assuming 30-day months. Consequently, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

(4) By number of loans.

     Loan Loss/Repossession Experience--Secured Home Improvement Loans
                             (Dollars in Thousands)

                                     At December 31,                   As of
                         ------------------------------------------  March 30,
                           1994       1995        1996       1997       1998
                         --------  ----------  ----------  --------  ----------
Number of Loans
 Serviced (1)...........   56,710     109,030      96,230
Principal Balance of
 Loans (1).............. $617,341  $1,015,783  $1,308,549  $         $
Contract Liquidations:
  Units.................      541         766       1,564
  Percentage (2)........     0.95%       0.70%       1.63%         %           %
Net Losses:
  Dollars (3)........... $    908  $    3,715  $   11,646  $         $
  Percentage (4)........     0.15%       0.37%       0.89%         %           %

--------

(1) As of period end. Includes loans already in repossession.

(2) As a percentage of the total number of loans being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.

(4) As a percentage of the principal balance of loans being serviced as of period end.

    We cannot assure you that the delinquency, loan loss and repossession experience of the trust with respect to the home improvement loans will be better than, worse than or comparable to the experience set forth above. See "Risk Factors--Delinquency, Loan Loss and Repossession Experience."

Recent Developments

    We have been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by our stockholders as purported class actions on behalf of persons or entities who purchased common stock or traded in options during the alleged class periods. In addition to the company, some of our current and former officers and directors are named as defendants in one or more of the lawsuits. The lawsuits have been consolidated into two complaints, one relating to an alleged class of purchasers of our common stock and the other relating to an alleged class of traders in options for our common stock. In addition to these two complaints, a separate non-class action lawsuit containing similar allegations was also filed. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that we and the other defendants violated federal securities laws by making false and misleading statements about our current state and our future prospects particularly about prepayment assumptions and performance of some of our loan portfolios, which allegedly rendered our financial statements false and misleading. We believe that the lawsuits are without merit and intend to defend the lawsuits vigorously.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    The following information supplements, and if inconsistent, supersedes the information contained in the prospectus.

    The servicer and we each have the option to purchase from the trust all remaining loans, and thereby effect early redemption of the notes and early retirement of the certificates, on any distribution date when the pool scheduled principal balance is 10% or less of the cut-off date pool principal balance. See "Description of the Trust Documents--Termination" in the prospectus.

    The Class A-1 notes will be prepaid in part on the first distribution date
after the pre-funding period, in no event later than     , 1999, to the extent
of any pre-funded amount remaining in the pre-funding account on the distribution date. We believe that substantially all of the pre-funded amount will be used to acquire the subsequent loans. It is unlikely, however, that the aggregate principal amount of subsequent loans purchased by the trust will be identical to the pre-funded amount, and that consequently, Class A-1 noteholders will receive a prepayment of principal, in accordance with their applicable percentage of the formula principal distribution amount.

    Principal prepayments on the loans will result in accelerating principal payments on the notes. The rate of principal payments on pools of home equity loans and home improvement loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their loans. Other factors affecting prepayment of home improvement loans include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in their homes. Since home improvement loans are not generally viewed by borrowers as permanent financing, loans may experience a higher rate of prepayments than traditional mortgage loans. In addition, if prevailing interest rates fall significantly below the interest rates on those loans, the loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by those loans. Conversely, if prevailing interest rates rise above the interest rates on those loans, the rate of prepayment would be expected to decrease.

    We have no significant experience for the rate of principal prepayments on home improvement loans. In addition, liquidations of defaulted loans or the exercise by us or the servicer of the option to purchase the remaining pool of loans will affect the timing of principal distributions on the securities.

Weighted Average Life of the Notes and the Certificates

    The following information is given solely to illustrate the effect of prepayments on the loans on the weighted average life of the notes and the certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the loans.

    Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the notes and the certificates will be influenced by the rate at which principal on the loans is paid. Principal payments on the loans may be in the form of scheduled amortization or prepayments, including, for this purpose, liquidations due to default.

    The base case prepayment model is our management's best estimate of the prepayment rates that may be experienced on the loans. Because we began originating and servicing home improvement loans only recently, the estimate is based in part on industry experience with similar loans and loans rather than our experience. There can be no assurance that the loans will experience prepayments at the projected rates or in the manner assumed by the prepayment model used for that type of loan, or that the loans in the aggregate will experience prepayments similar to the overall prepayment rate or in the manner projected in the base case.

                                                                    Base Case
                               Product                           Prepayment Rate
                               -------                           ---------------
      Home Improvement (unsecured)..............................          % CPR
      Home Improvement (secured)................................          % CPR

    The model used in this prospectus supplement is the constant prepayment rate. The CPR represents an assumed constant rate of prepayment each month, expressed as a yearly percentage of the outstanding principal balance of the loans.

    As used in the following tables, the columns headed 80%, 90%, 100%, 110% and 120% assume that prepayments on the loans are made at base case prepayment rates of 80%, 90%, 100%, 110% and 120%. For example, unsecured home improvement
loans have been assumed to have a prepayment rate equal to   % CPR and   % CPR;
and secured home improvement loans have been assumed to have a prepayment rate
equal to     % CPR and     % CPR; CPR DOES NOT PURPORT TO BE A HISTORICAL
DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF LOANS, INCLUDING THE LOANS.

                            DESCRIPTION OF THE NOTES

    The following information supplements and, if inconsistent, supersedes the information contained in the accompanying prospectus under "The Notes," "Certain Information Regarding the Securities," and "Description of the Trust Documents."


General

    The notes will be issued under the terms of the indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the indenture, as executed, will be filed with the SEC following the issuance of the securities. The following summary describes various terms of the notes and the indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which description reference is made. [Indenture Trustee], a national banking
association headquartered in    , will be the indenture trustee.

Distributions

    Noteholders will be entitled to receive on each distribution date
commencing in     1999, to the extent that funds available are sufficient, the noteholders' distributable amount. Distributions on the notes will be made from funds available first to the holders of the Class A-1 notes, then to the holders of the Class A-2 notes, then to the holders of the Class A-3 notes and then to the holders of the Class A-4 notes, in the manner and order of priority described below.

Class A-1 Interest

    Interest on the outstanding Class A-1 principal balance will accrue from
      ,     , or from the most recent distribution date, to but excluding the following distribution date, at the Class A-1 rate for such monthly interest period. The Class A-1 principal balance as of any distribution date will be the original Class A-1 principal balance minus all amounts previously distributed to the Class A-1 noteholders in respect of principal.

    Interest will be paid on the Class A-1 notes to the extent of funds available on the distribution date. In the event the funds available are not sufficient to make a full distribution of interest on the Class A-1 notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next distribution date. Any amount so carried forward will bear interest at the Class A-1 rate, to the extent legally permissible.

Class A-1 Principal

    To the extent of funds available after payment of all interest payable on the Class A-1 notes, the Class A-1 noteholders will be entitled to receive on each distribution date as
payment of principal  an amount equal to the sum of approximately      % of the
formula principal distribution amount for that distribution date plus the unpaid Class A-1 principal shortfall, for that distribution date.

    The formula principal distribution amount for any distribution date, but subject to the last sentence of this definition, will generally be equal to the sum of the following amounts for the related monthly period, in each case computed in accordance with the method specified in each loan:

  (1) all scheduled payments of principal due on each outstanding consumer product loan during the related monthly period;

  (2) all partial principal prepayments applied and all principal prepayments in full received during the related monthly period for each loan;

  (3) the scheduled principal balance of each loan that became a liquidated loan during the related monthly period;

  (4) the scheduled principal balance of each loan which, during the related monthly period, was purchased by us as a result of a breach of a representation as warranty or by the servicer as a result of an uncured breach of a covenant under the sale and servicing agreement; and

  (5) for the distribution date in     1998, any remaining amounts on
      deposit in the pre-funding account. The formula principal distribution
      amount for the distribution date in       , will be the sum of the
      note principal balance and the certificate principal balance. The unpaid Class A-1 principal shortfall for any distribution date will equal any amount required to be paid for the principal on the Class A-1 notes on any prior distribution date but not paid on any intervening distribution date.

    A monthly period for a distribution date is the calendar month immediately preceding the month in which the distribution date occurs. The scheduled principal balance of a loan for any monthly period is its principal balance as specified in its amortization schedule, after giving effect to any previous partial principal prepayments and to the scheduled payment due on its scheduled payment due date in that month, but without giving effect to any adjustments due to bankruptcy or similar proceedings. A liquidated loan means any defaulted loan as to which the servicer has determined that all amounts which it expects to recover from or on account of the loan through the date of disposition of the related real property have been recovered or any defaulted loan for which the related real property has been realized upon and disposed of and the proceeds of the disposition have been received.

Class A-2 Interest

    Interest on the outstanding Class A-2 principal balance will accrue from
      ,     , or from the most recent distribution date, to but excluding the following distribution date, at the Class A-2 rate for that monthly interest period. The Class A-2 principal balance as of any distribution date will be the original Class A-2 principal balance minus all principal amounts previously distributed to the Class A-2 noteholders, and minus any unreimbursed Class A-2 principal liquidation loss, described below under "--Losses on Liquidated Loans".

    Interest will be paid on the Class A-2 notes to the extent of funds available on the distribution date, after payment of all interest and principal then payable on the Class A-1 notes. In the event the remaining funds available are not sufficient to make a full distribution of interest on the Class A-2 notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next distribution date. Any amount carried forward will bear interest at the Class A-2 rate, to the extent legally permissible.

Class A-2 Principal

    Class A-2 noteholders will be entitled to receive on each distribution date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-1 notes and after payment of all
interest payable on the Class A-2 notes, the sum of approximately     % of the
formula principal distribution amount for that distribution date, plus any unpaid Class A-2 principal shortfall for the distribution date.

    The unpaid Class A-2 principal shortfall for any distribution date will equal any amount required to be paid for the principal on the Class A-2 notes on any prior distribution date but not paid on any intervening distribution date, less any unreimbursed Class A-2 principal liquidation loss.

Class A-3 Interest

    Interest on the outstanding Class A-3 principal balance will accrue from
      ,    , or from the most recent distribution date, to but excluding the following distribution date, at the Class A-3 rate for that monthly interest period. The Class A-3 principal balance as of any distribution date will be the original Class A-3 principal balance minus all principal amounts previously distributed to the Class A-3 noteholders and minus any unreimbursed Class A-3 principal liquidation loss, described below under "--Losses on Liquidated Loans."

    Interest will be paid on the Class A-3 notes to the extent of funds available on the distribution date, after payment of all interest and principal then payable on the Class A-2 notes. In the event the remaining funds available are not sufficient to make a full distribution of interest on the Class A-3 notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next distribution date. Any amount so carried forward will bear interest at the Class A-3 rate, to the extent legally permissible.

Class A-3 Principal

    Class A-3 noteholders will be entitled to receive on each distribution date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-2 notes and after payment of all interest payable on the Class A-3 notes, the
sum of approximately     % of the formula principal distribution amount for the
distribution date, plus any unpaid Class A-3 principal shortfall for the distribution date.

    The unpaid Class A-3 principal shortfall for any distribution date will equal any amount required to be paid in respect of principal on the Class A-3 notes on any prior distribution date but not paid on any intervening distribution date, less any unreimbursed Class A-3 principal liquidation loss.

Class A-4 Interest

    Interest on the outstanding Class A-4 principal balance will accrue from
      ,     , or from the most recent distribution date, to but excluding the following distribution date, at the Class A-4 rate for that monthly interest period. The Class A-4 principal balance as of any distribution date will be the original Class A-4 principal balance minus all principal amounts previously distributed to the Class A-4 noteholders and minus any unreimbursed Class A-4 principal liquidation loss, described below under "--Losses on Liquidated Loans."

    Interest will be paid on the Class A-4 notes to the extent of funds available on the distribution date, after payment of all interest and principal then payable on the Class A-3 notes. In the event the remaining funds available are not sufficient to make a full distribution of interest on the Class A-4 notes, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next distribution date. Any amount carried forward will bear interest at the Class A-4 rate, to the extent legally permissible.

Class A-4 Principal

    Class A-4 noteholders will be entitled to receive on each distribution date as payment of principal, to the extent of funds available after payment of all interest and principal payable on the Class A-3 notes and after payment of all
interest payable on the Class A-4 notes, the sum of approximately     % of the
formula principal distribution amount for the distribution date, plus any unpaid Class A-4 principal shortfall for that distribution date.

    The unpaid Class A-4 principal shortfall for any distribution date will equal any amount required to be paid for the principal on the Class A-4 notes on any prior distribution date but not paid on any intervening distribution date, less any unreimbursed Class A-4 principal liquidation loss.

Optional Redemption

    The notes will be redeemed in whole, but not in part, on any distribution date on which we exercise its option to purchase the loans. We may purchase the loans when the pool scheduled principal balance has declined to 10% or less of the cut-off date pool principal balance, as described in the prospectus under "Description of the Trust Documents--Termination." The pool scheduled principal balance is the aggregate scheduled principal balance of all outstanding loans during a monthly period. The redemption will effect early retirement of the notes. The redemption price will be equal to the unpaid principal amount of the notes redeemed plus accrued and unpaid interest on.

Mandatory Prepayments

    The Class A-1, Class A-2, Class A-3 and Class A-4 notes will be prepaid in part on the first distribution date after the pre-funding period, in no event
later than       , 1999, to the extent of any pre-funded amount remaining in the pre-funding account on the distribution date. We believe that substantially all of the pre-funded amount will be used to acquire the subsequent loans. It is unlikely that the aggregate principal amount of subsequent loans purchased by the trust will be identical to the pre-funded amount, and consequently, Class A-1, Class A-2, Class A-3 and Class A-4 noteholders will receive a prepayment of principal, in accordance with their applicable percentage of the formula principal distribution amount.

The Interest Rate Cap Agreement

    Class A-1 noteholders will have the benefit of the interest rate cap agreement between the trust and the counterparty. Under the interest rate cap agreement, the counterparty will make a payment to the trust on each
distribution date to the extent that the Class A-1 rate exceeds   %, in an
amount equal to the amount obtained by multiplying the Class A-1 principal balance by the product of:

  (1) the maximum of (x) the excess of the Class A-1 rate over 10% or (y)
      0%; and

  (2) the number of days in the monthly interest period divided by 360. Payments received by the indenture trustee under the interest rate cap agreement will be deposited in the collection account. See
      "Description of the Counterparty."

The Spread Account

    Class A-2, Class A-3 and Class A-4 noteholders will have the benefit of a separate sub-account for each class contained in the spread account to be held by the indenture trustee. On any distribution date, if the funds in the note distribution account, after making all distributions on each class of notes with a prior numeric designation, is insufficient to distribute all interest then payable on the Class A-2, Class A-3 or Class A-4 notes, the indenture trustee will withdraw the amount of the deficiency from the applicable sub-account and deposit that such amount in the note distribution account for distribution to the applicable class. On any distribution date, the amount of funds in the spread account will not be available to cover a shortfall in principal distributable on any class of notes, but would only be available to cover a shortfall in interest distributable on the Class A-2, Class A-3 and Class A-4 notes.

    On the closing date, the amount on deposit in the Class A-2, Class A-3 and Class A-4 sub-accounts will be zero. On each distribution date, the indenture trustee will deposit all funds remaining in the collection account, after distribution of all interest and principal then payable on the notes and all interest then payable on the certificates, first to the Class A-2 sub-account, then to the Class A-3 sub-account and then to the Class A-4 sub-account, until
the amount on deposit in the sub-accounts equals $         , $        and
$       . If any sub-account is drawn upon, it will be replenished to the extent provided in the sale and servicing agreement and the indenture. The spread account is included in the trust property. Any amount remaining in the spread account upon termination of the trust will be distributed to Green Tree.

The Reserve Account

    Noteholders will have the benefit of the reserve account to be held by the indenture trustee. On any distribution date, if the funds in the note distribution account, after making all distributions on each class of notes with a prior numeric designation, are insufficient to make full payment of interest or principal payable on a class of notes, after making appropriate draws upon the spread account, the indenture trustee will withdraw the amount of the deficiency from the reserve account, and deposit the amount in the note distribution account for distribution to the applicable class.

    On the closing date, the amount on deposit in the reserve account will be zero. On each distribution date, the indenture trustee will deposit all funds remaining in the collection account, after distribution of all interest and principal then payable on the notes, all interest then payable on the certificates and all deposits in the spread account, until the amount on
deposit in the reserve account equals    % of the pool scheduled principal
balance. If the reserve account is drawn upon, it will be replenished to the extent provided in the sale and servicing agreement and the indenture. The reserve account is included in the trust property. Any amount remaining in the reserve account upon termination of the trust will be distributed to us.

Losses on Liquidated Loans

    As described above, the distribution of principal to each class of notes is intended to equal the applicable percentage of the formula principal distribution amount. On each distribution date, each amount includes the scheduled principal balance of each loan that became a liquidated loan during the monthly period related to that distribution date. If the net liquidation proceeds from the liquidated loan are less than the scheduled principal balance of the liquidated loan, the deficiency will, in effect, be absorbed by the monthly servicing and guaranty fee otherwise payable to us, then by the certificateholders, although we will be obligated to make a guaranty payment equal to any shortfall in the distribution to the certificateholders, and then by each class of notes in inverse numeric order, Funds on deposit in the reserve account will be available to pay any shortfall in the distribution of interest and principal to any class of notes.

    If the funds available for any distribution date, after making all required distributions of interest and principal to more senior classes of notes, are insufficient to make a full distribution of interest and/or principal to a class of notes or the certificates, the deficiency will be carried forward and added to the amount to be distributed to the class of notes or the certificates on the following distribution date.

    If the pool scheduled principal balance for any distribution date is less than the sum of the aggregate outstanding principal balance of the notes and the certificate principal balance after giving effect to all distributions of principal on that distribution date, then the certificate principal balance will be reduced by the amount of that deficiency and will be a certificate principal liquidation loss. We will be obligated to pay the amount of any certificate principal liquidation loss under the limited guaranty. If we should fail to pay that amount, however, the amount distributable on the certificates on future distribution dates would include interest on any certificate principal liquidation loss at the pass-through rate, and, to the extent legally permissible, interest on any unpaid interest at the pass-through rate, accrued from the date the certificate principal liquidation loss was incurred, and the amount of the certificate principal liquidation loss.

    Similarly, if certificate principal liquidation losses reduced the certificate principal balance to zero and the pool scheduled principal balance on any distribution date were less than the aggregate outstanding principal balance of the notes after giving effect to distributions of principal on the distribution date, then the Class A-4 principal balance would be reduced by the amount of deficiency and will be a Class A-4 principal liquidation loss. The funds on deposit in the reserve account will be available to pay the amount of any Class A-4 principal liquidation loss. If the funds available in the reserve account are insufficient to pay that amount, however, the amount distributable on the Class A-4 notes on future distribution dates would include interest on any Class A-4 principal liquidation loss at the Class A-4 rate and, to the extent legally permissible, interest on the unpaid interest at the Class A-4 rate accrued from the date the Class A-4 principal liquidation loss was incurred, and the amount of the Class A-4 principal liquidation loss. Each more senior class of notes would similarly be subject to reduction in its outstanding principal balance if the aggregate outstanding principal balance of all more junior classes of notes were reduced to zero and the pool scheduled principal balance were less than the aggregate outstanding principal balance of the notes, and would similarly be entitled on future distribution dates to receive interest on any principal liquidation loss at the applicable interest rate, and the amount of that principal liquidation loss. The applicable percentage of the formula principal distribution amount distributable to each class of notes on each distribution date will not be affected by any principal liquidation loss experienced by a class of notes. Accordingly, even if a class of notes has experienced a principal liquidation loss, such class will continue to be entitled to receive applicable percentage of the formula principal distribution amount or, if the amount available in the collection account is insufficient to make the distribution, the class will be entitled to receive the amount of the deficiency on subsequent distribution dates as an unpaid principal shortfall.

Book-Entry Registration

    Holders of the notes or the certificates may hold through DTC in the United States or, solely in the case of the notes, CEDEL or Euroclear in Europe if they are participants of such systems, or indirectly through organizations that are participants in these systems. The certificates may not be held, directly or indirectly, through CEDEL or Euroclear.

    Cede & Co., as nominee for DTC, will hold the notes and the certificates. CEDEL and Euroclear will hold omnibus positions in the notes on behalf of the CEDEL participants and the Euroclear participants, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries, which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

    Transfers between DTC's participating organizations will occur in accordance with DTC rules. Transfers between CEDEL participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL participants and Euroclear participants may not deliver instructions directly to the depositaries.

    Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during such processing will be reported to the relevant CEDEL participant or Euroclear participant on that business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant or a Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    For a description of transfers between persons holding directly or indirectly through DTC, see "Certain Information Regarding the Securities-- Book-Entry Registration" in the prospectus.

    Cedel Bank, societe anonyme is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between CEDEL participants through electronic book-entry changes in accounts of CEDEL participants, eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and various other organizations and may include the underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I. The Euroclear System operator is Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under loan with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks and central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a direct or indirect custodial relationship with a Euroclear participant.

    The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for the securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    Distributions for the notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. The distributions will be subject to tax reporting in accordance with United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this prospectus supplement. CEDEL or the Euroclear operator will take any other action permitted to be taken by a noteholder under the indenture on behalf of a CEDEL participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

                        DESCRIPTION OF THE COUNTERPARTY


                           [description of counterparty]

    The description of the counterparty has been provided by the counterparty. The counterparty has not, however, been involved in the preparation of the prospectus supplement and does not accept responsibility for the prospectus supplement as a whole.

                        DESCRIPTION OF THE CERTIFICATES

    The following information supplements the information contained in the accompanying prospectus. You should consider the information in the accompanying prospectus under "The Certificates," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

General

    The certificates will be issued pursuant to the terms of the trust agreement, a form of which has been filed as an exhibit to the registration statement. A copy of the trust agreement, as executed, will be filed with the commission following the issuance of the securities. The following summary describes certain terms of the certificates and the trust agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the certificates and the trust agreement. The following summary supplements, and if inconsistent, supersedes the description of the general terms and provisions of the certificates of any given series and the related trust agreement set forth in the prospectus, to which description reference is made.

Distributions

    Certificateholders will be entitled to receive on each distribution date
commencing in       , to the extent that funds available together with the
guaranty payment described below are sufficient, the certificateholders' distributable amount.

Interest

    On each distribution date, the owner trustee will distribute pro rata to certificateholders accrued interest at the pass-through rate on the outstanding certificate principal balance. Interest for the distribution date will accrue
from       , 1999, or from the most recent distribution date to but excluding the following distribution date. The certificate principal balance as of any distribution date will be the original certificate principal balance, minus all amounts allocable to principal previously distributed to certificateholders minus any unreimbursed certificate principal liquidation loss, described below under "--Losses on Liquidated Loans."

    Interest will be paid on the certificates to the extent of funds available on the distribution date, after payment of all interest and principal then payable on the notes and any amounts previously withdrawn from any sub-account of the spread account or the reserve account and not previously replenished. In the event that funds available are not sufficient to make a full distribution of interest on the certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next distribution date. Any amount so carried forward will bear interest at the pass-through rate, to the extent legally permissible. See "Description of the Certificates."

Principal

    No distributions of principal on the certificates will be payable until all of the notes have been paid in full. On each distribution date commencing on the distribution date on which the notes are paid in full, principal on the certificates will be payable in an amount equal to the formula principal distribution amount for the distribution date (less, on the distribution date on which the notes are paid in full, the portion thereof payable on the notes), plus the unpaid certificate principal shortfall, from prior distribution dates.

    The unpaid certificate principal shortfall for any distribution date will equal any amount required to be paid for the principal on the certificates on any prior distribution date but not paid on any intervening distribution date, less any unreimbursed certificate principal liquidation loss.

Optional Prepayment

    If we exercises its option to purchase the loans when the pool scheduled principal balance declines to 10% or less of the cut-off date pool principal balance, certificateholders will receive an amount for the certificates equal to the outstanding principal amount together with accrued interest at the pass-through rate, which distribution will effect early retirement of the certificates. See "Description of the Trust Documents--Termination" in the accompanying prospectus.

Limited Guaranty

    In order to mitigate the effect of the subordination of the certificates and the effect of liquidation losses and delinquencies on the loans, the certificateholders are entitled to receive on each distribution date the amount equal to the guaranty payment under our limited guaranty. The guaranty payment for any distribution date will equal the difference between the certificateholders' distributable amount and the remaining funds available in the collection account after payment of all interest and principal on the notes and the deposit in any sub-account of the spread account or the reserve account of any amounts previously withdrawn therefrom and not previously replenished. The certificateholders' distributable amount equals the unpaid and accrued interest on the certificates, plus on each distribution date commencing on the distribution date on which the notes are paid in full, principal in an amount equal to the formula principal distribution amount for that distribution date (less, on the distribution date on which the notes are paid in full, the portion thereof payable on the notes), plus any unpaid certificate principal shortfall for that distribution date, and plus any unreimbursed certificate principal liquidation loss.

    The limited guaranty will be our unsecured general obligation and will not be supported by any letter of credit or other enhancement arrangement. The ratings assigned to the certificates may be affected by the ratings of our debt securities. Green Tree's senior debt securities were recently downgraded by S&P from "A-" to "BBB+" and by Fitch from "A" to "A-", which has been reflected in the ratings assigned to the certificates. See "Summary of Terms--Ratings."

    The limited guaranty will not benefit in any way, or result in any payment to, the noteholders.

    As compensation for servicing the loans and providing the limited guaranty, we will be entitled to receive the monthly servicing and guaranty fee on each distribution date, which will be equal to the amount available remaining after payment of the certificateholders' distributable amount and any deposits into the spread account or the reserve account required on that distribution date.

Transfers of Certificates

    Certificateholders, other than individuals or entities holding certificates through a broker who reports sales of securities on Form 1099-B, are required under the trust agreement to notify the owner trustee of any transfer of their certificates in a taxable sale or exchange within 30 days of the transfer.

Losses on Liquidated Loans

    As described above, the distribution of principal to the certificates is intended to equal the formula principal distribution amount. That amount includes the scheduled principal balance of each loan that became a liquidated loan during the monthly period preceding the distribution date. If the net liquidation proceeds from the liquidated loan are less than the scheduled principal balance of the liquidated loan, the deficiency will, in effect, be absorbed first by the monthly servicing and guaranty fee otherwise payable to us and then by the certificateholders. We will be obligated to make a guaranty payment equal to any shortfall in the distribution to the certificateholders.

    If the funds available for any distribution date, after making all required distributions of interest and principal to the notes, are insufficient to make a full distribution of interest and/or principal to the certificates, the deficiency will be carried forward and added to the amount to be distributed to the certificates on the following distribution date.

    If the pool scheduled principal balance for any distribution date is less than the sum of the aggregate outstanding principal balance of the notes and the certificate principal balance after giving effect to all distributions of principal on that distribution date, then the certificate principal balance will be reduced by the amount of that deficiency, and will be a certificate principal liquidation loss. We will be obligated to pay the amount of any certificate principal liquidation loss under the limited guaranty. If we should fail to pay the amount, however, the amount distributable on the certificates on future distribution dates would include interest on any the certificate principal liquidation loss at the pass-through rate and, to the extent legally permissible, interest on any unpaid interest at the pass-through rate accrued from the date the certificate principal liquidation loss was incurred, and the amount of that certificate principal liquidation loss.

                DESCRIPTION OF THE TRUST DOCUMENTS AND INDENTURE

    The following summary describes certain terms of the sale and servicing agreement and the trust agreement (the trust documents) and the indenture. Forms of the trust documents and indenture, as executed, have been filed as exhibits to the registration statement. A copy of each of the trust documents and indenture will be filed with the commission following the issuance of the securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the trust documents and indenture. The following summary supplements, the description of the general terms and provisions of the trust documents and indenture, as the terms are used in the accompanying prospectus, described in the accompanying prospectus, to which description reference is made.

Accounts

    The servicer will establish and maintain one or more collection accounts, in the name of the indenture trustee on behalf of the noteholders and the certificateholders, into which all payments made on or for the loans will be deposited. The servicer will establish and maintain the spread account, which will include sub-accounts for the Class A-2, Class A-3 and Class A-4 noteholders, in the name of the indenture trustee on behalf of the noteholders, in which amounts will be deposited to cover shortfalls in interest distributable on the Class A-2, Class A-3 and Class A-4 notes. In addition, the servicer will establish and maintain the reserve account in the name of the indenture trustee on behalf of the noteholders, in which amounts will be deposited to cover shortfalls in interest or principal distributable on the notes. The servicer will also establish and maintain a note distribution account account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account, the spread account and the reserve account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made. The servicer will also establish and maintain a certificate distribution account account, in the name of the owner trustee on behalf of the certificateholders, in which amounts released from the collection account for distribution to certificateholders will be deposited and from which all distributions to certificateholders will be made. See "Description of the Trust Documents-- Collections" in the accompanying prospectus.

    A pre-funding account will be established by the indenture trustee and funded by us on the closing date to provide the trust with sufficient funds to purchase subsequent loans. The amount deposited in the pre-funding account will
initially equal the difference between $            and the aggregate principal
balance as of the cut-off date of the initial loans and additional loans. The pre-funding account will be used to purchase subsequent loans during the period from the closing date until the earliest of:

  (1) the date on which the amount on deposit in the pre-funding account is less than $10,000;

  (2)      , 1998; or

  (3) the date on which an event of termination occurs under the sale and servicing agreement. This period of time is the pre-funding period. The pre-funded amount will be reduced during the pre-funding period by the amount used to purchase subsequent loans in accordance with the sale and servicing agreement.

    Under the sale and servicing agreement, following the initial issuance of the securities, the trust will be obligated to purchase subsequent loans from us during the pre-funding period, subject to availability. Each subsequent loan will have been underwritten in accordance with our standard underwriting criteria. Subsequent loans will be transferred to the trust pursuant to subsequent transfer instruments between us and the trust. In connection with the purchase of subsequent loans on such subsequent dates of transfer, the trust will be required to pay to us from amounts on deposit in the pre-funding account a cash purchase price of 100% of the principal balance. We will designate the subsequent transfer date as the cut-off date for the related subsequent loans purchased on that date. The amount paid from the pre-funding account on each subsequent transfer date will not include accrued interest on the related subsequent loans. Following each subsequent transfer date, the aggregate principal balance of the subsequent loans in the trust will increase by an amount equal to the aggregate principal balance of the loans so purchased and the amount in the pre-funding account will decrease accordingly. Any pre-funded amount remaining after the purchase of subsequent loans will be applied on the first distribution date on or after the last day of the pre-funding period to prepay principal on the Class A-1 Class A-2, Class A-3 and Class A-4 loans.

    Any conveyance of subsequent loans on a subsequent transfer date is subject to certain conditions including, but not limited to:

  (1) each subsequent loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the sale and servicing agreement;

  (2) we will not select subsequent loans in a manner that it believes is adverse to the interests of the securityholders;

  (3) as of its respective cut-off date, each subsequent loan will satisfy the following criteria:

     (a) no subsequent loan may be more than 59 days contractually delinquent;

     (b) the remaining stated term to maturity of each subsequent loan will not exceed 240 months;

     (c) each subsequent loan will be underwritten in accordance with our standard underwriting criteria; and

     (d) no subsequent loan will have a loan-to-value ratio greater than 100%.

Distributions

    On each distribution date, the servicer will instruct the indenture trustee to distribute from the collection account the amount available in the following order of priority:

  (1) if we or an affiliate is no longer the servicer, then to the servicer, the servicing fee for the related monthly period;

  (2) to the servicer, reimbursement for advances made for the delinquent payments that were recovered during the prior monthly period;

  (3) to the note distribution account, the noteholders' distributable amount and any amounts previously withdrawn from any sub-account of the spread account or the reserve account and not previously replenished;

  (4) to the certificate distribution account, the certificateholders' interest distributable amount and, after the notes have been paid in full, the certificateholders' principal distributable amount;

  (5) to the indenture trustee for deposit in the spread account, to fund the initial amounts required in the Class A-2, Class A-3 and Class A-4 sub-accounts;

  (6) to the indenture trustee for deposit in the reserve account, to fund the initial amount required therein;

  (7) to us, the monthly servicing and guaranty fees.

    On each distribution date, the indenture trustee will distribute all amounts on deposit in the note distribution account in the following order of priority:

  (1) to the Class A-1 noteholders, interest, principal, interest and principal shortfalls from prior payment periods;

  (2) to the Class A-2 noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal in respect of principal liquidation losses;

  (3) to the Class A-2 sub-account of the spread account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-2 notes and have not previously been replenished;

  (4) to the Class A-3 noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal for the principal liquidation losses;

  (5) to the Class A-3 sub-account of the spread account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-3 notes and have not previously been replenished;

  (6) to the Class A-4 noteholders, interest, principal, interest and principal shortfalls from prior payment periods, and interest and principal for the principal liquidation losses;

  (7) to the Class A-4 sub-account of the spread account to the extent amounts have previously been withdrawn therefrom to pay interest on the Class A-4 notes and have not previously been replenished; and

  (8) to the reserve account to the extent amounts have previously been withdrawn therefrom to pay interest or principal on any class of notes and have not previously been replenished.

    On each distribution date, the owner trustee or its paying agent will distribute all amounts on deposit in the certificate distribution account to the certificateholders.

Statements to Securityholders

    On or prior to each distribution date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders and to the owner trustee a statement to be delivered to the certificateholders on the distribution date. The statements will be based on the information in the related servicer's certificate setting forth certain information required under the trust documents. Each statement to be delivered to noteholders will include the following information as to the notes, and each statement to be delivered to certificateholders will include the following information as to the certificates, for the distribution date or the period since the previous distribution date, as applicable:

  (1) the amount of the distribution allocable to interest on or for each class of notes and to the certificates;

  (2) the amount of the distribution allocable to principal on or for each class of notes and to the certificates;

  (3) the aggregate outstanding principal balance and the note pool factor for the notes and the certificate principal balance and the certificate pool factor for the certificates after giving effect to all payments reported under (2) above on that date;

  (4) the noteholders' interest shortfall, the noteholders' principal shortfall, the certificateholders' interest shortfall and the certificateholders' principal shortfall, and the change in those amounts from the preceding statement;

  (5) the amount of principal liquidation losses, aggregate unreimbursed principal liquidation losses since the closing date and the amount of the distribution allocable to those losses for the notes and certificates;

  (6) the amount deposited or withdrawn from each sub-account of the spread account and the amount on deposit in each sub-account of the spread account after giving effect to all withdrawals and deposits on the distribution date;

  (7) the amount deposited or withdrawn from the reserve account and the amount on deposit in the reserve account after giving effect to all withdrawals and deposits on the distribution date;

  (8) the amount of the interest rate cap payment and the guaranty payment;

  (9) the amount of the monthly servicing and guaranty fee paid to the servicer;

  (10) the number and aggregate principal balances of delinquent loans, the number of products repossessed and repossessed and remaining in inventory, the number of foreclosures and the number of loans that became liquidated loans for the immediately preceding monthly period; and

  (11) the aggregate amount of servicer advances made by the servicer for the distribution date, and the aggregate amount paid to the servicer as reimbursement of servicer advances made on prior distribution dates.

    Each amount set forth pursuant to subclauses (1) through (4) for the certificates or notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the notes or the initial certificate principal balance, as applicable.

    Unless and until definitive notes or definitive certificates are issued, the reports will be sent on behalf of the trust to Cede & Co., as registered holder of the notes and the certificates and the nominee of DTC. Note owners and certificate owners may receive copies of the reports upon written request, together with a certification that they are note owners or certificate owners, as the case may be, and payment of any expenses associated with the distribution of those reports, from the indenture trustee or owner trustee. See "Reports to Securityholders" in this prospectus supplement and "Reports to Securityholders" and "Certain Information Regarding the Securities" in the accompanying prospectus.

    Within the required period of time after the end of each calendar year, the indenture trustee and the owner trustee, as applicable, will furnish to each person who at any time during that calendar year was a noteholder or certificateholder, a statement as to the aggregate amounts of interest and principal paid to the noteholder or certificateholder, information regarding the amount of servicing compensation received by the servicer and the other information as we deem necessary to enable the noteholder or certificateholder to prepare its tax returns. See "Certain Federal Income Tax Consequences."

Administrator

    Green Tree Financial Servicing Corporation, a Delaware corporation, will be the administrator, and will provide the notices and perform other administrative obligations required by the indenture and the trust agreement. The administrator, one of our subsidiaries, will enter into an administration agreement with the trust and the indenture trustee relating to its duties and obligations as administrator.

               CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

    The following is a general discussion of certain federal and state income tax consequences relating to the purchase, ownership, and disposition of the notes and the certificates. The discussion is based upon the current provisions of the IRS code, the treasury regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. For additional information regarding federal and state income tax consequences, see "Certain Federal Income Tax Consequences--Owner Trust Series" and "Certain State Income Tax Consequences" in the prospectus.

    You should consult your own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes and the certificates. You should note that no rulings have been or will be sought from the IRS for any of the federal income tax consequences discussed herein or in the accompanying prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described in this prospectus supplement for the trust, involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates.

    In the opinion of [counsel to Green Tree], for federal and Minnesota income tax purposes, the notes will be characterized as debt and the trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation and neither the trust nor any portion of the trust will constitute a taxable mortgage pool taxable as a corporation. Each certificateholder, by the acceptance of a certificate, agrees to treat the trust as a partnership in which the certificateholders are partners for federal income tax purposes. The notes will not be issued with OID. The Class A-1 notes provide for stated interest at a floating rate based on LIBOR. Under treasury regulations, stated interest payable at a variable rate is not treated as OID or contingent interest if the variable rate is a qualified floating rate or a qualified objective rate. The stated interest on the Class A-1 notes represents interest payable at a qualified floating rate and will be taxable to holders of such notes as interest and not as OID or contingent interest. The Class A-2, Class A-3 and Class A-4 notes will not be issued with OID or contingent interest because interest will be payable at a single fixed rate at least annually.

                              ERISA CONSIDERATIONS

    Section 406 of ERISA, and or Section 4975 of the IRS code, prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans, from engaging in some transactions with persons that are parties in interest under ERISA or disqualified persons under the IRS code for the benefit plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and the IRS code for the persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so and in accordance with governing plan documents.

    Some transactions involving the purchase, holding or transfer of the securities might be deemed to constitute prohibited transactions under ERISA and the IRS code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the IRS code only if the benefit plan acquires an equity interest in the trust and none of the exceptions contained in the plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. We believe that the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. However, without regard to whether the notes are treated as an equity interest for those purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the owner trustee or the indenture trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to the benefit plan. In that case, some exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: prohibited transaction class exemption, PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by qualified professional asset managers.

    The certificates may not be acquired by:

  (1) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA;

  (2) a plan described in Section 4975(e)(1) of the IRS code; or

  (3) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

    By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not subject to this limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co.
v. Harris Trust and Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in PTCE 95-60, 60 Fed. Reg. 35925 (July 12, 1995). The Small Business Job Protection Act of 1996, the 1996 Act became effective on August 20, 1996. The 1996 Act amends ERISA to require the Department of Labor to issue regulations to clarify, retroactively, the application of ERISA and the prohibited transaction provisions of the IRS code to insurance company general accounts. For additional information regarding treatment of the certificates under ERISA, see "ERISA Considerations" in the prospectus.

    Employee benefit plans that are governmental plans and certain church plans are not subject to ERISA requirements. The plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any such governmental or church plan qualified under Section 401(a) of the IRS code and exempt from taxation under Section 501(a) of the IRS code, the prohibited transaction rules set forth in Section 503 of the IRS code.

    A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

    [Underwriters] has agreed, subject to the terms and conditions of the underwriting agreement, to purchase from us the respective principal amounts of notes and certificates set forth below:

        Class A-1      Class A-2        Class A-3        Class A-4
          Notes          Notes            Notes            Notes          Certificates
       -----------     ----------       ----------       ----------       ------------
       $               $                $                $                 $

    The underwriting agreement provides that the underwriter is obligated to purchase all of the notes and certificates offered hereby, if any of the notes and certificates are purchased.

    We have been advised by the underwriter that it proposes initially to offer the notes and certificates to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at
such price less a concession not in excess of    % of the Class A-1 principal
balance,    % of the Class A-2 principal balance,    % of the Class A-3
principal balance,    % of the Class A-4 principal balance and   % of the
certificate principal balance, and that the underwriter and the dealers may
reallow a discount of not in excess of     % of the Class A-1 principal
balance,    % of the Class A-2 principal balance,     % of the Class A-3
principal balance,    % of the Class A-4 principal balance and    % of the
certificate principal balance, to other dealers. The public offering price and the concession and discount to dealers may be changed by the underwriter after the initial public offering of the notes and certificates offered hereby.

    Until the distribution of the securities is completed, rules of the commission may limit the ability of the underwriter and certain selling group members to bid for and purchase the securities. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the price of the securities. The transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

    If the underwriter creates a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of this prospectus supplement, the underwriter may reduce that short position by purchasing securities in the open market.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases.

    Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

    The underwriter has represented, warranted and agreed that:

  (1) it has not offered or sold and, prior to the expiration of the period of six months from the closing date, will not offer or sell any securities to persons in the United

      Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

  (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 for anything done by it in relation to the securities in, from or otherwise involving the United Kingdom; and

  (3) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the securities to a person who is of a kind described in
      Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

    The notes have not been and will not be registered under the Securities and Exchange Law of Japan and the underwriter has agreed that it will not offer or sell any of the notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, including any corporation or other entity organized under the laws of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

    We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    We do not intend to apply for listing of the notes and certificates on a national securities exchange, but has been advised by the underwriter that the underwriter currently intends to make a market in the securities as permitted by applicable laws and regulations. The underwriter is not obligated to make a market in the securities and any market may be discontinued at any time at the sole discretion of the underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the securities.

                                 LEGAL MATTERS

    Some matters on the legality of the notes and certificates and for the federal and Minnesota income tax matters discussed under certain federal and
state income tax consequences will be passed upon for us by                ,
Minnesota. The validity of the notes and certificates will be passed upon for
the underwriter by        , New York, New York.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in some limited circumstances, the notes will be available only in book-entry form as global notes. Investors in the global notes may hold global notes through any of DTC, CEDEL or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding global notes through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, such as a seven calendar day settlement.

  Secondary market trading between investors holding global notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of CEDEL and Euroclear and DTC participants.

  Non-U.S. holders of global notes will be subject to U.S. withholding taxes unless they meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All global notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC participants.

  Investors electing to hold their global notes through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their global notes through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global notes will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  Trading between CEDEL and/or Euroclear participants. Secondary market trading between CEDEL participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When global notes are to be transferred from the account of a DTC participant to the account of a CEDEL participant or a Euroclear participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL participant or Euroclear participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its depositary to receive the global notes against payment. Payment will include interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the depositary to the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL participant's or Euroclear participant's account. The global notes credit will appear the next day European time and the cash debit will be back-valued to, and the interest on the global notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the global securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL participants or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. In many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL participant's or Euroclear participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global notes to the respective depositary for the benefit of CEDEL participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. The DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL participants and Euroclear participants may employ their customary procedures for transactions in which global notes are to be transferred by the respective clearing systems, through their respective depositaries, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL participant or Euroclear participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective depositaries, as appropriate, to deliver the notes to the DTC participant's account against payment. Payment will include interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL participant or Euroclear participant the following day, and receipt of the cash proceeds in the CEDEL participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the CEDEL participant or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase global notes from DTC participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (1) borrowing through CEDEL or Euroclear for one day, until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts, in accordance with the clearing system's customary procedures;

    (2) borrowing the global notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global notes sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of global notes holding securities through CEDEL or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S.

withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless: (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption of non-U.S. Persons (Form W-8). Beneficial owners of notes that are non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury, the tax certificate that the beneficial owner is: (1) not a controlled foreign corporation (within the meaning of Section 957(a) of the IRS code) that is related (within the meaning of Section 864(d)(4) of the IRS code) to the trust or the transferor; and (2) not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the IRS code) of the trust or the transferor. If the information shown on Form W-8 or the tax certificate changes, a new Form W-8 or tax certificate, as the case may be, must be filed within 30 days of the change.

  Exemption for non-U.S. Person with effectively connected income (Form
  4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States).

  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners of notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (ownership, exemption or reduced rate certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of notes or the owner's agent.

  Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (payer's request for taxpayer identification number and certification).

  U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, the owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term U.S. person means:

  (1) a citizen or resident of the United States;

  (2) a corporation or partnership organized in or under the laws of the United States; or

  (3) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global notes.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information contained in this prospectus supplement is not complete and   +
+may be changed. We may not sell these securities until the registration       +
+statement filed with the Securities and Exchange Commission is effective. + +This prospectus supplement is not an offer to sell these securities, and it + +is not soliciting an offer to buy these securities in any state where the +
+offer or sale is not permitted.                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS                                                 Base Prospectus No. 7
                                               Unsecured Home Improvement Loans
                                                                   --Owner Trust

             Green Tree Financial Corporation, Seller and Servicer

                       Home Improvement Loan Trusts
                              (Issuable In Series)

  We are offering loan-backed notes and loan-backed certificates for home improvement loans under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of securities offered. Green Tree Financial Corporation will form a trust for each series, and the trust will issue the securities of that series. The securities of any series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of securities within a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of securities. In addition, a series of securities may include one or more classes which on the one hand are subordinated to one or more classes of securities, while on the other hand are senior to one or more classes of securities. The rate of principal and interest payment on the securities of any class will depend on the priority of payment of that class and the rate and timing of payments of the related home equity loans.

                                  -----------

  The securities will represent obligations of the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

  This prospectus may not be used to consummate sales of any securities unless accompanied by the prospectus supplement relating to that series.

                        Prospectus dated         , 1999.

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which many not apply to a particular series of securities, including your series; and (2) the prospectus supplement related to the particular terms of your series of securities.

  If the terms of your series of securities varies between this prospectus and the prospectus supplement, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

                     REPORTS TO HOLDERS OF THE CERTIFICATES

  We will provide to the holders of the securities of each series monthly and annual reports concerning the securities and the related trust fund. For a more complete description of the reports you will receive, please read the section entitled "Description of the securities--Reports to Securityholders."

  We have defined terms in the "Glossary" section at the back of this prospectus.

                                   THE TRUSTS

  For each series of securities, we will establish a trust under the related trust documents. Before the sale and assignment of the loans under the trust documents, the trust will have no assets or obligations. The trust will not engage in any business activity other than acquiring and holding the trust property, issuing the notes and the certificates, of the series and distributing payments.

  Each note will represent an obligation of, and each certificate, if any, will represent a fractional undivided interest in, the related trust. The trust property of each trust will include, among other things:

  (1) a loan pool;

  (2) amounts as may be held in the collection account, including all investments in the collection account and all income from the investment of funds and all proceeds, and some other accounts, including the proceeds;

  (3) proceeds from FHA insurance with respect to any FHA-insured loan included in the loan pool;

  (4) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a series of securities;

  (5) some other rights under the trust documents; and

  (6) such other property as may be specified in the prospectus supplement.

See "The Loans" and "Description of the Trust Documents--Collections." The trust property will also include, if specified in the prospectus supplement, monies on deposit in a pre-funding account to be established with the indenture trustee or the trustee, which will be used to purchase subsequent loans from us from time to time, and as frequently as daily, during the pre-funding period specified in the prospectus supplement. Any subsequent loans so purchased will be included in the loan pool forming part of the trust property, subject to the prior rights of the indenture trustee and the noteholders. In addition, to the extent specified in the prospectus supplement, a form of credit enhancement may be issued to or held by the trustee or the indenture trustee for the benefit of holders of one or more classes of securities. Holders of securities of a series will have interests only in that loan pool and will have no interest in the loan pool created for any other series of securities, except for FHA insurance reserves.

  Except as we specify otherwise in the prospectus supplement, all of the loans will have been originated by us in the ordinary course of its business. Specific information concerning the loans included in each trust will be provided in the prospectus supplement and, to the extent not contained in the prospectus supplement, in a report on Form 8-K to be filed with the commission within fifteen days after the initial issuance of the securities. A copy of the sale and servicing agreement for each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the prospectus supplement. A schedule of the loans relating to the series will be attached to the sale and servicing agreement delivered to the trustee upon delivery of the securities.

  When we use terms such as loan pool, trust, sale and servicing agreement, interest rate or pass-through rate, those terms respectively apply, unless the context otherwise indicates, to one specific loan pool and trust, each sale and servicing agreement, each interest rate applicable to the related class of notes and each pass-through rate applicable to the related class of certificates.

The Loan Pools

  Except as we specify otherwise in the related prospectus supplement, the loan pool will consist of home improvement loans and promissory notes, together called the loans, originated by us on an individual basis in the ordinary course of business. The loans will be conventional home improvement loans or loans insured by FHA. No loan will be secured by an interest in the related real estate. Except as we specify in the prospectus supplement, the loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate, which is the loan rate.

  For each series of securities, we will assign the loans constituting the loan pool to the trustee named in the prospectus supplement. Green Tree, in the capacity as the servicer, which term shall include any successor to us in the capacity under the applicable sale and servicing agreement, will service the loans under the sale and servicing agreement. See "Description of the Trust Documents--Servicing." Unless we specify otherwise in the prospectus supplement, the loan documents will be held by the trustee or a custodian on its behalf.

  The prospectus supplement will specify for the loans contained in the loan pool, among other things:

  .   the range of the dates of origination of the loans;

  .   the range of the loan rates and the weighted average loan rate;

  . the minimum and maximum outstanding principal balances and the average outstanding principal balance as of the cut-off date;

  . the aggregate principal balance of the loans included in the loan pool as of the cut-off date;

  . the weighted average and range of scheduled terms to maturity as of origination and as of the cut-off date; and

  . the range of original maturities of the loans and the last maturity date of any loan.

If the trust includes a pre-funding account, the prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  We will make representations and warranties as to the types and geographical distribution of the loans included in a loan pool and as to the accuracy in all material respects of some information furnished to the trustee for each loan. Upon a breach of any representation or warranty that materially and adversely affects the interests of the securityholders in a loan, we will be obligated to cure the breach in all material respects, or to repurchase or substitute for the loan. This repurchase obligation constitutes the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by us. See "Description of the Trust Documents--Sale and Assignment of the Loans."

The Trustee

  The trustee for each trust will be specified in the prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities of the series will be limited solely to the express obligations of the trustee described in the trust documents. A trustee may resign at any time, in which event the general partner will be obligated to appoint a successor trustee. The general partner may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the trust documents or if the trustee becomes insolvent. In those circumstances, the general partner will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the prospectus supplement and will not become effective until acceptance of the appointment by the successor trustee.

                        GREEN TREE FINANCIAL CORPORATION

General

  Green Tree is a Delaware corporation that, as of December 31, 1998, had stockholders' equity of approximately $2.2 billion. Through its various divisions, we purchase, pool, sell and service retail conditional sales loans for manufactured housing and retail installment sales loans, as well as home equity loans. We are the largest servicer of government-insured manufactured housing loans and conventional manufactured housing loans in the United States. Servicing functions are performed through Green Tree Financial Servicing Corporation, our wholly owned subsidiary. Through our principal offices in St. Paul, Minnesota, and service centers throughout the United States, we serve all 50 states. We also purchase, pool and service installment sales loans for various consumer products. Our principal executive offices are located at 1100 Landmark Towers, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Our annual report and, when available, subsequent quarterly and annual reports are available from us upon written request.

  The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

  We are incorporating by reference the following documents into this prospectus and the prospectus supplement:

  . Green Tree Financial Corporation's annual report on Form 10-K for the year ended December 31, 1998.

  . Green Tree Financial Corporation's quarterly report on Form 10-Q for the quarter ended March 31, 1999.

  All documents filed by the servicer, on behalf of any trust, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and before the termination of the offering of the securities issued by that trust, will be incorporated by reference into this prospectus.

  Federal securities law requires the filing of information with the SEC, including annual, quarterly and special reports (including those referred to above as being incorporated by reference) and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy these reports and other information at the following regional offices of the SEC:

  New York Regional Office                  Chicago Regional Office

  Seven World Trade Center                  Citicorp Center

  Suite 1300                                500 West Madison Street, Suite
                                            1400

  New York, NY 10048                        Chicago, IL 60661

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

  We will provide you, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, exhibits to those documents. Please direct your requests for copies to John Dolphin, Vice President and Director of Investor Relations, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number (651) 293-3400.

Loan Origination

  We have originated closed-end home equity loans since January 1996. As of December 31, 1998, we had approximately $7,302,696,406 aggregate principal amount of outstanding closed-end home equity loans.

  Through a system of regional offices, we market our home equity lending directly to consumers using a variety of marketing techniques. We also review and re-underwrite loan applications forwarded by correspondent lenders.

  Our credit approval process analyzes both the equity position of the requested loan, including both the priority of the lien and the combined loan-to-value ratio, and the applicant's creditworthiness; to the extent the requested loan would have a less or more favorable equity position, the creditworthiness of the borrower must be stronger, or may be weaker. The loan-to-value ratio of the requested loan, combined with any existing loans with a senior lien position, may not exceed 95% without senior management approval. In most circumstances, an appraisal of the property is required. Currently, loans secured by a first mortgage with an obligor having a superior credit rating may not exceed $300,000 without senior management approval, and loans secured by a second mortgage with an obligor having a superior credit rating may not exceed $250,000 without senior management approval.

Loss and Delinquency Information

  Each prospectus supplement will include our loss and delinquency experience for its entire servicing portfolio of home equity loans. However, we cannot assure you that such experience will be indicative of the performance of the loans included in a particular loan pool.

Ratio of Earnings to Fixed Charges for Green Tree

  Shown below are our ratios of earnings to fixed charges for the past five years and the three months ended March 31, 1999. For the purposes of compiling these ratios, earnings (losses) consist of earnings (losses) before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                                  Three Months
                                                                     Ended
                                        Year Ended December 31,    March 31,
                                        ------------------------  ------------
                                        1994 1995 1996 1997 1998      1999
                                        ---- ---- ---- ---- ----  ------------
Ratio of Earnings (Losses) to Fixed
 Charges............................... 7.98 7.90 5.44 3.94 .62*      4.53

--------

* For 1998, adjusted earnings were $83.4 million less than fixed charges. Adjusted earnings for 1998 included an impairment charge of $549.4 million and nonrecurring charges of $108.0 million related to our merger with Conseco, Inc.

                              YIELD CONSIDERATIONS

  The interest rates, pass-through rates and the weighted average loan rate of the loans, as of the related cut-off date, relating to each series of securities are listed in the prospectus supplement.

  The prospectus supplement for each series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of securities that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any class of securities that is offered at a premium to its principal amount or without any principal amount.

  The yield on some types of securities which we may offer, as stripped notes, interest only certificates, principal only certificates and fast pay/slow pay certificates, may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying loans. If stated in the prospectus supplement, the yield on some types of securities which we may offer could change and may be negative in some prepayment rate scenarios. Accordingly, some types of securities may not be legal or appropriate investments for some financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations in this prospectus and in the prospectus supplement." In addition, the timing of changes in the rate of prepayment on the loans included in a loan pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on loans occur, the greater the effect on the investor's yield to maturity.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

  Unless we describe otherwise in an applicable prospectus supplement, all of the loans will have maturities at origination of not more than 25 years.

Prepayment Considerations

  Loans generally may be prepaid in full or in part without penalty. FHA-insured loans may be prepaid at any time without penalty. We have no significant experience relating to the rate of principal prepayments on home improvement loans. Because the loans have scheduled due dates throughout the calendar month, and because, unless we specify otherwise in the prospectus supplement, all principal prepayments will be passed through to securityholders of the related series on the payment date following the due period in which the principal prepayment occurred, prepayments on the loans would affect the amount of funds available to make distributions on the securities on any payment date only if a substantial portion of the loans prepaid before their respective due dates in a particular month, thus paying less than 30 days' interest for that due period, while very few loans prepaid after their respective due dates in that month. In addition, liquidations of defaulted loans or the servicer's or our exercise of its option to repurchase the entire remaining pool of loans, see "Description of the Trust Documents--Termination," will affect the timing of principal distributions on the securities of a series.

  Information regarding the prepayment standard or model or any other rate of assumed prepayment will be described in the prospectus supplement for a series of securities. Although the prospectus supplement will specify the prepayment assumptions used to price any series of securities, we cannot assure you that the loans will prepay at that rate, and it is unlikely that prepayments or liquidations of the loans will occur at any constant rate.

  See "Description of the Trust Documents--Termination" for a description of our or the servicer's option to repurchase the loans comprising part of a trust when the aggregate principal balance of the loans as of the related cut-off date is less than a specified percentage of the cut-off date principal balance of such loans. See also "The Trusts--The Loan Pools" for a description of our obligation to repurchase a loan in case of a breach of a representation or warranty relative to the loan.

                                  POOL FACTOR

  The certificate pool factor for each class of certificates will be an eight-digit decimal which the servicer will compute indicating the outstanding balance, which is called the certificate balance, for the certificates as of each distribution date, after giving effect to all distributions of principal made on that distribution date, as a fraction of the original certificate balance of the certificates. The note pool factor for each class of notes will be an eight-digit decimal which the servicer will compute indicating the remaining outstanding principal balance for the notes as of each distribution date, after giving effect to all distributions of principal on that distribution date, as a fraction of the initial outstanding principal balance of the class of notes. Each certificate pool factor and each note pool factor will initially be 1.00000000; thereafter, the certificate pool factor and the note pool factor will decline to reflect reductions in the certificate balance of the applicable class of certificates or reductions in the outstanding principal balance of the applicable class of notes, as the case may be. The amount of a certificateholder's pro rata share of the certificate balance for the class of certificates can be determined by multiplying the original denomination of the certificateholder's certificate by the then applicable certificate pool factor. The amount of a noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of notes can be determined by multiplying the original denomination of the noteholder's note by the then applicable note pool factor.

  For each trust and under the trust documents, on each distribution date or payment date the certificateholders and noteholders will receive periodic reports from the trustee stating the certificate pool factor or the note pool factor, and containing various other items of information. Unless and until definitive certificates or definitive notes are issued, the reports will be sent on behalf of the trust to the trustee and the indenture trustee and Cede & Co., as registered holder of the certificates and the notes and the nominee of DTC. Certificate owners and note owners may receive the reports, upon written request, together with a certification that they are certificate owners or note owners and payment of any expenses associated with the distribution of the reports, from the trustee and the indenture trustee at the addresses specified in the prospectus supplement. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                USE OF PROCEEDS

  Unless we specify otherwise in the prospectus supplement, the net proceeds to be received by the trust from the sale of each series of securities will be used to pay to us the purchase price for the loans and to make the deposit of the pre-funded amount into the pre-funding account, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the prospectus supplement. The net proceeds to be received by us will be used for its general corporate purposes, including the origination or acquisition of additional home improvement loan loans, costs of carrying these loans until sale of the certificates and to pay other expenses connected with pooling the loans and issuing the securities.

                                   THE NOTES

General

  For each series of securities, one or more classes of notes will be issued under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Unless we specify otherwise in the prospectus supplement, no notes will be issued as a part of any series. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the indenture, and the following summary will be supplemented in whole or in part by the prospectus supplement. Where particular provisions of or terms used in the indenture are referred to, the actual provisions are incorporated by reference as part of this summary.

  Unless we specify otherwise in the prospectus supplement, each class of notes will initially be represented by a single note registered in the name of the nominee of the depository. See "Certain Information Regarding the Securities-- Book-Entry Registration." Unless we specify otherwise in the prospectus supplement, notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with the transfer or exchange. Unless we provide otherwise in the prospectus supplement, the indenture trustee will initially be designated as the registrar for the notes.

Principal and Interest on the Notes

  The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of notes of that series, or any class of certificates, as described in the prospectus supplement. Unless we provide otherwise in the prospectus supplement, payments of interest on the notes will be made before payments of principal. A series may include one or more classes of stripped notes entitled to (1) principal payments with disproportionate, nominal or no interest payment, or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of stripped notes, or any combination of the foregoing. The prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the interest rate. One or more classes of notes of a series may be redeemable under the circumstances specified in the prospectus supplement.

  Unless we specify otherwise in the prospectus supplement, payments for interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for the payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the prospectus supplement, which is a payment date, in which case each class of noteholders will receive their ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed as interest on the notes.

  In the case of a series of securities which includes two or more classes of notes, the timing, sequential order and priority of payment for principal and interest, and any schedule or formula or other provisions applicable to the determination, of each class will be set forth in the prospectus supplement. Unless we specify otherwise in the prospectus supplement, payments for principal and interest of any class of notes will be made on a pro rata basis among all of the notes of that class.

The Indenture

  A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We will provide a copy of the applicable indenture (without exhibits) upon request to a holder of notes issued.

  Modification of indenture without noteholder consent. Each trust and related indenture trustee may, without consent of the related noteholders, enter into one or more supplemental indentures for any of the following purposes:

  (1) to correct or amplify the description of the collateral or add additional collateral;

  (2) to provide for the assumption of the note and the indenture obligations by a permitted successor to the trust;

  (3) to add additional covenants for the benefit of the related noteholders;

  (4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

  (5) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture;

  (6) to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture or any supplemental indenture which may be inconsistent with any other provision of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

  (7) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939; and

  (8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under such indenture; provided that any action specified in this clause shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related noteholder unless noteholder consent is otherwise obtained as described below.

  Modifications of indenture with noteholder consent. For the trust, with the consent of the holders representing a majority of the principal balance of the outstanding related notes, which we refer to as a note majority, the owner trustee and the indenture trustee may execute a supplemental indenture to add provisions, to change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders.

  Without the consent of the holder of each outstanding related note affected thereby, however, no supplemental indenture may:

  (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate specified or the redemption price or change the manner of calculating any payment, any place of payment where, or the coin or currency in which any note or any interest payable;

  (2) impair the right to institute suit for the enforcement of various provisions of the indenture regarding payment;

  (3) reduce the percentage of the aggregate amount of the outstanding notes the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with various provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

  (4) modify or alter the provisions of the indenture regarding the voting of notes held by the related trust, any other obligor on the notes, us or an affiliate of any of them;

  (5) reduce the percentage of the aggregate outstanding amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

  (6) decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or other related pooling and servicing agreements; or

  (7) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture for any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

  Events of default; Rights upon event of default. For each trust, unless we specify otherwise in the prospectus supplement, events of default under the indenture will consist of:

  (1) a default for five days or more in the payment of any interest on any note;

  (2) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

  (3) a default in the observance or performance in any material respect of any covenant or agreement of the trust made in the indenture, or any representation or warranty made by the trust in the indenture or in any certificate delivered or in connection therewith having been incorrect as of the time made, and the continuation of any default or the failure to cure the breach of a representation or warranty for a period of 30 days after notice is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

  (4) some events of bankruptcy, insolvency, receivership or liquidation of the trust. However, the amount of principal due and payable on any class of notes on any payment date, before the final scheduled payment date for that class, will generally be determined by amounts available to be deposited in the note distribution account for that payment date.

Then, unless we specify otherwise in the prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default unless that class of notes has a final scheduled payment date, and then not until the final scheduled payment date for the class of notes.

  Unless we specify otherwise in the prospectus supplement, if an event of default should occur and be continuing with respect to the notes of any series, the indenture trustee or a note majority may declare the principal of the notes to be immediately due and payable. That declaration may, under some circumstances, be rescinded by a note majority.

  Unless we specify otherwise in the prospectus supplement, if the notes of any series have been declared due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related loans or elect to have the trust maintain possession of the loans and continue to apply collections on the loans as if there had been no declaration of acceleration. Unless we specify otherwise in the prospectus supplement, the indenture trustee, however, will be prohibited from selling the related loans following an event of default, unless:

  (1) the holders of all the outstanding related notes consent to the sale;

  (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale; or

  (3) the indenture trustee determines that the proceeds of the loans would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes.

Unless we specify otherwise in the prospectus supplement, following a declaration upon an event of default that the notes are immediately due and payable:

  (a) note owners will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances; and

  (b) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made before any further payment of interest or principal on the certificates.

  Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing for a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and various limitations contained in the indenture, a note majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and a note majority may, in some cases, waive any default, except a default in the payment of principal or interest or a default for the covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

  No holder of a note of any series will have the right to institute any proceeding for the indenture, unless:

  (1) the holder previously has given to the indenture trustee written notice of a continuing event of default;

  (2) the holders of not less than 25% in principal amount of the outstanding notes of the series have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

  (3) the holder or holders have offered the indenture trustee reasonable indemnity;

  (4) the indenture trustee has for 60 days failed to institute the proceeding; and

  (5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

  If an event of default occurs and is continuing and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder notice of the event of default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any note, the indenture trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the noteholders.

  In addition, each indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the seller or the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the indenture trustee nor the trustee in its individual capacity, nor any holder of a certificate including, without limitation, us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express pooling and servicing agreement to the contrary, be personally liable for the payment of the notes or for any pooling and servicing agreement or covenant of the trust contained in the indenture.

  Certain Loans. Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

  (1) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state;

  (2) the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of every pooling and servicing agreement and covenant of the trust under the indenture;

  (3) no event of default shall have occurred and be continuing immediately after the merger or consolidation;

  (4) the trustee has been advised that the then current rating of the notes or certificates then in effect would not be reduced or withdrawn by the rating agencies as a result of that merger or consolidation;

  (5) the trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related note owner or certificate owner.

  Each trust will not, among other things:

  (1) except as expressly permitted by the indenture, the trust documents or some related documents for the trust, referred to in this prospectus as the related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

  (2) claim any credit on or make any deduction from the principal and interest payable for of the related notes, other than amounts withheld under the IRS code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

  (3) dissolve or liquidate in whole or in part;

  (4) permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations for the related notes under the indenture except as may be expressly permitted; or

  (5) except as expressly permitted by the related documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest or proceeds.

  No trust may engage in any activity other than we specify under the section of the related prospectus supplement entitled "The Trust." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related documents.

  Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

  Indenture Trustee's Annual Report. The indenture trustee will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported. Note owners may receive these reports upon written request, together with a certification that they are note owners and payment of reproduction and postage expenses associated with the distribution of these reports, from the indenture trustee at the address specified in the related prospectus supplement.

  Satisfaction and Discharge of Indenture. The indenture will be discharged for the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

  The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee may resign at any time, in which event the seller will be obligated to appoint a successor trustee. We may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as the under the indenture or if the indenture trustee becomes insolvent. In those circumstances, we will be obligated to appoint a successor trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related prospectus supplement and will not become effective until acceptance of the appointment by a successor trustee.

                                THE CERTIFICATES

General

  A series of securities may include one or more classes of certificates issued under trust documents to be entered into between us, as seller and as servicer, and the trustee, forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the trust documents. Where particular provisions of or terms used in the trust documents are referred to, the actual provisions are incorporated by reference as part of this summary.

  If the certificates of a series are issued in more than one class, the certificates of all or less than all of the classes may be sold under to this prospectus, and there may be separate prospectus supplements relating to one or more of the classes so sold. Any reference in this prospectus to the prospectus supplement relating to a series comprised of more than one class should be understood as a reference to each of the prospectus supplements relating to the classes sold. Any reference in this prospectus to the certificates of a class should be understood to refer to the certificates of a class within a series or all of the certificates of a single-class series, as the context may require. For convenience of description, any reference in this prospectus to a class of certificates includes a reference to any subclasses of that class.

  Unless we specify otherwise in the related prospectus supplement, each class of certificates will initially be represented by a single certificate registered in the name of the nominee of DTC, the depository, together with any successor depository selected by us. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless we specify otherwise in the related prospectus supplement, the certificates evidencing interests in a trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one certificate evidencing an interest in that trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with the transfer or exchange. Unless we specify otherwise in the related prospectus supplement, the trustee will initially be designated as the registrar for the certificates.

Distributions of Interest and Principal

  The timing and priority of distributions, seniority, allocations of loss, pass-through rate and amount of or method of determining distributions for principal and interest, or, where applicable, for principal only or interest only, on the certificates of any series will be described in the related prospectus supplement. Distributions of interest on the certificates will be made on the dates specified in the related prospectus supplement, each, a distribution date and, unless otherwise specified in the related prospectus supplement, will be made before distributions with respect to principal. A series may include one or more classes of certificates called subordinated certificates which are subordinated in right of distribution to one or more other classes of certificates called senior certificates, as provided in the related prospectus supplement. Certificates of a series which includes senior and subordinated certificates are referred to collectively as senior/subordinated certificates. A series of senior/subordinated certificates may include one or more classes called mezzanine certificates that are subordinated to one or more classes of certificates and are senior to one or more classes of certificates. The prospectus supplement for a series of senior/subordinated certificates will describe, among other things, the extent to which the subordinated certificates are subordinated, which may include a formula for determining the subordinated amount or for determining the allocation of the amount available among senior certificates and subordinated certificates, the allocation of losses among the classes of subordinated certificates, the period or periods of that subordination, the minimum subordinated amount, and any distributions or payments which will not be affected by that subordination. The protection afforded to the senior certificateholders from the subordination feature described above will be effected by the preferential right of the certificateholders to receive current distributions from the loan pool. If a series of certificates contains more than one class of subordinated certificates, losses will be allocated among the classes in the manner described in the prospectus supplement. If specified in the applicable prospectus supplement, mezzanine certificates or other classes of subordinated certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this prospectus and the prospectus supplement.

  If specified in a prospectus supplement, a series may include one or more classes of certificates which (1) are entitled to receive distributions only in respect of principal, which are called principal only certificates, interest only certificates or any combination, or in specified proportions for the payments, and/or (2) are entitled to receive distributions for the principal before or after specified principal distributions have been made on one or more other classes within the series fast pay/slow pay certificates, or on a planned amortization schedule (PAC Certificates) or targeted amortization schedule (TAC Certificates) or upon the occurrence of other specified events. The prospectus supplement will describe the rate at which interest will be paid to certificateholders of each class of a given series, which is called the pass-through rate. The pass-through rate may be fixed, variable or adjustable, as specified in the prospectus supplement.

  The prospectus supplement will specify the pass-through rate for each class of certificate, or the initial pass-through rate and the method for determining the pass-through rate. Unless we specify otherwise in the prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless we specify otherwise in the prospectus supplement, distributions of the certificates will be subordinate to payments for the notes as more fully described in the prospectus supplement. Distributions for principal of any class of certificates will be made on a pro rata basis among all of the certificateholders of that class.

  In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions for principal, and any schedule or formula or other provisions applicable to that determination, of each class shall be as described in the prospectus supplement.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

  Unless we provide otherwise in the related prospectus supplement, the securities of each series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in securities through electronic book-entry changes in accounts of participants, eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Certificate owners and note owners who are not participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only through participants, unless and until definitive certificates or definitive notes are issued. In addition, certificate owners and note owners will receive all distributions of principal of, and interest on, the securities from the trustee or the indenture trustee, as applicable, through DTC and participants. Certificate owners and note owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below and any other circumstances as may be specified in the related prospectus supplement.

  Unless and until definitive securities are issued, it is anticipated that the only certificateholder of the certificates and the only noteholder of the notes, if any, will be Cede & Co., as nominee of DTC. Certificate owners and note owners will not be recognized by the trustee as certificateholders or by the indenture trustee as noteholders as those terms are used in the related trust documents or indenture. Certificate owners and note owners will be permitted to exercise the rights of certificateholders or noteholders only indirectly through participants and DTC.

  For any series of securities, while the securities are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations (the rules), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants with whom certificate owners or note owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective certificate owners and note owners. Accordingly, although certificate owners and note owners will not possess securities, the rules provide a mechanism by which certificate owners and note owners will receive distributions and will be able to transfer their interests.

  For any series of securities, unless we specify otherwise in the related prospectus supplement, certificates and notes will be issued in registered form to certificate owners and note owners, or their nominees, rather than to DTC certificates and notes being referred to as definitive certificates and definitive notes, only if:

  (1) DTC, we or the servicer advises the trustee or the indenture trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository for the certificates or the notes, and we, the servicer, the trustee or the indenture trustee, as the case may be, are unable to locate a qualified successor;

  (2) We or the administrator at its sole option have advised the trustee or the indenture trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC; and

  (3) after the occurrence of a servicer termination event, the holders representing a majority of the certificate balance, referred to as a certificate majority, or a note majority advises the trustee or the indenture trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of definitive certificates or definitive notes to certificate owners or note owners, the certificates or notes will be transferable directly, and not exclusively on a book-entry basis, and registered holders will deal directly with the trustee or the indenture trustee,for the transfers, notices and distributions.

  DTC has advised us that, unless and until definitive certificates or definitive notes are issued, DTC will take any action permitted to be taken by a certificateholder or a noteholder under the related trust documents or indenture only at the direction of one or more participants to whose DTC accounts the certificates or notes are credited. DTC has advised us that DTC will take action for any fractional interest of the certificates or the notes only at the direction of and on behalf of the participants beneficially owning a corresponding fractional interest of the certificates or the notes. DTC may take actions, at the direction of the related participants, for certificates or notes which conflict with actions taken for other certificates or notes.

Statements to Securityholders

  On or before each distribution date, the servicer will prepare and provide to the trustee a statement to be delivered to the related certificateholders on the distribution date. On or before to each distribution date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the related noteholders on the distribution date. The statements will be based on the information in the related servicer's certificate describing information required under the trust documents . Unless we specify otherwise in the related prospectus supplement, each statement to be delivered to certificateholders will include the following information as to the certificates for the distribution date or the period since the previous distribution date, as applicable, and each statement to be delivered to noteholders will include the following information as to the notes for the distribution date or the period since the previous distribution date, as applicable:

  (1) the amount of the distribution allocable to interest on for each class of securities;

  (2) the amount of the distribution allocable to principal on or for each class of securities;

  (3) the certificate balance and the certificate pool factor for each class of certificates and the aggregate outstanding principal balance and the note pool factor for each class of notes, after giving effect to all payments reported under (2) above on that date;

  (4) the amount of the monthly servicing fee paid to the servicer for the related due period or periods, as the case may be;

  (5) the pass-through rate or interest rate for the next period for any class of certificates or notes with variable or adjustable rates;

  (6) the amount of advances made by the servicer for the distribution date, and the amount paid to the servicer on the distribution date as reimbursement of advances made on previous distribution dates;

  (7) the amount distributed to certificateholders and noteholders applicable to payments under the related form of credit enhancement;

  (8) our FHA insurance reserve amount;

  (9) the number and aggregate principal balance of loans delinquent (i) 31-59 days, (ii) 60-89 and (iii) 90 or more days;

  (10) the number of loans liquidated during the due period ending immediately before the payment date;

  (11) customary factual information as is necessary to enable securityholders to prepare their tax returns; and

  (12) other information as may be specified in the related prospectus supplement.

  Each amount described pursuant to subclauses (1), (2), (4) and (6) for certificates or notes will be expressed as a dollar amount per $1,000 of the initial certificate balance or the initial principal balance of the notes, as applicable.

  Unless and until definitive certificates or definitive notes are issued, these reports with respect to a series of securities will be sent on behalf of the related trust to the trustee, the indenture trustee and Cede & Co., as registered holder of the certificates and the notes and the nominee of DTC. Certificate owners and note owners may receive copies of the reports upon written request, together with a certification that they are certificate owners or note owners, and payment of reproduction and postage expenses associated with the distribution of those reports, from the trustee or the indenture trustee. See "Reports to Securityholders" and "--Book-Entry Registration" above.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a trust, the trustee and the indenture trustee, as applicable, will mail to each holder of a class of securities who at any time during the calendar year has been a securityholder, and received any payment, a statement containing information for the purposes of that securityholder's preparation of federal income tax returns. DTC will convey that information to its participants, who in turn will convey that information to their related indirect participants in accordance with arrangements among DTC and those participants. Certificate owners and note owners may receive reports upon written request, together with a certification that they are certificate owners or note owners and payment of reproduction and postage expenses associated with the distribution of the information, from the trustee, for certificate owners, or from the indenture trustee, for note owners, at the addresses specified in the related prospectus supplement. See "Certain Federal Income Tax Consequences."

Lists of Securityholders

  Unless we provide otherwise in the related prospectus supplement, for each series of certificates, at the time as definitive certificates have been issued, the trustee will, upon written request by three or more certificateholders or one or more holders of certificates evidencing not less than 25% of the certificate balance, within five business days after provision to the trustee of a statement of the applicants' desire to communicate with other certificateholders about their rights under the related trust documents or the certificates and a copy of the communication that the applicants propose to transmit, afford the certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders for their rights under the trust documents. Unless we specify otherwise in the related prospectus supplement, the trust documents will not provide for holding any annual or other meetings of certificateholders.

  Unless we provide otherwise in the related prospectus supplement, for each series of notes at that time as definitive notes have been issued, the indenture trustee will, upon written request by three or more noteholders or one or more holders of notes evidencing not less than 25% of the aggregate principal balance of the related notes, within five business days after provision to the indenture trustee of a statement of the applicants' desire to communicate with other noteholders about their rights under the related indenture or the notes and a copy of the communication that the applicants propose to transmit, afford the noteholders access during business hours to the current list of noteholders for purposes of communicating with other noteholders for their rights under the indenture. Unless we specify otherwise in the related prospectus supplement, the indenture will not provide for holding any annual or other meetings of noteholders.

                       DESCRIPTION OF THE TRUST DOCUMENTS

  Except as we specify otherwise in the related prospectus supplement, the following summary describes some terms of the sale and servicing agreements and the trust agreements, which are collectively referred to as the trust documents, under which we will sell and assign the loans to a trust and the servicer will agree to service the loans on behalf of the trust, and under which the trust will be created and certificates will be issued. Forms of the trust documents have been filed as exhibits to the registration statement of which this prospectus forms a part. We will provide a copy of the pooling and servicing agreements, without exhibits, upon request to a holder of securities described in this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the trust documents. Where particular provisions or terms used in the trust documents are referred to, the actual provisions are incorporated by reference as part of this summary.

Sale and Assignment of the Loans

  On the closing date, we will sell and assign to the trust, without recourse, our entire interest in the related loans, including all principal and interest received on or for the loans, other than receipts of principal and interest due on the loans before the cut-off date. Each loan transferred by us to the trust will be identified in a schedule appearing as an exhibit to the related trust documents. Concurrently with the sale and assignment, the trustee will execute and the indenture trustee will authenticate and deliver the notes to or upon the order of the seller, and the trustee will execute and deliver the related certificates representing the certificates to or upon our order.

  The schedule of loans will include the amount of monthly payments due on each loan as of the date of issuance of the securities, the loan rate on each loan and the maturity date of each loan. The list will be available for inspection by any securityholder at the principal executive office of the servicer. Before the conveyance of the loans to the trustee, our internal audit department will complete a review of all of the loan files confirming the accuracy of the list of loans delivered to the trustee. Any loan discovered not to agree with that list in a manner that is materially adverse to the interests of the securityholders will be repurchased or substituted for by us, or, if the discrepancy relates to the unpaid principal balance of a loan, we may deposit cash in a separate collection account maintained at an eligible institution in the name of the trustee in an amount sufficient to offset that discrepancy. If the trust includes a pre-funding account, the related prospectus supplement will specify the conditions that must be satisfied before any transfer of subsequent loans, including the requisite characteristics of the subsequent loans.

  Unless we specify otherwise in the related prospectus supplement, the trustee or its custodian will maintain possession of the loans and any other documents contained in the loan files. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the loans to the trustee, and Green Tree's accounting records and computer systems will also reflect that sale and assignment.

  Our counsel identified in the applicable prospectus supplement will render an opinion to the trustee that the transfer of the loans from us to the trust would, in the event we became a debtor under the United States Bankruptcy Code, be treated as a true sale and not as a pledge to secure borrowings. If, the transfer of the loans from us to the trust were treated as a pledge to secure borrowings by us, the distribution of proceeds of the loans to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of those proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the loans if the proceeds of the sale could satisfy the amount of the debt deemed owed by us, or the bankruptcy trustee could substitute other collateral in lieu of the loans to secure the debt, or the debt could be subject to adjustment by the bankruptcy trustee if we were to file for reorganization under Chapter 11 of the United States Bankruptcy Code.

  Except as we specify otherwise in the related prospectus supplement, we will make some representations and warranties in the sale and servicing agreement for each loan as of the related closing date, including that:

  (a) as of the cut-off date the most recent scheduled payment was made or was not delinquent more than 59 days;

  (b) no provision of a loan has been waived, altered or modified in any way except by instruments or documents included in the loan file and reflected on the list of loans delivered to the trustee;

  (c) each loan is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors rights generally;

  (d) no loan is subject to any right of rescission, set-off, counterclaim or defense;

  (e) each FHA-insured loan was originated in accordance with applicable FHA regulations and is insured, without set off, surcharge or defense, by FHA insurance;

  (f) each loan was either:

     (i) entered into by a home improvement loan or in the ordinary course of the loan's business and, immediately upon funding, assigned to us; or

     (ii) was originated by us directly;

  (g) no loan was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the loan or an interest in that loan pursuant to the sale and servicing agreement or the securities unlawful;

  (h) each loan complies with all requirements of law;

  (i) no loan has been satisfied or rescinded;

  (j) all parties to each loan had full legal capacity to execute that loan;

  (k) no loan has been sold, conveyed and assigned or pledged to any other person and we have good and marketable title to each loan free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and has full right to transfer the loan to the trustee;

  (l) as of the cut-off date there was no default, breach, violation or event permitting acceleration under any loan, except for payment delinquencies permitted by clause (1) above, no event that with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under that loan, and we have not waived any of the foregoing;

  (m) each loan is a fully-amortizing loan with a fixed rate of interest and provides for level payments over the term of that loan;

  (n) the description of each loan described in the list delivered to the trustee is true and correct;

  (o) there is only one original of each loan; and

  (p) each loan was originated or purchased in accordance with our then-current underwriting guidelines.

  Our warranties will be made as of the execution and delivery of the related trust documents and will survive the sale, transfer and assignment of the related loans and other trust property to the trust but will speak only as of the date made.

  Under the terms of the sale and servicing agreement, if we become aware of a breach of any representation or warranty that materially adversely affects the interests of the note owners, the certificate owners or the related trust in any loan or receives written notice of a breach from the trustee or the servicer, then we will be obligated either to cure the breach or to repurchase or, if so provided in the related prospectus supplement, substitute for the affected loan, in each case under the conditions further described in this prospectus and in the prospectus supplement. This repurchase obligation will constitute the sole remedy available to the trust and the securityholders for a breach of a representation or warranty under the sale and servicing agreement for the loans, but not for any other breach by us of its obligations under the sale and servicing agreement.

  The purchase amount of a loan at any time means the outstanding principal amount of the loan, without giving effect to any advances made by the servicer or the trustee, plus interest at the applicable loan rate on the loan from the end of the due period for which the obligor last made a payment, without giving effect to any advances made by the servicer or the trustee, through the end of the immediately preceding due period.

  Upon the purchase by us of a loan due to a breach of a representation or warranty, the trustee will convey the loan and the related trust property to us.

Collections

  For each trust, the servicer will establish one or more collection accounts in the name of the indenture trustee for the benefit of the related securityholders. If we so specify in the related prospectus supplement, the indenture trustee will establish and maintain for each series an account, in the name of the indenture trustee on behalf of the related noteholders, in which amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made, which is the note distribution account. For any series including one or more classes of certificates, the trustee will establish and maintain for each series an account, in the name of the trustee on behalf of the related certificateholders, in which amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made, which is the certificate distribution account. The collection account, the certificate distribution account and the note distribution account are referred to collectively as the designated accounts. Any other accounts to be established for a trust will be described in the prospectus supplement.

  Each designated account will be an eligible account maintained with the trustee, the indenture trustee and/or other depository institutions. Eligible account means any account which is:

  (1)  an account maintained with an eligible institution as defined below;

  (2) an account or accounts the deposits in which are fully insured by either the bank insurance fund or the savings association insurance fund of the FDIC;

  (3) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the trustee, which depository institution or trust company has capital and surplus, or, if the depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company, of not less than $50,000,000 and the securities of such depository institution, or, if the depository institution is a subsidiary of a bank holding company system and the depository institution's securities are not rated, the securities of the bank holding company, has a credit rating from each rating agency rating the series of notes and/or certificates in one of its generic credit rating categories which signifies investment grade; or

  (4) an account that will not cause any rating agency to downgrade or withdraw its then-current rating assigned to the securities, as confirmed in writing by each rating agency. Eligible institution means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund, currently administered by the FDIC, whose short-term deposits have been rated in one of the two highest rating categories or other rating category as will not adversely affect the ratings assigned to the securities of the series.

On the closing date specified in the prospectus supplement, the servicer will cause to be deposited in the collection account all payments on the loans received by the servicer after the cut-off date and on or before the second business day preceding the closing date.

  Unless we specify otherwise in the prospectus supplement, the servicer will deposit in the collection account on a daily basis all proceeds and collections received or made by it for the related loans subsequent to the cut-off date, including scheduled payments of principal and interest due after the cut-off date but received by the servicer on or before the cut-off date, including:

  (1) all obligor payments on account of principal, including principal prepayments, on the loans;

  (2)  all obligor payments on account of interest on the loans;

  (3)  all FHA insurance payments received by the servicer;

  (4) all amounts received and retained in connection with the liquidation of defaulted loans, net of liquidation expenses, which are the net liquidation proceeds;

  (5) any advances made as described under advances below and some other amounts required under the sale and servicing agreement to be deposited in the collection account;

  (6) all amounts received from any credit enhancement provided for a series of securities; and

  (7) all proceeds of any loan or property acquired under this prospectus and repurchased by the servicer or us, as described under "Sale and Assignment of the Loans" above or under "Repurchase Option" below.

  Notwithstanding the foregoing and unless we provide otherwise in the prospectus supplement, the servicer may utilize an alternative remittance schedule, if the servicer provides to the trustee and the indenture trustee written confirmation from each rating agency that the alternative remittance schedule will not result in the downgrading or withdrawal by that rating agency of the rating(s) then assigned to the securities. We will also deposit into the collection account on or before the deposit date the purchase amount of each loan to be purchased by it for breach of a representation or warranty.

  For any series of securities, funds in the designated accounts and any other accounts identified in the prospectus supplement will be invested, as provided in the related trust documents, at the direction of the servicer in United States government securities and some other high-quality investments meeting the criteria described in the related trust documents. Eligible investments shall mature no later than the business day before the applicable distribution date for the due period to which the amounts relate. Investments in eligible investments will be made in the name of the trustee or the indenture trustee, as the case may be, and the investments will not be sold or disposed of before to their maturity.

  Unless we specify otherwise in the prospectus supplement, collections or recoveries on a loan, other than late fees or some other similar fees or charges, received during a due period and purchase amounts deposited with the trustee before to a distribution date will be applied first to any outstanding advances made by the servicer for that loan, and then to interest and principal on the loan in accordance with the terms of the loan.

Servicing

  Under the sale and servicing agreement, the servicer will service and administer the loans assigned to the trustee as more fully described below. The servicer will perform diligently all services and duties specified in each sale and servicing agreement, in the same manner as prudent lending institutions of home improvement loans of the same type as the loans in those jurisdictions where the related real properties are located or we otherwise specify in the sale and servicing agreement. The duties to be performed by the servicer will include collection and remittance of principal and interest payments, and submission of FHA insurance claims where applicable.

  The servicer will make reasonable efforts to collect all payments called for under the loans and, consistent with the sale and servicing agreement and any FHA insurance, will follow the collection procedures for the loans as it follows for the loans or loans serviced by it that are comparable to the loans.

  Evidence as to Compliance. Unless we specify otherwise in the prospectus supplement, each sale and servicing agreement will require the servicer to deliver to the trustee a monthly report before each payment date, describing information regarding the loan pool and the securities of that series as is specified in the prospectus supplement. Each report to the trustee will be accompanied by a statement from an appropriate officer of the servicer certifying the accuracy of that report and stating that the servicer has not defaulted in the performance of its obligations under the sale and servicing agreement. On or before May 1 of each year, the servicer will deliver to the trustee a report of a nationally recognized accounting firm stating that the firm has examined certain documents and records relating to the servicing of home improvement loans serviced by the servicer under agreements similar to the sale and servicing agreement and stating that, on the basis of their procedures, the servicing has been conducted in compliance with the sale and servicing agreement, except for any exceptions listed in the report.

  Certain Matters Regarding the Servicer. The servicer may not resign from its obligations and duties under a sale and servicing agreement except upon a determination that its duties are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the sale and servicing agreement. The servicer can only be removed as servicer upon the occurrence of an event of termination as discussed below.

  The servicer shall keep in force throughout the term of the sale and servicing agreement (1) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the sale and servicing agreement, and (2) a fidelity bond. The policy or policies and the fidelity bond will be in the form and amount as is generally customary among persons which service a portfolio of home improvement loans having an aggregate principal amount of $10 million or more and which are generally regarded as servicers acceptable to institutional investors.

  Servicing Compensation and Payment of Expenses. For its servicing of the loans, the servicer will receive servicing fees which include a monthly servicing fee, which Green Tree may assign, for each due period, paid on the next succeeding payment date, equal to 1/12th of the product of the annual servicing fee rate described in the applicable prospectus supplement and the aggregate principal balance for that payment date. As long as Green Tree is the servicer, the trustee will pay us its monthly servicing fee from any monies remaining after the securityholders have received all payments of principal and interest for that payment date.

  The monthly servicing fee provides compensation for customary third-party servicing activities to be performed by the servicer for the trust, for additional administrative services performed by the servicer on behalf of the trust and for expenses paid by the servicer on behalf of the trust.

  Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records for each loan. Administrative services performed by the servicer on behalf of the trust include selecting and packaging the loans, calculating distributions to securityholders and providing related data processing and reporting services for securityholders and on behalf of the trustee. Expenses incurred in connection with servicing of the loans and paid by us from our monthly servicing fees include:

  .   payment of FHA insurance premiums;

  .   payment of fees and expenses of accountants;

  . payments of all fees and expenses incurred in connection with the enforcement of loans, including submission of FHA insurance claims;

  .   payment of trustee's fees; and

  . payment of expenses incurred in connection with distributions and reports to securityholders, except that the servicer shall be reimbursed out of the liquidation proceeds of a liquidated loan, including FHA Insurance proceeds, for customary out-of-pocket liquidation expenses incurred.

  Events of Termination. Except as we specify otherwise in the prospectus supplement, events of termination under each sale and servicing agreement will occur if:

  (1) any failure by the servicer to deliver to the indenture trustee for distribution to the noteholders or to the trustee for distribution to the certificateholders any required payment which continues unremedied for 5 days, or other period specified in the prospectus supplement, after the giving of written notice;

  (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or pooling and servicing agreements in the trust documents that materially and adversely affects the interests of securityholders, which, in either case, continues unremedied for 30 days after the giving of written notice of the failure of breach;

  (3) any assignment or delegation by the servicer of its duties or rights under the trust documents, except as specifically permitted under the trust documents, or any attempt to make an assignment or delegation;

  (4) some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer;

  (5) the servicer is no longer an eligible servicer as defined in the trust documents or

  (6) if we are the servicer, our receiving rights under its master seller-servicer loan with GNMA are terminated.

Under the sale and servicing agreement, we, the trustee or the indenture trustee may give notice to the servicer. The holders of 25% of the outstanding securities by principal balance also may give notice to us, the servicer, the indenture trustee or the trustee.

  Unless we specify otherwise in the prospectus supplement, if a servicer termination event occurs and is continuing, the trustee, the indenture trustee or the holders of at least 25% in aggregate principal balance of the outstanding securities issued by the trust, by notice then given in writing to the servicer, and to the trustee and the indenture trustee if given by the securityholders, may terminate all of the rights and obligations of the servicer under the trust documents. Immediately upon the giving of this notice, and, in the case of a successor servicer other than the trustee, the acceptance by the successor servicer of its appointment, all authority of the servicer will pass to the trustee or other successor servicer. The trustee, the indenture trustee and the successor servicer may set off and deduct any amounts owed by the servicer from any amounts payable to the outgoing servicer.

  On and after the time the servicer receives a notice of termination, the trustee or other successor servicer, a backup servicer, described in the prospectus supplement will be the successor for the servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the servicer under the related trust documents. That the successor servicer shall have no liability any obligation which was required to be performed by the prior servicer before the date that the successor servicer becomes the servicer or any claim of a third party, including a securityholder, based on any alleged action or inaction of the prior servicer.

  In addition, the trustee will notify FHA of our termination as servicer of the loans and will request that the portion of our FHA insurance reserves allocable to the FHA-insured loans be transferred to the trustee or a successor servicer. See "Description of FHA Insurance." Notwithstanding this termination, the servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No termination will affect in any manner our obligation to repurchase loans for breaches of representations or warranties under the trust documents. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable to, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the servicer under the trust documents without the consent of all of the securityholders.

  The trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the sale and servicing agreement at the request, order or direction of any of the holders of securities, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.

  We, as servicer, will be required to pay all expenses incurred by it in connection with its servicing activities, including fees, expenses and disbursements of the trustee, the indenture trustee, the custodian and independent accountants, taxes imposed on the servicer and expenses incurred in connection with distributions and reports to certificateholders and noteholders, except some expenses incurred in connection with realizing upon the loans.

  Upon any termination of, or appointment of a successor to, the servicer, the trustee and the indenture trustee, each will give prompt written notice to certificateholders and noteholders, at their respective addresses appearing in the certificate register or the note register and to each rating agency.

Distributions

  For each trust, beginning on the distribution date stated in the prospectus supplement, distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities entitled under this prospectus, will be made by the trustee or the indenture trustee, as applicable, to the certificateholders and the noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of certificateholders and all payments to each class of noteholders will be described in the prospectus supplement.

  Unless we specify otherwise in the prospectus supplement, on the third business day before each distribution date, the determination date, the servicer will determine the amount available and the amounts to be distributed on the notes and certificates for that distribution date. Unless we specify otherwise in the prospectus supplement, the amount available for any distribution date will be equal to:

  (1) the funds on deposit in the collection account at the close of business on the last day of the related due period; plus

  (2) any advances to be made by the servicer for delinquent payments; plus

  (3) any purchase amounts to be deposited by us for loans to be repurchased due to a breach of a representation or warranty; minus

  (4) any amounts paid by obligors in the related due period, but to be applied to a regular monthly payment due in a subsequent due period, called an advance payment; minus

  (5) any amounts incorrectly deposited in the collection account.

  Unless we specify otherwise in the prospectus supplement, on each distribution date, before making distributions for the notes and certificates, the amount available will be applied:

  . first, if we are no longer the servicer, to pay the monthly servicing fee to the successor servicer; and

  . second, to reimburse the servicer, including us for any advances made with respect for prior due period and subsequently recovered and for any advances previously made that the servicer has determined are uncollectible advances.

Enhancement

  The amounts and types of enhancement arrangements and the provider, if applicable, for each class of securities will be described in the prospectus supplement. To the extent provided in the prospectus supplement, enhancement may be in the form of a financial guaranty insurance policy, letter of credit, our guaranty, cash reserve fund, derivative product, or other form of enhancement, or any combination, as may be described in the prospectus supplement. If specified in the applicable prospectus supplement, enhancement for a class of securities of a series may cover one or more other classes of securities in the series, and accordingly may be exhausted for the benefit of a particular class and will be unavailable to other classes. Further information regarding any provider of enhancement, including financial information when material, will be included in the prospectus supplement.

  The presence of enhancement may be intended to enhance the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due and to decrease the likelihood that the certificateholders and the noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the enhancement for a class of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest. If losses occur which exceed the amount covered by any enhancement or which are not covered by any enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of enhancement covers more than one class of securities of a series, securityholders of any class will be subject to the risk that the enhancement will be exhausted by the claims of securityholders of other classes.

Advances

  Unless we specify otherwise in the prospectus supplement, the servicer will be obligated to make advances each month of any scheduled payments on the loans included in a trust that were due but not received during the prior due period. The servicer will be entitled to reimbursement of an advance from the amount available in the collection account for the related trust (1) when the delinquent payment is recovered by the trust, or (2) when the servicer has determined that the advance has become an uncollectible advance. the servicer will be obligated to make an advance only to the extent that it determines that the advance will be recoverable from subsequent funds available in the collection account for the related trust. The servicer will be entitled to recoup its advances on a loan from subsequent payments by or on behalf of the obligor and from liquidation proceeds, including FHA insurance payments, if applicable of the loan, and will release its right to reimbursements in conjunction with the purchase of the loan by us for breach of representations and warranties. If the servicer determines in good faith that an amount previously advanced will not ultimately be recoverable from payments by or on behalf of the obligor or from net liquidation proceeds, including FHA insurance payments, if applicable of the loan which is, an uncollectible advance, the servicer will be entitled to reimbursement from payments on other loans or from other funds available.

  Unless we specify otherwise in the prospectus supplement, if the servicer fails to make an advance required under the sale and servicing agreement, the trustee will be obligated to deposit the amount of that advance in the collection account on the payment date. The trustee will not be obligated to deposit any amount if:

  (1) the trustee does not expect to recoup that advance from subsequent collections on the loan or from liquidation proceeds, or

  (2) the trustee determines that it is not legally able to make the advance.

Evidence as to Compliance

  On or before March 31 of each year the servicer will deliver to each trustee and each indenture trustee a report of a nationally recognized accounting firm stating that the firm has examined certain documents and records relating to the servicing of loans serviced by the servicer under pooling and servicing agreements or sale and servicing agreements similar to the trust documents and stating that, on the basis of these procedures, that servicing has been conducted in compliance with the applicable trust documents, except for any exceptions described in that report. A copy of the statement may be obtained by any certificate owner or note owner as described above. See "Certain Information Regarding the Securities--Statements to Securityholders" above.

Indemnification and Limits on Liability

  Unless we specify otherwise in the prospectus supplement, the trust documents will provide that the servicer will be liable only to the extent of the obligations specifically undertaken by it under the trust documents and will have no other obligations or liabilities. The trust documents will further provide that neither the servicer nor any of its directors, officers, employees and agents will have any liability to the trust, the certificateholders or the noteholders, except as provided in the trust documents, for any action taken or for refraining from taking any action under the trust documents, other than any liability that would otherwise be imposed by reason of the servicer's breach of the trust documents or willful misfeasance, bad faith or negligence, including errors in judgment in the performance of its duties, or by reason of reckless disregard of obligations and duties under the trust documents or any violation of law.

  The servicer may, with the prior consent of the trustee and the indenture trustee delegate duties under the related trust documents to any of its affiliates. In addition, the servicer may at any time perform the specific duty of repossessing products through subloanors who are in the business of servicing consumer receivables. The servicer may also perform other specific duties through subloanors, provided that no delegation of duties by the servicer shall relieve the servicer of its responsibility.

Amendment

  Unless we specify otherwise in the prospectus supplement, the trust documents may be amended by the seller, the servicer, the trustee and the indenture trustee, but without the consent of any of the securityholders, to cure any ambiguity or to correct or supplement any provision, provided that action will not, in the opinion of counsel, which may be our internal counsel or the servicer, reasonably satisfactory to the trustee and the indenture trustee, materially and adversely affect the interests of the securityholders. The trust documents may also be amended by us, the servicer and the trustee and the indenture trustee, and a certificate majority and a note majority, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust documents or of modifying, in any manner, the rights of the certificateholders or the noteholders. No such amendment may:

  (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related loans or distributions that are required to be made on any related certificate or note or the related pass-through rate or interest rate; or

  (2) reduce the percentage of the certificate balance evidenced by certificates or of the aggregate principal amount of notes then outstanding required to consent to any amendment, without the consent of the holders of all certificates or all notes, then outstanding.

Termination

  The obligations created by the trust documents will terminate upon the date calculated as specified in the trust documents, generally upon:

  (1) the later of the final payment or other liquidation of the last loan subject to this prospectus and the disposition of all property acquired upon repossession of any product; and

  (2) the payment to the securityholders of all amounts held by the servicer or the trustee and required to be paid to the securityholders under the trust documents.

  Unless we provide otherwise in the prospectus supplement, for each series of securities, in order to avoid excessive administrative expense, we and the servicer each will be permitted, at its option, to purchase from the trust, on any distribution date immediately following any due period as of the last day of which the aggregate principal balance is equal to or less than 10%, or other percentage as may be specified in the related prospectus supplement, of the cut-off date principal balance, all remaining loans in the related trust and the other remaining trust property at a price equal to the aggregate of the purchase amounts and the appraised value of any other remaining trust property. The exercise of this right will cause an early retirement of the related certificates and notes.

  If a general partner is named in the prospectus supplement, unless we specify otherwise in the prospectus supplement, the trust agreement will provide that, in the event that the general partner becomes insolvent, withdraws or is expelled as a general partner or is terminated or dissolved, the trust will terminate in 90 days and effect redemption of the notes and prepayment of the certificates following the winding-up of the affairs of the related trust, unless within 90 days the remaining general partner, and holders of a majority of the certificates of that series agree in writing to the continuation of the business of the trust and to the appointment of a successor to the former general partner, and the owner trustee is able to obtain an opinion of counsel to the effect that the trust will not thereafter be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

  Unless we specify otherwise in the prospectus supplement, for each series of securities, the trustee will give written notice of the final distribution for the certificates to each certificateholder of record and the indenture trustee will give written notice of the final payment for the notes to each noteholder of record. The final distribution to any certificateholder and the final payment to any noteholder will be made only upon surrender and cancellation of that holder's certificate or note at the office or agency of the trustee, for certificates, or of the indenture trustee, for the notes, specified in the notice of termination. Any funds remaining in the trust, after the trustee or the indenture trustee has taken measures to locate a certificateholder or noteholder and those measures have failed, will be distributed to The United Way, and the certificateholders and noteholders, by acceptance of their certificates and notes, will waive any rights to those funds.

The Trustee

  The trustee or owner trustee for each trust will be specified in the prospectus supplement. The trustee, in its individual capacity or otherwise, and any of its affiliates may hold certificates or notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the trustee, with the consent of the servicer, shall have the power to appoint co-trustees or separate trustees of all or any part of the related trust. In the event of appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related trust documents will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction where the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who shall exercise and perform the rights, powers, duties and obligations solely at the direction of the trustee.

  The trustee of any trust may resign at any time, in which event the general partner, specified in the prospectus supplement or, if no general partner is specified, the servicer or its successor will be obligated to appoint a successor trustee. The general partner specified in the prospectus supplement, or, if no general partner is specified, the servicer may also remove the trustee, if the trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In those circumstances, the general partner specified in the prospectus supplement or, if no general partner is specified, the servicer will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Duties of the Trustee

  The trustee will make no representation as to the validity or sufficiency of any trust document, the certificates or the notes, other than its execution of the certificates and the notes, the loans or any related documents, and will not be accountable for the use or application by the servicer of any funds paid to the servicer for the certificates, the notes or the loans before deposit in the related collection account.

  The trustee will be required to perform only those duties specifically required of it under the trust documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the servicer to the trustee under the trust documents, in which case it will only be required to examine the certificates, reports or instruments to determine whether they conform substantially to the requirements of the trust documents.

  The trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust documents or to institute, conduct, or defend any litigation or at the request, order or direction of any of the certificateholders or noteholders, unless the certificateholders or noteholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred. No certificateholder nor any noteholder will have any right under the trust documents to institute any proceeding for the trust documents, unless the holder has given the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the certificate balance or the holders of notes evidencing not less than 25% of the aggregate principal balance of the notes then outstanding, as the case may be, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 30 days after the receipt of that notice, request and offer to indemnify has neglected or refused to institute any proceedings.

Administrator

  If an administrator is specified in the related prospectus supplement, that administrator will enter into an agreement administration agreement, under which that administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture and the trust agreement.

                          DESCRIPTION OF FHA INSURANCE

  Some of the loans may be FHA-insured, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act.

  The insurance available to any trust will be subject to the limit of a reserve amount equal to 10% of the principal balance of all title I insured loans originated or purchased and reported for FHA insurance by us, which amount will be increased by an amount equal to 10% of the lesser of the principal balance or the purchase price of insured loans subsequently originated or purchased of record by us. Our reserve amount may be reduced by 10% of the principal balance of any loans reported to FHA as sold without recourse by us. In the sale and servicing agreement, we will agree to pay all FHA insurance premiums required by FHA regulations. If we fail to pay any such premium, the trustee or the successor servicer for each series is obligated to pay that premium and is entitled to be reimbursed by us and from collections on the related loans.

  As of December 31, 1998, our FHA insurance reserve amount was equal to
approximately $    . These insurance reserves were available to cover losses on
approximately $      of FHA-insured manufactured housing loans and
approximately $      of FHA-insured home improvement loans, including the FHA-
insured loans that may be owned by a trust fund. If an event of termination occurs, each trustee will notify FHA of our termination as servicer of the related FHA-insured loans and will request that the portion of our FHA insurance reserves allocable to the FHA-insured loans be transferred to the trustee or a successor servicer. Although each trustee will request the transfer of reserves, FHA is not obligated to comply with that request, and may determine that it is not in FHA's interest to permit that transfer of reserves. In addition, FHA has not specified how insurance reserves might be allocated in this event, and there can be no assurance that any reserve amount, if transferred to the trustee or a successor servicer, would not be substantially less than 10% of the outstanding principal amount of the FHA-insured loans. It is likely that the trustee or any successor servicer would be the lender of record on other FHA Title I loans, so that any reserves that are so permitted to be transferred would become commingled with reserves available for other FHA Title I loans. FHA also reserves the right to transfer reserves with earmarking, segregating those reserves so that they will not be commingled with the reserves of the transferee, if it is in FHA's interest to do so.

  In general, FHA will insure unsecured property improvement loans up to $7,500, with a maximum term of 20 years. The loan proceeds must be used for the purposes described in the loan application, and those improvements must substantially protect or improve the basic livability or utility of the property. The secretary of HUD publishes a list of ineligible items and activities which may not be financed with the proceeds of an FHA-insured home improvement loan.

  Following a default on an FHA-insured loan the servicer may, subject to some conditions, submit a claim to FHA. The availability of FHA insurance following a default on an FHA-insured loan is subject to a number of conditions, including strict compliance by us with FHA regulations in originating and servicing the loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim. Before declaring an FHA-insured loan in default and submitting a claim to FHA, the servicer must take steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice before a declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In that event, we will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following judgment. As described under "Green Tree Financial Corporation--Loan Origination," we do not purchase a loan until the customer verifies satisfactory completion of the work.

  Upon submission of a claim to FHA, the related trust must assign its entire interest in the loan to the United States. In general, the claim payment will equal 90% of the sum of:

  (1) the unpaid principal amount of the loan at the date of default and uncollected interest computed at the loan rate earned to the data of default;

  (2) accrued and unpaid interest on the unpaid amount of the loan from the date of default to the date of submission of the claim plus 15 calendar days, but in no event more than nine months, computed at a rate of 7% per year;

  (3) uncollected court costs; and

  (4) legal fees, not to exceed $500.

        CERTAIN LEGAL ASPECTS OF THE LOANS; REPURCHASE OBLIGATIONS

  As a result of our conveyance and assignment of a pool of loans to a trust, the securityholders of the series, as the beneficial owners of the trust, will succeed collectively to all of the rights in this prospectus, including the right to receive payment on the loans. The following discussion contains summaries of some legal aspects of home improvement loans which are general in nature. These legal aspects are in addition to the requirements of FHA regulations described in "Description of FHA Insurance" for FHA-insured loans. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the improved real estate is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

Consumer Protection Laws with Respect to Loans

  Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit

Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the loan.

  The so-called holder-in-due-course rule of the FTC is intended to defeat the ability of the transferor of a consumer credit loan which is the seller of goods which gave rise to the transaction, and related lenders and assignees, to transfer the loan free of notice of claims by the debtor. The effect of this rule is to subject the assignee of a loan to all claims and defenses which the debtor could assert against the home improvement contractor. Liability under this rule is limited to amounts paid under a loan; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trust against the obligor.

  The obligations of the obligor under each loan are not secured by an interest in the related real estate or otherwise, and the related trust, as the owner of a loan, will be a general unsecured creditor as to the obligations. As a consequence, in the event of a default under a loan, the related trust will have recourse only against the obligor's assets generally, along with all other general unsecured creditors of the obligor. In a bankruptcy or insolvency proceeding relating to an obligor on a loan, the obligations of the obligor under the loan may be discharged in their entirety, notwithstanding the fact that the portion of the obligor's assets made available to the trust as a general unsecured creditor to pay amounts due and owing are insufficient to pay all amounts.

Enforceability of Certain Provisions

  The standard form of note generally contains provisions obligating the borrower to pay a late charge if payments are not timely made. In addition to limitations imposed by FHA regulations with respect to FHA insured loans, in some states there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Under the sale and servicing agreement, late charges, to the extent permitted by law and not waived by us, will be retained by us as additional servicing compensation.

  The standard form of note also includes a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to accelerate when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  It is our practice with some of the loans to defer the first payment for up to 90 days, and to charge the home improvement contractor points to cover the lost interest due to collecting only 30 days' interest on the first payment on these deferred payment loans.

Soldiers' and Sailors' Civil Relief Act

  Application of the Soldiers' and Sailors' Civil Relief Act of 1940, would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the securityholders. In the event that the Relief Act or similar legislation applies to any loan which goes into default, there may be delays in payment on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

  We will represent and warrant under each sale and servicing agreement that each loan complies with all requirements of law. Accordingly, if any obligor has a claim against the related trust for violation of any law and claim materially adversely affects the trust's interest in a loan, the violation would constitute a breach of a representation and warranty under the sale and servicing agreement and would create an obligation to repurchase the loan unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Loans."

Repurchase Obligations

  Under the sale and servicing agreement, we will represent and warrant that each FHA-insured loan was originated in compliance with FHA regulations and is covered by FHA insurance. In the event FHA were to deny insurance coverage on an FHA-insured loan due to a violation of FHA regulations in originating or servicing the loans, the violation would constitute a breach of a representation and warranty under the sale and servicing agreement and we would be obligated to repurchase the loan unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Loans."

  In addition, we will also represent and warrant under each sale and servicing agreement that each loan complies with all requirements of law. Accordingly, if any obligor has a claim against the related trust for violation of any law and that claim materially adversely affects the trust's interest in a loan, that violation would constitute a breach of a representation and warranty under the sale and servicing agreement and would create an obligation to repurchase the loan unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Loans."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership, and disposition of the securities. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, the treasury regulations promulgated under the IRS code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are encouraged to consult their own tax advisors for the federal, state, local, and other tax consequences of the purchase, ownership, and disposition of the securities.

  Our consel, has delivered an opinion regarding federal income tax matters discussed below. Our counsel will deliver an opinion regarding tax matters that applies to each series of securities. The opinion, however, is not binding on the IRS or the courts. The opinion of counsel will specifically address only those issues specifically identified below as being covered by that opinion. The opinion of counsel also will state that the additional discussion set forth below accurately describes counsel's advice for the material tax issues. No ruling on any of the issues discussed below will be sought from the IRS.

Tax Status of the Trust

  For each series of securities which includes both notes and certificates, counsel will deliver its opinion that the trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of counsel, the trust itself will not be subject to federal income tax but, instead, each certificateholder will be required to take into account its distributive share of items of income and deduction, including deductions for distributions of interest to the noteholders, of the trust as though the items had been realized directly by the certificateholder. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust will exempt it from the rule that some publicly traded partnerships are taxable as corporations. There are, however, no cases or IRS rulings on transactions involving a trust issuing both debt and equity interests with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of this discussion.

  If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the loans, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates.

Tax Consequences to Noteholders

  Treatment of the notes as indebtedness. The owner trustee, on behalf of the trust, will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Counsel will deliver its opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

  Interest income on the notes. Interest on the notes will be taxable as ordinary interest income when received by noteholders utilizing the cash-basis method of accounting and when accrued by noteholders utilizing the accrual method of accounting. Under the applicable regulations, the notes would be considered issued with OID if the stated redemption price at maturity of a note, generally equal to its principal amount as of the date of issuance plus all interest other than qualified stated interest payable prior to or at maturity, exceeds the original issue price, in this case, the initial offering price at which a substantial amount of the notes are sold to the public. Any OID would be considered de minimis under the OID regulations if it does not exceed 1/4% of the stated redemption price at maturity of a note multiplied by the number of full years until its maturity date. It is anticipated that the notes will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note.

  While it is not anticipated that the notes will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the notes are not deemed to be qualified stated interest because the notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, however, the trust will treat interest payments on the notes as qualified stated interest under the OID regulations. If the notes are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the notes would be includible in the income of noteholders as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of notes were not materially different from its coupon, this treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income or the notes in advance of the receipt of cash attributable to that income.

  A noteholder must include OID in income as interest over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each noteholder is encouraged to consult its own tax advisor regarding the impact of the OID rules if the notes are issued with OID.

  Market discount. The notes, whether or not issued with original issue discount, will be subject to the market discount rules of Section 1276 of the IRS code. In general, these rules provide that if a noteholder purchases the note at a market discount as a discount from its original issue price plus any accrued original issue discount, that exceeds a de minimis amount specified in the IRS code, and thereafter recognizes gain upon a disposition, the lesser of:
(1) gain or (2) the accrued market discount will be taxed as ordinary interest income. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the notes to the extent that the amount of the payments does not exceed the accrued market discount. Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the noteholder held the note and the denominator of which is the number of days after the date the noteholder acquired the note until and including its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the service.

  Limitations imposed by the IRS code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if the noteholder makes this election, is exempt from this rule. The adjusted basis of a note subject to this election will be increased to reflect market discount included in gross income, reducing any gain or increasing any loss on a sale or taxable disposition. Any election to include market discount in gross income as it accrues shall apply to all debt instruments held by the noteholder at the beginning of the first taxable year to which the election applies or after acquired and is irrevocable without the consent of the service.

  Amortizable bond premium. In general, if a noteholder purchases a note at a premium such as an amount in excess of the amount payable upon the maturity, the noteholder will be considered to have purchased the note with amortizable bond premium equal to the amount of the excess. The noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the note. The noteholder's tax basis in the note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium for a note will be treated as an offset to interest income on the note, and a noteholder's deduction for amortizable bond premium for a note will be limited in each year to the amount of interest income derived for the note for that year. Any election to deduct amortizable bond premium shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income held by the noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the service. Bond premium on a note held by a noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

  Disposition of notes. If a noteholder sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder generally will equal the noteholder's cost for the note, increased by any market discount, OID and gain previously included by the noteholder in income for the note and decreased by principal payments previously received by the noteholder and the amount of bond premium previously amortized with respect to the note. Any the gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term, mid-term or long-term capital gain or loss depending upon whether the note was held for more or less than one year or for more than eighteen months. Capital losses generally may be used only to offset capital gains.

  Foreign holders. Generally, interest paid to a noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the note in connection with a

United States trade or business will be treated as portfolio interest and will be exempt from the 30% withholding tax. The noteholder will be entitled to receive interest payments on the notes free of United States federal income tax provided that the noteholder periodically provides the indenture trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the noteholder is not a United States person and providing the name and address of the noteholder and will not be subject to federal income tax on gain from the disposition of a note unless the noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and other requirements are met.

  Tax administration and reporting. The indenture trustee will furnish to each noteholder with each distribution a statement describing the amount of the distribution allocable to principal and to interest. Reports will be made annually to the service and to holders of record that are not excepted from the reporting requirements regarding information as may be required for interest and original issue discount for the notes.

  Backup withholding. Under some circumstances, a noteholder may be subject to backup withholding at a 31% rate. Backup withholding may apply to a noteholder who is a United States person if the holder, among other circumstances, fails to furnish his social security number or other taxpayer identification number to the indenture trustee. Backup withholding may apply, under some circumstances, to a noteholder who is a foreign person if the noteholder fails to provide the indenture trustee or the noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the note. Backup withholding does not apply to payments on a note made to some exempt recipients, such as corporations and tax-exempt organizations, and to some foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them for a note.

  Possible alternative treatment of the notes. If, contrary to the opinion of counsel, the IRS successfully asserted that the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, income to some tax-exempt entities, including pension funds, would be unrelated business taxable income, and individual holders might be subject to some limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Certificateholders

  Treatment of the trust as a partnership. Green Tree, the general partner and the owner trustee will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders and the general partner, and the notes being debt of the partnership. The proper characterization of the arrangement involving the trust, the certificates, the notes, the general partner, we and the servicer, however, are not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

  A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust. Any characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

  Partnership taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account each holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of the loans. The trust's deductions will consist primarily of interest accruing on the notes, servicing and other fees, and losses or deductions upon collection or disposition of the loans.

  The tax items of a partnership are allocable to the partners in accordance with the IRS code, treasury regulations and the partnership agreement which is the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

  (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

  (2) any trust income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

  (3) prepayment premium payable to the certificateholders for that month;
      and

  (4) any other amounts of income payable to the certificateholders for that month.

Although it is not anticipated that the certificates will be issued at a price which exceeds their principal amount, such allocations of trust income to the certificateholders will be reduced by any amortization by the trust of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount.

  All remaining taxable income of the trust will be allocated to the general partner. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable treasury regulations, although no assurance can be given that the service would not require a greater amount of income to be allocated to certificateholders. Even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of that amount. Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

  All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account will constitute unrelated business taxable income generally taxable to a holder under the IRS code.

  A certificateholder's share of expenses of the trust, including fees to the servicer but not interest expense will be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a certificate either directly or through a pass-through entity will be allowed to deduct the expenses under
Section 212 of the IRS code only to the extent that, in the aggregate and combined with other itemized deductions, they exceed 2% of the adjusted gross income of the certificateholder. In addition, Section 68 of the IRS code provides that the amount of itemized deductions, including those provided for in Section 212 of the IRS code, otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the IRS code, $126,600 in 1999, in the case of a joint return, will be reduced by the lesser of:

  (1) 3% of the excess of adjusted gross income over the specified threshold amount; or

  (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

  To the extent that a certificateholder is not permitted to deduct servicing fees allocable to a certificate, the taxable income of the certificateholder attributable to that certificate will exceed the net cash distributions related to that income. Certificateholders may deduct any loss on disposition of the loans to the extent permitted under the IRS code.

  Discount and Premium. It is believed that the loans were not issued with OID, and, the trust should not have OID income. The purchase price paid by the trust for the loans may exceed the remaining principal balance of the loans when purchased. If the trust is deemed to acquire the loans at a premium or at a market discount, the trust will elect to offset the premium against interest income on the loans or to include any discount in income currently as it accrues over the life of the loans. The trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a loan-by-loan basis. As indicated above, a portion of the premium deduction or market discount income may be allocated to certificateholders.

  Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss on distributions from the trust. A certificateholder will recognize gain, however, to the extent that any money distributed exceeds the certificateholder's adjusted basis in its certificates, as described below under "Disposition of Certificates", immediately before the distribution. A certificateholder will recognize loss upon termination of the trust or termination of the certificateholder's interest in the trust if the trust only distributes money to the certificateholder and the amount distributed is less than the certificateholder's adjusted basis in the certificates. Any gain or loss generally will be capital gain or loss if the certificates are held as capital assets and will be long-term gain or loss if the holding period of the certificates is more than one year.

  Section 708 Termination. Under Section 708 of the IRS code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under treasury regulations, if a termination occurs, the trust will be considered to have contributed the assets of the trust, the old partnership, to a new partnership, in exchange for interests in the new partnership. The interests would be deemed distributed to the partners of the old partnership in liquidation, which would not constitute a sale or exchange for United States federal income tax purposes.

  Disposition of Certificates. If a certificateholder sells a certificate, the certificateholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the seller's tax basis in the certificate. A certificateholder's tax basis in a certificate generally will equal the certificateholder's cost increased by the certificateholder's share of trust income and decreased by any distributions received for the certificate. In addition, both the tax basis in the certificate and the amount realized on a sale of a certificate would include the certificateholder's share of the notes and other liabilities of the trust. A certificateholder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintain a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

  Any gain on the sale of a certificate attributable to the certificateholder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the certificateholder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

  If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above over the life of the certificates that exceeds the aggregate cash distributions, the excess generally will give rise to a capital loss upon the retirement of the certificates.

  Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the related record date. As a result, a certificateholder purchasing a certificate may be allocated tax items, which will affect the certificateholder's tax liability and tax basis attributable to periods before the certificateholder actually owns the certificate. The use of this convention may not be permitted by existing regulations. If a monthly convention is not permitted, or only applies to transfers of less than all of the certificateholder's interest, taxable income or losses of the trust may be reallocated among the certificateholders. The general partner is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a certificateholder sells a certificate at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificate than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under Section 754 of the IRS code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make that election. As a result, certificateholders may be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

  Administrative Matters. Under to the administration agreement, the trustee will monitor the performance of the following responsibilities of the trust by other service providers. The trust is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trust will file a partnership information return with the service for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to certificateholders and the service on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with certain required information statements relating to identification of beneficial owners of certificates and the nominees will be required to forward that information to the beneficial owners. Generally, certificateholders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the certificateholder notifies the service of all inconsistencies.

  We or our subsidiary identified in the prospectus supplement will be designated as the tax matters partner in the trust agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The IRS code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

  Tax Consequences to Foreign Certificateholders. It is not clear whether the trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes for non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this. Although it is not expected that the trust will be engaged in a trade or business in the United States for those purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. It is expected that the trust will withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the IRS code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign certificateholders. Subsequent adoption of treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a certificateholder's nonforeign status, the trust may rely on Form W-8, Form W-9 or the certificateholder's certification of nonforeign status signed under penalties of perjury.

  Each foreign certificateholder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax on its share of the trust's income. Each foreign certificateholder must obtain a taxpayer identification number from the service and submit that number to the trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign certificateholder generally will be entitled to file with the IRS a claim for refund for the taxes withheld by the trust, taking the position that no taxes are due because the trust is not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  Backup Withholding. Under certain circumstances, a certificateholder may be subject to backup withholding at a 31% rate. See the discussion above under "-- Tax Consequences to Noteholders--Backup Withholding."

                     CERTAIN STATE INCOME TAX CONSEQUENCES

  The activities to be undertaken by the servicer in servicing and collecting the loans will take place in Minnesota. The state of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated, and applicable judicial or ruling authority, all of which are subject to change, which may be retroactive. No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

  If the notes are treated as debt for federal income tax purposes, in the opinion of counsel this treatment will also apply for Minnesota tax purposes. Noteholders not otherwise subject to Minnesota income or franchise taxation would not become subject to the tax solely because of their ownership of the notes. Noteholders already subject to income or franchise taxation in Minnesota could be required to pay the tax on all or a portion of the income generated from ownership of the notes.

  If the trust is treated as a partnership, not taxable as a corporation, for federal income tax purposes, in the opinion of counsel the trust would also be treated as a partnership for Minnesota income tax purposes. The partnership would not be subject to Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to that a tax solely because of their interests in the partnership. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay that a tax on all or a portion of the income from the partnership.

  If the certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation for federal income tax purposes, in the opinion of counsel this treatment would also apply for Minnesota income and franchise tax purposes. Under this treatment, the trust would be subject to the Minnesota franchise tax measured by net income (which could result in reduced distributions to certificateholders). Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to that a tax solely because of their interests in the constructive corporation. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay that a tax on all or a portion of the income from the constructive corporation.

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974 imposes requirements on employee benefit plans subject to ERISA and on persons who are fiduciaries with respect to the plans. Generally, ERISA applies to investments made by such plans. Among other requirements, ERISA mandates that the assets of plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those plans. ERISA also imposes duties on persons who are fiduciaries of the plans. Under ERISA, and subject to exemptions not relevant to this offering, any person who exercises any authority or control over the management or disposition of the assets of a plan is considered to be a fiduciary of the plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of plans be invested and managed for the exclusive benefit of plan participants and beneficiaries, a determination by the plan fiduciary that any investment is permitted under the governing plan instruments and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and some church plans (as defined in ERISA Section 3(33)), are not subject to ERISA.

Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described above and in the paragraphs below, subject to the provisions of applicable state law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules provided in Section 503 of the IRS code.

  In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the IRS code, prohibit a broad range of transactions involving plan assets and persons having specified relationships to a plan the parties in interest within the meaning of ERISA, and disqualified persons within the meaning of ERISA. These transactions are treated as prohibited transactions under Sections 406 and 407 of ERISA and excise taxes are imposed upon those persons by Section 4975 of the IRS code. An investment in the certificates by a plan might constitute prohibited transactions under the foregoing provisions unless an administrative exemption applies. In addition, if an investing plan's assets were deemed to include an interest in the assets of the loan pool and not merely an interest in the certificates, transactions occurring in the operation of the loan pool might constitute prohibited transactions unless an administrative exemption applies. Various exemptions which may be applicable to the acquisition and holding of the certificates or to the servicing and operation of the loan pool are noted in the paragraphs below.

  The Department of Labor has issued a regulation concerning the definition of what constitutes the assets of a plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan makes an equity investment will be deemed for purposes of ERISA to be assets of the investing plan unless some exceptions apply. However, the regulation provides that, generally, the assets of a corporation or partnership in which a plan invests will not be deemed for purposes of ERISA to be assets of that plan if the equity interest acquired by the investing plan is a publicly-offered security. A publicly-offered security, as defined under the regulation, is a security that is widely held, freely transferable, and registered under the Securities Exchange Act of 1934. The certificates are not expected to be publicly-offered securities under the terms of this regulation.

  Relief from the prohibited transaction rules of Section 406 and 407 of ERISA (and from the prohibited transaction excise tax provisions of Section 4975 of the IRS code) may be found under the provisions of specific statutory or administrative exemptive relief authorized under Section 408 of ERISA. In Prohibited Transaction Exemption 83-1, PTE 83-1, which amended PTE 81-7, the DOL exempted from ERISA's prohibited transaction rules transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of mortgage pool pass-through certificates in the initial issuance of the certificates. PTE 83-1 permits, subject to some conditions, transactions which might otherwise be prohibited between plans and parties in interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of some mortgage pool pass-through certificates representing an interest in the mortgage pools by plans. If the general conditions of PTE 83-1 are satisfied, investments by a plan in certificates that represent interests in a mortgage pool consisting of single family loans will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with parties in interest who are not fiduciaries) if the plan purchases the certificates at no more than fair market value, and will be exempt from the prohibitions of Section 406(b)(1) and (2) of ERISA (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the plan does not purchase more than 25 percent of the certificates, and at least 50 percent of all the certificates are purchased by persons independent of the pool sponsor or pool trustee. However, PTE 83-1 does not provide an exemption for transactions involving subordinate certificates or for certificates representing an interest in conditional sales loans and installment sales or loan agreements secured by housing like the loans.

  We cannot assure you that any of the exceptions provided in the regulation described in the paragraph above, PTE 83-1 or any other administrative exemption under ERISA, will apply to the purchase of certificates offered under this prospectus, and, as a result, an investing plan's assets could be considered to include an undivided interest in the home equity loans and any other assets held in the loan pool. If the assets of a loan pool are considered assets of an investing plan, Green Tree, the servicer, the trustee and other persons, in providing services on the loans, may be considered fiduciaries to the plan and subject to the fiduciary responsibility provisions of title I of ERISA and the prohibited transaction provisions of Section 4975 of the IRS code for transactions involving those assets unless a statutory or administrative exemption applies.

  Any plan fiduciary considering the purchase of a certificate should consult with its counsel about the potential applicability of ERISA and the IRS code to the investment. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

  PTE 95-60 exempts from ERISA's prohibited transaction rules transactions engaged in by insurance company general accounts in which an employee benefit plan has an interest if specified conditions are met. Additional exemptive relief is provided for plans to engage in transactions with persons who provide services to insurance company general accounts. PTE 95-60 also permits transactions relating to the origination and operation of asset pool investment trusts in which an insurance company general account has an interest as the result of the acquisition of certificates issued by the trust.

  PTE 95-60 will provide an exemption for transactions involving certificates representing interests in asset-backed pass-through trusts that consist of various receivables, loans and other obligations that meet the conditions and requirements of PTE 95-60. The receivables covered by PTE 95-60 include home equity installment sale loans and installment loan agreements such as the home equity loans in the loan pool. The exemption offered by PTE 95-60 is conditioned upon compliance with the requirements of one of several underwriter exemptions, other than compliance with the requirements that the certificates acquired by the general account not be subordinated and receive a rating that is in one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps or Fitch.

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of part 4 of title I of ERISA and Section 4975 of the IRS code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the IRS code, for transactions involving an insurance company general account. Under Section 401(c) of ERISA, the DOL published proposed regulations, Proposed 401(c) Regulations on December 22, 1997 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets constitute plan assets.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person will be subject to liability under part 4 of title I of ERISA and Section 4975 of the IRS code on the basis of a claim that the assets of an insurance company general account constitute plan assets, unless:

  (1) as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations; or

  (2) an action is brought by the Secretary of Labor for breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel about the applicability of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

                        LEGAL INVESTMENT CONSIDERATIONS

  No securities offered in this prospectus will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because none of the loans will be secured as required by SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the securities.

  There may be other restrictions on the ability of some investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. You should consult your own legal advisors in determining whether and to what extent the securities constitute legal investments.

                                    RATINGS

  It is a condition precedent to the issuance of any class of securities sold under this prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories, within which there may be sub-categories or gradations indicating relative standing. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any series of securities should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

  We may sell securities of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place securities directly to other purchasers or through agents. We intend that securities will be offered through various methods and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of these methods.

  The distribution of the securities may be effected in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

  If specified in the prospectus supplement relating to a series of securities, we or our affiliates may purchase some or all of one or more classes of securities of the series from the underwriter or underwriters at a price specified in the prospectus supplement. The purchaser may from time to time offer and sell, pursuant to this prospectus, some or all of the securities so purchased directly, through one or more underwriters to be designated at the time of the offering of the securities or through broker-dealers acting as agent or principal or both. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities of a series to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities of a series may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any underwriters or agents will be identified, and any compensation received from us will be described, in the prospectus supplement.

  Under pooling and servicing agreements which may be entered into by us, underwriters and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

  If indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by various institutions to purchase the securities from us under loans providing for payment and delivery on a future date. Institutions with which these loans may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases the institutions must be approved by us. The obligation of any purchaser under any loan will be subject to the condition that the purchaser of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject from purchasing the securities. The underwriters and other agents will not have responsibility for the validity or performance of the loans.

  The underwriters may, from time to time, buy and sell securities, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the securities. These types of transactions may include stabilizing, the purchase of securities to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

  Some of the underwriters and their associates may engage in transactions with and perform services for us in the ordinary course of business.

  The indenture trustee may, from time to time, invest the funds in the designated accounts in eligible investments acquired from the underwriters.

  Under each underwriting agreement, the closing of the sale of any class of securities subject thereto will be conditioned on the closing of the sale of all other classes.

  The place and time of delivery for the securities for which this prospectus is delivered will be set forth in the prospectus supplement.

                                 LEGAL MATTERS

  Some matters with respect to the validity of the certificates and the notes will be passed upon for us by our counsel identified in the applicable prospectus supplement. The validity of the certificates and the notes will be passed upon for the underwriters named in the related prospectus supplement by the counsel for the underwriters identified in the applicable prospectus supplement.

                                    EXPERTS

  The consolidated financial statements of Green Tree as of December 31, 1998 and for the year ended December 31, 1998, incorporated by reference in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Green Tree as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 are incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference in this prospectus, and upon the authority of KPMG Peat Marwick LLP as experts in accounting and auditing.

                                 GLOSSARY

  "Amount Available" for any distribution date, means generally the sum of payments on the loans due and received during the preceding month, prepayments and other unscheduled collections received during the preceding month, any amounts deposited for purchased loans, any interest rate cap payment, any guaranty payment, and all earnings from the investment of funds in the collection account, minus, for all distribution dates other than the
distribution date in     1999, all collections of principal on the consumer
product loans received during the preceding month up to and including the third business day prior to the preceding distribution date (but in no event later than the 10th day of the prior month).

  The "Formula Principal Distribution Amount" for any distribution date (but subject to the last sentence of this definition) will generally be equal to the sum of the following amounts for the related monthly period, in each case computed in accordance with the method specified in each loan:

  (1) all scheduled payments of principal due on each outstanding loan during the related monthly period;

  (2) all partial principal prepayments applied and all principal prepayments in full received during the related monthly period in respect of each loan;

  (3) the scheduled principal balance of each loan that became a liquidated loan during the related monthly period;

  (4) the scheduled principal balance of each loan which, during the related monthly period, was purchased by us as a result of a breach of a representation or warranty or by the servicer as a result of an uncured breach of a covenant under the sale and servicing agreement; and

  (5) for the distribution date in     1999, any remaining amounts on
      deposit in the pre-funding account. The formula principal distribution
      amount for the distribution date in     2029, will be the sum of the
      note principal balance and the certificate principal balance.

  "Liquidated Loan" means any defaulted loan as to which the servicer has determined that all amounts which it expects to recover from or on account of the loan through the date of disposition of the related real property have been recovered; provided that any defaulted loan for which the related real property has been realized upon and disposed of and proceeds of the disposition have been received shall be deemed to be a liquidated loan.

  "Purchased Loan" means a loan:

  (1) that we have become obligated to repurchase (or, under some circumstances, has elected to repurchase) as a result of an uncured breach by us of a representation or warranty made by us for the loan; or

  (2) that the servicer has become obligated to repurchase (or, under some circumstances, has elected to repurchase) as a result of an uncured breach of the covenants made by it for the loan.

  "Noteholders' Distributable Amount" means, for the distribution date, the sum of the noteholders' interest distributable amount and the noteholders' principal distributable amount.

  "Noteholders' Interest Distributable Amount" means, for the any distribution date, the sum of the noteholders' monthly interest distributable amount for the distribution date and the noteholders' interest carryover shortfall for the distribution date.

  "Noteholders' Monthly Interest Distributable Amount" means, for any distribution date, interest accrued for the related monthly interest period on each class of notes at the respective interest rate for that class on

  (1) the outstanding principal balance of the notes of that class; and

  (2) the aggregate unreimbursed principal liquidation losses of that class on each prior distribution date, in each case after giving effect to all payments of principal to the noteholders of that class on the immediately preceding distribution date.

  "Principal Liquidation Loss" means, for any distribution date and any class of notes, the amount by which the aggregate principal balance of that class and each junior class and the certificate principal balance (after giving effect to any principal liquidation losses imposed on such junior classes and certificates) exceeds the pool scheduled principal balance, after giving effect to all distributions of principal on that distribution date.

  "Principal Balance" means, for any determination date and any class of notes, the original principal balance of that class minus all amounts previously distributed for the principal of that class and minus any unreimbursed principal liquidation losses of that class.

  "Noteholders' Interest Carryover Shortfall" means, for any distribution date, the excess of the noteholders' monthly interest distributable amount for the preceding distribution date and any outstanding noteholders' interest carryover shortfall on the preceding distribution date, over the amount for the interest that is actually deposited in the note distribution account on the preceding distribution date, plus interest on the amount of interest due but not paid to noteholders on the preceding distribution date, to the extent permitted by law, at the respective interest rate for each class of notes for the applicable monthly interest period.

  "Noteholder's Principal Distributable Amount" means, for any distribution date, the sum of the noteholders' monthly principal distributable amount for the distribution date and the noteholders' unpaid principal shortfall as of the close of the preceding distribution date; provided, however, that the noteholders' principal distributable amount shall not exceed the outstanding principal balance of the notes, and provided further, that the noteholders' principal distributable amount on the final scheduled distribution date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the note distribution account on the distribution date and allocable to principal) to reduce the outstanding principal balances (including all unreimbursed principal liquidation losses) of all classes of notes to zero.

  "Noteholders' Monthly Principal Distributable Amount" means, for any distribution date, the noteholders' percentage of the formula principal distribution amount plus the aggregate unreimbursed principal liquidation losses of each class of notes.

  "Noteholders' Percentage" means, 100% until and including the distribution date on which the aggregate principal balance of the notes are paid in full and 0% thereafter.

  "Noteholders' Unpaid Principal Shortfall" means, as of the close of any distribution date, the excess of the noteholders' monthly principal distributable amount and any outstanding noteholders' unpaid principal shortfall from the preceding distribution date over the amount in respect of principal that is actually deposited in the note distribution account on the distribution date.

  "Certificateholders' Distributable Amount" means, for any distribution date, the sum of the certificateholders' interest distributable amount and the certificateholders' principal distributable amount.

  "Certificateholders' Interest Distributable Amount" means, for any distribution date, the sum of the certificateholders' monthly interest distributable amount for that distribution date and the certificateholders' interest carryover shortfall for that distribution date.

  "Certificateholders' Monthly Interest Distributable Amount" means, for any distribution date, interest accrued at the pass-through rate on:

  (1) the certificate principal balance; and

  (2) the aggregate unreimbursed certificate principal liquidation losses on each prior distribution date, in each case after giving effect to all payments of principal to the certificateholders on the immediately preceding distribution date.

  "Certificate Principal Liquidation Loss" means, for any distribution date, the amount by which the aggregate principal balance of the notes and the certificate principal balance exceeds the pool scheduled principal balance, after giving effect to all distributions of principal on that distribution date.

  "Certificate Principal Balance" equals, initially, $           (approximate)
and, thereafter, equals the original certificate principal balance, reduced by all amounts allocable to principal previously distributed to certificateholders minus any unreimbursed certificate principal liquidation losses.

  "Certificateholders' Interest Carryover Shortfall" means, for any distribution date, the excess of the certificateholders' monthly interest distributable amount for the preceding distribution date and any outstanding certificateholders' interest carryover shortfall on the preceding distribution date, over the amount in respect of interest at the pass-through rate that is actually deposited in the certificate distribution account on the preceding distribution date, plus interest on the excess, to the extent permitted by law, at the pass-through rate from the preceding distribution date to but excluding the current distribution date.

  "Certificateholders' Principal Distributable Amount" means, for any distribution date, the sum of the certificateholders' monthly principal distributable amount for that distribution date and the certificateholders' unpaid principal shortfall as of the close of the preceding distribution date; provided, however, that the certificateholders' principal distributable amount shall not exceed the certificate principal balance plus any unreimbursed certificate principal liquidation losses. In addition, on the final scheduled distribution date, the principal required to be deposited into the certificate distribution account shall not be less than the amount that is necessary (after giving effect to the other amounts to be deposited in the certificate distribution account on the distribution date and allocable to principal) to reduce to zero the certificate principal balance plus the unreimbursed certificate principal liquidation losses.

  "Certificateholders' Monthly Principal Distributable Amount" means, for any distribution date prior to the distribution date on which the notes are paid in full, zero; and for any distribution date commencing on the distribution date on which the notes are paid in full, the formula principal distribution amount (less, on the distribution date on which the notes are paid in full, the portion thereof payable on the notes).

  "Certificateholders' Unpaid Principal Shortfall" means, as of the close of any distribution date, the excess of the certificateholders' monthly principal distributable amount and any outstanding certificateholders' unpaid principal shortfall from the preceding distribution date, over the amount for the principal that is actually deposited in the certificate distribution account.

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  For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



[GreenTree Logo]



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                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   SEC registration fee.............................................. $1,112,000
   Blue Sky fees and expenses........................................     10,000
   Accountant's fee and expenses.....................................     40,000
   Attorneys' fees and expenses......................................    160,000
   Trustee's fees and expenses.......................................     20,000
   Printing and engraving expenses...................................    100,000
   Rating Agency fee.................................................    180,000
   Miscellaneous.....................................................     40,000
                                                                      ----------
       Total......................................................... $1,162,000
                                                                      ==========

Item 15. Indemnification of Directors and Officers

  Green Tree Financial Corporation is incorporated under the laws of Delaware.
Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where and officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

  The Certificate of Incorporation and Bylaws of Green Tree Financial Corporation provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

  Green Tree Financial Corporation maintains a directors' and officers' insurance policy.

  Pursuant to the form of Underwriting Agreement, a copy of which is incorporated by reference as Exhibit 1.1 hereto, the Underwriters will agree, subject to certain conditions, to indemnify the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

Item 16. Exhibits

   1.1 Proposed form of Underwriting Agreement (1)
   3.1 Certificate of Incorporation of Green Tree Financial Corporation (2)
   3.2 Restated By-Laws of Green Tree Financial Corporation (2)
   4.1 Form of Pooling and Servicing Agreement (REMIC) (3)
   4.2 Form of Sale and Servicing Agreement (4)

      4.3  Form of Trust Agreement (4)
      4.4  Form of Indenture between the Trust and the Indenture Trustee, including form of Note (4)
      4.5  Form of Pooling and Servicing Agreement (Grantor Trust) (5)
     *5.1  Opinion and consent of Dorsey & Whitney LLP with respect to legality
     *8.1  Opinion of Dorsey & Whitney with respect to tax matters
     12.1  Computation of Ratio of Earnings to Fixed Charges (6)
   **23.1  Consent of KPMG Peat Marwick LLP
   **23.2  Consent of PricewaterhouseCoopers LLP
     23.3  Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1)
     23.4  Consent of Dorsey & Whitney LLP (included as part of Exhibit 8.1)
     24.1  Power of attorney from officers and directors of the Registrant signed by an attorney-in-fact
           (included on page II-5)
     25.1  Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee
           (7)

--------

  *   Previously filed

 **   Filed herewith

 (1) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Registration Statement on Form S-3 (File No. 33-55853), as amended, which became effective on November 10, 1994.
 (2) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Registration Statement No. 333-52233.
 (3) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Current Report on Form 8-K dated March 18, 1999.
 (4) Incorporated by reference to the similarly numbered exhibit to the Registrant's Registration Statement No. 333-46457.
 (5) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Report on Form 8-K dated September 30, 1996.
 (6) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Annual Report on Form 10-K for the period ended December 31, 1998.
 (7) To be filed subsequently pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement;
       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on the 3rd day of June, 1999.

                                          Green Tree Financial Corporation

                                                  /s/ Rollin M. Dick
                                          By __________________________________
                                                      Rollin M. Dick
                                            Executive Vice President and Chief
                                                     Financial Officer

                               POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                         Title                Date

                                        Director and
               *                        President
-------------------------------------
          Thomas J. Kilian

                                        Director/Executive
       /s/ Rollin M. Dick               Vice President and     June 3, 1999
-------------------------------------    Chief Financial
           Rollin M. Dick                Officer (Principal
                                         Financial Officer)

                                        Senior Vice
               *                         President and Chief
-------------------------------------    Accounting Officer
           James S. Adams                (Principal
                                         Accounting Officer)

                                        Director
               *
-------------------------------------
         Stephen C. Hilbert

     /s/ Joel H. Gottesman                                      June 3, 1999



*By: ___________________________

        Joel H. Gottesman

       as Attorney-in-Fact

                               INDEX TO EXHIBITS

                                                                          Page
                                                                          ----
    1.1 Proposed form of Underwriting Agreement (1)
    3.1 Certificate of Incorporation of Green Tree (2)
    3.2 Restated By-Laws of Green Tree (2)
    4.1 Form of Pooling and Servicing Agreement (REMIC) (3)
    4.2 Form of Sale and Servicing Agreement (4)
    4.3 Form of Trust Agreement (4)
    4.4 Form of Indenture between the Trust and the Indenture Trustee, including form of
        Note (4)
    4.5 Form of Pooling and Servicing Agreement (Grantor Trust) (5)
   *5.1 Opinion and consent of Dorsey & Whitney LLP with respect to legality
   *8.1 Opinion of Dorsey & Whitney with respect to tax matters
   12.1 Computation of Ratio of Earnings to Fixed Charges (5)
 **23.1 Consent of KPMG Peat Marwick LLP
 **23.2 Consent of PricewaterhouseCoopers LLP
   23.3 Consent of Dorsey & Whitney LLP (included as part of Exhibit
        5.1)
   23.4 Consent of Dorsey & Whitney LLP (included as part of Exhibit
        8.1)
   24.1 Power of attorney from officers and directors of the Registrant signed by an
        attorney-in-fact (included on page II-4)
   25.1 Form of T-1 Statement of Eligibility under the Trust Indenture
        Act of 1939 of the
        Indenture Trustee (6)

-------

 *Previously filed.

**Filed herewith.
 (1) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Registration Statement on Form S-3 (File No. 33-55853), as amended, which became effective on November 10, 1994.
 (2) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Registration Statement No. 333-52233.
 (3) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Current Report on Form 8-K dated March 18, 1999.
 (4) Incorporated by reference to the similarly numbered exhibit to the Registrant's Registration Statement No. 333-46457.
 (5) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Report on Form 8-K dated September 30, 1996.
 (6) Incorporated by reference to the similarly numbered exhibit (unless otherwise indicated) to the Registrant's Annual Report on Form 10-K for the period ended December 31, 1998.
 (7) To be filed subsequently pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended